                                                                   EXHIBIT 10.28

                                   AGREEMENT
                                    BETWEEN
                       BELLSOUTH TELECOMMUNICATIONS INC.
                                      AND
                           KNOLOGY OF ALABAMA, INC.
                           KNOLOGY OF FLORIDA, INC.
                           KNOLOGY OF GEORGIA, INC.
                           KNOLOGY OF KENTUCKY, INC.
                        KNOLOGY OF NORTH CAROLINA, INC.
                        KNOLOGY OF SOUTH CAROLINA, INC.
                          KNOLOGY OF TENNESSEE, INC.

                               TABLE OF CONTENTS
                               -----------------

General Terms and Conditions
    1.  Purpose
    2.  Term of the Agreement
    3.  Ordering Procedures
    4.  Parity and Performance
    5.  White Pages Listings
    6.  Bona Fide Request/New Business Request Process for Further Unbundling
    7. Court Ordered Requests for Call Detail Records and Other Subscriber Information
    8.  Liability and Indemnification
    9.  Intellectual Property Rights and Indemnification
   10.  Treatment of Proprietary and Confidential Information
   11.  Assignments
   12.  Resolution of Disputes
   13.  Taxes
   14.  Force Majeure
   15.  Year 2000 Compliance
   16.  Modification of Agreement
   17.  Waivers
   18.  Governing Law
   19.  Notices
   20.  Implementation of Agreement
   21.  Filing of Agreement
   22.  Entire Agreement
   23.  Survival
   24.  Audits
   25.  Branding and Customer Contacts
   26.  Customer Information
   27.  Miscellaneous

Attachment 1 - Resale
Attachment 2 - Network Elements and Other Services
Attachment 3 - Network Interconnection
Attachment 4 - Vacant
Attachment 5 - Access to Numbers and Number Portability
Attachment 6 - Ordering and Provisioning
Attachment 7 - Billing and Billing Accuracy Certification
Attachment 8 - Vacant
Attachment 9 - Performance Measurements
Attachment 10- Agreement Implementation Template
Attachment 11- BellSouth Disaster Recovery Plan

                                           General Terms and Conditions - Part A
                                                                          Page 1

                                   AGREEMENT

     THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and Knology of Alabama, Inc., Knology of Florida, Inc., Knology of Georgia, Inc., Knology of Kentucky, Inc., Knology of North Carolina, Inc., Knology of South Carolina, Inc., and Knology of Tennessee, Inc., Delaware corporations (Hereinafter collectively referred to as "Knology"). This Agreement shall be deemed effective as of September 9, 2000. This Agreement may refer to either BellSouth or Knology or both as a "Party" or "Parties."

                              W I T N E S S E T H

     WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee; and

     WHEREAS, Knology of Alabama, Inc. is or seeks to become a competitive local exchange telecommunications company ("CLEC") authorized to provide telecommunications services in the State of Alabama; Knology of Florida, Inc. is or seeks to become a CLEC authorized to provide telecommunications services in the State of Florida; Knology of Georgia, Inc. is or seeks to become a CLEC authorized to provide telecommunications services in the State of Georgia; Knology of Kentucky, Inc. is or seeks to become a CLEC authorized to provide telecommunications services in the State of Kentucky; Knology of North Carolina, Inc. is or seeks to become a CLEC authorized to provide telecommunications services in the State of North Carolina; Knology of South Carolina, Inc. is or seeks to become a CLEC authorized to provide telecommunications services in the State of South Carolina; and Knology of Tennessee, Inc. is or seeks to become a CLEC authorized to provide telecommunications services in the State of Tennessee; and

     WHEREAS, the Parties wish to resell BellSouth's telecommunications services and/or interconnect their facilities, purchase network elements and other services, and exchange traffic specifically for the purposes of fulfilling their respective obligations pursuant to sections 251 and 252 of the Telecommunications Act of 1996 ("the Act").

     NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and Knology agree as follows:

1.   Purpose

     The Parties agree that the rates, terms and conditions contained within this Agreement, including all Attachments, comply and conform with each Parties' obligations under sections 251 and 252 of the Act. The resale, access and interconnection obligations contained herein enable Knology to provide competing local exchange service to residential and business subscribers within the territory of BellSouth. The Parties agree that Knology will not be considered to have offered telecommunications services to the public in any state within BellSouth's region until

                                           General Terms and Conditions - Part A
                                                                          Page 2

such time as it has ordered services for resale or interconnection facilities for the purposes of providing business and/or residential local exchange service to customers.

2.   Term of the Agreement

     2.1 The term of this Agreement shall be two (2) years, beginning on the Effective Date and shall apply to the State(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. If as of the expiration of this Agreement, a Subsequent Agreement (as defined in Section 2.2 below) has not been executed by the Parties, this Agreement shall continue on a month-to-month basis while a Subsequent Agreement is being negotiated. The Parties' rights and obligations with respect to this Agreement after expiration shall be as set forth in Section 2.4 below.

     2.2 The Parties agree that, by no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations with regard to the terms, conditions and prices of resale, access to network elements and/or local interconnection to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement"), which Subsequent Agreement will be for a term of at least two (2) years.

     2.3 If, within one hundred and thirty-five (135) days after commencing the negotiation referred to in Section 2.2 above, the Parties are unable to satisfactorily negotiate new resale, access to network elements and/or local interconnection terms, conditions and prices, either Party may petition the Commission for arbitration to establish appropriate local interconnection, access and/or resale arrangements pursuant to 47 U.S.C. 252. The Parties agree that, in such event, they shall encourage the Commission to issue its order regarding the appropriate local interconnection, access and/or resale arrangements no later than the expiration date of this Agreement. The Parties further agree that in the event the Commission does not issue its order prior to the expiration date of this Agreement, or if the Parties continue beyond the expiration date of this Agreement to negotiate the local interconnection, access and/or resale arrangements without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, will be effective retroactive to the day following the expiration date of this Agreement. Except as set forth in Section 2.4, below, until the date the Subsequent Agreement becomes effective, the Parties shall continue to be bound by the rates, terms and conditions of this Agreement, which shall remain in full force and effect until said date. Neither Party shall disrupt nor disturb the provision of services to the other Party during either the negotiation of, or the transition from this Agreement to, the Subsequent Agreement.

     2.4 Notwithstanding the foregoing, in the event that as of the date of expiration of this Agreement and conversion of this Agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and either
(i) no arbitration petition has been filed in accordance with Section 2.3 above, or (ii) the Parties have not mutually agreed (where permissible) to extend the arbitration window for petitioning the applicable Commission(s) for resolution of those terms upon which the Parties have not agreed, then either Party may terminate this Agreement upon sixty (60) days prior written notice to the other Party. In the event that BellSouth terminates

                                           General Terms and Conditions - Part A
                                                                          Page 3

this Agreement as provided above, BellSouth shall continue to provide services to Knology without interruption pursuant to the terms, conditions and rates set forth in BellSouth's Statement of Generally Available Terms (SGAT) to the extent an SGAT has been approved by the applicable Commission(s). If any state Commission has not approved a BellSouth SGAT, then upon BellSouth's termination of this Agreement as provided herein, BellSouth will continue to provide services without interruption to Knology pursuant to BellSouth's the version of the standard interconnection agreement then in effect and made available to CLECs requesting negotiations pursuant to Section 251 of the Act or at CLEC's election, pursuant to applicable BellSouth tariffs, or as otherwise agreed, or
(ii) to any Other Agreement adopted by Knology pursuant to Section 16 hereunder. In the event that an agreement between the Parties pursuant to the SGAT to BellSouth's standard interconnection agreement, or to BellSouth's tariffs, becomes effective as between the Parties, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreement shall be effective retroactive to the day following expiration of this Agreement; provided however, BellSouth may not charge Knology any non-recurring, termination or similar charges whatsoever for effecting the transition from this Agreement to the Subsequent Agreement, to BellSouth's standard agreement, to the SGAT or to BellSouth tariffs, or to any Other Agreement, as the case may be.

          2.4.1 Upon termination or expiration of this Agreement for any reason whatsoever, the Parties shall cooperate with one another and use their respective best reasonable commercial efforts to effectuate an orderly and efficient transition of the interconnection and/or access arrangements between Knology and BellSouth under this Agreement to comparable arrangements between Knology and any other carrier selected by Knology at its sole discretion.

3.   Ordering Procedures

     3.1 Knology shall provide BellSouth its Carrier Identification Code (CIC), Operating Company Number (OCN), Group Access Code (GAC) and Access Customer Name and Address (ACNA) code as applicable prior to placing its first order.

     3.2 The Parties agree to adhere to the BellSouth Business rules for Local Ordering -OSS99 and all other applicable ordering guides as may be found at http://www.interconnection.bellsouth.com/guides/guides/html to the extent
-----------------------------------------------------------
appropriate for the services ordered.

     3.3 Knology shall pay charges for Operational Support Systems (OSS) (i) as set forth in this Agreement in Attachment 1 and/or in Attachment 2, 3, 5 and 7 as applicable or (ii) if otherwise provided by the Commission or by applicable law at any time during the term of this Agreement in which case the Parties shall amend this Agreement pursuant to Section 16.

4.   Parity and Performance

     4.1 When Knology purchases, orders or obtains any telecommunications services for resale, from BellSouth, BellSouth warrants, covenants and represents that it shall provide said

                                           General Terms and Conditions - Part A
                                                                          Page 4

Services to Knology on a nondiscriminatory basis so that the Services are at least equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that BellSouth provides to itself, to its Affiliates, Subsidiaries, to any other telecommunications carrier or to any BellSouth End Users. BellSouth further warrants, covenants and represents that to the extent technically feasible, the quality of any Network Element prescribed to be unbundled by the FCC, as well as the quality of the access to such Network Element provided by BellSouth to Knology shall be at least equal in quality to that which BellSouth provides to itself. The quality of the BellSouth supplied interconnection between the networks of BellSouth and the network of Knology shall be at a level that is equal to that which BellSouth provides itself, a subsidiary, an Affiliate, or any other Party. The interconnection facilities shall be designed to meet the same technical criteria and service standards that are used within BellSouth's network and shall extend to a consideration of service quality as perceived by end users and service quality as perceived by BellSouth.

     4.2 BellSouth warrants, covenants and represents that at all times the Service(s), and each of them, will be provided and will operate, consistent with the criterion set forth in (i) this Agreement, (ii) any applicable BellSouth tariffs if dealing with resold services and (iii) as established by the Commission.

5.   White Pages Listings

     BellSouth shall provide Knology and their customers access to white pages directory listings under the following terms:

     5.1  Listings. Knology shall provide all new, changed and deleted listings
          --------
on a timely basis and BellSouth or its agent will include Knology residential, business and government customer listings in the appropriate alphabetical directories. Directory listings shown will make no distinction between Knology and BellSouth subscribers.

     5.2  Rates. Subscriber primary listing information in the White Pages shall
          -----
be provided to Knology at no charge other than applicable service order charges..

     5.3  Procedures for Submitting Knology Subscriber Information. These
          --------------------------------------------------------
procedures are found in BellSouth's Ordering Guide for manually processed listings and in the Local Exchange Ordering Guide for mechanically submitted listings.

     5.4  Unlisted/Non-Published Subscribers. Knology will be required to
          ----------------------------------
provide to BellSouth the names, addresses and telephone numbers coded appropriately of all Knology customers that wish to be omitted from directories.

     5.5  Inclusion of Knology Customers in Directory Assistance Database.
          ---------------------------------------------------------------
BellSouth will include and maintain Knology subscriber listings in BellSouth's Directory Assistance databases at no charge and Knology shall provide such Directory Assistance listings at no charge. BellSouth and Knology will formulate appropriate procedures regarding lead time, timeliness, format and content of listing information.

                                           General Terms and Conditions - Part A
                                                                          Page 5

     5.6  Listing Information Confidentiality. BellSouth will treat Knology's
          -----------------------------------
directory listing information with the same level of confidentiality that BellSouth treats its own directory listing information, and BellSouth shall limit access to Knology's customer proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings.

     5.7  Optional Listings. Additional listings and optional listings will be
          -----------------
offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff.

     5.8  Delivery. BellSouth or its agent shall deliver directories to Knology
          --------
subscribers in accordance with prevailing standards.


6.   Bona Fide Request/New Business Request Process for Further Unbundling

     6.1 If Knology is a facilities based provider or a facilities based and resale provider, this section shall apply. BellSouth shall, upon request of Knology, (i) provide to Knology access to any of BellSouth's Network Elements which the FCC has ordered to be unbundled at any technically feasible point on BellSouth's network for the provision of Knology's telecommunications service, and, (ii) with respect to any other non-proprietary Network Elements not required to be unbundled by the FCC, provide Knology access thereto where failure to provide access would impair (i.e. lack of an element would materially diminish) the ability of Knology to provide services that it seeks to offer; provided however, BellSouth shall have no obligation to provide Knology access to any proprietary Network Element unless such provision is necessary for Knology to provide services that it seeks to offer. A Network Element shall be considered to be proprietary if BellSouth has invested resources to develop proprietary information or functionalities that are protected by patent, copyright or trade secret law. In the event the Parties are unable to agree that failure to provide a particular non-proprietary Network Element will impair the ability of Knology to provide services it seeks to offer, or that a Proprietary Network Element is necessary for Knology to provide services it seeks to offer, such failure to agree shall be deemed a dispute pursuant to Section 12 - Resolution of Disputes - of these Terms and Conditions. For those products and services that have been made available to other CLECs, such services shall be made available to Knology on the same rates, terms and conditions through an amendment to this Agreement.

     6.2 A Bona Fide Request/New Business Request shall be submitted in writing to Knology's Account Manager by Knology and shall specifically identify the requested service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include Knology's designation of the request as being (i) pursuant to the Act or (ii) pursuant to the needs of the business.

                                           General Terms and Conditions - Part A
                                                                          Page 6

7.   Court Ordered Requests for Call Detail Records and Other Subscriber
Information

     7.1 To the extent technically feasible, BellSouth maintains and shall maintain call detail records for Knology end users for limited time periods and may respond to subpoenas and court ordered requests for this information. BellSouth shall maintain such information for Knology end users for the same length of time it maintains such information for its own end users.

     7.2 BellSouth, to the extent permitted by law, may respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to Knology end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request.

     7.3 Knology agrees that in cases where Knology receives subpoenas or court ordered requests for call detail records for targeted telephone numbers belonging to Knology end users, Knology will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.

     7.4 In cases where the timing of the response to the law enforcement agency prohibits Knology from having the subpoena or court ordered request redirected to BellSouth by the law enforcement agency, Knology will furnish the official request to BellSouth for providing the call detail information. BellSouth will provide the call detail records to Knology and bill Knology for the information. Knology agrees to reimburse BellSouth for the call detail information provided.

     7.5 Knology will provide Knology end user and/or other customer information that is available to Knology in response to subpoenas and court orders for Knology customer records. BellSouth will redirect subpoenas and court ordered requests for Knology end user and/or other customer information to Knology for the purpose of providing this information to the law enforcement agency.

8.   Liability and Indemnification

     The terms and conditions of this Section 8, Liability and Indemnification, have been adopted pursuant to 47 U.S.C. 252 (I) from Section XIV, Liability and Indemnification, of the Interconnection Agreement between BellSouth Telecommunications, Inc. and Tritel Communications, Inc. dated March 16, 1999, and incorporated herein by this reference. The terms and conditions of this
Section 8 shall expire on March 15, 2001. No later than ninety (90) days prior to the expiration of this section the Parties shall commence good faith negotiations to enter into an agreement to govern this section. If agreement on this section cannot be reached by the expiration of this section, the Parties will submit the dispute to the Commission for arbitration or Carrier may adopt an applicable provision from another approved interconnection agreement pursuant to 47 U.S.C. 252 (i).

                                           General Terms and Conditions - Part A
                                                                          Page 7

9.   Intellectual Property Rights and Indemnification

     9.1  No License. No patent, copyright, trademark or other proprietary right
          ----------
is licensed, granted or otherwise transferred by either Party pursuant to this Agreement. Each Party is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any name, service mark or trademark of the other Party.

     9.2  Ownership of Intellectual Property. Any intellectual property which
          ----------------------------------
originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for the right to use services provided to one another under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

     9.3  Indemnification. The Party providing a service pursuant to this
          ---------------
Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with
Section 8 of this Agreement.

     9.4  Claim of Infringement. In the event that use of any facilities or
          ---------------------
equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

          9.4.1 modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

          9.4.2    obtain a license sufficient to allow such use to continue.

          9.4.3 In the event 9.4.1 or 9.4.2 are commercially unreasonable, then said Party may, discontinue, upon reasonable notice, the provision of the services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim. In said event, the providing Party shall exercise its best reasonable commercial efforts to mitigate the effect of such discontinuation on the receiving Party.

     9.5  Exception to Obligations. Neither Party's obligations under this
          ------------------------
Section to the other Party ("Indemnitee") shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or

                                           General Terms and Conditions - Part A
                                                                          Page 8

facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing if used alone; or (iii) conformance to specifications of the indemnitee which would necessarily result in infringement or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

     9.6  Exclusive Remedy. The foregoing shall constitute the Parties' sole
          ----------------
and exclusive remedies and obligations with respect to a third Party claim of intellectual property infringement arising under this Agreement.

10.  Treatment of Proprietary and Confidential Information

     10.1 Proprietary and Confidential Information: Defined. It may be necessary
          ----------------------------------------
for BellSouth and Knology, each as the "Discloser," to provide to the other Party, as "Recipient," certain proprietary and confidential information (including trade secret information) including but not limited to technical, financial, marketing, staffing and business plans and information, strategic information, proposals, request for proposals, specifications, drawings, prices, costs, procedures, processes, business systems, software programs, techniques, customer account data, call detail records and like information (collectively the Discloser's "Information"). All Information shall be provided to Recipient in written or other tangible or electronic form, clearly marked with a confidential and proprietary notice. Information orally or visually provided to Recipient must be designated by Discloser as confidential and proprietary at the time of such disclosure and must be reduced to writing marked with a confidential and proprietary notice and provided to Recipient within thirty (30) calendar days after such oral or visual disclosure.

     10.2 Use and Protection of Information. Recipient shall use the Information
          ---------------------------------
solely or the purpose(s) of performing this Agreement and Recipient shall protect Information from any use, distribution or disclosure except as permitted hereunder. Recipient will use the same standard of care to protect Information as Recipient uses to protect its own similar confidential and proprietary information, but not less than a reasonable standard of care. Recipient may disclose Information solely to the Authorized Representatives of the Recipient who (a) have a substantive need to know such Information in connection with performance of the Agreement; (b) have been advised of the confidential and proprietary nature of the Information; and (c) have personally agreed in writing to protect from unauthorized disclosure all confidential and proprietary information, of whatever source, to which they have access in the course of their employment. "Authorized Representatives" are the officers, directors and employees of Recipient and its Affiliates, as well as Recipient's and its Affiliates' consultants, contractors, counsel and agents. " Affiliates" means any company that is owned in whole or in part, now or in the future, directly or indirectly through a subsidiary, by a Party hereto.

     10.3 Ownership. Copying & Return of Information. Information remains at all
          ---------
times the property of Discloser. Recipient may make tangible or electronic copies, notes, summaries or extracts of Information only as necessary for use as authorized herein. All such tangible or electronic copies, notes, summaries or extracts must be marked with the same confidential and proprietary notice as appears on the original. Upon Discloser's request, all or any requested

                                           General Terms and Conditions - Part A
                                                                          Page 9

portion of the Information (including, but not limited to, tangible and electronic copies, notes, summaries or extracts of any information) will be promptly returned to Discloser or destroyed and Recipient will provide Discloser with written certification stating that such Information has been returned or destroyed.

     10.4 Exceptions. Discloser's Information does not include: (a) any
          ----------
information publicly disclosed by Discloser; (b) any information Discloser in writing authorizes Recipient to disclose without restriction; (c) any information already lawfully known to Recipient at the time it is disclosed by the Discloser, without an obligation to keep confidential; or (d) any information Recipient lawfully obtains from any source other than Discloser, provided that such source lawfully disclosed and/or independently developed such information. If Recipient is required to provide Information to any court or government agency pursuant to written court order, subpoena, regulation or process of law, Recipient must first provided Discloser with prompt written notice of such requirement and cooperate with Discloser to appropriately protect against or limit the scope of such disclosure. To the fullest extent permitted by law, Recipient will continue to protect as confidential and proprietary all Information disclosed in response to a written court order, subpoena, regulation or process of law.

     10.5 Equitable Relief. Recipient acknowledges and agrees that any breach or
          ----------------
threatened breach of this Agreement is likely to cause Discloser irreparable harm for which money damages may not be an appropriate or sufficient remedy. Recipient therefore agrees that Discloser or its Affiliates, as the case may be, are entitled to receive injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement. Such remedy is not the exclusive remedy for any breach or threatened breach of this Agreement, but is in addition to all other rights and remedies available at law or in equity.

     10.6 Survival of Confidentiality Obligations. The Parties' rights and
          ---------------------------------------
obligations under this Section 10 shall survive and continue in effect until two
(2) years after the expiration or termination date of this Agreement with regard to all Information exchanged during the term of this Agreement. Thereafter, the Parties' rights and obligations hereunder survive and continue in effect with respect to any Information that is a trade secret under applicable law.

11.  Assignments

     Any unpermitted assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate of that Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

                                           General Terms and Conditions - Part A
                                                                         Page 10

 12.     Resolution of Disputes

         Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party, in addition to all other remedies, (i) may petition the Commission for any dispute and (ii) shall petition the Commission for a resolution of any dispute within the Commission's exclusive jurisdiction. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.

 13.     Taxes

         13.1 Definition. For purposes of this Section, the terms "taxes" and
              ----------
"fees" shall mean include but not be limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights-of-way, whether designated as franchise fees or otherwise) which are imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefore.

         13.2 Taxes and Fees Imposed Directly On Either Providing Party or
              ------------------------------------------------------------
Purchasing Party.
----------------

              13.2.1 Taxes and fees imposed on the providing Party, which are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

              13.2.2 Taxes and fees imposed on the purchasing Party, which are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

         13.3 Taxes and Fees Imposed on Purchasing Party But Collected And
              ------------------------------------------------------------
Remitted By Providing Party.
---------------------------

              13.3.1 Taxes and fees imposed on the purchasing Party shall be borne by the purchasing Party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing Party.

              13.3.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

              13.3.3 If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party,

                                           General Terms and Conditions - Part A
                                                                         Page 11

stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefore, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party shall have the right, at its own expense, to contest the same in good faith, in its own name or on the providing Party's behalf. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

              13.3.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

              13.3.5 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

              13.3.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

              13.3.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a governmental authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

         13.4 Taxes and Fees Imposed on Providing Party But Passed On To
              ----------------------------------------------------------
Purchasing Party.
----------------

              13.4.1 Taxes and fees imposed on the providing Party, which are permitted or required to be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

              13.4.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

              13.4.3 If the purchasing Party disagrees with the providing Party's determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the

                                           General Terms and Conditions - Part A
                                                                         Page 12

imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retain responsibility for determining whether and to what extent any such taxes or fees are applicable. The providing Party shall further retain responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party's expense. In the event that such contest must be pursued in the name of the providing Party, the providing Party shall permit the purchasing Party to pursue the contest in the name of the providing Party and the providing Party shall have the opportunity to participate fully in the preparation of such contest.

              13.4.4. If after consultation in accordance with the preceding Section, the purchasing Party does not agree with the providing Party's final determination as to the application or basis of a particular tax or fee, and if the providing Party, after receipt of a written request by the purchasing Party to contest the imposition of such tax or fee with the imposing authority, fails or refuses to pursue such contest or to allow such contest by the purchasing Party, the purchasing Party may utilize the dispute resolution process outlined in Section 8 of this Agreement. Utilization of the dispute resolution process shall not relieve the purchasing Party from liability for any tax or fee billed by the providing Party pursuant to this subsection during the pendency of such dispute resolution proceeding. In the event that the purchasing Party prevails in such dispute resolution proceeding, it shall be entitled to a refund in accordance with the final decision therein. Notwithstanding the foregoing, if at any time prior to a final decision in such dispute resolution proceeding the providing Party initiates a contest with the imposing authority with respect to any of the issues involved in such dispute resolution proceeding, the dispute resolution proceeding shall be dismissed as to such common issues and the final decision rendered in the contest with the imposing authority shall control as to such issues.

              13.4.5 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

              13.4.6 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

              13.4.7 Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

              13.4.8 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which

                                           General Terms and Conditions - Part A
                                                                         Page 13

a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

         13.5 Mutual Cooperation. In any contest of a tax or fee by one Party,
              ------------------
the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

 14.     Force Majeure

         In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall promptly use diligent efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease, provided further, that neither Party shall be required to compensate the other for Services or Service not performed as a result of such causes.

15.      Year 2000 Compliance

         Each Party warrants that it has implemented a program the goal of which is to ensure that all software, hardware and related materials (collectively called "Systems") delivered, connected with BellSouth or supplied in the furtherance of the terms and conditions specified in this Agreement: (i) will record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and calendar dates falling on or before December 31, 1999; and (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

16.      Modification of Agreement

         16.1 BellSouth shall make available, pursuant to 47 USC (S) 252(i) and the FCC rules and regulations regarding such availability, to Knology, selected at its sole option, election, and discretion (i) any interconnection, service(s), Network Element(s), or any combination thereof (said interconnection, service(s), network element(s), or combinations collectively referred to herein as

                                           General Terms and Conditions - Part A
                                                                         Page 14

"Other Terms") provided under any other agreement filed and approved pursuant to 47 USC (S) 252 ("Other Agreement"), or (ii) the rates, terms, and conditions of any such Other Agreement in their entirety. Upon Knology's election of the foregoing alternative (i) all rates, terms and conditions that are interrelated or negotiated in exchange for such Other Terms shall be included in said Other Terms and this Agreement. The Parties shall execute an amendment to adopt such Other Terms or Other Agreement. Provided, however, the adopted Other Terms or Other Agreement, as the case may be, shall only apply to the same states in which said Other Agreement had been filed and approved pursuant to 47 USC
Section 252; provided, further, except as otherwise required by the Act, the term of the amendment or replacement, as the case may be, is to be deemed coterminous with the term of such Other Agreement.

         16.2 If Knology changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of Knology to notify BellSouth of said change and the Parties shall promptly execute an amendment to this Agreement, if necessary, to reflect said change.

         16.3 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

         16.4 Execution of this Agreement by either Party does not confirm or imply that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 or with the effect of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

         16.5 In the event that any final and nonappealable legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of Knology or BellSouth to perform any material terms of this Agreement, Knology or BellSouth may, on thirty (30) days' written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 12 of the General Terms and Conditions -Part A of this Agreement.

         16.6 If any provision of this Agreement, or the application of such provision to either Party, shall be held invalid or unenforceable, the remainder of the Agreement, or the application of any such provision to the remainder of this Agreement other than those provisions to which it is held invalid, shall not be affected thereby. Provided, however, the Parties shall attempt to reformulate such invalid or unenforceable provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

 17.     Waivers

                                           General Terms and Conditions - Part A
                                                                         Page 15

         A failure or delay of either Party to enforce any of the provisions hereof, to exercise option which is herein provided, or to require performance of any of the provisions hereof shall no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all the provisions of this Agreement.

 18.     Governing Law

         This Agreement shall be governed by, and construed and enforced in accordance with, laws of the State of Georgia, without regard to its conflict of laws principles.

 19.     Notices

         19.1 Every notice, consent, approval, or other communications required contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail, address to:

                           BellSouth Telecommunications, Inc.
                           CLEC Account Team
                           9/th/ Floor
                           600 North 19/th/ Street
                           Birmingham, Alabama 35203

                           and

                           General Attorney - COU
                           Suite 4300
                           675 W. Peachtree St.
                           Atlanta, GA 30375

                           KNOLOGY Holdings, Inc.
                           1201 O.G. Skinner Drive
                           West Point, Georgia 31833
                           Attn: Chad Wachter, Esq.
                                 Vice President & General Counsel
                           (Telephone) (706) 634-2663
                           (Facsimile) (706) 645-0148
                           (E-mail) cwachter@knology.com

                                           General Terms and Conditions - Part A
                                                                         Page 16

                           with a copy to:

                           Walt Sapronov, Esq.
                           Gerry, Friend & Sapronov, LLP
                           Three Ravinia Drive, Suite 1450
                           Atlanta, Georgia 30346
                           (Telephone) (770) 399-9500
                           (Facsimile) (770) 395-0000
                           (E-mail) wsapronov@gfslaw.com

         or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

         19.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

         19.3 BellSouth shall provide Knology notice via Internet posting of price changes and of changes to the terms and conditions of services available for resale.


20.      Implementation of Agreement

         If Knology is a facilities based provider or a facilities based and resale provider, this section shall apply. Within 60 days of the execution of this Agreement, the Parties will adopt a schedule for the implementation of the Agreement. The schedule shall state with specificity time frames for submission of including but not limited to, network design, interconnection points, collocation arrangement requests, pre-sales testing and full operational time frames for the business and residential markets. An implementation template to be used for the implementation schedule is contained in Attachment 10 of this Agreement.

21.      Filing of Agreement

         Upon execution of this Agreement, BellSouth shall promptly file it with the appropriate state regulatory agency pursuant to the requirements of Section 252 of the Act. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, Knology shall be responsible for publishing the required notice and the publication and/or notice costs shall be borne by Knology.

22.      Entire Agreement

         This Agreement, together with its preamble, recitals and all Attachments and attached Schedules, incorporated herein by this reference, sets forth the entire understanding and supersedes prior agreements between the Parties relating to the subject matter contained herein

                                           General Terms and Conditions - Part A
                                                                         Page 17

and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby. In the event of any conflict between the term(s) of this Agreement and those of an applicable tariff, the terms of this Agreement shall control.

23.      Survival.

         The following provisions are intended to survive the expiration or termination, for any reason whatsoever, of this Agreement for a period two (2) years following the date of expiration or termination: Section 8 (Liability and Indemnification), Section 9 (Intellectual Property Rights and Indemnification),
Section 10 (Treatment of Proprietary and Confidential Information), Section 13 (Taxes), Section 24 (Audits) and any other provision which, by its terms or any reasonable interpretation thereof, is intended to survive.

24.     Audits.

         The following audit procedures shall apply:

         24.1 Subject to BellSouth's reasonable security requirements and except as may be otherwise specifically provided in this Agreement. Knology may audit BellSouth's books, records, and other documents once in each contract year for the purpose of evaluating the accuracy of BellSouth's billing and invoicing. Knology may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed on by the Parties no later than thirty
(30) days after notice thereof to BellSouth.

         24.2 BellSouth shall promptly correct any billing error that is revealed in an audit, including making refund of any overpayment by Knology in the form of a credit on the invoice for this first full billing cycle after the Parties have agreed upon the accuracy of the audit results. Any disputes concerning audit results shall be resolved pursuant to the dispute resolution procedures described in Section 12 of this Part A of the Agreement.

         24.3 BellSouth shall cooperate fully in any such audit, providing reasonable access to any and all appropriate BellSouth employees and books, records and other documents reasonably necessary to access the accuracy of BellSouth bills.

         24.4 Knology may audit BellSouth's books, records and other documents more than once during any contract year if the previous audit found uncorrected net variances or errors in invoices in BellSouth's favor with an aggregate value of at least two percent (2%) of the amounts payable by Knology for the services and elements or combinations provided during the period covered by the audit.

                                           General Terms and Conditions - Part A
                                                                         Page 18

         24.5 Audits shall be at Knology's expense, subject to reimbursement by BellSouth in the event that an audit finds an adjustment in the charges paid or payable by Knology hereunder by an amount that is greater than ten percent (10%) of the aggregate charges for the services and elements during the period covered by the audit.

         24.6 Upon (i) the discovery by BellSouth of overcharges not previously reimbursed to Knology; or (ii) the resolution of disputed audits, BellSouth shall promptly reimburse Knology the amount of any overpayment times the highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily for the number of days from the date of overpayment to and including the date that payment is actually made. In no event, however, shall interest be assessed on any previously assessed or accrued late payment charges.

         24.7 This Section 24 shall survive expiration or termination of this Agreement for a period of two (2) years after expiration or termination, for any reason whatsoever, of this Agreement.

 25.     Branding and Customer Contacts

         25.1 In all cases of operator and directory assistance services Knology provides using services provided by BellSouth for Knology under this Agreement, BellSouth shall, where technically feasible, at Knology's sole discretion and expense, brand any and all such services at the front-end point of customer contact exclusively as Knology services, or as Knology may otherwise specify, or be provided with no brand at all, as Knology shall determine in accordance with
Section 10 of Attachment 2 to this Agreement.

         25.2 Knology shall provide the exclusive interface to Knology subscribers, except as Knology shall otherwise specify. In those instances where Knology requests BellSouth personnel to interface with Knology subscribers, such BellSouth personnel shall inform the Knology subscribers that they are representing Knology, or such brand as Knology may specify.

         25.3 All forms, business cards or other business materials furnished by BellSouth to Knology subscribers shall bear no corporate name, logo, trademark or trade name.

         25.4 Neither Party will disparage or make any disparaging, derogatory or defamatory statements whatsoever concerning the other Party (or the services provided by the other Party) to any of the other Party's end-users or other customers or prospective customers. BellSouth shall not solicit Knology end users as a result of Knology submitting a Local Service Request to BellSouth for services ordered via the terms and conditions of this Agreement.

26.      Customer Information

         Each Party shall fully comply with all Customer Proprietary Network Information ("CPNI") and carrier information set forth in Section 222 of the Act and the FCC's rules and regulations implementing, or promulgated under, Section 222 of the Act.

                                           General Terms and Conditions - Part A
                                                                         Page 19

27. Miscellaneous

         27.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and which together shall constitute a single Agreement. A facsimile copy of a Party's execution of this Agreement shall be valid and binding upon the Party and must be followed as soon as practicable thereafter by the original version of such execution.

         27.2 The Parties are independent contractors and nothing herein shall be construed to imply that they are partners, joint venturers or agents of one another.

         27.3 Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

         27.4 Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide any person not a Party or proper assignee or successor hereunder with any remedy, claim, liability, reimbursement, cause of action, or other privilege arising under or relating to this Agreement.

         27.5 This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

         27.6 The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

         27.7 Pronouns used herein shall be construed as masculine, feminine, or neuter, and both singular and plural, as the context may require, and the term "person" shall include an individual, corporation, association, partnership, trust, and other organization.

         27.8 Capitalized terms used but not otherwise defined in this Agreement have the meaning set forth in Part B of the General Terms and Conditions of this Agreement or (if not defined therein) the meanings set forth in the Act. All other terms, whether capitalized or not, have their customary meanings in accordance with ordinary usage in the telecommunications industry.

                                           General Terms and Conditions - Part A
                                                                         Page 20



         IN WITNESS WHEREOF, the Parties have caused their duly appointed representatives to execute this Agreement the day and year above first written.

BellSouth Telecommunications, Inc.                     Knology of Alabama, Inc.

     Original Signed                                        Original Signed
----------------------------                           -------------------------
Signature                                              Signature

     C. W. Boltz                                            Chad S. Wachter
----------------------------                           -------------------------
Name                                                   Name

     Managing Director                                      General Counsel & VP
----------------------------                           -------------------------
Title                                                  Title

     11/30/00                                               11/16/00
----------------------------                           -------------------------
Date                                                   Date

                                                       Knology of Florida, Inc.


                                                            Original Signed
                                                       -------------------------
                                                       Signature

                                                            Chad S. Wachter
                                                       -------------------------
                                                       Name

                                                            General Counsel & VP
                                                       -------------------------
                                                       Title

                                                            11/16/00
                                                       -------------------------
                                                       Date

                                           General Terms and Conditions - Part A
                                                                         Page 21

                                                       Knology of Georgia, Inc.


                                                            Original Signed
                                                       -------------------------
                                                       Signature

                                                            Chad S. Wachter
                                                       -------------------------
                                                       Name

                                                            General Counsel & VP
                                                       -------------------------
                                                       Title

                                                            11/16/00
                                                       -------------------------
                                                       Date

                                                       Knology of Kentucky, Inc.


                                                            Original Signed
                                                       -------------------------
                                                       Signature


                                                            Chad S. Wachter
                                                       -------------------------
                                                       Name


                                                            General Counsel & VP
                                                       -------------------------
                                                       Title


                                                            11/16/00
                                                       -------------------------
                                                       Date

                                           General Terms and Conditions - Part A
                                                                         Page 22

                                                 Knology of North Carolina, Inc.

                                                      Original Signed
                                                 ------------------------------
                                                 Signature

                                                      Chad S. Wachter
                                                 ------------------------------
                                                 Name

                                                      General Counsel & VP
                                                 ------------------------------
                                                 Title

                                                      11/16/00
                                                 ------------------------------
                                                 Date

                                                 Knology of South Carolina, Inc.

                                                      Original Signed
                                                 ------------------------------
                                                 Signature

                                                      Chad S. Wachter
                                                 ------------------------------
                                                 Name

                                                      General Counsel & VP
                                                 ------------------------------
                                                 Title

                                                      11/16/00
                                                 ------------------------------
                                                 Date

                                           General Terms and Conditions - Part A
                                                                         Page 23

                                                  Knology of Tennessee, Inc.

                                                       Original Signed
                                                 ------------------------------
                                                  Signature

                                                       Chad S. Wachter
                                                 ------------------------------
                                                  Name

                                                       General Counsel & VP
                                                 ------------------------------
                                                  Title

                                                       11/16/00
                                                 ------------------------------
                                                  Date

                                           General Terms and Conditions - Part A

                                           General Terms and Conditions - Part B
                                                                         Page 25

                                   Definitions

Affiliate is defined as a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or equivalent thereof) of more than 10 percent.

Centralized Message Distribution System is the Telcordia (formerly BellCore) administered national system, based in Kansas City, Missouri, used to exchange Exchange Message Interface (EMI) formatted data among host companies.

Commission is defined as the appropriate regulatory agency in each of BellSouth's nine state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

Daily Usage File is the compilation of messages or copies of messages in standard Exchange Message Interface (EMI) format exchanged from BellSouth to a CLEC.

Environmental Hazard is defined as (i) a release, discharge, leak, spill or disposal (collectively referred to hereafter as "release") of Hazardous Material has occurred on premises or property that is related to the performance of this Agreement and that such affected material or media is demonstrated through applicable or appropriate testing method to require remediation or removal as determined by all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, county, city or any other political subdivision in which the release has occurred, and any other jurisdiction over the release, including any applicable federal and state case law and common law interpreting any of the foregoing; or (ii) any event involving, or exposure to, Hazardous Materials which poses risks to human health, safety or the environment (including, without limitation indoor or outdoor environment(s) and is regulated under any applicable laws or regulations as described in subsection (i) above.

Exchange Message Interface is the nationally administered standard format for the exchange of data among the Exchange Carriers within the telecommunications industry.

Information Service means the offering of a capability for generating, acquiring, storing, transforming, processing, retrieving, utilizing, or making available information via telecommunications, and includes electronic publishing, but does not include any use of any such capability for the management, control, or operation of a telecommunications system or the management of a telecommunications service.

Intercompany Settlements (ICS) is the revenue associated with charges billed by a company other than the company in whose service area such charges were incurred. ICS on a national level includes third number and credit card calls and is administered by Telcordia (formerly BellCore)'s Calling Card and Third Number Settlement System (CATS). Included is traffic that originates in one Regional Bell Operating Company's (RBOC) territory and bills in another RBOC's territory.

                                           General Terms and Conditions - Part B
                                                                         Page 26

Intermediary function is defined as the delivery of traffic from Knology; a CLEC other than Knology or another telecommunications carrier through the network of BellSouth or Knology to an end user of Knology; a CLEC other than Knology or another telecommunications carrier.

Local Interconnection is defined as 1) the delivery of local traffic to be terminated on each Party's local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; 2) the LEC network features, functions, and capabilities set forth in this Agreement; and 3) Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

Local Traffic is defined as any circuit switched call that is originated by an end user of one Party and terminated to an end user of the other Party within a given LATA on that other Party's network, except for those calls that are originated or terminated through switched access arrangements as established by the ruling regulatory body. Additionally, Local Traffic includes any cross boundary, voice-to-voice intrastate, interLATA or interstate, interLATA calls between specific wire centers established as a local call by the ruling regulatory body. As clarification of this definition and for reciprocal transport and termination compensation, Local Traffic does not include dial-up traffic that originates from or is directed to or through an enhanced service provider or information service provider ("ISP Traffic"). As further clarification, Local Traffic does not include calls that do not transmit information of the user's choosing.

Message Distribution is routing determination and subsequent delivery of message data from one company to another. Also included is the interface function with CMDS, where appropriate.

Multiple Exchange Carrier Access Billing ("MECAB") means the document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF:), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions ("ATIS") and by Telcordia (formerly BellCore) as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

Network Element is defined to mean a facility or equipment used in the provision of a telecommunications service. Such term includes, but is not limited to, all features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service. BellSouth offers access to all of its Network Elements, including without limitation, unbundled loops; network interface device; sub-loop elements; local switching; transport; tandem switching; operator systems; signaling; access to call-related databases; operation support systems and dark fiber, all as set forth in Attachment 2 of this Agreement.

Non-Intercompany Settlement System (NICS) is the Telcordia (formerly BellCore) system that calculates non-intercompany settlements amounts due from one company to another within the same RBOC region. It includes credit card, third number and collect messages.

                                           General Terms and Conditions - Part B
                                                                         Page 27

Percent of Interstate Usage (PIU) is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate "non-intermediary" minutes of use, including interstate minutes of use that are forwarded due to service provider number portability less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The denominator includes all "non-intermediary", local, interstate, intrastate, toll and access minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services.

Percent Local Usage (PLU) is defined as a factor to be applied to intrastate terminating minutes of use. The numerator shall include all "non-intermediary" local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate toll, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

Person is defined as meaning any individual, partnership, limited liability company or partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, business unit, division or other entity of whatever nature.

Revenue Accounting Office (RAO) Status Company is a local exchange company/alternate local exchange company that has been assigned a unique RAO code. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

Service Control Points ("SCPs") are defined as databases that store information and have the ability to manipulate data required to offer particular services.

Signal Transfer Points ("STPs") are signaling message switches that interconnect Signaling Links to route signaling messages between switches and databases. STPs enable the exchange of Signaling System 7 ("SS7") messages between switching elements, database elements and STPs. STPs provide access to various BellSouth and third Party network elements such as local switching and databases.

Signaling links are dedicated transmission paths carrying signaling messages between carrier switches and signaling networks. Signal Link Transport is a set of two or four dedicated 56 kbps transmission paths between Knology designated Signaling Points of Interconnection that provide a diverse transmission path and cross connect to a BellSouth Signal Transfer Point.

Telecommunications means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

Telecommunications Service means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

                                           General Terms and Conditions - Part B
                                                                         Page 28


Telecommunications Act of 1996 means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47, U.S.C. Section 1 et. seq.), (as amended, the "Act").

                                                                    Attachment 1
                                                                       Exhibit F
                          BELLSOUTH/CLEC-1 RATES                    Rates Page 1
                               ODUF/EODUF

                                                                                                              RATES BY STATE
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                USOC      AL          FL         GA          KY         LA
------------------------------------------------------------------------------------------------------------------------------------
ODUF/EODUF/CMDS
------------------------------------------------------------------------------------------------------------------------------------
ODUF:   Recording, per message                              N/A   $  0.0002  $  0.008  $  0.0001275  $ 0.0008611 $  0.00019
------------------------------------------------------------------------------------------------------------------------------------
ODUF:   Message Processing, per message                     N/A   $  0.0033  $  0.004  $  0.0082548  $ 0.0032357 $   0.0024
------------------------------------------------------------------------------------------------------------------------------------
EODUF:  Message Processing, per message                     N/A   $   0.004  $  0.004  $  0.0034555  $     0.004 $    0.004
------------------------------------------------------------------------------------------------------------------------------------
ODUF:   Message Processing, per magnetic tape provisioned   N/A   $   55.19  $  54.95  $      28.85  $     55.68 $    47.30
------------------------------------------------------------------------------------------------------------------------------------
EODUF:  Message Processing, per magnetic tape provisioned   N/A          NA        NA            NA           NA         NA
------------------------------------------------------------------------------------------------------------------------------------
ODUF:   Data Transmission (CONNECT:DIRECT), per message     N/A   $ 0.00004 $   0.001  $  0.0000434  $ 0.0000365  $ 0.00003
------------------------------------------------------------------------------------------------------------------------------------
EODUF:  Data Transmission (CONNECT:DIRECT), per message     N/A          NA        NA            NA           NA         NA
------------------------------------------------------------------------------------------------------------------------------------
* Volume and term arrangements are also available.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                       MS          NC            SC      TN
-------------------------------------------------------------------------------------------------------------
ODUF/EODUF/CMDS
-------------------------------------------------------------------------------------------------------------
ODUF:   Recording, per message                               $ 0.0001179   $  0.0003  $ 0.0002862  $ 0.008
-------------------------------------------------------------------------------------------------------------
ODUF:   Message Processing, per message                      $ 0.0032089   $ 0 .0032  $ 0.0032344  $ 0.004
-------------------------------------------------------------------------------------------------------------
EODUF:  Message Processing, per message                      $     0.004   $   0.004  $     0.004  $ 0.004
-------------------------------------------------------------------------------------------------------------
ODUF:   Message Processing, per magnetic tape provisioned    $     54.62   $   54.61  $     54.72  $ 54.95
-------------------------------------------------------------------------------------------------------------
EODUF:  Message Processing, per magnetic tape provisioned             NA          NA           NA       NA
-------------------------------------------------------------------------------------------------------------
ODUF:   Data Transmission (CONNECT:DIRECT), per message      $ 0.0000354   $ 0.00004  $ 0.0000357  $ 0.001
-------------------------------------------------------------------------------------------------------------
EODUF:  Data Transmission (CONNECT:DIRECT), per message               NA          NA           NA       NA
-------------------------------------------------------------------------------------------------------------
* Volume and term arrangements are also available.
-------------------------------------------------------------------------------------------------------------

NOTES:
If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the parties upon request by either party.
------------------------------------------------------------------------------------------------------------------------------------

                                 Attachment 1


                                    Resale

                                                                    Attachment 1
                                                                          Page 2

                               TABLE OF CONTENTS

1.   DISCOUNT RATES................................................            3

2.   DEFINITION OF TERMS...........................................            3

3.   GENERAL PROVISIONS............................................            3

4.   BELLSOUTH'S PROVISION OF SERVICES TO KNOLOGY..................            7

5.   MAINTENANCE OF SERVICES.......................................            8

6.   ESTABLISHMENT OF SERVICE......................................            9

7.   PAYMENT AND BILLING ARRANGEMENTS..............................           10

8.   DISCONTINUANCE OF SERVICE.....................................           13

9.   LINE INFORMATION DATABASE (LIDB)..............................           14

10.  RAO HOSTING 14

11.  OPTIONAL DAILY USAGE FILE (ODUF)..............................           15

12.  ENHANCED OPTIONAL DAILY USAGE FILE (EODUF)....................           15

Exhibit A - Applicable Discounts/OSS Rates.........................           16

Exhibit B - Resale Restrictions....................................           19

Exhibit C - Line Information Database (LIDB) Storage Agreement.....           21

Exhibit D - Optional Daily Usage File (ODUF).......................           29

Exhibit E - Enhanced Option Daily Usage File (EODUF)...............           33

Exhibit F - ODUF/EODUF/CMDS Rates..................................   Rate Table

                                                                    Attachment 1
                                                                          Page 3


                                    RESALE

 1.       Discount Rates

          The discount rates applied to Knology purchases of BellSouth Telecommunications Services for the purpose of resale shall be as set forth in Exhibit A. Such discounts have been determined by the applicable Commission to reflect the costs avoided by BellSouth when selling a service for wholesale purposes.

 2.       Definition of Terms

 2.1 COMPETITIVE LOCAL EXCHANGE COMPANY (CLEC) means a telephone company certificated by the Commission to provide local exchange service within BellSouth's franchised area.

 2.2 CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

 2.3 DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by BellSouth.

 2.4      END USER means the ultimate user of the Telecommunications Service.

 2.5 END USER CUSTOMER LOCATION means the physical location of the premises where an End User makes use of the telecommunications services.

 2.6 NEW SERVICES means functions, features or capabilities that are not currently offered by BellSouth. This includes packaging of existing services or combining a new function, feature or capability with an existing service.

 2.7 RESALE means an activity wherein a certificated CLEC, such as Knology, subscribes to the telecommunications services of BellSouth and then offers those telecommunications services to the public.

 3.       General Provisions

 3.1 All of the negotiated rates, terms and conditions set forth in this Attachment pertain to the resale of BellSouth's retail telecommunications services and other services specified in this Attachment. Subject to effective and applicable FCC

                                                                    Attachment 1
                                                                          Page 4

          and Commission rules and orders, BellSouth shall make available to Knology for resale those telecommunications services BellSouth makes available, pursuant to its General Subscriber Services Tariff and Private Line Services Tariff, to customer who are not telecommunications carriers. Such services shall be available at BellSouth's tariffed rates less the discount set forth in Exhibit A to this Agreement and subject to the exclusions and limitations set forth in Exhibit B to this Agreement.

 3.2 Knology may purchase resale services from BellSouth for their own use in operating their business. The resale discount will apply to those services under the following conditions:

 3.2.1    Knology must resell services to other End Users.

 3.2.2 Knology must order services through resale interfaces, i.e., the Local Carrier Service Center (LCSC) and/or appropriate Resale Account Teams pursuant to Section 3 of the General Terms and Conditions.

 3.2.3 Knology cannot be a competitive local exchange telecommunications company for the single purpose of selling to themselves.

 3.3 Knology will be the customer of record for all services purchased from BellSouth. Except as specified herein, BellSouth will take orders from, bill and receive payment from Knology for said services.

 3.4 Knology will be BellSouth's single point of contact for all services purchased pursuant to this Agreement. BellSouth shall have no contact with the End User except to the extent provided for herein. Each Party shall provide to the other a toll-free contact number for purposes of repair and maintenance.

 3.5 BellSouth will continue to bill the End User for any services that the End User specifies it wishes to receive directly from BellSouth. BellSouth maintains the right to serve directly any End User within the service area of Knology. BellSouth will continue to market directly its own telecommunications products and services and in doing so may establish independent relationships with End Users of Knology. Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party.

 3.5.1 When a subscriber of Knology or BellSouth elects to change his/her carrier to the other party, both parties agree to release the subscriber's service to the other party concurrent with the due date of the service order, which shall be established based on the standard interval for the subscriber's requested service as set forth in BellSouth Product and Services Interval Guide.

 3.5.2 BellSouth and Knology will refrain from contacting subscribers who have placed or whose selected carrier has placed on their behalf an order to change his/her

                                                                    Attachment 1
                                                                          Page 5

          service provider from BellSouth or Knology to the other party until such time that the order for service has been completed.

 3.6 Current telephone numbers may normally be retained by the End User and are assigned to the service furnished. However, neither Party nor the End User has a property right to the telephone number or any other call number designation associated with services furnished by BellSouth, and no right to the continuance of service through any particular central office. BellSouth reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever BellSouth deems it necessary to do so in the conduct of its business and in accordance with BellSouth practices and procedures on a nondiscriminatory basis.

 3.7 For the purpose of the resale of BellSouth's telecommunications services by Knology, BellSouth will provide Knology with on line access to telephone numbers for reservation on a first come first served basis. Such reservations of telephone numbers, on a pre-ordering basis shall be for a period of ninety (90) days. Knology acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC) and in such instances BellSouth may request that Knology cancel its reservations of numbers. Knology shall comply with such request.

 3.8 Further, upon Knology's request, and for the purpose of the resale of BellSouth's telecommunications services by Knology, BellSouth will reserve up to 100 telephone numbers per CLLIC, for Knology's sole use. Such telephone number reservations shall be valid for ninety (90) days from the reservation date. Knology acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances BellSouth shall use its best efforts to reserve for a ninety (90) day period a sufficient quantity of Knology's reasonable need in that particular CLLIC.

 3.9 Service is furnished subject to the condition that it will not be used for any unlawful purpose.

 3.10 Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

 3.11 BellSouth can refuse service when it has grounds to believe that service will be used in violation of the law.

 3.12 BellSouth will cooperate with law enforcement agencies with subpoenas and court orders relating to Knology's End Users, pursuant to Section 7 of the General Terms and Conditions.

                                                                    Attachment 1
                                                                          Page 6

 3.13 If Knology or its End Users utilize a BellSouth resold telecommunications service in a manner other than that for which the service was originally intended as described in BellSouth's retail tariffs, Knology has the responsibility to notify BellSouth. BellSouth will only provision and maintain said service consistent with the terms and conditions of the tariff describing said service.

 3.14 Facilities and/or equipment utilized by BellSouth to provide service to Knology remain the property of BellSouth.

 3.15 White page directory listings for Knology End Users will be provided in accordance with Section 5 of the General Terms and Conditions.

 3.16 BellSouth provides electronic access to customer record information. Access is provided through the Local Exchange Navigation System (LENS) and the Telecommunications Access Gateway (TAG). Customer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. In addition, Knology shall provide to BellSouth access to customer record information including electronic access where available. Otherwise, upon request by BellSouth Knology shall provide paper copies of customer record information within a reasonable period of time. Customer Record Information is equivalent to but not limited to the type of customer specific information contained in CRIS and RSAG. The Parties agree not to view, copy, or otherwise obtain access to the customer record information of any customer without that customer's permission, and further agrees that Knology and BellSouth will obtain access to customer record information only in strict compliance with applicable laws, rules, or regulations of the State in which the service is provided.

 3.17 All costs incurred by BellSouth to develop and implement operational interfaces shall be recovered from CLECs who utilize the interfaces. Charges for use of Operational Support Systems (OSS) shall be as set forth in Exhibit A of this Attachment.

 3.18 Where available to BellSouth's End Users, BellSouth shall provide the following telecommunications services at a discount to allow for voice mail services:

          . Message Waiting Indicator ("MWI"), stutter dialtone and message waiting light feature capabilities

          .    Call Forward Busy Line ("CF/B")

          .    Call Forward Don't Answer ("CF/DA")

          Further, BellSouth messaging services set forth in BellSouth's Messaging Service Information Package shall be made available for resale without the wholesale discount.

                                                                    Attachment 1
                                                                          Page 7

 3.19 BellSouth shall provide branding for, or shall unbrand, voice mail services for Knology per the Bona Fide Request/New Business Request process as set forth in Section 6 of the General Terms and Conditions.

 3.20 BellSouth's Inside Wire Maintenance Service Plan is available for resale at rates, terms and conditions as set forth by BellSouth and without the wholesale discount.

 3.21 If Knology requires a special assembly, Knology shall pay the costs incurred by BellSouth for providing the requested special assembly. BellSouth will provide the costs to Knology prior to providing the service. Such costs could include both recurring and non-recurring charges and shall not be subject to the wholesale discount but shall exclude any cost attributable to any marketing, billing collection or other costs that will be avoided by BellSouth in providing service to Knology .

 3.22 BellSouth shall provide 911/E911 for Knology customers in the same manner that it is provided to BellSouth customers. BellSouth shall provide and validate Knology customer information to the PSAP. BellSouth shall use its service order process to update and maintain, on the same schedule that it uses for its customers, the Knology customer service information in the ALI/DMS (Automatic Location Identification/Location Information) databases used to support 911/E911 services.

 3.23 BellSouth shall bill, and Knology shall pay, the End User line charge associated with implementing Number Portability as set forth in BellSouth's FCC No. 1 tariff. This charge is not subject to the wholesale discount.

 3.24 Pursuant to 47 CFR Section 51.617, BellSouth will bill to Knology, and Knology shall pay, End User common line charges identical to the End User common line charges BellSouth bills its End Users.



 4.       BellSouth's Provision of Services to Knology

 4.1      Resale of BellSouth services shall be as follows:

 4.1.1 The resale of telecommunications services shall be limited to users and uses conforming to the class of service restrictions.

 4.1.2 Hotel and Hospital PBX services are the only telecommunications services available for resale to Hotel/Motel and Hospital End Users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Payphone Service Provider (PSP) customers. Shared Tenant Service customers can only be sold those local exchange access services available in BellSouth's A23 Shared Tenant Service

                                                                    Attachment 1
                                                                          Page 8

          Tariff in the states of Florida, Georgia, North Carolina and South Carolina, and in A27 in the states of Alabama, Kentucky, Louisiana, Mississippi and Tennessee.

 4.1.3 BellSouth reserves the right to periodically audit services purchased by Knology to establish authenticity of use. Such audit shall not occur more than once in a calendar year. Knology shall make any and all records and data available to BellSouth or BellSouth's auditors on a reasonable basis. BellSouth shall bear the cost of said audit. Any information provided by Knology for purposes of such audit shall be deemed Confidential Information pursuant to the General Terms and Conditions of this Agreement.

 4.2 Subject to Exhibit B hereto, resold services can only be used in the same manner as specified in BellSouth's Tariffs. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual End User of BellSouth in the appropriate section of BellSouth's Tariffs. Specific tariff features (e.g. a usage allowance per month) shall not be aggregated across multiple resold services.

 4.3 Knology may resell services only within the specific service area as defined in its certificate of operation approved by the Commission.



 5.       Maintenance of Services

 5.1 Knology will adopt and adhere to the standards contained in the applicable CLEC Work Center Operational Understanding Agreement regarding maintenance and installation of service.

 5.2 Services resold pursuant to this Attachment and BellSouth's General Subscriber Service Tariff and Private Line Service Tariff and facilities and equipment provided by BellSouth shall be maintained by BellSouth.

 5.3 Knology or its End Users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by BellSouth except with the written consent of BellSouth.

 5.4 Knology accepts responsibility to notify BellSouth of situations that arise that may result in a service problem.

 5.5 Knology will contact the appropriate repair centers in accordance with procedures established by BellSouth.

 5.6 For all repair requests, Knology shall adhere to BellSouth's prescreening guidelines prior to referring the trouble to BellSouth.

                                                                    Attachment 1
                                                                          Page 9

 5.7 BellSouth will bill Knology for handling troubles that are found not to be in BellSouth's network pursuant to its standard time and material charges. The standard time and material charges will be no more than what BellSouth charges to its retail customers for the same services.

 5.8 BellSouth reserves the right to contact Knology's End Users, if deemed necessary, for maintenance purposes.


 6.    Establishment of Service

 6.1 After receiving certification as a local exchange company from the appropriate regulatory agency, Knology will provide the appropriate BellSouth service center the necessary documentation to enable BellSouth to establish a master account for Knology's resold services. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable. When necessary deposit requirements are met, as described in Section 6.6 below, BellSouth will begin taking orders for the resale of service.

 6.2   Service orders will be in a standard format designated by BellSouth.

 6.3 Knology shall provide to BellSouth a blanket letter of authorization ("LOA") certifying that Knology will have End User authorization prior to viewing the End User's customer service record or switching the End User's service. BellSouth will not require End User confirmation prior to establishing service for Knology's End User customer. Knology must, however, be able to demonstrate End User authorization upon request.

 6.4 BellSouth will accept a request directly from the End User for conversion of the End User's service from Knology to BellSouth or will accept a request from another CLEC for conversion of the End User's service from Knology to such other CLEC. Upon completion of the conversion BellSouth will notify Knology that such conversion has been completed.

 6.5 If BellSouth determines that an unauthorized change in local service to Knology has occurred, BellSouth will reestablish service with the appropriate local service provider and will assess Knology as the CLEC initiating the unauthorized change, the unauthorized change charge described in F.C.C. Tariff No. 1, Section 13 or applicable state tariff. Appropriate nonrecurring charges, as set forth in Section A4 of the General Subscriber Service Tariff, will also be assessed to Knology. These charges can be adjusted if Knology provides satisfactory proof of authorization.

                                                                    Attachment 1
                                                                         Page 10

 6.6 BellSouth reserves the right to secure the account with a suitable form of security deposit, unless satisfactory credit has already been established.

 6.6.1 Such security deposit shall take the form of cash for cash equivalent, an irrevocable Letter of Credit or other forms of security acceptable to BellSouth. Any such security deposit may be held during the continuance of the service as security for the payment of any and all amounts accruing for the service.

 6.6.2 If a security deposit is required, such security deposit shall be made prior to the inauguration of service.

 6.6.3 Such security deposit shall be two months' estimated billing.

 6.6.4 The fact that a security deposit has been made in no way relieves Knology from complying with BellSouth's regulations as to advance payments and the prompt payment of bills on presentation nor does it constitute a waiver or modification of the regular practices of BellSouth providing for the discontinuance of service for non-payment of any sums due BellSouth.

 6.6.5 BellSouth reserves the right to increase the security deposit requirements when, in its reasonable judgment, changes in Knology's financial status so warrant and/or gross monthly billing has increased beyond the level initially used to determine the security deposit.

 6.6.6 In the event service to Knology is terminated due to Knology's default on its account, any security deposits held will be applied to Knology's account.

 6.6.7 Interest on a cash or cash equivalent security deposit shall accrue and be paid in accordance with the terms in the appropriate BellSouth tariff.

 7.    Payment And Billing Arrangements

 7.1 Prior to submitting orders to BellSouth for local service, a master account must be established for Knology. Knology is required to provide the following before a master account is established: proof of PSC/PUC certification, the Application for Master Account, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable.

 7.2 BellSouth shall bill Knology on a current basis all applicable charges and credits.

 7.3 Payment of all charges will be the responsibility of Knology. Knology shall make payment to BellSouth for all services billed. BellSouth is not responsible for payments not received by Knology from Knology's End User. BellSouth will not become involved in billing disputes that may arise between Knology and its End

                                                                    Attachment 1
                                                                         Page 11

         User. Payments made to Bellsouth as payment on account will be credited to an accounts receivable master account and not to an End User's account.

 7.4 BellSouth will render bills each month on established bill days for each of Knology's accounts.

 7.5 BellSouth will bill Knology in advance for all services to be provided during the ensuing billing period except charges associated with service usage, which will be billed in arrears. Charges will be calculated on an individual End User account level, including, if applicable, any charge for usage or usage allowances. BellSouth will also bill Knology, and Knology will be responsible for and remit to BellSouth, all charges applicable to resold services including but not limited to 911 and E911 charges, End Users common line charges, federal subscriber line charges, telecommunications relay charges (TRS), and franchise fees.

 7.6 The payment will be due by the next bill date (i.e., same date in the following month as the bill date) and is payable in immediately available funds. Payment is considered to have been made when received by BellSouth.

 7.6.1 If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment charge, as set forth in section 7.8 following, shall apply.

 7.6.2 If Knology requests multiple billing media or additional copies of bills, BellSouth will provide these at an appropriate charge to Knology.

 7.6.3   Billing Disputes

 7.6.3.1 Each Party agrees to notify the other Party upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin:

 7.6.3.2 If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management for each of the respective Parties for resolution. If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution.

                                                                    Attachment 1
                                                                         Page 12

7.6.3.3 If the dispute is not resolved within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

7.6.3.4 If a Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this Attachment. If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. BellSouth shall only assess interest on previously assessed late payment charges in a state where it has authority pursuant to its tariffs.

7.7 Upon proof of tax exempt certification from Knology, the total amount billed to Knology will not include any taxes due from the End User to reflect the tax exempt certification and local tax laws. Knology will be solely responsible for the computation, tracking, reporting, and payment of taxes applicable to Knology's End User.

7.8 If any portion of the payment is received by BellSouth after the payment due date as set forth preceding, or if any portion of the payment is received by BellSouth in funds that are not immediately available to BellSouth, then a late payment charge shall be due to BellSouth. The late payment charge shall be the portion of the payment not received by the payment due date times a late factor and will be applied on a per bill basis. The late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff or Section B2 of the Private Line Service Tariff, as applicable. Knology will be charged a fee for all returned checks as set forth in Section to A2 of the General Subscriber Services Tariff or in applicable state law.

7.9 Any switched access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, BellSouth.

7.10 BellSouth will not perform billing and collection services for Knology as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group within BellSouth.

7.11 In general, BellSouth will not become involved in disputes between Knology and Knology's End User customers relating to resold services. If a dispute does arise that cannot be settled without the involvement of BellSouth, Knology shall contact the designated Service Center for resolution. BellSouth will assist in the resolution of the dispute and will work with Knology to resolve the matter in as

                                                                    Attachment 1
                                                                         Page 13

        timely a manner as possible. Knology may be required to submit documentation to substantiate the claim.


 8.     Discontinuance of Service

 8.1    The procedures for discontinuing service to an End User are as follows:

 8.1.1 BellSouth will deny service to Knology's End User on behalf of, and at the request of, Knology. Upon restoration of the End User's service, restoral charges will apply and will be the responsibility of Knology.

 8.1.2 At the request of Knology, BellSouth will disconnect a Knology End User customer.

 8.1.3 All requests by Knology for denial or disconnection of an End User for nonpayment must be in writing.

 8.1.4 Knology will be made solely responsible for notifying the End User of the proposed disconnection of the service.

 8.1.5 BellSouth will continue to process calls made to the Annoyance Call Center and will advise Knology when it is determined that annoyance calls are originated from one of its End User's locations. BellSouth shall be indemnified, defended and held harmless by Knology and/or the End User against any claim, loss or damage arising from providing this information to Knology. It is the responsibility of Knology to take the corrective action necessary with its End Users who make annoying calls. (Failure to do so will result in BellSouth's disconnecting the End User's service.)

 8.1.6 BellSouth may disconnect and reuse facilities when the facility is in a denied state and BellSouth has received an order to establish new service or transfer of service from an End User or an End User's CLEC at the same address served by the denied facility.

 8.2    The procedures for discontinuing service to Knology are as follows:

 8.2.1 BellSouth reserves the right to suspend or terminate service in the event of prohibited, unlawful or improper use of the facilities or service, abuse of the facilities, or any other violation or noncompliance by Knology of the rules and regulations of BellSouth's Tariffs.

 8.2.2 BellSouth reserves the right to suspend or terminate service for nonpayment. If payment of account is not received by the bill day in the month after the original bill day, BellSouth may provide written notice to Knology, that additional applications for service will be refused and that any pending orders for service

                                                                    Attachment 1
                                                                         Page 14

        will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition BellSouth may, at the same time, provide written notice to the person designated by Knology to receive notices of noncompliance that BellSouth may discontinue the provision of existing services to Knology, if payment is not received by the thirtieth day following the date of the notice.

 8.2.3 In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

 8.2.4 If BellSouth does not discontinue the provision of the services involved on the date specified in the thirty (30) days notice and Knology's noncompliance continues, nothing contained herein shall preclude BellSouth's right to discontinue the provision of the services to Knology without further notice.

 8.2.5 Upon discontinuance of service on a Knology account, service to Knology's End Users will be denied. BellSouth will also reestablish service at the request of the End User or Knology upon payment of the appropriate connection fee and subject to BellSouth's normal application procedures. Knology is solely responsible for notifying the End User of the proposed disconnection of the service.

 8.2.6 If within fifteen (15) days after an End User's service has been denied no contact has been made in reference to restoring service, the End User's service will be disconnected.

 9.     Line Information Database (LIDB)

 9.1 BellSouth will store in its Line Information Database (LIDB) records relating to service only in the BellSouth region. The LIDB Storage Agreement is included in this Attachment as Exhibit C.

 9.2 BellSouth will provide LIDB Storage upon written request to Knology Account Manager stating requested activation date.

 10.    RAO Hosting

 10.1   RAO Hosting is not required for resale in the BellSouth region.

                                                                    Attachment 1
                                                                         Page 15
 11.    Optional Daily Usage File (ODUF)

 11.1 The Optional Daily Usage File conditions is (ODUF) Agreement with terms and included in this Attachment as Exhibit D. Rates for ODUF are as set forth in Exhibit F of this Attachment.

 11.2 BellSouth will provide Optional Daily Usage File (ODUF) service upon written request to its Account Manager stating requested activation date.


 12.    Enhanced Optional Daily Usage File (EODUF)

 12.1 The Enhanced Optional Daily Usage File (EODUF) service Agreement with terms and conditions is included in this Attachment as Exhibit E. Rates for EODUF are as set forth in Exhibit F of this Attachment.

 12.2 BellSouth will provide Enhanced Optional Daily Usage File (EODUF) service upon written request to its Account Manager stating requested activation date.

                                                                    Attachment 1
                                                                         Page 16
                                                                       Exhibit A

                             APPLICABLE DISCOUNTS

The telecommunications services available for purchase by Knology for the purposes of resale to Knology End Users shall be available at the following discount off of the retail rate. If Knology cancels an order for telecommunications services for the purpose of resale, any costs incurred by BellSouth in conjunction with the provisioning of that order will be recovered in accordance with the applicable sections of the GSST and the PLST.

                                   DISCOUNT*
                                   ---------
     ---------------------------------------------------------------------------
                STATE             RESIDENCE         BUSINESS           CSAs***
                -----             ---------         --------           -------
     ---------------------------------------------------------------------------
               ALABAMA             16.3%             16.3%
     ---------------------------------------------------------------------------
               FLORIDA             21.83%            16.81%
     ---------------------------------------------------------------------------
               GEORGIA             20.3%             17.3%
     ---------------------------------------------------------------------------
               KENTUCKY            16.79%            15.54%
     ---------------------------------------------------------------------------
              LOUISIANA            20.72%            20.72%             9.05%
     ---------------------------------------------------------------------------
             MISSISSIPPI           15.75%            15.75%
     ---------------------------------------------------------------------------
            NORTH CAROLINA         21.5%             17.6%
     ---------------------------------------------------------------------------
            SOUTH CAROLINA         14.8%             14.8%              8.98%
     ---------------------------------------------------------------------------
             TENNESSEE**           16%               16%
     ---------------------------------------------------------------------------

* When a CLEC provides Resale service in a cross boundary area (areas that are part of the local serving area of another state's exchange) the rates, regulations and discounts for the tariffing state will apply. Billing will be from the serving state.

** In Tennessee, if Knology provides its own operator services and directory services, the discount shall be 21.56%. Knology must provide written notification to BellSouth within thirty (30) days prior to providing its own operator services and directory services to qualify for the higher discount rate of 21.56%.

*** Unless noted in this column, the discount for Business will be the applicable discount rate for CSAs.

                                                                    Attachment 1
                                                                         Page 17
                                                                       Exhibit A

                    OPERATIONAL SUPPORT SYSTEMS (OSS) RATES

BellSouth has developed and made available the following mechanized systems by which Knology may submit LSRs electronically.

           LENS                  Local Exchange Navigation System
           EDI                   Electronic Data Interchange
           TAG                   Telecommunications Access Gateway


LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic ordering charge as specified in the Table below. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (mail, fax, courier, etc.) will incur a manual order charge as specified in the table below:

--------------------------------------------------------------------------------
   OPERATIONAL               Electronic                       Manual
                             ----------                       ------
     SUPPORT
  SYSTEMS (OSS)       Per LSR received from the     Per LSR received from the
      RATES            CLEC by one of the OSS      CLEC by means other than one
                       interactive interfaces         of the OSS interactive
                                                            interfaces
--------------------------------------------------------------------------------
  OSS LSR Charge                $3.50                         $19.99
--------------------------------------------------------------------------------
       USOC                     SOMEC                         SOMAN
--------------------------------------------------------------------------------

Note: In addition to the OSS charges, applicable discounted service order and related discounted charges apply per the tariff.

Denial/Restoral OSS Charge
--------------------------

In the event Knology provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.

Cancellation OSS Charge
-----------------------

Knology will incur an OSS charge for an accepted LSR that is later canceled by Knology.

                                                                    Attachment 1
                                                                         Page 18
                                                                       Exhibit A

Note: Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

Threshold Billing Plan
----------------------

Knology will incur the mechanized rate for all LSRs, both mechanized and manual, if the percentage of mechanized LSRs to total LSRs meets or exceeds the threshold percentages shown below:

         Year                   Ratio: Mechanized/Total LSRs

         2000                               80%

         2001                               90%


The threshold plan will be discontinued in 2002.

BellSouth will track the total LSR volume for each CLEC for each quarter. At the end of that time period, a Percent Electronic LSR calculation will be made for that quarter based on the LSR data tracked in the LCSC. If this percentage exceeds the threshold volume, all of that CLEC's future manual LSRs for the following quarter will be billed at the mechanized LSR rate. To allow time for obtaining and analyzing the data and updating the billing system, this billing change will take place on the first day of the second month following the end of the quarter (e.g. May 1 for 1Q, Aug 1 for 2Q, etc.). There will be no adjustments to the amount billed for previously billed LSRs.

                                                                    Attachment 1
                                                                         Page 19
                                                                       Exhibit B

                          Exclusions and Limitations
                       On Services Available for Resale

------------------------------------------------------------------------------------------------------------------------------------
                                    AL                   FL                    GA                   KY                  LA
     Type of Service      ----------------------------------------------------------------------------------------------------------
                             Resale  Discount      Resale Discount       Resale Discount      Resale Discount      Resale Discount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 1   Grandfathered            Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          Yes      Yes
     Services (Note 1)
------------------------------------------------------------------------------------------------------------------------------------
 2   Contract Service         Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          Yes      Yes
     Arrangements
------------------------------------------------------------------------------------------------------------------------------------
 3   Promotions - * 90        Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          Yes      Yes
     Days(Note 2)
------------------------------------------------------------------------------------------------------------------------------------
 4   Promotions - ** 90       Yes       No           Yes     No            Yes    No           Yes     No           Yes      No
     Days (Note 2)
------------------------------------------------------------------------------------------------------------------------------------
 5   Lifeline/Link Up         Yes       Yes          Yes     Yes           Yes    Yes         Note 4  Note 4        Yes      Yes
     Services
------------------------------------------------------------------------------------------------------------------------------------
 6   911/E911 Services        Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          No       No
------------------------------------------------------------------------------------------------------------------------------------
 7   N11 Services             Yes       Yes          Yes     Yes           Yes    Yes          No      No           No       No
------------------------------------------------------------------------------------------------------------------------------------
 8   AdWatch(SM) Svc          Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          Yes      Yes
     (See Note 6)
------------------------------------------------------------------------------------------------------------------------------------
 9   MemoryCall(R)            Yes       No           Yes     No            Yes    No           Yes     No           Yes      No
     Service
------------------------------------------------------------------------------------------------------------------------------------
10   Mobile Services          Yes       No           Yes     No            Yes    No           Yes     No           Yes      No
------------------------------------------------------------------------------------------------------------------------------------
11   Federal Subscriber       Yes       No           Yes     No            Yes    No           Yes     No           Yes      No
     Line Charges
------------------------------------------------------------------------------------------------------------------------------------
12   Non-Recurring            Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          Yes      Yes
     Charges
------------------------------------------------------------------------------------------------------------------------------------
13   End User Line            Yes       No           Yes     No            Yes    No           Yes     No           Yes      No
     Charge - Number
     Portability
------------------------------------------------------------------------------------------------------------------------------------
14   Public Telephone         Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes          Yes      Yes
     Access Service
     (PTAS)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    MS                   NC                    SC                   TN
     Type of Service      ----------------------------------------------------------------------------------------------------------
                             Resale  Discount      Resale  Discount      Resale Discount      Resale Discount
------------------------------------------------------------------------------------------------------------------------------------
 1   Grandfathered            Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes
     Services (Note 1)
------------------------------------------------------------------------------------------------------------------------------------
 2   Contract Service         Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes
     Arrangements
------------------------------------------------------------------------------------------------------------------------------------
 3   Promotions - * 90        Yes       Yes          Yes     Yes           Yes    Yes          Yes    Note 3
     Days(Note 2)
------------------------------------------------------------------------------------------------------------------------------------
 4   Promotions - ** 90       Yes       No           Yes     No            Yes    No           Yes     No
     Days (Note 2)
------------------------------------------------------------------------------------------------------------------------------------
 5   Lifeline/Link Up         Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes
     Services
------------------------------------------------------------------------------------------------------------------------------------
 6   911/E911 Services        Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes
------------------------------------------------------------------------------------------------------------------------------------
 7   N11 Services             Yes       Yes          Yes     Yes           No     No           Yes     Yes
------------------------------------------------------------------------------------------------------------------------------------
 8   AdWatch(SM) Svc          Yes       Yes          Yes     Yes           Yes    Yes          Yes     Yes
     (See Note 6)
------------------------------------------------------------------------------------------------------------------------------------
 9   MemoryCall(R)            Yes       No           Yes     No            Yes    No           Yes     No
     Service
------------------------------------------------------------------------------------------------------------------------------------
10   Mobile Services          Yes       No           Yes     No            Yes    No           Yes     No
------------------------------------------------------------------------------------------------------------------------------------
11   Federal Subscriber       Yes       No           Yes     No            Yes    No           Yes     No
     Line Charges
------------------------------------------------------------------------------------------------------------------------------------
12   Non-Recurring            Yes       Yes          Yes     Yes           Yes    Yes          Yes     No
     Charges
------------------------------------------------------------------------------------------------------------------------------------
13   End User Line            Yes       No           Yes     No            Yes     No          Yes     No
     Charge - Number
     Portability
------------------------------------------------------------------------------------------------------------------------------------
14   Public Telephone         Yes       Yes          Yes     Yes           Yes     No          Yes     Yes
     Access Service
     (PTAS)
------------------------------------------------------------------------------------------------------------------------------------

      * means greater than
     ** means less than or equal to

            Applicable
            Notes:
      1. Grandfathered services can be resold only to existing subscribers of the grandfathered service.

                                                                    Attachment 1
                                                                         Page 20
                                                                       Exhibit B

                          Exclusions and Limitations
                       On Services Available for Resale

 2. Where available for resale, promotions will be made available only to End Users who would have qualified for the promotion had it been provided by Bell South directly.
--------------------------------------------------------------------------------
 3. In Tennessee, long term promotions (offered for more than ninety (90) days) may be obtained at one of the following rates:

          (a) the stated tariff rage. less the wholesale discount:

          (b) the promotional rate (the promotional rate offered by BellSouth will not be discounted further by the wholesale discount rate)

 4. Lifeline/Link Up services may be offered only to those subscribers who meet the criteria that BellSouth currently applies to subscribers of these services as set forth in Sections A3 and A4 of the BellSouth General Subscriber Services Tariff.

 5. Some of BellSouth's local exchange and toll telecommunications services are not available in certain central offices and areas.

 6. AdWatch(SM) Service is tariffed as BellSouth(R) AIN Virtual Number Call Detail Service.
--------------------------------------------------------------------------------

                                                                    Attachment 1
                                                                         Page 21
                                                                       EXHIBIT C

                       LINE INFORMATION DATA BASE (LIDB)

                               STORAGE AGREEMENT

I.           SCOPE

 A. This Agreement sets forth the terms and conditions pursuant to which BellSouth agrees to store in its LIDB certain information at the request of Knology and pursuant to which BellSouth, its LIDB customers and Knology shall have access to such information. Knology understands that BellSouth provides access to information in its LIDB to various telecommunications service providers pursuant to applicable tariffs and agrees that information stored at the request of Knology, pursuant to this Agreement, shall be available to those telecommunications service providers. The terms and conditions contained in the attached Addendum(s) are hereby made a part of this Agreement as if fully incorporated herein.

 B.       LIDB is accessed for the following purposes:

          1. Billed Number Screening

          2. Calling Card Validation

          3. Fraud Control

 C. BellSouth will provide seven days per week, 24-hours per day, fraud monitoring on Calling Cards, bill-to-third and collect calls made to numbers in BellSouth's LIDB, provided that such information is included in the LIDB query. BellSouth will establish fraud alert thresholds and will notify Knology of fraud alerts so that Knology may take action it deems appropriate. Knology understands and agrees BellSouth will administer all data stored in the LIDB, including the data provided by Knology pursuant to this Agreement, in the same manner as BellSouth's data for BellSouth's End User customers. BellSouth shall not be responsible to Knology for any lost revenue which may result from BellSouth's administration of the LIDB pursuant to its established practices and procedures as they exist and as they may be changed by BellSouth in its sole discretion from time to time.

                                                                    Attachment 1
                                                                         Page 22
                                                                       EXHIBIT C

          Knology understands that BellSouth currently has in effect numerous billing and collection agreements with various interexchange carriers and billing clearing houses. Knology further understands that these billing and collection customers of BellSouth query BellSouth's LIDB to determine whether to accept various billing options from End Users. Additionally, Knology understands that presently BellSouth has no method to differentiate between BellSouth's own billing and line data in the LIDB and such data which it includes in the LIDB on Knology's behalf pursuant to this Agreement. Therefore, until such time as BellSouth can and does implement in its LIDB and its supporting systems the means to differentiate Knology's data from BellSouth's data and the Parties to this Agreement execute appropriate amendments hereto, the following terms and conditions shall apply:

 (a) Knology agrees that it will accept responsibility for telecommunications services billed by BellSouth for its billing and collection customers for Knology's End User accounts which are resident in LIDB pursuant to this Agreement. Knology authorizes BellSouth to place such charges on Knology's bill from BellSouth and agrees that it shall pay all such charges. Charges for which Knology hereby takes responsibility include, but are not limited to, collect and third number calls.

 (b) Charges for such services shall appear on a separate BellSouth bill page identified with the name of the entity for which BellSouth is billing the charge.

 (c) Knology shall have the responsibility to render a billing statement to its End Users for these charges, but Knology's obligation to pay BellSouth for the charges billed shall be independent of whether Knology is able or not to collect from Knology's End Users.

 (d) BellSouth shall not become involved in any disputes between Knology and the entities for which BellSouth performs billing and collection. BellSouth will not issue adjustments for charges billed on behalf of an entity to Knology. It shall be the responsibility of Knology and the other entity to negotiate and arrange for any appropriate adjustments.

II.       TERM

          This Agreement will be effective as of ____________, and will continue in effect for one year, and thereafter may be continued until terminated by either Party upon thirty (30) days written notice to the other Party.

                                                                    Attachment 1
                                                                         Page 23
                                                                       EXHIBIT C

III.      FEES FOR SERVICE AND TAXES



 A. Knology will not be charged a fee for storage services provided by BellSouth to Knology, as described in Section I of this Agreement.

 B. Sales, use and all other taxes (excluding taxes on BellSouth's income) determined by BellSouth or any taxing authority to be due to any federal, state or local taxing jurisdiction with respect to the provision of the service set forth herein will be paid by Knology. Knology shall have the right to have BellSouth contest with the imposing jurisdiction, at Knology's expense, any such taxes that Knology deems are improperly levied.

 IV.      INDEMNIFICATION

          To the extent not prohibited by law, each Party will indemnify the other and hold the other harmless against any loss, cost, claim, injury, or liability relating to or arising out of negligence or willful misconduct by the indemnifying Party or its agents or contractors in connection with the indemnifying Party's provision of services, provided, however, that any indemnity for any loss, cost, claim, injury or liability arising out of or relating to errors or omissions in the provision of services under this Agreement shall be limited as otherwise specified in this Agreement. The indemnifying Party under this Section agrees to defend any suit brought against the other Party for any such loss, cost, claim, injury or liability. The indemnified Party agrees to notify the other Party promptly, in writing, of any written claims, lawsuits, or demands for which the other Party is responsible under this Section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying Party shall not be liable under this Section for settlement by the indemnified Party of any claim, lawsuit, or demand unless the defense of the claim, lawsuit, or demand has been tendered to it in writing and the indemnifying Party has unreasonably failed to assume such defense.


 V.       LIMITATION OF LIABILITY

                                                                    Attachment 1
                                                                         Page 24
                                                                       EXHIBIT C

          Neither Party shall be liable to the other Party for any lost profits or revenues or for any indirect, incidental or consequential damages incurred by the other Party arising from this Agreement or the services performed or not performed hereunder, regardless of the cause of such loss or damage.

 VI.      MISCELLANEOUS

 A. It is understood and agreed to by the Parties that BellSouth may provide similar services to other companies.

 B. All terms, conditions and operations under this Agreement shall be performed in accordance with, and subject to, all applicable local, state or federal legal and regulatory tariffs, rulings, and other requirements of the federal courts, the U. S. Department of Justice and state and federal regulatory agencies. Nothing in this Agreement shall be construed to cause either Party to violate any such legal or regulatory requirement and either Party's obligation to perform shall be subject to all such requirements.

 C. Knology agrees to submit to BellSouth all advertising, sales promotion, press releases, and other publicity matters relating to this Agreement wherein BellSouth's corporate or trade names, logos, trademarks or service marks or those of BellSouth's affiliated companies are mentioned or language from which the connection of said names or trademarks therewith may be inferred or implied; and Knology further agrees not to publish or use advertising, sales promotions, press releases, or publicity matters without BellSouth's prior written approval.

 D. This Agreement constitutes the entire Agreement between Knology and BellSouth which supersedes all prior Agreements or contracts, oral or written representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

 E. Except as expressly provided in this Agreement, if any part of this Agreement is held or construed to be invalid or unenforceable, the validity of any other Section of this Agreement shall remain in full force and effect to the extent permissible or appropriate in furtherance of the intent of this Agreement.

 F. Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement for any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions,

                                                                    Attachment 1
                                                                         Page 25
                                                                       EXHIBIT C

          earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.

 G. This Agreement shall be deemed to be a contract made under the laws of the State of Georgia, and the construction, interpretation and performance of this Agreement and all transactions hereunder shall be governed by the domestic law of such State.

                                                                    Attachment 1
                                                                         Page 26
                                                                       EXHIBIT C

                                RESALE ADDENDUM

                     TO LINE INFORMATION DATA BASE (LIDB)

                               STORAGE AGREEMENT

     This is a Resale Addendum to the Line Information Data Base Storage Agreement dated _____________________________, 2000, between BellSouth
Telecommunications, Inc. ("BellSouth"), and Knology ("Knology"), effective the _____ day of _______________, 2000.

I.       GENERAL

         This Addendum sets forth the terms and conditions for Knology's provision of billing number information to BellSouth for inclusion in BellSouth's LIDB. BellSouth will store in its LIDB the billing number information provided by Knology, and BellSouth will provide responses to on-line, call-by-call queries to this information for purposes specified in Section I.B. of the Agreement.



II.      DEFINITIONS

A. Billing number - a number used by BellSouth for the purpose of identifying an account liable for charges. This number may be a line or a special billing number.

B. Line number - a ten-digit number assigned by BellSouth that identifies a telephone line associated with a resold local exchange service, or with a SPNP arrangement.

C. Special billing number - a ten-digit number that identifies a billing account established by BellSouth in connection with a resold local exchange service or with a SPNP arrangement.

D. Calling Card number - a billing number plus PIN number assigned by BellSouth.

                                                                    Attachment 1
                                                                         Page 27
                                                                       EXHIBIT C

E. PIN number - a four digit security code assigned by BellSouth which is added to a billing number to compose a fourteen digit calling card number.

F. Toll billing exception indicator - associated with a billing number to indicate that it is considered invalid for billing of collect calls or third number calls or both, by Knology.

G. Billed Number Screening - refers to the activity of determining whether a toll billing exception indicator is present for a particular billing number.

H. Calling Card Validation - refers to the activity of determining whether a particular calling card number exists as stated or otherwise provided by a caller.

I. Billing number information - information about billing number or Calling Card number as assigned by BellSouth and toll billing exception indicator provided to BellSouth by Knology.

III. RESPONSIBILITIES OF PARTIES

A. BellSouth will include billing number information associated with resold exchange lines or SPNP arrangements in its LIDB. Knology will request any toll billing exceptions via the Local Service Request (LSR) form used to order resold exchange lines, or the SPNP service request form used to order SPNP arrangements.

B. Under normal operating conditions, BellSouth shall include the billing number information in its LIDB upon completion of the service order establishing either the resold local exchange service or the SPNP arrangement, provided that BellSouth shall not be held responsible for any delay or failure in performance to the extent such delay or failure is caused by circumstances or conditions beyond BellSouth's reasonable control. BellSouth will store in its LIDB an unlimited volume of the working telephone numbers associated with either the resold local exchange lines or the SPNP arrangements. For resold local exchange lines or for SPNP arrangements, BellSouth will issue line-based calling cards only in the name of Knology. BellSouth will not issue line-based calling cards in the name of Knology's individual End Users. In the event that Knology wants to include calling card numbers assigned by Knology in the BellSouth LIDB, a separate agreement is required.

C. BellSouth will provide responses to on-line, call-by-call queries to the stored information for the specific purposes listed in the next paragraph.

                                                                    Attachment 1
                                                                         Page 28
                                                                       EXHIBIT C

D. BellSouth is authorized to use the billing number information to perform the following functions for authorized users on an on-line basis:

1. Validate a 14 digit Calling Card number where the first 10 digits are a line number or special billing number assigned by BellSouth, and where the last four digits (PIN) are a security code assigned by BellSouth.

2. Determine whether Knology has identified the billing number as one which should not be billed for collect or third number calls, or both.

                                                                    Attachment 1
                                                                         Page 29
                                                                       EXHIBIT D

                           Optional Daily Usage File
                           -------------------------

1. Upon written request from Knology, BellSouth will provide the Optional Daily Usage File (ODUF) service to Knology pursuant to the terms and conditions set forth in this section.

2. Knology shall furnish all relevant information required by BellSouth for the provision of the Optional Daily Usage File.

3. The Optional Daily Usage Feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to a Knology customer.

       Charges for delivery of the Optional Daily Usage File will appear on Knology's monthly bills. The charges are as set forth in Exhibit A to this Attachment.

4. The Optional Daily Usage Feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

5. Messages that error in Knology's billing system will be the responsibility of Knology. If, however, Knology should encounter significant volumes of errored messages that prevent processing by Knology within its systems, BellSouth will work with the to determine the source of the errors and the appropriate resolution.

6.     The following specifications shall apply to the Optional Daily Usage
       Feed.

6.1    Usage To Be Transmitted
       -----------------------

6.1.1  The following messages recorded by BellSouth will be transmitted to
       Knology:

       -   Message recording for per use/per activation type services (examples:
           Three Way Calling, Verify, Interrupt, Call Return, ETC.)

       -   Measured billable Local

       -   Directory Assistance messages

       -   IntraLATA Toll

                                                                    Attachment 1
                                                                         Page 30
                                                                       EXHIBIT D

       -   WATS & 800 Service

       -   N11

       -   Information Service Provider Messages

       -   Operator Services Messages

       -   Operator Services Message Attempted Calls (UNE only)

       -   Credit/Cancel Records

       -   Usage for Voice Mail Message Service

6.1.2 Rated Incollects (originated in BellSouth and from other companies) can also be on Optional Daily Usage File. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

6.1.3 BellSouth will perform duplicate record checks on records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to Knology.

6.1.4 In the event that Knology detects a duplicate on Optional Daily Usage File they receive from BellSouth, Knology will drop the duplicate message (Knology will not return the duplicate to BellSouth).

6.2    Physical File Characteristics
       -----------------------------

6.2.1 The Optional Daily Usage File will be distributed to Knology via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

6.2.2 Data circuits (private line or dial-up) may be required between BellSouth and Knology for the purpose of data transmission. Where a dedicated line is required, Knology will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Knology will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges

                                                                    Attachment 1
                                                                         Page 31
                                                                       EXHIBIT D

       assessed to Knology. Additionally, all message toll charges associated with the use of the dial circuit by Knology will be the responsibility of Knology. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the parties. All equipment, including modems and software, that is required on Knology end for the purpose of data transmission will be the responsibility of Knology.

6.3    Packing Specifications
       ----------------------

6.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

6.3.2 The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Knology which BellSouth RAO that is sending the message. BellSouth and Knology will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by Knology and resend the data as appropriate.

       THE DATA WILL BE PACKED USING ATIS EMI RECORDS.

6.4    Pack Rejection
       --------------

6.4.1 Knology will notify BellSouth within one (1) business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. Knology will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to Knology by BellSouth.

6.5    Control Data
       ------------

       Knology will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate Knology received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by Knology for reasons stated in the above section.

6.6    Testing
       -------

6.6.1 Upon request from Knology, BellSouth shall send test files to Knology for the Optional Daily Usage File. The parties agree to review and discuss the file's content and/or format. For testing of usage results, BellSouth shall request that Knology set up a production (LIVE) file. The live test may consist of Knology's employees

                                                                    Attachment 1
                                                                         Page 32
                                                                       EXHIBIT D

       making test calls for the types of services Knology requests on the Optional Daily Usage File. These test calls are logged by Knology, and the logs are provided to BellSouth. These logs will be used to verify the files. Testing will be completed within thirty (30) calendar days from the date on which the initial test file was sent.

                                                                    Attachment 1
                                                                         Page 33
                                                                       EXHIBIT E

                      Enhanced Optional Daily Usage File
                      ----------------------------------

 1. Upon written request from Knology, BellSouth will provide the Enhanced Optional Daily Usage File (EODUF) service to Knology pursuant to the terms and conditions set forth in this section. EODUF will only be sent to existing ODUF subscribers who request the EODUF option.

 2. Knology shall furnish all relevant information required by BellSouth for the provision of the Enhanced Optional Daily Usage File.

 3. The Enhanced Optional Daily Usage File (EODUF) will provide usage data for local calls originating from resold Flat Rate Business and Residential Lines.

 4. Charges for delivery of the Enhanced Optional Daily Usage File will appear on Knology's monthly bills. The charges are as set forth in Exhibit A to this Attachment.

 5. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

 6. Messages that error in the billing system of Knology will be the responsibility of Knology. If, however, Knology should encounter significant volumes of errored messages that prevent processing by Knology within its systems, BellSouth will work with Knology to determine the source of the errors and the appropriate resolution.

 7.    The following specifications shall apply to the Optional Daily Usage
       Feed.

 7.1   Usage To Be Transmitted
       -----------------------

 7.1.1 The following messages recorded by BellSouth will be transmitted to
       Knology:

       Customer usage data for flat rated local call originating from Knology's End User lines (1FB or 1FR). The EODUF record for flat rate messages will include:

         Date of Call

         From Number

         To Number

         Connect Time

         Conversation Time

         Method of Recording

                                                                    Attachment 1
                                                                         Page 34
                                                                       EXHIBIT E

              From RAO

              Rate Class

              Message Type

              Billing Indicators

              Bill to Number


 7.1.2 BellSouth will perform duplicate record checks on EODUF records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to Knology.

 7.1.3 In the event that Knology detects a duplicate on Enhanced Optional Daily Usage File they receive from BellSouth, Knology will drop the duplicate message (Knology will not return the duplicate to BellSouth).

 7.2      Physical File Characteristics
          -----------------------------

 7.2.1 The Enhanced Optional Daily Usage Feed will be distributed to Knology over their existing Optional Daily Usage File (ODUF) feed. The EODUF messages will be intermingled among Knology's Optional Daily Usage File (ODUF) messages. The EODUF will be a variable block format (2476) with an LRECL of 2472. The data on the EODUF will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays).

 7.2.2 Data circuits (private line or dial-up) may be required between BellSouth and Knology for the purpose of data transmission. Where a dedicated line is required, Knology will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Knology will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Knology. Additionally, all message toll charges associated with the use of the dial circuit by Knology will be the responsibility of Knology. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the parties. All equipment, including modems and software, that is required on Knology's end for the purpose of data transmission will be the responsibility of Knology.

                                                                    Attachment 1
                                                                         Page 35
                                                                       EXHIBIT E

 7.3   Packing Specifications
       ----------------------

 7.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

 7.3.2 The Operating Company Number (OCN), From Revenue Accounting Office (RAO), and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Knology which BellSouth RAO that is sending the message. BellSouth and Knology will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by Knology and resend the data as appropriate.

       THE DATA WILL BE PACKED USING ATIS EMI RECORDS.

                                                                 Attachment 2
                                                                    EXHIBIT D
                                                               Rates - Page 1


                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     RATES BY STATE
DESCRIPTION                                       USOC     AL      FL      GA      KY       LA     MS         NC       SC      TN
-----------------------------------------------------------------------------------------------------------------------------------
NIDs
-----------------------------------------------------------------------------------------------------------------------------------
NID to NID Cross Connect,
     2-Wire or 4-Wire, NRC                        UNDC2    NA    $ 6.15    NA      NA        NA     NA         NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
NID to NID Cross Connect,
     2-Wire or 4-Wire, NRC                        UNDC4    NA    $ 6.15    NA      NA        NA     NA         NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
NID, 1-2 lines                                    UND12    NA      NA      NA      NA        NA     NA         NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                    UND12    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                  UND12    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                UND12    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l              UND12    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
             Manual Service Order - 1st           SOMAN    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
             Manual Service Order - Add'l         SOMAN    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
             Manual Service Order - Disconnect    SOMAN    TBN    TBD      TBD     TBD       TBD    TBD       TBD      TBD     TBN
-----------------------------------------------------------------------------------------------------------------------------------
NID, 1-6 lines                                    UND16    NA      NA      NA      TBD       NA     NA         NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                    UND16    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                  UND16    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                UND16    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l              UND16    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
             Manual Service Order - 1st           SOMAN    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
             Manual Service Order - Add'l         SOMAN    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
             Manual Service Order - Disconnect    SOMAN    TBN    TBN      TBN     TBN       TBN    TBN       TBN      TBN     TBN
-----------------------------------------------------------------------------------------------------------------------------------
Nonrecurring Charge - customer transfer, feature
  additions, changes (1)                                 $ 5.00   NA       NA      NA        NA   $ 5.00      NA       NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
LOOP, EXCLUDING NID
-----------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop (Standard), per month        TBD     NA      NA      NA    $ 18.20     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $ 86.08     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $ 58.57     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
2- Wire Analog VG Loop (Customized), per month     TBD     NA      NA      NA    $ 21.41     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $236.75     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $177.10     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Loop (Standard), per month        TBD     NA      NA      NA    $ 26.38     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $457.14     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $348.83     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
2-Wire ISDN Digital Grade Loop (Standard),
     per month                                     TBD     NA      NA      NA    $ 29.65     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $541.28     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $431.61     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
2-Wire ADSL Loop (Standard), per month             TBD     NA      NA      NA    $ 10.63     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $713.50     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $609.44     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
2-Wire HDSL Loop (Standard), per month             TBD     NA      NA      NA    $  7.40     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $713.50     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $609.44     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
4-Wire HDSL Loop (Standard), per month             TBD     NA      NA      NA    $  9.70     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                             NA      NA      NA    $748.93     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                           NA      NA      NA    $646.17     NA       NA       NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
LOOP, INCLUDING NID
-----------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-SL1, per month
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                    UEAL2    NA      NA      NA      NA        NA        NA    $15.88    NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month  (Note 2)             UEAL2  $15.24  $13.75  $14.21  $ 14.79   $ 14.96  $ 15.58   TBD    $18.48  $15.92
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month  (Note 2)             UEAL2  $24.75  $20.13  $16.41  $ 27.68   $ 25.69  $ 20.65   TBD    $27.87  $20.79
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month  (Note 2)             UEAL2  $44.85  $44.40  $26.08  $ 47.78   $ 52.47  $ 29.51   TBD    $36.91  $27.18
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month  (Note 2)             UEAL2    NA      NA      NA      NA        NA     $ 38.94    NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                    UEAL2  $59.03  $80.00  $42.54    NA      $ 40.69  $ 59.25  $57.99  $70.44  $78.93
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                  UEAL2  $43.14  $55.00  $31.33    NA      $ 29.96  $ 43.67  $42.37  $44.05  $50.98
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge 1st                  UEAL2  $15.21    NA      NA      NA      $ 16.48  $ 16.35    NA      NA      NA
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                  Rates - Page 2


                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                               UEAL2     $   3.22      NA        NA         NA     $   3.36
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st         SOMAN     $  27.37      NA    $  18.94       NA     $  18.14
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN     $  12.97      NA    $   8.42       NA     $   8.06
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN     $  17.77      NA        NA         NA     $  11.41
-------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-SL2 w/loop or ground start signaling,
per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                     UEAL2         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                               UEAL2     $  17.95  $  13.75  $  16.84   $  17.27   $  17.65
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                               UEAL2     $  29.16  $  20.13  $  19.45   $  32.32   $  30.32
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                               UEAL2     $  52.84  $  44.40  $  30.92   $  55.78   $  61.93
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                               UEAL2         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                     UEAL2     $ 145.46  $ 140.00  $ 104.17       NA     $  99.69
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                   UEAL2     $ 108.40  $  42.00  $  78.10       NA     $  74.73
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                 UEAL2     $  40.31      NA        NA         NA     $  28.73
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                               UEAL2     $  26.01      NA        NA         NA     $  18.87
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st         SOMAN     $  27.37      NA    $  18.94       NA     $  18.14
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN     $  12.97      NA    $   8.42       NA     $   8.06
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN     $  17.77      NA        NA         NA     $  11.41
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Order Coordination - Time
     Specific (per LSR)                                            OCOSL     $  45.99  $  55.00  $  34.22       NA     $  32.77
-------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-SL2 w/reverse battery signaling, per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                     UEAR2         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                               UEAR2     $  17.95  $  13.75  $  16.84   $  17.27   $  17.65
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                               UEAR2     $  29.16  $  20.13  $  19.45   $  32.32   $  30.32
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                               UEAR2     $  52.84  $  44.40  $  30.92   $  55.78   $  61.93
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                               UEAR2         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                     UEAR2     $ 145.46  $ 140.00  $ 104.17       NA     $  99.69
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                   UEAR2     $ 108.40  $  42.00  $  78.10       NA     $  74.73
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                 UEAR2     $  40.31      NA        NA         NA     $  28.73
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                               UEAR2     $  26.01      NA        NA         NA     $  18.87
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st         SOMAN     $  27.37      NA    $  18.94       NA     $  18.14
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN     $  12.97      NA    $   8.42       NA     $   8.06
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN     $  17.77      NA        NA         NA     $  11.41
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Order Coordination - Time
     Specific (per LSR)                                            OCOCL     $  45.99  $  55.00  $  34.22       NA     $  32.77
-------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                     UEAL4         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                               UEAL4     $  24.01  $  24.26  $  22.26       NA     $  24.36
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                               UEAL4     $  39.00  $  35.51  $  25.70       NA     $  41.85
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                               UEAL4     $  70.67  $  78.35  $  40.85       NA     $  85.47
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                               UEAL4         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                     UEAL4     $ 293.70  $ 141.00  $ 206.95       NA     $ 198.10
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                   UEAL4     $ 241.76  $  43.00  $ 170.57       NA     $ 163.26
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                 UEAL4     $ 108.96      NA        NA         NA     $  74.27
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                               UEAL4     $  57.01      NA        NA         NA     $  39.44
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st         SOMAN     $  27.37      NA    $  18.94       NA     $  18.14
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN     $  12.97      NA    $   8.42       NA     $   8.06
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN     $  17.77      NA        NA         NA     $  11.41
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Order Coordination - Time
     Specific (per LSR)                                            OCOSL     $  45.99  $  55.00  $  34.22       NA     $  32.77
-------------------------------------------------------------------------------------------------------------------------------
2-Wire ISDN Digital Grade Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                     U1L2X         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                               U1L2X     $  23.23  $  32.34  $  21.89   $  23.66   $  21.15
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                               U1L2X     $  37.74  $  47.35  $  25.27   $  44.28   $  36.22
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                               U1L2X     $  68.38  $ 104.47  $  40.17   $  76.42   $  74.19
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                               U1L2X         NA        NA        NA         NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                     U1L2X     $ 331.85  $ 306.00  $ 233.38       NA     $ 223.27
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                   U1L2X     $ 255.87  $ 283.00  $ 180.35       NA     $ 172.63
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                 U1L2X     $ 108.95      NA        NA         NA     $  74.27
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                         $   4.06      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st                   $  25.52  $  26.94  $  44.22       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l                 $  11.34  $  12.76  $  13.55       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect            $  16.06      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-SL2 w/loop or ground start signaling,
per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                                   NA    $ 19.50       NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                                         $  18.35     TBD    $  21.57   $  15.92
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                                         $  24.33     TBD    $  32.53   $  20.79
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                                         $  34.77     TBD    $  43.08   $  27.18
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                                         $  45.88      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                               $ 144.01  $ 142.97  $ 178.12   $ 192.97
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                             $ 107.70  $ 106.56  $ 128.80   $ 140.72
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                           $  40.98      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                         $  26.95      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st                   $  25.52  $  26.94  $  44.42       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l                 $  11.34  $  12.76  $  13.55       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect            $  26.95      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Order Coordination - Time
     Specific (per LSR)                                                      $  45.27  $  45.34  $  45.43   $  55.00
-------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-SL2 w/reverse battery signaling, per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                                   NA    $  19.50      NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                                         $  18.35      TBD   $  21.57   $  15.92
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                                         $  24.33      TBD   $  32.53   $  20.79
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                                         $  34.77      TBD   $  43.08   $  27.18
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                                         $  45.88      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                               $ 144.01  $ 142.97  $ 178.12   $ 192.97
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                             $ 107.70  $ 106.56  $ 128.80   $ 140.72
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                           $  40.98      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                         $  26.95      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st                   $  25.52  $  26.94  $  44.42       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l                 $  11.34  $  12.76  $  13.55       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect            $  26.95      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Order Coordination - Time
     Specific (per LSR)                                                      $  45.27  $  45.34  $  45.43   $  55.00
-------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                                   NA    $  27.49      NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                                         $  22.38      TBD   $  29.47   $  15.92
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                                         $  29.67      TBD   $  44.44   $  20.79
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                                         $  42.40      TBD   $  58.85   $  27.18
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                                         $  55.96      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                               $ 289.06  $ 288.47  $ 383.39   $  58.50
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                             $ 238.19  $ 237.45  $ 286.77   $  31.00
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                           $ 108.14      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                         $  57.28      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st                   $  25.52  $  26.94  $  44.06       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l                 $  11.34  $  12.76  $  13.55       NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect            $  16.06      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Order Coordination - Time
     Specific (per LSR)                                                      $  45.27  $  45.34  $  45.43   $  55.00
-------------------------------------------------------------------------------------------------------------------------------
2-Wire ISDN Digital Grade Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
     RC - Statewide, per month                                                   NA    $  24.98      NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 1, per month (Note 2)                                         $  21.86      TBD   $  26.68   $  15.92
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 2, per month (Note 2)                                         $  28.97      TBD   $  40.24   $  20.79
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 3, per month (Note 2)                                         $  41.40      TBD   $  53.29   $  27.18
-------------------------------------------------------------------------------------------------------------------------------
     RC - Zone 4, per month (Note 2)                                         $  54.64      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                               $ 326.38  $ 325.91  $ 423.04   $  58.50
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                             $ 252.00  $ 251.31  $ 301.75   $  31.00
-------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                           $ 108.14      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                  Rates - Page 3
                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                U1L2X   $ 57.01       NA         NA        NA      $ 39.44
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st          SOMAN   $ 27.37       NA      $ 18.94      NA      $ 18.14
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l        SOMAN   $ 12.97       NA      $  8.42      NA      $  8.06
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect   SOMAN   $ 17.77       NA         NA        NA      $ 11.41
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific  OCOSL   $ 45.99    $ 55.00    $ 34.22   $ 55.00    $ 32.77
   (per LSR)
----------------------------------------------------------------------------------------------------------------------------
2-Wire Universal Digital Carrier (UDC), statewide, per month      UDC2X      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                              UDC2X   $ 23.23    $ 32.34    $ 21.89   $ 23.66    $ 21.15
----------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                              UDC2X   $ 37.74    $ 47.35    $ 25.27   $ 44.28    $ 36.22
----------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                              UDC2X   $ 68.38    $104.47    $ 40.17   $ 76.42    $ 74.19
----------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                              UDC2X      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                      UDC2X   $331.85    $306.00    $233.38      NA      $223.27
----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                    UDC2X   $255.87    $283.00    $180.35      NA      $172.63
----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                  UDC2X   $108.95       NA         NA        NA      $ 74.27
----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                UDC2X   $ 57.01       NA         NA        NA      $ 39.44
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st          SOMAN   $ 27.37       NA      $ 18.94      NA      $ 18.14
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l        SOMAN   $ 12.97       NA      $  8.42      NA      $  8.06
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect   SOMAN   $ 17.77       NA         NA        NA      $ 11.41
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific  OCOSL   $ 45.99    $ 55.00    $ 34.22   $ 55.00    $ 32.77
   (per LSR)
----------------------------------------------------------------------------------------------------------------------------

2-Wire Asymmetrical Dig Subscriber Line (ADSL) Compatible Loop,
includes manual service inquiry and facility reservation,
--------
statewide, per month
----------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                      UAL2X      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                UAL2X   $ 12.09    $ 12.78    $ 11.23   $  8.79    $ 11.90
----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                UAL2X   $ 19.64    $ 18.72    $ 12.97   $ 16.46    $ 20.43
----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                UAL2X   $ 35.59    $ 41.29    $ 20.62   $ 28.40    $ 41.73
----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                UAL2X      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                      UAL2X   $514.21    $113.85    $359.73      NA      $343.13
----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                    UAL2X   $464.58    $ 99.61    $325.15      NA      $310.03
----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                  UAL2X   $106.65       NA         NA        NA      $ 72.54
----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                SOMAN   $ 56.98       NA         NA        NA      $ 39.42
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st          SOMAN   $ 27.37       NA      $ 18.94      NA      $ 18.14
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l        SOMAN   $ 12.97       NA      $  8.42      NA      $  8.06
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect   SOMAN   $ 17.77       NA         NA        NA      $ 11.41
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific  OCOSL   $ 45.99    $ 55.00    $ 34.22      NA      $ 32.77
   (per LSR)
----------------------------------------------------------------------------------------------------------------------------

2-Wire Asymmetrical Dig Subscriber Line (ADSL) Compatible Loop,
without manual service inquiry and facility reservation,
-------
statewide, per month                                              UAL2W      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                              UAL2W   $ 12.09    $ 12.78    $ 11.23   $  8.79    $ 11.90
----------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                              UAL2W   $ 19.64    $ 18.72    $ 12.97   $ 16.46    $ 20.43
----------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                              UAL2W   $ 35.59    $ 41.29    $ 20.62   $ 28.40    $ 41.73
----------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                              UAL2W      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                      UAL2W   $375.21    $113.85    $220.73   $574.50    $204.13
----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                    UAL2W   $325.58    $ 99.61    $186.15   $470.44    $171.03
----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                  UAL2W   $106.65       NA         NA        NA      $ 72.54
----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                UAL2W   $ 56.98       NA         NA        NA      $ 39.42
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st          SOMAN   $ 27.37       NA      $ 18.94      NA      $ 18.14
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l        SOMAN   $ 12.97       NA      $  8.42      NA      $  8.06
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect   SOMAN   $ 17.77       NA         NA        NA      $ 11.41
----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific  OCOSL   $ 45.99    $ 55.00    $ 34.22   $ 55.00    $ 32.77
   (per LSR)
----------------------------------------------------------------------------------------------------------------------------

2-Wire High Bit Rate Dig Subscriber Line (HDSL) Compatible Loop,
includes manual service inquiry and facility reservation,
--------
statewide, per month
----------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                      UHL2X      NA         NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                UHL2X   $  9.41    $  9.80    $  7.88   $  6.29    $  8.97
----------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        $ 57.27       NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                  $ 25.52    $ 26.94    $ 44.42      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                $ 11.34    $ 12.76    $ 13.55      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect           $ 16.06       NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific          $ 45.27    $ 45.34    $ 45.43   $ 55.00
   (per LSR)
---------------------------------------------------------------------------------------------------------------------
2-Wire Universal Digital Carrier (UDC), statewide, per month                NA       $ 24.98       NA        NA
---------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                      $ 21.86      TBD      $ 26.68   $ 15.92
---------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                      $ 28.97      TBD      $ 40.24   $ 20.79
---------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                      $ 41.40      TBD      $ 53.29   $ 27.18
---------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                      $ 54.64       NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                              $326.38    $325.91    $423.04   $ 58.50
---------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                            $252.00    $251.31    $301.75   $ 31.00
---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                          $108.14       NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        $ 57.27       NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                  $ 25.52    $ 26.94    $ 44.42      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                $ 11.34    $ 12.76    $ 13.55      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect           $ 16.06       NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific          $ 45.27    $ 45.34    $ 45.43   $ 55.00
   (per LSR)
---------------------------------------------------------------------------------------------------------------------

2-Wire Asymmetrical Dig Subscriber Line (ADSL) Compatible Loop,
includes manual service inquiry and facility reservation,
--------
statewide, per month
---------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                NA       $ 14.60       NA     $ 18.46
---------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                       $ 10.87       TBD      $ 17.10   $ 15.93
---------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                       $ 14.40       TBD      $ 25.79   $ 20.05
---------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                       $ 20.58       TBD      $ 34.15   $ 28.74
---------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                       $ 27.16        NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                             $504.82     $504.90    $600.61   $640.79
---------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                           $456.24     $456.17    $507.33   $541.94
---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                         $105.86        NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                       $ 57.25     $ 26.94       NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                 $ 25.52     $ 12.76    $ 44.42      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l               $ 11.34        NA      $ 13.55      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect          $ 16.06        NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific         $ 45.27     $ 45.34    $ 45.43   $ 55.00
   (per LSR)
---------------------------------------------------------------------------------------------------------------------

2-Wire Asymmetrical Dig Subscriber Line (ADSL) Compatible Loop,
without manual service inquiry and facility reservation,
-------
statewide, per month                                                        NA       $ 14.60       NA     $ 18.46
---------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                     $ 10.87       TBD      $ 17.10     TBD
---------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                     $ 14.40       TBD      $ 25.79     TBD
---------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                     $ 20.58       TBD      $ 34.15     TBD
---------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                     $ 27.16        NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                             $365.82     $365.90    $461.60   $501.79
---------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                           $317.24     $317.17    $368.33   $402.94
---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                         $105.86        NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                       $ 57.25     $ 26.94       NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                 $ 25.52     $ 12.76    $ 44.42      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l               $ 11.34        NA      $ 13.55      NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect          $ 16.06        NA         NA        NA
---------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific         $ 45.27     $ 45.34    $ 45.43   $ 55.00
   (per LSR)
---------------------------------------------------------------------------------------------------------------------

2-Wire High Bit Rate Dig Subscriber Line (HDSL) Compatible Loop,
includes manual service inquiry and facility reservation,
--------
statewide, per month
---------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                NA       $ 11.98       NA     $ 13.46
---------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                       $  8.50       TBD      $ 12.21   $ 11.62
---------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                  Rates - Page 4

                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                               UHL2X    $ 15.29    $ 14.35    $  9.09    $ 11.78    $ 15.41
-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                               UHL2X    $ 27.70    $ 31.65    $ 14.46    $ 20.33    $ 31.48
-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                               UHL2X       NA         NA         NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                     UHL2X    $514.21    $113.85    $359.73       NA      $343.13
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                   UHL2X    $464.58    $ 99.61    $325.15       NA      $310.03
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                 UHL2X    $106.65       NA         NA         NA      $ 72.54
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                               UHL2X    $ 56.98       NA         NA         NA      $ 39.42
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st         SOMAN    $ 27.37       NA      $ 18.94       NA      $ 18.14
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN    $ 12.97       NA      $  8.42       NA      $  8.06
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN    $ 17.77       NA         NA         NA      $ 11.41
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time          OCOSL    $ 45.99    $ 55.00    $ 34.22    $ 55.00    $ 32.77
   Specific (per LSR)
-----------------------------------------------------------------------------------------------------------------------------

2-Wire High Bit Rate Dig Subscriber Line (HDSL)
Compatible Loop, without manual service inquiry and
                 -------
facility reservation, statewide, per month                       UHL2W       NA         NA         NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                             UHL2W    $  9.41    $  9.80    $  7.88    $  6.29    $  8.97
-----------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                             UHL2W    $ 15.29    $ 14.35    $  9.09    $ 11.78    $ 15.41
-----------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                             UHL2W    $ 27.70    $ 31.65    $ 14.48    $ 20.33    $ 31.48
-----------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                             UHL2W       NA         NA         NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                     UHL2W    $375.21    $113.85    $220.73    $574.50    $204.13
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                   UHL2W    $325.58    $ 99.61    $186.15    $470.44    $171.03
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                 UHL2W    $106.65       NA         NA         NA      $ 72.54
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                               UHL2W    $ 56.98       NA         NA         NA      $ 39.42
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st         SOMAN    $ 27.37       NA      $ 18.94       NA      $ 18.14
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN    $ 12.97       NA      $  8.42       NA      $  8.06
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN    $ 17.77       NA         NA         NA      $ 11.41
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time          OCOSL    $ 45.99    $ 55.00    $ 34.22    $ 55.00    $ 32.77
   Specific (per LSR)
-----------------------------------------------------------------------------------------------------------------------------

4-Wire High Bit Rate Dig Subscriber Line (HDSL) Compatible
Loop, includes manual service inquiry and facility reservation,
      --------
per month, statewide
-----------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                     UHL4X       NA         NA         NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                               UHL4X    $ 11.52    $ 14.75    $ 10.39    $  7.68    $ 12.97
-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                               UHL4X    $ 18.71    $ 21.59    $ 12.00    $ 14.38    $ 21.76
-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                               UHL4X    $ 33.90    $ 47.64    $ 19.07    $ 24.82    $ 44.44
-----------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                               UHL4X       NA         NA         NA         NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                     UHL4X    $541.13    $116.91    $378.86       NA      $361.45
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                   UHL4X    $491.50    $101.71    $344.28       NA      $328.35
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                 UHL4X    $106.65       NA         NA         NA      $ 72.54
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                               UHL4X    $ 56.98       NA         NA         NA      $ 39.42
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st         SOMAN    $ 27.37       NA      $ 18.94       NA      $ 18.14
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN    $ 12.97       NA      $  8.42       NA      $  8.06
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect  SOMAN    $ 17.77       NA        NA          NA      $ 11.41
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time          OCOSL    $ 45.99    $ 55.00    $ 34.22    $ 55.00    $ 32.77
   Specific (per LSR)
-----------------------------------------------------------------------------------------------------------------------------

4-Wire High Bit Rate Dig Subscriber Line (HDSL) Compatible
Loop, without manual service inquiry and facility reservation,
      -------
per month, statewide                                             UHL4W       NA         NA        NA          NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                             UHL4W    $ 11.52    $ 14.75    $ 10.39    $  7.68    $ 12.67
-----------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                             UHL4W    $ 18.71    $ 21.59    $ 12.00    $ 14.38    $ 21.76
-----------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                             UHL4W    $ 33.90    $ 47.64    $ 19.07    $ 24.82    $ 44.44
-----------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                             UHL4W       NA         NA        NA          NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                     UHL4W    $402.13    $116.91    $239.86    $609.93    $222.45
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                   UHL4W    $352.50    $101.71    $205.28    $507.17    $189.35
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                 UHL4W    $106.65       NA        NA          NA      $ 72.54
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                               UHL4W    $ 56.98       NA        NA          NA      $ 39.42
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st         SOMAN    $ 27.37       NA      $ 18.94       NA      $ 18.14
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l       SOMAN    $ 12.97       NA      $  8.42       NA      $  8.06
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                        $ 11.26      TBD      $ 18.41    $ 14.62
-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                        $ 16.10      TBD      $ 24.39    $ 20.96
-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                        $ 21.25       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                              $504.82    $504.90    $600.61    $640.79
-----------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                            $456.24    $456.17    $507.33    $541.94
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                          $105.86       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        $ 57.25       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                  $ 25.52    $ 26.94    $ 44.42       NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                $ 11.34    $ 12.76    $ 13.55       NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect           $ 16.06       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time                   $ 45.27    $ 45.34    $ 45.43    $ 55.00
   Specific (per LSR)
-----------------------------------------------------------------------------------------------------------------------

2-Wire High Bit Rate Dig Subscriber Line (HDSL)
Compatible Loop, without manual service inquiry and
                 -------
facility reservation, statewide, per month                                   NA      $ 11.98      NA       $ 13.46
-----------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                      $  8.50      TBD      $ 12.21      TBD
-----------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                      $ 11.26      TBD      $ 18.41      TBD
-----------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                      $ 16.10      TBD      $ 24.39      TBD
-----------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                      $ 21.25       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                              $365.82    $365.90    $461.60    $501.79
-----------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                            $317.24    $317.17    $368.33    $402.94
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                          $105.86       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        $ 57.25       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                  $ 25.52    $ 26.94    $ 44.42       NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                $ 11.34    $ 12.76    $ 13.55       NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect           $ 16.06       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time                   $ 45.27    $ 45.34    $ 45.43    $ 55.00
   Specific (per LSR)
-----------------------------------------------------------------------------------------------------------------------

4-Wire High Bit Rate Dig Subscriber Line (HDSL) Compatible
Loop, includes manual service inquiry and facility reservation,
      --------
per month, statewide
-----------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                 NA      $ 13.97       NA      $ 17.91
-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                        $ 10.36      TBD      $ 16.21    $ 15.46
-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                        $ 13.73      TBD      $ 24.45    $ 19.46
-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                        $ 19.62      TBD      $ 32.38    $ 27.88
-----------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                        $ 25.90       NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                              $531.21    $531.35    $625.11    $666.70
-----------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                            $482.63    $482.62    $532.78    $568.86
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                          $105.86       NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        $ 57.25       NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                  $ 25.52    $ 26.94    $ 44.06       NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                $ 11.34    $ 12.76    $ 13.55       NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect           $ 16.06       NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time                   $ 45.27    $ 45.34    $ 45.43    $ 55.00
   Specific (per LSR)
-----------------------------------------------------------------------------------------------------------------------

4-Wire High Bit Rate Dig Subscriber Line (HDSL) Compatible
Loop, without manual service inquiry and facility reservation,
      -------
per month, statewide                                                        NA       $ 13.97     NA        $ 17.91
-----------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                      $ 10.36      TBD     $  16.21     TBD
-----------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                      $ 13.73      TBD     $  24.45     TBD
-----------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                      $ 19.62      TBD     $  32.38     TBD
-----------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                      $ 25.90       NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                              $392.21    $392.35   $ 486.11    $527.70
-----------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                            $343.63    $343.62   $ 393.78    $429.86
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                          $105.86       NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        $ 57.25       NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                  $ 25.52    $ 26.94   $  44.06      NA
-----------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                $ 11.34    $ 12.76   $  13.55      NA
-----------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                  Rates - Page 5

                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN    $ 17.77       NA          NA       NA     $ 11.41
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific     OCOSL    $ 45.99    $ 55.00    $ 34.22   $ 55.00   $ 32.77
   (per LSR)
-------------------------------------------------------------------------------------------------------------------------------
4-Wire DS1 Digital Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                         USLXX       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                   USLXX    $ 51.74    $ 64.69    $ 55.53   $ 50.26   $ 56.32
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                   USLXX    $ 84.05    $ 94.71    $ 64.13   $ 94.06   $ 96.73
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                   USLXX    $152.29    $208.93    $101.93   $162.34   $197.57
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                   USLXX       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                         USLXX    $610.13    $540.00    $429.98   $849.80   $410.38
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                       USLXX    $380.26    $465.00    $268.18   $523.27   $255.48
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                     USLXX    $134.77       NA         NA        NA     $ 92.35
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                   USLXX    $ 55.97       NA         NA        NA     $ 38.44
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st             SOMAN    $ 27.37       NA      $ 18.94      NA     $ 18.14
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN    $ 12.97       NA      $  8.42      NA     $  8.06
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN    $ 17.77       NA         NA        NA     $ 11.41
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific     OCOSL    $ 49.18    $ 55.00    $ 34.52   $ 55.00   $ 33.05
   (per LSR)
-------------------------------------------------------------------------------------------------------------------------------
4-Wire 56 Kbps Dig Grade Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                         UDL56       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                   UDL56    $ 27.33    $ 39.08    $ 25.75      NA     $ 27.50
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                   UDL56    $ 44.40    $ 57.21    $ 29.74      NA     $ 47.24
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                   UDL56    $ 80.45    $126.22    $ 47.27      NA     $ 96.48
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                   UDL56       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                         UDL56    $498.05    $654.72    $348.55      NA     $333.28
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                       UDL56    $343.70    $428.45    $241.20      NA     $230.50
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                     UDL56    $129.62       NA         NA        NA     $ 87.99
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                   UDL56    $ 64.25       NA         NA        NA     $ 44.24
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st             SOMAN    $ 27.37       NA      $ 18.94      NA     $ 18.14
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN    $ 12.97       NA      $  8.42      NA     $  8.06
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN    $ 17.77       NA         NA        NA     $ 11.41
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific     OCOSL    $ 45.99    $ 55.00    $ 34.22      NA     $ 32.77
   (per LSR)
-------------------------------------------------------------------------------------------------------------------------------
4-Wire 64 Kbps Dig Grade Loop, per month
-------------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                         UDL64       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                   UDL64    $ 27.33    $ 39.08    $ 25.75      NA     $ 27.50
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                   UDL64    $ 44.40    $ 57.21    $ 29.74      NA     $ 47.24
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                   UDL64    $ 80.45    $126.22    $ 47.27      NA     $ 96.48
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                   UDL64       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                         UDL64    $498.05    $654.72    $348.55      NA     $333.28
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                       UDL64    $343.70    $428.45    $241.20      NA     $230.50
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                     UDL64    $129.62       NA         NA        NA     $ 87.99
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                   UDL64    $ 64.25       NA         NA        NA     $ 44.24
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st             SOMAN    $ 27.37       NA      $ 18.94      NA     $ 18.14
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN    $ 12.97       NA      $  8.42      NA     $  8.06
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN    $ 17.77       NA         NA        NA     $ 11.41
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific     OCOSL    $ 45.99    $ 55.00    $ 34.22      NA     $ 32.77
   (per LSR)
-------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), includes manual service inquiry and facility reservation, per
--------
month, statewide *
-------------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                         UCLPB    $ 15.11    $ 18.00    $ 13.97   $ 11.89   $ 21.00
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                   UCLPB      TBD      $ 18.60    $ 19.80     TBD     $ 18.80
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                   UCLPB      TBD      $ 27.23    $ 22.86     TBD     $ 25.85
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                   UCLPB      TBD      $ 60.07    $ 36.34     TBD     $ 39.14
-------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                   UCLPB       NA         NA         NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                         UCLPB    $514.21    $340.00    $395.16   $713.50   $340.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                       UCLPB    $464.58    $300.00    $217.39   $609.44   $300.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                     UCLPB      TBD        TBD      $142.27      NA     $ 72.54
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect               $ 16.06       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific              $ 45.27    $ 45.34    $ 45.43   $ 55.00
   (per LSR)
--------------------------------------------------------------------------------------------------------------------------
4-Wire DS1 Digital Loop, per month
--------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                     NA      $ 62.78       NA       TBD
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                            $ 50.99      TBD      $ 59.61     TBD
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                            $ 67.58      TBD      $ 89.90     TBD
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                            $ 96.58      TBD      $119.06     TBD
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                            $127.47       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  $599.09    $714.84    $715.77     TBD
--------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                $373.90    $421.47    $421.50     TBD
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              $133.53       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            $ 56.25       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      $ 25.52    $ 26.94    $ 43.77      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    $ 11.34    $ 12.76    $ 13.55      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect               $ 16.06       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific              $ 48.17    $ 45.34    $ 48.47      NA
   (per LSR)
--------------------------------------------------------------------------------------------------------------------------
4-Wire 56 Kbps Dig Grade Loop, per month
--------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                     NA      $ 32.67       NA     $ 42.23
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                            $ 25.61      TBD      $ 34.26   $ 36.45
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                            $ 33.94      TBD      $ 51.67   $ 45.87
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                            $ 48.51      TBD      $ 68.43   $ 65.75
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                            $ 64.02       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  $489.00    $489.04    $602.73   $643.00
--------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                $337.93    $337.51    $393.50   $421.26
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              $128.36       NA      $ 44.06      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            $ 64.35       NA      $ 13.55      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      $ 25.52    $ 26.94       NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    $ 11.34    $ 12.76       NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect               $ 16.06       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific              $ 45.27    $ 45.34    $ 45.43   $ 55.00
   (per LSR)
--------------------------------------------------------------------------------------------------------------------------
4-Wire 64 Kbps Dig Grade Loop, per month
--------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                     NA      $ 32.67    $ 41.70   $ 42.23
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                            $ 25.61      TBD      $ 34.26   $ 36.45
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                            $ 33.94      TBD      $ 51.67   $ 45.87
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                            $ 48.51      TBD      $ 68.43   $ 65.75
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                            $ 64.02       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  $489.00    $489.04    $602.73   $643.00
--------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                $337.93    $337.51    $393.50   $421.26
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              $128.36       NA      $ 44.06      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            $ 64.35       NA      $ 13.55      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      $ 25.52    $ 26.94       NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    $ 11.34    $ 12.76       NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect               $ 16.06       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Order Coordination - Time Specific              $ 45.27    $ 45.34    $ 45.43   $ 55.00
   (per LSR)
--------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), includes manual service inquiry and facility reservation, per
--------
month, statewide *
--------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                     NA      $ 19.00    $ 20.81   $ 12.16
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                            $ 16.85      TBD      $ 18.90   $ 19.85
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                            $ 22.34      TBD      $ 28.50   $ 24.98
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                            $ 31.92      TBD      $ 37.75   $ 35.81
--------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                            $ 42.13       NA         NA        NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  $504.82    $450.00    $600.61   $270.01
--------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                $456.24    $390.00    $507.33   $234.63
--------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              $105.86       NA         NA     $ 74.54
--------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                           BELLSOUTH/KNOLOGY RATES                Rates - Page 6
                             NETWORK ELEMENTS AND
                                OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            UCLPB         TBD        TBD     $   37.86       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      SOMAN    $   47.00   $  47.00    $   18.94  $   47.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    SOMAN    $   21.00   $  21.00    $    8.42  $   21.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st         SOMAN    $   17.77       NA      $  142.27  $   17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l       SOMAN    $   17.77       NA      $   37.86  $   17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop            UCLMC    $   16.00   $  16.00    $   36.46  $   16.00
-----------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), without
                                                                  -------
manual service inquiry and facility reservation, per month, statewide         UCLPW          NA        NA           NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                          UCLPW         TBD    $  18.60    $   11.90      TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                          UCLPW         TBD    $  27.23    $   13.74      TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                          UCLPW         TBD    $  60.07    $   21.83      TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                          UCLPW         NA         NA           NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  UCLPW    $  375.21   $ 201.00    $  154.13  $  574.50
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                UCLPW    $  325.58   $ 161.00    $  139.75  $  470.44
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              UCLPW        TBD        TBD      $  140.73       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            UCLPW        TBD        TBD      $   37.45       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      SOMAN    $   47.00   $  47.00         NA    $   47.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    SOMAN    $   21.00   $  21.00         NA    $   21.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st         SOMAN    $   17.77       NA           NA    $   17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l       SOMAN    $   17.77       NA           NA    $   17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop            UCLMC    $   16.00   $  16.00    $   36.46       NA
-----------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Long (greater than 18kft), includes
                                                        --------
manual service inquiry and facility reservation, per month, statewide
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                  UCL2L    $   40.00   $  35.00    $   41.61  $   40.00
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                            UCL2L         TBD    $  18.60    $   19.80       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                            UCL2L         TBD    $  27.23    $   22.86       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                            UCL2L         TBD    $  60.07    $   36.34       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                            UCL2L         NA         NA           NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  UCL2L    $  514.21   $ 340.00    $  395.16  $  713.50
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                UCL2L    $  464.58   $ 300.00    $  217.39  $  609.44
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              UCL2L         NA         NA      $  142.27       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            UCL2L         NA         NA      $   37.86       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      SOMAN    $   47.00   $  47.00    $   18.94  $   47.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    SOMAN    $   21.00   $  21.00    $    8.42  $   21.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st         SOMAN    $   17.77         NA    $  142.27  $   17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L       SOMAN    $   17.77         NA    $   37.86  $   17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop            UCLMC    $   16.00   $  16.00    $   36.46  $   16.00
-----------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Long (greater than 18kft), without
                                                        -------
manual service inquiry and facility reservation, per month, statewide         UCL2W    $   40.00   $  35.00    $   37.00  $   40.00
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                          UCL2W         TBD        TBD          TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                          UCL2W         TBD        TBD          TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                          UCL2W         TBD        TBD          TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                          UCL2W         NA         NA           NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                  UCL2W    $  375.21   $ 201.00    $  154.13  $  574.50
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                UCL2W    $  325.58   $ 161.00    $  139.75  $  470.44
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                              UCL2W         NA         NA           TBD        NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                            UCL2W         NA         NA           TBD        NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                      SOMAN    $   47.00   $  47.00         TBD   $   47.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                    SOMAN    $   21.00   $  21.00         TBD   $   21.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                $  39.42  $  57.25       NA        NA   $  39.14
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          $  18.14  $  25.52  $  47.00  $  47.00       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                        $   8.06  $  11.34  $  21.00  $  25.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st             $  11.41  $  16.06        NA  $  21.00       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l           $  11.41  $  16.06        NA  $  21.00       NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop                $  32.77  $  45.27  $  16.00  $  45.43  $  34.29
-----------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), without
                                                                  -------
maMual service inquiry and facility reservation, per month, statewide                 NA         NA   $  19.00      NA    $  12.16
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                                  TBD   $  16.85      TBD       TBD       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                                  TBD   $  22.34      TBD       TBD       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                                  TBD   $  31.92      TBD       TBD       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                                  NA    $  42.13      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                      $ 201.00  $ 365.82  $ 311.00  $ 461.61  $ 131.01
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                    $ 161.00  $ 317.24  $ 251.00  $ 368.33  $  95.63
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  $  72.54  $ 105.86      NA        NA    $  74.54
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                $  39.42  $  57.25      NA        NA    $  39.14
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          $  18.14  $  25.52  $  47.00  $  47.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                        $   8.06  $  11.34  $  21.00  $  25.52      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st             $  11.41  $  16.06        NA  $  21.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l           $  11.41  $  16.06        NA  $  21.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop                $  32.77  $  45.27  $  16.00  $  45.43  $  34.29
-----------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Long (greater than 18kft), includes
                                                        --------
manual service inquiry and facility reservation, per month, statewide
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Statewide, per month                                                      $  37.00  $  45.00  $  35.00  $  40.00  $  35.00
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 1, per month (Note 2)                                                $  18.80  $  16.85     TBD    $  18.90  $  19.85
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 2, per month (Note 2)                                                $  25.85  $  22.34     TBD    $  28.50  $  24.98
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 3, per month (Note 2)                                                $  39.14  $  31.92     TBD    $  37.75  $  35.81
-----------------------------------------------------------------------------------------------------------------------------------
   RC - Zone 4, per month (Note 2)                                                    NA    $  42.13       NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                      $ 340.00  $ 504.82  $ 450.00  $ 600.61  $ 270.01
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                    $ 300.00  $ 456.24  $ 390.00  $ 507.33  $ 234.63
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  $  72.54  $ 105.86      NA        NA    $  74.54
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                $  39.42  $  57.25      NA        NA    $  39.14
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          $  18.14  $  25.52  $  47.00  $  47.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                        $   8.06  $  11.34  $  21.00  $  25.52      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st             $  11.41  $  16.06      NA    $  21.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L           $  11.41  $  16.06      NA    $  21.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop                $  32.77  $  45.27  $  16.00  $  45.43  $  34.29
-----------------------------------------------------------------------------------------------------------------------------------

2-Wire Unbundled Copper Loop/Long (greater than 18kft), without
                                                        -------
manual service inquiry and facility reservation, per month, statewide             $  37.00  $  45.00  $  35.00  $  40.00  $  35.00
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                                  TBD       TBD       TBD       TBD       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                                  TBD       TBD       TBD       TBD       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                                  TBD       TBD       TBD       TBD       TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                                  NA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                      $ 201.00  $ 365.82  $ 311.00  $ 461.61  $ 131.01
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                    $ 161.00  $ 317.24  $ 251.00  $ 368.33  $  95.63
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  $  72.54  $ 105.86      NA        NA    $  74.54
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                $  39.42  $  57.25      NA        NA    $  39.14
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          $  18.14  $  25.52  $  47.00  $  47.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                        $   8.06  $  11.34  $  21.00  $  25.52      NA
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                           BELLSOUTH/KNOLOGY RATES                Rates - Page 7
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st           SOMAN    $  17.77          NA         TBD  $  17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l         SOMAN    $  17.77          NA         TBD  $  17.77
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC    $  16.00   $   16.00   $   36.46  $  16.00
-----------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), includes
                                                                  --------
manual service inquiry and facility reservation, per month, statewide *         UCL4S         TBD         TBD   $  19.34        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                            UCL4S         TBD         TBD   $  16.65        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                            UCL4S         TBD         TBD   $  19.22        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                            UCL4S         TBD         TBD   $  30.55        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                            UCL4S         NA           NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                    UCL4S         TBD         TBD   $ 353.80        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                  UCL4S         TBD         TBD   $ 162.61        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                UCL4S         TBD         TBD   $ 156.25        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                              UCL4S         TBD         TBD   $  41.96        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN         TBD         TBD         NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN         TBD         TBD         NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN         TBD         TBD         NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC         TBD         TBD   $  36.46        TBD
-----------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), without
                                                                  -------
manual service inquiry and facility reservation, per month, statewide           UCL4W         TBD         TBD   $  19.34        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                            UCL4W         TBD         TBD   $  16.65        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                            UCL4W         TBD         TBD   $  19.22        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                            UCL4W         TBD         TBD   $  30.55        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                            UCL4W          NA          NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                    UCL4W         TBD         TBD   $ 214.80        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                  UCL4W         TBD         TBD   $ 162.61        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                UCL4W         TBD         TBD   $ 156.25        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                              UCL4W         TBD         TBD   $  41.96        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN         TBD         TBD         NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN         TBD         TBD         NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN         TBD         TBD         NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge- Manual Order Coordination - per loop               UCLMC         TBD         TBD   $  36.46        TBD
-----------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Long (greater than 18kft), includes manual
                                                        --------
service inqury and reservation, per month, statewide                            UCL4L         TBD         TBD   $  55.86        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                            UCL4L         TBD          TBD  $  47.56        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                            UCL4L         TBD          TBD  $  54.92        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                            UCL4L         TBD          TBD  $  87.30        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                            UCL4L          NA           NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                    UCL4L         TBD          TBD  $ 397.06        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                  UCL4L         TBD          TBD  $ 227.88        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                UCL4L         TBD          TBD  $ 156.25        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                              UCL4L         TBD          TBD  $  41.96        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN         TBD          TBD        NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN         TBD          TBD        NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN         TBD          TBD        NA        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC         TBD          TBD  $  36.46        TBD
-----------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Long (greater than 18kft), without manual
                                                        -------
service inquiry and facility reservation, per month, statewide                  UCL4O         TBD          TBD  $  55.86        TBD
----------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                            UCL4O         TBD          TBD  $  47.56        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                            UCL4O         TBD          TBD  $  54.92        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                            UCL4O         TBD          TBD  $  87.30        TBD
-----------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                            UCL4O          NA           NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st           $  11.41  $  16.06        NA  $  21.00        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L         $  11.41  $  16.06        NA  $  21.00        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop              $  32.77  $  45.27  $  16.00  $  45.43 $   34.29
---------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), includes
                                                                  --------
manual service inquiry and facility reservation, per month, statewide *              TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                                  NA       TBD        NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                         TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                       TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                     TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                   TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                             TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                           TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                      TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop                   TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Short (less than or equal to 18kft), without
                                                                  -------
manual service inquiry and facility reservation, per month, statewide                TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                                  NA        NA        NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                         TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                       TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                     TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                   TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                             TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                           TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                      TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop                    TBD       TBD      TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper Loop/Long (greater than 18kft), includes
                                                        --------
manual service inqury and reservation per month, statewide                           TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                                  NA       TBN        NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                         TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                       TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect  Charge - 1st                                                    TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect  Charge - Add'l                                                  TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                             TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                           TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                      TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop                   TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------

4-Wire Unbundled Copper    Loop/Long (greater than 18kft), without manual
                                                                   ------
service inquiry and facility reservation, per month, statewide                       TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3, per month                                                                 TBD       TBD       TBD       TBD       TBD
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4, per month                                                                  NA       TBN        NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                            BELLSOUTH/KNOLOGY RATES               Rates - Page 8
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                               UCL4O      TBD          TBD      $ 397.06       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                             UCL4O      TBD          TBD      $ 227.88       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                           UCL4O      TBD          TBD      $ 156.25       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                         UCL4O      TBD          TBD      $  41.96       TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                   SOMAN      TBD          TBD          NA         TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                 SOMAN      TBD          TBD          NA         TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect            SOMAN      TBD          TBD          NA         TBD
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop         UCLMC      TBD          TBD      $  36.46       TBD
---------------------------------------------------------------------------------------------------------------------------------
DS3 Local Loop
---------------------------------------------------------------------------------------------------------------------------------
   DS3 Unbundled Local Loop - per mile                                     1L5ND   $   10.85   $   11.97    $   8.90   $    43.69
---------------------------------------------------------------------------------------------------------------------------------
   DS3 Unbundled Local Loop- per Facility Termination                      UE3PX   $  419.65   $  407.58    $ 390.34   $   436.95
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - 1st                                        UE3PX   $  640.54   $  910.45    $ 639.50   $ 1,091.00
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - Add'l                                      UE3PX   $  426.82   $  532.19    $ 426.40   $   661.23
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - Disconnect - 1st                           UE3PX   $  121.72   $  223.20    $ 122.31        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - Disconnect - Add'l                         UE3PX   $  118.54   $  156.12    $ 119.14        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                         SOMAN       NA      $   21.73        NA     $    19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                              SOMAN       NA      $    3.87        NA          NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                     SOMEC   $    3.50   $    2.77    $   3.50   $     3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                          SOMEC       NA      $    0.43        NA          NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge--Manual Svc Order - 1st                        SOMAN   $   38.48       NA       $  37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge--Manual Svc Order - Add'l                      SOMAN   $   38.48       NA       $  37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st     SOMAN   $   19.03       NA       $  18.03        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l   SOMAN   $   19.03       NA       $  18.03        NA
---------------------------------------------------------------------------------------------------------------------------------
STS-1 Local Loop
---------------------------------------------------------------------------------------------------------------------------------
   STS-1 Unbundled Local Loop - per mile                                   1L5ND   $   10.85   $   11.97    $   8.90   $    43.69
---------------------------------------------------------------------------------------------------------------------------------
   STS-1 Unbundled Local Loop- per Facility Termination                    UDLS1   $  434.31   $  449.40    $ 390.34   $   436.95
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - 1st                                UDLS1   $  640.54   $  910.45    $ 639.50   $    1,091
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Add'l                              UDLS1   $  426.82   $  532.19    $ 426.40   $   661.23
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - 1st                   UDLS1   $  121.72   $  223.20    $ 122.31        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - Add'l                 UDLS1   $  118.54   $  156.12    $ 119.14        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                         SOMAN       NA      $   21.73        NA     $    19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                              SOMAN       NA      $    3.87        NA          NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                     SOMEC   $    3.50   $    2.77    $   3.50   $     3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                          SOMEC       NA      $    0.43        NA          NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                SOMAN   $   38.48       NA       $  37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l              SOMAN   $   38.48       NA       $  37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-1st                                                    SOMAN   $   19.03       NA       $  18.03        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-Add'l                                                  SOMAN   $   19.03       NA       $  18.03        NA
---------------------------------------------------------------------------------------------------------------------------------
OC3- Local Loop
---------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3 - per Mile                                              TBD    $    8.23   $    9.08    $   6.75   $    33.15
---------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3 - per Facility Termination                              TBD    $  691.33   $  651.40    $ 630.21   $   713.29
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - 1st                                   TBD    $  949.63   $  974.02    $ 947.69   $    1,543
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Add'l                                 TBD    $  413.38   $  412.05    $ 413.00   $   661.23
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - 1st                      TBD    $  121.72   $  112.44    $ 122.31        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - Add'l                    TBD    $  118.54   $  109.19    $ 119.14        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                         SOMAN       NA      $   21.73        NA     $    19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                              SOMAN       NA      $    3.87        NA          NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                     SOMEC   $    3.50   $    2.77    $   3.50   $     3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                          SOMEC       NA      $    0.43        NA          NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                  SOMAN   $   38.48       NA       $  37.55   $    93.12
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                SOMAN   $   38.48       NA       $  37.55   $    93.12
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-1st                                                    SOMAN   $   19.03       NA       $  18.03        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-Add'l                                                  SOMAN   $   19.03       NA       $  18.03        NA
---------------------------------------------------------------------------------------------------------------------------------
OC -12 Local Loop
---------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC12 - per Mile                                             TBD    $   10.13   $   11.18    $   8.31   $    40.80
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                 TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                               TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                             TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                           TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                     TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                   TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Disconnect Order - Add'l        TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop           TBD         TBD         TBD        TBD          TBD
----------------------------------------------------------------------------------------------------------------------------------
DS3 Local Loop
----------------------------------------------------------------------------------------------------------------------------------
   DS3 Unbundled Local Loop - per mile                                    $  11.26   $   54.39   $   11.40   $   15.53   $   30.53
----------------------------------------------------------------------------------------------------------------------------------
   DS3 Unbundled Local Loop- per Facility Termination                     $ 439.59   $  427.81   $  413.09   $  421.60   $  400.21
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - 1st                                       $ 594.70   $  975.22   $  757.25   $  735.42   $  726.16
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - Add'l                                     $ 396.54   $  549.17   $  534.95   $  519.31   $  411.64
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - Disconnect - 1st                          $ 102.16   $  134.07      NA           NA      $  103.36
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Facility Termination - Disconnect - Add'l                        $  99.46   $  130.59      NA           NA      $  100.59
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                           NA          NA         NA           NA      $   19.99
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                NA          NA         NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                    $   3.50   $    3.50   $    3.50   $    3.50   $    3.50
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                            NA          NA         NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge--Manual Svc Order - 1st                       $  34.92   $   68.62   $   55.00   $   54.26        NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge--Manual Svc Order - Add'l                     $  34.92   $   68.62   $   55.00   $   54.26        NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st    $  20.94   $   28.59      NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l  $  20.94   $   28.59      NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
STS-1 Local Loop
----------------------------------------------------------------------------------------------------------------------------------
   STS-1 Unbundled Local Loop - per mile                                  $  11.29   $   54.39   $   11.40   $   15.53   $   30.53
----------------------------------------------------------------------------------------------------------------------------------
   STS-1 Unbundled Local Loop- per Facility Termination                   $ 454.28   $  427.81   $  428.93   $  431.32   $  400.21
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - 1st                               $ 594.71   $  975.22   $  757.25   $  735.42   $  726.16
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Add'l                             $ 396.54   $  549.17   $  534.95   $  519.31   $  411.64
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - 1st                  $ 113.75   $  134.07      NA           NA      $  103.36
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - Add'l                $ 110.80   $  130.59      NA           NA      $  100.59
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                           NA          NA         NA           NA      $   19.99
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                NA          NA         NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                    $   3.50   $    3.50   $    3.50   $    3.50   $    3.50
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                            NA          NA         NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st               $  34.92   $   68.62   $   55.00   $   54.26        NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l             $  34.92   $   68.62   $   55.00   $   54.26        NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-1st                                                   $  16.77   $   28.59      NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Cost - Manual Svc Order vs.
   Elect-Disconnect-Add'l                                                 $  16.77   $   28.59      NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
OC3- Local Loop
----------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3 - per Mile                                            $  29.58   $   41.27   $   24.69   $   11.78   $   23.16
----------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3 - per Facility Termination                            $ 753.65   $  689.68   $  611.36   $  701.71   $  620.20
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - 1st                                 $  1,025   $   1,427   $   1,411   $   1,044   $   1,050
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Add'l                               $ 402.63   $  549.17   $  542.73   $  505.88   $  411.64
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - 1st                    $ 102.16   $  134.07   $  131.65       NA      $  103.36
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - Add'l                  $  99.46   $  130.59   $  128.19       NA      $  100.59
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                           NA          NA         NA           NA      $   19.99
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                NA          NA         NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                    $   3.50   $    3.50   $    3.50   $    3.50   $    3.50
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                            NA          NA         NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                 $  50.25   $   68.62   $   69.34   $   54.26        NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l               $  50.25   $   68.62   $   69.34   $   54.26        NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-1st                                                   $  20.94   $   28.59   $   29.76       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-Add'l                                                 $  20.94   $   28.59   $   29.76       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
OC -12 Local Loop
----------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC12 - per Mile                                           $  36.40   $   50.79   $   30.38   $   14.50   $   28.51
----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                  Rates - Page 9


                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
      Local Loop - OC12 - per Facility Termination                   TBD         $   2,557     $   2,068     $2,109.00    $  2,457
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - 1st                        TBD         $   1,165     $   1,193     $1,162.00    $  1,858
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - Add'l                      TBD         $  413.38     $  412.05     $  413.00    $ 661.23
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - Disconnect - 1st           TBD         $  121.72     $  112.44     $  122.31        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - Disconnect - Add'l         TBD         $  118.54     $  109.19     $  119.14        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR                               SOMAN             NA       $   21.73          NA      $  19.99
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR disconnect                    SOMAN             NA       $    3.87          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR                           SOMEC        $    3.50     $    2.77     $    3.50    $   3.50
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR disconnect                SOMEC             NA       $    0.43          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC -OC12 - Incremental Charge - Manual Svc Order - 1st       SOMAN        $   38.48          NA       $   37.55    $  93.12
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l    SOMAN        $   38.48          NA       $   37.55    $  93.12
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Incremental Cost-Manual Svc. Order vs.
      Elect-Disconnect-Add'l                                        SOMAN        $   19.03          NA       $   18.03        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Incremental Cost-Manual Svc. Order vs.
      Elect-Disconnect-Add'l                                        SOMAN        $   19.03          NA       $   18.03        NA
-----------------------------------------------------------------------------------------------------------------------------------
OC - 48 Local Loop
-----------------------------------------------------------------------------------------------------------------------------------
      Local Loop - OC48 - per Mile                                   TBD         $   33.22     $   36.67     $   27.25    $ 133.84
-----------------------------------------------------------------------------------------------------------------------------------
      Local Loop - OC48 - per Facility Termination                   TBD         $   1,713     $   1,699     $1,598.00    $  2,129
-----------------------------------------------------------------------------------------------------------------------------------
      Local Loop - OC12 interface on OC48 Facility                   TBD         $  736.71     $  592.09     $  594.80    $ 725.77
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - 1st                        TBD         $   1,165     $   1,193     $1,162.00    $  1,858
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - Add'l                      TBD         $  413.38     $  412.05     $  413.00    $ 661.23
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - 1st                      TBD         $  121.72     $  472.77     $  539.36    $ 844.21
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Add'l                    TBD         $  118.54     $  329.91     $  317.38    $ 516.89
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - Disconnect - 1st           TBD         $  121.72     $  108.95     $  122.31        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - Disconnect - Add'l         TBD         $  118.54     $  106.01     $  119.14        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st         TBD         $  121.72     $  108.95     $  122.31        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l       TBD         $  118.54     $  106.01     $  119.14        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR                               SOMAN             NA       $   21.73          NA      $  19.99
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR disconnect                    SOMAN             NA       $    3.87          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR                           SOMEC        $    3.50     $    2.77     $    3.50    $   3.50
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR disconnect                SOMEC             NA       $    0.43          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination-Manual Svc Order vs
      Electronic-Disconnect-1st                                     SOMAN        $   19.03          NA       $   37.55        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination-Manual Svc Order vs
      Electronic-Disconnect-Add'l                                   SOMAN        $   19.03          NA       $   37.55        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface - Manual Svc Order vs
      Electronic-Disconnect-1st                                     SOMAN        $   19.03          NA       $   37.55        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface - Manual Svc Order vs
      Electronic-Disconnect-Add'l                                   SOMAN        $   19.03          NA       $   37.55        NA
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC-48 - Incremental Charge--Manual Svc Order-1st        SOMAN        $   38.48          NA       $   18.03    $  93.12
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l      SOMAN        $   38.48          NA       $   18.03    $  93.12
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Incremental
      Charge--Manual Svc Order-                                     SOMAN        $   38.48          NA       $   18.03    $  93.12
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48  - Incremental
      Charge--Manual Svc Order-                                     SOMAN        $   38.48          NA       $   18.03    $  93.12
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Unbundled Loop Modification
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair -
      Loops less than or equal to 18kft                             ULM2L        $   80.55     $   80.55     $   69.28    $  80.55
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair -
      Loops greater than 18kft - 1st                                ULM2G        $  880.00     $  880.00     $  757.04    $ 880.00
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair
      Loops greater than 18kft - Add'l                              ULM2G        $   27.30     $   27.30     $   23.49    $  27.30
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 4 Wire pair -
      Loops less than or equal to 18kft                             ULM4G            TBN           TBN           TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 4 Wire pair -
      Loops greater than 18kft - 1st                                ULM4L            TBN           TBN           TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair
      Loops greater than 18kft - Add'l                              ULM4L            TBN           TBN           TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
      NRC - Bridge Tap Removal per pair unloaded                    ULMBT        $  121.14     $  121.14     $   79.99    $ 121.14
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
UNBUNDLED SUB-LOOPS
-----------------------------------------------------------------------------------------------------------------------------------
SUB-LOOP DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      Local Loop - OC12 - per Facility Termination                   $  2,571  $  2,371  $  2,122  $   2,663  $   2,079
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - 1st                        $  1,245  $  1,742  $  1,722  $   1,259  $   1,276
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - Add'l                      $ 402.63  $ 549.17  $ 542.73  $  505.88  $  411.64
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - Disconnect - 1st           $ 102.16  $ 134.07  $ 131.65       NA    $  103.36
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Facility Termination - Disconnect - Add'l         $  99.46  $ 130.59  $ 128.19       NA    $  100.59
-----------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR                                    NA       NA         NA         NA    $   19.99
-----------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR disconnect                         NA       NA         NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR                            $   3.50  $   3.50  $   3.50  $    3.50  $    3.50
-----------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR disconnect                      NA       NA        NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC -OC12 - Incremental Charge - Manual Svc Order - 1st        $  50.25  $  68.62  $  69.34  $   54.26       NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l     $  50.25  $  68.62  $  69.34  $   54.26       NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Incremental Cost-Manual Svc. Order vs.
      Elect-Disconnect-Add'l                                         $  20.94  $  28.59  $  29.76       NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC12 - Incremental Cost-Manual Svc. Order vs.
      Elect-Disconnect-Add'l                                         $  20.94  $  28.59  $  29.76       NA         NA
-----------------------------------------------------------------------------------------------------------------------
OC - 48 Local Loop
-----------------------------------------------------------------------------------------------------------------------
      Local Loop - OC48 - per Mile                                   $ 119.40  $ 166.59  $ 120.02  $   47.57  $   93.50
-----------------------------------------------------------------------------------------------------------------------
      Local Loop - OC48 - per Facility Termination                   $  2,268  $  1,753  $  1,677  $   1,733  $   1,832
-----------------------------------------------------------------------------------------------------------------------
      Local Loop - OC12 interface on OC48 Facility                   $ 723.29  $ 667.00  $ 582.66  $  773.40  $  570.54
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - 1st                        $  1,245  $  1,742  $  1,722  $   1,259  $   1,276
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - Add'l                      $ 402.63  $ 549.17  $ 542.73  $  505.88  $  411.64
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - 1st                      $ 532.13  $ 729.04  $ 720.81  $  635.04  $  544.55
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Add'l                    $ 304.90  $ 404.94  $ 400.38  $  410.02  $  311.39
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - Disconnect - 1st           $ 102.16  $ 134.07  $ 131.65       NA    $  103.36
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination - Disconnect - Add'l         $  99.46  $ 130.59  $ 128.19       NA    $  100.59
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st         $ 102.16  $ 134.07  $ 131.65       NA    $  103.36
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l       $  99.46  $ 130.59  $ 128.19       NA    $  100.59
-----------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR                                     NA       NA        NA         NA    $   19.99
-----------------------------------------------------------------------------------------------------------------------
      NRC - Manual Svc Order, per LSR disconnect                          NA       NA        NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR                            $   3.50  $   3.50  $   3.50  $    3.50  $    3.50
-----------------------------------------------------------------------------------------------------------------------
      NRC - Electronic Svc Order, per LSR disconnect                      NA       NA        NA         NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination-Manual Svc Order vs
      Electronic-Disconnect-1st                                      $  20.94  $  28.59  $  29.76       NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Facility Termination-Manual Svc Order vs
      Electronic-Disconnect-Add'l                                    $  20.94  $  28.59  $  29.76       NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface - Manual Svc Order vs
      Electronic-Disconnect-1st                                      $  20.94  $  28.59  $  29.76       NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface - Manual Svc Order vs
      Electronic-Disconnect-Add'l                                    $  20.94  $  28.59  $  29.76       NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC-48 - Incremental Charge--Manual Svc Order-1st         $  50.25  $  68.62  $  69.34  $   54.26       NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l       $  50.25  $  68.62  $  69.34  $   54.26       NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48 - Incremental
      Charge--Manual Svc Order-                                      $  50.25  $  68.62  $  69.34       NA         NA
-----------------------------------------------------------------------------------------------------------------------
      NRC - OC48 - Interface OC12 on OC48  - Incremental
      Charge--Manual Svc Order-                                      $  50.25  $  68.62  $  69.34       NA         NA
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Unbundled Loop Modification
-----------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair -
      Loops less than or equal to 18kft                              $  80.55  $  80.55  $  80.55  $   80.55  $   80.55
-----------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair -
      Loops greater than 18kft - 1st                                 $ 880.00  $ 880.00  $ 880.00  $  880.00  $  880.00
-----------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair
      Loops greater than 18kft - Add'l                               $  27.30  $  27.30  $  27.30  $   27.30  $   27.30
-----------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 4 Wire pair -
      Loops less than or equal to 18kft                                  TBN      TBN       TBN         TBN       TBN
-----------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 4 Wire pair -
      Loops greater than 18kft - 1st                                     TBN      TBN       TBN         TBN       TBN
-----------------------------------------------------------------------------------------------------------------------
      NRC - Load Coil/Equipment Removal per 2 Wire pair
      Loops greater than 18kft - Add'l                                   TBN      TBN       TBN         TBN       TBN
-----------------------------------------------------------------------------------------------------------------------
      NRC - Bridge Tap Removal per pair unloaded                     $ 121.14  $ 121.14  $ 121.14  $  121.14  $  121.14
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
UNBUNDLED SUB-LOOPS
-----------------------------------------------------------------------------------------------------------------------
SUB-LOOP DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 10

                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

--------------------------------------------------------------------------------------------------------------------------------
   Cross-Box Set-Up
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Cross Box location in the field - CLEC Feeder
     Facility set-up                                                     USBSA     TBN     TBN      $  421.08      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Cross Box location in the field - per 25 pair
     panel set-up                                                        USBSB     TBN     TBN      $   67.10      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Building Equipment Room - CLEC Feeder
     Facility set-up                                                     USBSC     TBN     TBN      $  394.74      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Building Equipment Room - per 25 pair panel
     set-up                                                              USBSD     TBN     TBN      $  154.57      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
Loop Distribution per 2-Wire Analog VG Sub-Loop, per month               USBN2     TBN     TBN      $    9.12   $   10.83 TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           USBN2     TBN     TBN      $  207.01   $  459.85 TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         USBN2     TBN     TBN      $  171.32   $  352.89 TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                       USBN2     TBN     TBN          TBD        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                     USBN2     TBN     TBN          TBD        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st               SOMAN     TBN     TBN      $   18.94      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN     TBN     TBN      $    8.42      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect        SOMAN     TBN     TBN          TBD        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     USBMC     TBN     TBN      $   34.22      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
Loop Distribution per 4-Wire Analog VG Sub-Loop, per month               USBN4     TBN     TBN      $    8.32      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           USBN4     TBN     TBN      $  219.35      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         USBN4     TBN     TBN      $   72.99      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                       USBN4     TBN     TBN      $  123.72      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                     USBN4     TBN     TBN      $   28.77      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st               SOMAN     TBN     TBN           NA        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN     TBN     TBN           NA        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect        SOMAN     TBN     TBN           NA        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     USBMC     TBN     TBN      $   34.22      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
Loop Distribution per 2 Wire Unbundled Copper Sub-Loop, per month        UCS2X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           UCS2X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         UCS2X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                       UCS2X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                     UCS2X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st               SOMAN     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect        SOMAN     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     USBMC     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
Loop Distribution per 4 Wire Unbundled Copper Sub-Loop, per month        UCS4X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           UCS4X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         UCS4X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                       UCS4X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                     UCS4X     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st               SOMAN     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect        SOMAN     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     USBMC     TBN     TBN          TBN        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
Sub-Loop-Intrabuilding Network Cable (a.k.a., riser cable),
2W analog, per mo                                                        USBR2     TBN     TBN      $    1.61      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           USBR2     TBN     TBN      $  137.03      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         USBR2     TBN     TBN      $   41.59      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                       USBR2     TBN     TBN      $  115.85      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                     USBR2     TBN     TBN      $   19.17      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st               SOMAN     TBN     TBN           NA        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN     TBN     TBN           NA        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect        SOMAN     TBN     TBN           NA        TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     USBMC     TBN     TBN      $   34.22      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
Sub-Loop-Intrabuilding Network Cable (a.k.a.,riser cable),
4W analog, per month                                                     USBR4     TBN     TBN      $    2.96      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           USBR4     TBN     TBN      $  176.46      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         USBR4     TBN     TBN      $   55.11      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                       USBR4     TBN     TBN      $  122.17      TBN    TBN
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
   Cross-Box Set-Up
-----------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Cross Box location in the field - CLEC Feeder
     Facility set-up                                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Cross Box location in the field - per 25 pair
     panel set-up                                                       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Building Equipment Room - CLEC Feeder
     Facility set-up                                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Set-Up per Building Equipment Room - per 25 pair panel
     set-up                                                             TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
Loop Distribution per 2-Wire Analog VG Sub-Loop, per month              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
Loop Distribution per 4-Wire Analog VG Sub-Loop, per month              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
Loop Distribution per 2 Wire Unbundled Copper Sub-Loop, per month       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
Loop Distribution per 4 Wire Unbundled Copper Sub-Loop, per month       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
Sub-Loop-Intrabuilding Network Cable (a.k.a., riser cable),
2W analog, per mo                                                       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
Sub-Loop-Intrabuilding Network Cable (a.k.a.,riser cable),
4W analog, per month                                                    TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      TBN       TBN       TBN       TBN
-----------------------------------------------------------------------------------------------------------  --------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 11

                            BELLSOUTH/KNOLOGY RATES
                             NETWORK ELEMENTS AND
                                OTHER SERVICES

---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   USBR4      TBN      TBN     $   19.57      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             SOMAN      TBN      TBN        NA          TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN      TBN      TBN        NA          TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN      TBN      TBN        NA          TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                              USBMC      TBN      TBN     $   34.22      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
SUB-LOOP FEEDER
---------------------------------------------------------------------------------------------------------------------------------
  Cross-Box Set-Up
---------------------------------------------------------------------------------------------------------------------------------

     NRC - DS0 Set-Up per Cross Box location - CLEC Distribution
     Facility set-up                                                   USBFW      TBN      TBN     $  421.08      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - DS0 Set-Up per Cross Box location - per 25 pair panel
     set-up                                                            USBFX      TBN      TBN     $   67.10      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

     NRC - DS1 Set-Up per Cross Box location - CLEC Distribution
     Facility set-up                                                   USBFY      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - DS1 Set-Up per Cross Box location - per pair panel
     set-up                                                            USBFZ      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Ground-Start Unbundled Sub-Loop Feeder, per month     USBFA      TBN      TBN     $    8.58      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         USBFA      TBN      TBN     $  206.44      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       USBFA      TBN      TBN     $  170.05      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     USBFA      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   USBFA      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             SOMAN      TBN      TBN     $   18.94      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN      TBN      TBN     $    8.42      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                               TBD       TBN      TBN     $   34.22      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-Start Unbundled Sub-Loop Feeder, per month       USBFB      TBN      TBN     $    8.58      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         USBFB      TBN      TBN     $  206.44      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       USBFB      TBN      TBN     $  170.05      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     USBFB      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   USBFB      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             SOMAN      TBN      TBN     $   18.94      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN      TBN      TBN     $    8.42      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                               TBD       TBN      TBN     $   34.22      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Reverse Battery Unbundled Sub-Loop Feeder, per
month                                                                  USBFC      TBN      TBN     $    8.58      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         USBFC      TBN      TBN     $  206.44      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       USBFC      TBN      TBN     $  170.05      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     USBFC      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   USBFC      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             SOMAN      TBN      TBN     $   18.94      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN      TBN      TBN     $    8.42      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN      TBN      TBN        TBN         TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                               TBD       TBN      TBN     $   34.22      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Ground-Start Unbundled Sub-Loop Feeder, per month     USBFD      TBN      TBN     $   19.91      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         USBFD      TBN      TBN     $  243.41      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       USBFD      TBN      TBN     $   81.32      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     USBFD      TBN      TBN     $  134.77      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   USBFD      TBN      TBN     $   33.93      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             SOMAN      TBN      TBN        NA          TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN      TBN      TBN        NA          TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN      TBN      TBN        NA          TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                               TBD       TBN      TBN     $   34.22      TBN       TBN
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   TBN         TBN       TBN       TBN
------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             TBN         TBN       TBN       TBN
------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           TBN         TBN       TBN       TBN
------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      TBN         TBN       TBN       TBN
------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                              TBN         TBN       TBN       TBN
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
SUB-LOOP FEEDER
------------------------------------------------------------------------------------------------------------------------
Cross-Box Set-Up
------------------------------------------------------------------------------------------------------------------------

     NRC - DS0 Set-Up per Cross Box location - CLEC Distribution
     Facility set-up                                                   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - DS0 Set-Up per Cross Box location - per 25 pair panel
     set-up                                                            TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------

     NRC - DS1 Set-Up per Cross Box location - CLEC Distribution
     Facility set-up                                                   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - DS1 Set-Up per Cross Box location - per pair panel
     set-up                                                            TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Ground-Start Unbundled Sub-Loop Feeder, per month     TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Loop-Start Unbundled Sub-Loop Feeder, per month       TBN       TBN       TBN       TBN
-------------------------------------------------------------------    -----------------------------------------------
     NRC - 1st                                                         TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                              TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
2-Wire Analog VG Reverse Battery Unbundled Sub-Loop Feeder, per
month                                                                  TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per
     loop                                                              TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Ground-Start Unbundled Sub-Loop Feeder, per month     TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                     TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                   TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st             TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l           TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect      TBN       TBN       TBN       TBN
----------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per        TBN       TBN       TBN       TBN
     loop
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                            BELLSOUTH/KNOLOGY RATES              Rates - Page 12
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

------------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Loop-Start Unbundled Sub-Loop Feeder, per month        USBFE   TBN   TBN  $  19.91  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          USBFE   TBN   TBN  $ 243.41  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        USBFE   TBN   TBN  $  81.32  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      USBFE   TBN   TBN  $ 134.77  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    USBFE   TBN   TBN  $  33.93  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              SOMAN   TBN   TBN      NA    TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            SOMAN   TBN   TBN      NA    TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       SOMAN   TBN   TBN      NA    TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     TBD    TBN   TBN  $  34.22  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2-Wire ISDN Unbundled Sub-Loop Feeder, per month                        USBFF   TBN   TBN  $  17.73  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          USBFF   TBN   TBN  $ 208.50  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        USBFF   TBN   TBN  $  62.31  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      USBFF   TBN   TBN  $ 119.68  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    USBFF   TBN   TBN  $  29.58  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              SOMAN   TBN   TBN      NA    TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            SOMAN   TBN   TBN      NA    TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       SOMAN   TBN   TBN      NA    TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     TBD    TBN   TBN  $  34.22  TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire DSI Unbundled Sub-Loop Feeder, per month                         USBFG   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          USBFG   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        USBFG   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      USBFG   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    USBFG   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     TBD    TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
2-Wire Copper Unbundled Sub-Loop Feeder, per month                      USBFH   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          USBFH   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        USBFH   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      USBFH   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    USBFH   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     TBD    TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire Copper Unbundled Sub-Loop Feeder, per month                      USBFJ   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          USBFJ   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        USBFJ   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      USBFJ   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    USBFJ   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st              SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l            SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Disconnect       SOMAN   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Order Coordination - per loop     TBD    TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire 2.4 KBPS Digital Unbundled Sub-Loop Feeder, per month            USBFK   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                          USBFK   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                        USBFK   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - 1st                                      USBFK   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge - Add'l                                    USBFK   TBN   TBN      TBN   TBN  TBN  TBN  TBN  TBN  TBN
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                            BELLSOUTH/KNOLOGY RATES              Rates - Page 13
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l              SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect         SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop       TBD    TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire 4.8 KBPS Digital Unbundled Sub-Loop Feeder, per month            USBFL   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                            USBFL   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                          USBFL   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                        USBFL   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                      USBFL   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l              SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect         SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop       TBD    TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire 9.6 KBPS Digital Unbundled Sub-Loop Feeder, per month            USBFM   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                            USBFM   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                          USBFM   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                        USBFM   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                      USBFM   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l              SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect         SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop       TBD    TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire 19.2 KBPS Digital Unbundled Sub-Loop Feeder, per month           USBFN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                            USBFN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                          USBFN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                        USBFN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                      USBFN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l              SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect         SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop       TBD    TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire 56 KBPS Digital Unbundled Sub-Loop Feeder, per month             USBFO   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                            USBFO   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                          USBFO   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                        USBFO   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                      USBFO   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l              SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect         SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop       TBD    TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4-Wire 64 KBPS Digital Unbundled Sub-Loop Feeder, per month             USBFP   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                            USBFP   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                          USBFP   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                        USBFP   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                      USBFP   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l              SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect         SOMAN   TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Order Coordination - per loop       TBD    TBN   TBN  TBN    TBN    TBN  TBN  TBN  TBN   TBN
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                            BELLSOUTH/KNOLOGY RATES                Rate- Page 14
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

------------------------------------------------------------------------------------------------------------------------------------
Unbundled Sub-Loop Modification
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Load Coil/Equipment Removal per
     2 Wire pair                              ULM2X    TBN      TBN      TBN      TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Load Coil/Equipment Removal per
     4 Wire pair                              ULM4X    TBN      TBN      TBN      TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Bridge Tap Removal per pair
     unloaded                                 ULMBT    TBN      TBN      TBN      TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 Loop Make Up
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Loop Makeup - Preordering
     Without Reservation, per working
     facility queried (Manual)                UMKLW  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00
------------------------------------------------------------------------------------------------------------------------------------
     Loop Makeup - Preordering Without
     Reservation, per spare facility
     queried (Manual) Maximum number
     of spare facilities per manual
     LMUSI is (3).]                           UMKLW  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00  $134.00
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Loop Makeup - Preordering With
     Reservation, per spare facility
     queried (Manual) Maximum number of
     spare facilities per manual LMUSI is
     (3).]                                    UMKLP  $140.00  $140.00  $140.00  $140.00  $140.00  $140.00  $140.00  $140.00  $140.00
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Loop Makeup - Preordering Without
     Reservation, per working facility
     queried (Mechanized)                      TBD   $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08
------------------------------------------------------------------------------------------------------------------------------------
     Loop Makeup - Preordering Without
     Reservation, per spare facility
     queried (Mechanized) Maximum number
     of spare facilities per mechanized
     LMUSI is (10).]                           TBD   $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08
------------------------------------------------------------------------------------------------------------------------------------
     Loop Makeup - Preordering With
     Reservation, per spare facility
     queried (Mechanized) Maximum number
     of spare facilities per mechanized
     is LMUSI (10).]                           TBD   $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08  $  1.08
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 Unbundled Network Terminating Wire,
 per pair, per month                          UENPP    TBN      TBN    $ 1.37     TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - UNTW Pair, per pair                  UENPP    TBN      TBN    $ 2.48     TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge, per pair          UENPP    TBN      TBN    $ 1.74     TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge -
   Manual Service Order                       SOMAN    TBN      TBN      NA       TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge -
   Manual Service Order - Disconnect          SOMAN    TBN      TBN      NA       TBN      TBN      TBN      TBN      TBN      TBN
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 Sub-Loop Concentration - Channelization
 Sys (Outside CO)
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge -
     Manual Service Order - 1st               SOMAN  $ 27.37    TBD    $ 18.94    TBD      TBD      TBD      TBD      TBD      TBD
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
     Manual Service Order - Add'l             SOMAN  $ 12.97    TBD    $  8.42    TBD      TBD      TBD      TBD      TBD      TBD
------------------------------------------------------------------------------------------------------------------------------------
   TR008 - System A (96 channel capacity -
   channels 1-96), per month                  UCT8A    TBN    $792.49  $724.79  $757.00    TBN      TBN      TBN      TBN    $683.78
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                UCT8A    TBN    $640.93  $632.36  $633.94    TBN      TBN      TBN      TBN    $634.31
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                              UCT8A    TBN    $315.03  $310.82  $311.60    TBN      TBN      TBN      TBN    $311.78
------------------------------------------------------------------------------------------------------------------------------------
   TR008 - System B (96 channel capacity -
   channels 97-192), per month                UCT8B    TBN    $155.32  $ 92.91  $ 95.60    TBN      TBN      TBN      TBN    $102.12
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                UCT8B    TBN    $640.93  $632.36  $633.94    TBN      TBN      TBN      TBN    $634.31
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                              UCT8B    TBN    $315.03  $310.82  $311.60    TBN      TBN      TBN      TBN    $311.78
------------------------------------------------------------------------------------------------------------------------------------
   TR303 - System A (96 channel capacity -
   channels 1-96), per month                  UCT3A    TBN    $835.72  $764.42  $799.95    TBN      TBN      TBN      TBN    $726.87
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                UCT3A    TBN    $640.93  $632.36  $633.94    TBN      TBN      TBN      TBN    $634.31
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                              UCT3A    TBN    $315.03  $310.82  $311.60    TBN      TBN      TBN      TBN    $311.78
------------------------------------------------------------------------------------------------------------------------------------
   TR303 - System B (96 channel capacity -
   channels 97-192), per month                UCT3B    TBN    $198.55  $132.54  $138.55    TBN      TBN      TBN      TBN    $145.21
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                UCT3B    TBN    $640.93  $632.36  $633.94    TBN      TBN      TBN      TBN    $634.31
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                              UCT3B    TBN    $315.03  $310.82  $311.60    TBN      TBN      TBN      TBN    $311.78
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Feeder Interface, per month            UCTFS    TBN    $ 78.43  $ 72.12  $ 77.02    TBN      TBN      TBN      TBN    $ 76.73
------------------------------------------------------------------------------------------------------------------------------------
     NRC 1st                                  UCTFS    TBN    $422.74  $425.74  $418.13    TBN      TBN      TBN      TBN    $418.37
------------------------------------------------------------------------------------------------------------------------------------
     NRC Add'l                                UCTFS    TBN    $200.74  $198.06  $198.56    TBN      TBN      TBN      TBN    $198.67
------------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire Voice -
   Loop Start , per month                      TBD     TBN    $  2.62  $  2.38  $  2.68    TBN      TBN      TBN      TBN    $  2.61
------------------------------------------------------------------------------------------------------------------------------------
     NRC 1st                                   TBD     TBN    $ 42.39  $ 41.82  $ 41.92    TBN      TBN      TBN      TBN    $ 41.95
------------------------------------------------------------------------------------------------------------------------------------
     NRC Add'l                                 TBD     TBN    $ 42.15  $ 41.58  $ 41.69    TBN      TBN      TBN      TBN    $ 41.71
------------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire ISDN,
   per month                                  ULCC1    TBN    $ 10.49  $  9.53  $ 10.72    TBN      TBN      TBN      TBN    $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
     NRC 1st                                  ULCC1    TBN    $ 42.39  $ 41.82  $ 41.92    TBN      TBN      TBN      TBN    $ 41.95
------------------------------------------------------------------------------------------------------------------------------------
     NRC Add'l                                ULCC1    TBN    $ 42.15  $ 41.58  $ 41.69    TBN      TBN      TBN      TBN    $ 41.71
------------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire Voice -
   Ground Start or Reverse Battery,
   per month                                   TBD     TBN    $ 15.59  $ 14.17  $ 15.94    TBN      TBN      TBN      TBN    $ 15.51
------------------------------------------------------------------------------------------------------------------------------------
    NRC 1st                                    TBD     TBN    $ 42.39  $ 41.82  $ 41.92    TBN      TBN      TBN      TBN    $ 41.95
------------------------------------------------------------------------------------------------------------------------------------
    NRC Add'l                                  TBD     TBN    $ 42.15  $ 41.58  $ 41.69    TBN      TBN      TBN      TBN    $ 41.71
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 15
                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 4 Wire Voice, per month                             ULCC4        TBN      $    9.30    $    8.45   $    9.50
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC4        TBN      $   42.39    $   41.82   $   41.92
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC4        TBN      $   42.15    $   41.58   $   41.69
-----------------------------------------------------------------------------------------------------------------------------------
   Test Circuit, per month                                                 UCTTC        TBN      $   45.46    $   41.30   $   46.44
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             UCTTC        TBN      $   42.39    $   41.82   $   41.92
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           UCTTC        TBN      $   42.15    $   41.58   $   41.69
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 56Kbps, per month                           ULCC5        TBN      $   13.78    $   12.51   $   14.08
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC5        TBN      $   42.39    $   41.82   $   41.92
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC5        TBN      $   42.15    $   41.58   $   41.69
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 64Kbps, per month                           ULCC6        TBN      $   13.78    $   12.51   $   14.08
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC6        TBN      $   42.39    $   41.82   $   41.92
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC6        TBN      $   42.15    $   41.58   $   41.69
-----------------------------------------------------------------------------------------------------------------------------------
Loop Concentration System (Inside C.O.)
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Incremental Charge - Manual Service Order - 1st               SOMAN    $     27.37     TBD       $   18.94      TBD
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN    $     12.97     TBD       $    8.42      TBD
-----------------------------------------------------------------------------------------------------------------------------------
   TR008 -System A (96 channel capacity - channels 1-96), per month        UCT8A    $    327.44  $  400.33    $  316.63   $  394.00
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                           UCT8A    $  1,115.10  $1,128.70    $1,111.95   $1,116.15
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         UCT8A         NA          NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   TR008 - System B (96 channel capacity - channels 97-192), per month     UCT8B    $     67.41  $   70.48    $   65.27       72.21
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                           UCT8B    $    464.57  $  470.41    $  463.37   $  465.11
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         UCT8B         NA          NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   TR303 - System  A (96 channel capacity - channels 1-96), per month      UCT3A    $    375.18  $  450.24    $  362.87   $  445.14
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                           UCT3A    $  1,115.10  $1,128.70    $1,111.95   $1,116.15
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         UCT3A         NA          NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   TR303 - System B (96 channel capacity - channels 97-192), per month     UCT3B    $    111.30  $  118.76    $  110.02   $  121.45
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                           UCT3B    $    464.57  $  470.41    $  463.37   $  465.11
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         UCT3B         NA          NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   DS1 Interface, per month                                                UCTCO    $      6.42  $    6.47    $    6.15   $  403.20
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             UCTCO    $    367.70  $  372.32    $  366.72   $  132.18
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           UCTCO    $    132.03  $  133.69    $  130.63   $  132.18
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire Voice - Loop Start, per month                 TBD     $      2.55  $    2.66    $    2.44   $    2.79
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                              TBD     $     35.77  $   36.23    $   35.68   $   35.82
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                            TBD     $     35.55  $   36.02    $   35.48   $   35.62
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire ISDN, per month                              ULCC1    $     10.19  $   10.67    $    9.76   $   11.18
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC1    $     35.77  $   36.23    $   35.68   $   35.82
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC1    $     35.55  $   36.02    $   35.48   $   35.62
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire Voice - Ground Start or Reverse Battery,
       per month                                                            TBD     $     15.15  $   15.85    $   14.51   $   16.62
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                              TBD     $     35.77  $   36.23    $   35.68   $   35.82
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                            TBD     $     35.55  $   36.02    $   35.48   $   35.62
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 4 Wire Voice, per month                             ULCC4    $      9.04  $    9.44    $    8.65   $    9.91
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC4    $     35.77  $   36.23    $   35.68   $   35.82
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC4    $     35.55  $   36.02    $   35.48   $   35.62
-----------------------------------------------------------------------------------------------------------------------------------
   Test Circuit, per month                                                 UCTTC    $     44.16  $   46.14    $   42.30   $   48.43
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             UCTTC    $     35.77  $   36.23    $   35.68   $   35.82
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           UCTTC    $     35.55  $   36.02    $   35.48   $   35.62
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 56Kbps, per month                           ULCC5        TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC5        TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC5        TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 64Kbps, per month                           ULCC6        TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                             ULCC6        TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                           ULCC6        TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
LINE SHARING
-----------------------------------------------------------------------------------------------------------------------------------
       System Splitter - Line 96 Capacity
-----------------------------------------------------------------------------------------------------------------------------------
       RC - Per month                                                      ULSDA    $    100.00  $  100.00    $  100.00   $  100.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 4 Wire Voice, per month                           TBN           TBN         TBN          TBN      $    9.26
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                            TBN           TBN         TBN          TBN      $   41.95
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                          TBN           TBN         TBN          TBN      $   41.71
-----------------------------------------------------------------------------------------------------------------------------------
   Test Circuit, per month                                                TBN           TBN         TBN          TBN      $   45.22
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                            TBN           TBN         TBN          TBN      $   41.95
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                          TBN           TBN         TBN          TBN      $   41.71
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 56Kbps, per month                          TBN           TBN         TBN          TBN      $   13.71
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                            TBN           TBN         TBN          TBN      $   41.95
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                          TBN           TBN         TBN          TBN      $   41.71
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 64Kbps, per month                          TBN           TBN         TBN          TBN      $   13.71
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                            TBN           TBN         TBN          TBN      $   41.95
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                          TBN           TBN         TBN          TBN      $   41.71
-----------------------------------------------------------------------------------------------------------------------------------
Loop Concentration System (Inside C.O.)
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Incremental Charge - Manual Service Order - 1st           $   18.14    $     25.52     TBD       $   44.06      TBD
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Incremental Charge - Manual Service Order - Add'l         $    8.06    $     11.34     TBD       $   13.55      TBD
-----------------------------------------------------------------------------------------------------------------------------------
   TR008 -System A (96 channel capacity - channels 1-96), per month    $  308.74    $    454.79  $  375.96    $  399.21   $  380.06
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                       $1,117.20    $  1,115.10  $1,113.00    $1,119.30   $1,114.05
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         NA            NA         NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   TR008 - System B (96 channel capacity - channels 97-192), per month $   76.58    $     73.30  $   65.98    $   71.91   $   68.71
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                       $  465.64    $    464.71  $  463.74    $  466.38   $  464.21
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         NA             NA         NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   TR303 - System  A (96 channel capacity - channels 1-96), per month  $  385.97    $    506.70  $  422.68    $  450.13   $  428.73
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                       $1,117.20    $  1,115.10  $1,113.00    $1,119.30   $1,114.05
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         NA             NA         NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   TR303 - System B (96 channel capacity - channels 97-192), per month $  129.05    $    123.52  $  111.17    $  121.16   $  115.79
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                       $  465.64    $    464.71  $  463.74    $  466.38   $  464.21
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                         NA             NA         NA           NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
   DS1 Interface, per month                                            $    7.35    $      6.99  $    6.27    $    6.79       $6.49
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                         $  368.54    $    367.80  $  367.04    $  369.13   $  367.41
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                       $  132.33    $    132.07  $  131.79    $  132.54   $  131.92
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire Voice - Loop Start, per month            $    2.91    $      2.77  $    0.89    $    2.69   $    2.58
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                         $   35.86    $     35.78  $   35.73    $   35.91   $   35.74
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                       $   35.66    $     35.37  $   35.49    $   35.71   $   35.54
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire ISDN, per month                          $   11.66    $     11.10  $    9.95    $   10.76   $   10.30
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                         $   35.86    $     35.78  $   35.71    $   35.91   $   35.74
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                       $   35.66    $     35.37  $   35.51    $   35.71   $   35.54
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 2 Wire Voice - Ground Start or Reverse Battery,
       per month                                                       $   17.33    $     16.46  $   14.80    $   16.01   $   15.32
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                         $   35.86    $     35.78  $   35.71    $   35.91   $   35.74
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                       $   35.66    $     35.37  $   35.51    $   35.71   $   35.54
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - 4 Wire Voice, per month                         $   10.34    $      9.83      $8.82    $    9.55   $    9.13
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                         $   35.86    $     35.78  $   35.71    $   35.91   $   35.74
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                       $   35.66    $     35.37  $   35.51    $   35.71   $   35.54
-----------------------------------------------------------------------------------------------------------------------------------
   Test Circuit, per month                                             $   50.53    $     47.85  $   43.13    $   46.66   $   44.65
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                         $   35.86    $     35.78  $   35.71    $   35.91   $   35.74
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                       $   35.66    $     35.37  $   35.51    $   35.71   $   35.54
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 56Kbps, per month                          TBN           TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                            TBN           TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                          TBN           TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
   Channel Interface - Digital 64Kbps, per month                          TBN           TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC 1st                                                            TBN           TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC Add'l                                                          TBN           TBN         TBN          TBN         TBN
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
LINE SHARING
-----------------------------------------------------------------------------------------------------------------------------------
       System Splitter - Line 96 Capacity
-----------------------------------------------------------------------------------------------------------------------------------
       RC - Per month                                                  $  100.00    $    100.00  $  100.00    $  100.00   $  100.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                            BELLSOUTH/KNOLOGYRATES                Rates- Page 16
                               NETWORK ELEMENTS
                              AND OTHER SERVICES

-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDA      $ 150.00     $ 150.00     $ 150.00     $ 300.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDA      $   0.00     $   0.00     $   0.00     $   0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                      ULSDA      $ 150.00     $ 150.00     $ 150.00         NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
System Splitter - 24 Line Capacity
-----------------------------------------------------------------------------------------------------------------------------------
RC - Per month                                                        ULSDB      $  25.00     $  25.00     $  25.00     $  25.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDB      $ 150.00     $ 150.00     $ 150.00     $ 300.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDB      $   0.00     $   0.00     $   0.00     $   0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                      ULSDB      $ 150.00     $ 150.00     $ 150.00         NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Loop Capacity, Line Activation Per Occurrence
-----------------------------------------------------------------------------------------------------------------------------------
RC - Per Month                                                        ULSDC      $  6.00      $   6.00     $   6.00     $   6.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDC      $ 40.00      $  40.00     $  40.00     $  40.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC- Addl                                                             ULSDC      $ 22.00      $  22.00     $  22.00     $  22.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Subsequent Activity - Per Occurrence
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDS      $ 30.00      $  30.00     $  30.00     $  30.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDS      $ 15.00      $  15.00     $  15.00     $  15.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN      $ 47.00      $  47.00     $  18.94     $  47.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN      $ 21.00      $  21.00     $   8.42     $  21.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - 1st    SOMAN      $ 17.77          NA       $ 142.27     $  17.77
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l  SOMAN      $ 17.77          NA       $  37.86     $  17.77
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                   SOMEC      $  3.50      $   2.77     $   3.50     $   3.50
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR disconnect                        SOMEC          NA       $   0.43          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDA      $ 150.00 $  300.00  $ 300.00  $ 300.00   $  150.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDA      $   0.00 $    0.00  $   0.00  $   0.00   $    0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                      ULSDA      $ 150.00      NA        NA        NA     $  150.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
System Splitter - 24 Line Capacity
-----------------------------------------------------------------------------------------------------------------------------------
RC - Per month                                                        ULSDB      $  25.00 $   25.00  $  25.00  $  25.00   $   25.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDB      $ 150.00 $  300.00  $ 300.00  $ 300.00   $  150.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDB      $   0.00 $    0.00  $   0.00  $   0.00   $    0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                      ULSDB      $ 150.00      NA        NA        NA     $  150.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Loop Capacity, Line Activation Per Occurrence
-----------------------------------------------------------------------------------------------------------------------------------
RC - Per Month                                                        ULSDC      $   6.00 $    6.00  $   6.00  $   6.00   $    6.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDC      $  40.00 $   40.00  $  40.00  $  40.00   $   40.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDC      $  22.00 $   22.00  $  22.00  $  22.00   $   22.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Subsequent Activity - Per Occurrence
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             ULSDS      $  30.00 $   30.00  $  30.00  $  30.00   $   30.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Addl                                                            ULSDS      $  15.00 $   15.00  $  15.00  $  15.00   $   15.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN      $  18.14 $   25.52  $  47.00  $  47.00        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN      $   8.06 $   11.34  $  21.00  $  25.52        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - 1st    SOMAN      $  11.41 $   16.06      NA    $  21.00        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l  SOMAN      $  11.41 $   16.06      NA    $  21.00        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                   SOMEC      $   3.50 $    3.50  $   3.50  $   3.50   $    3.50
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR disconnect                        SOMEC          NA         NA       NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
* Rates subject to true-up
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 17


                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS
                              AND OTHER SERVICES
                                     PORTS

-----------------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                               USOC           AL           FL               GA              KY
-----------------------------------------------------------------------------------------------------------------------------------
LOCAL EXCHANGE SWITCHING (PORTS)
-----------------------------------------------------------------------------------------------------------------------------------
 2-Wire Analog Line Port (Res., Bus.), per month
-----------------------------------------------------------------------------------------------------------------------------------
   2-Wire Voice Grade Line Port (Residence), per month
-----------------------------------------------------------------------------------------------------------------------------------
   2- wire voice unbundled port - residence                  UEPRL       $   2.07   2.00 - Note 1   1.85 - Note 1    2.61 - Note 1
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port with caller ID - residence    UEPRC       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port outgoing only - residence     UEPRO       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Alabama extended local
   dialing parity port with caller ID                        UEPAR       $   2.07          NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Kentucky extended local
   dialing parity port with caller ID                        UEPRM           NA            NA              NA             2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Louisiana extended local
   dialing parity port with caller ID                        UEPAS           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Mississippi extended local
   dialing parity port with caller ID                        UEPAT           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled South Carolina extended
   local dialing parity port with caller ID                  UEPAU           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Tennessee extended local
   dialing parity port with caller ID                        UEPAQ           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Florida area calling with caller
   ID - residence                                            UEPAF           NA         $ 2.00             NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Louisiana Area Plus with caller
   ID - residence (RUL)                                      UEPAG           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Louisiana Area Plus with caller
   ID - residence (AC7)                                      UEPAH           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled South Carolina Area Calling port
   with Caller ID - residence (LW8)                          UEPAJ           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (F2R)                               UEPAK           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (TACER)                             UEPAL           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (TACSR)                             UEPAM           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (1MF2X)                             UEPAN           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (2MR)                               UEPAO           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled res, low usage line port with
   Caller ID (LUM)                                           UEPAP       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)          LNPCX
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   2-Wire Voice Grade Line Port (Business), per month
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port without Caller ID             UEPBL       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port with unbundled port with
   Caller+E484 ID                                            UEPBC       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled outgoing only port                 UEPBO       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Alabama extended local
   dialing parity port with caller ID                        UEPAW       $   2.07          NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Kentucky extended local
   dialing parity port with caller ID                        UEPBM           NA            NA              NA           $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Louisiana extended local
   dialing parity port with caller ID                        UEPAX           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Mississippi extended local
   dialing parity port with caller ID                        UEPAY           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled South Carolina extended
   local dialing parity port with caller ID                  UEPAZ           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Tennessee extended local
   dialing parity port with caller ID                        UEPAV           NA            NA              NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled incoming only port with Caller
   ID                                                        UEPB1       $   2.07       $ 2.00         $  1.85          $ 2.61
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                                 LA             MS           NC           SC               TN
-----------------------------------------------------------------------------------------------------------------------------------
LOCAL EXCHANGE SWITCHING (PORTS)
-----------------------------------------------------------------------------------------------------------------------------------
 2-Wire Analog Line Port (Res., Bus.), per month
-----------------------------------------------------------------------------------------------------------------------------------
   2-Wire Voice Grade Line Port (Residence), per month
-----------------------------------------------------------------------------------------------------------------------------------
   2- wire voice unbundled port - residence                  $ 2.20      $  2.11        $ 2.19         $  2.35       1.90 - Note 1
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port with caller ID - residence    $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port outgoing only - residence     $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Alabama extended local
   dialing parity port with caller ID                          NA           NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Kentucky extended local
   dialing parity port with caller ID                          NA           NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Louisiana extended local
   dialing parity port with caller ID                        $ 2.20         NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Mississippi extended local
   dialing parity port with caller ID                          NA        $  2.11          NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled South Carolina extended
   local dialing parity port with caller ID                    NA           NA            NA           $  2.35            NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Tennessee extended local
   dialing parity port with caller                             NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Florida area calling with caller
   ID - residence                                              NA           NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Louisiana Area Plus with caller
   ID - residence (RUL)                                      $ 2.20         NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Louisiana Area Plus with caller
   ID - residence (AC7)                                      $ 2.20         NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled South Carolina Area Calling port
   with Caller ID - residence (LW8)                            NA           NA            NA           $  2.35            NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (F2R)                                 NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   - Caller ID residence (TACER)                               NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (TACSR)                               NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residence (1MF2X)                               NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with
   Caller ID - residenc                                        NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled res, low usage line port with
   Caller ID (LUM)                                           $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
   2-Wire Voice Grade Line Port(Business), per month
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port without Caller ID             $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port with unbundled port with
   Caller+E484 ID                                            $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled outgoing only port                 $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Alabama extended local
   dialing with parity port caller ID                          NA           NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Kentucky extended local
   dialing parity port with caller ID                          NA           NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Louisiana extended local
   dialing parity port with caller ID                        $ 2.20         NA            NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Mississippi extended local
   dialing parity port with caller ID                          NA        $  2.11          NA              NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled South Carolina extended
   local dialing parity port with caller ID                    NA           NA            NA           $  2.35            NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice grade unbundled Tennessee extended local
   dialing parity port with caller ID                          NA           NA            NA              NA            $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled incoming only port with Caller
   ID                                                        $ 2.20      $  2.11        $ 2.00         $  2.35          $ 1.90
-----------------------------------------------------------------------------------------------------------------------------------

                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS         Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                     PORTS                       Rates - Page 18

---------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                                    USOC     AL     FL    GA      KY
-----------                                                                                    ----     --     --    --      --
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                          UEPAA     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                          UEPAB     NA     NA    NA      NA
--------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy Option (TACC1)                  UEPAC     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-Way Area Calling Standard Option (TACC2)                      UEPAD     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-WAY Collierville and Memphis Local Calling Port (B2F)         UEPAE     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                              LNPCX
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges (NRC) - 1st (Residence)
---------------------------------------------------------------------------------------------------------------------------------
2- wire voice unbundled port - residence                                                      UEPRL  $21.93 $38.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with caller ID - residence                                        UEPRC  $21.93 $38.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port outgoing only - residence                                         UEPRO  $21.93 $38.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled area plus port with caller ID - residence                              UEPRM  $21.93 $38.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                        UEPAF     NA  $38.00   NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                   UEPAG     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                   UEPAH     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area calling port with Caller ID - residence (LW8)      UEPAJ     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)           UEPAK     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)         UEPAL     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)         UEPAM     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)         UEPAN     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)           UEPAO     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Res Low Usage Line Port with Caller+E563 ID (LUM)                      UEPAP  $21.93 $38.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l (Residence)
---------------------------------------------------------------------------------------------------------------------------------
2- wire voice unbundled port - residence -                                                    UEPRL  $21.93 $15.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with caller ID - residence                                        UEPRC  $21.93 $15.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port outgoing only - residence                                         UEPRO  $21.93 $15.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled area plus port with caller ID - residence                              UEPRM  $21.93 $15.00 $17.16  $37.78
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                        UEPAF     NA  $15.00   NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                   UEPAG     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2 -wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                  UEPAH     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)      UEPAJ     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)           UEPAK     NA     NA    NA      NA
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                                    LA      MS      NC      SC       TN
-----------                                                                                    --      --      --      --       --
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                         $ 2.20    NA      NA      NA         NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                           NA      NA      NA    $ 2.35       NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy Option (TACC1)                   NA      NA      NA      NA     $ 1.90
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-Way Area Calling Standard Option (TACC2)                       NA      NA      NA      NA     $ 1.90
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-WAY Collierville and Memphis Local Calling Port (B2F)          NA      NA      NA      NA     $ 1.90
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges (NRC) - 1st (Residence)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2- wire voice unbundled port - residence                                                     $16.43  $22.98  $21.60  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled port with caller ID - residence                                       $16.43  $22.98  $24.04  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled port outgoing only - residence                                        $16.43  $22.98  $24.04  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled area plus port with caller ID - residence                             $16.43  $22.98  $24.04  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                         NA      NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                  $16.43    NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                  $16.43    NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area calling port with Caller ID - residence (LW8)       NA      NA      NA    $24.98    NA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)            NA      NA      NA      NA     A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)          NA      NA      NA      NA     A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)          NA      NA      NA      NA     A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)          NA      NA      NA      NA     A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)            NA      NA      NA      NA     A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Res Low Usage Line Port with Caller+E563 ID (LUM)                     $16.43  $22.98  $24.04  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l (Residence)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2- wire voice unbundled port - residence -                                                   $16.43  $22.98  $21.60  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled port with caller ID - residence                                       $16.43  $22.98  $ 9.08  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled port outgoing only - residence                                        $16.43  $22.98  $ 9.08  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled area plus port with caller ID - residence                             $16.43  $22.98  $ 9.08  $24.98   A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                         NA      NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                  $16.43    NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
2 -wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                 $16.43    NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)       NA      NA      NA    $24.98    NA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            BST GSST
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)            NA      NA      NA      NA     A4.3.1
------------------------------------------------------------------------------------------------------------------------------------

              BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS              Attachment 2
                          AND OTHER SERVICES                           Exhibit D
                                 PORTS                             Rates-Page 19
                                                                         Page 19

------------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                             USOC       AL          FL       GA        KY        LA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID -
residence (TACER)                                                          UEPAL      NA          NA       NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID -
residence (TACSR)                                                          UEPAM      NA          NA       NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID -
residence (1MF2X)                                                          UEPAN      NA          NA       NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID -
residence (2MR)                                                            UEPAO      NA          NA       NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)        UEPAP    $21.93     $15.00   $17.16    $37.78    $16.43
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NRC - Subsequent Activity                                                  USASC    $10.00     $10.00   $10.00    $10.00    $10.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NRC - 1st (Business)
------------------------------------------------------------------------------------------------------------------------------------

2-wire Voice Unbundled Port without Caller ID                              UEPBL    $21.93     $38.00   $17.16    $37.55    $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled port with Caller ID                                 UEPBC    $21.93     $38.00   $17.16    $37.55    $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled outgoing only port                                  UEPBO    $21.93     $38.00   $17.16    $37.55    $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled Area Plus Port with Caller ID                       UEPBM    $21.93     $38.00   $17.16    $37.55    $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled Incoming only Port with Caller ID                   UEPB1    $21.93     $38.00   $17.16    $37.55    $16.43
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)       UEPAA       NA        NA        NA        NA     $16.43
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled SC Bus Area Calling Port with Caller ID+E587 (LMB)  UEPAB       NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option
(TACC1)                                                                    UEPAC       NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Area Calling Port Standard
Option (TACC2)                                                             UEPAD       NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Collierville and Memphis Local
Calling Port (B2F)                                                         UEPAE       NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l (Business)                                                     UEPBL    $21.93     $15.00    $17.16    $37.55   $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled port without Caller ID                              UEPBL    $21.93     $15.00    $17.16    $37.55   $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled port with Caller ID                                 UEPBC    $21.93     $15.00    $17.16    $37.55   $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled outgoing only port                                  UEPBO    $21.93     $15.00    $17.16    $37.55   $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled Area Plus Port with Caller ID                       UEPBM    $21.93     $15.00    $17.16    $37.55   $16.43
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled incoming only port with Caller ID                   UEPB1    $21.93     $15.00    $17.16    $37.55   $16.43
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)       UEPAA      NA        NA        NA        NA      $16.43
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)       UEPAB      NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option
(TACC1)                                                                    UEPAC      NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option
(TACC2)                                                                    UEPAD      NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Collierville and Memphis Locall
Calling Port (B2F)                                                         UEPAE      NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                            MS        NC        SC            TN
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence                                             BST GSST
(TACER)                                                                                   NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence                                             BST GSST
(TACSR)                                                                                   NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence                                             BST GSST
(1MF2X)                                                                                   NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence                                             BST GSST
(2MR)                                                                                     NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)                    $22.98    $ 9.08    $24.98          A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NRC - Subsequent Activity                                                              $10.00    $10.00    $10.00         $10.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NRC - 1st (Business)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire Voice Unbundled Port without Caller ID                                          $22.98    $21.60    $24.98          A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled port with Caller ID                                             $22.98    $24.04    $24.98          A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled outgoing only port                                              $22.98    $24.04    $24.98          A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled Area Plus Port with Caller ID                                   $22.98    $24.04    $24.98          A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled Incoming only Port with Caller ID                               $22.98    $24.04    $24.98          A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                      NA        NA        NA            NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled SC Bus Area Calling Port with Caller ID+E587 (LMB)                 NA        NA     $24.98           NA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option (TACC1)              NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)             NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Collierville and Memphis Local Calling Port                                           BST GSST
(B2F)                                                                                     NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
                                                                                                                           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
NRC - Add'l (Business)                                                                  $22.98    $ 9.08    $24.98         A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled port without Caller ID                                           $22.98    $21.60    $24.98         A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled port with Caller ID                                              $22.98    $ 9.08    $24.98         A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled outgoing only port                                               $22.98    $ 9.08    $24.98         A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled Area Plus Port with Caller ID                                    $22.98    $ 9.08    $24.98         A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          BST GSST
2-wire voice unbundled incoming only port with Caller ID                                $22.98    $ 9.08    $24.98         A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                      NA        NA        NA            NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                      NA        NA     $24.98           NA
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option                                                      BST GSST
(TACC1)                                                                                   NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option                                                     BST GSST
(TACC2)                                                                                   NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-way Collierville and Memphis Locall Calling Port                                          BST GSST
(B2F)                                                                                     NA        NA        NA           A4.3.1
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

              BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS              Attachment 2
                          AND OTHER SERVICES                           Exhibit D
                                 PORTS                             Rates-Page 20

-----------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                    USOC            AL          FL     GA         KY
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Subsequent Activity                                                        USASC         $10.00      $10.00  $10.00    $10.00
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st
-----------------------------------------------------------------------------------------------------------------------------------
2- wire voice unbundled port - residence                                                       $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with caller ID - residence                                         $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port outgoing only - residence                                          $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled area plus port with caller ID - residence                               $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                            NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                       NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                       NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area Calling port with Caller ID -
residence (LW8)                                                                                   NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(F2R)                                                                                             NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACER)                                                                                           NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACSR)                                                                                           NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(1MF2X)                                                                                           NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(2MR)                                                                                             NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)                            $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port without Caller ID                                                  $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with Caller ID                                                     $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled outgoing only Port                                                      $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Area Plus Port with Caller ID                                           $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Incoming only Port with Caller ID                                       $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                              NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundles SC Bus Area Calling Port with Caller ID (LMB)                              NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option (TACC1)                      NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)                     NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-Way Collierville and Memphis Local Calling Port
(B2F)                                                                                             NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l
-----------------------------------------------------------------------------------------------------------------------------------
2- wire voice unbundled port - residence                                                       $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with caller ID - residence                                         $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port outgoing only - residence                                          $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled area plus port with caller ID - residence                               $ 6.21        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                            NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                       NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                       NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence
(LW8)                                                                                             NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(F2R)                                                                                             NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACER)                                                                                           NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACSR)                                                                                           NA         NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                        LA        MS        NC        SC        TN
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Subsequent Activity                                                           $10.00   $10.00     $10.00    $10.00    $10.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st
-----------------------------------------------------------------------------------------------------------------------------------
2- wire voice unbundled port - residence                                            $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with caller ID - residence                              $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port outgoing only - residence                               $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled area plus port with caller ID - residence                    $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                 NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)         $ 4.38      NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)         $ 4.38      NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence
(LW8)                                                                                  NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(F2R)                                                                                  NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACER)                                                                                NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACSR)                                                                                NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(1MF2X)                                                                                NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(2MR)                                                                                  NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)                 $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port without Caller ID                                       $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with Caller ID                                          $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled outgoing only Port                                           $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Area Plus Port with Caller ID                                $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Incoming only Port with Caller ID                            $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                $ 4.38      NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundles SC Bus Area Calling Port with Caller ID (LMB)                   NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option (TACC1)           NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------

2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)          NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled TN Bus 2-Way Collierville and Memphis Local Calling Port
(B2F)                                                                                  NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l
----------------------------------------------------------------------------------------------------------------------------------
2- wire voice unbundled port - residence                                            $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port with caller ID - residence                              $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled port outgoing only - residence                               $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled area plus port with caller ID - residence                    $ 4.38   $ 6.56       NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Florida area calling with caller ID - residence                 NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)         $ 4.38      NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)         $ 4.38      NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence
(LW8)                                                                                  NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(F2R)                                                                                  NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACER)                                                                                NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------
2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence
(TACSR)                                                                                NA       NA        NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------------

              BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS              Attachment 2
                          AND OTHER SERVICES                           Exhibit D
                                 PORTS                             Rates-Page 21

-------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                            USOC        AL       FL      GA        KY        LA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (1MF2X)                                                                 NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (2MR)                                                                   NA       NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)            $ 6.21      NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port without Caller ID                                  $ 6.21      NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port with Caler ID                                      $ 6.21      NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled outgoing only port                                      $ 6.21      NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Area Plus Port with Caller ID                           $ 6.21      NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled incoming only port with Caller ID                       $ 6.21      NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)              NA       NA      NA        NA      $ 4.38
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)              NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option
   (TACC1)                                                                           NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------

   2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option
   (TACC2)                                                                           NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled TN Bus 2-way Collierville and Memphis Local
   Calling Port (B2F)                                                                NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   NRC - OSS LSR Charge, Electronic, per LSR received from the
   CLEC by one of the OSS interactive interfaces                         SOMEC    $ 3.50  $ 3.50   $ 3.50   $ 3.50      $ 3.50
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN    $27.37      NA   $18.94       NA      $18.14
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN    $12.97      NA   $ 8.42       NA      $ 8.06
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service - Order Disconnect - 1st    SOMAN    $17.77      NA      NA        NA      $10.39
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service - Order  Disconnect - Add'l SOMAN    $ 1.44      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
All available features, per month                                        UEPVF    $ 5.55      NA      NA        NA      $ 8.28
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st (all types)                                                          $24.72      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l (all types)                                                        $24.72      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  $18.41      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                $18.41      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN    $27.37      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN    $12.97      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st    SOMAN    $17.77      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l  SOMAN    $ 1.44      NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
Three available feature, per month                                       UEPVF       NA       NA      NA        NA      $ 8.28
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st (all types)                                                             NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l (all types)                                                           NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                     NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                   NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN       NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN       NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st    SOMAN       NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l  SOMAN       NA       NA      NA        NA         NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Port, per month                                         UEP4A       NA   $ 9.14   $ 8.47       NA      $10.13
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                             UEP4A       NA   $ 5.86   $17.16       NA      $16.43
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                           UEP4A       NA   $ 5.86   $17.16       NA      $16.43
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                          BFR        NA       NA      NA        NA      $ 3.77
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                        BFR        NA       NA      NA        NA      $ 3.77
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN       NA       NA   $18.94       NA      $18.14
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN       NA       NA   $ 8.42       NA      $ 8.06
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st    SOMAN       NA       NA      NA        NA      $ 8.94
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                    MS        NC        SC       TN
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Callingport with Caller ID -
   residence (1MF2X)                                                              NA        NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Tennessee Area Callingport with Caller ID -
   residence (2MR)                                                             $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)         $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port without Caller ID                               $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled port with Caler ID                                   $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled outgoing only port                                   $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled Area Plus Port with Caller ID                        $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled incoming only port with Caller ID                    $ 6.56       NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)           NA        NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)           NA        NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option
   (TACC1)                                                                        NA        NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option
   (TACC2)                                                                        NA        NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   2-wire voice unbundled TN Bus 2-way Collierville and Memphis Local
   Calling Port (B2F)                                                             NA        NA        NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - OSS LSR Charge, Electronic, per LSR received from the
   CLEC by one of the OSS interactive interfaces                               $ 3.50   $ 3.50     $ 3.50    $ 3.50
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       $25.52   $26.94     $44.42      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                     $11.34   $12.76     $14.63      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service - Disconnect - 1st Order          $16.06      NA         NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service - Disconnect - Add'l Order           NA       NA         NA       NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
All available features, per month                                              $ 6.75      NA      $ 6.29      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st (all types)                                                       $21.42      NA      $36.24      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l (all types)                                                     $21.42      NA      $36.24      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                               $19.68      NA         NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                             $19.68      NA         NA       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       $25.52      NA     $44.42       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                     $11.34      NA     $14.63       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $16.06      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l           NA       NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
Three available feature, per month                                             $ 3.31      NA     $ 3.03       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st (all types)                                                       $ 3.06      NA     $ 4.53       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l (all types)                                                     $ 3.06      NA     $ 4.53       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                               $ 8.20      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                             $ 8.20      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       $25.52      NA     $44.42       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                     $11.34      NA     $14.63       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $16.06      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l           NA       NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
4-Wire Analog VG Port, per month                                               $ 9.60   $ 8.69    $ 2.28       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                   $22.98   $21.69    $ 3.50       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                 $22.98   $21.69    $ 3.50       NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                               $ 6.56      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                             $ 6.56      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       $25.52   $26.85       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                     $11.34   $12.67       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $16.06      NA        NA        NA
-------------------------------------------------------------------------------------------------------------------------------

                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS         Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                    PORTS                        Rates - Page 22

-----------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                   USOC         AL        FL       GA         KY
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire DID Port, per month                                                    UEPP2     $ 12.08      TBD    $ 11.35      NA
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - 1st                                                                   UEPP2     $ 50.00      TBD    $ 61.91      NA
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - Add'l                                                                 UEPP2     $ 18.00      TBD    $ 61.91      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               UEPP2        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             UEPP2        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN        NA        NA     $ 18.94      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN        NA        NA     $  8.42      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          SOMAN        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-Wire DS1 Port w/DID capability, per month                                   UEPDD     $130.23   $125.00   $120.80      NA
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - 1st                                                                   UEPDD     $ 50.00   $112.00   $ 89.44      NA
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - Add'l                                                                 UEPDD     $ 18.00   $ 91.00   $ 52.46      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               UEPDD        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             UEPDD        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN        NA        NA     $ 18.94      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN        NA        NA     $  8.42      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          SOMAN        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire ISDN Port(2) (3), per month                                            U1PMA     $ 16.42   $ 13.00   $ 13.47   $ 12.33
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - 1st                                                                   U1PMA     $ 63.24   $ 88.00   $ 47.37   $ 90.48
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - Add'l                                                                 U1PMA     $ 63.24   $ 66.00   $ 47.37   $ 84.53
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               U1PMA     $  5.69      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             U1PMA     $  5.69      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN     $ 56.19      NA     $ 39.98      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN     $ 56.19      NA     $ 39.98      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          SOMAN     $ 12.97      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        SOMAN     $ 12.97      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - User Profile per B Channel (4)                                        U1UMA        NA        NA        NA     $  5.61
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire ISDN Port(2) (3) including all available features, per month           U1PMA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                   U1PMA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Add'l                                                                 U1PMA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire ISDN Port(2) (3) including three available features, per month         U1PMA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                   U1PMA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Add'l                                                                 U1PMA        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN        NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-Wire ISDN DS1 Port, per month                                               UEPEX     $186.02      NA     $163.16      NA
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - 1st                                                                   UEPEX     $244.85      NA     $186.80      NA
-----------------------------------------------------------------------------------------------------------------------------------

    NRC - Add'l                                                                 UEPEX     $244.85      NA     $186.80      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               UEPEX     $ 51.19      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             UEPEX     $ 51.19      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN     $ 54.75      NA     $ 37.88      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN     $ 54.75      NA     $ 37.88      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          SOMAN     $ 11.53      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        SOMAN     $ 11.53      NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-Wire ISDN DS1 Port including all available features, per month              UEPEX        NA        NA        NA     $275.48
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                   LA          MS         NC        SC          TN
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire DID Port, per month                                                    $ 13.12   $ 14.63   $ 12.36   $ 12.08     $ 12.68
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         BST GSST
    NRC - 1st                                                                   $ 59.28   $ 83.09   $ 81.84   $ 50.00     A4.3.1
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         BST GSST
    NRC - Add'l                                                                 $ 59.28   $ 83.09   $ 81.84   $ 50.00     A4.3.1
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               $  9.20   $ 13.48      NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             $  9.20   $ 13.48      NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       $ 18.14   $ 25.52   $ 26.94      NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     $  8.06   $ 11.34   $ 12.76      NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $ 10.39   $ 16.07      NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-Wire DS1 Port w/DID capability, per month                                   $149.27   $146.46   $123.65   $130.23     $120.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          To be
    NRC - 1st                                                                   $ 85.63   $117.81   $116.59   $ 60.00   negotiated
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          To be
    NRC - Add'l                                                                 $ 50.23   $ 71.18   $ 69.92   $ 60.00   negotiated
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               $  8.82   $ 12.94      NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             $  8.82   $ 12.94      NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       $ 18.14   $ 25.52   $ 26.94      NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     $  8.06   $ 11.34   $ 12.76      NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $ 10.39   $ 16.06      NA        NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire ISDN Port(2) (3), per month                                            $ 23.33   $ 51.91   $ 24.50   $ 33.74     $  1.90
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         BST GSST
    NRC - 1st                                                                   $ 45.35   $ 63.59   $ 62.29   $ 65.79     A4.3.1
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         BST GSST
    NRC - Add'l                                                                 $ 45.35   $ 63.59   $ 62.29   $ 65.79     A4.3.1
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               $  4.31   $  7.04      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             $  4.31   $  7.04      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       $ 38.29   $ 53.87   $ 55.30   $ 67.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     $ 38.29   $ 53.87   $ 55.30   $ 67.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $  6.65   $ 11.34      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        $  6.65   $ 11.34      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - User Profile per B Channel (4)                                           NA        NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire ISDN Port(2) (3) including all available features, per month              NA        NA        NA     $ 38.68       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                      NA        NA        NA     $106.40       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Add'l                                                                    NA        NA        NA     $106.40       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                          NA        NA        NA     $ 67.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                        NA        NA        NA     $ 67.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-Wire ISDN Port(2) (3) including three available features, per month            NA        NA        NA     $ 36.01       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                      NA        NA        NA     $ 70.32       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Add'l                                                                    NA        NA        NA     $ 70.32       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                          NA        NA        NA     $ 67.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                        NA        NA        NA     $ 67.52       NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-Wire ISDN DS1 Port, per month                                               $194.72   $213.21   $179.75   $214.79     $308.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          To be
    NRC - 1st                                                                   $181.89   $244.12   $241.63   $278.37   negotiated
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          To be
    NRC - Add'l                                                                 $181.89   $244.12   $241.63   $278.37   negotiated
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               $ 27.11   $ 53.32      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             $ 27.11   $ 53.32      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       $ 33.18   $ 51.03   $ 53.89   $ 65.48       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     $ 33.18   $ 51.03   $ 53.89   $ 65.48       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          $  7.73   $  8.51      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        $  7.73   $  8.51      NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-Wire ISDN DS1 Port including all available features, per month                 NA        NA        NA     $251.00       NA
-----------------------------------------------------------------------------------------------------------------------------------

              BELLSOUTH/KNOLOGY RATES NETWORKELEMENTS               Attachment 2
                          AND OTHER SERVICES                           Exhibit D
                                 PORTS                          Rates -  Page 23

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                              USOC        AL        FL        GA         KY        LA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                           UEPEX       NA        NA        NA      $ 181.27     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                         UEPEX       NA        NA        NA      $ 116.42     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st               SOMAN       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l             SOMAN       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog Line Port (PBX), per month
------------------------------------------------------------------------------------------------------------------------------------
     2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence      UEPRD     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS          UEPPC     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                    UEPPO     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                   UEPP1     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                           UEPLD     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                          UEPT2     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                        UEPTO     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT   UEPA2     $ 2.07      NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT UEPL2       NA        NA        NA         NA      $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                        UEPLD     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT UEPT2       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT    UEPTO       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT             UEPXA     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                UEPXB     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                    UEPXC     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT             UEPXD     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT UEPXE     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT
     WITHOUT LUD                                                         UEPXF       NA        NA        NA       $ 2.61      NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT           UEPXG       NA        NA        NA       $ 2.61      NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT            UEPXH       NA        NA        NA       $ 2.61      NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD UEPXJ       NA        NA        NA       $ 2.61      NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING
     PORT                                                                UEPXK       NA        NA        NA         NA      $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
     ADMINISTRATIVE CALLING PORT                                         UEPXL     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM
     CALLING PORT                                                        UEPXM     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY
     ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                   UEPXN       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DISCOUNT
     ROOM CALLING PORT                                                   UEPXO     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT
     CALLING PORT                                                        UEPXP       NA        NA        NA         NA      $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING
     PORT                                                                UEPXQ       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING
     PORT                                                                UEPXR       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT              UEPXS     $ 2.07    $ 2.00    $ 1.85     $ 2.61    $ 2.20
------------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING
     PORT                                                               UEPXT       NA        NA        NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                                MS        NC          SC          TN
----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                                             NA        NA       $ 311.73       NA
----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                                           NA        NA       $ 311.73       NA
----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - 1st                                 NA        NA       $ 65.48        NA
----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order - Add'l                               NA        NA       $ 65.48        NA
----------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog Line Port (PBX), per month
----------------------------------------------------------------------------------------------------------------------------------
     2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                      $ 2.11    $ 2.18      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                          $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                    $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                   $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                           $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                          $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                        $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                     NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                   NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                        $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                   NA        NA          NA        $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                      NA        NA          NA        $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                             $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                    $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                             $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                 $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD          NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                             NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                              NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                   NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT           $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY ADMINIATRATIVE
     CALLING PORTTENNESSEE CALLING PORT                                                    NA        NA          NA        $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DISCOUNT ROOM CALLING PORT $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT       NA        NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT             $ 2.11      NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT            $ 2.11      NA          NA          NA
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                              $ 2.11    $ 2.00      $ 2.35      $ 1.90
----------------------------------------------------------------------------------------------------------------------------------
     2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                NA        NA        $ 2.35        NA
----------------------------------------------------------------------------------------------------------------------------------

                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS         Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                     PORTS                        Rates- Page 24

-----------------------------------------------------------------------------------------------------------------------------------
     DESCRIPTION                                                         USOC        AL         FL        GA        KY        LA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT        UEPXU       NA         NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT    UEPXV       NA         NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   UNBUNDLED LOOP BILLING USOC (REQUIRES ONE PER PORT)                   UEPLX
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                      LNPCP
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                             UEPPC     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence        UEPRD     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS            UEPPC     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                      UEPPO     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                     UEPP1     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                             UEPLD     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                            UEPT2     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                          UEPTO     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT     UEPA2     $  21.93     NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT   UEPL2       NA         NA        NA        NA     $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                          UEPLD     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT   UEPT2       NA         NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT      UEPTO       NA         NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT               UEPXA     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                  UEPXB     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                      UEPXC     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT               UEPXD     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD
   CAPABLE PORT                                                          UEPXE     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
   PORT WITHOUT LUD                                                      UEPXF       NA         NA        NA     $  36.47     NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT             UEPXG       NA         NA        NA     $  36.47     NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT              UEPXH       NA         NA        NA     $  36.47     NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT
   WITHOUT LUD                                                           UEPXJ       NA         NA        NA     $  36.47     NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL
   CALLING PORT                                                          UEPXK       NA         NA        NA        NA     $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
   ADMINISTRATIVE CALLING PORT                                           UEPXL     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
   ROOM CALLING PORT                                                     UEPXM     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
   ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT             UEPXN       NA         NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
   DIACOUNT ROOM CALLING PORT                                            UEPXO     $  21.93   $ 38.00  $  17.16  $  36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
   DISCOUNT CALLING PORT                                                 UEPXP       NA         NA        NA        NA     $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
   CALLING PORT                                                          UEPXQ       NA         NA        NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                                                           MS         NC        SC       TN
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                      NA         NA        NA      $   1.90
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                  NA         NA        NA      $   1.90
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   UNBUNDLED LOOP BILLING USOC (REQUIRES ONE PER PORT)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                        $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                   $  22.98   $  21.60   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                       $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                 $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                        $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                       $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                     $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                   NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                 NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                     $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                 NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                    NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                          $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                             $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                 $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                          $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT              $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD        NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                           NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                            NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                 NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT              NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
   ADMINISTRATIVE CALLING PORT                                                      $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT        $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
   ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                           NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
   DIACOUNT ROOM CALLING PORT                                                       $  22.98   $  24.04   $ 24.36      NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
   DISCOUNT CALLING PORT                                                               NA         NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------
   2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
   CALLING PORT                                                                     $  22.98      NA        NA         NA
----------------------------------------------------------------------------------------------------------------------------

                    BELLSOUTH/KNOLOGY RATESNETWORK ELEMENTS         Attachment 2
                           AND OTHER SERVICES                          Exhibit D
                                     PORTS                      Rates -  Page 25


------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                             USOC         AL        FL        GA        KY        LA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL
CALLING PORT                                                            UEPXR        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                  UEPXS     $   21.93  $ 38.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT  UEPXT        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT          UEPXU        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT      UEPXV        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Subsequent Activity                                                     USASC     $   10.00  $ 10.00  $  10.00  $  10.00  $   10.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l
------------------------------------------------------------------------------------------------------------------------------------
2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence          UEPRD     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS              UEPPC     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                        UEPPO     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                       UEPP1     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                               UEPLD     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                              UEPT2     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                            UEPTO     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT       UEPA2     $   21.93    NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT     UEPL2        NA        NA        NA        NA     $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                            UEPLD     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT     UEPT2        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE
CALLING PORT                                                            UEPTO        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                 UEPXA     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                    UEPXB     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                        UEPXC     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                 UEPXD     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT     UEPXE     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
PORT WITHOUT LUD                                                        UEPXF        NA        NA        NA     $  36.47     NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT               UEPXG        NA        NA        NA     $  37.47     NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                UEPXH        NA        NA        NA     $  38.47     NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD     UEPXJ        NA        NA        NA     $  39.47     NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL
CALLING PORT                                                            UEPXK        NA        NA        NA        NA     $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ADMINISTRATIVE CALLING PORT                                             UEPXL     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ROOM CALLING PORT                                                       UEPXM     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT               UEPXN        NA        NA        NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
DIACOUNT ROOM CALLING PORT                                              UEPXO     $   21.93  $ 15.00  $  17.16  $  36.47  $   16.43
------------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
DISCOUNT CALLING PORT                                                   UEPXP        NA        NA        NA        NA     $   16.43
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                   MS             NC             SC             TN
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT      $  22.98         NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                        $  22.98      $  24.04       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT           NA         NA          $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                   NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT               NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Subsequent Activity                                                           $  10.00      $  10.00       $ 10.00         $  10.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l
-----------------------------------------------------------------------------------------------------------------------------------
2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                $  22.98      $  21.60       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                    $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                              $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                             $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                     $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                    $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                  $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT              NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                  $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT              NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                 NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                       $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                          $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                              $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                       $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT           $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD     NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                        NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                         NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD              NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT           NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE
CALING PORT                                                                   $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT     $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY
ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                                NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM
CALLING PORT                                                                  $  22.98      $   9.05       $ 24.36            NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING
PORT                                                                             NA            NA             NA              NA
-----------------------------------------------------------------------------------------------------------------------------------

                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS         Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                     PORTS                       Rates - Page 26

-----------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                     USOC         AL         FL        GA        KY         LA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
    CALLING PORT                                                       UEPXQ        NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL
    CALLING PORT                                                       UEPXR        NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT             UEPXS    $  21.93    $  15.00  $   17.16 $   36.47  $  16.43
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS
    CALLING PORT                                                       UEPXT        NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------

    2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT     UEPXU        NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV
    CALLING PORT                                                       UEPXV        NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st
-----------------------------------------------------------------------------------------------------------------------------------
    2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence              $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                  $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                            $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                           $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                   $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                  $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING
    PORT                                                                        $    6.21      NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA
    CALLING PORT                                                                    NA         NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE
    CALLING PORT                                                                    NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING
    PORT                                                                            NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                     $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                        $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                            $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                     $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD
    CAPABLE PORT                                                                $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
    PORT WITHOUT LUD                                                                NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                       NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                        NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT
    WITHOUT LUD                                                                     NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL
    CALLING PORT                                                                    NA         NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
    ADMINISTRATIVE CALLING PORT                                                 $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
    ROOM CALLING PORT                                                           $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------

    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
    ECONOMY ADMINISTRATIVE CALLING PORTTENNESSEE CALLING PORT                       NA         NA        NA        NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
    DIACOUNT ROOM CALLING PORT                                                  $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
    DISCOUNT CALLING PORT                                                       $    6.21      NA        NA        NA      $   3.77
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                          MS        NC       SC     TN
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
CALLING PORT                                                         $  22.98     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL
CALLING PORT                                                         $  22.98     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT               $  22.98  $   9.05 $ 24.36   NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS
CALLING PORT                                                            NA        NA    $ 24.36   NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT          NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV
CALLING PORT                                                            NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st
---------------------------------------------------------------------------------------------------------
2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence       $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS           $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                     $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                    $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                            $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                           $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                         $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING
PORT                                                                    NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA
CALLING PORT                                                            NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                         $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE
CALLING PORT                                                            NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING
PORT                                                                    NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT              $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                 $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                     $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT              $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD
CAPABLE PORT                                                         $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
PORT WITHOUT LUD                                                        NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT               NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT
WITHOUT LUD                                                             NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL
CALLING PORT                                                            NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ADMINISTRATIVE CALLING PORT                                          $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ROOM CALLING PORT                                                    $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------

2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
ECONOMY ADMINISTRATIVE CALLING PORTTENNESSEE CALLING PORT               NA        NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
DIACOUNT ROOM CALLING PORT                                           $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
DISCOUNT CALLING PORT                                                $   6.56     NA       NA     NA
---------------------------------------------------------------------------------------------------------

                  BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS          Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                    PORTS                        Rates - Page 27


----------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                       USOC           AL      FL       GA         KY          LA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
CALLING PORT                                                                        NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL
CALLING PORT                                                                        NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                           $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS
CALLING PORT                                                                        NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------

2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                      NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV
CALLING PORT                                                                        NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l
----------------------------------------------------------------------------------------------------------------------------------
2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                   $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                       $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                 $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                        $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                       $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                     $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING
PORT                                                                             $   6.21   NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA
CALLING PORT                                                                        NA      NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                     $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE
CALLING PORT                                                                        NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING
PORT                                                                                NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                          $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                             $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                 $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                          $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD
CAPABLE PORT                                                                     $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
PORT WITHOUT LUD                                                                    NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                           NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                            NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT
WITHOUT LUD                                                                         NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL
CALLING PORT                                                                        NA      NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ADMINISTRATIVE CALLING PORT                                                      $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ROOM CALLING PORT                                                                $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                           NA      NA       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
DIACOUNT ROOM CALLING PORT                                                       $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
DISCOUNT CALLING PORT                                                            $   6.21   NA       NA         NA       $   3.77
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                         MS       NC       SC      TN
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT             $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT            $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                              $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                 NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                         NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                     NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l
---------------------------------------------------------------------------------------------------------------------
2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                      $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                          $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                    $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                   $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                           $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                          $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                        $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                      NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                    NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                        $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                    NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                       NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                             $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                    $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                             $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                 $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD           NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                              NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                               NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                    NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                 NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
ADMINISTRATIVE CALLING PORT                                                         $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT           $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------

2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                              NA       NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM
CALLING PORT                                                                        $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
DISCOUNT CALLING PORT                                                               $   6.56    NA       NA      NA
---------------------------------------------------------------------------------------------------------------------

                 BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS           Attachment 2
                          AND OTHER SERVICES                           Exhibit D
                               PORTS                             Rates - Page 28


-----------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                        USOC           AL         FL       GA        KY        LA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI
  LOCAL ECONOMY CALLING PORT                                                         NA         NA       NA         NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX
  MISSISSIPPI LOCAL OPTIONAL
  CALLING PORT                                                                       NA         NA       NA         NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICEU NBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                            $   6.21      NA       NA         NA      $  3.77
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH
  CAROLINA AREA PLUS CALLING PORT                                                    NA         NA       NA         NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE &                                            NA         NA       NA         NA        NA
  MEMPHIS CALLING PORT
-----------------------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV
  CALLING PORT                                                                       NA         NA       NA         NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - OSS LSR Charge, Electronic, per LSR received from the CLEC by
one of the OSS interactive interfaces                                 SOMEC       $   3.50    $ 3.50   $   3.50   $   3.50  $  3.50
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN       $  27.37      NA     $  18.94      NA     $ 18.14
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN       $  12.97      NA     $   8.42      NA     $  8.06
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order- Disconnect - 1st     SOMAN       $  17.77      NA        NA         NA     $  8.94
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l  SOMAN       $   0.48      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
2-Wire Analog Hunting, per line per month                             HTGUX     See features    NA        NA      $   0.29    NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                             HTGUX     See features    NA        NA      $   2.14    NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l                                                           HTGUX     See features    NA        NA      $   2.14    NA
-----------------------------------------------------------------------------------------------------------------------------------
   Coin Port, per month                                                           $   2.34      NA     $   2.05   $   3.04  $  2.50
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                                         $  21.93      NA     $  17.16   $  40.71  $ 16.43
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l                                                                       $  21.93      NA     $  17.16   $  40.71  $ 16.43
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st                                                     $   5.21      NA        NA         NA     $  4.15
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l                                                   $   5.21      NA        NA         NA     $  4.15
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st               SSOMAN        $  25.93      NA     $  18.94      NA     $ 18.14
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l             SSOMAN        $  12.97      NA     $   8.42      NA     $  8.06
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order -
      Disconnect - 1st                                              SSOMAN        $  16.33      NA        NA         NA     $  9.86
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service
    Order - Disconnect - Add'l                                      SSOMAN        $   0.48      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
4- Wire Coin Port, per month                                                         NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                                            NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Add'l                                                                          NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st                                                        NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l                                                      NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                                NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l                              NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                   NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service
    Order - Disconnect - Add'l                                                       NA         NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   VERTICAL FEATURES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             No add'l            No add'l
   Local Switching Features offered with Port, Per month               N/A           NA       charge      NA      charge    $  8.28
-----------------------------------------------------------------------------------------------------------------------------------
   Three-Way Calling, per month                                                   $   1.12      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC                                                                               $   1.03      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                                  $   0.55      NA        NA         NA       NA
   Customer Changeable Speed Calling, per month                                   $   0.08      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC                                                                               $   1.03      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                                  $   0.55      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
   Call Waiting                                                                   $   0.03      NA        NA         NA       NA
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                             MS           MC        SC          TN
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI
  LOCAL ECONOMY CALLING PORT                                             $  6.56        NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX
  MISSISSIPPI LOCAL OPTIONAL
  CALLING PORT                                                           $  6.56        NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                   $  6.56        NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH
  CAROLINA AREA PLUS CALLING PORT                                           NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE &                                   NA          NA        NA           NA
  MEMPHIS CALLING PORT
---------------------------------------------------------------------------------------------------------------------
2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV
  CALLING PORT                                                              NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - OSS LSR Charge, Electronic, per LSR received from the CLEC by
one of the OSS interactive interfaces                                    $   3.50    $  3.50   $   3.50      $ 3.50
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                    $  25.52    $ 26.94   $  41.86        NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l                  $  11.34    $ 12.76   $  14.46        NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order- Disconnect - 1st        $  16.06       NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
2-Wire Analog Hunting, per line per month                              See features     NA    See features     NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                              See features     NA    See features     NA
---------------------------------------------------------------------------------------------------------------------
NRC - Add'l                                                            See features     NA    See features     NA
---------------------------------------------------------------------------------------------------------------------
   Coin Port, per month                                                  $   2.32       NA     $   2.77      $ 1.90
---------------------------------------------------------------------------------------------------------------------
                                                                                                            BST GSST
NRC - 1st                                                                $  22.98       NA     $  24.75      A4.3.1
---------------------------------------------------------------------------------------------------------------------
                                                                                                            BST GSST
NRC - Add'l                                                              $  22.98       NA     $  24.75      A4.3.1
---------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st                                            $   6.56       NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l                                          $   6.56       NA        NA           NA
--------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                    $  25.52       NA     $  43.48        NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l                  $  11.34       NA     $  14.57        NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order -
      Disconnect - 1st                                                   $  16.06       NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service
    Order - Disconnect - Add'l                                              NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
4- Wire Coin Port, per month                                                NA       $  2.59      NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - 1st                                                                   NA       $ 21.60      NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Add'l                                                                 NA       $ 21.60      NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - 1st                                               NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Disconnect Charge - Add'l                                             NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - 1st                       NA       $ 26.94      NA           NA
--------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Add'l                     NA       $ 12.76      NA           NA
--------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
NRC - Incremental Charge - Manual Service
    Order - Disconnect - Add'l                                              NA          NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
   VERTICAL FEATURES
---------------------------------------------------------------------------------------------------------------------
   Local Switching Features offered with Port, Per month                    NA          NA     See above       NA
---------------------------------------------------------------------------------------------------------------------
   Three-Way Calling, per month                                          $   1.32    $  0.89   $   1.10        NA
---------------------------------------------------------------------------------------------------------------------
NRC                                                                      $   1.02    $  1.51   $   1.51        NA
---------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                         $ 0.5466       NA        NA           NA
---------------------------------------------------------------------------------------------------------------------
   Customer Changeable Speed Calling, per month                          $ 0.0755    $  0.17   $ 0.1247        NA
---------------------------------------------------------------------------------------------------------------------
NRC                                                                      $   1.02    $  1.51   $   1.51        NA
--------------------------------------------------------------------------------------------------------------------
NRC - Disconnect                                                         $ 0.5466       NA        NA           NA
--------------------------------------------------------------------------------------------------------------------
   Call Waiting                                                          $  0.033    $  0.09   $ 0.0665        NA
--------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 29
                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS
                              AND OTHER SERVICES
                                     PORTS

-------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                   USOC                AL        FL         GA       KY        LA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Remote Activation of Call Fordwarding, per month                               $   0.18     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Cancel Call Waiting, per month                                                 $   0.01     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Automatic Callback, per month                                                  $   0.29     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Automatic Recall, per month                                                    $   0.28     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Calling Number Delivery, per month                                             $   0.22     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Calling Number Delivery Blocking, per month                                    $   1.17     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Customer Originated Trace, per month                                           $   0.14     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Selective Call Rejection, per month                                            $   0.13     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Selective Call Forwarding, per month                                           $   0.05     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Selective Call Acceptance, per month                                           $   0.29     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Multiline Hunt Service (Rotary)
-------------------------------------------------------------------------------------------------------------------------------
   Service per line, (in addition to port) , per month                            $   0.11     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable, per month                                            $   0.05     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line, per month                                           $   0.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer All Calls, per month                              $   0.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Remote Call Forwarding, per month                                              $   1.36     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Transfer, per month                                                       $   0.12     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Hold, per month                                                           $   0.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $   1.03     NA         NA       NA        NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.55     NA         NA       NA        NA

-------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                        MS          NC        SC           TN
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
      Remote Activation of Call Fordwarding, per month                            $   0.4859   $  0.85    $  0.3743      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Cancel Call Waiting, per month                                                 $   0.0082   $  0.01    $  0.0099      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Automatic Callback, per month                                                  $   0.9977   $  0.66    $  0.8015      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Automatic Recall, per month                                                    $   0.3164   $  0.29    $  0.3102      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Calling Number Delivery, per month                                             $   0.1817   $  0.33    $  0.3272      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Calling Number Delivery Blocking, per month                                    $   0.9913   $  0.02    $  0.3684      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Customer Originated Trace, per month                                           $   0.1918   $  0.14    $  0.1402      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Selective Call Rejection, per month                                            $   0.1721   $  0.13    $  0.1528      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Selective Call Forwarding, per month                                           $   0.1050   $  0.28    $  0.1287      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Selective Call Acceptance, per month                                           $   0.4010   $  0.33    $  0.3283      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Multiline Hunt Service (Rotary)
-------------------------------------------------------------------------------------------------------------------------------
   Service per line, (in addition to port) , per month                            $   0.1271   $  0.14    $  0.1301      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable, per month                                            $   0.0474   $  0.10    $  0.0768      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line, per month                                           $   0.0279   $  0.08    $  0.0603      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer All Calls, per month                              $   0.0308   $  0.09    $  0.0655      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Remote Call Forwarding, per month                                              $     1.47   $  0.95    $    1.41      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Transfer, per month                                                       $   0.1404   $  0.14    $  0.1392      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------
   Call Hold, per month                                                           $   0.0190   $  0.15    $  0.0677      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC                                                                         $     1.02   $  1.51    $    1.51      NA
-------------------------------------------------------------------------------------------------------------------------------
      NRC - Disconnect                                                            $   0.5466      NA          NA         NA
-------------------------------------------------------------------------------------------------------------------------------

                   BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS         Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                     PORTS                       Rates - Page 30

----------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                     USOC         AL          FL       GA        KY
----------------------------------------------------------------------------------------------------------------------
   Toll Restricted Service, per month                                         $ 0.04        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Message Waiting Indicator - Stutter Dial Tone, per month                   $ 0.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Anonymous Call Rejection, per month                                        $ 0.93        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Shared Call Appearances of a DN, per month                                 $ 0.41        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Multiple Call Appearances, per month                                       $ 0.09        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   ISDN Bridged Call Exclusion, per month                                     $ 0.00        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Call by Call Access, per month                                             $28.29        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $28.94        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 5.22        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Privacy Release, per month                                                 $ 0.01        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Multi Appearance Directory Number Calls, per month                         $ 0.10        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Make Set Busy, per month                                                   $ 0.01        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Teen Service (Res. Dist. Alerting Service), per month                      $ 0.15        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Code Restriction and Diversion, per month                                  $ 0.04        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Call Park, per month                                                       $ 0.04        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
   Automatic Line, per month                                                  $ 0.09        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                                    $ 1.03        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                                       $ 0.55        NA       NA        NA
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
   2-WIRE ISDN BRI FEATURES
----------------------------------------------------------------------------------------------------------------------
   Shared Primary Number-First Appr On Each Add'l Terminal         DS1FJ        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Secondary Only Dn (Shared/Non-Shared) First Appearance          LLDSF        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Shared Secondary Only Dn-First Appr On Each Add'l Term          DS1F1        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Shared Non-ISDN DN                                               DOE         TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Privacy Release                                                 DS1FU        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Manual Exclusion                                                DS1FM        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable-Voice Or Voice/Data                    LLNCV        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable - Data                                 LLOCD        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable - Feature Button - Voice               GJXCF        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable - Feature Button - Data                LLPCD        TBD         TBD      TBD       TBD
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                     LA            MS          NC        SC       TN
----------------------------------------------------------------------------------------------------------------------
   Toll Restricted Service, per month                              NA          $0.0387     $  0.10   $0.0743    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Message Waiting Indicator - Stutter Dial Tone, per month        NA          $0.0356     $  0.03   $0.0318    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Anonymous Call Rejection, per month                             NA          $0.9519     $  1.29   $  1.13    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Shared Call Appearances of a DN, per month                      NA          $0.5015     $  0.29   $0.3513    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.47   $  1.47    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Multiple Call Appearances, per month                            NA          $0.0932     $  0.07   $0.0891    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.47   $  1.47    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   ISDN Bridged Call Exclusion, per month                          NA          $0.0013     $0.0011   $0.0013    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.47   $  1.47    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Call by Call Access, per month                                  NA          $ 50.89     $ 19.83   $0.3621    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $ 28.61     $ 33.33   $ 33.36    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $  5.16        NA       NA       NA
----------------------------------------------------------------------------------------------------------------------
   Privacy Release, per month                                      NA          $0.0030     $0.0041   $0.0116    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Multi Appearance Directory Number Calls, per month              NA          $0.1115     $  0.13   $0.1048    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Make Set Busy, per month                                        NA          $0.0013     $0.0020   $0.0101    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Teen Service (Res. Dist. Alerting Service), per month           NA          $0.1071     $  0.26   $0.2149    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Code Restriction and Diversion, per month                       NA          $0.0464     $  0.09   $0.0708    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Call Park, per month                                            NA          $0.0443     $  0.09   $0.0694    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
   Automatic Line, per month                                       NA          $0.1111     $  0.14   $0.1179    NA
----------------------------------------------------------------------------------------------------------------------
       NRC                                                         NA          $  1.02     $  1.51   $  1.51    NA
----------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect                                            NA          $0.5466       NA        NA       NA
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
   2-WIRE ISDN BRI FEATURES
----------------------------------------------------------------------------------------------------------------------
   Shared Primary Number-First Appr On Each Add'l Terminal         TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Secondary Only Dn (Shared/Non-Shared) First Appearance          TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Shared Secondary Only Dn-First Appr On Each Add'l Term          TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Shared Non-ISDN DN                                              TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Privacy Release                                                 TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Manual Exclusion                                                TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable-Voice Or Voice/Data                    TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable - Data                                 TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable - Feature Button - Voice               TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------
   Call Forwarding Variable - Feature Button - Data                TBD          TBD          TBD       TBD     TBD
----------------------------------------------------------------------------------------------------------------------

                    BELLSOUTH/KNOLOGY RATES NETWORK ELEMENTS        Attachment 2
                                 AND OTHER SERVICES                    Exhibit D
                                       PORTS                     Rates - Page 31

----------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                      USOC           AL       FL     GA          KY         LA
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line - Voice Or Voice/Data                 LLQCV          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line - Data                                LLRCD          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Frwdng Busy Line-Prgrmmbl-Voice Or Voice/Data              M6AVA          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line - Programmable - Data                 M6ADF          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer - Voice Or Voice/Data              LLSCV          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer - Data                             LLUCD          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwdng Don't Answer-Prgrmmble Voice Or Voice/Data         M6BVA          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer - Programmable - Data              M6BDF          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Frwdng Multiple Simultaneous - Voice Or Voice/Data         M6CV5          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Forwarding Multiple Simultaneous - Data                    M6CD5          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Conference, Drop, Hold And Transfer                             DS1FN          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Six-Way Conference, Drop, Hold And Transfer                     LLY6P          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Multi-Line Hunt Group - Voice Or Voice/Data                      HTG           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Multi-Line Hunt Group - Data                                    HTGSD          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Speed Calling                                                   LLZSU          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Visual Message Waiting Indicator                                LLAVP          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Audible Message Waiting Indicator                                MWW           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Additional Call Appearance, PDN Or DN                           DS1FG          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Tracing                                                     MST           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Return                                                      NSS           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Preferred Call Forwarding                                        NCE           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Block                                                       NSY          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Repeat Dialing                                                   NSQ           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Agencies/Law Enforcement                   NOB           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub Customers                         NOBNN          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Per Line Blocking For General Public                            NOBPC          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub, And Non-Listed Customer          NOBPP          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub Customers                         NOBNP          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub Customers                         NOBNR          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Return Denial Of, Per Activation                            BCR           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Repeat Dialing, Denial Of, Per Activation                        BRD           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Automatic Line/Direct Connect                                   M6GN9          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Make Set Busy                                                   M6MPD          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Selective Call Acceptance                                       M6K16          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Park/Call Retrieve                                         M6HP6          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Call Transfer System Exception                                  M6QTD          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Make Set Busy - Intragroup                                      M6MGD          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   All Customized Code Restrictions                                CREX+          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Additional Listings                                              CLT           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Additional Listing No Rate                                       FLT           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Cross Reference Listing                                          LLT           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Non-Pub Listing No Rate                                          NP3           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Non-List Listing                                                 NLT           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Non-List Listing No Rate                                         NLE           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Alternate Call Listing                                           FNA           TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   Manual Service Order Charge                                     SOMAN          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------
   All Selective Class Of Call Screening                           SRG++          TBD      TBD    TBD         TBD        TBD
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   ISDN Message Waiting Indication-Lamp, per month                              $0.01       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
        NRC                                                                     $1.03       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                        $0.55       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
   ISDN Feature Function Buttons                                                   NA       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
        NRC                                                                     $1.03       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                        $0.55       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
   Subsequent Ordering Charge - (per order, per line)                              NA       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic - 1st                                                  $2.88       NA     NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                  MS        NC        SC    TN
------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line - Voice Or Voice/Data                             TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line - Data                                            TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Frwdng Busy Line-Prgrmmbl-Voice Or Voice/Data                          TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwarding Busy Line - Programmable - Data                             TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer - Voice Or Voice/Data                          TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer - Data                                         TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwdng Don't Answer-Prgrmmble Voice Or Voice/Data                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwarding Don't Answer - Programmable - Data                          TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Frwdng Multiple Simultaneous - Voice Or Voice/Data                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Forwarding Multiple Simultaneous - Data                                TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Conference, Drop, Hold And Transfer                                         TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Six-Way Conference, Drop, Hold And Transfer                                 TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Multi-Line Hunt Group - Voice Or Voice/Data                                 TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Multi-Line Hunt Group - Data                                                TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Speed Calling                                                               TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Visual Message Waiting Indicator                                            TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Audible Message Waiting Indicator                                           TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Additional Call Appearance, PDN Or DN                                       TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Tracing                                                                TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Return                                                                 TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Preferred Call Forwarding                                                   TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Block                                                                  TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Repeat Dialing                                                              TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Agencies/Law Enforcement                              TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub Customers                                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Per Line Blocking For General Public                                        TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub, And Non-Listed Customer                      TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub Customers                                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Per Line Blocking For Non-Pub Customers                                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Return Denial Of, Per Activation                                       TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Repeat Dialing, Denial Of, Per Activation                                   TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Automatic Line/Direct Connect                                               TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Make Set Busy                                                               TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Selective Call Acceptance                                                   TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Park/Call Retrieve                                                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Call Transfer System Exception                                              TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Make Set Busy - Intragroup                                                  TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   All Customized Code Restrictions                                            TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Additional Listings                                                         TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Additional Listing No Rate                                                  TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Cross Reference Listing                                                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Non-Pub Listing No Rate                                                     TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Non-List Listing                                                            TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Non-List Listing No Rate                                                    TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Alternate Call Listing                                                      TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   Manual Service Order Charge                                                 TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------
   All Selective Class Of Call Screening                                       TBD       TBD       TBD   TBD
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   ISDN Message Waiting Indication-Lamp, per month                         $0.0105   $0.0107   $0.0138    NA
------------------------------------------------------------------------------------------------------------
        NRC                                                                $  1.02   $  1.47   $  1.47    NA
------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                   $0.5466        NA        NA    NA
------------------------------------------------------------------------------------------------------------
   ISDN Feature Function Buttons                                                NA        NA
------------------------------------------------------------------------------------------------------------
        NRC                                                                $  1.02   $  1.51   $  1.51    NA
------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                   $0.5466        NA        NA    NA
------------------------------------------------------------------------------------------------------------
   Subsequent Ordering Charge - (per order, per line)                           NA        NA
------------------------------------------------------------------------------------------------------------
        NRC - Electronic - 1st                                             $  2.84   $  5.42   $  1.36    NA
------------------------------------------------------------------------------------------------------------

                    BELLSOUTH/KNOLOGY RATESNETWORK ELEMENTS         Attachment 2
                              AND OTHER SERVICES                       Exhibit D
                                     PORTS                       Rates - Page 32

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                 USOC            AL        FL       GA        KY
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic - Add'l                                                               $0.96      NA       NA            NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual - 1st                                                                     $4.80      NA       NA            NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual - Add'l                                                                   $0.96      NA       NA            NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                                       $2.88      NA       NA            NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Unbundled Port Usage Charges
------------------------------------------------------------------------------------------------------------------------------------
End Office Switching (Port Usage)
------------------------------------------------------------------------------------------------------------------------------------
  End Office Switching Function, per mou                               N/A               $0.0018    $0.0175  $0.0016333   $0.002562
------------------------------------------------------------------------------------------------------------------------------------
  End Office Switching Function, add'l mou (5)                         N/A                 NA       $0.005      NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  End Office Interoffice Trunk Port--Shared, per mou                   N/A               $0.0002      NA     $0.000156457    NA
------------------------------------------------------------------------------------------------------------------------------------
Tandem Switching (Port Usage) (Local or Access Tandem)
------------------------------------------------------------------------------------------------------------------------------------
  Tandem Switching Function per mou                                    N/A              $0.00063    $0.00029 $0.0006757  $70.001096
------------------------------------------------------------------------------------------------------------------------------------
  Tandem Interoffice Trunk Port - Shared per mou                                                       NA    $0.0002126      NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Common (Shared) Transport
------------------------------------------------------------------------------------------------------------------------------------
    Common (Shared) Transport per mile per mou                         N/A              $0.00001    $0.00001 $0.000008   $0.0000049
------------------------------------------------------------------------------------------------------------------------------------
    Common (Shared) Transport Facilities Termination per mou           N/A              $0.00045    $ 0.0005 $0.0004152  $20.000426
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
NOTES:
------------------------------------------------------------------------------------------------------------------------------------
  1 Port rate includes all available features.
------------------------------------------------------------------------------------------------------------------------------------
  2 Transmission/usage charges associated with POTS circuit
    switched usage will also apply to circuit switched voice and/or circuit switched data transmission by B- Channels associated with 2-wire ISDN ports.
------------------------------------------------------------------------------------------------------------------------------------
  3 Access to B Channel or D Channel Packet capabilities will be avail-
    able only through BFR/New Business Request Process. Rates for the packet capabilities will be determined via the Bona Fide Request/
    New Business Request Process.
------------------------------------------------------------------------------------------------------------------------------------
  4 This rate element is for those states which have a specific rate for User Profile per B Channel.
------------------------------------------------------------------------------------------------------------------------------------
  5 This rate element is for use in those states with a different rate for additional minutes of use.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                         LA     MS       NC        SC       TN
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic - Add'l                                                        NA    $0.95      $0.95      $0.71         NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual - 1st                                                              NA    $4.73      $1.89      $7.35         NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual - Add'l                                                            NA    $0.95       NA        $0.95         NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                                NA    $2.84       NA          NA          NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Unbundled Port Usage Charges
------------------------------------------------------------------------------------------------------------------------------------
End Office Switching (Port Usage)
------------------------------------------------------------------------------------------------------------------------------------
  End Office Switching Function, per mou                                     $  0.0021    $0.0023771 $0.0017000 $0.0019295 $0.0019
------------------------------------------------------------------------------------------------------------------------------------
  End Office Switching Function, add'l mou (5)                                      NA       NA       NA          NA          NA
------------------------------------------------------------------------------------------------------------------------------------
  End Office Interoffice Trunk Port--Shared, per mou                         $  0.0002    $0.0001927  NA        $0.0002581    NA
------------------------------------------------------------------------------------------------------------------------------------
Tandem Switching (Port Usage) (Local or Access Tandem)
------------------------------------------------------------------------------------------------------------------------------------
  Tandem Switching Function per mou                                          $  0.0008    $0.0007834 $0.0009    $0.0006843 $0.000676
------------------------------------------------------------------------------------------------------------------------------------
  Tandem Interoffice Trunk Port - Shared per mou                             $  0.0003    $0.0002834  NA        $0.0004034    NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Common (Shared) Transport
------------------------------------------------------------------------------------------------------------------------------------
    Common (Shared) Transport per mile per mou                               $0.0000083   $0.0000091 $0.00001   $0.0000121 $0.00004
------------------------------------------------------------------------------------------------------------------------------------
    Common (Shared) Transport Facilities Termination per mou                 $  0.00047   $0.0004281 $0.00034   $0.0004672 $0.00036
------------------------------------------------------------------------------------------------------------------------------------
NOTES:
------------------------------------------------------------------------------------------------------------------------------------
  1 Port rate includes all available features.
------------------------------------------------------------------------------------------------------------------------------------
  2 Transmission/usage charges associated with POTS circuit
    switched usage will also apply to circuit switched voice and/or circuit switched data transmission by B- Channels associated with 2-wire ISDN ports.
------------------------------------------------------------------------------------------------------------------------------------
  3 Access to B Channel or D Channel Packet capabilities will be avail-
    able only through BFR/New Business Request Process. Rates for the packet capabilities will be determined via the Bona Fide Request/
    New Business Request Process.
------------------------------------------------------------------------------------------------------------------------------------
  4 This rate element is for those states which have a specific rate for User Profile per B Channel.
------------------------------------------------------------------------------------------------------------------------------------
  5 This rate element is for use in those states with a different rate for additional minutes of use.
------------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 33
                                   TRANSPORT

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    UNBUNDLED DEDICATED TRANSPORT -
    Local Channel                            USOC      AL       FL       GA      KY       LA       MS       NC       SC       TN
------------------------------------------------------------------------------------------------------------------------------------
    Local Channel - Dedicated - 2-Wire VG
------------------------------------------------------------------------------------------------------------------------------------
    Monthly Recurring per month             ULDV2   $ 14.61  $ 26.31  $ 13.91  $ 22.26  $ 14.94  $ 17.83  $ 14.83  $ 16.83  $ 19.02
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-wire VG - 1st                ULDV2   $494.65  $389.37  $382.95  $585.15  $347.49  $487.62  $553.80  $554.00  $199.33
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-wire VG -Add'l               ULDV2   $ 88.44  $ 66.88  $ 62.40  $ 98.53  $ 59.75  $ 84.35  $ 89.69  $ 88.58  $ 24.16
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-Wire VG - Disconnect
       Chg - 1st                            ULDV2   $ 77.81  $ 68.45     NA      NA     $ 53.68  $ 77.69    NA       NA     $ 54.81
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-Wire VG - Disconnect Chg -
       Add'l                                ULDV2   $  7.63  $  5.97     NA      NA     $  6.60  $  8.95    NA       NA     $  4.80
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR      SOMAN      NA    $ 21.73     NA    $ 19.99    NA       NA       NA       NA     $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR
       disconnect                           SOMAN      NA    $  3.87     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR  SOMEC    $ 3.50  $  2.77  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR
       disconnect                           SOMEC      NA    $  0.43     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-Wire VG - Incremental
       Charge--Manual Svc Order - 1st       SOMAN   $ 27.37     NA    $ 18.94  $ 41.46  $ 18.14  $ 25.50  $ 42.17  $ 43.75    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-Wire VG - Incremental
       Charge--Manual Svc Order - Add'l     SOMAN   $ 18.37     NA    $  8.42  $ 11.99  $  8.06  $ 11.34  $ 12.76  $ 13.55    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 2-Wire VG - Incremental
       Charge--Manual Svc Order-Disconnect  SOMAN   $ 17.75     NA       NA      NA     $ 11.40  $ 16.05    NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Local Channel - Dedicated - 4-Wire VG
------------------------------------------------------------------------------------------------------------------------------------
    Monthly Recurring per month             ULDV4   $ 15.77  $ 27.48  $ 14.99  $ 23.38  $ 16.21  $ 19.03  $ 15.87  $ 18.05  $ 20.14
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - 1st                ULDV4   $502.43  $390.25  $368.44  $585.15  $352.75  $495.25  $562.23  $562.46  $201.53
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - Add'l              ULDV4   $ 86.68  $ 67.75  $ 64.05  $ 98.53  $ 61.33  $ 86.56  $ 92.67  $ 91.57  $ 24.83
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - Disconnect Chg -
       1st                                  ULDV4   $ 78.71  $ 69.32     NA      NA     $ 54.36  $ 78.58    NA       NA     $ 55.52
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - Disconnect Chg -
       Add'l                                ULDV4   $  8.53  $  6.85     NA      NA     $  7.28  $  9.84    NA       NA     $  5.51
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR      SOMAN      NA    $ 21.73     NA    $ 19.99    NA       NA       NA       NA     $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR
       disconnect                           SOMAN      NA    $  3.87     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR  SOMEC      NA    $  2.77  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR
       disconnect                           SOMEC    $ 3.50  $  0.43     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - Incremental
       Charge--Manual Svc Order - 1st       SOMAN   $ 27.37     NA    $ 18.94  $ 41.46  $ 18.14  $ 25.52  $ 42.17  $ 43.64    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - Incremental
       Charge--Manual Svc Order - Add'l     SOMAN   $ 18.73     NA    $  8.42  $ 11.99  $  8.06  $ 11.34  $ 12.76  $ 13.55    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 4-Wire VG - Incremental
       Charge--Manual Svc Order-Disconnect  SOMAN   $ 17.75     NA       NA      NA     $ 11.40  $ 17.25    NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Local Channel - Dedicated - DS1
------------------------------------------------------------------------------------------------------------------------------------
    DS1 per month                           ULDF1   $ 35.52  $ 42.98  $ 38.36  $ 43.80  $ 43.80  $ 38.91  $ 35.68  $ 37.20  $ 40.27
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - 1st                      ULDF1   $503.57  $357.86  $356.15  $538.95  $348.56  $494.83  $534.48  $534.81  $277.35
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - Add'l                    ULDF1   $442.84  $309.95  $312.89  $464.94  $300.30  $435.28  $462.69  $462.81  $233.26
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - Disconnect Chg - 1st     ULDF1   $ 46.28  $ 41.46     NA      NA     $ 24.15  $ 46.85    NA       NA     $ 33.18
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - Disconnect Chg - Add'l   ULDF1   $ 32.18  $ 28.51     NA      NA     $ 21.31  $ 33.02    NA       NA     $ 22.30
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR      SOMAN      NA    $ 21.73     NA    $ 19.99    NA       NA       NA       NA     $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR
       disconnect                           SOMAN      NA    $  3.87     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR  SOMEC   $  3.50  $  2.77  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR
       disconnect                           SOMEC      NA    $  0.43     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - Incremental Charge--
       Manual Svc Order - 1st               SOMAN   $ 61.95     NA    $ 44.22  $ 87.71  $ 42.34  $ 59.58  $ 86.15  $ 87.99    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - Incremental Charge--
       Manual Svc Order - Add'l             SOMAN   $  0.00     NA       NA      NA       NA       NA     $  1.77  $  3.11    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS1 - Incremental Charge--
       Manual Svc Order-Disconnect          SOMAN   $ 29.27     NA       NA      NA     $ 19.48  $ 27.40    NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Local Channel - Dedicated - DS3
------------------------------------------------------------------------------------------------------------------------------------
    DS3 - per mile per month                1L5NC   $  8.44  $  9.32  $  7.00  $ 34.00  $ 30.34    NA       NA     $ 12.08  $ 23.76
------------------------------------------------------------------------------------------------------------------------------------
    DS3 - Facility Termination per month    ULDF3   $535.92  $560.39  $521.54  $635.09  $669.01  $533.33  $498.87  $493.31  $607.28
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS3 - Facility Termination -
       1st                                  ULDF3   $640.54  $910.45  $646.47  $ 1,091  $709.14  $526.67  $562.25  $735.42  $726.16
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS3 - Facility Termination -
       Add'l                                ULDF3   $426.28  $532.19  $431.05  $661.23  $402.63  $493.71  $527.88  $519.31  $411.64
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS3 - Facility Termination -
       Disconnect - 1st                     ULDF3   $121.72  $223.20  $123.65    NA     $102.16  $ 42.41    NA       NA     $103.36
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS3 - Facility Termination -
       Disconnect - Add'l                   ULDF3   $118.54  $156.12  $120.44    NA     $ 99.46  $ 40.87    NA       NA     $100.59
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR      SOMAN      NA    $ 21.73     NA    $ 19.99    NA       NA       NA       NA     $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Svc Order, per LSR
       disconnect                           SOMAN      NA    $  3.87     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR  SOMEC   $  3.50  $  2.77  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Electronic Svc Order, per LSR
       disconnect                           SOMEC      NA    $  0.43     NA      NA       NA       NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS3 -Incremental Charge--
       Manual Svc Order - 1st               SOMAN   $ 38.48     NA    $ 37.96  $ 93.12  $ 50.25  $ 31.49  $ 56.25  $ 54.26    NA
------------------------------------------------------------------------------------------------------------------------------------
       NRC - DS3 - Incremental Charge--
       Manual Svc Order - Add'l             SOMAN   $ 38.48     NA    $ 37.96  $ 93.12  $ 50.25  $ 31.49  $ 56.25  $ 54.26    NA
-----------------------------------------------------------------------------------------------------------------------------------

                          BELLSOUTH/KNOLOGY RATES                   Attachment 2
                              NETWORK ELEMENTS                         Exhibit D
                             AND OTHER SERVICES                  Rates - Page 34
                                 TRANSPORT


  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect -1st         SOMAN      $   19.03      NA       $ 18.23        NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l        SOMAN      $   19.03      NA       $ 18.23        NA

Local Channel - Dedicated - STS-1
STS-1 - per mile per month                                                1L5NC       $    8.44   $   9.32    $   7.00    $  34.00
STS-1 - Facility Termination per month                                    ULDFS       $  525.40   $ 569.67    $ 523.20    $ 635.09
  NRC - STS-1 - Facility Termination - 1st                                ULDFS       $  640.54   $ 910.45    $ 646.47    $  1,091
  NRC - STS-1 - Facility Termination - Add'l                              ULDFS       $  426.82   $ 532.19    $ 431.05    $ 661.23
  NRC - STS-1 - Facility Termination - Disconnect - 1st                   ULDFS       $  121.72   $ 223.20    $ 123.65       NA
  NRC - STS-1 - Facility Termination - Disconnect - Add'l                 ULDFS       $  118.54   $ 156.12    $ 120.44       NA
  NRC - Manual Svc Order, per LSR                                         SOMAN          NA       $  21.73        NA      $  19.99
  NRC - Manual Svc Order, per LSR disconnect                              SOMAN          NA       $   3.87        NA         NA
  NRC - Electronic Svc Order, per LSR                                     SOMEC       $    3.50   $   2.77    $   3.50    $   3.50
  NRC - Electronic Svc Order, per LSR disconnect                          SOMEC          NA       $   0.43         NA        NA
  NRC - STS-1 -Incremental Charge--Manual Svc Order - 1st                 SOMAN       $   38.48       NA      $  37.96     $ 93.12
  NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l              SOMAN       $   38.48       NA      $  37.96     $ 93.12
  NRC - STS-1 - Incremental Charge--Manual Svc Order-Disconnect -1st      SOMAN       $   19.03       NA      $  18.23       NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order-Disconnect-Add'l     SOMAN       $   19.03       NA      $  18.23       NA

Local Channel - Dedicated - OC3

OC3 per mile per month                                                     TBD        $    7.09   $   9.08    $   5.88    $  28.56
OC3 Facility Termination per month                                         TBD        $1,123      $ 651.40    $ 924.18    $  1,493
  NRC - OC3 - Facility Termination - 1st                                   TBD        $  949.63   $ 974.02    $ 958.02    $  1,543
  NRC - OC3 - Facility Termination - Add'l                                 TBD        $  413.38   $ 412.05    $ 417.50    $ 661.23
  NRC - OC3 - Facility Termination - Disconnect Chg - 1st                  TBD        $  121.72   $ 112.44    $ 123.65       NA
  NRC - OC3 - Facility Termination - Disconnect Chg - Add'l                TBD        $  118.54   $ 109.19    $ 120.44       NA
  NRC - Manual Svc Order, per LSR                                         SOMAN          NA       $  21.73        NA      $  19.99
  NRC - Manual Svc Order, per LSR disconnect                              SOMAN          NA       $   3.87        NA         NA
  NRC - Electronic Svc Order, per LSR                                     SOMEC       $    3.50   $   2.77    $   3.50    $   3.50
  NRC - Electronic Svc Order, per LSR disconnect                          SOMEC          NA       $   0.43        NA         NA
  NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                  SOMAN       $   38.48       NA      $  37.96    $  93.12
  NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                SOMAN       $   38.48       NA      $  37.96    $  93.12
  NRC - OC3 - Incremental Charge--Manual Svc Order-Disconnect-1st         SOMAN       $   19.03       NA      $  18.23       NA
  NRC - OC3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l       SOMAN       $   19.03       NA      $  18.23       NA

Local Channel - Dedicated - OC12
OC12 per mile per month                                                    TBD        $   10.13   $  11.18    $   8.40    $  40.80
OC12 Facility Termination per month                                        TBD        $5,630      $ 2,068     $3,220      $4,492
   NRC - OC12 - Facility Termination - 1st                                 TBD        $1,165      $1,193      $1,175      $1,858
   NRC - OC12 - Facility Termination - Add'l                               TBD        $  413.38   $ 412.05    $ 417.50    $ 661.23
   NRC - OC12 - Facility Termination -Disconnect Chg - 1st                 TBD        $  121.72   $ 112.44    $ 123.65       NA
   NRC - OC12 - Facility Termination - Disconnect Chg - Add'l              TBD        $  118.54   $ 109.19    $ 120.44       NA
   NRC - Manual Svc Order, per LSR                                        SOMAN          NA       $  21.73        NA      $  19.99
   NRC - Manual Svc Order, per LSR disconnect                             SOMAN          NA       $   3.87        NA         NA
   NRC - Electronic Svc Order, per LSR                                    SOMEC       $    3.50   $   2.77    $   3.50    $   3.50
   NRC - Electronic Svc Order, per LSR disconnect                         SOMEC          NA       $   0.43        NA         NA
   NRC - OC12 - Incremental Charge--Manual Svc Order - 1st                SOMAN       $   38.48       NA      $  37.96    $ 93.12
   NRC - OC12 - Incremental Charge--Manual Svc Order - Add'l              SOMAN       $   38.48       NA      $  37.96    $ 93.12
   NRC - OC12 - Incremental Charge--Manual Svc Order-Disconnect-1st       SOMAN       $   19.03       NA      $  18.23       NA
   NRC - OC12 - Incremental Charge--Manual Svc Order-Disconnect-Add'l     SOMAN       $   19.03       NA      $  18.23       NA

Local Channel - Dedicated - OC48
OC48 per mile per month                                                    TBD        $   33.22   $  36.67    $ 27.55     $ 133.84
OC48 Facility Termination per month                                        TBD        $1,947      $1,699      $1,689      $2,156
OC48 - Interface OC12 on OC48 per month                                    TBD        $  699.62   $ 592.09    $ 564.15    $ 728.81
NRC - OC48 - Facility Termination - 1st                                    TBD        $1,165      $1,193      $1,175      $1,858


  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect -1st        $   20.94   $   25.35     NA           NA           NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l       $   20.94   $   25.35     NA           NA           NA

Local Channel - Dedicated - STS-1
STS-1 - per mile per month                                                $    8.77   $   38.98     NA        $  12.08    $   25.11
STS-1 - Facility Termination per month                                    $  558.00   $  531.39   $  512.00   $  481.14   $  615.65
  NRC - STS-1 - Facility Termination - 1st                                $  594.71   $1,084.33   $  757.25   $  735.42   $1,085.73
  NRC - STS-1 - Facility Termination - Add'l                              $  396.54   $  682.13   $  534.95   $  519.31   $  683.01
  NRC - STS-1 - Facility Termination - Disconnect - 1st                   $  113.75   $   42.41     NA           NA       $  103.36
  NRC - STS-1 - Facility Termination - Disconnect - Add'l                 $  110.80   $   40.87     NA           NA       $  100.59
  NRC - Manual Svc Order, per LSR                                             NA          NA        NA           NA       $   19.99
  NRC - Manual Svc Order, per LSR disconnect                                  NA          NA        NA           NA           NA
  NRC - Electronic Svc Order, per LSR                                     $    3.50   $    3.50   $    3.50   $    3.50   $    3.50
  NRC - Electronic Svc Order, per LSR disconnect                              NA          NA        NA           NA           NA
  NRC - STS-1 -Incremental Charge--Manual Svc Order - 1st                 $   34.92   $   96.10   $   55.00   $   54.26       NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l              $   34.92   $   96.10   $   55.00   $   54.26       NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order-Disconnect -1st      $   16.77   $   25.35     NA           NA           NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order-Disconnect-Add'l     $   16.77   $   25.35     NA           NA           NA

Local Channel - Dedicated - OC3
OC3 per mile per month                                                    $   25.48   $   35.55   $   21.27   $   10.15   $   19.95
OC3 Facility Termination per month                                        $1,179      $  873.23   $  914.18   $  493.31   $1,263
  NRC - OC3 - Facility Termination - 1st                                  $1,025      $1,427.00   $1,543      $  735.42   $1,050
  NRC - OC3 - Facility Termination - Add'l                                $  402.63   $  549.17   $  670.92   $  519.31   $  411.64
  NRC - OC3 - Facility Termination - Disconnect Chg - 1st                 $  102.16   $  134.07     NA           NA       $  103.36
  NRC - OC3 - Facility Termination - Disconnect Chg - Add'l               $   99.46   $  130.59     NA           NA       $  100.59
  NRC - Manual Svc Order, per LSR                                             NA          NA        NA           NA       $   19.99
  NRC - Manual Svc Order, per LSR disconnect                                  NA          NA        NA           NA           NA
  NRC - Electronic Svc Order, per LSR                                     $   3.50    $    3.50   $    3.50   $    3.50   $    3.50
  NRC - Electronic Svc Order, per LSR disconnect                              NA          NA        NA           NA           NA
  NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                  $  50.25    $   68.62   $   99.10   $   54.26       NA
  NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                $  50.25    $   68.62   $   99.10   $   54.26       NA
  NRC - OC3 - Incremental Charge--Manual Svc Order-Disconnect-1st         $  20.94    $   28.59     NA           NA           NA
  NRC - OC3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l       $  20.94    $   28.59     NA           NA           NA

Local Channel - Dedicated - OC12
OC12 per mile per month                                                   $  36.40    $   50.79   $   30.38   $   14.50   $   28.51
OC12 Facility Termination per month                                       $  3,895    $3,414.00   $3,316      $4,414      $7,158
   NRC - OC12 - Facility Termination - 1st                                $  1,245    $1,742.00   $1,853      $1,259      $1,276
   NRC - OC12 - Facility Termination - Add'l                              $ 402.63    $  549.17   $  670.92   $  505.88   $  411.64
   NRC - OC12 - Facility Termination -Disconnect Chg - 1st                $ 102.16    $  134.07     NA           NA       $  103.36
   NRC - OC12 - Facility Termination - Disconnect Chg - Add'l             $  99.46    $  130.59     NA           NA       $  100.59
   NRC - Manual Svc Order, per LSR                                            NA          NA        NA           NA       $   19.99
   NRC - Manual Svc Order, per LSR disconnect                                 NA          NA        NA           NA           NA
   NRC - Electronic Svc Order, per LSR                                    $    3.50   $    3.50   $    3.50   $    3.50   $    3.50
   NRC - Electronic Svc Order, per LSR disconnect                             NA          NA       NA           NA            NA
   NRC - OC12 - Incremental Charge--Manual Svc Order - 1st                $   50.25   $   68.62   $   99.10   $ 54.26         NA
   NRC - OC12 - Incremental Charge--Manual Svc Order - Add'l              $   50.25   $   68.62   $   99.10   $ 54.26         NA
   NRC - OC12 - Incremental Charge--Manual Svc Order-Disconnect-1st       $   20.94   $   28.59     NA           NA           NA
   NRC - OC12 - Incremental Charge--Manual Svc Order-Disconnect-Add'l     $   20.94   $   28.59     NA           NA           NA

Local Channel - Dedicated - OC48
OC48 per mile per month                                                   $  119.40   $  166.59   $ 99.66     $ 47.57     $   93.50
OC48 Facility Termination per month                                       $2,311      $1,768.00   $ 1,837     $1,842      $1,853
OC48 - Interface OC12 on OC48 per month                                   $  706.85   $  668.36   $ 584.78    $ 773.40    $  572.61
NRC - OC48 - Facility Termination - 1st                                   $1,245      $1,742.00   $ 1,853     $1,259      $1,276


                                                       BELLSOUTH/KNOLOGY RATES                                          Attachment 2
                                                          NETWORK ELEMENTS                                                 Exhibit D
                                                         AND OTHER SERVICES                                          Rates - Page 35
                                                              TRANSPORT

  NRC - OC48 - Facility Termination - Add'l                                      TBD     $413.38     $412.05     $417.50    $661.23
  NRC - OC48 - Interface OC12 on OC48 - 1st                                      TBD     $540.10     $547.98     $545.24    $844.21
  NRC - OC48 - Interface OC12 on OC48 - Add'l                                    TBD     $317.48     $314.49     $320.83    $516.89
  NRC - OC48 - Facility Termination - Disconnect Chg - 1st                       TBD     $121.72     $112.44     $123.65       NA
  NRC - OC48 - Facility Termination - Disconnect Chg - Add'l                     TBD     $118.54     $109.19     $120.44       NA
  NRC - OC48 - Interface OC12 on OC48 - Disconnect Chg - 1st                     TBD     $121.72     $112.44     $123.65       NA
  NRC - OC48 - Interface OC12 on OC48 - Disconnect Chg - Add'l                   TBD     $118.54     $109.19     $120.44       NA
  NRC - Manual Svc Order, per LSR                                               SOMAN       NA       $21.73        NA       $19.99
  NRC - Manual Svc Order, per LSR disconnect                                    SOMAN       NA        $3.87        NA          NA
  NRC - Electronic Svc Order, per LSR                                           SOMEC     $3.50       $2.77       $3.50      $3.50
  NRC - Electronic Svc Order, per LSR disconnect                                SOMEC       NA        $0.43        NA          NA
  NRC - OC48 - Incremental Charge--Manual Svc Order - 1st                       SOMAN     $38.48       NA        $37.96     $93.12
  NRC - OC48 - Incremental Charge--Manual Svc Order - Add'l                     SOMAN     $38.48       NA        $37.96     $93.12
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-1s    SOMAN     $38.48       NA        $37.96     $93.12
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-A     SOMAN     $38.48       NA        $37.96     $93.12
  NRC - OC48 - Incremental Charge--Manual Svc Order-Disconnect-1st              SOMAN     $19.03       NA        $18.23       NA
  NRC - OC48 - Incremental Charge--Manual Svc Order-Disconnect-Add'l            SOMAN     $19.03       NA        $18.23       NA
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-D     SOMAN     $19.03       NA        $18.23       NA
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-D     SOMAN     $19.03       NA        $18.23       NA

UNBUNDLED DEDICATED TRANSPORT - Interoffice Channel

Interoffice Transport - Dedicated - 2-wire VG

  2-Wire VG - per mile per month                                                1L5XX    $0.0339     $0.0100     0.0222     0.0301
  2-Wire VG - Facility Termination per month                                    U1TV2    $18.49      $26.72      $17.07     27.66
    NRC - 2-wire VG - Facility Termination - 1st                                U1TV2    $107.11     $81.73      $79.61     142.31
    NRC - 2-wire VG - Facility Termination - Add'l                              U1TV2    $48.27      $55.26      $36.08     56.21
    NRC - 2-wire VG -Facility Termination - Disconnect Charge - 1st             U1TV2    $37.16      $31.26        NA         NA
    NRC - 2-wire VG - Facility Termination - Disconnect Charge - Add'l          U1TV2     $5.88      $12.88         NA         NA
    NRC - Manual Svc Order, per LSR                                             SOMAN      NA        $21.73         NA      $19.99
    NRC - Manual Svc Order, per LSR disconnect                                  SOMAN      NA         $3.87         NA         NA
    NRC - Electronic Svc Order, per LSR                                         SOMEC     $3.50       $2.77       $3.50     $3.50
    NRC - Electronic Svc Order, per LSR disconnect                              SOMEC      NA         $0.43         NA         NA
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                SOMAN    $27.37        NA        $18.94     37.21
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l              SOMAN    $27.57        NA        $18.94     37.21
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st      SOMAN    $12.97        NA          NA         NA
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l    SOMAN    $12.97        NA          NA         NA

Common (Shared) Transport
Common (Shared) Transport per mile per mou                                       NA     $0.00001   $0.000012   $0.000008 $0.0000049
Common (Shared) Transport Facilities Termination per mou                         NA     $0.00045    $0.0005   $0.0004152  $0.000426

Interoffice Transport - Dedicated - 4-wire VG
4-Wire VG - per mile per month                                                  1L5XX      NA       $0.0100        NA         NA
4-Wire VG - Facility Termination per month                                      U1TV4      NA       $23.82         NA         NA
    NRC - 4-wire VG - Facility Termination - 1st                                U1TV4      NA       $81.73         NA         NA
    NRC - 4-wire VG - Facility Termination - Add'l                              U1TV4      NA       $55.26         NA         NA
    NRC - 4-wire VG -Facility Termination - Disconnect Charge - 1st             U1TV4      NA       $31.26         NA         NA
    NRC - 4-wire VG - Facility Termination - Disconnect Charge - Add'l          U1TV4      NA       $12.88         NA         NA
    NRC - Manual Svc Order, per LSR                                             SOMAN      NA       $21.73         NA         NA
    NRC - Manual Svc Order, per LSR disconnect                                  SOMAN      NA        $3.87         NA         NA
    NRC - Electronic Svc Order, per LSR                                         SOMEC      NA        $2.77         NA         NA
    NRC - Electronic Svc Order, per LSR disconnect                              SOMEC      NA        $0.43         NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order - 1st                SOMAN      NA         NA           NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order - Add'l              SOMAN      NA         NA           NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st      SOMAN      NA         NA           NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l    SOMAN      NA         NA           NA         NA


  NRC - OC48 - Facility Termination - Add'l                                      $402.63   $549.17    $670.92    $505.88     $411.64
  NRC - OC48 - Interface OC12 on OC48 - 1st                                      $532.13   $729.04    $852.47    $635.04     $544.55
  NRC -OC48 - Interface OC12 on OC48 - Add'l                                     $304.90   $404.94    $528.57    $410.02     $311.39
  NRC - OC48 - Facility Termination - Disconnect Chg - 1st                       $102.16   $134.07      NA          NA       $103.36
  NRC - OC48 - Facility Termination - Disconnect Chg - Add'l                     $99.46    $130.59      NA          NA       $100.59
  NRC - OC48 - Interface OC12 on OC48 - Disconnect Chg - 1st                     $102.16   $134.07      NA          NA       $103.36
  NRC - OC48 - Interface OC12 on OC48 - Disconnect Chg - Add'l                   $99.46    $130.59      NA          NA       $100.59
  NRC - Manual Svc Order, per LSR                                                  NA         NA        NA          NA       $19.99
  NRC - Manual Svc Order, per LSR disconnect                                       NA         NA        NA          NA         NA
  NRC - Electronic Svc Order, per LSR                                             $3.50     $3.50      $3.50       $3.50      $3.50
  NRC - Electronic Svc Order, per LSR disconnect                                   NA         NA        NA          NA         NA
  NRC - OC48 - Incremental Charge--Manual Svc Order - 1st                        $50.25     $68.62    $99.10      $54.26       NA
  NRC - OC48 - Incremental Charge--Manual Svc Order - Add'l                      $50.25     $68.62    $99.10      $54.26       NA
  NRC - OC48 -Interface-Incremental Cost -Manual Svc. Order vs. Electronic - 1s  $50.25     $68.62    $99.10      $54.26       NA
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-A      $50.25     $68.62    $99.10      $54.26       NA
  NRC - OC48 - Incremental Charge--Manual Svc Order-Disconnect-1st               $20.94     $28.59      NA                     NA
  NRC - OC48 - Incremental Charge--Manual Svc Order-Disconnect-Add'l             $20.94     $28.59      NA          NA         NA
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic - D    $20.94     $28.59      NA          NA         NA
  NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic - D    $20.94     $28.59      NA          NA         NA

UNBUNDLED DEDICATED TRANSPORT - Interoffice Channel
Interoffice Transport - Dedicated - 2-wire VG
  2-Wire VG - per mile per month                                                $0.0384    $0.0323   $0.0282      $0.0373    $0.0173
  2-Wire VG - Facility Termination per month                                    $19.10      $21.33   $18.01       $21.42     $18.33
    NRC - 2-wire VG - Facility Termination -1st                                 $76.20     $106.72   $137.48      $136.44    $55.39
    NRC - 2-wire VG - Facility Termination - Add'l                              $34.54      $48.83   $52.58       $51.37     $17.37
    NRC - 2-wire VG -Facility Termination - Disconnect Charge - 1st             $28.03      $38.05     NA           NA       $27.96
    NRC - 2-wire VG - Facility Termination - Disconnect Charge - Add'l           $5.37      $7.23      NA           NA        $3.51
    NRC - Manual Svc Order, per LSR                                               NA          NA       NA           NA       $19.99
    NRC - Manual Svc Order, per LSR disconnect                                    NA          NA       NA           NA         NA
    NRC - Electronic Svc Order, per LSR                                          $3.50      $3.50     $3.50        $3.50      $3.50
    NRC - Electronic Svc Order, per LSR disconnect                                NA          NA       NA           NA         NA
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                $18.14      $25.52   $38.07       $39.63       NA
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l              $18.14      $25.52   $38.07       $39.63       NA
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st       $8.06      $11.34     NA           NA         NA
    NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l     $8.06      $11.34     NA           NA         NA

Common (Shared) Transport

Common (Shared) Transport per mile per mou                                  $0.0000083  $0.0000091  $0.00001 $0.0000121 $0.00004
Common (Shared) Transport Facilities Termination per mou                     $0.00047   $0.0004281 $0.000034 $0.0004672 $0.00036

Interoffice Transport - Dedicated - 4-wire VG
   4-Wire VG - per mile per month                                                 NA        NA        NA          NA         NA
   4-Wire VG - Facility Termination per month                                     NA        NA        NA          NA         NA
    NRC - 4-wire VG - Facility Termination -1st                                   NA        NA        NA          NA         NA
    NRC - 4-wire VG - Facility Termination - Add'l                                NA        NA        NA          NA         NA
    NRC - 4-wire VG -Facility Termination - Disconnect Charge - 1st               NA        NA        NA          NA         NA
    NRC - 4-wire VG - Facility Termination - Disconnect Charge - Add'l            NA        NA        NA          NA         NA
    NRC - Manual Svc Order, per LSR                                               NA        NA        NA          NA         NA
    NRC - Manual Svc Order, per LSR disconnect                                    NA        NA        NA          NA         NA
    NRC - Electronic Svc Order, per LSR                                           NA        NA        NA          NA         NA
    NRC - Electronic Svc Order, per LSR disconnect                                NA        NA        NA          NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order - 1st                  NA        NA        NA          NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order - Add'l                NA        NA        NA          NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st        NA        NA        NA          NA         NA
    NRC - 4-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l      NA        NA        NA          NA         NA

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 36
                                   TRANSPORT

Interoffice Transport - Dedicated - DS0 - 56
DS0 - per mile per month                                                   1L5XX     $0.0339     $0.0100    $0.0222     $0.0301
DS0 - Facility Termination per month                                       U1TD5      $17.81     $19.46      $16.45      $26.95
   NRC - DS0 - Facility Termination - 1st                                  U1TD5     $107.11     $81.74      $79.61     $142.31
   NRC - DS0 - Facility Termination - Add'l                                U1TD5      $48.27     $55.26      $36.08      $56.21
   NRC - DS0 -Facility Termination - Disconnect Charge - 1st               U1TD5      $37.16     $31.26        NA          NA
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l            U1TD5      $5.88      $12.88        NA          NA
   NRC - Manual Svc Order, per LSR                                         SOMAN        NA       $21.73        NA        $19.99
   NRC - Manual Svc Order, per LSR disconnect                              SOMAN        NA        $3.87        NA          NA
   NRC - Electronic Svc Order, per LSR                                     SOMEC      $3.50       $2.77      $3.50       $3.50
   NRC - Electronic Svc Order, per LSR disconnect                          SOMEC        NA        $0.43        NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                   SOMAN      $27.37       NA        $18.94      $37.21
   NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                 SOMAN      $27.37       NA        $18.94      $37.21
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st         SOMAN      $12.97       NA          NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l       SOMAN      $12.97       NA          NA          NA

Interoffice Transport - Dedicated -64 KBPS
DS0 - per mile per month                                                   1L5XX     $0.0339     $0.0100    $0.0222     $0.0301
DS0 - Facility Termination per month                                       U1TD6      $17.81     $19.46      $16.45      $26.95
   NRC - DS0 - Facility Termination - 1st                                  U1TD6     $107.11     $81.74      $79.61     $142.31
   NRC - DS0 - Facility Termination - Add'l                                U1TD6      $48.27     $55.26      $36.08      $56.21
   NRC - DS0 -Facility Termination - Disconnect Charge - 1st               U1TD6      $37.16     $31.26        NA          NA
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l            U1TD6      $5.88      $12.88        NA          NA
   NRC - Manual Svc Order, per LSR                                         SOMAN        NA       $21.73        NA        $19.99
   NRC - Manual Svc Order, per LSR disconnect                              SOMAN        NA        $3.87        NA          NA
   NRC - Electronic Svc Order, per LSR                                     SOMEC      $3.50    $  2.77     $  3.50     $  3.50
   NRC - Electronic Svc Order, per LSR disconnect                          SOMEC        NA        $0.43        NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                   SOMAN      $27.37       NA      $ 18.94     $ 37.21
   NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                 SOMAN      $27.37       NA      $ 18.94     $ 37.21
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st         SOMAN      $12.97       NA          NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l       SOMAN      $12.97       NA          NA          NA

Interoffice Transport - Dedicated - DS1
DS1 - per mile per month                                                   1L5XX     $0.6920     $0.2035    $0.3068     $0.4500
DS1 - Facility Termination per month                                       U1TF1      $79.69     $93.31      $63.39      $55.05
   NRC - DS1-Facility Termination - 1st                                    U1TF1     $198.15     $179.99    $147.07     $298.18
   NRC - DS1 - Facility Termination - Add'l                                U1TF1     $148.18     $164.95    $111.75     $231.23
   NRC - DS1 - Facility Termination - Disconnect Charge - 1st              U1TF1      $25.44     $30.54        NA          NA
   NRC - DS1 - Facility Termination -Disconnect Charge - Add'l             U1TF1      $20.42     $26.97        NA          NA
   NRC - Manual Svc Order, per LSR                                         SOMAN        NA       $21.73        NA      $ 19.99
   NRC - Manual Svc Order, per LSR disconnect                              SOMAN        NA        $3.87        NA          NA
   NRC - Electronic Svc Order, per LSR                                     SOMEC      $3.50       $2.77      $3.50       $3.50
   NRC - Electronic Svc Order, per LSR disconnect                          SOMEC        NA        $0.43        NA          NA
   NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                  SOMAN      $27.37       NA        $18.94        NA
   NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l                SOMAN      $27.37       NA        $18.94        NA
   NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--1st        SOMAN      $12.97       NA          NA          NA
   NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--Add'l      SOMAN      $12.97       NA          NA          NA

Interoffice Transport - Dedicated - DS3
DS3 - per mile per month                                                   1L5XX      $4.98       $4.25      $ 2.75      $12.62
DS3 - Facility Termination per month                                       U1TF3     $898.15     $1,130     $796.59      $1,204
   NRC - DS3 - Facility Termination -1st                                   U1TF3     $511.77     $562.06    $516.67     $946.23
   NRC - DS3 - Facility Termination - Add'l                                U1TF3     $330.92     $328.16    $334.38     $516.89
   NRC - DS3 - Facility Termination - Disconnect Charge - 1st              U1TF3     $121.72     $112.44    $123.65        NA
   NRC - DS3 - Facility Termination - Disconnect Charge - Add'l            U1TF3     $118.54     $109.19    $120.44        NA

Interoffice Transport - Dedicated - DS0 - 56
DS0 - per mile per month                                                  $0.0384    $0.0323     $0.0282    $0.0373     $0.1730
DS0 - Facility Termination per month                                      $18.37      $20.64     $17.40      $20.71      $17.74
   NRC - DS0 - Facility Termination - 1st                                 $76.20     $106.72     $137.48    $136.44      $55.39
   NRC - DS0 - Facility Termination - Add'l                               $34.54      $48.83     $52.58      $51.37      $17.37
   NRC - DS0 -Facility Termination - Disconnect Charge - 1st              $28.03      $38.05       NA          NA        $27.96
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l            $5.37      $7.23        NA          NA        $3.51
   NRC - Manual Svc Order, per LSR                                          NA          NA         NA          NA        $19.99
   NRC - Manual Svc Order, per LSR disconnect                               NA          NA         NA          NA          NA
   NRC - Electronic Svc Order, per LSR                                     $3.50      $3.50       $3.50      $3.50       $3.50
   NRC - Electronic Svc Order, per LSR disconnect                           NA          NA         NA          NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                  $18.14      $25.52     $38.07      $39.63        NA
   NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                $18.14      $25.52     $38.07      $39.63        NA
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st         $8.06      $11.34       NA          NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l       $8.06      $11.34       NA          NA          NA

Interoffice Transport - Dedicated -64 KBPS
DS0 - per mile per month                                                  $0.0384    $0.0323   $ 0.0282    $ 0.0373    $ 0.1730
DS0 - Facility Termination per month                                      $18.37      $20.64     $17.40      $20.71      $17.74
   NRC - DS0 - Facility Termination - 1st                                 $76.20     $106.72     $137.48    $136.44      $55.39
   NRC - DS0 - Facility Termination - Add'l                               $34.54      $48.83     $52.58      $51.37      $17.37
   NRC - DS0 -Facility Termination - Disconnect Charge - 1st              $28.03      $38.05       NA          NA        $27.96
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l            $5.37      $7.23        NA          NA        $3.51
   NRC - Manual Svc Order, per LSR                                          NA          NA         NA          NA        $19.99
   NRC - Manual Svc Order, per LSR disconnect                               NA          NA         NA          NA          NA
   NRC - Electronic Svc Order, per LSR                                     $3.50      $3.50       $3.50      $3.50       $3.50
   NRC - Electronic Svc Order, per LSR disconnect                           NA          NA         NA          NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                  $18.14      $25.52     $ 38.07     $39.63        NA
   NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                $18.14      $25.52     $38.07      $39.63        NA
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st         $8.06      $11.34       NA          NA          NA
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l       $8.06      $11.34       NA          NA          NA

Interoffice Transport - Dedicated - DS1
DS1 - per mile per month                                                  $0.7831    $0.6598     $0.0783    $0.7598     $0.3525
DS1 - Facility Termination per month                                      $93.40      $74.40     $71.29      $94.98      $75.83
   NRC - DS1-Facility Termination - 1st                                   $140.49    $196.28     $217.17    $216.27     $145.98
   NRC - DS1 - Facility Termination - Add'l                               $106.69    $147.31     $163.75    $162.70     $109.85
   NRC - DS1 - Facility Termination - Disconnect Charge - 1st             $20.00      $26.56       NA          NA        $19.55
   NRC - DS1 - Facility Termination -Disconnect Charge - Add'l            $16.34      $21.61       NA          NA        $14.99
   NRC - Manual Svc Order, per LSR                                          NA          NA         NA          NA      $ 19.99
   NRC - Manual Svc Order, per LSR disconnect                               NA          NA         NA          NA          NA
   NRC - Electronic Svc Order, per LSR                                     $3.50      $3.50       $3.50      $3.50       $3.50
   NRC - Electronic Svc Order, per LSR disconnect                           NA          NA         NA          NA          NA
   NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                 $18.14      $25.52     $38.07      $39.63        NA
   NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l               $18.14      $25.52     $38.07      $39.63        NA
   NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--1st        $8.06      $11.31       NA          NA          NA
   NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--Add'l      $8.06      $11.34       NA          NA          NA

Interoffice Transport - Dedicated - DS3
DS3 - per mile per month                                                  $14.04      $15.02     $12.98      $8.13       $5.89
DS3 - Facility Termination per month                                      $1,101     $744.38     $720.38    $967.70     $760.20
   NRC - DS3 - Facility Termination -1st                                  $611.41    $686.74     $794.94    $606.72     $625.91
   NRC - DS3 - Facility Termination - Add'l                               $304.90    $477.76     $579.55    $423.45     $311.39
   NRC - DS3 - Facility Termination - Disconnect Charge - 1st             $102.16    $125.56       NA          NA       $103.36
   NRC - DS3 - Facility Termination - Disconnect Charge - Add'l           $99.46     $118.79       NA          NA       $100.59

                           BELLSOUTH/KNOLOGY RATES                  Attachment 2
                              NETWORK ELEMENTS                         Exhibit D
                             AND OTHER SERVICES                  Rates - Page 37
                                  TRANSPORT

  NRC - Manual Svc Order, per LSR                                          SOMAN        NA       $21.73        NA        $19.99
    NRC - Manual Svc Order, per LSR disconnect                             SOMAN        NA       $3.87         NA          NA
  NRC - Electronic Svc Order, per LSR                                      SOMEC      $3.50      $2.77       $3.50       $3.50
    NRC - Electronic Svc Order, per LSR disconnect                         SOMEC        NA       $0.43         NA          NA
  NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                   SOMAN      $38.48       NA        $37.96      $93.12
  NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                 SOMAN      $38.48       NA        $37.96      $93.12
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st         SOMAN      $19.03       NA        $18.23        NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--Add'l       SOMAN      $19.03       NA        $18.23        NA

Interoffice Transport - Dedicated - STS-1
STS-1 - per mile per month                                                 1L5XX      $4.98      $4.25       $2.75       $12.62
STS-1 -Facility Termination per month                                      U1TFS     $895.41     $1,114     $792.17      $1,204
  NRC - STS-1 - Facility Termination -1st                                  U1TFS     $511.77    $562.06     $516.67     $946.23
  NRC - STS-1 - Facility Termination - Add'l                               U1TFS     $330.92    $328.16     $454.82     $516.89
  NRC - STS-1 - Facility Termination - Disconnect Charge - 1st             U1TFS     $121.72    $112.44     $123.65        NA
  NRC - STS-1 - Facility Termination - Disconnect Charge - Add'l           U1TFS     $118.54    $109.19     $120.44        NA
  NRC - Manual Svc Order, per LSR                                          SOMAN        NA      $ 21.73        NA       $ 19.99
    NRC - Manual Svc Order, per LSR disconnect                             SOMAN        NA      $  3.87        NA          NA
  NRC - Electronic Svc Order, per LSR                                      SOMEC      $3.50      $2.77       $3.50       $3.50
    NRC - Electronic Svc Order, per LSR disconnect                         SOMEC        NA       $0.43         NA          NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                 SOMAN      $38.48       NA        $37.96      $93.12
  NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l               SOMAN      $38.48       NA        $37.96      $93.12
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st         SOMAN      $19.03       NA        $18.23        NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--Add'l       SOMAN      $19.03       NA        $18.23        NA

Interoffice Transport - Dedicated - OC3
OC3 -per mile per month                                                    1L5XX      $7.35      $8.38       $4.42       $27.97
OC3 -Facility Termination per month                                         TBD       $2,475     $3,043      $2,211      $3,390
  NRC - OC-3 - Facility Termination - 1st                                   TBD      $820.85    $876.46     $828.22      $1,399
  NRC - OC-3 - Facility Termination - Add'l                                 TBD      $317.48    $314.49     $320.83     $516.89
  NRC - OC-3 - Facility Termination - Disconnect Charge - 1st               TBD      $121.72    $112.44     $123.65        NA
  NRC - OC-3 - Facility Termination - Disconnect Charge - Add'l             TBD      $118.54    $109.19     $120.44        NA
    NRC - Manual Svc Order, per LSR                                        SOMAN        NA      $ 21.73        NA        $19.99
      NRC - Manual Svc Order, per LSR disconnect                           SOMAN        NA       $3.87         NA          NA
    NRC - Electronic Svc Order, per LSR                                    SOMEC      $3.50      $2.77       $3.50       $3.50
      NRC - Electronic Svc Order, per LSR disconnect                       SOMEC        NA       $0.43         NA          NA
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-1st     SOMAN      $38.48       NA        $37.96      $93.12
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-Add'l   SOMAN      $38.48       NA        $37.96      $93.12
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-
     Disconnect-1st                                                        SOMAN      $19.03       NA        $18.23        NA
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-
     Disconnect-Add'l                                                      SOMAN      $19.03       NA        $18.23        NA

Interoffice Transport - Dedicated - OC12
OC12 -per mile per month                                                   1L5XX      $19.26     $26.91      $15.21      $84.88
OC12 -Facility Termination                                                  TBD       $9,763    $11,685      $8,291     $12,344
  NRC - OC12- Facility Termination - 1st                                    TBD       $1,036     $1,095      $1,045      $1,713
  NRC - OC12- Facility Termination - Add'l                                  TBD      $317.48    $314.49     $320.83     $516.89
  NRC - OC12 - Facility Termination - Disconnect Chg - 1st                  TBD      $121.72    $112.44     $123.65        NA
  NRC - OC12 - Facility Termination - Disconnect Chg - Add'l                TBD      $118.54    $109.19     $120.44        NA
    NRC - Manual Svc Order, per LSR                                        SOMAN        NA       $21.73        NA        $19.99
      NRC - Manual Svc Order, per LSR disconnect                           SOMAN        NA       $3.87         NA          NA
    NRC - Electronic Svc Order, per LSR                                    SOMEC      $3.50      $2.77       $3.50       $3.50
      NRC - Electronic Svc Order, per LSR disconnect                       SOMEC        NA       $0.43         NA          NA
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Electronic-1st      SOMAN      $38.48       NA        $37.96      $93.12
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Electronic-Add'l    SOMAN      $38.48       NA        $37.96      $93.12
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Elect-
   Disconnect-1st                                                          SOMAN      $19.03       NA        $18.23        NA
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Elect-
   Disconnect-Add'l                                                        SOMAN      $19.03       NA        $18.23        NA

  NRC - Manual Svc Order, per LSR                                            NA         NA         NA          NA        $19.99
    NRC - Manual Svc Order, per LSR disconnect                               NA         NA         NA          NA          NA
  NRC - Electronic Svc Order, per LSR                                      $3.50      $3.50      $3.50       $3.50       $3.50
    NRC - Electronic Svc Order, per LSR disconnect                           NA         NA         NA          NA          NA
  NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                   $50.25     $64.97     $91.26      $54.26        NA
  NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                 $50.25     $64.97     $91.26      $54.26        NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st         $20.94     $27.08       NA          NA          NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--Add'l       $20.94     $27.08       NA          NA          NA

Interoffice Transport - Dedicated - STS-1
STS-1 - per mile per month                                                 $14.04     $13.48     $6.29       $8.13       $6.88
STS-1 -Facility Termination per month                                      $1,101    $692.52    $800.94     $967.58     $838.65
  NRC - STS-1 - Facility Termination -1st                                 $611.41    $858.15    $624.86     $606.72     $858.26
  NRC - STS-1 - Facility Termination - Add'l                              $304.90    $524.58    $436.36     $423.45     $525.25
  NRC - STS-1 - Facility Termination - Disconnect Charge - 1st            $102.16    $125.56       NA          NA       $103.36
  NRC - STS-1 - Facility Termination - Disconnect Charge - Add'l           $99.46    $118.79       NA          NA       $100.59
  NRC - Manual Svc Order, per LSR                                            NA         NA         NA          NA        $19.99
    NRC - Manual Svc Order, per LSR disconnect                               NA         NA         NA          NA          NA
  NRC - Electronic Svc Order, per LSR                                      $3.50      $3.50      $3.50       $3.50       $3.50
    NRC - Electronic Svc Order, per LSR disconnect                           NA         NA         NA          NA          NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                 $50.25     $94.50     $55.00      $54.26        NA
  NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l               $50.25     $94.50     $55.00      $54.26        NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st         $20.94     $27.08       NA          NA          NA
  NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--Add'l       $20.94     $27.08       NA          NA          NA

Interoffice Transport - Dedicated - OC3
OC3 -per mile per month                                                    $23.89     $18.35     $14.10      $9.75       $13.45
OC3 -Facility Termination per month                                        $2,990    $1,892.00   $2,071      $2,802      $2,124
  NRC - OC-3 - Facility Termination - 1st                                 $927.35    $1,283.00   $1,381     $915.64     $950.10
  NRC - OC-3 - Facility Termination - Add'l                               $304.90     $404.94   $509.93     $410.02     $311.39
  NRC - OC-3 - Facility Termination - Disconnect Charge - 1st             $102.16     $134.07      NA          NA       $103.36
  NRC - OC-3 - Facility Termination - Disconnect Charge - Add'l            $99.46     $130.59      NA          NA       $100.59
    NRC - Manual Svc Order, per LSR                                          NA         NA         NA          NA        $19.99
      NRC - Manual Svc Order, per LSR disconnect                             NA         NA         NA          NA          NA
    NRC - Electronic Svc Order, per LSR                                    $3.50      $3.50      $3.50       $3.50       $3.50
      NRC - Electronic Svc Order, per LSR disconnect                         NA         NA         NA          NA          NA
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-1st     $50.25     $68.62     $94.77      $54.26        NA
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-Add'l   $50.25     $68.62     $94.77      $54.26        NA
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-
     Disconnect-1st                                                        $20.94     $28.59       NA          NA          NA
    NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-
     Disconnect-Add'l                                                      $20.94     $28.59       NA          NA          NA

Interoffice Transport - Dedicated - OC12
OC12 -per mile per month                                                   $74.44     $60.42     $30.38      $32.52      $49.80
OC12 -Facility Termination                                                $11,517    $7,182.00   $2,122     $11,132      $8,015
  NRC - OC12- Facility Termination - 1st                                   $1,147    $1,598.00   $1,722      $1,131      $1,176
  NRC - OC12- Facility Termination - Add'l                                $304.90     $404.94   $542.73     $410.02     $311.39
  NRC - OC12 - Facility Termination - Disconnect Chg - 1st                $102.16     $134.07   $131.65        NA       $103.36
  NRC - OC12 - Facility Termination - Disconnect Chg - Add'l               $99.46     $130.59   $128.19        NA       $100.59
    NRC - Manual Svc Order, per LSR                                          NA         NA         NA          NA        $19.99
      NRC - Manual Svc Order, per LSR disconnect                             NA         NA         NA          NA          NA
    NRC - Electronic Svc Order, per LSR                                    $3.50      $3.50      $3.50       $3.50       $3.50
      NRC - Electronic Svc Order, per LSR disconnect                         NA         NA         NA          NA          NA
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Electronic-1st      $50.25     $68.62     $69.34      $54.26        NA
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Electronic-Add'l    $50.25     $68.62     $69.34      $54.26        NA
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Elect-
   Disconnect-1st                                                          $20.94     $28.59     $29.76        NA          NA
  NRC - OC12 - Incremental Cost - Manual Svc Order vs. Elect-
   Disconnect-Add'l                                                        $20.94     $28.59     $29.76        NA          NA

                                                          BELLSOUTH/KNOLOGY RATES                                      Attachment 2
                                                             NETWORK ELEMENTS                                             Exhibit D
                                                            AND OTHER SERVICES                                      Rates - Page 38
                                                                 TRANSPORT
Interoffice Transport - Dedicated - OC48
OC48 -per mile per month                                                            1L5XX     $30.65    $34.66    $25.98    $138.02
OC48 -Facility Termination per month                                                 TBD      $11,691   $12,554   $11,255   $16,017
OC48 -per Interface OC12 on OC48 per month                                           TBD      $1,424    $1,208    $1,149    $1,497
  NRC - OC48 - Facility Termination - 1st                                            TBD      $1,036    $1,095    $1,045    $1,713
  NRC - OC48 - Facility Termination - Add'l                                          TBD      $317.48   $314.49   $320.83   $516.89
  NRC - OC48 - Interface OC12 on OC48 - 1st                                          TBD      $540.10   $547.98   $545.24   $844.21
  NRC - OC48 - Interface OC12 on OC48 - Add'l                                        TBD      $317.48   $314.49   $320.83   $516.89
  NRC - OC48 - Facility Termination - Disconnect Chg - 1st                           TBD      $121.72   $112.44   $123.65     NA
  NRC - OC48 - Facility Termination - Disconnect Chg - Add'l                         TBD      $118.54   $109.19   $120.44     NA
  NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st                             TBD      $121.72   $112.44   $123.65     NA
  NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                           TBD      $118.54   $109.19   $120.44     NA
  NRC - Manual Svc Order, per LSR                                                   SOMAN       NA      $21.73       NA     $19.99
  NRC - Manual Svc Order, per LSR disconnect                                        SOMAN       NA       $3.87       NA       NA
  NRC - Electronic Svc Order, per LSR                                               SOMEC      $3.50     $2.77     $3.50    $3.50
  NRC - Electronic Svc Order, per LSR disconnect                                    SOMEC       NA       $0.43       NA      NA
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Electronic-1st              SOMAN     $38.48      NA       $37.96   $93.12
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Electronic-Add'l            SOMAN     $38.48      NA       $37.96   $93.12
  NRC - OC48 - Interface- Incremental Cost - Manual Svc. Order vs. Electronic-1     SOMAN     $38.48      NA       $37.96   $93.12
  NRC - OC48 - Interface- Incremental Cost - Manual Svc. Order vs. Electronic-A     SOMAN     $38.48      NA       $37.96   $93.12
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st        SOMAN     $19.03      NA       $18.23     NA
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add        SOMAN     $19.03      NA       $18.23     NA
  NRC - OC48-Interface-Incremental Cost-Manual Svc. Order vs. Elec-Disconne         SOMAN     $19.03      NA       $18.23     NA
  NRC - OC48-Interface-Incremental Cost-Manual Svc. Order vs. Elec-Disconne         SOMAN     $19.03      NA       $18.23     NA

UNBUNDLED CHANNELIZATION
DS3 Channelization (DS3 to DS1)
per Channelized System (28 DS1) per month                                            MQ3      $225.36   $222.61   $184.02   $236.32
  NRC - 1st                                                                          MQ3      $265.87   $359.20   $268.81   $425.41
  NRC - Add'l                                                                        MQ3      $188.51   $299.24   $190.84   $303.33
  NRC -1st - Disconnect                                                              MQ3      $71.76    $189.04    $73.29     NA
  NRC -Add'l - Disconnect                                                            MQ3      $52.03    $186.37    $60.61     NA
per Interface per month (COCI)                                                      UC1D1     $17.22    $14.51     $11.14    $8.52
  NRC - 1st                                                                         UC1D1     $12.05    $13.26     $12.15   $15.86
  NRC - Add'l                                                                       UC1D1      $8.69     $9.50     $8.76    $11.36
  NRC - Manual Svc Order, per LSR                                                   SOMAN       NA      $21.73       NA     $19.99
  NRC - Manual Svc Order, per LSR disconnect                                        SOMAN       NA       $3.87       NA       NA
  NRC - Electronic Svc Order, per LSR                                               SOMEC      $3.50     $2.77     $3.50    $3.50
  NRC - Electronic Svc Order, per LSR disconnect                                    SOMEC       NA       $0.43       NA       NA
Channel System - Incremental Cost - Manual Svc. Order vs. Electronic -1st           SOMAN     $15.61      NA       $14.91   $41.47
Channel System - Incremental Cost - Manual Svc. Order vs. Electronic -Add'l         SOMAN      $7.39      NA       $6.63    $11.99
Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - 1st                      SOMAN     $11.67      NA       $10.82     NA
Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - Add'l                    SOMAN     $0.9469     NA         NA       NA

DS1 Channelization (DS1 to DS0)
per Channelized System (24 DS0) per month                                            MQ1     $136.82    $154.74   $127.60   $200.01
  NRC - 1st                                                                          MQ1     $197.98    $183.57   $200.38   $302.82
  NRC - Add'l                                                                        MQ1     $123.12    $126.16   $124.93   $184.20
  NRC -1sr - Disconnect                                                              MQ1      $30.18     $19.68    $31.37      NA
  NRC -Add'l - Disconnect                                                            MQ1      $18.86     $18.29    $19.97      NA
- Interface (COCI)
per OCU-DP(data) card per month (2.4-64kbs)                                         1D1DD      $1.66     $2.22     $1.88     $2.94
  NRC - 1st                                                                         1D1DD     $12.05    $13.26     $12.15   $15.86
  NRC - Add'l                                                                       1D1DD      $8.69     $9.50     $8.76    $11.36
per BRITE card per month                                                            UC1CA      $3.41     $3.86     $3.41     $4.04


Interoffice Transport - Dedicated - OC48
OC48 -per mile per month                                                           $128.59   $102.43    $120.02   $45.92   $106.55
OC48 -Facility Termination per month                                               $14,950   $11,480.00 $1,677    $967.58  $11,632
OC48 -per Interface OC12 on OC48 per month                                          $1,451   $1,351.00  $582.66   $1,561   $1,170
  NRC - OC48 - Facility Termination - 1st                                           $1,147   $1,598.00  $1,722    $1,131   $1,176
  NRC - OC48 - Facility Termination - Add'l                                        $304.90   $404.94    $542.73   $410.02  $311.39
  NRC - OC48 - Interface OC12 on OC48 - 1st                                        $532.13   $729.04    $720.81   $635.04  $544.55
  NRC - OC48 - Interface OC12 on OC48 - Add'l                                      $304.90   $404.94    $400.38   $410.02  $311.39
  NRC - OC48 - Facility Termination - Disconnect Chg - 1st                         $102.16   $134.07    $131.65     NA     $103.36
  NRC - OC48 - Facility Termination - Disconnect Chg - Add'l                        $99.46   $130.59    $128.19     NA     $100.59
  NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st                           $102.16   $134.07    $131.65     NA     $103.36
  NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                          $99.46   $130.59    $128.19     NA     $100.59
  NRC - Manual Svc Order, per LSR                                                     NA        NA        NA        NA     $19.99
  NRC - Manual Svc Order, per LSR disconnect                                          NA        NA        NA        NA       NA
  NRC - Electronic Svc Order, per LSR                                               $3.50     $3.50      $3.50     $3.50    $3.50
  NRC - Electronic Svc Order, per LSR disconnect                                      NA        NA        NA        NA       NA
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Electronic-1st              $50.25    $68.62    $69.34    $54.26     NA
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Electronic-Add'l            $50.25    $68.62    $69.34    $54.26     NA
  NRC - OC48 - Interface- Incremental Cost - Manual Svc. Order vs. Electronic-1     $50.25    $68.62    $69.34    $54.26     NA
  NRC - OC48 - Interface- Incremental Cost - Manual Svc. Order vs. Electronic-A     $50.25    $68.62    $69.34    $54.26     NA
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st        $20.94    $28.59    $29.76      NA       NA
  NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add        $20.94    $28.59    $29.76      NA       NA
  NRC - OC48-Interface-Incremental Cost-Manual Svc. Order vs. Elec-Disconne         $20.94    $28.59    $29.76      NA       NA
  NRC - OC48-Interface-Incremental Cost-Manual Svc. Order vs. Elec-Disconne         $20.94    $28.59    $29.76      NA       NA

UNBUNDLED CHANNELIZATION
DS3 Channelization (DS3 to DS1)
per Channelized System (28 DS1) per month                                          $245.84   $229.30    $226.81   $200.01   $222.98
  NRC - 1st                                                                        $259.76   $356.80    $351.95   $321.54   $265.08
  NRC - Add'l                                                                      $182.64   $247.40    $243.76   $234.30   $185.94
  NRC -1st - Disconnect                                                             $60.96    $79.94    $77.90      NA      $61.09
  NRC -Add'l - Disconnect                                                           $50.46    $65.20    $63.32      NA      $50.31
per Interface per month (COCI)                                                      $7.55     $5.58      $4.61    $11.99     $3.91
  NRC - 1st                                                                         $12.29    $15.85    $15.76    $12.05    $12.61
  NRC - Add'l                                                                       $8.80     $11.35    $11.28     $8.68     $9.03
  NRC - Manual Svc Order, per LSR                                                     NA        NA        NA        NA      $19.99
  NRC - Manual Svc Order, per LSR disconnect                                          NA        NA        NA        NA        NA
  NRC - Electronic Svc Order, per LSR                                               $3.50     $ 3.50    $3.50      $3.50    $3.50
  NRC - Electronic Svc Order, per LSR disconnect                                      NA        NA        NA        NA        NA
Channel System - Incremental Cost - Manual Svc. Order vs. Electronic -1st           $19.74    $26.95    $28.13    $25.59    $21.71
Channel System - Incremental Cost - Manual Svc. Order vs. Electronic -Add'l         $8.77     $11.98    $13.33     $8.92    $10.46
Incremental Cost-Manual Svc. Order vs. Elect - Disconnect - 1st                     $12.43    $16.97    $18.26      NA      $14.21
Incremental Cost-Manual Svc. Order vs. Elect - Disconnect - Add'l                     NA        NA      $1.48       NA      $1.46

DS1 Channelization (DS1 to DS0)
per Channelized System (24 DS0) per month                                          $209.87   $146.87    $177.72   $147.51   $165.21
  NRC - 1st                                                                        $193.63   $271.52    $267.19   $220.89   $197.21
  NRC - Add'l                                                                      $118.37   $164.56    $161.43   $137.15   $119.99
  NRC - 1sr - Disconnect                                                            $26.44    $36.38    $34.55      NA      $25.66
  NRC - Add'l - Disconnect                                                          $16.83    $11.98    $21.14      NA      $15.81
- Interface (COCI)
per OCU-DP(data) card per month (2.4-64kbs)                                         $3.12     $2.86     $2.88      $2.34    $2.46
  NRC - 1st                                                                         $12.29    $15.85    $15.76    $12.05    $12.61
  NRC - Add'l                                                                       $8.80     $11.35    $11.28     $8.68    $9.03
per BRITE card per month                                                            $4.18     $3.88     $3.76      $4.21    $3.33

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 39
                                   TRANSPORT

    NRC - 1st                                                              UC1CA       $12.05     $13.26      $12.15      $15.86
    NRC - Add'l                                                            UC1CA        $8.69      $9.50       $8.76      $11.36
  per VG card per month (DS0)                                              1D1VG      $0.8586      $1.46       $1.18       $1.40
    NRC - 1st                                                              1D1VG       $12.05     $13.26      $12.15      $15.86
    NRC - Add'l                                                            1D1VG       $8.69       $9.50       $8.76      $11.36
    NRC - Manual Svc Order, per LSR                                        SOMAN         NA       $21.73        NA        $19.99
      NRC - Manual Svc Order, per LSR disconnect                           SOMAN         NA        $3.87        NA          NA
    NRC - Electronic Svc Order, per LSR                                    SOMEC       $3.50       $2.77       $3.50       $3.50
      NRC - Electronic Svc Order, per LSR disconnect                       SOMAN         NA        $0.43        NA          NA
Channel System - Incremental Cost - Manual Svc. Order vs.
 Electronic - 1st                                                          SOMAN       $15.61       NA        $14.91      $41.47
Channel System - Incremental Cost - Manual Svc. Order vs.
 Electronic - Add'l                                                        SOMAN       $7.39        NA         $6.63      $11.99
Incremental Cost-Manual Svc. Order vs. Elect -
 Disconnect - 1st                                                          SOMAN       $11.67       NA        $10.82        NA
Incremental Cost-Manual Svc. Order vs. Elect -
 Disconnect - Add'l                                                        SOMAN      $0.9469       NA          NA          NA

UNBUNDLED DARK FIBER
Dark Fiber - Interoffice (four fiber strands) per route mile or
 fraction thereof, per month                                               1L5DF       $25.80     $29.28      $24.96      $31.95
  NRC - Per each four-fiber dark fiber arrangement - 1st                   UDF14     $1,739.00    $1,289    $1,737.00   $1,741.00
  NRC - Per each four-fiber dark fiber arrangement - Add'l                 UDF14       $563.09   $277.98      $562.39     $563.75
  NRC - Disconnect - 1st                                                   UDF14         NA      $592.25        NA          NA
  NRC - Disconnect - Add'l                                                 UDF14         NA      $369.22        NA          NA

Dark Fiber - Local Channel (four fiber strands) per route mile or
 fraction thereof, per month                                               1L5DC       $70.82     $59.03      $54.63      $49.07
  NRC - Per each four-fiber dark fiber arrangement - 1st                   UDFC4     $1,739.00    $1,289    $1,737.00   $1,741.00
  NRC - Per each four-fiber dark fiber arrangement - Add'l                 UDFC4       $563.09   $277.98      $562.39     $563.75
  NRC - Disconnect - 1st                                                   UDFC4         NA      $592.25        NA          NA
  NRC - Disconnect - Add'l                                                 UDFC4         NA      $369.22        NA          NA

Dark Fiber - Local Loop (four fiber strands) per route mile or
 fraction thereof, per month                                               1L5DL       $70.82     $59.03       $54.63     $49.07
  NRC - Per each four-fiber dark fiber arrangement - 1st                   UDFL4     $1,739.00    $1,289     $1,737.00  $1,741.00
  NRC - Per each four-fiber dark fiber arrangement - Add'l                 UDFL4       $563.09   $277.98       $562.39    $563.75
  NRC - Disconnect - 1st                                                   UDFL4         NA      $592.25        NA          NA
  NRC - Disconnect - Add'l                                                 UDFL4         NA      $369.22        NA          NA

    NRC - 1st                                                               $12.29     $15.85     $15.76      $12.05      $12.61
    NRC - Add'l                                                              $8.80     $11.35     $11.28       $8.68       $9.03
  per VG card per month (DS0)                                                $1.62      $1.45      $1.64       $1.47       $1.25
    NRC - 1st                                                               $12.29     $15.85     $15.76      $12.05      $12.61
    NRC - Add'l                                                              $8.80     $11.35     $11.28       $8.68       $9.03
    NRC - Manual Svc Order, per LSR                                           NA         NA         NA          NA        $19.99
      NRC - Manual Svc Order, per LSR disconnect                              NA         NA         NA          NA          NA
    NRC - Electronic Svc Order, per LSR                                      $3.50      $3.50      $3.50       $3.50       $3.50
      NRC - Electronic Svc Order, per LSR disconnect                          NA         NA         NA          NA          NA
Channel System - Incremental Cost - Manual Svc. Order vs.
 Electronic - 1st                                                           $19.74     $26.95     $28.13      $25.59      $25.66
Channel System - Incremental Cost - Manual Svc. Order vs.
 Electronic - Add'l                                                          $8.77     $11.98     $13.33       $8.92      $15.81
Incremental Cost-Manual Svc. Order vs. Elect -
 Disconnect - 1st                                                           $12.43     $16.97     $18.26        NA        $14.21
Incremental Cost-Manual Svc. Order vs. Elect -
 Disconnect - Add'l                                                           NA         NA        $1.48        NA         $1.46

UNBUNDLED DARK FIBER
Dark Fiber - Interoffice (four fiber strands) per route mile or
 fraction thereof, per month                                                $32.28     $33.93     $29.86      $36.75      $28.60
  NRC - Per each four-fiber dark fiber arrangement - 1st                 $1,746.00  $1,741.00  $1,738.00   $1,747.00   $1,742.00
  NRC - Per each four-fiber dark fiber arrangement - Add'l                 $565.20    $563.79    $562.82     $565.53     $564.08
  NRC - Disconnect - 1st                                                      NA         NA         NA          NA          NA
  NRC - Disconnect - Add'l                                                    NA         NA         NA          NA          NA

Dark Fiber - Local Channel (four fiber strands) per route mile or
 fraction thereof, per month                                                $64.72     $71.55     $56.47     $100.37      $60.06
  NRC - Per each four-fiber dark fiber arrangement - 1st                 $1,746.00  $1,741.00  $1,738.00   $1,747.00   $1,742.00
  NRC - Per each four-fiber dark fiber arrangement - Add'l                 $565.20    $563.79    $562.82     $565.53     $564.08
  NRC - Disconnect - 1st                                                      NA         NA         NA          NA          NA
  NRC - Disconnect - Add'l                                                    NA         NA         NA          NA          NA

Dark Fiber - Local Loop (four fiber strands) per route mile or
 fraction thereof, per month                                                $64.72     $71.55     $56.47     $100.37      $60.06
  NRC - Per each four-fiber dark fiber arrangement - 1st                 $1,746.00  $1,741.00  $1,738.00   $1,747.00   $1,742.00
  NRC - Per each four-fiber dark fiber arrangement - Add'l                 $565.20    $563.79    $562.82     $565.53     $564.08
  NRC - Disconnect - 1st                                                      NA         NA         NA          NA          NA
  NRC - Disconnect - Add'l                                                    NA         NA         NA          NA          NA

                           BELLSOUTH/KNOLOGY RATES                  Attachment 2
                              NETWORK ELEMENTS                         Exhibit D
                            AND OTHER  SERVICES                  Rates - Page 40
                           LOOP/PORT COMBINATIONS

DESCRIPTION                                                               USOC        AL          FL          GA          KY
UNBUNDLED LOOP COMBINATIONS
Unbundled Loop/Port Combinations (Note 4)
MARKET RATES (INCLUDING ALL VERTICAL FEATURES) (Note 1)
                                                                                                Orlando, Ft.
                                                                                                 Lauderdale,
Density Zone 1 / Top 8 MSAs in BellSouth Region                                                     Miami    Atlanta
Customers with 4 or more DS0 Equivalent
Currently Combined (Note2)
  2-Wire Voice Grade Loop with 2-Wire Line Port (Res. and Bus.)
  2-Wire Voice Grade Line Port (Res.), per month
  2-wire voice unbundled port - residence                                 UEPRL       NA          $14.00      $14.00      NA
  2-wire voice unbundled port with caller ID - residence                  UEPRC       NA          $14.00      $14.00      NA
  2-wire voice unbundled port outgoing only - residence                   UEPRO       NA          $14.00      $14.00      NA
  2-wire voice grade unbundled Alabama extended local dialing parity
  port with caller ID                                                     UEPAR       NA             NA          NA       NA
  2-wire voice grade unbundled Kentucky extended local dialing parity     UEPRM       NA             NA          NA       NA
  port with caller ID
  2-wire voice grade unbundled Louisiana extended local dialing           UEPAS       NA             NA          NA       NA
  parity port with caller ID
  2-wire voice grade unbundled Mississippi extended local dialing
  parity port with caller ID                                              UEPAT       NA             NA          NA       NA
  2-wire voice grade unbundled South Carolina extended local dialing
  parity port with caller ID                                              UEPAU       NA             NA          NA       NA
  2-wire voice grade unbundled Tennessee extended local dialing
  parity port with caller ID                                              UEPAQ       NA             NA          NA       NA
  2-wire voice unbundled Florida area calling with caller ID -
  residence                                                               UEPAF       NA          $14.00         NA       NA
  2-wire voice unbundled Louisiana Area Plus with caller ID -
  residence (RUL)                                                         UEPAG       NA             NA          NA       NA
  2-wire voice unbundled Louisiana Area Plus with caller ID -
  residence (AC7)                                                         UEPAH       NA             NA          NA       NA
  2-wire voice unbundled South Carolina Area Calling port with Caller
  ID - residence (LW8)                                                    UEPAJ       NA             NA          NA       NA
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (F2R)                                                         UEPAK       NA             NA          NA       NA
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (TACER)                                                       UEPAL       NA             NA          NA       NA
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (TACSR)                                                       UEPAM       NA             NA          NA       NA
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (1MF2X)                                                       UEPAN       NA             NA          NA       NA
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (2MR)                                                         UEPAO       NA             NA          NA       NA
  2-wire voice unbundled res, low usage line port with Caller ID (LUM)    UEPAP       NA          $14.00      $14.00      NA
  2-Wire Voice Grade Line Port (Bus.), per month
  2-wire voice unbundled port without Caller ID                           UEPBL       NA          $14.00      $14.00      NA
  2-wire voice unbundled port with unbundled port with Caller+E484 ID     UEPBC       NA          $14.00      $14.00      NA
  2-wire voice unbundled outgoing only port                               UEPBO       NA          $14.00      $14.00      NA
  2-wire voice grade unbundled Alabama extended local dialing parity
  port with caller ID                                                     UEPAW       NA             NA          NA       NA
  2-wire voice grade unbundled Kentucky extended local dialing parity
  port with caller ID                                                     UEPBM       NA             NA          NA       NA
  2-wire voice grade unbundled Louisiana extended local dialing
  parity port with caller ID                                              UEPAX       NA             NA          NA       NA
  2-wire voice grade unbundled Mississippi extended local dialing
  parity port with caller ID                                              UEPAY       NA             NA          NA       NA


DESCRIPTION                                                               LA          MS          NC          SC          TN
                                                                                                  Greensboro
                                                                                                 Winson Salem-
                                                                                                  Highpoint/
                                                                            New                  Gastonia-Rock
Density Zone 1 / Top 8 MSAs in BellSouth Region                           Orleans                   Hill                  Nashville
  Customers with 4 or more DS0 Equivalent
  Currently Combined (Note2)

  2-Wire Voice Grade Loop with 2-Wire Line Port (Res. and Bus.)
  2-Wire Voice Grade Line Port (Res.), per month

  2-wire voice unbundled port - residence                                 $14.00      NA          $14.00      NA          $14.00
  2-wire voice unbundled port with caller ID - residence                  $14.00      NA          $14.00      NA          $14.00
  2-wire voice unbundled port outgoing only - residence                   $14.00      NA          $14.00      NA          $14.00

  2-wire voice grade unbundled Alabama extended local dialing parity
  port with caller ID                                                        NA       NA             NA       NA             NA

  2-wire voice grade unbundled Kentucky extended local dialing parity
  port with caller ID                                                        NA       NA             NA       NA             NA

  2-wire voice grade unbundled Louisiana extended local dialing
  parity port with caller ID                                              $14.00      NA             NA       NA             NA
  2-wire voice grade unbundled Mississippi extended local dialing
  parity port with caller ID                                                 NA       NA             NA       NA             NA
  2-wire voice grade unbundled South Carolina extended local dialing
  parity port with caller ID                                                 NA       NA             NA       NA             NA
  2-wire voice grade unbundled Tennessee extended local dialing
  parity port with caller ID                                                 NA       NA             NA       NA          $14.00
  2-wire voice unbundled Florida area calling with caller ID - residence     NA       NA             NA       NA             NA
  2-wire voice unbundled Louisiana Area Plus with caller ID -
  residence (RUL)                                                         $14.00      NA             NA       NA             NA
  2-wire voice unbundled Louisiana Area Plus with caller ID -
  residence (AC7)                                                         $14.00      NA             NA       NA             NA
  2-wire voice unbundled South Carolina Area Calling port with Caller
  ID - residence (LW8)                                                       NA       NA             NA       NA             NA

  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (F2R)                                                            NA       NA             NA       NA          $14.00
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (TACER)                                                          NA       NA             NA       NA          $14.00
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (TACSR)                                                          NA       NA             NA       NA          $14.00
  2-wire voice unbundled Tennessee Area Calling port with Caller ID -
  residence (1MF2X)                                                          NA       NA             NA       NA          $14.00

  2-wire voice unbundled Tennessee Area Calling port with Caller ID -        NA       NA             NA       NA          $14.00
  residence (2MR)
  2-wire voice unbundled res, low usage line port with Caller ID (LUM)    $14.00      NA          $14.00      NA          $14.00
  2-Wire Voice Grade Line Port (Bus.), per month
  2-wire voice unbundled port without Caller ID                           $14.00      NA          $14.00      NA          $14.00
  2-wire voice unbundled port with unbundled port with Caller+E484 ID     $14.00      NA          $14.00      NA          $14.00
  2-wire voice unbundled outgoing only port                               $14.00      NA          $14.00      NA          $14.00

  2-wire voice grade unbundled Alabama extended local dialing parity
  port with caller ID                                                        NA       NA             NA       NA             NA
  2-wire voice grade unbundled Kentucky extended local dialing parity
  port with caller ID                                                        NA       NA             NA       NA             NA
  2-wire voice grade unbundled Louisiana extended local dialing
  parity port with caller ID                                              $14.00      NA             NA       NA             NA
  2-wire voice grade unbundled Mississippi extended local dialing
  parity port with caller ID                                                 NA       NA             NA       NA             NA

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                                   AND OTHER                     Rates - Page 41
                                   SERVICES
                            LOOP/PORT COMBINATIONS

DESCRIPTION                                                                USOC       AL            FL          GA        KY
    2-wire voice grade unbundled South Carolina local dialing extended
    parity port with caller ID                                            UEPAZ       NA            NA          NA        NA
    2-wire voice grade unbundled Tennessee dialing parity extended
    local port with caller ID                                             UEPAV       NA            NA          NA        NA
    2-wire voice unbundled incoming only port with Caller ID              UEPB1       NA          $14.00      $14.00      NA
    2-wire voice unbundled LA Bus Area Calling Port with Caller ID
    (BUC)                                                                 UEPAA       NA            NA          NA        NA
    2-wire voice unbundled SC Bus Area Calling Port with Caller ID
    (LMB)                                                                 UEPAB       NA            NA          NA        NA
    2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy
    Option (TACC1)                                                        UEPAC       NA            NA          NA        NA
    2-wire voice unbundled TN Bus 2-Way Area Calling Port Standard
    Option (TACC2)                                                        UEPAD       NA            NA          NA        NA
    2-wire voice unbundled TN Bus 2-Way Collierville and Memphis Local
    Calling Port (B2F)                                                    UEPAE       NA            NA          NA        NA
    2-Wire Voice Grade Loop (SL1) (Res. and Bus.)                         UEPLX       NA            NA          NA        NA
    RC - 2-Wire Voice Grade Loop - Statewide                              UEPLX       NA          $13.75      $10.80      NA
    RC - 2-Wire Voice Grade Loop Zone 1                                   UEPLX       NA          $20.13      $12.47      NA
    RC - 2-Wire Voice Grade Loop Zone 2                                   UEPLX       NA          $44.40      $19.83      NA
    RC - 2-Wire Voice Grade Loop Zone 3
    Combination Rates
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide         Note 8      NA            NA          NA        NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1
    (Note 6)                                                              Note 8      NA          $27.75      $24.80      NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2
    (Note 6)                                                              Note 8      NA          $34.13      $26.47      NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3
    (Note 6)                                                              Note 8      NA          $58.40      $33.83      NA
    Nonrecurring Charges
    2-Wire Voice Grade Line Port (Res. And Bus.)
    NRC - 2-wire voice grade unbundled port/loop combination - 1st,
    with change                                                            TBD        NA          $41.50      $41.50      NA
    NRC - 2-wire voice grade unbundled port/loop combination -
    Add'l, with change                                                     TBD        NA          $41.50      $41.50      NA
    NRC - 2-wire voice grade unbundled port/loop combination - 1st,
    no change                                                              TBD        NA          $41.50      $41.50      NA
    NRC - 2-wire voice grade unbundled port/loop combination - Add'l,
    no change                                                              TBD        NA          $41.50      $41.50      NA

    NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent       TBD        NA          $10.00      $10.00      NA
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
    Charge, Electronic, per LSR received from the CLEC by one of the
    OSS interactive interfaces                                            SOMEC       NA          $ 3.50      $ 3.50      NA
    NRC - 2-Wire Voice Grade Loop/Line Port Incremental Cost -
    Combination - Manual Svc.Order vs. Electronic - 1st                   SOMAN       NA          $19.99      $33.76      NA
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental
    Cost - Manual Svc.Order vs. Electronic - Add'l                        SOMAN       NA          $19.99      $ 7.86      NA
    NRC- 2 Wire Voice Grade Loop/Line Port Subsequent Combination -
    Database Update - Electronic                                           TBD        NA           TBD         TBD        NA
    NRC- 2 Wire Voice Grade Loop/Line Port Subsequent Combination -
    Database Update - Manual Service Order                                 TBD        NA           TBD         TBD        NA
    NRC - Incremental Manual Service Order Disconnect                      TBD        NA          $20.00      $20.00      NA

  2-Wire Voice Grade Loop with 2-Wire Line Port PBX
    2-Wire Analog Line Port (PBX), per month
    2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence        UEPRD       NA          $14.00      $14.00      NA
    LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS            UEPPC       NA          $14.00      $14.00      NA
    LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                      UEPPO       NA          $14.00      $14.00      NA
    LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                     UEPP1       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT     UEPA2       NA            NA          NA        NA

DESCRIPTION                                                                 LA        MS            NC        SC            TN
    2-wire voice grade unbundled South Carolina local dialing extended
    parity port with caller ID                                              NA        NA            NA        NA            NA
    2-wire voice grade unbundled Tennessee dialing parity extended
    local port with caller ID                                               NA        NA            NA        NA          $14.00
    2-wire voice unbundled incoming only port with Caller ID              $14.00      NA          $14.00      NA          $14.00
    2-wire voice unbundled LA Bus Area Calling Port with Caller ID
    (BUC)                                                                 $14.00      NA            NA        NA            NA
    2-wire voice unbundled SC Bus Area Calling Port with Caller ID
    (LMB)                                                                   NA        NA            NA        NA            NA
    2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy
    Option (TACC1)                                                          NA        NA            NA        NA          $14.00
    2-wire voice unbundled TN Bus 2-Way Area Calling Port Standard
    Option (TACC2)                                                          NA        NA            NA        NA          $14.00
    2-wire voice unbundled TN Bus 2-Way Collierville and Memphis Local
    Calling Port (B2F)                                                      NA        NA            NA        NA          $14.00
    2-Wire Voice Grade Loop (SL1) (Res. and Bus.)                           NA        NA          $14.18      NA            NA
    RC - 2-Wire Voice Grade Loop - Statewide                              $14.05      NA            NA        NA          $15.92
    RC - 2-Wire Voice Grade Loop Zone 1                                   $24.14      NA            NA        NA          $20.79
    RC - 2-Wire Voice Grade Loop Zone 2                                   $49.30      NA            NA        NA          $27.18
    RC - 2-Wire Voice Grade Loop Zone 3
    Combination Rates
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide           NA        NA          $28.18      NA            NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1
    (Note 6)                                                              $28.05      NA            NA        NA          $29.92
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2
    (Note 6)                                                              $38.14      NA            NA        NA          $34.79
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3
    (Note 6)                                                              $63.30      NA            NA        NA          $41.18
    Nonrecurring Charges
    2-Wire Voice Grade Line Port (Res. And Bus.)
    NRC - 2-wire voice grade unbundled port/loop combination - 1st,
    with change                                                           $41.50      NA          $41.50      NA          $41.50
    NRC - 2-wire voice grade unbundled port/loop combination -
    Add'l, with change                                                    $41.50      NA          $41.50      NA          $41.50
    NRC - 2-wire voice grade unbundled port/loop combination - 1st,
    no change                                                             $41.50      NA          $41.50      NA          $41.50
    NRC - 2-wire voice grade unbundled port/loop combination - Add'l,
    no change                                                             $41.50      NA          $41.50      NA          $41.50

    NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent      $10.00      NA          $10.00      NA          $10.00
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
    Charge, Electronic, per LSR received from the CLEC by one of the
    OSS interactive interfaces                                            $ 3.50      NA          $ 3.50      NA          $ 3.50
    NRC - 2-Wire Voice Grade Loop/Line Port Incremental Cost -
    Combination - Manual Svc.Order vs. Electronic - 1st                   $31.92      NA          $40.18      NA          $30.89
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental
    Cost - Manual Svc.Order vs. Electronic - Add'l                        $ 7.32      NA          $ 9.45      NA          $ 7.03
    NRC- 2 Wire Voice Grade Loop/Line Port Subsequent Combination -
    Database Update - Electronic                                          $ 2.11      NA          $ 1.42      NA           TBD
    NRC- 2 Wire Voice Grade Loop/Line Port Subsequent Combination -
    Database Update - Manual Service Order                                $ 5.12      NA          $10.27      NA           TBD
    NRC - Incremental Manual Service Order Disconnect                     $20.00      NA          $20.00      NA          $20.00

  2-Wire Voice Grade Loop with 2-Wire Line Port PBX
    2-Wire Analog Line Port (PBX), per month
    2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence        $14.00      NA          $14.00      NA          $14.00
    LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS            $14.00      NA          $14.00      NA          $14.00
    LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                      $14.00      NA          $14.00      NA          $14.00
    LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                     $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT       NA        NA            NA        NA            NA

                                             BELLSOUTH/KNOLOGY RATES                                                    Attachment 2
                                                NETWORK ELEMENTS                                                           Exhibit D
                                               AND OTHER SERVICES                                                   Rates  - Page 34
                                             LOOP/PORT COMBINATIONS


DESCRIPTION                                                               USOC        AL            FL          GA        KY
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING
    PORT                                                                  UEPL2       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                          UEPLD       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING
    PORT                                                                  UEPT2       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT      UEPTO       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT               UEPXA       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                  UEPXB       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                      UEPXC       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT               UEPXD       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE
    PORT                                                                  UEPXE       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
    PORT WITHOUT LUD                                                      UEPXF       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT             UEPXG       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT              UEPXH       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT
    LUD                                                                   UEPXJ       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING
    PORT                                                                  UEPXK       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
    ADMINISTRATIVE CALLING PORT                                           UEPXL       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM
    CALLING PORT                                                          UEPXM       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
    ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT             UEPXN       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
    DIACOUNT ROOM CALLING PORT                                            UEPXO       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
    DISCOUNT CALLING PORT                                                 UEPXP       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
    CALLING PORT                                                          UEPXQ       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL
    CALLING PORT                                                          UEPXR       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                UEPXS       NA          $14.00      $14.00      NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS
    CALLING PORT                                                          UEPXT       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT        UEPXU       NA            NA          NA        NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING
    PORT                                                                  UEPXV       NA            NA          NA        NA

    LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                      LNPCP

    2-Wire Voice Grade Loop (SL1)
    RC - 2-Wire Voice Grade Loop - Statewide                              UEPLX       NA            NA          NA        NA
    RC - 2-Wire Voice Grade Loop - Zone 1                                 UEPLX       NA          $13.75      $10.80      NA
    RC - 2-Wire Voice Grade Loop - Zone 2                                 UEPLX       NA          $20.13      $12.47      NA
    RC - 2-Wire Voice Grade Loop - Zone 3                                 UEPLX       NA          $44.40      $19.83      NA
    RC - 2-Wire Voice Grade Loop - Zone 4                                 UEPLX       NA             NA         NA        NA
    Combination Rates
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide         Note 8      NA            NA          NA        NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1 (Note 6)   Note 8      NA          $27.75      $24.80      NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2 (Note 6)   Note 8      NA          $34.13      $26.47      NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3 (Note 6)   Note 8      NA          $58.40      $33.83      NA



DESCRIPTION                                                                LA         MS            NC       SC            TN
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING
    PORT                                                                  $14.00      NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                          $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING
    PORT                                                                    NA        NA            NA        NA          $14.00
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT        NA        NA            NA        NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT               $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                  $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                      $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT               $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE
    PORT                                                                  $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING
    PORT WITHOUT LUD                                                        NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT               NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT
    LUD                                                                     NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING
    PORT                                                                  $14.00      NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY
    ADMINISTRATIVE CALLING PORT                                           $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM
    CALLING PORT                                                          $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
    ECONOMY ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT               NA        NA            NA        NA          $14.00
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL
    DIACOUNT ROOM CALLING PORT                                            $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL
    DISCOUNT CALLING PORT                                                 $14.00      NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY
    CALLING PORT                                                            NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL
    CALLING PORT                                                            NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                $14.00      NA          $14.00      NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS
    CALLING PORT                                                            NA        NA            NA        NA            NA
    2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT          NA        NA            NA        NA          $14.00
    2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING
    PORT                                                                    NA        NA            NA        NA          $14.00

    LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)

    2-Wire Voice Grade Loop (SL1)
    RC - 2-Wire Voice Grade Loop - Statewide                               NA        NA          $14.18      NA            NA
    RC - 2-Wire Voice Grade Loop - Zone 1                                 $14.05      NA            NA        NA          $15.92
    RC - 2-Wire Voice Grade Loop - Zone 2                                 $24.14      NA            NA        NA          $20.79
    RC - 2-Wire Voice Grade Loop - Zone 3                                 $49.30      NA            NA        NA          $27.18
    RC - 2-Wire Voice Grade Loop - Zone 4                                  NA        NA            NA        NA            NA
    Combination Rates
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide           NA        NA          $28.18      NA            NA
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1 (Note 6)   $28.05      NA            NA        NA          $29.92
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2 (Note 6)   $38.14      NA            NA        NA          $34.79
    RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3 (Note 6)   $63.30      NA            NA        NA          $41.18

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 43
                                   TRANSPORT

DESCRIPTION                                                                USOC        AL           FL          GA            KY
   Nonrecurring Charges

   NRC - 2- wire voice grade unbundled port/loop combination
   - 1st, with change                                                      TBD         NA         $41.50      $41.50          NA

   NRC - 2- wire voice grade unbundled port/loop combination
   - Add'l, with change                                                    TBD         NA         $41.50      $41.50          NA

   NRC - 2- wire voice grade unbundled port/loop combination
   - 1st, no change                                                        TBD         NA         $41.50      $41.50          NA

   NRC - 2- wire voice grade unbundled port/loop combination
   - Add'l, no change                                                      TBD         NA         $41.50      $41.50          NA

   NRC - 2-Wire Voice Grade Loop/Line Port - Subsequent                    TBD         NA         $10.00      $10.00        $10.00

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
   Charge, Electronic, per LSR received from the CLEC by one
   of the OSS interactive interfaces (Note 7)                             SOMEC        NA         $ 3.50      $ 3.50          NA

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental
   Cost - Manual Svc.Order vs. Electronic - 1st                           SOMAN        NA         $19.99      $33.67          NA

   NRC - 2-Wire Voice Grade Loop/Line Port Combination Incremental
   Cost - Manual Svc.Order vs. Electronic - Add'l                         SOMAN        NA         $19.99      $ 7.88          NA

   NRC- 2 Wire Voice Grade Loop/Line Port Combination -
   Subsequent Database Update - Electronic                                 TBD         NA          TBD         TBD            NA

   NRC- 2 Wire Voice Grade Loop/Line Port Combination -
   Subsequent Database Update - Manual Service Order                       TBD         NA          TBD         TBD            NA

   NRC - Incremental Manual Service Order Disconnect                       TBD         NA         $20.00      $20.00          NA

COST BASED RATES (Notes 2 & 3)
   Currently Combined
   2-Wire Voice Grade Loop with 2-Wire Line Port
   2-Wire Voice Grade Line Port (Res.), per month

   2- wire voice unbundled port - residence                               UEPRL       $2.20       $ 2.00      $ 1.79        $ 2.61

   2-wire voice unbundled port with caller ID - residence                 UEPRC       $2.20       $ 2.00      $ 1.79        $ 2.61

   2-wire voice unbundled port outgoing only  - residence                 UEPRO       $2.20       $ 2.00      $ 1.79        $ 2.61

   2-wire voice grade unbundled Alabama extended local dialing
   dialing parity port with caller ID                                     UEPAR       $2.20         NA          NA            NA

   2-wire voice grade unbundled Kentucky extended local dialing
   parity port with caller ID                                             UEPRM         NA          NA          NA          $ 2.61

   2-wire voice grade unbundled Louisiana extended local dialing
   parity port with caller ID                                             UEPAS         NA          NA          NA            NA

   2-wire voice grade unbundled Mississippi extended local dialing
   parity port with caller ID                                             UEPAT         NA          NA          NA            NA

   2-wire voice grade unbundled South Carolina extended local dialing
   parity port with caller ID                                             UEPAU         NA          NA          NA            NA

   2-wire voice grade unbundled Tennessee extended local dialing parity
   port with caller ID                                                    UEPAQ         NA          NA          NA            NA

   2-wire voice unbundled area plus port with caller ID - residence       UEPRM       $2.20       $ 2.00      $ 1.79        $ 2.61

   2-wire voice unbundled Florida area calling with caller ID -
   residence                                                              UEPAF         NA        $ 2.00        NA            NA

   2-wire voice unbundled Louisiana Area Plus with caller ID -
   residence (RUL)                                                        UEPAG         NA          NA          NA            NA

   2-wire voice unbundled Louisiana Area Plus with caller ID -
   residence (AC7)                                                        UEPAH         NA          NA          NA            NA

   2-wire voice unbundled South Carolina Area Calling port with
   Caller ID - residence (LW8)                                            UEPAJ         NA          NA          NA            NA

   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (F2R)                                                        UEPAK         NA          NA          NA            NA

   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (TACER)                                                      UEPAL         NA          NA          NA            NA

   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (TACSR)                                                      UEPAM         NA          NA          NA            NA

DESCRIPTION                                                                 LA        MS            NC          SC            TN
   Nonrecurring Charges

   NRC - 2- wire voice grade unbundled port/loop combination
   - 1st, with change                                                     $41.50      NA          $41.50          NA        $41.50

   NRC - 2- wire voice grade unbundled port/loop combination
   - Add'l, with change                                                   $41.50      NA          $41.50          NA        $41.50

   NRC - 2- wire voice grade unbundled port/loop combination
   - 1st, no change                                                       $41.50      NA          $41.50          NA        $41.50

   NRC - 2- wire voice grade unbundled port/loop combination
   - Add'l, no change                                                     $41.50      NA          $41.50          NA        $41.50

   NRC - 2-Wire Voice Grade Loop/Line Port - Subsequent                   $10.00      NA          $10.00          NA        $10.00

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
   Charge, Electronic, per LSR received from the CLEC by one
   of the OSS interactive interfaces (Note 7)                             $ 3.50      NA          $ 3.50          NA        $ 3.50

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental
   Cost - Manual Svc.Order vs. Electronic - 1st                           $31.92      NA          $40.18          NA        $30.89

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental
   Cost - Manual Svc.Order vs. Electronic - Add'l                         $ 7.32      NA          $ 9.45          NA        $ 7.03

   NRC- 2 Wire Voice Grade Loop/Line Port Combination -
   Subsequent Database Update - Electronic                                $ 2.11      NA          $ 1.42          NA         TBD

   NRC- 2 Wire Voice Grade Loop/Line Port Combination -
   Subsequent Database Update - Manual Service Order                      $ 5.12      NA          $10.27          NA         TBD

   NRC - Incremental Manual Service Order Disconnect                      $20.00      NA          $20.00          NA        $20.00

COST BASED RATES (Notes 2 & 3)
   Currently Combined
   2-Wire Voice Grade Loop with 2-Wire Line Port
   2-Wire Voice Grade Line Port (Res.), per month

   2- wire voice unbundled port - residence                               $ 2.55      $2.12       $ 2.28        $ 3.69      $ 1.90

   2-wire voice unbundled port with caller ID - residence                 $ 2.55      $2.12       $ 2.28        $ 3.69      $ 1.90

   2-wire voice unbundled port outgoing only  - residence                 $ 2.55      $2.12       $ 2.28        $ 3.69      $ 1.90

   2-wire voice grade unbundled Alabama extended local dialing
   dialing parity port with caller ID                                       NA        NA            NA            NA          NA

   2-wire voice grade unbundled Kentucky extended local dialing
   parity port with caller ID                                               NA        NA            NA            NA          NA

   2-wire voice grade unbundled Louisiana extended local dialing
   parity port with caller ID                                             $ 2.55      NA            NA            NA          NA

   2-wire voice grade unbundled Mississippi extended local dialing
   parity port with caller ID                                               NA        $2.12         NA            NA          NA

   2-wire voice grade unbundled South Carolina extended local dialing
   parity port with caller ID                                               NA        NA            NA          $ 3.69        NA

   2-wire voice grade unbundled Tennessee extended local dialing parity
   port with caller ID                                                      NA        NA            NA            NA        $ 1.90

   2-wire voice unbundled area plus port with caller ID - residence       $ 2.55      $2.28       $ 2.28        $ 3.69      $ 1.90

   2-wire voice unbundled Florida area calling with caller ID -
   residence                                                                NA        NA            NA            NA          NA

   2-wire voice unbundled Louisiana Area Plus with caller ID -
   residence (RUL)                                                        $ 2.55      NA            NA            NA          NA

   2-wire voice unbundled Louisiana Area Plus with caller ID -
   residence (AC7)                                                        $ 2.55      NA            NA            NA          NA

   2-wire voice unbundled South Carolina Area Calling port with
   Caller ID - residence (LW8)                                              NA        NA            NA          $ 3.69        NA

   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (F2R)                                                          NA        NA            NA            NA        $ 1.90

   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (TACER)                                                        NA        NA            NA            NA        $ 1.90

   2-wire voice unbundled Tennessee Area Calling port with Caller ID -
   residence (TACSR)                                                        NA        NA            NA            NA        $ 1.90

                     BELLSOUTH/KNOLOGY RATES                        Attachment 2
                        NETWORK ELEMENTS                               Exhibit D
                       AND OTHER SERVICES                       Rates -  Page 44
                     LOOP/PORT COMBINATIONS

DESCRIPTION                                  USOC       AL       FL       GA       KY       LA       MS       NC       SC       TN
2-wire voice unbundled Tennessee Area
Calling port with Caller ID - residence
(1MF2X)                                     UEPAN       NA       NA       NA       NA       NA       NA       NA       NA      $1.90
2-wire voice unbundled Tennessee Area
Calling port with Caller ID - residence
(2MR)                                       UEPAO       NA       NA       NA       NA       NA       NA       NA       NA      $1.90
2-wire voice unbundled res, low usage
line port with Caller ID (LUM)              UEPAP     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-Wire Voice Grade Line Port (Bus.),
per month
2-wire voice unbundled port without
Caller ID                                   UEPBL     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-wire voice unbundled port with
unbundled port with Caller+E484 ID          UEPBC     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-wire voice unbundled outgoing only
port                                        UEPBO     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-wire voice grade unbundled Alabama
extended local dialing parity port
with caller ID                              UEPAW     $2.20      NA       NA       NA       NA       NA       NA       NA        NA
2-wire voice grade unbundled Kentucky
extended local dialing parity port
with caller ID                              UEPBM       NA       NA       NA     $2.61      NA       NA       NA       NA        NA
2-wire voice grade unbundled Louisiana
extended local dialing parity port
with caller ID                              UEPAX       NA       NA       NA       NA     $2.55      NA       NA       NA        NA
2-wire voice grade unbundled Mississippi
extended local dialing parity port
with caller ID                              UEPAY       NA       NA       NA       NA       NA     $2.12      NA       NA        NA
2-wire voice grade unbundled South
Carolina extended local dialing parity
port with caller ID                         UEPAZ       NA       NA       NA       NA       NA       NA       NA     $3.69       NA
2-wire voice grade unbundled Tennessee
extended local dialing parity port
with caller ID                              UEPAV       NA       NA       NA       NA       NA       NA       NA       NA      $1.90
2-wire voice unbundled incoming only
port with Caller ID                         UEPB1     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-wire voice unbundled LA Bus Area
Calling Port with Caller ID (BUC)           UEPAA       NA       NA       NA       NA     $2.55      NA       NA       NA        NA


2-wire voice unbundled SC Bus Area
Calling Port with Caller ID (LMB)           UEPAB       NA       NA       NA       NA       NA       NA       NA     $3.69       NA
2-wire voice unbundled TN Bus 2-Way
Area Calling Port Economy Option
(TACC1)                                     UEPAC       NA       NA       NA       NA       NA       NA       NA       NA      $1.90
2-wire voice unbundled TN Bus 2-Way
Area Calling Port Standard Option
(TACC2)                                     UEPAD       NA       NA       NA       NA       NA       NA       NA       NA      $1.90
2-wire voice unbundled TN Bus 2-WAY
Collierville and Memphis Local
Calling Port (B2F)                          UEPAE       NA       NA       NA       NA       NA       NA       NA       NA      $1.90
2-Wire Voice Grade Loop (SL1)
RC - 2-Wire Voice Grade Loop - Statewide    UEPLX       NA       NA       NA       NA       NA       NA     $14.18     NA        NA
RC - 2-Wire Voice Grade Loop - Zone 1       UEPLX     $14.35   $13.75   $10.80   $14.79   $14.05   $14.59     NA     $17.02   $15.92
RC - 2-Wire Voice Grade Loop - Zone 2       UEPLX     $23.31   $20.13   $12.47   $27.68   $24.14   $19.33     NA     $25.66   $20.79
RC - 2-Wire Voice Grade Loop - Zone 3       UEPLX     $42.24   $44.40   $19.83   $47.78   $49.30   $27.63     NA     $33.99   $27.18
RC - 2-Wire Voice Grade Loop - Zone 4       UEPLX       NA       NA       NA       NA       NA     $36.47     NA       NA       NA
Combination Rates
RC - 2-Wire Voice Grade Loop with 2-Wire
Line Port, Statewide                        Note 8      NA       NA       NA       NA       NA       NA     $16.46     NA       NA
RC - 2-Wire Voice Grade Loop with 2-Wire
Line Port, Zone 1 (Note 6)                  Note 8    $16.55   $15.75   $12.59   $17.40   $16.60   $16.71     NA     $20.71   $17.84
RC - 2-Wire Voice Grade Loop with 2-Wire
Line Port, Zone 2 (Note 6)                  Note 8    $25.51   $22.13   $14.26   $30.29   $26.69   $21.45     NA     $29.35   $22.69
RC - 2-Wire Voice Grade Loop with 2-Wire
Line Port, Zone 3 (Note 6)                  Note 8    $44.44   $46.40   $21.62   $50.39   $51.85   $29.75     NA     $37.68   $29.08
RC - 2-Wire Voice Grade Loop with 2-Wire
Line Port, Zone 4 (Note 6)                  Note 8      NA       NA       NA       NA       NA     $38.59     NA       NA       NA
Nonrecurring Charges
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - 1st, Switch as is             USAC2     $2.80    $1.46    $2.01    $10.00   $3.80    $5.20    $2.77    $1.59     $1.03
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Add'l, Switch as is           USAC2     $0.41    $0.93   $0.3108   $10.00   $0.29    $0.41    $0.40    $0.40   $0.2886
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - 1st, Switch with change       USACC     $2.80    $1.46   $2.01     $10.00   $3.80    $5.20    $2.77    $1.59     $1.03
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Add'l, Switch with change     USACC     $0.41    $0.93  $0.3108    $10.00   $0.29    $0.41    $0.40    $0.40   $0.2886
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Subsequent                    USAS2     $10.00   $10.00  $10.00    $10.00   $10.00   $10.00   $10.00   $10.00   $10.00
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - OSS LSR Charge, Electronic,
per LSR received from the CLEC by one of
the OSS interactive interfaces (Note 7)     SOMEC     $3.50    $3.50   $3.50     $3.50    $3.50    $3.50    $3.50    $3.50     $3.50
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Incremental Cost - Manual
Svc.Order vs. Electronic - 1st              SOMAN     $40.71   $19.99  $33.67    $19.99   $31.92   $43.52   $40.18   $43.19   $30.89
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Incremental Cost - Manual
Svc.Order vs. Electronic - Add'l            SOMAN     $9.58    $19.99  $7.88     $19.99   $7.32    $9.99    $9.45    $9.91     $7.03
NRC- 2 Wire Voice Grade Loop/Line Port
Combination - Subsequent Database
Update - Electronic                          TBD      $1.44      TBD    TBD        TBD    $2.11    $2.87    $1.42    $0.71     $0.76

                                      BELLSOUTH/KNOLOGY RATES                                                           Attachment 2
                                          NETWORK ELEMENTS                                                                 Exhibit D
                                         AND OTHER SERVICES                                                         Rates -  Page 45
                                      LOOP/PORT  COMBINATIONS


DESCRIPTION                                                               USOC          AL         FL           GA          KY
   NRC - 2 Wire Voice Grade Loop/Line Port Combination - Subsequent
   Database Update - Manual Service Order                                 TBD         $ 8.25       TBD         TBD         TBD
   NRC - Incremental Manual Service Order Disconnect                      TBD         $20.00      $20.00      $20.00     $20.00

   NRCs for New (not Currently Combined) as ordered in Georgia:
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPRL         NA          NA        $22.14       NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPRL         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPRC         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPRC         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPRO         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPRO         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPAP         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPAP         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPBL         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPBL         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPBC         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPBC         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPBO         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPBO         NA          NA        $15.25       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st        UEPB1         NA          NA        $22.14       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l      UEPB1         NA          NA        $15.25       NA

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent       USAS2         NA          NA        $10.00       NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New -
   Disconnect - 1st                                                       TBD           NA          NA         $8.45       NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New -
   Disconnect - Add'l                                                     TBD           NA          NA         $3.91       NA

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
   Charge, Electronic, per LSR received from the CLEC by one of the OSS
   interactive interfaces (Note 7)                                        SOMEC         NA          NA         $3.50       NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Cost
   Incremental Manual vs. Electronic - New - 1st                          TBD           NA          NA        $37.06       NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Cost
   Incremental Manual vs. Electronic - New - Add'l                        TBD           NA          NA         $8.19       NA
   NRC - 2 Wire Voice Grade Loop/Line Port Combination - Subsequent
   Database Update - Electronic                                           TBD           NA          NA         TBD         NA
   NRC - 2 Wire Voice Grade Loop/Line Port Combination - Database
   Subsequent Update - Manual Service Order                               TBD           NA          NA         TBD         NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental
   Cost Manual vs. Electronic - New - Disconnect                          TBD           NA          NA        $11.17       NA

   2-Wire Voice Grade Loop - Bus Only with 2 -Wire DID Trunk Port
   2-Wire Line Port - DID Trunk Port, per month                           UEPD1         TBD       $ 9.60      $11.35       TBD
   2-Wire Voice Grade Loop (SL2)
   RC - 2-Wire Voice Grade Loop - Statewide                               UECD1         NA          NA          NA         NA
   RC - 2-Wire Voice Grade Loop - Zone 1                                  UECD1       $17.95      $18.28      $16.84     $17.27
   RC - 2-Wire Voice Grade Loop - Zone 2                                  UECD1       $29.16      $22.34      $19.45     $32.32
   RC - 2-Wire Voice Grade Loop - Zone 3                                  UECD1       $52.84      $27.97      $30.92     $55.78
   RC - 2-Wire Voice Grade Loop - Zone 4                                  UECD1         NA          NA          NA         NA
   Combination Rates
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Statewide           Note 8        NA          NA          NA         NA
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 1 (Note 6)     Note 8        TBD       $27.88      $28.19       TBD
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 2 (Note 6)     Note 8        TBD       $31.94      $30.80       TBD
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 3 (Note 6)     Note 8        TBD       $37.57      $42.27       TBD
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 4 (Note 6)     Note 8        NA          NA          NA         NA
   NRC- 2-Wire Voice Grade Loop with 2- Wire DID Port - 1st               TBD           TBD       $14.73      $166.08       TBD


DESCRIPTION                                                                LA          MS          NC         SC          TN
   NRC - 2 Wire Voice Grade Loop/Line Port Combination - Subsequent
   Database Update - Manual Service Order                                 $5.12      $6.88       $10.27       $8.91       $7.97
   NRC - Incremental Manual Service Order Disconnect                     $20.00      $20.00      $20.00       $20.00      $20.00

   NRCs for New (not Currently Combined) as ordered in Georgia:
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st          NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l        NA          NA          NA          NA          NA

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent         NA          NA          NA          NA          NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New -
   Disconnect - 1st                                                         NA          NA          NA          NA          NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New -
   Disconnect - Add'l                                                       NA          NA          NA          NA          NA

   NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
   Charge, Electronic, per LSR received from the CLEC by one of the OSS
   interactive interfaces (Note 7)                                          NA          NA          NA          NA          NA

   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Cost
   Incremental Manual vs. Electronic - New - 1st                            NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Cost
   Incremental Manual vs. Electronic - New - Add'l                          NA          NA          NA          NA          NA
   NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent
   Database Update - Electronic                                             NA          NA          NA          NA          NA
   NRC- 2 Wire Voice Grade Loop/Line Port Combination - Database
   Subsequent Update - Manual Service Order                                 NA          NA          NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental
   Cost Manual vs. Electronic - New - Disconnect                            NA          NA          NA          NA          NA

   2 - Wire Voice Grade Loop - Bus Only with 2 -Wire DID Trunk Port
   2 - Wire Line Port - DID Trunk Port, per month                         $13.12      $14.63      $12.12        TBD       $8.78
   2-Wire Voice Grade Loop (SL2)
   RC - 2-Wire Voice Grade Loop - Statewide                                 NA          NA        $11.76        NA          NA
   RC - 2-Wire Voice Grade Loop - Zone 1                                  $17.65      $18.35        NA        $21.57      $15.92
   RC - 2-Wire Voice Grade Loop - Zone 2                                  $30.32      $24.33        NA        $32.53      $20.79
   RC - 2-Wire Voice Grade Loop - Zone 3                                  $61.93      $34.77        NA        $43.08      $27.18
   RC - 2-Wire Voice Grade Loop - Zone 4                                    NA        $45.88        NA          NA          NA
   Combination Rates
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Statewide             NA          NA        $23.79        NA          NA
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 1 (Note 6)     $30.77        TBD         NA          TBD       $24.70
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 2 (Note 6)     $43.44        TBD         NA          TBD       $29.57
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 3 (Note 6)     $75.05        TBD         NA          TBD       $35.96
   RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 4 (Note 6)       NA          TBD         NA          NA          NA
   NRC - 2-Wire Voice Grade Loop with 2- Wire DID Port - 1st                TBD         TBD       $13.26        TBD        $8.76



                                             BELLSOUTH/KNOLOGY RATES                                                    Attachment 2
                                                 NETWORK ELEMENTS                                                          Exhibit D
                                                AND OTHER SERVICES                                                   Rates - Page 46
                                             LOOP/PORT COMBINATIONS


DESCRIPTION                                                               USOC         AL            FL         GA         KY
    NRC - 2-Wire Voice Grade Loop with 2- Wire DID Port - Addl            TBD         TBD          $3.76     $140.01       TBD
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
    Charge, Electronic, per LSR received from the CLEC by one of the
    OSS interactive interfaces (Note 7)                                   SOMEC       $3.50        $3.50       $3.50      $3.50
    NRC - 2- Wire Voice Grade Loop with 2- Wire DID Port - Incremental
    Cost - Manual Service Order - 1st                                     TBD          TBD          TBD       $37.88       TBD
    NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Incremental
    Cost - Manual Service Order - Addl                                    TBD          TBD          TBD       $16.84       TBD
    2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port
    2-wire ISDN Digital Port per month                                    UEPPB       $16.42       $13.00     $13.47      $12.33
    2-Wire ISDN Digital Grade Loop
    RC - 2-Wire ISDN Digital Grade Loop - Statewide                       USL2X         NA           NA          NA         NA
    RC - 2-Wire ISDN Digital Grade Loop - Zone 1                          USL2X       $23.23       $32.34     $21.89      $23.66
    RC - 2-Wire ISDN Digital Grade Loop - Zone 2                          USL2X       $37.74       $47.35     $25.27      $44.28
    RC - 2-Wire ISDN Digital Grade Loop - Zone 3                          USL2X       $68.38      $104.47     $40.17      $76.42
    RC - 2-Wire ISDN Digital Grade Loop - Zone 4                          USL2X         NA           NA          NA         NA
    Combination Rates

    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   Note 8        NA           NA          NA         NA
    Statewide
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   Note 8      $39.65      $45.34      $35.36      $35.99
    Zone 1
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   Note 8      $54.16      $60.35      $38.74      $56.61
    Zone 2
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   Note 8      $84.80     $117.47      $53.64      $88.75
    Zone 3
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   Note 8        NA           NA          NA         NA
    Zone 4
    NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port -       USACB         TBD        $3.02        TBD        TBD
    1st conversion
    NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port -       USACB         TBD        $2.49        TBD        TBD
    Add'l conversion
    NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port -
    Non Feature Subsequent Activity                                       USASB         TBD         TBD         TBD        TBD
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge,
    Electronic, per LSR received from the CLEC by one of the OSS
    interactive interfaces (Note 7)                                       SOMEC        $3.50       $3.50       $3.50      $3.50
    4 - Wire DS1 Digital Loop with 4 - Wire ISDN DS1 Digital Trunk Port
    4 - Wire ISDN DS1 Digital Trunk Port                                  UEPPP       $186.02     $125.00     $163.16    $275.48
    4 - Wire DS1 Digital Loop
    RC - 4-Wire DS1 Digital Loop- Statewide                               USL4P         NA          NA           NA         NA
    RC - 4-Wire DS1 Digital Loop- Zone 1                                  USL4P        $51.74      $64.69      $55.53     $50.26
    RC - 4-Wire DS1 Digital Loop- Zone 2                                  USL4P        $84.05      $94.71      $64.13     $94.06
    RC - 4-Wire DS1 Digital Loop- Zone 3                                  USL4P       $152.29     $208.93     $101.93    $162.34
    RC - 4-Wire DS1 Digital Loop - Zone 4                                 USL4P         NA          NA           NA         NA
    Combination Rates
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      Note 8        NA          NA           NA         NA
    Statewide
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      Note 8      $237.76     $189.69     $218.69     $325.7
    Zone 1
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      Note 8      $270.07     $219.71     $227.29     $369.5
    Zone 2
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      Note 8      $338.31     $333.93     $265.09     $437.8
    Zone 3
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      Note 8        NA          NA           NA         NA
    Zone 4
    NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port
    Combination - 1st conversion                                          USACP         TBD       $2.00         TBD        TBD
    NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port
    Combination - Add'l conversion                                        USACP         TBD       $1.22         TBD        TBD
    NRC -4 - Wire DS1 Digital Loop with 4 - Wire ISDN DS1 Digital
    Trunk Port - Subsequent Channel Activation - Per Channel              USASP         TBD       $29.28        TBD        TBD
    NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port
    Combination - Subsequent Inward/2-way Telephone Numbers               PR7TG         TBD        $0.99        TBD        TBD

DESCRIPTION                                                                  LA          MS         NC         SC         TN
    NRC - 2-Wire Voice Grade Loop with 2- Wire DID Port - Addl              TBD          TBD      $8.39        TBD       $5.75
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR
    Charge, Electronic, per LSR received from the CLEC by one of the
    OSS interactive interfaces (Note 7)                                   $3.50        $3.50      $3.50       $3.50      $3.50
    NRC - 2- Wire Voice Grade Loop with 2- Wire DID Port - Incremental
    Cost - Manual Service Order - 1st                                       TBD          TBD      $53.89       TBD       $41.43
    NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Incremental
    Cost - Manual Service Order - Addl                                      TBD          TBD      $11.34       TBD        $9.80
    2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port
    2-wire ISDN Digital Port per month                                    $23.33       $51.91     $24.37     $33.74      $18.21
    2-Wire ISDN Digital Grade Loop
    RC - 2-Wire ISDN Digital Grade Loop - Statewide                          NA          NA       $19.08       NA          NA
    RC - 2-Wire ISDN Digital Grade Loop - Zone 1                          $21.15       $21.86       NA       $26.68      $15.92
    RC - 2-Wire ISDN Digital Grade Loop - Zone 2                          $36.32       $28.97       NA       $40.24      $20.79
    RC - 2-Wire ISDN Digital Grade Loop - Zone 3                          $74.19       $41.40       NA       $53.29      $27.18
    RC - 2-Wire ISDN Digital Grade Loop - Zone 4                             NA        $54.64       NA         NA          NA
    Combination Rates

    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -      NA          NA       $43.45       NA          NA
    Statewide
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   $44.48       $73.77       NA       $60.42      $34.13
    Zone 1
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   $59.65       $80.78       NA       $73.98      $39.00
    Zone 2
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -   $97.52       $93.31       NA       $87.03      $45.39
    Zone 3
    RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port -      NA       $106.55       NA         NA          NA
    Zone 4
    NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port -         TBD          TBD      $174.35      TBD       $117.23
    1st conversion
    NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port -         TBD          TBD      $174.35      TBD       $117.23
    Add'l conversion
    NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port -
    Non Feature Subsequent Activity                                         TBD          TBD      $286.15      TBD       $212.88
    NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge,
    Electronic, per LSR received from the CLEC by one of the OSS
    interactive interfaces (Note 7)                                        $3.50       $3.50       $3.50      $3.50      $3.50
    4 - Wire DS1 Digital Loop with 4 - Wire ISDN DS1 Digital Trunk Port
    4 - Wire ISDN DS1 Digital Trunk Port                                  $194.72     $213.21     $179.01    $214.79     $78.40
    4 - Wire DS1 Digital Loop
    RC - 4-Wire DS1 Digital Loop- Statewide                                  NA          NA        $62.71      NA          NA
    RC - 4-Wire DS1 Digital Loop- Zone 1                                   $56.32      $50.99       NA        $59.61     $57.73
    RC - 4-Wire DS1 Digital Loop- Zone 2                                   $96.73      $67.58       NA        $89.90     $75.40
    RC - 4-Wire DS1 Digital Loop- Zone 3                                  $197.57      $96.58       NA       $119.06     $98.59
    RC - 4-Wire DS1 Digital Loop - Zone 4                                    NA       $127.47       NA         NA          NA
    Combination Rates
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -         NA          NA       $241.72      NA          NA
    Statewide
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      $251.04     $264.20       NA       $274.40     $136.13
    Zone 1
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      $291.45     $280.79       NA       $304.69     $153.80
    Zone 2
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -      $392.29     $309.79       NA       $333.85     $176.99
    Zone 3
    RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port -         NA       $340.68       NA         NA          NA
    Zone 4
    NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port
    Combination - 1st conversion                                            TBD          TBD      $481.51      TBD       $328.53
    NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port
    Combination - Add'l conversion                                          TBD          TBD      $481.51      TBD       $328.53
    NRC -4 - Wire DS1 Digital Loop with 4 - Wire ISDN DS1 Digital
    Trunk Port - Subsequent Channel Activation - Per Channel                TBD          TBD       $36.92      TBD        $28.39
    NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port
    Combination - Subsequent Inward/2-way Telephone Numbers                 TBD          TBD        $1.17      TBD       $0.9353

                   BELLSOUTH/KNOLOGY RATES                          Attachment 2
                      NETWORK ELEMENTS                                 Exhibit D
                    AND OTHER SERVICES                           Rates - Page 47
                  LOOP/PORT COMBINATIONS

DESCRIPTION                                  USOC       AL       FL       GA       KY       LA       MS       NC       SC       TN
NRC - 4-Wire DS1 Digital Loop with 4-wire
ISDN DS1 Digital Port Combination -
Subsequent Outward Telephone Numbers        PR7TP      TBD     $23.20    TBD      TBD      TBD      TBD     $28.17    TBD     $22.36
NRC - 4-Wire DS1 Digital Loop with 4-wire
ISDN DS1 Digital Port Combination -
Subsequent Inward Telephone Numbers         PR7ZT      TBD     $46.41    TBD      TBD      TBD      TBD     $56.33    TBD     $44.71
NRC - 4-Wire DS1 Digital Loop with 4-wire
ISDN DS1 Digital Port Combination -
Subsequent Service Order Per Order          USASP      TBD       TBD     TBD      TBD      TBD      TBD     $255.25   TBD    $189.76
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - OSS LSR Charge, Electronic,
per LSR received from the CLEC by one of
the OSS interactive interfaces (Note 7)     SOMEC     $3.50     $3.50   $3.50    $3.50    $3.50    $3.50    $3.50    $3.50     $3.50

4-Wire DS1 Digital Loop with 4-Wire
DID Trunk Port
4-Wire DID Trunk Port                        TBD       TBD      $63.85  $120.80   TBD     $149.27  $146.46  $123.52    TBD    $35.55
4-Wire DS1 Digital Loop
4-Wire DS1 Digital Loop - Statewide          TBD       NA        NA               NA       NA       NA      $62.71     NA       NA
4-Wire DS1 Digital Loop - Zone 1             TBD      $51.74    $64.69  $55.53   $50.26   $56.32   $50.99     NA     $59.61   $57.73
4-Wire DS1 Digital Loop - Zone 2             TBD      $84.05    $94.71  $64.13   $94.06   $96.73   $67.58     NA     $89.90   $75.40
4-Wire DS1 Digital Loop - Zone 3             TBD      $152.29   $208.93 $101.93  $162.34  $197.57  $96.58     NA     $119.06  $98.59
4-Wire DS1 Digital Loop - Zone 4             TBD       NA        NA      NA       NA       NA      $127.47    NA       NA       NA
Combination Rates
4-Wire DS1 Digital Loop with 4-Wire
DID Trunk Port - Statewide                  Note 8     NA        NA      NA       NA       NA         NA    $186.23    NA       NA
4-Wire DS1 Digital Loop with 4-Wire
DID Trunk Port - Zone 1                     Note 8     TBD      $128.54 $176.33   TBD     $205.59  $197.45    NA       TBD    $93.28
4-Wire DS1 Digital Loop with 4-Wire
DID Trunk Port - Zone 2                     Note 8     TBD      $158.56 $184.93   TBD     $246.00  $214.04    NA       TBD   $110.95
4-Wire DS1 Digital Loop with 4-Wire
DID Trunk Port - Zone 3                     Note 8     TBD      $272.78 $222.73   TBD     $346.84  $243.04    NA       TBD   $134.14
4-Wire DS1 Digital Loop with 4-Wire
DID Trunk Port - Zone 4                     Note 8     NA        NA      NA       NA       NA      $273.93    NA       NA       NA

NRC - 4-Wire DS1 Digital Loop with
4-Wire DID Trunk Port - 1st                  TBD       TBD       TBD    $519.42   TBD      TBD        TBD   $490.38    TBD   $312.91
NRC - 4-Wire DS1 Digital Loop with
4-Wire DID Trunk Port - Addl                 TBD       TBD       TBD    $320.64   TBD      TBD        TBD   $490.38    TBD   $312.91
NRC - 4-Wire DS1 Digital Loop with
4-Wire DID Trunk Port - Subsequent
Channel Activation - Per Channel             TBD       TBD       TBD     TBD      TBD      TBD        TBD   $146.91    TBD   $108.67
NRC - 4-Wire DS1 Digital Loop with
4-Wire ISDN DS1 Digital Trunk Port -
Subsequent Telephone Numbers                 TBD       TBD       TBD     TBD      TBD      TBD        TBD   $120.96    TBD    $88.68
NRC - 4-Wire DS1 Digital Loop with
4-Wire ISDN DS1 Digital Trunk Port -
Subsequent Signaling Changes                 TBD       TBD       TBD     TBD      TBD      TBD        TBD   $29.65     TBD    $22.92
NRC - 4-Wire DS1 Digital Loop with
4-Wire ISDN DS1 Digital Trunk Port -
Subsequent Service Order Per Order           TBD       TBD       TBD     TBD      TBD      TBD        TBD   $127.63    TBD    $94.88
NRC - 4-Wire DS1 Digital Loop with
4-Wire DID Trunk Port Combination - OSS
LSR Charge, Electronic, per LSR received
from the CLEC by one of the OSS
interactive interfaces (Note 7)             SOMEC     $3.50     $3.50   $3.50    $3.50    $3.50      $3.50  $3.50     $3.50    $3.50
NRC - 4-Wire DS1 Digital Loop with
4-Wire DID Trunk Port - Incremental
Cost - Manual Service Order - 1st            TBD       TBD       TBD    $37.88    TBD      TBD        TBD    TBD       TBD      TBD
NRC- 4-Wire DS1 Digital Loop with
4-Wire DID Trunk Port - Incremental
Cost- Manual Service Order - Add'l           TBD       TBD       TBD    $16.84    TBD      TBD        TBD    TBD       TBD      TBD

2-Wire Voice Grade Loop with 2-Wire
Line Port PBX
2-Wire Analog Line Port (PBX), per month
2 WIRE VOICE UNBUNDLED COMBINATION
2-WAY PBX TRUNK - Residence                 UEPRD     $2.20     $2.00   $1.79    $2.61    $2.55      $2.12    $2.28   $3.69    $1.90
LINE SIDE UNBUNDLED COMBINATION 2-WAY
PBX TRUNK - BUSINESS                        UEPPC     $2.20     $2.00   $1.79    $2.61    $2.55      $2.12    $2.28   $3.69    $1.90
LINE SIDE UNBUNDLED OUTWARD PBX
TRUNK - BUSINESS                            UEPPO     $2.20     $2.00   $1.79    $2.61    $2.55      $2.12    $2.28   $3.69    $1.90
LINE SIDE UNBUNDLED INCOMING PBX
TRUNK - BUSINESS                            UEPP1     $2.20     $2.00   $1.79    $2.61    $2.55      $2.12    $2.28   $3.69    $1.90
2-WIRE VOICE UNBUNDLED 2-WAY
COMBINATION PBX ALABAMA CALLING PORT        UEPA2     $2.20      NA      NA       NA       NA         NA       NA      NA       NA
2-WIRE VOICE UNBUNDLED 2-WAY
COMBINATION PBX LOUISIANA CALLING PORT      UEPL2      NA        NA      NA       NA      $2.55       NA       NA      NA       NA
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL
PORTS                                       UEPLD     $2.20     $2.00   $1.79    $2.61    $2.55      $2.12    $2.28   $3.69    $1.90
2-WIRE VOICE UNBUNDLED 2-WAY
COMBINATION PBX TENNESSEE CALLING PORT      UEPT2      NA        NA      NA       NA       NA         NA       NA      NA      $1.90
2-WIRE VOICE UNBUNDLED 1-WAY
OUTGOING PBX TENNESSEE CALLING PORT         UEPTO      NA        NA      NA       NA       NA         NA       NA      NA      $1.90

                      BELLSOUTH/KNOLOGY RATES                       Attachment 2
                          NETWORK ELEMENTS                             Exhibit D
                        AND OTHER SERVICES                      Rates -  Page 48
                      LOOP/PORT COMBINATIONS

DESCRIPTION                                  USOC       AL       FL       GA       KY       LA       MS       NC       SC       TN
2-WIRE VOICE UNBUNDLED 2-WAY
COMBINATION PBX USAGE PORT                  UEPXA     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED
PBX TOLL TERMINAL HOTEL PORTS               UEPXB     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED PBX LD DDD
TERMINALS PORT                              UEPXC     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL
SWITCHBOARD PORT                            UEPXD     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED PBX LD TERMINAL
SWITCHBOARD IDD CAPABLE PORT                UEPXE     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED 2-WAY PBX
KENTUCKY ROOM AREA CALLING PORT
WITHOUT LUD                                 UEPXF      NA       NA       NA      $2.61     NA       NA       NA       NA        NA
2-WIRE VOICE UNBUNDLED PBX KENTUCKY
LUD AREA CALLING PORT                       UEPXG      NA       NA       NA      $2.61     NA       NA       NA       NA        NA
2-WIRE VOICE UNBUNDLED PBX KENTUCKY
PREMIUM CALLING PORT                        UEPXH      NA       NA       NA      $2.61     NA       NA       NA       NA        NA
2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY
AREA CALLING PORT WITHOUT LUD               UEPXJ      NA       NA       NA      $2.61     NA       NA       NA       NA        NA
2-WIRE VOICE UNBUNDLED 2-WAY PBX
LOUISIANA LOCAL OPTIONAL CALLING PORT       UEPXK      NA       NA       NA       NA      $2.55     NA       NA       NA        NA
2-WIRE VOICE UNBUNDLED 2-WAY PBX
HOTEL/HOSPITAL ECONOMY
ADMINISTRATIVE CALLING PORT                 UEPXL     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69    $1.90
2-WIRE VOICE UNBUNDLED 2-WAY PBX
HOTEL/HOSPITAL ECONOMY ROOM
CALLING PORT                                UEPXM     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING
PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE
CALLING PORT TENNESSEE CALLING PORT         UEPXN      NA       NA       NA       NA       NA       NA       NA       NA       $1.90
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING
PBX HOTEL/HOSPITAL DISCOUNT ROOM
CALLING PORT                                UEPXO     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING
PBX LOUISIANA LOCAL DISCOUNT CALLING
PORT                                        UEPXP      NA       NA       NA       NA      $2.55     NA       NA       NA        NA
2-WIRE VOICE UNBUNDLED 2-WAY PBX
MISSISSIPPI LOCAL ECONOMY
CALLING PORT                                UEPXQ      NA       NA       NA       NA       NA      $2.12     NA       NA        NA
2-WIRE VOICE UNBUNDLED 2-WAY PBX
MISSISSIPPI LOCAL OPTIONAL
CALLING PORT                                UEPXR      NA       NA       NA       NA       NA      $2.12     NA       NA        NA
2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING
PBX MEASURED PORT                           UEPXS     $2.20    $2.00    $1.79    $2.61    $2.55    $2.12    $2.28    $3.69     $1.90
2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH
CAROLINA AREA PLUS CALLING PORT             UEPXT      NA       NA       NA       NA       NA       NA       NA      $3.69      NA
2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE
& MEMPHIS CALLING PORT                      UEPXU      NA       NA       NA       NA       NA       NA       NA       NA       $1.90
2-WIRE VOICE UNBUNDLED 2-WAY PBX
TENNESSEE REGIONSERV CALLING PORT           UEPXV      NA       NA       NA       NA       NA       NA       NA       NA       $1.90

LOCAL NUMBER PORTABILITY (REQUIRES ONE
PER PORT)                                   LNPCP

2-Wire Voice Grade Loop (SL1)
RC - 2-Wire Voice Grade Loop - Statewide    UEPLX      NA       NA       NA       NA       NA       NA      $14.18    NA        NA
RC - 2-Wire Voice Grade Loop - Zone 1       UEPLX     $14.35   $13.75   $10.80   $14.79   $14.05   $14.59    NA      $17.02   $15.92
RC - 2-Wire Voice Grade Loop - Zone 2       UEPLX     $23.31   $20.13   $12.47   $27.68   $24.14   $19.33    NA      $25.66   $20.79
RC - 2-Wire Voice Grade Loop - Zone 3       UEPLX     $42.24   $44.40   $19.83   $47.78   $49.30   $27.63    NA      $33.99   $27.18
RC - 2-Wire Voice Grade Loop - Zone 4       UEPLX      NA       NA       NA       NA       NA      $36.47    NA       NA        NA
Combination Rates
RC - 2-Wire Voice Grade Loop with
2-Wire Line Port, Statewide                 Note 8     NA       NA       NA       NA       NA       NA      $16.46    NA        NA
RC - 2-Wire Voice Grade Loop with
2-Wire Line Port, Zone 1 (Note 6)           Note 8    $16.55   $15.75   $12.59  #VALUE!   $16.60   $16.71    NA      $20.71   $17.84
RC - 2-Wire Voice Grade Loop with
2-Wire Line Port, Zone 2 (Note 6)           Note 8    $25.51   $22.13   $14.26  #VALUE!   $26.69   $21.45    NA      $29.35   $22.69
RC - 2-Wire Voice Grade Loop with
2-Wire Line Port, Zone 3 (Note 6)           Note 8    $44.44   $46.40   $21.62  #VALUE!   $51.85   $29.75    NA      $37.68   $29.08
RC - 2-Wire Voice Grade Loop with
2-Wire Line Port, Zone 4 (Note 6)           Note 8     NA       NA       NA       NA       NA      $38.59    NA       NA        NA
Nonrecurring Charges
NRC - 2-Wire Voice Grade Loop/Line
Port Combination - 1st, Switch as is        USAC2     $2.80    $1.46    $2.01    $10.00   $3.80    $5.20    $2.77    $1.59     $1.03
NRC - 2-Wire Voice Grade Loop/Line
Port Combination - Add'l, Switch as is      USAC2     $0.41    $0.93    $0.3108  $10.00   $0.29    $0.41    $0.40    $0.40   $0.2886
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - 1st, Switch with change       USACC     $2.80    $1.46    $2.01    $10.00   $3.80    $5.20    $2.77    $1.59     $1.03
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Add'l, Switch with change     USACC     $0.41    $0.93    $0.3108  $10.00   $0.29    $0.41    $0.40    $0.40   $0.2886

                   BELLSOUTH/KNOLOGY RATES                          Attachment 2
                      NETWORK ELEMENTS                                 Exhibit D
                     AND OTHER SERVICES                          Rates - Page 49
                   LOOP/PORT COMBINATIONS

DESCRIPTION                                  USOC       AL       FL       GA       KY       LA       MS       NC       SC       TN
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Subsequent                    USAS2     $10.00   $10.00   $10.00   $10.00   $10.00   $10.00   $10.00   $10.00   $10.00

NRC - 2-Wire Voice Grade Loop/Line Port
Combination - OSS LSR Charge, Electronic,
per LSR received from the CLEC by one of
the OSS interactive interfaces (Note 7)     SOMEC     $3.50    $3.50    $3.50    $3.50    $3.50    $3.50    $3.50    $3.50     $3.50
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Incremental Cost - Manual
Svc.Order vs. Electronic - 1st              SOMAN     $40.71   $19.99   $33.67   $19.99   $31.92   $43.52   $40.18   $43.19   $30.89
NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Incremental Cost - Manual
Svc.Order vs. Electronic - Add'l            SOMAN     $9.58    $19.99   $7.88    $19.99   $7.32    $0.99    $9.45    $9.91     $7.03

NRC- 2 Wire Voice Grade Loop/Line Port
Combination - Subsequent Database
Update - Electronic                          TBD      $1.44     TBD      TBD      TBD     $2.11    $2.87    $1.42    $0.71     $0.76
NRC- 2 Wire Voice Grade Loop/Line Port
Combination - Subsequent Database
Update - Manual Service Order                TBD      $8.25     TBD      TBD      TBD     $5.12    $6.88    $10.27   $8.91     $7.97
NRC - Incremental Manual Service Order
Disconnect                                   TBD      $20.00   $20.00   $20.00   $20.00   $20.00   $20.00   $20.00   $20.00   $20.00

NRCs for New (not Currently Combined)
as ordered in Georgia:
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPRD      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPRD      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPPC      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPPC      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPPO      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPPO      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPP1      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPP1      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPLD      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPLD      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXA      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXA      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXB      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXB      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXC      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXC      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXD      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXD      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXE      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXE      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXL      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXL      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXM      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXM      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXO      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXO      NA       NA      $15.25    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - 1st                UEPXS      NA       NA      $22.14    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - New - Add'l              UEPXS      NA       NA      $15.25    NA       NA       NA       NA       NA       NA

NRC - 2-Wire Voice Grade Loop/Line Port
Combination - Subsequent                    USAS2      NA       NA      $10.00    NA       NA       NA       NA       NA       NA

NRC - 2-Wire Voice Grade Loop with 2-Wire
Line Port - New - Disconnect - 1st           TBD       NA       NA      $8.45     NA       NA       NA       NA       NA       NA

NRC - 2-Wire Voice Grade Loop with 2-Wire
Line Port - New - Disconnect - Add'l         TBD       NA       NA      $3.91     NA       NA       NA       NA       NA       NA

NRC - 2-Wire Voice Grade Loop/Line Port
Combination - OSS LSR Charge, Electronic,
per LSR received from the CLEC by one of
the OSS interactive interfaces (Note 7)     SOMEC      NA       NA      $3.50     NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - Incremental Cost
Manual vs. Electronic - New - 1st            TBD       NA       NA      $37.06    NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - Incremental Cost
Manual vs. Electronic - New - Add'l          TBD       NA       NA      $8.19     NA       NA       NA       NA       NA       NA

                     BELLSOUTH/KNOLOGY RATES                        Attachment 2
                        NETWORK ELEMENTS                               Exhibit D
                       AND OTHER SERVICES                        Rates - Page 50
                      LOOP/PORT COMBINATIONS


DESCRIPTION                                 USOC       AL       FL       GA       KY       LA       MS       NC       SC       TN
NRC- 2 Wire Voice Grade Loop/Line
Port Combination - Subsequent Database
Update - Electronic                          TBD       NA       NA       TBD      NA       NA       NA       NA       NA       NA
NRC- 2 Wire Voice Grade Loop/Line
Port Combination - Subsequent Database
Update - Manual Service Order                TBD       NA       NA       TBD      NA       NA       NA       NA       NA       NA
NRC - 2-Wire Voice Grade Loop with
2-Wire Line Port - Incremental Cost Manual
vs. Electronic - New - Disconnect            TBD       NA       NA      $11.17    NA       NA       NA       NA       NA       NA

All Other Loop/Port Combinations             TBD       TBD      TBD     Note 2    TBD      TBD      TBD      TBD      TBD      TBD

LOCAL NUMBER PORTABILITY (REQUIRES ONE
PER PORT)                                   LNPCX

NOTES:

1  Market Rates will apply in those areas
   where BellSouth is not required to provide circuit switching pursuant to FCC rules.

2  In Georgia, rates will apply for Currently
   Combined as well as not Currently Combined loop/port combinations unless otherwise identified.

3  In the absence of ordered rates by a State
   Commission, the recurring rates for Currently Combined combinations of loop/port network elements will be the sum of the recurring rates for the UNEs which make up the combinations, and the nonrecurring rates shall be as set forth in this section.

4  End Office and Tandem Switching Usage and Common
   Transport Usage rates in the Port section of this rate exhibit shall apply to all combinations of loop/port network elements.

5  Deleted

6 Effective May 1, 2000 statewide rates will be replaced by Deaveraged Loop Rates by Zone where available. Until approximately December 31, 2000 or until such time that BellSouth billing systems have been developed to handle the new zone rate structure, BellSouth will bill at the Zone 1 Deaveraged Loop rate level only. After
   December 31, 2000 or such time that the billing systems have been developed to handle the new zone rate structure, BellSouth will begin billing pursuant to CLEC-1's interconnection agreement.

7 In the absence of ordered OSS rates by a state commission, BellSouth will offer regionwide rates

8 There is not a unique combination USOC. CLEC should submit the loop and port USOCs.

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 51
                            ENHANCED EXTENDED LINKS

-------------------------------------------------------------------------------------------------------------------------------
  ENHANCED EXTENDED LINKS (EELs)
-------------------------------------------------------------------------------------------------------------------------------
    New EEL rates are the sum of the individual UNE network elements
    (interoffice transport and loop [channelization if applicable].
-------------------------------------------------------------------------------------------------------------------------------
    DS1 Interoffice Channel and 2-wire VG Local Loop EEL:                           USOC     AL        FL          GA      KY
-------------------------------------------------------------------------------------------------------------------------------
    Recurring Charges
-------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, statewide                                             UEAL2    NA     $ 17.00     $ 16.51    NA
-------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 1 (Note 1)                                       TBD      NA     $ 13.75     $ 16.84    NA
-------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 2 (Note 1)                                       TBD      NA     $ 20.13     $ 19.45    NA
-------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 3 (Note 1)                                       NA       NA     $ 44.40     $ 30.92    NA
-------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 4 (Note 1)                                       NA       NA       NA           NA      NA
-------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - per mile per month                      1L5XX    NA     $0.2035     $  0.31    NA
-------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - Facility Termination per month          U1TF1    NA     $ 93.31     $ 63.39    NA
-------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelized System per month                                                MQ1      NA     $154.74     $127.60    NA
-------------------------------------------------------------------------------------------------------------------------------
    VG (COCI) interface card per month                                              1D1VG    NA     $  1.46     $  1.18    NA
-------------------------------------------------------------------------------------------------------------------------------
    Non-Recurring Charges - New EEL (Note 2)(Note 3)
-------------------------------------------------------------------------------------------------------------------------------
    NRC- DS1 interoffice Facility Termination - 1st                                 U1TF1    NA     $370.81     $169.57    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 interoffice Facility Termination - Add'l                                U1TF1    NA     $247.73     $112.77    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-2-wire VG Local Loop - 1st                                                  UEAL2    NA     $271.29     $122.51    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-2-wire VG Local Loop - Add'l                                                UEAL2    NA     $104.90     $ 81.48    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System -1st                                              MQ1      NA     $127.67     $138.85    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System - Add'l                                           MQ1      NA     $ 29.75     $ 92.34    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-VG(COCI)interface card -1st                                                 1D1VG    NA     $ 12.26     $ 12.15    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-VG(COCI)interface card - Add'                                               1D1VG    NA     $  8.84     $  8.76    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - E       SOMEC    NA     $  3.20     $  3.50    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       SOMAN    NA     $ 25.60        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       SOMAN    NA        NA       $ 34.00    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       SOMAN    NA        NA       $ 27.79    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       SOMAN    NA        NA       $ 20.10    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       SOMAN    NA        NA       $ 11.98    NA
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
    DS1 Interoffice Channel and 4-wire VG Local Loop EEL:
-------------------------------------------------------------------------------------------------------------------------------
    Recurring Charges
-------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, statewide                                             UEAL4    NA     $ 30.00     $ 25.86    NA
-------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 1 (Note 1)                                       TBD      NA     $ 24.26     $ 22.26    NA
-------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 2 (Note 1)                                       TBD      NA     $ 35.51     $ 78.35    NA
-------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 3 (Note 1)                                       TBD      NA     $ 78.35     $  0.00    NA
-------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 4 (Note 1)                                       NA       NA        NA          NA      NA
-------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - per mile per month                      1L5XX    NA     $0.2035     $  0.31    NA
-------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - Facility Termination per month          U1TF1    NA     $ 93.31     $ 63.39    NA
-------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelized System per month                                                MQ1      NA     $154.74     $ 18.23    NA
-------------------------------------------------------------------------------------------------------------------------------
    VG (COCI) interface card per month                                              1D1VG    NA     $  1.46     $  2.67    NA
-------------------------------------------------------------------------------------------------------------------------------
    Non-Recurring Charges - New EEL (Note 2) (Note 3)
-------------------------------------------------------------------------------------------------------------------------------
    NRC- DS1 interoffice Facility Termination - 1st                                 U1TF1    NA     $370.81     $169.57    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 interoffice Facility Termination - Add'l                                U1TF1    NA     $247.73     $112.77    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-4-wire VG Local Loop - 1st                                                  UEAL4    NA     $271.29     $275.61    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-4-wire VG Local Loop - Add'l                                                UEAL4    NA     $104.90     $225.76    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System -1st                                              MQ1      NA     $127.67     $138.85    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System - Add'l                                           MQ1      NA     $ 29.75     $ 92.34    NA
-------------------------------------------------------------------------------------------------------------------------------
    NRC-VG(COCI)interface card -1st                                                 1D1VG    NA     $ 12.26     $ 12.15    NA
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
  ENHANCED EXTENDED LINKS (EELs)
--------------------------------------------------------------------------------------------------------------------------------
    New EEL rates are the sum of the individual UNE network elements
    (interoffice transport and loop [channelization if applicable].
--------------------------------------------------------------------------------------------------------------------------------
    DS1 Interoffice Channel and 2-wire VG Local Loop EEL:                              LA      MS       NC       SC        TN
--------------------------------------------------------------------------------------------------------------------------------
    Recurring Charges
--------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, statewide                                             $ 19.35    NA    $ 19.50     NA     $ 18.00
--------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 1 (Note 1)                                       $ 17.65    NA       TBD      NA     $ 15.92
--------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 2 (Note 1)                                       $ 30.32    NA       TBD      NA     $ 20.79
--------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 3 (Note 1)                                       $ 61.93    NA       TBD      NA     $ 27.18
--------------------------------------------------------------------------------------------------------------------------------
    2-wire VG Loop per month, Zone 4 (Note 1)                                          NA      NA       NA       NA        NA
--------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - per mile per month                      $  0.78    NA    $  0.78     NA     $  0.35
--------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - Facility Termination per month          $ 93.40    NA    $ 93.40     NA     $ 75.83
--------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelized System per month                                                $209.87    NA    $209.87     NA     $165.21
--------------------------------------------------------------------------------------------------------------------------------
    VG (COCI) interface card per month                                              $  1.62    NA    $  1.62     NA     $  1.25
--------------------------------------------------------------------------------------------------------------------------------
    Non-Recurring Charges - New EEL (Note 2)(Note 3)
--------------------------------------------------------------------------------------------------------------------------------
    NRC- DS1 interoffice Facility Termination - 1st                                 $160.49    NA    $217.17     NA     $165.53
--------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 interoffice Facility Termination - Add'l                                $123.03    NA    $163.75     NA     $124.84
--------------------------------------------------------------------------------------------------------------------------------
    NRC-2-wire VG Local Loop - 1st                                                  $128.42    NA    $142.97     NA     $103.76
--------------------------------------------------------------------------------------------------------------------------------
    NRC-2-wire VG Local Loop - Add'l                                                $ 93.60    NA    $106.56     NA     $ 65.84
--------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System -1st                                              $220.07    NA    $193.63     NA     $222.87
--------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System - Add'l                                           $135.20    NA    $118.37     NA     $135.80
--------------------------------------------------------------------------------------------------------------------------------
    NRC-VG(COCI)interface card -1st                                                 $ 12.29    NA    $ 15.76     NA     $ 12.61
--------------------------------------------------------------------------------------------------------------------------------
    NRC-VG(COCI)interface card - Add'                                               $  8.80    NA    $ 11.28     NA     $  9.03
--------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - E       $  3.50    NA    $  3.50     NA     $  3.50
--------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M          NA      NA       NA       NA     $ 19.99
--------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       $242.20    NA    $ 66.20     NA        NA
--------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       $153.37    NA    $ 51.40     NA        NA
--------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       $ 45.91    NA       NA       NA        NA
--------------------------------------------------------------------------------------------------------------------------------
    NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - M       $  8.06    NA       NA       NA        NA
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
    DS1 Interoffice Channel and 4-wire VG Local Loop EEL:
--------------------------------------------------------------------------------------------------------------------------------
    Recurring Charges
--------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, statewide                                             $ 31.52    NA    $ 27.49     NA     $ 18.00
--------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 1 (Note 1)                                       $ 24.36    NA       NA       NA     $ 15.92
--------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 2 (Note 1)                                       $ 41.85    NA       NA       NA     $ 20.79
--------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 3 (Note 1)                                       $ 86.47    NA       NA       NA     $ 27.18
--------------------------------------------------------------------------------------------------------------------------------
    4-wire VG Loop per month, Zone 4 (Note 1)                                          NA      NA       NA       NA        NA
--------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - per mile per month                      $  0.78    NA    $  0.08     NA     $  0.35
--------------------------------------------------------------------------------------------------------------------------------
    Interoffice Channel - Dedicated - DS1 - Facility Termination per month          $ 93.40    NA    $ 71.29     NA     $ 75.83
--------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelized System per month                                                $209.87    NA    $177.72     NA     $165.21
--------------------------------------------------------------------------------------------------------------------------------
    VG (COCI) interface card per month                                              $  1.62    NA    $  1.64     NA     $  1.25
--------------------------------------------------------------------------------------------------------------------------------
    Non-Recurring Charges - New EEL (Note 2) (Note 3)
--------------------------------------------------------------------------------------------------------------------------------
    NRC- DS1 interoffice Facility Termination - 1st                                 $160.49    NA    $534.48     NA     $165.53
--------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 interoffice Facility Termination - Add'l                                $123.03    NA    $462.69     NA     $124.84
--------------------------------------------------------------------------------------------------------------------------------
    NRC-4-wire VG Local Loop - 1st                                                  $128.42    NA    $288.47     NA     $103.76
--------------------------------------------------------------------------------------------------------------------------------
    NRC-4-wire VG Local Loop - Add'l                                                $ 93.60    NA    $237.45     NA     $ 65.84
--------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System -1st                                              $220.07    NA    $301.74     NA     $222.87
--------------------------------------------------------------------------------------------------------------------------------
    NRC-DS1 Channelization System - Add'l                                           $135.20    NA    $182.57     NA     $135.80
--------------------------------------------------------------------------------------------------------------------------------
    NRC-VG(COCI)interface card -1st                                                 $ 12.29    NA    $ 15.76     NA     $ 12.61
--------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 52
                            ENHANCED EXTENDED LINKS

---------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
   NRC-VG(COCI)interface card - Add'                                               1D1VG     NA     $  8.84     $  8.78     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Electro      SOMEC     NA     $  3.20     $  3.50     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        SOMAN     NA     $ 25.60        NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        SOMAN     NA        NA       $ 30.42     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        SOMAN     NA        NA       $ 18.76     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        SOMAN     NA        NA       $ 12.15     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        SOMAN     NA        NA       $  8.76     NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and 2-wire ISDN Local Loop:
---------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, statewide                                           U1L2X     NA     $ 40.00     $ 25.43     NA
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 1 (Note 1)                                     TBD       NA     $ 32.34     $ 21.89     NA
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 2 (Note 1)                                     TBD       NA     $ 47.35     $ 25.27     NA
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 3 (Note 1)                                     TBD       NA     $104.47     $ 40.17     NA
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 4 (Note 1)                                     NA        NA        NA          NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month                      1L5XX     NA     $0.2035     $  0.31     NA
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility Termination per month          U1TF1     NA     $ 93.31     $ 63.39     NA
---------------------------------------------------------------------------------------------------------------------------------
   DS1 Channelized System per month                                                MQ1       NA     $154.74     $127.60     NA
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN(BRITE COCI) per month                                               UC1CA     NA     $  3.86     $  3.41     NA
---------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2)(Note 3)
---------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice Facility Termination - 1st                                 U1TF1     NA     $370.81     $169.57     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice Facility Termination - Add'l                                U1TF1     NA     $247.73     $112.77     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2-wire ISDN Local Loop - 1st                                               U1L2X     NA     $271.29     $122.51     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2-wire ISDN Local Loop - Add'l                                             U1L2X     NA     $104.90     $ 81.48     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System -1st                                              MQ1       NA     $127.67     $138.85     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System - Add'l                                           MQ1       NA     $ 29.75     $ 92.34     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2-wire BRITE(COCI)interface card -1st                                       UC1CA     NA     $ 12.26     $ 12.15     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2-wire BRITE(COCI)interface card -Add'l                                     UC1CA     NA     $  8.84     $  8.76     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice and 2-wire ISDN Local Loop Combination - Elec               SOMEC     NA     $  3.20     $  3.50     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        SOMAN     NA     $ 25.60        NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        SOMAN     NA        NA       $ 34.00     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        SOMAN     NA        NA       $ 27.79     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        SOMAN     NA        NA       $ 20.10     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        SOMAN     NA        NA       $ 11.98     NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and 4-wire 56 kbps Local Loop:
---------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, statewide                                         UDL56     NA     $ 48.33     $ 29.92     NA
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 1 (Note 1)                                   TBD       NA     $ 39.08     $ 25.75     NA
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 2 (Note 1)                                   TBD       NA     $ 57.21     $ 29.74     NA
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 3 (Note 1)                                   TBD       NA     $126.22     $ 47.27     NA
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 4 (Note 1)                                   NA        NA        NA          NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month                      1L5XX     NA     $0.2035     $  0.31     NA
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility Termination per month          U1TF1     NA     $ 93.31     $ 63.39     NA
---------------------------------------------------------------------------------------------------------------------------------
   DS1 Channelized System per month                                                MQ1       NA     $154.74     $ 18.23     NA
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps card COCI per month                                               1D1DD     NA     $  2.22     $  1.06     NA
---------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2) (Note 3)
---------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice Facility Termination - 1st                                 U1TF1     NA     $370.81     $169.57     NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
   NRC-VG(COCI)interface card - Add'                                               $  8.80     NA    $ 11.28     NA     $  9.03
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Electro      $  3.50     NA    $  3.50     NA     $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua           NA       NA       NA       NA     $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        $242.20     NA    $ 66.20     NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        $153.37     NA    $ 51.40     NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        $ 45.91     NA       NA       NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manua        $  8.06     NA       NA       NA        NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and 2-wire ISDN Local Loop:
---------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, statewide                                           $ 27.36     NA    $ 24.98     NA     $ 18.00
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 1 (Note 1)                                     $ 21.15     NA      TBD       NA     $ 15.54
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 2 (Note 1)                                     $ 36.22     NA      TBD       NA     $ 19.55
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 3 (Note 1)                                     $ 74.19     NA      TBD       NA     $ 28.02
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN Loop per month, Zone 4 (Note 1)                                        NA       NA       NA       NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month                      $  0.78     NA    $  0.08     NA     $  0.35
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility Termination per month          $ 93.40     NA    $ 71.29     NA     $ 75.83
---------------------------------------------------------------------------------------------------------------------------------
   DS1 Channelized System per month                                                $209.87     NA    $177.72     NA     $165.21
---------------------------------------------------------------------------------------------------------------------------------
   2-wire ISDN(BRITE COCI) per month                                               $  4.18     NA    $  3.76     NA     $  3.33
---------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2)(Note 3)
---------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice Facility Termination - 1st                                 $160.49     NA    $217.17     NA     $165.53
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice Facility Termination - Add'l                                $123.03     NA    $163.75     NA     $124.84
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2-wire ISDN Local Loop - 1st                                               $223.27     NA    $325.91     NA     $ 58.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2-wire ISDN Local Loop - Add'l                                             $172.63     NA    $251.31     NA     $ 31.00
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System -1st                                              $220.07     NA    $301.74     NA     $222.87
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System - Add'l                                           $135.20     NA    $182.57     NA     $135.80
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2-wire BRITE(COCI)interface card -1st                                       $ 12.29     NA    $ 15.76     NA     $ 12.61
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2-wire BRITE(COCI)interface card -Add'l                                     $  8.80     NA    $ 11.28     NA     $  9.03
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice and 2-wire ISDN Local Loop Combination - Elec               $  3.50     NA    $  3.50     NA     $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man           NA       NA       NA       NA     $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        $ 57.58     NA    $ 38.07     NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        $ 36.31     NA    $ 38.07     NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        $ 16.12     NA       NA       NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Man        $  8.06     NA       NA       NA        NA
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and 4-wire 56 kbps Local Loop:
---------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, statewide                                         $ 35.58     NA    $ 32.67     NA     $ 42.23
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 1 (Note 1)                                   $ 27.50     NA      TBD       NA     $ 36.45
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 2 (Note 1)                                   $ 47.24     NA      TBD       NA     $ 45.87
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 3 (Note 1)                                   $ 96.48     NA      TBD       NA     $ 65.75
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps Loop per month, Zone 4 (Note 1)                                      NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month                      $  0.78     NA    $  0.08     NA     $  0.35
---------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility Termination per month          $ 93.40     NA    $ 71.29     NA     $ 75.83
---------------------------------------------------------------------------------------------------------------------------------
   DS1 Channelized System per month                                                $209.87     NA    $177.72     NA     $165.21
---------------------------------------------------------------------------------------------------------------------------------
   4-wire 56kbps card COCI per month                                               $  3.12     NA    $  2.88     NA     $  2.46
---------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2) (Note 3)
---------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice Facility Termination - 1st                                 $160.49     NA    $217.17     NA     $165.53
---------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 53
                            ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network
   elements (interoffice transport and loop
   [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice Facility Termination - Add'l               U1TF1     NA     $247.73     $112.77     NA     $123.03     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps Local Loop - 1st                             UDL56     NA     $271.29     $443.56     NA     $333.28     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps Local Loop - Add'l                           UDL56     NA     $104.90     $269.01     NA     $230.50     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System -1st                              MQ1      NA     $127.67     $138.85     NA     $220.07     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System - Add'l                           MQ1      NA     $ 29.75     $ 92.34     NA     $135.20     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps(COCI)interface card -1st                     1D1DD     NA     $ 12.26     $ 12.15     NA     $ 12.29     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps(COCI)interface card -Add'l                   1D1DD     NA     $  8.84     $  8.76     NA     $  8.80     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ele                                            SOMEC     NA      $3.20      $  3.50     NA     $  3.50     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                             SOMAN     NA     $ 25.60       NA        NA       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 34.00     NA     $242.20     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 27.79     NA     $153.37     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 20.10     NA     $ 45.91     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 11.98     NA     $  8.06     NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and 4-wire 64 kbps Local Loop:
   Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, statewide                        UDL64     NA     $ 48.33     $ 29.92     NA       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 1 (Note 1)                   TBD      NA     $ 39.08     $ 25.75     NA     $ 27.50     NA
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 2 (Note 1)                   TBD      NA     $ 57.21     $ 29.74     NA     $ 47.24     NA
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 3 (Note 1)                   TBD      NA     $126.22     $ 47.27     NA     $ 96.48     NA
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 4 (Note 1)                   NA       NA       NA          NA        NA       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month     1L5XX     NA     $0.2035     $  0.31     NA     $  0.78     NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility
     Termination permonth                                         U1TF1     NA     $ 93.31     $ 63.39     NA     $ 93.40     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Channelized System per month                                MQ1      NA     $154.74     $ 18.23     NA     $209.87     NA
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps card COCI per month                              1D1DD     NA     $  1.06     $  1.06     NA     $  3.12     NA
------------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2) (Note 3)
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice - 1st                                     U1TF1     NA     $370.81     $169.57     NA     $160.49     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice - Add'l                                   U1TF1     NA     $247.73     $112.77     NA     $123.03     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps Local Loop - 1st                             UDL64     NA     $271.29     $443.56     NA     $333.28     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps Local Loop - Add'l                           UDL64     NA     $104.90     $269.01     NA     $230.50     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System -1st                              MQ1      NA     $127.67     $138.85     NA     $220.07     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System - Add'l                           MQ1      NA     $ 29.75     $ 92.34     NA     $135.20     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps(COCI)interface card -1st                     1D1DD     NA     $ 12.26     $ 12.15     NA     $ 12.29     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps(COCI)interface card - Add'l                  1D1DD     NA     $  8.84     $  8.76    NA      $  8.80    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ele                                            SOMEC     NA     $  3.20     $  3.50    NA      $  3.50    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                             SOMAN     NA     $ 25.60       NA        NA       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 34.00     NA     $242.20     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 27.79     NA     $153.37     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 20.10     NA     $ 45.91     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                             SOMAN     NA       NA        $ 11.98     NA     $  8.06     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and DS1 Interoffice Local Loop:
   Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month,State wide                                  USLXX     NA     $ 80.00     $ 64.52     NA     $ 72.86     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 1 (Note 1)                             TBD      NA     $ 64.69     $ 55.53     NA     $ 56.32     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 2 (Note 1)                             TBD      NA     $ 94.71     $ 64.13     NA     $ 96.73     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 3 (Note 1)                             TBD      NA     $208.93     $101.93     NA     $197.57     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 4 (Note 1)                             NA       NA       NA          NA        NA       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month     1L5XX     NA     $0.2035     $  0.31     NA     $  0.78     NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice Facility Termination - Add'l                      $163.75       NA       $124.84
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps Local Loop - 1st                                    $489.04       NA       $643.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps Local Loop - Add'l                                  $337.51       NA       $421.26
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System -1st                                    $301.74       NA       $222.87
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System - Add'l                                 $182.57       NA       $135.80
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps(COCI)interface card -1st                            $ 15.76       NA       $ 12.61
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 56kbps(COCI)interface card -Add'l                          $ 11.28       NA       $  9.03
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ele                                                   $  3.50       NA       $  3.50
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                                      NA          NA       $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                                    $ 38.07       NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                                    $ 38.07       NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                                      NA          NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop
     Combination - Ma                                                      NA          NA         NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and 4-wire 64 kbps Local Loop:
   Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, statewide                               $ 32.67       NA       $ 42.23
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 1 (Note 1)                           TBD         NA       $ 36.45
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 2 (Note 1)                           TBD         NA       $ 45.87
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 3 (Note 1)                           TBD         NA       $ 65.75
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps Loop per month, Zone 4 (Note 1)                           NA          NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month            $  0.08       NA       $  0.35
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility                      $ 71.29       NA       $ 75.83
     Termination permonth
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Channelized System per month                                      $177.72       NA       $165.21
------------------------------------------------------------------------------------------------------------------------------------
   4-wire 64kbps card COCI per month                                     $  2.88       NA       $  2.46
------------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2) (Note 3)
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice - 1st                                            $217.17       NA       $165.53
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 interoffice - Add'l                                          $163.75       NA       $124.84
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps Local Loop - 1st                                    $489.04       NA       $103.76
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps Local Loop - Add'l                                  $337.51       NA       $ 65.84
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System -1st                                    $301.74       NA       $222.87
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Channelization System - Add'l                                 $288.33       NA       $135.80
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps(COCI)interface card -1st                            $ 15.76       NA       $ 12.61
------------------------------------------------------------------------------------------------------------------------------------
   NRC-4-wire 64kbps(COCI)interface card -Add'l                          $ 11.28       NA       $  9.03
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ele                                                   $  3.50       NA       $  3.50
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                                      NA          NA       $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                                    $ 38.07       NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                                    $ 38.07       NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                                      NA          NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop
     Combination - Ma                                                      NA          NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Interoffice Channel and DS1 Interoffice Local Loop:
   Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month,State wide                                         $ 62.78       NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 1 (Note 1)                                     TBD         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 2 (Note 1)                                     TBD         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 3 (Note 1)                                     TBD         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 4 (Note 1)                                     NA          NA         NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month            $  0.08       NA         NA
------------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 54
                            ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - DS1 - Facility Termination per month      U1TF1    NA    $  93.31  $  63.39   NA   $  93.40   NA
------------------------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2) (Note 3)
------------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 interoffice - 1st                                                  U1TF1    NA    $ 370.81  $ 169.57   NA   $ 160.49   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 interoffice - Add'l                                                U1TF1    NA    $ 247.73  $ 112.77   NA   $ 123.03   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 Local Loop - 1st                                                    USLXX    NA    $ 434.24  $ 535.73   NA   $ 502.73   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 Local Loop - Add'l                                                  USLXX    NA    $ 235.29  $ 227.04   NA   $ 293.92   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Electronic S   SOMEC    NA    $   3.20  $   3.50   NA   $   3.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc     SOMAN    NA    $  25.60       NA    NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  34.00   NA   $ 242.20   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  27.79   NA   $ 153.37   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  20.10   NA   $  45.91   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  11.98   NA   $   8.06   NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
DS3 Interoffice Channel and DS3 Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
DS3 Loop per Facility Termination per month                                 UE3PX    NA    $ 407.58  $ 394.59   NA   $ 669.01   NA
------------------------------------------------------------------------------------------------------------------------------------
DS3 Loop per mile                                                           1L5ND    NA    $  11.97  $   8.99   NA   $  30.34   NA
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - DS3 - Facility Termination per month      1L5XX    NA    $  1,130  $ 717.60   NA   $  1,101   NA
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - DS3 - per mile per month                  U1TF3    NA    $   4.25  $   0.31   NA   $  14.04   NA
------------------------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
NRC- DS3 interoffice - 1st                                                  U1TF3    NA    $ 682.89  $ 456.02   NA   $ 713.57   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC- DS3 interoffice - Add'l                                                U1TF3    NA    $ 288.32  $ 255.71   NA   $ 404.36   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 Local Loop - 1st                                                    UE3PX    NA    $ 502.08  $ 770.12   NA   $ 811.30   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 Local Loop - Add'l                                                  UE3PX    NA    $ 307.56  $ 551.49   NA   $ 502.09   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Electronic S   SOMEC    NA    $   3.20  $   3.50   NA   $   3.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc     SOMAN    NA    $  25.60     NA      NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  37.96   NA   $ 100.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  37.96   NA   $ 100.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  18.23   NA   $  41.88   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc     SOMAN    NA       NA     $  18.23   NA   $  41.88   NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

STS-1 Interoffice Channel and STS-1 Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
STS-1 Loop per Facility Termination per month                               UDLS1    NA    $ 449.40  $ 426.19   NA   $ 497.08   NA
------------------------------------------------------------------------------------------------------------------------------------
STS-1 Loop per mile                                                         1L5ND    NA    $  11.97  $   8.99   NA   $ 497.08   NA
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - STS-1 - Facility Termination per month    U1TFS    NA    $  1,114  $ 792.17   NA   $  1,101   NA
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - STS-1 - per mile per month                1L5XX    NA    $   4.25  $   2.75   NA   $  14.04   NA
------------------------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
NRC- STS-1 interoffice - 1st                                                U1TFS    NA    $ 682.89  $ 640.32   NA   $ 713.57   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC- STS-1 interoffice - Add'l                                              U1TFS    NA    $ 288.32  $ 575.26   NA   $ 404.36   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 Local Loop - 1st                                                  UDLS1    NA    $ 502.08  $ 770.12   NA   $ 811.30   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 Local Loop - Add'l                                                UDLS1    NA    $ 307.56  $ 551.49   NA   $ 502.09   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Electron   SOMEC    NA    $   3.20  $   3.50   NA   $   3.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual     SOMAN    NA    $  25.60     NA      NA       NA     NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual     SOMAN    NA       NA     $  37.96   NA   $ 100.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual     SOMAN    NA       NA     $  37.96   NA   $ 100.50   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual     SOMAN    NA       NA     $  18.23   NA   $  41.88   NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual     SOMAN    NA       NA     $  18.23   NA   $  41.88   NA
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - DS1 - Facility Termination per month        $  71.29    NA        NA
---------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2) (Note 3)
---------------------------------------------------------------------------------------------------------
NRC- DS1 interoffice - 1st                                                    $ 217.17    NA        NA
---------------------------------------------------------------------------------------------------------
NRC- DS1 interoffice - Add'l                                                  $ 163.75    NA        NA
---------------------------------------------------------------------------------------------------------
NRC-DS1 Local Loop - 1st                                                      $ 714.84    NA        NA
---------------------------------------------------------------------------------------------------------
NRC-DS1 Local Loop - Add'l                                                    $ 421.47    NA        NA
---------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Electronic S     $   3.50    NA    $   3.50
---------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc          NA       NA    $  19.99
---------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc       $  38.07    NA       NA
---------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc       $  38.07    NA       NA
---------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc          NA       NA       NA
---------------------------------------------------------------------------------------------------------
NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc          NA       NA       NA
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
DS3 Interoffice Channel and DS3 Local Loop:
---------------------------------------------------------------------------------------------------------
Recurring Charges
---------------------------------------------------------------------------------------------------------
DS3 Loop per Facility Termination per month                                   $ 387.01    NA    $ 607.28
---------------------------------------------------------------------------------------------------------
DS3 Loop per mile                                                             $  32.53    NA    $  23.76
---------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - DS3 - Facility Termination per month        $ 720.38    NA    $ 760.20
---------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - DS3 - per mile per month                    $  12.98    NA    $   5.89
---------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
---------------------------------------------------------------------------------------------------------
NRC- DS3 interoffice - 1st                                                    $ 794.94    NA    $ 729.27
---------------------------------------------------------------------------------------------------------
NRC- DS3 interoffice - Add'l                                                  $ 579.55    NA    $ 411.98
---------------------------------------------------------------------------------------------------------
NRC-DS3 Local Loop - 1st                                                      $ 964.04    NA    $ 829.52
---------------------------------------------------------------------------------------------------------
NRC-DS3 Local Loop - Add'l                                                    $ 542.73    NA    $ 512.23
---------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Electronic S     $   3.50    NA    $   3.50
---------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc          NA       NA    $  19.99
---------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc       $  56.25    NA       NA
---------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc       $  56.25    NA       NA
---------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc          NA       NA       NA
---------------------------------------------------------------------------------------------------------
NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc          NA       NA       NA
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
STS-1 Interoffice Channel and STS-1 Local Loop:
---------------------------------------------------------------------------------------------------------
Recurring Charges
---------------------------------------------------------------------------------------------------------
STS-1 Loop per Facility Termination per month                                 $ 387.01    NA    $ 400.21
---------------------------------------------------------------------------------------------------------
STS-1 Loop per mile                                                           $  32.53    NA    $  30.53
---------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - STS-1 - Facility Termination per month      $ 800.94    NA    $ 838.65
---------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - STS-1 - per mile per month                  $   6.29    NA    $   6.88
---------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
---------------------------------------------------------------------------------------------------------
NRC- STS-1 interoffice - 1st                                                  $ 624.86    NA    $ 961.62
---------------------------------------------------------------------------------------------------------
NRC- STS-1 interoffice - Add'l                                                $ 436.36    NA    $ 625.84
---------------------------------------------------------------------------------------------------------
NRC-STS-1 Local Loop - 1st                                                    $ 964.04    NA    $ 829.52
---------------------------------------------------------------------------------------------------------
NRC-STS-1 Local Loop - Add'l                                                  $ 542.73    NA    $ 512.23
---------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Electron     $   3.50    NA    $   3.50
---------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual          NA       NA    $  19.99
---------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual       $  55.00    NA       NA
---------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual       $  55.00    NA       NA
---------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual          NA       NA       NA
---------------------------------------------------------------------------------------------------------
NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual          NA       NA       NA
---------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                                NETWORK ELEMENTS                       Exhibit D
                                AND OTHER SERVICES               Rates - Page 55
                            ENHANCED EXTENDED LINKS

-----------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network
   elements
   (interoffice transport and loop [channelization if
   applicable].
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Interoffice Channel and DS1 Local Loop:
   Recurring Charges
   DS1 Loop per month, State wide                                         USLXX       NA      $   80.00     $   60.88    NA
-----------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 1 (Note 1)                                     TBD        NA      $   64.69     $   55.53    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 2 (Note 1)                                     TBD        NA      $   94.71     $   64.13    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 3 (Note 1)                                     TBD        NA      $  208.93     $  101.93    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 4 (Note 1)                                     NA         NA           NA            NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - Facility Termination           U1TF3       NA      $   1,130     $  717.60    NA
   per month                                                              1L5XX       NA      $    4.25     $    6.46    NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - per mile per month              MQ3        NA      $  222.61     $  202.91    NA
------------------------------------------------------------------------------------------------------------------------------------
DS3 Channelized System per month                                          UC1D1       NA      $   14.51     $    0.67    NA
------------------------------------------------------------------------------------------------------------------------------------
DS3 Interface per month (DS1 COCI)
------------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2)(Note 3)                       U1TF3       NA      $  682.89     $  456.02    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 interoffice - 1st                                             U1TF3       NA      $  288.32     $  255.71    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 interoffice - Add'l                                           USLXX       NA      $  434.24     $  343.73    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - 1st                                               USLXX       NA      $  235.29     $  192.75    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - Add'l                                              MQ3        NA      $  240.04     $  189.93    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System -1st                                      MQ3        NA      $  106.82     $  106.50    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-DS3 Channelization System - Add'l                                   UC1D1       NA      $   12.26     $  1 2.15    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -1st                                       UC1D1       NA      $    8.84     $    8.76    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -Add'l                                                 NA      $    3.20     $    3.50    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -
   Electronic S                                                           SOMAN       NA      $   25.60     $   34.00    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -
   Manual Svc                                                             SOMAN       NA            NA      $   27.79    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -
   Manual Svc                                                             SOMAN       NA            NA      $   20.10    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -
   Manual Svc                                                             SOMAN       NA            NA      $   11.98    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -
   Manual Svc                                                             SOMAN       NA            NA            GA     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -
   Manual Svc
------------------------------------------------------------------------------------------------------------------------------------
   STS-1 Interoffice Channel and DS1 Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges                                                      USLXX       NA      $   80.00     $  60.88    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month,State wide                                           TBD        NA      $   64.69     $  22.88    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 1 (Note 1)                                     TBD        NA      $   94.71     $  26.42    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 2 (Note 1)                                     TBD        NA      $  208.93     $  41.99    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 3 (Note 1)                                      NA        NA           NA            NA     NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 4 (Note 1)                                    U1TFS       NA      $   1,114     $  1,114    NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - STS-1 - FacilityTermination
   per month                                                              1L5XX       NA      $    4.25     $   4.25    NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - STS-1 - per mile per month            MQ3        NA      $  222.61     $ 184.02    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Channelized System per month                                       UC1D1       NA      $   14.51     $  11.14    NA
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Interface per month (DS1 COCI)
------------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - 1st                                               USLXX       NA      $  434.24     $ 429.98    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - Add'l                                             USLXX       NA      $  235.29     $ 268.18    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 interoffice - 1st                                           U1TFS       NA      $  682.89     $ 770.12    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 interoffice - Add'l                                         U1TFS       NA      $  288.32     $ 551.49    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System -1st                                      MQ3        NA      $  240.04     $ 342.10    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System - Add'l                                   MQ3        NA      $  106.82     $ 251.45    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -1st                                       UC1D1       NA      $   12.26     $  12.15    NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -Add'l                                     UC1D1       NA      $    8.84     $   8.76    NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   DS3 Interoffice Channel and DS1 Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges
   DS1 Loop per month,State wide                                          $  72.86    NA      $   62.78   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 1 (Note 1)                                    $  56.32    NA          TBD     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 2 (Note 1)                                    $  96.73    NA          TBD     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 3 (Note 1)                                    $ 197.57    NA          TBD     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 4 (Note 1)                                         NA     NA           NA     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - FacilityTermination            $  1,101    NA      $  720.38   NA      NA
   per month
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - per mile per month             $  14.04    NA      $   12.98   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Channelized System per month                                       $ 245.84    NA      $  226.81   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Interface per month (DS1 COCI)                                     $   7.55    NA      $    4.61   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 interoffice - 1st                                             $ 713.57    NA      $  794.94   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 interoffice - Add'l                                           $ 404.36    NA      $  579.55   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - 1st                                               $ 502.73    NA      $  714.84   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - Add'l                                             $ 293.92    NA      $  421.47   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System -1st                                     $ 320.72    NA      $  351.95   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System - Add'l                                  $ 233.10    NA      $  243.76   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -1st                                       $  12.29    NA      $   15.76   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -Add'l                                     $   8.80    NA      $   11.28   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -           $   3.50    NA      $    3.50   NA      NA
   Electronic S
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -               NA      NA            NA    NA      NA
   Manual Svc
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -           $   36.28   NA      $   91.26   NA      NA
   Manual Svc
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -           $   26.20   NA      $   91.26   NA      NA
   Manual Svc
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -           $   19.47   NA         NA       NA      NA
   Manual Svc
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 interoffice channel and DS1 Local Loop Combination -           $    8.06   NA         NA       NA      NA
   Manual Svc
------------------------------------------------------------------------------------------------------------------------------------
   STS-1 Interoffice Channel and DS1 Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
   Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month,State wide                                          $    72.86  NA      $   62.78   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 1 (Note 1)                                    $    56.32  NA          TBD     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 2 (Note 1)                                    $    96.73  NA          TBD     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 3 (Note 1)                                    $   197.57  NA          TBD     NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS1 Loop per month, Zone 4 (Note 1)                                          NA    NA          NA     NA      NA

   DS1 Loop per month, Zone 4 (Note 1)                                          NA    NA          NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - STS-1 - Facility Termination
   per month                                                              $    1,101  NA      $  387.01   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - STS-1 - per mile per month           $   14.04   NA      $   32.53   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Channelized System per month                                       $   245.84  NA      $  226.81   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   DS3 Interface per month (DS1 COCI)                                     $     7.55  NA      $    4.61   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - 1st                                               $   502.73  NA      $  714.84   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1 Local Loop - Add'l                                             $   293.92  NA      $  421.47   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 interoffice - 1st                                           $   713.57  NA      $  624.86   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 interoffice - Add'l                                         $   404.36  NA      $  436.36   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System -1st                                     $   320.72  NA      $  351.95   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 Channelization System - Add'l                                  $   233.10  NA      $  243.76   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -1st                                       $    12.29  NA      $   15.76   NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS1(COCI)interface card -Add'l                                     $     8.80  NA      $   11.28   NA      NA
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                            BELLSOUTH/KNOLOGY RATES                    Exhibit D
                               NETWORK ELEMENTS                    Rate- Page 56
                              AND OTHER SERVICES
                            ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
  New EEL rates are the sum of the individual UNE network elements
  (interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Electronic     SOMEC  NA  $  3.20  $  3.50  NA  $  3.50  NA  $ 3.50
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      SOMAN  NA  $ 25.60    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      SOMAN  NA    NA     $ 56.90  NA  $ 68.39  NA  $55.00
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      SOMAN  NA    NA     $ 46.38  NA  $ 58.31  NA  $55.00
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      SOMAN  NA    NA     $ 37.17  NA  $ 50.49  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      SOMAN  NA    NA     $ 26.65  NA  $ 29.00  NA    NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Interoffice Channel and 2-wire VG Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
  Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, statewide                                           UEAL2  NA  $ 17.00  $ 16.51  NA  $ 19.35  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 1 (Note 1)                                      TBD   NA  $ 13.75  $ 19.45  NA  $ 17.65  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 2 (Note 1)                                      TBD   NA  $ 20.13  $ 16.41  NA  $ 30.32  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 3 (Note 1)                                      TBD   NA  $ 44.40  $ 30.92  NA  $ 61.93  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 4 (Note 1)                                      NA    NA    NA       NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 2-wire VG - Facility Termination per month  U1TV2  NA  $ 26.72  $ 17.07  NA  $ 19.10  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 2-wireVG - per mile per month               1L5XX  NA  $0.0100  $  0.02  NA  $  0.04  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 2-wire VG interoffice - 1st                                              U1TV2  NA  $222.65  $ 79.61  NA  $104.23  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 2-wire VG interoffice - Add'l                                            U1TV2  NA  $118.83  $ 36.08  NA  $ 39.91  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG Local Loop - 1st                                                UEAL2  NA  $271.29  $104.17  NA  $128.42  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG Local Loop - Add'l                                              UEAL2  NA  $104.90  $ 78.10  NA  $ 93.60  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - E    SOMEC  NA  $  3.20  $  3.50  NA  $  3.50  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    SOMAN  NA  $ 25.60    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    SOMAN  NA    NA     $ 37.88  NA  $ 36.28  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    SOMAN  NA    NA     $ 27.36  NA  $ 26.20  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    SOMAN  NA    NA       NA     NA  $ 19.47  NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    SOMAN  NA    NA       NA     NA  $  8.06  NA    NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Interoffice Channel and 4-wire VG Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
  Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, statewide                                           UEAL4  NA  $ 30.00    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 1 (Note 1)                                      TBD   NA  $ 24.26    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 2 (Note 1)                                      TBD   NA  $ 35.51    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 3 (Note 1)                                      TBD   NA  $ 78.35    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 4 (Note 1)                                      NA    NA    NA       NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 4-wire VG - Facility Termination per month   U1TV4  NA  $ 23.82    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 4-wire VG - per mile per month              1L5XX  NA  $0.0100    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 4-wire VG interoffice - 1st                                              U1TV4  NA  $222.65    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 4-wire VG interoffice - Add'l                                            U1TV4  NA  $118.83    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG Local Loop - 1st                                                UEAL4  NA  $271.29    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG Local Loop - Add'l                                              UEAL4  NA  $104.90    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - E    SOMEC  NA  $  3.20    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    SOMAN  NA  $ 25.60    NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    SOMAN  NA    NA       NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    SOMAN  NA    NA       NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    SOMAN  NA    NA       NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    SOMAN  NA    NA       NA     NA     NA    NA    NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  New EEL rates are the sum of the individual UNE network elements
  (interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Electronic     NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Sv      NA           NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Interoffice Channel and 2-wire VG Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
  Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, statewide                                           NA         $ 18.00
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 1 (Note 1)                                     NA         $ 15.54
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 2 (Note 1)                                     NA         $ 19.55
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 3 (Note 1)                                     NA         $ 28.02
------------------------------------------------------------------------------------------------------------------------------------
  2-wire VG Loop per month, Zone 4 (Note 1)                                     NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 2-wire VG - Facility Termination per month  NA         $ 18.33
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 2-wireVG - per mile per month               NA         $  0.02
------------------------------------------------------------------------------------------------------------------------------------
  Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 2-wire VG interoffice - 1st                                              NA         $ 83.35
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 2-wire VG interoffice - Add'l                                            NA         $ 20.88
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG Local Loop - 1st                                                NA         $192.97
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG Local Loop - Add'l                                              NA         $140.72
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - E    NA         $  3.50
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    NA         $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Interoffice Channel and 4-wire VG Local Loop:
------------------------------------------------------------------------------------------------------------------------------------
  Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, statewide                                           NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 1 (Note 1)                                     NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 2 (Note 1)                                     NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 3 (Note 1)                                     NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  4-wire VG Loop per month, Zone 4 (Note 1)                                     NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 4-wire VG - Facility Termination per month   NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated - 4-wire VG - per mile per month              NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  Non-Recurring Charges - New EEL (Note 2)(Note 3)
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 4-wire VG interoffice - 1st                                              NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC- 4-wire VG interoffice - Add'l                                            NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG Local Loop - 1st                                                NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG Local Loop - Add'l                                              NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - E    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------
  NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - M    NA           NA
------------------------------------------------------------------------------------------------------------------------------------

                             BELLSOUTH/KNOLOGY RATES               Attachment 2
                                NETWORK ELEMENTS                      Exhibit D
                               AND OTHER SERVICES                 Rates Page 57
                                ENHANCED EXTENDED
                                      LINKS

----------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
----------------------------------------------------------------------------------------------------------------------
4-wire 56 kbps Interoffice Channel and 4-wire 56kbps Local Loop:
----------------------------------------------------------------------------------------------------------------------
Recurring Charges
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, statewide                                         UDL56     NA   $ 48.33   NA      NA
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 1 (Note 1)                                    TBD      NA   $ 24.26   TBD     NA
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 2 (Note 1)                                    TBD      NA   $ 35.51   TBD     NA
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 3 (Note 1)                                    TBD      NA   $ 78.35   TBD     NA
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 4 (Note 1)                                    NA       NA      NA     NA      NA
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 56kbps - Facility Termination per mon  U1TD5     NA   $ 23.82 $ 16.45   NA
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 56kbps - per mile per month            1L5XX     NA   $0.0100 $  0.02   NA
----------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
----------------------------------------------------------------------------------------------------------------------
NRC- 4-wire 56kbps interoffice - 1st                                            U1TD6     NA   $222.65 $ 79.61   NA
----------------------------------------------------------------------------------------------------------------------
NRC- 4-wire 56kbps interoffice - Add'l                                          U1TD6     NA   $118.83 $ 36.08   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps Local Loop - 1st                                              U1TD5     NA   $271.29 $348.55   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps Local Loop - Add'l                                            U1TD5     NA   $104.90 $241.20   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       SOMEC     NA   $  3.20 $  3.50   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       SOMAN     NA   $ 25.60   NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       SOMAN     NA      NA   $ 37.88   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       SOMAN     NA      NA   $ 27.36   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       SOMAN     NA      NA     NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       SOMAN     NA      NA     NA      NA
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
4-wire 64 kbps Interoffice Channel and 4-wire 64 kbps Local Loop:
----------------------------------------------------------------------------------------------------------------------
Recurring Charges
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, statewide                                         UDL64     NA   $ 48.33 $ 30.72   NA
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 1 (Note 1)                                    TBD      NA   $ 39.08   TBD     NA
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 2 (Note 1)                                    TBD      NA   $ 57.21   TBD     NA
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 3 (Note 1)                                    TBD      NA   $126.22   TBD     NA
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 4 (Note 1)                                    NA       NA      NA     NA      NA
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 64kbps - Facility Termination per mon  U1TD6     NA   $ 19.46 $ 16.45   NA
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 64kbps - per mile per month            1L5XX     NA   $0.0100 $  0.02   NA
----------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice - 1st                                             U1TD6     NA   $222.65 $ 79.61   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice - Add'l                                           U1TD6     NA   $118.83 $ 36.08   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps Local Loop - 1st                                              UDL64     NA   $271.29 $348.55   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps Local Loop - Add'l                                            UDL64     NA   $104.90 $241.20   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       SOMEC     NA   $  3.20 $  3.50   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       SOMAN     NA   $ 25.60   NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       SOMAN     NA      NA   $ 37.96   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       SOMAN     NA      NA   $ 37.96   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       SOMAN     NA      NA   $ 18.23   NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       SOMAN     NA      NA   $ 18.23   NA
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                USOC      AL      FL     GA      KY
----------------------------------------------------------------------------------------------------------------------
Local Loop:
----------------------------------------------------------------------------------------------------------------------
2-Wire Analog Voice Grade Loop - Service Level 1                                UEAL2  $ 19.04 $ 17.00 $ 16.51  $20.00
----------------------------------------------------------------------------------------------------------------------
Zone 1                                                                           TBD   $ 15.24 $ 13.75 $ 19.45  $14.79
----------------------------------------------------------------------------------------------------------------------
Zone 2                                                                           TBD   $ 24.75 $ 20.13 $ 16.41  $27.68
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
----------------------------------------------------------------------------------------------------------------------
4-wire 56 kbps Interoffice Channel and 4-wire 56kbps Local Loop:
----------------------------------------------------------------------------------------------------------------------
Recurring Charges
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, statewide                                         $ 35.58    NA  $ 32.67    NA   $ 42.23
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 1 (Note 1)                                   $ 24.36    NA    TBD      NA   $ 15.92
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 2 (Note 1)                                   $ 41.85    NA    TBD      NA   $ 20.79
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 3 (Note 1)                                   $ 86.47    NA    TBD      NA   $ 27.18
----------------------------------------------------------------------------------------------------------------------
4-wire 56kbps Loop per month, Zone 4 (Note 1)                                      NA      NA    NA       NA      NA
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 56kbps - Facility Termination per mon  $ 18.37    NA  $ 17.40    NA   $ 17.74
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 56kbps - per mile per month            $  0.04    NA  $  0.03    NA   $  0.17
----------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
----------------------------------------------------------------------------------------------------------------------
NRC- 4-wire 56kbps interoffice - 1st                                            $104.23    NA  $137.48    NA   $ 83.35
----------------------------------------------------------------------------------------------------------------------
NRC- 4-wire 56kbps interoffice - Add'l                                          $ 39.91    NA  $ 52.58    NA   $ 20.88
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps Local Loop - 1st                                              $421.27    NA  $489.04    NA   $643.00
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps Local Loop - Add'l                                            $274.74    NA  $337.51    NA   $421.28
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       $  3.50    NA  $  3.50    NA   $  3.50
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin          NA      NA    NA       NA   $ 19.99
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       $ 36.28    NA  $ 38.07    NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       $ 26.20    NA  $ 38.07    NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin       $ 11.41    NA    NA       NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combin          NA      NA    NA       NA      NA
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
4-wire 64 kbps Interoffice Channel and 4-wire 64 kbps Local Loop:
----------------------------------------------------------------------------------------------------------------------
Recurring Charges
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, statewide                                         $ 35.58    NA  $ 32.67    NA   $ 42.23
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 1 (Note 1)                                   $ 27.50    NA    TBD      NA   $ 36.45
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 2 (Note 1)                                   $ 47.24    NA    TBD      NA   $ 45.87
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 3 (Note 1)                                   $ 96.48    NA    TBD      NA   $ 65.75
----------------------------------------------------------------------------------------------------------------------
4-wire 64kbps Loop per month, Zone 4 (Note 1)                                      NA      NA    NA       NA      NA
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 64kbps - Facility Termination per mon  $ 18.37    NA  $ 17.40    NA   $ 17.74
----------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 4-wire 64kbps - per mile per month            $  0.04    NA  $  0.03    NA   $  0.17
----------------------------------------------------------------------------------------------------------------------
Non-Recurring Charges - New EEL (Note 2)(Note 3)
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice - 1st                                             $713.57    NA  $137.48    NA   $729.27
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice - Add'l                                           $404.36    NA  $ 52.58    NA   $411.98
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps Local Loop - 1st                                              $811.30    NA  $489.04    NA   $829.52
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps Local Loop - Add'l                                            $502.09    NA  $337.51    NA   $512.23
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       $  3.50    NA  $  3.50    NA   $  3.50
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin          NA      NA    NA       NA   $ 19.99
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       $100.50    NA  $ 38.07    NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       $100.50    NA  $ 38.07    NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       $ 41.88    NA    NA       NA      NA
----------------------------------------------------------------------------------------------------------------------
NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combin       $ 41.88    NA    NA       NA      NA
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                   LA      MS    NC       SC      TN
----------------------------------------------------------------------------------------------------------------------
Local Loop:
----------------------------------------------------------------------------------------------------------------------
2-Wire Analog Voice Grade Loop - Service Level 1                                $ 19.35 $21.26 $ 19.50  $22.49 $ 18.00
----------------------------------------------------------------------------------------------------------------------
Zone 1                                                                          $ 14.98 $15.56   TBD    $18.48 $ 15.54
----------------------------------------------------------------------------------------------------------------------
Zone 2                                                                          $ 25.69 $20.65   TBD    $27.87 $ 19.55
----------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 58
                            ENHANCED EXTENDED LINKS

----------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
----------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                      TBD      $ 44.85    $ 44.40    $ 30.92    $ 47.78
----------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                      TBD         NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                   UEAL2       NA         NA      $104.17       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                 UEAL2       NA         NA      $ 78.10       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                               UEAL2       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                             UEAL2       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                         SOMEC       NA         NA      $  3.50       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN       NA         NA      $ 18.94       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN       NA         NA      $  8.42       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st        UNCCC    $ 54.03    $ 11.27    $ 58.43    $ 54.09
----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add        UNCCC    $ 32.11    $ 11.27    $ 26.99    $ 32.16
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00    $ 13.03    $ 12.61    $  0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00    $ 13.03    $ 12.61    $  0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   4-Wire Analog Voice Grade Loop                                              UEAL4    $ 30.00    $ 30.00    $ 25.86    $ 28.28
----------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                      TBD      $ 24.01    $ 24.26    $ 22.26    $ 20.92
----------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                      TBD      $ 39.00    $ 35.51    $ 25.70    $ 39.14
----------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                      TBD      $ 70.67    $ 78.35    $ 40.85    $ 67.56
----------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                      TBD         NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                   UEAL4       NA         NA      $206.95       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                 UEAL4       NA         NA      $170.57       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                               UEAL4       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                             UEAL4       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                         SOMEC       NA         NA      $  3.50       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN       NA         NA      $  8.42       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st        UNCCC    $ 54.03    $ 11.27    $ 58.43    $ 54.09
----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -  Add       UNCCC    $ 32.11    $ 11.27    $ 26.99    $ 32.16
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00    $ 13.03    $ 12.61    $  0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00    $ 13.03    $ 12.61    $  0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   2-Wire ISDN Digital Grade Loop                                              U1L2X    $ 29.03    $ 40.00    $ 25.43    $ 31.99
----------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                      TBD      $ 23.23    $ 32.34    $ 21.89    $ 23.66
----------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                      TBD      $ 37.74    $ 47.35    $ 25.27    $ 44.28
----------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                      TBD      $ 68.38    $104.47    $ 40.17    $ 76.42
----------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                      TBD         NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                   U1L2X       NA         NA      $233.38       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                 U1L2X       NA         NA      $180.35       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                               U1L2X       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                             U1L2X       NA         NA         NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                         SOMEC       NA         NA      $  3.50       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN       NA         NA      $ 18.94       NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                       $52.47     $29.51      TBD      $36.91    $28.02
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                         NA       $38.94       NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                      NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                    NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                            NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                        NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                   NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st         $54.23     $54.09     $54.00    $54.26    $54.13
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add         $32.24     $32.16     $32.10    $32.25    $32.17
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis        $ 0.00     $ 0.00     $ 0.00    $ 0.00    $ 0.00
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis        $ 0.00     $ 0.00     $ 0.00    $ 0.00    $ 0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   4-Wire Analog Voice Grade Loop                                               $31.52     $30.55     $27.49    $35.86    $18.00
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                       $24.36     $22.38      TBD      $49.47    $15.54
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                       $41.85     $29.67      TBD      $44.44    $19.55
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                       $85.47     $42.40      TBD      $58.85    $28.02
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                         NA       $55.96       NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                      NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                    NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                            NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                        NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                   NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st         $54.23     $54.09     $54.00    $54.26    $54.13
---------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -  Add        $32.24     $32.16     $32.10    $32.25    $32.17
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis        $ 0.00     $ 0.00     $ 0.00    $ 0.00    $ 0.00
---------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis        $ 0.00     $ 0.00     $ 0.00    $ 0.00    $ 0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   2-Wire ISDN Digital Grade Loop                                               $27.36     $29.83     $24.98    $32.47    $18.00
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                       $21.15     $21.86      TBD      $26.68    $15.54
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                       $36.32     $28.97      TBD      $40.24    $19.55
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                       $74.19     $41.40      TBD      $53.29    $28.02
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                         NA       $54.64       NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                      NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                    NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                  NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                            NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                          NA         NA         NA        NA        NA
---------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 59
                            ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network
elements (interoffice transport and loop
[channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN        NA         NA      $   8.42      NA

        NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC-All Existing Combination "Switch As Is" Conversion Charge
         (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                     UNCCC     $   54.03  $  11.27   $  58.43  $   54.09
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                     UNCCC     $   32.11  $  11.27   $  26.99  $   32.16
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                     UNCCC     $   0.00   $  13.03   $  12.61   $   0.00
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                     UNCCC     $   0.00   $  13.03   $  12.61   $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        4-Wire 56 kbps Digital Grade Loop                                 UDL56     $   34.15  $  48.33   $  29.92      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 1                                                             TBD      $   27.33  $  39.08   $  25.75      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 2                                                             TBD      $   44.40  $  57.21   $  29.74      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 3                                                             TBD      $   80.45  $  126.22  $  47.27      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 4                                                             TBD         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                         UDL56        NA         NA      $ 348.55      NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                       UDL56        NA         NA      $ 241.20      NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Dharge - 1st                                     UDL56        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Charge - Add'l                                   UDL56        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                               SOMEC        NA         NA        $3.50       NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st             SOMAN        NA         NA      $  18.94      NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN        NA         NA        $8.42       NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC-All Existing Combination "Switch As Is" Conversion
         Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                     UNCCC     $   54.03  $  11.27   $  58.43  $   54.09
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                     UNCCC     $   32.11  $  11.27   $  26.99  $   32.16
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                     UNCCC     $   0.00   $  13.03   $  12.61   $   0.00
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                     UNCCC     $   0.00   $  13.03   $  12.61   $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        4-Wire 64 kbps Digital Grade Loop                                 UDL64     $   34.15  $  48.33   $  29.92      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 1                                                             TBD      $   27.33  $  39.08   $  25.75      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 2                                                             TBD      $   44.40  $  57.21   $  29.74      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 3                                                             TBD      $   80.45  $  126.22  $  47.27      NA
------------------------------------------------------------------------------------------------------------------------------------
        Zone 4                                                             TBD         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                         UDL64        NA         NA      $ 348.55      NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                       UDL64        NA         NA      $ 241.20      NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Dharge - 1st                                     UDL64        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Charge - Add'l                                   UDL64        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                               SOMEC        NA         NA        $3.50       NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st             SOMAN        NA         NA      $  18.94      NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l           SOMAN        NA         NA        $8.42       NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect      SOMAN        NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC-All Existing Combination "Switch As Is" Conversion Charge
        (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                     UNCCC     $   54.03  $  11.27   $  58.43  $   54.09
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                     UNCCC     $   32.11  $  11.27   $  26.99  $   32.16
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                     UNCCC     $   0.00   $  13.03   $  12.61   $   0.00
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                     UNCCC     $   0.00   $  13.03   $  12.61   $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        4-Wire DS1 Digital Loop                                           USLXX     $   64.65  $  80.00   $  64.52  $   67.96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                 NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect            NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC-All Existing Combination "Switch As Is" Conversion Charge
         (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                       $   54.23   $   54.09  $  54.00  $  54.26    $  54.13
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                       $   32.24   $   32.16  $  32.10  $  32.25    $  32.17
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                       $    0.00   $   0.00   $   0.00  $   0.00    $   0.00
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                       $    0.00   $   0.00   $   0.00  $   0.00    $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        4-Wire 56 kbps Digital Grade Loop                                   $   35.58   $   34.95  $  32.67  $  41.70    $  42.23
------------------------------------------------------------------------------------------------------------------------------------
        Zone 1                                                              $   27.50   $   25.61    TBD     $  34.26    $  36.45
------------------------------------------------------------------------------------------------------------------------------------
        Zone 2                                                              $   47.25   $   33.94    TBD     $  51.67    $  45.87
------------------------------------------------------------------------------------------------------------------------------------
        Zone 3                                                              $   96.48   $   48.51    TBD     $  68.43    $  65.75
------------------------------------------------------------------------------------------------------------------------------------
        Zone 4                                                                  NA      $   64.02     NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                               NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                             NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Dharge - 1st                                           NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Charge - Add'l                                         NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                     NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                   NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                 NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect            NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC-All Existing Combination "Switch As Is" Conversion
         Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                       $   54.23   $   54.09  $  54.00  $  54.26    $  54.13
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                       $   32.24   $   32.16  $  32.10  $  32.25    $  32.17
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                       $    0.00   $   0.00   $   0.00  $  0.00     $   0.00
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                       $    0.00   $   0.00   $   0.00  $  0.00     $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        4-Wire 64 kbps Digital Grade Loop                                   $   35.58   $   34.95  $  32.67  $  41.70    $  42.23
------------------------------------------------------------------------------------------------------------------------------------
        Zone 1                                                              $   27.50   $   25.61    TBD     $  34.26    $  36.45
------------------------------------------------------------------------------------------------------------------------------------
        Zone 2                                                              $   47.25   $   33.94    TBD     $  51.67    $  45.87
------------------------------------------------------------------------------------------------------------------------------------
        Zone 3                                                              $   96.48   $   48.51    TBD     $  68.43    $  65.75
------------------------------------------------------------------------------------------------------------------------------------
        Zone 4                                                                  NA      $   64.02     NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                               NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                             NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Dharge - 1st                                           NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect Charge - Add'l                                         NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                     NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                   NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                 NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect            NA         NA         NA        NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC-All Existing Combination "Switch As Is" Conversion Charge
        (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                       $   54.23   $   54.09  $  54.00  $  54.26    $  54.13
------------------------------------------------------------------------------------------------------------------------------------
        NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                       $   32.24   $   32.16  $  32.10  $  32.25    $  32.17
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                       $    0.00   $   0.00   $   0.00  $   0.00    $   0.00
------------------------------------------------------------------------------------------------------------------------------------
        NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                       $    0.00   $   0.00   $   0.00  $   0.00    $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        4-Wire DS1 Digital Loop                                             $   72.86   $   69.59  $  62.78  $  72.55       NA

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                             AND OTHER SERVICES                  Rates - Page 60
                           ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------

   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                            TBD     $    51.74   $   64.69   $  55.53   $   50.28  $  56.32
------------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                            TBD     $    84.05   $   94.71   $  64.13   $   94.06  $  96.73
------------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                            TBD     $   152.29   $   94.71   $ 101.93   $  162.34  $ 197.57
------------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                            TBD           NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                        USLXX          NA          NA     $ 429.98        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                      USLXX          NA          NA     $ 268.18        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                    USLXX          NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                  USLXX          NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                              SOMEC          NA          NA     $   3.50        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st            SOMAN          NA          NA     $  18.94        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l          SOMAN          NA          NA     $   8.42        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect     SOMAN          NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - All Existing Combination "Switch As Is" Conversion Charge
   (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                               UNCCC    $    54.03   $   11.27   $  58.43   $   54.09  $  54.23
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                               UNCCC    $    32.11   $   11.27   $  26.99   $   32.16  $  32.24
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                               UNCCC    $     0.00   $   13.03   $  12.61   $    0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                               UNCCC    $     0.00   $   13.03   $  12.61   $    0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   DS3 Loop
------------------------------------------------------------------------------------------------------------------------------------
   per mile per month                                               1L5ND    $    10.85   $   11.97   $   8.90   $   43.69  $  38.98
------------------------------------------------------------------------------------------------------------------------------------
   facitility termination per month                                 UE3PX    $   419.65   $  419.65   $ 390.34   $  436.95  $ 497.08
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - 1st                            UE3PX          NA          NA     $ 639.50        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - Add'l                          UE3PX          NA          NA     $ 426.40        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - Disconnect - 1st               UE3PX          NA          NA     $ 122.31        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - Disconnect - Add'l             UE3PX          NA          NA     $ 119.14        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR                             SOMAN          NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR disconnect                  SOMAN          NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                         SOMEC          NA          NA     $   3.50        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR disconnect              SOMEC          NA          NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge--Manual Svc Order - 1st            SOMAN          NA          NA     $  37.55        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge--Manual Svc Order - Add'l          SOMAN          NA          NA     $  37.55        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Cost - Manual Svc. Order vs.
        Elect-Disconnect-1st                                        SOMAN          NA          NA     $  18.03        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Cost - Manual Svc. Order vs.
        Elect-Disconnect-Ad                                         SOMAN          NA          NA     $  18.03        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - All Existing Combination "Switch As Is" Conversion
         Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                               UNCCC    $    54.03   $   11.27   $  58.43   $   54.09  $  54.23
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                               UNCCC    $    32.11   $   11.27   $  26.99   $   32.16  $  32.24
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                               UNCCC    $     0.00   $   13.03   $  12.61   $    0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                               UNCCC    $     0.00   $   13.03   $  12.61   $    0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   STS - 1 Loop
------------------------------------------------------------------------------------------------------------------------------------
   per mile per month                                               1L5ND    $    10.85   $   11.97   $   8.90   $   43.69  $  38.98
------------------------------------------------------------------------------------------------------------------------------------
   facitility termination per month                                 UDLS1    $   434.31   $  449.40   $ 421.59   $  436.95  $ 497.08
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - 1st                    UDLS1          NA          NA     $ 639.50        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - Add'l                  UDLS1          NA          NA     $ 426.40        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - Disconnect - 1st       UDLS1          NA          NA     $ 122.31        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - Disconnect - Add'l     UDLS1          NA          NA     $ 119.14        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                    $    50.99      TBD      $  59.61        NA
------------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                    $    67.58      TBD      $  89.90        NA
------------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                    $    96.58      TBD      $ 119.06        NA
------------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                    $   127.47      NA           NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 1st                                                                       NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Add'l                                                                     NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - 1st                                                   NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Disconnect Charge - Add'l                                                 NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                             NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - 1st                           NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Add'l                         NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Incremental Charge - Manual Service Order - Disconnect                    NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - All Existing Combination "Switch As Is" Conversion Charge
   (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                        $    54.09   $   54.00   $  54.26   $   54.13
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge
         - Add                                                               $    32.16   $   32.10   $  32.25   $   32.17
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                        $     0.00   $    0.00   $   0.00   $    0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                        $     0.00   $    0.00   $   0.00   $    0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   DS3  Loop
------------------------------------------------------------------------------------------------------------------------------------
   per mile per month                                                        $    54.39   $   32.53   $  15.53   $   30.53
------------------------------------------------------------------------------------------------------------------------------------
   facitility termination per month                                          $   427.81   $  387.01   $ 421.60   $  400.21
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - 1st                                           NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - Add'l                                         NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - Disconnect - 1st                              NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Facility Termination - Disconnect - Add'l                            NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR                                            NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR disconnect                                 NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                        NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR disconnect                             NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge--Manual Svc Order - 1st                           NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge--Manual Svc Order - Add'l                         NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Cost - Manual Svc. Order vs.                             NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        Elect-Disconnect-1st
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Cost - Manual Svc. Order vs.                             NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        Elect-Disconnect-Ad
------------------------------------------------------------------------------------------------------------------------------------
   NRC - All Existing Combination "Switch As Is" Conversion
         Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - 1st                                                        $    54.09   $   54.00   $  54.26   $   54.13
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Add                                                        $    32.16   $   32.10   $  32.25   $   32.17
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                        $     0.00   $    0.00   $   0.00   $    0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC - 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion
         Charge - Dis                                                        $     0.00   $    0.00   $   0.00   $    0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   STS- 1 Loop
------------------------------------------------------------------------------------------------------------------------------------
   per mile per month                                                        $    54.39   $   32.53   $  15.53   $   30.53
------------------------------------------------------------------------------------------------------------------------------------
   facitility termination per month                                          $   427.81   $  387.01   $ 431.32   $  400.21
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - 1st                                   NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - Add'l                                 NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - Disconnect - 1st                      NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Facility Termination - Disconnect - Add'l                    NA          NA         NA          NA
------------------------------------------------------------------------------------------------------------------------------------

                                                    BELLSOUTH/KNOLOGY RATES                                             Attachment 2
                                                       NETWORK ELEMENTS                                                    Exhibit D
                                                      AND OTHER SERVICES                                             Rates - Page 61
                                                    ENHANCED EXTENDED LINKS
---------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR                                  SOMAN        NA        NA          NA           NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR disconnect                       SOMAN        NA        NA          NA           NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                              SOMEC        NA        NA      $    3.50        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR disconnect                   SOMEC        NA        NA          NA           NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st         SOMAN        NA        NA      $   37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l       SOMAN        NA        NA      $   37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.           SOMAN        NA        NA      $   18.03        NA
        Elect-Discon
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.           SOMAN        NA        NA      $   18.03        NA
        Elect-Discon
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge
(Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $ 54.03   $ 11.27    $   58.43     $ 54.09
1st
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $ 32.11   $ 11.27    $   26.99     $ 32.16
Add
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $  0.00   $ 13.03    $   12.61     $  0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $  0.00   $ 13.03    $   12.61     $  0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
OC-3 Loop                                                                1L5ND     $ 1,123   $  9.08    $    6.75     $ 33.15
---------------------------------------------------------------------------------------------------------------------------------
per mile per month                                                        TBD      $  7.09   $651.40    $  630.21     $436.95
---------------------------------------------------------------------------------------------------------------------------------
facility termiantion per month
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - 1st                            TBD         NA        NA      $    6.75        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - Add'l                          TBD         NA        NA      $  630.21        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - Disconnect - 1st               TBD         NA        NA      $  947.69        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - Disconnect - Add'l             TBD         NA        NA      $  413.00        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                              SOMEC        NA        NA      $    3.50        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Incremental Charge--Manual Svc Order - 1st           SOMAN        NA        NA      $   37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l         SOMAN        NA        NA      $   37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 -Incremental Cost - Manual Svc. Order vs.              SOMAN        NA        NA      $   18.03        NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 -Incremental Cost - Manual Svc. Order vs.              SOMAN        NA        NA      $   18.03        NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge
(Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $ 54.03   $ 11.27    $   58.43     $ 54.09
1st
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $ 32.11   $ 11.27    $   26.99     $ 32.16
Add
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $  0.00   $ 13.03    $   12.61     $  0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $  0.00   $ 13.03    $   12.61     $  0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
OC-12 Loop
---------------------------------------------------------------------------------------------------------------------------------
per mile per month                                                       1L5ND     $ 10.13   $ 11.18    $    8.31     $ 40.80
---------------------------------------------------------------------------------------------------------------------------------
facility termination per month                                            TBD      $ 5,630   $ 2,068    $2,109.00     $ 2,457
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - 1st                           TBD         NA        NA      $1,162.00        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - Add'l                         TBD         NA        NA      $  413.00        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - Disconnect - 1st              TBD         NA        NA      $  122.31        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - Disconnect - Add'l            TBD         NA        NA      $  119.14        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                              SOMEC        NA        NA      $    3.50        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Charge - Manual Svc Order - 1st         SOMAN        NA        NA      $   37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l       SOMAN        NA        NA      $   37.55        NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Cost-Manual Svc. Order vs.              SOMAN        NA        NA      $   18.03        NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Cost-Manual Svc. Order vs.              SOMAN        NA        NA      $   18.03        NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st     UNCCC     $ 54.03   $ 11.27    $   58.43     $ 54.09

---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -         UNCCC     $ 32.11   $ 11.27    $   26.99     $ 32.16
Add
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR                                         NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Manual Svc Order, per LSR disconnect                              NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                     NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR disconnect                          NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l              NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.                  NA         NA         NA        NA         NA
        Elect-Discon
---------------------------------------------------------------------------------------------------------------------------------
        NRC - STS-1 - Incremental Cost - Manual Svc. Order vs.                  NA         NA         NA        NA         NA
        Elect-Discon
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge
(Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $  54.23   $  54.09  $  54.00   $  54.26   $  54.13
1st
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $  32.24   $  32.16  $  32.10   $  32.25   $  32.17
Add
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $   0.00   $   0.00  $   0.00   $   0.00   $   0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $   0.00   $   0.00  $   0.00   $   0.00   $   0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
OC-3 Loop                                                                    $  29.58   $  41.27  $  24.69   $  11.78   $  23.16
---------------------------------------------------------------------------------------------------------------------------------
per mile per month                                                           $ 753.65   $ 689.68  $ 611.36   $ 701.71   $ 620.20
---------------------------------------------------------------------------------------------------------------------------------
facility termiantion per month
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - 1st                                  NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - Add'l                                NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - Disconnect - 1st                     NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Facility Termination - Disconnect - Add'l                   NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                     NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                  NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Incremental Cost - Manual Svc. Order vs.                    NA         NA         NA        NA         NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC3 - Incremental Cost - Manual Svc. Order vs.                    NA         NA         NA        NA         NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge
(Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $  54.23   $  54.09  $  54.00   $  54.26   $  54.13
1st
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $  32.24   $  32.16  $  32.10   $  32.25   $  32.17
Add
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $   0.00   $   0.00  $   0.00   $   0.00   $   0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $   0.00   $   0.00  $   0.00   $   0.00   $   0.00
Dis
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
OC-12 Loop
---------------------------------------------------------------------------------------------------------------------------------
per mile per month                                                           $  36.40   $  50.79  $  30.38   $  14.50   $  28.51
---------------------------------------------------------------------------------------------------------------------------------
facility termination per month                                               $  2,571   $  2,371  $  2,122   $  2,663   $  2,079
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - 1st                                 NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - Add'l                               NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - Disconnect - 1st                    NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Facility Termination - Disconnect - Add'l                  NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                     NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Charge - Manual Svc Order - 1st                NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l              NA         NA         NA        NA         NA
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Cost-Manual Svc. Order vs.                     NA         NA         NA        NA         NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
        NRC - OC12 - Incremental Cost-Manual Svc. Order vs.                     NA         NA         NA        NA         NA
        Elect-Disconnec
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge
(Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $  54.23   $  54.09  $  54.00   $  54.26   $  54.13
1st
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge -             $  32.24   $  32.16  $  32.10   $  32.25   $  32.17
Add
---------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 62
                            ENHANCED EXTENDED LINKS

----------------------------------------------------------------------------------------------------------------------------------
   New  EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00   $ 13.03   $   12.61   $  0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00   $ 13.03   $   12.61   $  0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   OC-48 Loop
----------------------------------------------------------------------------------------------------------------------------------
   per mile per month                                                          1L5ND    $ 33.22   $ 36.67   $   27.25   $166.59
----------------------------------------------------------------------------------------------------------------------------------
   facility termination per month                                               TBD     $ 1,947   $ 1,699   $1,598.00   $ 2,129
----------------------------------------------------------------------------------------------------------------------------------
   OC-12 Interface on OC-48 Loop per month                                      TBD     $699.62   $592.09   $  594.80   $725.77
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - 1st                                 TBD        NA        NA     $1,162.00      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - Add'l                               TBD        NA        NA     $  413.00      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - 1st                               TBD        NA        NA     $  539.36      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Add'l                             TBD        NA        NA     $  317.38      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - Disconnect - 1st                    TBD        NA        NA     $  122.31      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - Disconnect - Add'l                  TBD        NA        NA     $  119.14      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                   TBD        NA        NA     $  122.31      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                TBD        NA        NA     $  119.14      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                    SOMEC       NA        NA     $    3.50      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination-Manual Svc Order vs
        Electronic-Disc                                                        SOMAN       NA        NA     $   37.55      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination-Manual Svc Order vs
        Electronic-Disc                                                        SOMAN       NA        NA     $   37.55      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface - Manual Svc Order vs
        Electronic-Disconnect-1s                                               SOMAN       NA        NA     $   37.55      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface - Manual Svc Order vs
        Electronic-Disconnect-A                                                SOMAN       NA        NA     $   37.55      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC-48 - Incremental Charge--Manual Svc Order-1st                 SOMAN       NA        NA     $   18.03      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l               SOMAN       NA        NA     $   18.03      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual S     SOMAN       NA        NA     $   18.03      NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual S     SOMAN       NA        NA     $   18.03      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC -All Existing Combination "Switch As Is" Conversion Charge (Note 6)
----------------------------------------------------------------------------------------------------------------------------------
   NRC -2/4-WIRE VG COMBINATION -"Switch As Is" Conversion Charge - 1st        UNCCC    $ 54.03   $ 11.27   $   58.43   $ 54.09
----------------------------------------------------------------------------------------------------------------------------------
   NRC -2/4-WIRE VG COMBINATION -"Switch As Is" Conversion Charge - Add        UNCCC    $ 32.11   $ 11.27   $   26.99   $ 32.16
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00   $ 13.03   $   12.61   $  0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00   $ 13.03   $   12.61   $  0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Local Channels:
----------------------------------------------------------------------------------------------------------------------------------
   Local Channel - Dedicated - 2-Wire VG
----------------------------------------------------------------------------------------------------------------------------------
   Monthly Recurring per month                                                 ULDV2    $ 14.61   $ 26.31   $   18.28   $ 22.26
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG Local Channel - 1st                                         ULDV2       NA        NA     $  292.24      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG Local Channel - Add'l                                       ULDV2       NA        NA     $   63.61      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                         SOMEC       NA        NA     $    3.50      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - 1st                SOMAN       NA        NA     $   34.00      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - Add'l              SOMAN       NA        NA     $   21.58      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - 1st   SOMAN       NA        NA     $   22.48      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - Add   SOMAN       NA        NA     $    8.17      NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st        UNCCC    $ 54.03   $ 11.27   $   58.43   $ 54.09
----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add        UNCCC    $ 32.11   $ 11.27   $   26.99   $ 32.17
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00   $ 13.03   $   12.61   $  0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4- WIRE VG COMBINATION -"Switch As Is" Conversion Charge - Dis       UNCCC    $  0.00   $ 13.03   $   12.61   $  0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   New  EEL rates are the sum of the individual UNE network elements
  (interoffice transport and loop [channelization if applicable].
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis     $  0.00    $  0.00   $  0.00   $    0.00   $   0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis     $  0.00    $  0.00   $  0.00   $    0.00   $   0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   OC-48 Loop
----------------------------------------------------------------------------------------------------------------------------------
   per mile per month                                                        $119.40    $166.59   $120.02   $   47.57   $  93.50
----------------------------------------------------------------------------------------------------------------------------------
   facility termination per month                                            $ 2,268    $ 1,753   $ 1,677   $   1,733   $  1,832
----------------------------------------------------------------------------------------------------------------------------------
   OC-12 Interface on OC-48 Loop per month                                   $723.29    $667.00   $582.66   $  773.40   $ 570.54
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - 1st                                NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - Add'l                              NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - 1st                              NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Add'l                            NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - Disconnect - 1st                   NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination - Disconnect - Add'l                 NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                  NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l               NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Electronic Svc Order, per LSR                                    NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination-Manual Svc Order vs
        Electronic-Disc                                                        NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Facility Termination-Manual Svc Order vs
        Electronic-Disc                                                        NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface - Manual Svc Order vs
        Electronic-Disconnect-1s                                               NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface - Manual Svc Order vs
        Electronic-Disconnect-A                                                NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC-48 - Incremental Charge--Manual Svc Order-1st                 NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l               NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual S     NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual S     NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
----------------------------------------------------------------------------------------------------------------------------------
   NRC -2/4-WIRE VG COMBINATION -"Switch As Is" Conversion Charge 1st       $ 54.23    $ 54.09   $ 54.00   $   54.26   $  54.13
--------------------------------------------------------- ------------------------------------------------------------------------
   NRC -2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add    $ 32.24    $ 32.16   $ 32.10   $   32.25   $  32.17
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis    $  0.00    $  0.00   $  0.00   $    0.00   $   0.00
----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis    $  0.00    $  0.00   $  0.00   $    0.00   $   0.00
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Local Channels:
----------------------------------------------------------------------------------------------------------------------------------
   Local Channel - Dedicated - 2-Wire VG
----------------------------------------------------------------------------------------------------------------------------------
   Monthly Recurring per month                                              $ 14.94    $  17.83  $  14.83  $   16.83   $   19.02
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG Local Channel - 1st                                         NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG Local Channel - Add'l                                       NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                         NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - 1st                NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - Add'l              NA         NA        NA          NA         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - 1st   NA         NA        NA          NA         NA
----------------------------------------------------------------------- ----------------------------------------------------------
   NRC - 2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - Add   NA         NA        NA          NA         NA
-----------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st     $ 54.23    $ 54.09   $ 54.00   $   54.26   $  54.13
-----------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add     $ 32.24    $ 32.16   $ 32.10   $   32.25   $  32.17
-----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis    $  0.00    $  0.00   $  0.00   $    0.00   $   0.00
-----------------------------------------------------------------------------------------------------------------------------------
   NRC- 2/4- WIRE VG COMBINATION -"Switch As Is" Conversion Charge - Dis    $  0.00    $  0.00   $  0.00   $    0.00   $   0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 63
                          BELLSOUTH/KNOLOGY RATES
                             NETWORK ELEMENTS
                            AND OTHER SERVICES
                          ENHANCED EXTENDED LINKS

---------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network
elements (interoffice transport and loop [channelization
if applicable].
---------------------------------------------------------------------------------------------------------------------------------
Local Channel - Dedicated - 4-Wire VG
---------------------------------------------------------------------------------------------------------------------------------
Monthly Recurring per month                             ULDV4    $  15.77   $  27.48   $  17.18   $  23.38   $  16.21   $  19.03
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
NRC-4-wire VG Local Channel - 1st                       ULDV4        NA         NA     $ 292.24       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC-4-wire VG Local Channel - Add'l                     ULDV4        NA         NA     $  63.61       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                     SOMEC        NA         NA     $   3.50       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - 1                            SOMAN        NA         NA     $  34.00       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - A                            SOMAN        NA         NA     $  21.58       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - D                            SOMAN        NA         NA     $  22.48       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - D                            SOMAN        NA         NA     $   8.17       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is"
Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
Conversion Charge - 1st                                 UNCCC    $  54.03   $  11.27   $  58.43   $  54.09   $  54.23   $  54.09
---------------------------------------------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch
As Is" Conversion Charge - Add                          UNCCC    $  32.11   $  11.27   $  26.99   $  32.16   $  32.24   $  32.16
---------------------------------------------------------------------------------------------------------------------------------
NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
Conversion Charge - Dis                                 UNCCC    $   0.00   $  13.03   $  12.61   $   0.00   $   0.00   $   0.00
---------------------------------------------------------------------------------------------------------------------------------
NRC- 2/4-WIRE VG COMBINATION - "Switch
As Is" Conversion Charge - Dis                          UNCCC    $   0.00   $  13.03   $  12.61   $   0.00   $   0.00   $   0.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Local Channel - Dedicated - DS1
---------------------------------------------------------------------------------------------------------------------------------
DS1 Monthly Recurring per month                         ULDF1    $  35.52   $  42.98   $  38.57   $  43.80   $  43.80   $  38.91
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - 1st                           ULDF1        NA         NA     $ 169.57       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Add'l                         ULDF1        NA         NA     $ 112.77       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                     SOMEC        NA         NA     $   3.50       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Incremental
Charge--Manual Svc Order - 1st                          SOMAN        NA         NA     $  34.00       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Incremental
Charge--Manual Svc Order - Add'l                        SOMAN        NA         NA     $  21.58       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Local Channel -  Incremental
Charge--Manual Svc Order - Disconn                      SOMAN        NA         NA     $  22.48       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Incremental
Charge--Manual Svc Order - Disconn                      SOMAN        NA         NA     $   8.17       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is"
Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
Conversion Charge - 1st                                 UNCCC    $  54.03   $  11.27   $  58.43   $  54.09   $  54.23   $  54.09
---------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
Conversion Charge - Add'l                               UNCCC    $  32.11   $  11.27   $  26.99   $  32.16   $  32.24   $  32.16
---------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 COMBINATION - "Switch As Is"
Conversion Charge - Disconnect -                        UNCCC    $   0.00   $  13.03   $  12.61   $   0.00   $   0.00   $   0.00
---------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 COMBINATION - "Switch As Is"
Conversion Charge - Disconnect -                        UNCCC    $   0.00   $  13.03   $  12.61   $   0.00   $   0.00   $   0.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Local Channel - Dedicated - DS3                         USOC         AL         FL         GA         KY         LA         MS
---------------------------------------------------------------------------------------------------------------------------------
DS3 Local Channel - per mile per month                  1L5NC    $   8.44   $   9.32   $   7.00   $  34.00   $  30.34       NA
---------------------------------------------------------------------------------------------------------------------------------
DS3 Local Channel - Facility Termination per month      ULDF3    $ 525.40   $ 560.39   $ 523.20   $ 635.09   $ 558.00   $ 531.39
---------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS3 Local Channel Facility Termination - 1st      ULDF3        NA         NA     $ 770.12       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Facility Termination - Add'l  ULDF3        NA         NA     $ 551.49       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                     SOMEC        NA         NA     $   3.50       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - 1st                          SOMAN        NA         NA     $  66.21       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - Add'l                        SOMAN        NA         NA     $  33.90       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - Disconn                      SOMAN        NA         NA     $  36.15       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - Disconn                      SOMAN        NA         NA     $  14.20       NA         NA         NA
---------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is"
Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is"
Conversion Charge - 1st                                 UNCCC    $  54.03   $  11.27   $  71.04   $  54.09   $  54.23   $  54.09
---------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is" Conversion
Charge - Add'l                                          UNCCC    $  32.11   $  11.27   $  39.60   $  32.16   $  32.24   $  32.16
---------------------------------------------------------------------------------------------------------------------------------
NRC- DS3 COMBINATION - "Switch As Is" Conversion
Charge - Disconnect -                                   UNCCC    $   0.00   $  13.03   $   0.00   $   0.00   $   0.00   $   0.00
---------------------------------------------------------------------------------------------------------------------------------
NRC- DS3 COMBINATION - "Switch As Is" Conversion
Charge - Disconnect -                                   UNCCC    $   0.00   $  13.03   $   0.00   $   0.00   $   0.00   $   0.00
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Local Channel - Dedicated - 4-Wire VG
-----------------------------------------------------------------------------------------------
Monthly Recurring per month                                      $  15.87   $  18.05   $  20.14
-----------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------
NRC-4-wire VG Local Channel - 1st                                    NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC-4-wire VG Local Channel - Add'l                                  NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                  NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - 1                                         NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - A                                         NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - D                                         NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - 4-Wire VG Local Channel - Incremental
Charge--Manual Svc Order - D                                         NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is"
Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
Conversion Charge - 1st                                          $  54.00   $  54.26   $  54.13
-----------------------------------------------------------------------------------------------
NRC-2/4-WIRE VG COMBINATION - "Switch
As Is" Conversion Charge - Add                                   $  32.10   $  32.25   $  32.17
-----------------------------------------------------------------------------------------------
NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
Conversion Charge - Dis                                          $   0.00   $   0.00   $   0.00
-----------------------------------------------------------------------------------------------
NRC- 2/4-WIRE VG COMBINATION - "Switch
As Is" Conversion Charge - Dis                                   $   0.00   $   0.00   $   0.00
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Local Channel - Dedicated - DS1
-----------------------------------------------------------------------------------------------
DS1 Monthly Recurring per month                                  $  35.68   $  37.20   $  40.27
-----------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - 1st                                        NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Add'l                                      NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                  NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Incremental
Charge--Manual Svc Order - 1st                                       NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Incremental
Charge--Manual Svc Order - Add'l                                     NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS1 Local Channel -  Incremental
Charge--Manual Svc Order - Disconn                                   NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS1 Local Channel - Incremental
Charge--Manual Svc Order - Disconn                                   NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is"
Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
Conversion Charge - 1st                                          $  54.00   $  54.26   $  54.13
-----------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
Conversion Charge - Add'l                                        $  32.10   $  32.25   $  32.17
-----------------------------------------------------------------------------------------------
NRC- DS1 COMBINATION - "Switch As Is"
Conversion Charge - Disconnect -                                 $   0.00   $   0.00   $   0.00
-----------------------------------------------------------------------------------------------
NRC- DS1 COMBINATION - "Switch As Is"
Conversion Charge - Disconnect -                                 $   0.00   $   0.00   $   0.00
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Local Channel - Dedicated - DS3                                      NC         SC         TN
-----------------------------------------------------------------------------------------------
DS3 Local Channel - per mile per month                               NA     $  12.08   $  23.76
-----------------------------------------------------------------------------------------------
DS3 Local Channel - Facility Termination per month               $ 512.00   $ 481.14   $ 615.65
-----------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------
NRC - DS3 Local Channel Facility Termination - 1st                   NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Facility Termination - Add'l               NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                  NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - 1st                                       NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - Add'l                                     NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - Disconn                                   NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC - DS3 Local Channel - Incremental
Charge--Manual Svc Order - Disconn                                   NA         NA         NA
-----------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is"
Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is"
Conversion Charge - 1st                                          $  54.00   $  54.26   $  54.13
-----------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is" Conversion
Charge - Add'l                                                   $  32.10   $  32.25   $  32.17
-----------------------------------------------------------------------------------------------
NRC- DS3 COMBINATION - "Switch As Is" Conversion
Charge - Disconnect -                                            $   0.00   $   0.00   $   0.00
-----------------------------------------------------------------------------------------------
NRC- DS3 COMBINATION - "Switch As Is" Conversion
Charge - Disconnect -                                            $   0.00   $   0.00   $   0.00
-----------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                       Exhibit D
                                                                 Rates - Page 64

                            BELLSOUTH/KNOLOGY RATES
                               NETWORK ELEMENTS
                              AND OTHER SERVICES
                            ENHANCED EXTENDED LINKS

-----------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE
   network elements (interoffice transport and
   loop [channelization if applicable].
-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - Dedicated - STS-1
-----------------------------------------------------------------------------------------------------------------------------
   STS-1 Local Channel - per mile per month                        1L5NC     $  8.44  $  9.32  $    7.00  $  34.00  $    8.77
-----------------------------------------------------------------------------------------------------------------------------
   STS-1 Local Channel - Facility Termination per month            ULDFS     $525.40  $569.67  $  523.20  $ 635.09  $  558.00
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel Facility Termination - 1st            ULDFS        NA      NA     $  770.12     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Facility Termination - Add'l        ULDFS        NA      NA     $  551.49     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                             SOMEC        NA      NA     $    3.50     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - 1st                                                     SOMAN        NA      NA     $   37.96     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - Add'l                                                   SOMAN       NA      NA      $   37.96     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - Disco                                                   SOMAN       NA      NA      $   18.23     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - Disco                                                   SOMAN       NA      NA      $   18.23     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge
   (Note 6)
-----------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - 1st  UNCCC     $ 54.03  $ 11.27  $   58.43  $  54.09  $   54.23
-----------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge -
   Add'l                                                           UNCCC     $ 32.11  $ 11.27  $   26.99  $  32.16  $   32.24
-----------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge -
   Disconnec                                                       UNCCC     $  0.00  $ 13.03  $   12.61  $   0.00  $    0.00
-----------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge -
   Disconnec                                                       UNCCC     $  0.00  $ 13.03  $   12.61  $   0.00  $    0.00
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC3
-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC3 - per Mile                                   TBA      $  8.23  $  7.83  $    6.75  $  33.15  $   29.58
-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC3 - per Facility Termination                   TBA      $691.33  $940.35  $  630.21  $ 713.29  $  753.65
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - 1st                           TBA        NA       NA     $  947.69     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Add'l                         TBA        NA       NA     $  413.00     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - 1st              TBA        NA       NA     $  122.31     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - Add'l            TBA        NA       NA     $  119.14     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                             SOMEC       NA       NA     $    3.50     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - 1st          SOMAN       NA       NA     $   37.55     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l        SOMAN       NA       NA     $   37.55     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-1st                                            SOMAN       NA       NA     $   18.03     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-Add'                                           SOMAN       NA       NA     $   18.03     NA        NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge
   (Note 6)
-----------------------------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - 1st   UNCCC     $ 54.03  $ 11.27  $   58.43  $  54.09  $   54.23
-----------------------------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge -
   Add'l                                                           UNCCC     $ 32.11  $ 11.27  $   26.99  $  32.16  $   32.24
-----------------------------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge -
   Disconnect                                                      UNCCC     $  0.00  $ 13.03  $   12.61  $   0.00  $    0.00
-----------------------------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge -
   Disconnect                                                      UNCCC     $  0.00  $ 13.03  $   12.61  $   0.00  $    0.00
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC12                                            USOC        AL        FL        GA        KY        LA
-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC12 - per Mile                                 TBA       $ 10.13  $ 11.18  $    8.31  $  40.80  $   36.40
-----------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC12 - per Facility Termination                 TBA       $ 2,557  $ 2,753  $2,109.00  $  2,457  $   2,571
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - 1st                         TBA          NA      NA     $1,162.00     NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - Add'l                       TBA          NA      NA     $  413.00     NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - Disconnect - 1st            TBA          NA      NA     $  122.31     NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - Disconnect - Add'l          TBA          NA      NA     $  119.14     NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                             SOMEC        NA      NA     $    3.50     NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC -OC12 - Incremental Charge - Manual Svc Order - 1st         SOMAN        NA      NA     $   37.55     NA         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l      SOMAN        NA      NA     $   37.55     NA         NA
-----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
   STS-1 Local Channel - Facility Termination per month          $531.39     $512.00  $  481.14  $  615.65
   New EEL rates are the sum of the individual UNE
   network elements (interoffice transport and
   loop [channelization if applicable].
----------------------------------------------------------------------------------------------------------
   Local Channel - Dedicated - STS-1
----------------------------------------------------------------------------------------------------------
   STS-1 Local Channel - per mile per month                      $ 38.98       NA     $   12.08  $   25.11
----------------------------------------------------------------------------------------------------------
   STS-1 Local Channel - Facility Termination per month          $531.39     $512.00  $  481.14  $  615.65
----------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel Facility Termination - 1st            NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Facility Termination - Add'l        NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                             NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - 1st                                                     NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - Add'l                                                   NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - Disco                                                   NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Channel - Incremental Charge--Manual Svc
   Order - Disco                                                   NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge
   (Note 6)
----------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge -
    1st                                                          $ 54.09     $ 54.00  $   54.26  $   54.13
----------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge -
   Add'l                                                         $ 32.16     $ 32.10  $   32.25  $   32.17
----------------------------------------------------------------------------------------------------------
   NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge -
   Disconnec                                                     $  0.00     $  0.00  $    0.00  $    0.00
----------------------------------------------------------------------------------------------------------
   NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge -
   Disconnec                                                     $  0.00     $  0.00  $    0.00  $    0.00
----------------------------------------------------------------------------------------------------------

   Local Channel - OC3
----------------------------------------------------------------------------------------------------------
   Local Channel - OC3 - per Mile                                $ 41.27     $ 24.69  $   11.78  $   23.16
----------------------------------------------------------------------------------------------------------
   Local Channel - OC3 - per Facility Termination                $689.68     $611.36  $  701.71  $  620.20
----------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - 1st                          NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Add'l                        NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - 1st             NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination - Disconnect - Add'l           NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                             NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - 1st          NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l        NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-1st                                            NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual Svc. Order vs.
   Elect-Disconnect-Add'                                           NA          NA        NA          NA
----------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge
   (Note 6)
----------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - 1st $ 54.09     $ 54.00  $   54.26  $   54.13
----------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge -     $ 32.16     $ 32.10  $   32.25  $   32.17
   Add'l
----------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge -    $  0.00     $  0.00  $    0.00  $    0.00
   Disconnect
----------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge -    $  0.00     $  0.00  $    0.00  $    0.00
   Disconnect
----------------------------------------------------------------------------------------------------------
   Local Channel - OC12                                            MS           NC       SC          TN
----------------------------------------------------------------------------------------------------------
   Local Channel - OC12 - per Mile                               $ 50.79     $ 30.38  $   14.50  $   28.51
----------------------------------------------------------------------------------------------------------
   Local Channel - OC12 - per Facility Termination               $ 2,371     $ 2,122  $   2,663  $   2,079
----------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - 1st                         NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - Add'l                       NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - Disconnect - 1st            NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - Disconnect - Add'l          NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                             NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Charge - Manual Svc Order - 1st        NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l      NA          NA        NA         NA
----------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                   Rates Page 65
                            ENHANCED EXTENDED LINKS

--------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect - 1st   SOMAN     NA       NA   $   18.03    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect - Add   SOMAN     NA       NA   $   18.03    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st               UNCCC  $ 54.03 $  11.27 $   58.43 $ 54.09
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l             UNCCC  $ 32.11 $  11.27 $   26.99 $ 32.16
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec        UNCCC  $  0.00 $  13.03 $   12.61 $  0.00
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec        UNCCC  $  0.00 $  13.03 $   12.61 $  0.00
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC48                                                         USOC       AL       FL        GA      KY
--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC48 - per Mile                                              TBA    $ 33.22 $  36.67 $   27.25 $133.84
--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC48 - per Facility Termination                              TBA    $ 1,713 $  1,944 $1,598.00 $ 2,129
--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC12 interface on OC48 Facility                              TBA    $736.71 $ 586.28 $  594.80 $725.77
--------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - 1st                                      TBA       NA       NA   $   1,175    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - Add'l                                    TBA       NA       NA   $  417.50    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - 1st                                    TBA       NA       NA   $  545.24    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Add'l                                  TBA       NA       NA   $  320.83    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - Disconnect - 1st                         TBA       NA       NA   $  123.65    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - Disconnect - Add'l                       TBA       NA       NA   $  120.44    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                        TBA       NA       NA   $  123.65    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                     TBA       NA       NA   $  120.44    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                          SOMEC     NA       NA   $    3.50    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconne    SOMAN     NA       NA   $   18.23    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnec   SOMAN     NA       NA   $   18.23    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st       SOMAN     NA       NA   $   18.23    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface - Manual Svc Order vs  Electronic-Disconnect-Add'l    SOMAN     NA       NA   $   18.23    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC-48 - Incremental Charge--Manual Svc Order - 1st                     SOMAN     NA       NA   $   37.96    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l                     SOMAN     NA       NA   $   37.96    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O       SOMAN     NA       NA   $   37.96    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O       SOMAN     NA       NA   $   37.96    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As z Is" Conversion Charge (Note 6)
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st               UNCCC  $ 54.03 $  11.27 $   58.43 $ 54.09
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l             UNCCC  $ 32.11 $  11.27 $   26.99 $ 32.16
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge -  Disconnec       UNCCC  $  0.00 $  13.03 $   12.61 $  0.00
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec        UNCCC  $  0.00 $  13.03 $   12.61 $  0.00
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   High Capacity Loops:
--------------------------------------------------------------------------------------------------------------------------
   Local Loop - Dedicated - DS3
--------------------------------------------------------------------------------------------------------------------------
   DS3 Local Loop- per mile per month                                           1L5ND  $ 10.85 $  11.97 $    8.99 $ 43.69
--------------------------------------------------------------------------------------------------------------------------
   DS3 Local Loop- per Facility Termination                                     UE3PX  $419.65 $ 407.58 $  394.59 $436.95
--------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Facility Termination - 1st                         UE3PX     NA       NA   $  770.12    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Facility Termination - Add'l                       UE3PX     NA       NA   $  551.49    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                          SOMEC     NA       NA   $    3.50    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - 1st         SOMAN     NA       NA   $   37.96    NA
-----------------------------------------------                                 ------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Add'l       SOMAN     NA       NA   $   37.96    NA
-----------------------------------------------                                 ------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Disconn     SOMAN     NA       NA   $   18.23    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order- Disconn      SOMAN     NA       NA   $   18.23    NA
--------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect - 1st      NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect - Add      NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st              $  54.23 $  54.09 $  54.00  $ 54.26 $ 54.13
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l            $  32.24 $  32.16 $  32.10  $ 32.25 $ 32.17
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       $   0.00 $   0.00 $   0.00  $  0.00 $  0.00
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       $   0.00 $   0.00 $   0.00  $  0.00 $  0.00
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC48                                                             LA       MS       NC       SC      TN
--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC48 - per Mile                                             $ 119.40 $ 166.59 $ 120.02  $ 47.57 $ 93.50
--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC48 - per Facility Termination                             $  2,268 $  1,753 $  1,677  $ 1,733 $ 1,832
--------------------------------------------------------------------------------------------------------------------------
   Local Channel - OC12 interface on OC48 Facility                             $ 723.29 $ 667.00 $ 582.66  $773.40 $570.54
--------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - 1st                                         NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - Add'l                                       NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - 1st                                       NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Add'l                                     NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - Disconnect - 1st                            NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination - Disconnect - Add'l                          NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                           NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                        NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                             NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconne       NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnec      NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st          NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface - Manual Svc Order vs  Electronic-Disconnect-Add'l       NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC-48 - Incremental Charge--Manual Svc Order - 1st                        NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l                        NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O          NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O          NA       NA       NA       NA      NA
--------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As z Is" Conversion Charge (Note 6)
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st              $  54.23 $  54.09 $  54.00 $ 54.26  $ 54.13
--------------------------------------------------------------------------------------------------------------------------
   NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l            $  32.24 $  32.16 $  32.10 $ 32.25  $ 32.17
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge -  Disconnec      $   0.00 $   0.00 $   0.00 $  0.00  $  0.00
--------------------------------------------------------------------------------------------------------------------------
   NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       $   0.00 $   0.00 $   0.00 $  0.00  $  0.00
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
   High Capacity Loops:
--------------------------------------------------------------------------------------------------------------------------
   Local Loop - Dedicated - DS3
--------------------------------------------------------------------------------------------------------------------------
   DS3 Local Loop- per mile per month                                          $  11.26 $  32.53 $  11.40 $ 15.53  $ 30.53
--------------------------------------------------------------------------------------------------------------------------
   DS3 Local Loop- per Facility Termination                                    $ 439.59 $ 387.01 $ 413.09 $421.60  $400.21
--------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Facility Termination - 1st                            NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Facility Termination - Add'l                          NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                             NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - 1st            NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Add'l          NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Disconn        NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order- Disconn         NA       NA       NA      NA       NA
--------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
--------------------------------------------------------------------------------------------------------------------------

                             BELLSOUTH/KNOLOGY RATES                Attachment 2
                                NETWORK ELEMENTS                       Exhibit D
                                AND OTHER SERVICES               Rates - Page 66
                             ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the
   individual UNE network elements
   (interoffice transport and loop
   [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 COMBINATION - "Switch As Is"
   Conversion Charge - 1st                UNCCC   $ 54.03  $ 11.27  $   58.43 $ 54.09  $  54.23  $ 54.09  $ 54.00  $ 54.26  $  54.13
------------------------------------------------------------------------------------------------------------------------------------
   NRC -DS3 COMBINATION "Switch  As Is"
   Conversion Charge - Add'l              UNCCC   $ 32.11  $ 11.27  $   26.99 $ 32.16  $  32.24  $ 32.16  $ 32.10  $ 32.25  $  32.17
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 COMBINATION - "Switch As Is"
   Conversion Charge - Disconnect         UNCCC   $  0.00  $ 13.03  $   12.61 $  0.00  $   0.00  $  0.00  $  0.00  $  0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 COMBINATION - "Switch As Is"
   Conversion Charge - Disconnect         UNCCC   $  0.00  $ 13.03  $   12.61 $  0.00  $   0.00  $  0.00  $  0.00  $  0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - Dedicated - STS-1
------------------------------------------------------------------------------------------------------------------------------------
   STS-1 Local Loop - per mile            1L5ND   $ 10.85  $ 11.97  $    8.99 $ 43.69  $  11.29  $ 54.39  $ 11.40  $ 15.53  $  30.53
------------------------------------------------------------------------------------------------------------------------------------
   STS-1 Local Loop- per Facility
    Termination                           UDLS1   $419.65  $449.40  $  426.19 $436.95  $ 454.28  $427.81  $428.93  $431.32  $ 400.21
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA
     (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Loop - Facility
    Termination - 1st                     UDLS1     NA       NA     $  770.12    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Loop - Facility
    Termination - Add'l                   UDLS1     NA       NA     $  551.49    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR    SOMEC     NA       NA     $    3.50    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Loop - Incremental
    Charge--Manual Svc Order - 1st        SOMAN     NA       NA     $   37.96    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Loop - Incremental
    Charge--Manual Svc Order - Add'l      SOMAN     NA       NA     $   37.96    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Loop - Incremental
     Charge--Manual Svc Order - Disconne  SOMAN     NA       NA     $   18.23    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Local Loop - Incremental
     Charge-- Svc Order - Disconne         SOMAN    NA       NA     $   18.23    NA       NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch
     As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION- "Switch As Is"
     Conversion Charge - 1st              UNCCC   $ 54.03  $ 11.27  $   58.43 $ 54.09  $  54.23  $ 54.09  $ 54.00  $ 54.26  $  54.13
------------------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is"
     Conversion Charge - Add'l            UNCCC   $ 32.11  $ 11.27  $   26.99 $ 32.16  $  32.24  $ 32.16  $ 32.10  $ 32.25  $  32.17
------------------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is"
     Conversion Charge - Disconnec        UNCCC   $  0.00  $ 13.03  $   12.61 $  0.00  $   0.00  $  0.00  $  0.00  $  0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As Is"
     Conversion Charge - Disconnec        UNCCC   $  0.00  $ 13.03  $   12.61 $  0.00  $   0.00  $  0.00  $  0.00  $  0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3 - per Mile             TBA    $  8.23  $  9.08  $    6.75 $ 33.15  $  29.58  $ 41.27  $ 24.69  $ 11.78  $  23.16
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC3 - per Facility
     Termination                           TBA    $691.33  $651.40  $  630.21 $713.29  $ 753.65  $689.68  $611.36  $701.71  $ 620.20
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in
     GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility
     Termination - 1st                     TBA      NA       NA     $  947.69    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility
     Termination - Add'l                   TBA      NA       NA     $  413.00    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility
     Termination - Disconnect - 1st        TBA      NA       NA     $  122.31    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility
     Termination - Disconnect - Add'l      TBA      NA       NA     $  119.14    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR    SOMEC     NA       NA     $    3.50    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--
     Manual Svc Order - 1st               SOMAN     NA       NA     $   37.55    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--
     Manual Svc Order - Add'l             SOMAN     NA       NA     $   37.55    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost -
     Manual Svc. Order vs.
     Elect-Disconnect-1st                 SOMAN     NA       NA     $   18.03    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost -
     Manual Svc. Order vs.                SOMAN     NA       NA     $   18.03    NA         NA      NA       NA        NA      NA
     Elect-Disconnect-Add'
------------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch
     As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As
    Is" Conversion Charge - 1st           UNCCC   $ 54.03  $ 11.27  $   58.43 $ 54.09  $  54.23  $ 54.09  $ 54.00  $ 54.26  $  54.13
------------------------------------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As
    Is" Conversion Charge - Add'l         UNCCC   $ 32.11  $ 11.27  $   26.99 $ 32.16  $  32.24  $ 32.16  $ 32.10  $ 32.25  $  32.17
------------------------------------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As
    Is" Conversion Charge - Disconnect    UNCCC   $  0.00  $ 13.03  $   12.61 $  0.00  $   0.00  $  0.00  $  0.00  $  0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As
    Is" Conversion Charge - Disconnect    UNCCC   $  0.00  $ 13.03  $   12.61 $  0.00  $   0.00  $  0.00  $  0.00  $  0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC12
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC12 - per Mile            TBA    $ 10.13  $ 11.18  $    8.31 $ 40.80  $  36.40  $ 50.79  $ 30.38  $ 14.50  $  28.51
------------------------------------------------------------------------------------------------------------------------------------
   Local Loop - OC12 - per Facility
    Termination                            TBA    $ 2,557  $ 2,068  $2,109.00 $ 2,457  $  2,571  $ 2,371  $ 2,122  $ 2,663  $  2,079
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA
    (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility
    Termination - 1st                      TBA      NA       NA     $1,162.00    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility
    Termination - Add'l                    TBA      NA       NA     $  413.00    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility
    Termination - Disconnect - 1st         TBA      NA       NA     $  122.31    NA         NA      NA       NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 67
                            ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Facility Termination - Disconnect - Add'l                           TBA       NA         NA       $  119.14       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                             SOMEC      NA         NA       $    3.50       NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC -OC12 - Incremental Charge - Manual Svc Order - 1st                        SOMAN      NA         NA       $   37.55       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l                      SOMAN      NA         NA       $   37.55       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st        SOMAN      NA         NA       $   18.03       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-Add        SOMAN      NA         NA       $   18.03       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st                  UNCCC    $ 54.03    $ 11.27    $   58.43    $ 54.09
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l                UNCCC    $ 32.11    $ 11.27    $   26.99    $ 32.16
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec            UNCCC    $  0.00    $ 13.03    $   12.61    $  0.00
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec            UNCCC    $  0.00    $ 13.03    $   12.61    $  0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC48
------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC48 - per Mile                                                     TBA     $ 33.22    $ 36.67    $   27.25    $133.84
------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC48 - per Facility Termination                                     TBA     $ 1,713    $ 1,699    $1,598.00    $ 2,129
------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC12 interface on OC48 Facility                                     TBA     $736.71    $592.09    $  594.80    $725.77
------------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - 1st                                          TBA       NA         NA       $1,162.00       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - Add'l                                        TBA       NA         NA       $  413.00       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - 1st                                        TBA       NA         NA       $  539.36       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - Add'l                                      TBA       NA         NA       $  317.38       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - Disconnect - 1st                             TBA       NA         NA       $  122.31       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - Disconnect - Add'l                           TBA       NA         NA       $  119.14       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st                           TBA       NA         NA       $  122.31       NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                        TBA       NA         NA       $  119.14       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                             SOMEC      NA         NA       $    3.50       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnec      SOMAN      NA         NA       $   37.55       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination-Manual Svc vs Order Electronic-Disconnec      SOMAN      NA         NA       $   37.55       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st          SOMAN      NA         NA       $   37.55       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-Add'l        SOMAN      NA         NA       $   37.55       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC-48 - Incremental Charge--Manual Svc Order-1st                          SOMAN      NA         NA       $   18.03       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l                        SOMAN      NA         NA       $   18.03       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O          SOMAN      NA         NA       $   18.03       NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC - OC48 - Interface OC12 on OC48  - Incremental Charge--Manual Svc O        SOMAN      NA         NA       $   18.03       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st                  UNCCC    $ 54.03    $ 11.27    $   58.43    $ 54.09
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l                UNCCC    $ 32.11    $ 11.27    $   26.99    $ 32.16
------------------------------------------------------------------------------------------------------------------------------------
NRC- OC-48 COMBINATION - "Switch As Is" Charge Conversion - Disconnec           UNCCC    $  0.00    $ 13.03    $   12.61    $  0.00
------------------------------------------------------------------------------------------------------------------------------------
NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec           UNCCC    $  0.00    $ 13.03    $   12.61    $  0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channels:
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 2-wire VG
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated 2-wire VG - per mile per month                1L5XX    $  0.03    $0.0100    $    0.02    $  0.03
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel - Dedicated 2-wire VG - Facility Termination per month    U1TV2    $ 18.49    $ 26.72    $   17.07    $ 27.66
------------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
NRC - 2-wire VG Interoffice Channel - Facility Termination - 1st                U1TV2      NA         NA       $   79.61       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - 2-wire VG Interoffice Channel - Facility Termination - Add'l              U1TV2      NA         NA       $   36.08       NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                             SOMEC      NA         NA       $    3.50       NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual UNE network elements
(interoffice transport and loop [channelization if applicable].
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Facility Termination - Disconnect - Add'l                             NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                                NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC -OC12 - Incremental Charge - Manual Svc Order - 1st                           NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l                         NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st           NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-Add           NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st                  $ 54.23    $ 54.09    $ 54.00    $ 54.26     $ 54.13
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l                $ 32.24    $ 32.16    $ 32.10    $ 32.25     $ 32.17
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec            $  0.00    $  0.00    $  0.00    $  0.00     $  0.00
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec            $  0.00    $  0.00    $  0.00    $  0.00     $  0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC48
------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC48 - per Mile                                                    $119.40    $166.59    $120.02    $ 47.57     $ 93.50
------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC48 - per Facility Termination                                    $ 2,268    $ 1,753    $ 1,677    $ 1,733     $ 1,832
------------------------------------------------------------------------------------------------------------------------------------
Local Loop - OC12 interface on OC48 Facility                                    $723.29    $667.00    $582.66    $773.40     $570.54
------------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - 1st                                            NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - Add'l                                          NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - 1st                                          NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - Add'l                                        NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - Disconnect - 1st                               NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination - Disconnect - Add'l                             NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st                             NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                          NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                                NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnec         NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Facility Termination-Manual Svc vs Order Electronic-Disconnec         NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st             NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-Add'l          NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC-48 - Incremental Charge--Manual Svc Order-1st                             NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l                           NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O             NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
 NRC - OC48 - Interface OC12 on OC48  - Incremental Charge--Manual Svc O           NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st                  $ 54.23    $ 54.09    $ 54.00    $ 54.26     $ 54.13
------------------------------------------------------------------------------------------------------------------------------------
NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l                $ 32.24    $ 32.16    $ 32.10    $ 32.25     $ 32.17
------------------------------------------------------------------------------------------------------------------------------------
NRC- OC-48 COMBINATION - "Switch As Is" Charge Conversion - Disconnec           $  0.00    $  0.00    $  0.00    $  0.00     $  0.00
------------------------------------------------------------------------------------------------------------------------------------
NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec           $  0.00    $  0.00    $  0.00    $  0.00     $  0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channels:
------------------------------------------------------------------------------------------------------------------------------------
Interoffice Channel - Dedicated - 2-wire VG
------------------------------------------------------------------------------------------------------------------------------------
 Interoffice Channel - Dedicated 2-wire VG - per mile per month                 $  0.04    $  0.03    $  0.03    $  0.04     $  0.02
------------------------------------------------------------------------------------------------------------------------------------
 Interoffice Channel - Dedicated 2-wire VG - Facility Termination per month     $ 19.10    $ 21.33    $ 18.01    $ 21.42     $ 18.33
------------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
NRC - 2-wire VG Interoffice Channel - Facility Termination - 1st                   NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - 2-wire VG Interoffice Channel - Facility Termination - Add'l                 NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR                                                NA         NA         NA         NA         NA
------------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 68
                             ENHANCED EXTENDED LINKS

---------------------------------------------------------------------------------------------------------------------------------
     New EEL rates are the sum of the individual UNE
     network elements (interoffice transport and loop
     [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA     $ 18.94     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA     $ 18.94     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is"
     Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - 1st                               UNCCC  $ 54.03  $  11.27  $ 58.43  $  54.09  $ 54.23  $ 54.09  $ 54.00
---------------------------------------------------------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Add                               UNCCC  $ 32.11  $  11.27  $ 26.99  $  32.16  $ 32.24  $ 32.16  $ 32.10
---------------------------------------------------------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion  Charge - Dis                              UNCCC  $  0.00  $  13.03  $ 12.61  $   0.00  $  0.00  $  0.00  $  0.00
---------------------------------------------------------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               UNCCC  $  0.00  $  13.03  $ 12.61  $   0.00  $  0.00  $  0.00  $  0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - 4-wire VG
---------------------------------------------------------------------------------------------------------------------------------
      Interoffice Channel - Dedicated 4-wire VG - per
      mile per month                                       1L5XX    NA     $ 0.0100    NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
      Interoffice Channel - Dedicated 4-wire VG -
      Facility Termination per month                       U1TV4    NA     $  23.82    NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Facility
     Termination - 1st                                     U1TV4    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Facility
     Termination - Add'l                                   U1TV4    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                   SOMEC    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                               SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is"
     Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - 1st                               UNCCC  $ 54.03  $  11.27  $ 58.43  $  54.09  $ 54.23  $ 54.09  $ 54.00
---------------------------------------------------------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Add                               UNCCC  $ 32.11  $  11.27  $ 26.99  $  32.16  $ 32.24  $ 32.16  $ 32.10
---------------------------------------------------------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               UNCCC  $  0.00  $  13.03  $ 12.61  $   0.00  $  0.00  $  0.00  $  0.00
---------------------------------------------------------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               UNCCC  $  0.00  $  13.03  $ 12.61  $   0.00  $  0.00  $  0.00  $  0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 56 kbps
---------------------------------------------------------------------------------------------------------------------------------
      Interoffice Channel - Dedicated - DS0 - 56 kbps -
      per mile per month                                   1L5XX  $   0.0  $ 0.0100  $  0.02  $ 0.0301  $  0.04  $  0.03  $  0.03
---------------------------------------------------------------------------------------------------------------------------------
      Interoffice Channel - Dedicated - DS0 - 56 kbps -
      Facility Termination per mo                          U1TD5  $ 17.81  $  19.46  $ 16.45  $  26.95  $ 18.37  $ 20.64  $ 17.40
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire 56kbps Interoffice Channel - Facility
     Termination - 1st                                     U1TD5    NA        NA     $ 79.61     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel - Facility
     Termination - Add'l                                   U1TD5    NA        NA     $ 36.08     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                   SOMEC    NA        NA     $  3.50     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                      SOMAN    NA        NA     $ 18.94     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                      SOMAN    NA        NA     $ 18.94     NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                      SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                      SOMAN    NA        NA       NA        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is"
     Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - 1st                               UNCCC  $ 54.03  $  11.27  $ 58.43  $  54.09  $ 54.23  $ 54.09  $ 54.00
---------------------------------------------------------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Add                               UNCCC  $ 32.11  $  11.27  $ 26.99  $  32.16  $ 32.24  $ 32.16  $ 32.10
---------------------------------------------------------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               UNCCC  $  0.00  $  13.03  $ 12.61  $   0.00  $  0.00  $  0.00  $  0.00
---------------------------------------------------------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               UNCCC  $  0.00  $  13.03  $ 12.61  $   0.00  $  0.00  $  0.00  $  0.00
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 64kbps
---------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 64 kbps -
      per mile per month                                   1L5XX  $  0.03  $ 0.0100  $  0.02   $0.0301  $  0.04  $  0.03  $  0.03
---------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 64 kbps -
     Facility Termination per mo                           U1TD6  $ 17.81  $  19.46  $ 16.45   $ 26.95  $ 18.37  $ 20.64  $ 17.40
---------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)

----------------------------------------------------------------------------------
     New EEL rates are the sum of the individual UNE
     network elements (interoffice transport and loop
     [channelization if applicable].
----------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC - 2-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is"
     Conversion Charge (Note 6)
----------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - 1st                               $   54.26     $   54.13
----------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Add                               $   32.25     $   32.17
----------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion  Charge - Dis                              $    0.00     $    0.00
----------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               $    0.00     $    0.00
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - 4-wire VG
----------------------------------------------------------------------------------
      Interoffice Channel - Dedicated 4-wire VG - per
      mile per month                                          NA            NA
----------------------------------------------------------------------------------
      Interoffice Channel - Dedicated 4-wire VG -
      Facility Termination per month                          NA            NA
----------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Facility
     Termination - 1st                                        NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Facility
     Termination - Add'l                                      NA            NA
----------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                      NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire VG Interoffice Channel - Incremental
     Charge--Manual Svc Orde                                  NA            NA
----------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is"
     Conversion Charge (Note 6)
----------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - 1st                               $   54.26     $   54.13
----------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Add                               $   32.25     $   32.17
----------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               $    0.00     $    0.00
----------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               $    0.00     $    0.00
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 56 kbps
----------------------------------------------------------------------------------
      Interoffice Channel - Dedicated - DS0 - 56 kbps -
      per mile per month                                   $    0.04     $    0.17
----------------------------------------------------------------------------------
      Interoffice Channel - Dedicated - DS0 - 56 kbps -
      Facility Termination per mo                          $   20.71     $   17.74
----------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------
     NRC - 4-wire 56kbps Interoffice Channel - Facility
     Termination - 1st                                        NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel - Facility
     Termination - Add'l                                      NA            NA
----------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                      NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                         NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                         NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                         NA            NA
----------------------------------------------------------------------------------
     NRC - 4-wire 56 kbps Interoffice Channel -
     Incremental Charge--Manual Svc O                         NA            NA
----------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is"
     Conversion Charge (Note 6)
----------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - 1st                               $   54.26     $   54.13
----------------------------------------------------------------------------------
     NRC-2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Add                               $   32.25     $   32.17
----------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               $    0.00     $    0.00
----------------------------------------------------------------------------------
     NRC- 2/4-WIRE VG COMBINATION - "Switch As Is"
     Conversion Charge - Dis                               $    0.00     $    0.00
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 64kbps
----------------------------------------------------------------------------------
      Interoffice Channel - Dedicated - DS0 - 64kbps -
      per mile per month                                   $    0.04     $    0.17
----------------------------------------------------------------------------------
     Interoffice Channel - Dedicated - DS0 - 64 kbps -
     Facility Termination per mo                           $  20. 71     $   17.74
----------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
----------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 69
                            ENHANCED EXTENDED LINKS

-------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64kbps Interoffice Channel - Facility Termination - 1st             U1TD6      NA       NA    $ 79.61     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Facility Termination - Add'l          U1TD6      NA       NA    $ 36.08     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                              SOMEC      NA       NA    $  3.50     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O      SOMAN      NA       NA    $ 18.94     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O      SOMAN      NA       NA    $ 18.94     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O      SOMAN      NA       NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O      SOMAN      NA       NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st             UNCCC  $  54.03 $  11.27  $ 58.43 $   54.09
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add             UNCCC  $  32.11 $  11.27  $ 26.99 $   32.16
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis             UNCCC  $   0.00 $  13.03  $ 12.61 $    0.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis             UNCCC  $   0.00 $  13.03  $ 12.61 $    0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month                       1L5XX  $   0.69 $ 0.2035  $  0.31 $    0.45
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility Termination per month           U1TF1  $  79.69 $  93.31  $ 63.39 $   55.05
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Facility Termination - 1st                       U1TF1      NA       NA    $169.57     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Facility Termination - Add'l                     U1TF1      NA       NA    $112.77     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                              SOMEC      NA       NA    $  3.50     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st       SOMAN      NA       NA    $ 23.98     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Add       SOMAN      NA       NA    $ 17.77     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis       SOMAN      NA       NA    $ 15.13     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis       SOMAN      NA       NA    $  7.02     NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st                   UNCCC  $  54.03 $  11.27  $ 58.43 $   54.09
-------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                  UNCCC  $  32.11 $  11.27  $ 26.99 $   32.16
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -          UNCCC  $   0.00 $  13.03  $ 12.61 $    0.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -          UNCCC  $   0.00 $  13.03  $ 12.61 $    0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - per mile per month
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - per mile per month                       1L5XX  $   4.98 $   4.25  $  6.46 $   12.06
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - Facility Termination per month           U1TF3  $ 898.15 $  1,130  $717.60 $1,112.02
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Facility Termination - 1st                       U1TF3      NA       NA    $578.97      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Facility Termination - Add'l                     U1TF3      NA       NA    $312.17      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                              SOMEC      NA       NA    $  3.50      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st       SOMAN      NA       NA    $ 51.27      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge Manual Svc Order - Add        SOMAN      NA       NA    $ 38.87      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis       SOMAN      NA       NA    $ 30.42      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis       SOMAN      NA       NA    $ 18.76      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - 1st                     UNCCC  $  54.03 $  11.27  $ 58.43 $   54.09
-------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                   UNCCC  $  32.11 $  11.27  $ 26.99 $   32.16
-------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -           UNCCC  $   0.00 $  13.03  $ 12.61 $    0.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -           UNCCC  $   0.00 $  13.03  $ 12.61 $    0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - STS-1
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the individual UNE network elements
   (interoffice transport and loop [channelization if applicable].
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64kbps Interoffice Channel - Facility Termination - 1st                 NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Facility Termination - Add'l              NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                                  NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O          NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O          NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O          NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc O          NA       NA       NA      NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - 1st             $   54.23 $ 54.09 $ 54.00  $ 54.26  $ 54.13
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Add             $   32.24 $ 32.16 $ 32.10  $ 32.25  $ 32.17
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis             $   0.00  $  0.00 $  0.00  $  0.00  $  0.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC-2/4-WIRE VG COMBINATION - "Switch As Is" Conversion Charge - Dis             $   0.00  $  0.00 $  0.00  $  0.00  $  0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - per mile per month                       $  0.78   $  0.66 $  0.08  $  0.76  $  0.35
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS1 - Facility Termination per month           $  93.40  $ 74.40 $ 71.29  $ 94.98  $ 75.83
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Facility Termination - 1st                           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Facility Termination - Add'l                         NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                                  NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Add           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st                   $   54.23 $ 54.09 $ 54.00  $ 54.26  $ 54.13
-------------------------------------------------------------------------------------------------------------------------------
   NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                  $   32.24 $ 32.16 $ 32.10  $ 32.25  $ 32.17
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -          $    0.00 $  0.00 $  0.00  $  0.00  $  0.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -          $    0.00 $  0.00 $  0.00  $  0.00  $  0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - per mile per month
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - per mile per month                       $   16.15 $ 13.48 $ 12.98  $ 19.14  $  6.88
-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - DS3 - Facility Termination per month           $1,131.09 $686.84 $720.38  $904.49  $840.61
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Facility Termination - 1st                           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Facility Termination - Add'l                         NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                                  NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge Manual Svc Order - Add            NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Dis           NA       NA     NA        NA      NA
-------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - 1st                     $   54.23 $ 54.09 $ 54.00  $ 54.26  $ 54.13
-------------------------------------------------------------------------------------------------------------------------------
   NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                   $   32.24 $ 32.16 $ 32.10  $ 32.25  $ 32.17
-------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -           $    0.00 $  0.00 $  0.00  $  0.00  $  0.00
-------------------------------------------------------------------------------------------------------------------------------
   NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -           $    0.00 $  0.00 $  0.00  $  0.00  $  0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated - STS-1
-------------------------------------------------------------------------------------------------------------------------------

                              BELLSOUTH/KNOLOGY RATES               Attachment 2
                                NETWORK ELEMENTS                       Exhibit D
                                AND OTHER SERVICES                 Rates Page 70
                             ENHANCED EXTENDED LINKS

------------------------------------------------------------------------------------------------------------------------------------
   New EEL rates are the sum of the
   individual UNE network elements
   (interoffice transport and loop
   [channelization if . applicable]
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated -     1L5XX  $   4.98  $    9.32 $    2.75  $  12.62  $14.04 $   15.02  $ 12.98 $   8.13 $  5.89
    STS-1- per mile per month
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - Dedicated -     U1TFS  $ 898.15  $  569.67 $  796.59  $  1,204  $1,101 $  744.38  $720.38 $ 967.70 $760.20
    STS-1- Facility Termination per
    month
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined
    in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Interoffice Channel -     U1TFS     NA         NA    $  640.32      NA     NA        NA         NA       NA      NA
    Facility Termination - 1st
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Interoffice Channel -     U1TFS     NA         NA    $  575.26      NA     NA        NA         NA       NA      NA
    Facility Termination - Add'l
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR   SOMEC     NA         NA    $    3.50      NA     NA        NA         NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Interoffice Channel -
    Incremental Charge--Manual Svc
    Order - 1                            SOMAN     NA         NA    $   37.96      NA     NA        NA         NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Interoffice Channel -
    Incremental Charge--Manual Svc
    Order - A                            SOMAN     NA         NA    $   37.96      NA     NA        NA         NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Interoffice Channel-      SOMAN     NA         NA    $   18.23     NA      NA        NA         NA       NA      NA
    Incremental Charge--Manual Svc
    Order - D
------------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 Interoffice Channel-
    Incremental Charge--Manual
    Svc Order - D                        SOMAN     NA         NA    $  18.23     NA      NA        NA         NA       NA       NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch
    As Is" Conversion Charge (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As    UNCCC  $  54.03  $  11.27  $   58.43  $  54.09  $54.23 $   54.09  $ 54.00 $ 54.26  $ 54.13
    Is" Conversion Charge - 1st
------------------------------------------------------------------------------------------------------------------------------------
   NRC-STS-1 COMBINATION - "Switch As    UNCCC  $  32.11  $  11.27  $   26.99  $  32.16  $32.24 $   32.16  $ 32.10 $ 32.25  $ 32.17
    Is" Conversion Charge - Add'l
------------------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 COMBINATION - "Switch As
    Is" Conversion Charge - Disconnect    UNCCC  $  0.00   $  13.03  $   12.61  $   0.00  $ 0.00 $    0.00  $ 0.00  $  0.00  $  0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC- STS-1 COMBINATION - "Switch As
    Is" Conversion Charge - Disconnect    UNCCC  $  0.00   $  13.03  $   12.61  $   0.00  $ 0.00 $    0.00  $ 0.00  $  0.00  $  0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - OC3
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - OC3 - per Mile  1L5XX  $  7.35   $   8.38  $    4.37  $  27.97 $ 23.89 $   18.35  $14.10  $  9.75  $ 13.45
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - OC3 - per
    Facility Termination                  TBA   $ 2,475   $  3,043  $2,187.00  $  3,390 $ 2,990 $1,892.00   $2,071 $ 2,802  $ 2,124
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA
    (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination -
     1st                                  TBA        NA         NA  $  947.69      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination -
     Add'l                                TBA        NA         NA  $  413.00      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination -
    Disconnect - 1st                      TBA        NA         NA  $  122.31      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Facility Termination -
    Disconnect - Add'l                    TBA        NA         NA  $  119.14      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR   SOMEC       NA         NA  $    3.50      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--
    Manual Svc Order - 1st               SOMAN       NA         NA  $   37.55      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 - Incremental Charge--
    Manual Svc Order - Add'l             SOMAN       NA         NA  $   37.55      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual
    Svc. Order vs.Elect-Disconnect-1st   SOMAN       NA         NA  $   18.03      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC3 -Incremental Cost - Manual
    Svc. Order vs. Elect-Disconnect-Add' SOMAN       NA         NA  $   18.03      NA      NA        NA         NA      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC-All Existing Combination "Switch
    As Is" Charge Conversion (Note 6)
------------------------------------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As Is"
     Conversion Charge - 1st              UNCCC  $ 54.03   $  11.27 $   58.43  $  54.09 $ 54.23 $   54.09  $ 54.00 $ 54.26  $ 54.13
------------------------------------------------------------------------------------------------------------------------------------
   NRC-OC-3 COMBINATION - "Switch As Is"
     Conversion Charge - Add'l            UNCCC  $ 32.11   $  11.27 $   26.99  $  32.16 $ 32.24 $   32.16  $ 32.10 $ 32.25  $ 32.17
------------------------------------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As Is"
     Conversion Charge  - Disconnect      UNCCC  $  0.00   $  13.03 $   12.61  $   0.00 $  0.00 $    0.00  $  0.00 $  0.00  $  0.00
------------------------------------------------------------------------------------------------------------------------------------
   NRC- OC-3 COMBINATION - "Switch As Is"
     Conversion Charge - Disconnect       UNCCC  $  0.00   $  13.03 $   12.61  $   0.00 $  0.00 $    0.00  $  0.00 $  0.00  $  0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - OC12
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - OC12 - per Mile    TBA  $ 19.26   $  26.91 $   15.05  $  84.88 $ 74.44 $   60.42  $ 30.38 $ 32.52  $ 49.80
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Channel - OC12 - per
    Facility Termination                    TBA  $ 9,763   $ 11,685 $8,202.00  $ 12,344 $11,517 $7,182.00  $ 2,122 $ 11,132 $ 8,015
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Ordinarily Combined in GA (Note 5)
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination - 1st  TBA      NA       NA    $1,034.00     NA       NA        NA        NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination -
    Add'l                                   TBA      NA       NA    $  317.38     NA       NA        NA        NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination -
    Disconnect - 1st                        TBA      NA       NA    $  122.31     NA       NA        NA        NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Facility Termination -
   Disconnect - Add'l                       TBA      NA       NA    $  119.14     NA       NA        NA        NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR     SOMEC     NA       NA    $    3.50     NA       NA        NA        NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC -OC12 - Incremental Charge -        SOMAN     NA       NA    $   37.55     NA       NA        NA        NA       NA      NA
   Manual Svc Order - 1st
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Charge -
   Manual Svc Order - Add'l                SOMAN     NA       NA    $   37.55     NA       NA        NA        NA       NA      NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Cost-Manual
    Svc. Order vs. Elect-Disconnect-1st    SOMAN     NA       NA    $   18.03      NA       NA        NA        NA       NA     NA
------------------------------------------------------------------------------------------------------------------------------------
   NRC - OC12 - Incremental Cost-Manual
    Svc. Order vs Elect-Disconnect-Add     SOMAN     NA       NA    $   18.03      NA       NA        NA        NA       NA     NA
------------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                   Rates Page 71
                            ENHANCED EXTENDED LINKS

-----------------------------------------------------------------------------------------------------------------------------------
     New EEL rates are the sum of the individual UNE network elements
     (interoffice transport and loop [channelization if applicable].
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st              UNCCC   $ 54.03   $ 11.27   $    58.43   $ 54.09
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l            UNCCC   $ 32.11   $ 11.27   $    26.99   $ 32.16
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       UNCCC   $  0.00   $ 13.03   $    12.61   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       UNCCC   $  0.00   $ 13.03   $    12.61   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC48
-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC48 - per Mile                                        TBA    $ 30.65   $ 34.66   $    25.70   $138.02
-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC48 - per Facility Termination                        TBA    $11,691   $12,554   $11,134.00   $16,017
-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC12 interface on OC48 Facility                        TBA    $ 1,424   $ 1,208   $ 1,137.00   $ 1,497
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - 1st                                      TBA       NA        NA     $ 1,034.00      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - Add'l                                    TBA       NA        NA     $   317.38      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - 1st                                    TBA       NA        NA     $   539.36      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Add'l                                  TBA       NA        NA     $   317.38      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - Disconnect - 1st                         TBA       NA        NA     $   122.31      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - Disconnect - Add'l                       TBA       NA        NA     $   119.14      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                        TBA       NA        NA     $   122.31      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                     TBA       NA        NA     $    37.55      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                                         SOMEC      NA        NA     $     3.50      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconne   SOMAN      NA        NA     $    37.55      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconne   SOMAN      NA        NA     $    37.55      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st      SOMAN      NA        NA     $    37.55      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnec-Add'l     SOMAN      NA        NA     $    18.03      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC-48 - Incremental Charge--Manual Svc Order-1st                      SOMAN      NA        NA     $    18.03      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l                    SOMAN      NA        NA     $    18.03      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O      SOMAN      NA        NA     $    18.03      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O      SOMAN      NA        NA     $    18.03      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st              UNCCC   $ 54.03   $ 11.27   $    58.43   $ 54.09
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l            UNCCC   $ 32.11   $ 11.27   $    26.99   $ 32.16
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       UNCCC   $  0.00   $ 13.03   $    12.61   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec       UNCCC   $  0.00   $ 13.03   $    12.61   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Channelization:
-----------------------------------------------------------------------------------------------------------------------------------
     DS3 Channelization
-----------------------------------------------------------------------------------------------------------------------------------
     DS3 Channelized System per month                                             MQ3    $225.36   $222.61   $   202.91   $236.32
-----------------------------------------------------------------------------------------------------------------------------------
     DS3 Interface per month (DS1 COCI)                                          UC1D1   $ 17.22   $ 14.51   $     0.67   $  8.52
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - 1st                                               MQ3       NA        NA     $   241.14      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Add'l                                             MQ3       NA        NA     $   130.02      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Channel Activation - 1st                                              UC1D1      NA        NA     $    12.15      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Channel Activation - Add'l                                            UC1D1      NA        NA     $     8.76      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                                         SOMEC      NA        NA     $     3.50      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - 1st       SOMAN      NA        NA     $    14.91      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Add'l     SOMAN      NA        NA     $     6.63      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Discon    SOMAN      NA        NA     $    10.88      NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Discon    SOMAN      NA        NA     $     0.00      NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     New EEL rates are the sum of the individual UNE network elements
     (interoffice transport and loop [channelization if applicable].
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st             $ 54.23    $    54.09   $ 54.00   $ 54.26   $ 54.13
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l           $ 32.24    $    32.16   $ 32.10   $ 32.25   $ 32.17
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec      $  0.00    $     0.00   $  0.00   $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnec      $  0.00    $     0.00   $  0.00   $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC48
-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC48 - per Mile                                      $128.59    $   102.43   $120.02   $ 45.92   $106.55
-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC48 - per Facility Termination                      $14,950    $11,480.00   $ 1,677   $967.58   $11,632
-----------------------------------------------------------------------------------------------------------------------------------
     Interoffice Channel - OC12 interface on OC48 Facility                      $ 1,451    $ 1,351.00   $582.66   $ 1,561   $ 1,170
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - 1st                                       NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - Add'l                                     NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - 1st                                     NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Add'l                                   NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - Disconnect - 1st                          NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination - Disconnect - Add'l                        NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                         NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                      NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                                           NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconne     NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconne     NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st        NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnec-Add'l      NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC-48 - Incremental Charge--Manual Svc Order-1st                        NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC-48 - Incremental Charge--Manual Svc Order-Add'l                      NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O        NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc O        NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st             $ 54.23    $    54.09   $ 54.00   $ 54.26   $ 54.13
-----------------------------------------------------------------------------------------------------------------------------------
     NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l           $ 32.24    $    32.16   $ 32.10   $ 32.25   $ 32.17
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec      $  0.00    $     0.00   $  0.00   $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
     NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnec      $  0.00    $     0.00   $  0.00   $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Channelization:
-----------------------------------------------------------------------------------------------------------------------------------
     DS3 Channelization
-----------------------------------------------------------------------------------------------------------------------------------
     DS3 Channelized System per month                                           $245.84    $   229.30   $226.81   $200.01   $222.98
-----------------------------------------------------------------------------------------------------------------------------------
     DS3 Interface per month (DS1 COCI)                                         $  7.55    $     5.58   $  4.61   $ 11.99   $  3.91
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - 1st                                                NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Add'l                                              NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Channel Activation - 1st                                                NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Channel Activation - Add'l                                              NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                                           NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - 1st         NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Add'l       NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Discon      NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Discon      NA          NA          NA        NA        NA
-----------------------------------------------------------------------------------------------------------------------------------

                         BELLSOUTH/KNOLOGY RATES                    Attachment 2
                             NETWORK ELEMENTS                          Exhibit D
                            AND OTHER SERVICES                   Rates - Page 72
                         ENHANCED EXTENDED LINKS

-----------------------------------------------------------------------------------------------------------------------------------
New EEL rates are the sum of the individual
UNE network elements (interoffice
transport and loop [channelization if applicable].
-----------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 COMBINATION - "Switch As Is"
 Conversion Charge - 1st                    UNCCC  $ 54.03  $ 11.27  $ 58.43  $ 54.09  $ 54.23  $ 54.09  $ 54.00  $ 54.26   $ 54.13
-----------------------------------------------------------------------------------------------------------------------------------
NRC-STS-1 COMBINATION - "Switch As Is"
 Conversion Charge - Add'l                  UNCCC  $ 32.11  $ 11.27  $ 26.99  $ 32.16  $ 32.24  $ 32.16  $ 32.10  $ 32.25   $ 32.17
-----------------------------------------------------------------------------------------------------------------------------------
NRC- STS-1 COMBINATION - "Switch As Is"
 Conversion Charge - Disconnec              UNCCC  $  0.00  $ 13.03  $ 12.61  $  0.00  $  0.00  $  0.00  $  0.00  $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC- STS-1 COMBINATION - "Switch As Is"
 Conversion Charge - Disconnec              UNCCC  $  0.00  $ 13.03  $ 12.61  $  0.00  $  0.00  $  0.00  $  0.00  $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
OR
-----------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is"
 Conversion Charge - 1st                    UNCCC  $ 54.03  $ 11.27  $ 58.43  $ 54.09  $ 54.23  $ 54.09  $ 54.00  $ 54.26   $ 54.13
-----------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is"
 Conversion Charge - Add'l                  UNCCC  $ 32.11  $ 11.27  $ 26.99  $ 32.16  $ 32.24  $ 32.16  $ 32.10  $ 32.25   $ 32.17
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS3 COMBINATION - "Switch As Is"
 Conversion Charge - Disconnect -           UNCCC  $  0.00  $ 13.03  $ 12.61  $  0.00  $  0.00  $  0.00  $  0.00  $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC-DS3 COMBINATION - "Switch As Is"
 Conversion Charge - Disconnect -           UNCCC  $  0.00  $ 13.03  $ 12.61  $  0.00  $  0.00  $  0.00  $  0.00  $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DS1 Channelization
-----------------------------------------------------------------------------------------------------------------------------------
 DS1 Channelized System per month             MQ1  $136.82  $154.74  $ 18.23  $200.01  $209.87  $146.87  $177.72  $147.51   $165.21
-----------------------------------------------------------------------------------------------------------------------------------
  OCU-DP(data) interface card per
  month (2.4-64kbs)                         1D1DD  $  1.66  $  2.22  $  1.06  $  2.94  $  3.12  $  2.86  $  2.88  $  2.34   $  2.46
-----------------------------------------------------------------------------------------------------------------------------------
  VG interface card per month               1D1VG  $0.8586  $  1.46  $  2.67  $  1.40  $  1.62  $  1.45  $  1.64  $  1.47   $  1.25
-----------------------------------------------------------------------------------------------------------------------------------
  2-wire ISDN(BRITE card) per month         UC1CA  $  3.41  $  3.86  $  3.41  $  4.04  $  4.18  $  3.88  $  3.76  $  4.21   $  3.33
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Channelization - 1st                MQ1     NA      NA     $138.85     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Channelization - Add'l              MQ1     NA      NA     $ 92.34     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Channel Activation VG - 1st           1D1VG     NA      NA     $ 12.15     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Channel Activation VG - Add'l         1D1VG     NA      NA     $  8.76     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Channel Activation OCU-DP- 1st        1D1DD     NA      NA     $ 12.15     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Channel Activation OCU-DP- Add'l      1D1DD     NA      NA     $  8.76     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Channel Activation BRITE - 1st        UCICA     NA      NA     $ 12.15     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Channel Activation BRITE - Add'l      UCICA     NA      NA     $  8.76     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Electronic Svc Order, per LSR         SOMEC     NA      NA     $  3.50     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Channelization - Incremental
 Charge--Manual Svc Order - 1st             SOMAN     NA      NA     $ 34.00     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Channelization - Incremental
 Charge--Manual Svc Order - Add'l           SOMAN     NA      NA     $ 27.79     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Channelization - Incremental
 Charge--Manual Svc Order - Discon          SOMAN     NA      NA     $ 20.10     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC - DS1 Channelization - Incremental
 Charge--Manual Svc Order - Discon          SOMAN     NA      NA     $ 11.98     NA        NA      NA       NA       NA        NA
-----------------------------------------------------------------------------------------------------------------------------------
NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
-----------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
 Conversion Charge - 1st                    UNCCC  $ 54.03  $ 11.27  $ 58.43  $ 54.09  $ 54.23  $ 54.09  $ 54.00  $ 54.26   $ 54.13
-----------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
 Conversion Charge - Add'l                  UNCCC  $ 32.11  $ 11.27  $ 26.99  $ 32.16  $ 32.24  $ 32.16  $ 32.10  $ 32.25   $ 32.17
-----------------------------------------------------------------------------------------------------------------------------------
NRC-DS1 COMBINATION - "Switch As Is"
 Conversion Charge - Disconnect -           UNCCC  $  0.00  $ 13.03  $ 12.61  $  0.00  $  0.00  $  0.00  $  0.00  $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 COMBINATION - "Switch As Is"
 Conversion Charge - Disconnect -           UNCCC  $  0.00  $ 13.03  $ 12.61  $  0.00  $  0.00  $  0.00  $  0.00  $  0.00   $  0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Access to DCS - Customer Reconfiguration (FlexServ)
-----------------------------------------------------------------------------------------------------------------------------------
DS1 DSC Termination with DS0 Switching        TBD     TBD   $ 28.72  $ 22.86    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
DS1 DSC Termination with DS1 Switching        TBD     TBD   $ 12.23  $  8.64    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
DS3 DSC Termination with DS1 Switching        TBD     TBD   $154.31  $151.85    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Ordinarily Combined in GA:
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Customer Configuration Establishment    TBD     TBD   $  2.97  $  2.91    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC - Customer Configuration
 Establishment - Disconnect                   TBD     TBD   $  3.44  $  3.36    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 DSC Termination with DS0
 Switching - 1st                              TBD     TBD   $ 51.50  $ 32.07    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 DSC Termination with DS0
 Switching - Add'l                            TBD     TBD   $ 39.64  $ 31.49    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 DSC Termination with DS0
 Switching - Disconnect - 1st                 TBD     TBD   $ 31.06  $ 20.16    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 DSC Termination with DS0
 Switching - Disconnect - Add'l               TBD     TBD   $ 24.98  $ 20.16    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------
NRC- DS1 DSC Termination with NRC- DS1
 Switching - 1st                              TBD     TBD   $ 37.23  $ 18.07    TBD       TBD      TBD       TBD     TBD      TBD
-----------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 73
                            ENHANCED EXTENDED LINKS

---------------------------------------------------------------------------------------------------------------------------------
        New EEL rates are the sum of the individual UNE network elements
        (interoffice transport and loop [channelization if applicable].
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 DSC Termination with NRC- DS1 Switching - Add'l                   TBD       TBD    $  25.36  $  17.49    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 DSC Termination with NRC- DS1 Switching - Disconnect - 1st        TBD       TBD    $  22.81  $  12.10    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 DSC Termination with NRC- DS1 Switching - Disconnect - Add'l      TBD       TBD    $  16.73  $  12.10    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - 1st                          TBD       TBD    $  51.50  $  32.07    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - Add'l                        TBD       TBD    $  39.64  $  31.49    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - Disconnect - 1st             TBD       TBD    $  31.06  $  20.16    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - Disconnect - Add'l           TBD       TBD    $  24.98  $  20.16    TBD
---------------------------------------------------------------------------------------------------------------------------------
        NRC- All Existing Combination "Switch As Is" Conversion Charge (Note 6)
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st             UNCCC    $ 54.03  $  11.27  $  58.43  $ 54.09
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l           UNCCC    $ 32.11  $  11.27  $  26.99  $ 32.16
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -    UNCCC    $  0.00  $  13.03  $  12.61  $  0.00
---------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -    UNCCC    $  0.00  $  13.03  $  12.61  $  0.00
---------------------------------------------------------------------------------------------------------------------------------

        New EEL rates are the sum of the individual UNE network elements
        (interoffice transport and loop [channelization if applicable].
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 DSC Termination with NRC- DS1 Switching - Add'l                     TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 DSC Termination with NRC- DS1 Switching - Disconnect - 1st          TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 DSC Termination with NRC- DS1 Switching - Disconnect - Add'l        TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - 1st                            TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - Add'l                          TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - Disconnect - 1st               TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS3 DSC Termination with DS1 Switching - Disconnect - Add'l             TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- All Existing Combination "Switch As Is" Conversion Charge (Note 6)      TBD       TBD      TBD       TBD        TBD
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st             $  54.23  $  54.09  $ 54.00   $ 54.26   $  54.13
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l           $  32.24  $  32.16  $ 32.10   $ 32.25   $  32.17
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -    $   0.00  $   0.00  $  0.00   $  0.00   $   0.00
-----------------------------------------------------------------------------------------------------------------------------------
        NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect -    $   0.00  $   0.00  $  0.00   $  0.00   $   0.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Notes :
-----------------------------------------------------------------------------------------------------------------------------------
      1 Deaveraged Rates will be effective May 1, 2000
-----------------------------------------------------------------------------------------------------------------------------------
      2 New EELs will only be available in the State of Georgia and in density Zone 1 of the following MSAs in the BellSouth Region:
-----------------------------------------------------------------------------------------------------------------------------------
        Florida - Miami, Orlando, Ft. Lauderdale
-----------------------------------------------------------------------------------------------------------------------------------
        Louisiana - New Orleans
-----------------------------------------------------------------------------------------------------------------------------------
        N. Carolina - Greensboro, Charlotte
-----------------------------------------------------------------------------------------------------------------------------------
        Tennessee - Nashville
-----------------------------------------------------------------------------------------------------------------------------------
      3 Unapproved rates are subject to true up.
-----------------------------------------------------------------------------------------------------------------------------------
      4 Add together the recurring rates of all the applicable network elements in order to obtain total monthly recurring rate.
-----------------------------------------------------------------------------------------------------------------------------------
        * Examples:
-----------------------------------------------------------------------------------------------------------------------------------
          - 2-wire VG Loop + Voice Grade Interface Card + DS1 Channelization System + DS1 Interoffice Channel
-----------------------------------------------------------------------------------------------------------------------------------
          - DS1 Loop + DS1 Interface Card + DS3 Channelization System + DS3 Interoffice Channel
-----------------------------------------------------------------------------------------------------------------------------------
          - DS3 Local Channel + DS3 Interoffice Channel + DS3 Channelization + DS1 Interface Card
-----------------------------------------------------------------------------------------------------------------------------------
      5 The Ordinarily Combined in GA NRC applies to new combinations within the State of Georgia.
-----------------------------------------------------------------------------------------------------------------------------------
      6 The "Switch As Is" NRC is a conversion charge. One SAI charge is applicable per circuit.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                         BELLSOUTH/KNOLOGY RATES RATES              Attachment 2
                                NETWORK ELEMENTS                       Exhibit D
                               AND OTHER SERVICES                  Rates Page 74
                             OSS/SWA 8XX/DATABASES

-----------------------------------------------------------------------------------------------------------------------------------
     DESCRIPTION                                                                USOC      AL         FL          GA          KY
-----------------------------------------------------------------------------------------------------------------------------------
Operational Support Systems
-----------------------------------------------------------------------------------------------------------------------------------
    Recovery of incremental OSS costs, per CLP, per month                        TBD       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Recording, Per Message                       TBD   $  0.0002  $ 0.008   $0.0001275  $ 0.0008611
-----------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Message Processing, Per Message              TBD   $  0.0033  $ 0.004   $0.0082548  $ 0.0032357
-----------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Message Distribution, Per Magnetic Tape      TBD   $   55.19  $ 54.95   $    28.85  $     55.68
-----------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Data Transmission (CONNECT:DIRECT), Per      TBD   $ 0.00004  $ 0.001   $0.0000434  $ 0.0000365
-----------------------------------------------------------------------------------------------------------------------------------
 Access Daily Usage File (ADUF)
-----------------------------------------------------------------------------------------------------------------------------------
    RC - ADUF, Message Processing, per message                                   TBD   $   0.004  $ 0.004   $0.0136327  $     0.004
-----------------------------------------------------------------------------------------------------------------------------------
    RC - ADUF, Message Distribution, per Magnetice Tape provisioned              TBD       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    RC - ADUF, Data Transmission (CONNECT:DIRECT), per message                   TBD   $   0.001  $ 0.001   $0.0000434  $     0.001
-----------------------------------------------------------------------------------------------------------------------------------
 Enhanced Optional Daily Usage File (EODUF)
-----------------------------------------------------------------------------------------------------------------------------------
    Enhanced Optional Daily Usage File: Message Processing, Per Message          TBD   $   0.004  $ 0.004   $0.0034555  $     0.004
-----------------------------------------------------------------------------------------------------------------------------------
    Enhanced Optional Daily Usage File: Message Processing, per magnetic tape    TBD       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    Enhanced Optional Daily Usage File: Data Transmission (CONNECT:DIRECT), per  TBD       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
SWA 8XX Toll Free Dialing Ten Digit Screening Service (Note 1)                                      TBD
-----------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening (all types), per call (Note 2)                   N/A   $  0.0005     NA     $0.0004868       NA
-----------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/8XX No. Delivery
-----------------------------------------------------------------------------------------------------------------------------------
    per query                                                                    N/A       NA        NA         NA      $    0.0010
-----------------------------------------------------------------------------------------------------------------------------------
    for 8XX Numbers, with Optional Complex Features, per query                   N/A       NA        NA         NA      $    0.0011
-----------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/POTS No. Delivery
-----------------------------------------------------------------------------------------------------------------------------------
    per query                                                                    N/A       NA        NA         NA      $    0.0010
-----------------------------------------------------------------------------------------------------------------------------------
    with Optional Complex Features, per query                                    N/A       NA        NA         NA      $    0.0011
-----------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/800 No. Delivery
-----------------------------------------------------------------------------------------------------------------------------------
    per message                                                                  N/A       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    for 8XX Numbers, w/Optional Complex Features, per message                    N/A       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/POTS No. Delivery
-----------------------------------------------------------------------------------------------------------------------------------
    per message                                                                  N/A       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    with Optional Complex Features, per message                                  N/A       NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
 Reservation Charge per 8XX number reserved
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                   N8R1X  $    7.13     NA     $     6.57  $     10.05
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                                N8R1X  $    0.97     NA     $     0.76  $      1.19
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN  $   27.37     NA     $    18.94       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN      NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
 Per 8XX # Established w/o POTS (w/8XX No.) Translations
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                    N/A   $   15.88     NA     $    12.81   $    30.59
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                                 N/A   $    1.97     NA     $     1.45   $     3.22
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                                N/A   $   10.04     NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                              N/A   $    0.97     NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN  $   27.37     NA     $    18.94       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN      NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN  $   17.75     NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
 Per 8XX # Established with POTS Translations
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                   N8FTX  $   15.88     NA     $    12.81   $    30.59
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                                N8FTX  $    1.97     NA     $     1.45   $     3.22
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                               N8FTX  $   10.04     NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                             N8FTX  $    0.97     NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN  $   27.37     NA     $    18.94       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN      NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN  $   17.75     NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
 Customized Area of Service per 8XX Number
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                   N8FCX  $    5.69     NA     $     4.46   $     6.97
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                                N8FCX  $    2.85     NA     $     2.23   $     3.49
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN      NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN      NA        NA         NA           NA
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     DESCRIPTION                                                                  LA          MS         NC          SC        TN
------------------------------------------------------------------------------------------------------------------------------------
Operational Support Systems
------------------------------------------------------------------------------------------------------------------------------------
    Recovery of incremental OSS costs, per CLP, per month                          NA         NA     $  305.00       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Recording, Per Message                     $  0.00019 $0.0001179 $  0.0003 $ 0.0002860 $   0.008
------------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Message Processing, Per Message            $   0.0024 $0.0032089 $  0.0032 $ 0.0032344 $   0.004
------------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Message Distribution, Per Magnetic Tape    $  47.3000 $    54.62 $   54.61 $     54.72 $   54.95
------------------------------------------------------------------------------------------------------------------------------------
    RC - OSS OLEC Daily Usage File: Data Transmission (CONNECT:DIRECT), Per    $0.0000300 $0.0000354 $ 0.00004 $ 0.0000357 $   0.001
------------------------------------------------------------------------------------------------------------------------------------
 Access Daily Usage File (ADUF)
------------------------------------------------------------------------------------------------------------------------------------
    RC - ADUF, Message Processing, per message                                 $   0 .004 $    0.004 $   0.004 $     0.004 $   0.004
------------------------------------------------------------------------------------------------------------------------------------
    RC - ADUF, Message Distribution, per Magnetice Tape provisioned                 NA        NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    RC - ADUF, Data Transmission (CONNECT:DIRECT), per message                 $0.0000305 $    0.001 $   0.001 $     0.001 $   0.001
------------------------------------------------------------------------------------------------------------------------------------
 Enhanced Optional Daily Usage File (EODUF)
------------------------------------------------------------------------------------------------------------------------------------
    Enhanced Optional Daily Usage File: Message Processing, Per Message        $    0.004 $    0.004 $   0.004 $     0.004 $   0.004
------------------------------------------------------------------------------------------------------------------------------------
    Enhanced Optional Daily Usage File: Message Processing, per magnetic tape      NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    Enhanced Optional Daily Usage File: Data Transmission (CONNECT:DIRECT), per    NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SWA 8XX Toll Free Dialing Ten Digit Screening Service (Note 1)
------------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening (all types), per call (Note 2)                 $0.0005305 $0.0005321 $ 0.00050 $ 0.0005227     NA
------------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/8XX No. Delivery
------------------------------------------------------------------------------------------------------------------------------------
    per query                                                                      NA         NA     $ 0.00365       NA    $   0.004
------------------------------------------------------------------------------------------------------------------------------------
    for 8XX Numbers, with Optional Complex Features, per query                     NA         NA     $ 0.00431       NA    $   0.004
------------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/POTS No. Delivery
------------------------------------------------------------------------------------------------------------------------------------
    per query                                                                      NA         NA     $ 0.00383       NA    $   0.004
------------------------------------------------------------------------------------------------------------------------------------
    with Optional Complex Features, per query                                      NA         NA     $ 0.00431       NA    $   0.004
------------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/800 No. Delivery
------------------------------------------------------------------------------------------------------------------------------------
    per message                                                                    NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    for 8XX Numbers, w/Optional Complex Features, per message                      NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
 8XX Access Ten Digit Screening Svc. W/POTS No. Delivery
------------------------------------------------------------------------------------------------------------------------------------
    per message                                                                    NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    with Optional Complex Features, per message                                    NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
 Reservation Charge per 8XX number reserved
------------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                  $     6.29 $     8.46 $    7.05 $      6.38 $   30.00
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                               $     0.73 $     0.96 $    0.96 $    0.9583 $    0.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                      $    18.14 $    25.52 $   26.94 $     27.84     NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                        NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
 Per 8XX # Established w/o POTS (w/8XX No.) Translations
------------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                  $    12.27 $    17.04 $   23.82 $     22.63 $   67.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                               $     1.39 $     1.93 $    2.73 $      2.73 $    1.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                              $     8.30 $    11.32     NA    $     42.95     NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                            $     0.73 $     0.96     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                      $    18.14 $    25.52 $   41.35       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                        NA         NA         NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect               $    11.40 $    16.05     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
 Per 8XX # Established with POTS Translations
------------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                  $    12.27 $    17.04 $   23.82 $     22.63 $   67.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                               $     1.39 $     1.93 $    2.73 $      2.73 $    1.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - 1st                                              $     8.30 $    11.32      NA   $     42.95     NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect Charge - Add'l                                            $     0.73 $     0.96      NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                      $    18.14 $    25.52 $   41.35       NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                        NA         NA          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Disconnect               $    11.40 $    16.05      NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
 Customized Area of Service per 8XX Number
------------------------------------------------------------------------------------------------------------------------------------
    NRC - 1st                                                                  $     4.27 $     5.63 $    5.63 $      5.64 $    3.00
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Addl'l                                                               $     2.14 $     2.81 $    2.82 $      2.82 $    1.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - 1st                          NA         NA          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Incremental Charge - Manual Service Order - Add'l                        NA         NA          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------

                            BELLSOUTH/KNOLOGY RATES                 Attachment 2
                                NETWORK ELEMENTS                       Exhibit D
                               AND OTHER SERVICES                Rates - Page 75
                              OSS/SWA 8XX/DATABASES

----------------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                                                       USOC          AL         FL           GA
----------------------------------------------------------------------------------------------------------------------------------
  Multiple Inter LATA Carrier Routing per Carrier Requested per 8XX #
----------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                                   N8FMX    $    6.66       NA      $      5.22
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Addl'l                                                                N8FMX    $    3.81       NA      $      2.99
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN         NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN         NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Change Charge per request
----------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                                   N8FAX    $    8.10       NA      $     7.33
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Addl'l                                                                N8FAX    $    0.97       NA      $     0.76
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN    $   27.37       NA      $    18.94
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN         NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Call Handling and Destination Features
----------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                                   N8FDX    $    5.69       NA      $   4.72
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                                 N8FDX         NA         NA      $   4.46
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
LINE INFORMATION DATABASE ACCESS (LIDB)
----------------------------------------------------------------------------------------------------------------------------------
  LIDB Common Transport per query                                                    OQT     $ 0.00004   $  0.0003   $0.0000338
----------------------------------------------------------------------------------------------------------------------------------
  LIDB Validation per query                                                          OQU     $0.041003   $0.041003   $ 0.010597
----------------------------------------------------------------------------------------------------------------------------------
  LIDB Originating Point Code Establishment or Change - NRC                          N/A     $   64.36       NA      $    50.30
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Electronic Service Order                          TBD          NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN    $   25.93       NA      $    18.94
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN         NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 SIGNALING TRANSPORT SERVICE
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Connection, per link (A link) per month                                     $   18.79   $    5.00   $    17.05
----------------------------------------------------------------------------------------------------------------------------------
        NRC                                                                                  $  171.98   $  400.00   $   131.96
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                                     $  135.70       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order                             SOMAN    $   25.93       NA      $    18.94
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN    $   16.31       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Connection, per link (B link) (also known as D link) per month              $   18.79   $    5.00   $    17.05
----------------------------------------------------------------------------------------------------------------------------------
        NRC                                                                                  $  171.98   $  400.00   $   131.96
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                                     $  135.70       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order                             SOMAN    $   25.93       NA      $    18.94
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN    $   16.31       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Termination, per STP port per month                                         $  148.72   $  113.00   $   133.99
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage, per ISUP message                                                     $ 0.00004   $ 0.00001   $0.0000354
----------------------------------------------------------------------------------------------------------------------------------
        (applicable when measurement and billing capability exists.)
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage, per TCAP message                                                     $  0.0001   $ 0.00004   $0.0000870
----------------------------------------------------------------------------------------------------------------------------------
        (applicable when measurement and billing capability exists.)
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage Surrogate, per link per LATA per mo (9)                               $  376.12   $   64.00   $   340.67
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Point Code, Establishment or Change, per STP affected
----------------------------------------------------------------------------------------------------------------------------------
        NRC                                                                                  $   62.00   $   62.00   $    62.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
OPERATOR CALL PROCESSING
----------------------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling per min - Using BST LIDB                           N/A     $    1.21   $   1.00    $0.9680296
----------------------------------------------------------------------------------------------------------------------------------
        Call Completion Access Termination Charge per call attempt                   N/A     $    0.08       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling per min - Using Foreign LIDB                       N/A     $    1.25   $   1.00    $     1.02
----------------------------------------------------------------------------------------------------------------------------------
        Call Completion Access Termination Charge per call attempt                   N/A     $    0.08       NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling, per call                                          N/A           NA        NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Fully Automated Call Handling per call - Using BST LIDB                            N/A     $    0.11   $    0.10   $ 0.077640
----------------------------------------------------------------------------------------------------------------------------------
  Fully Automated Call Handling per call - Using Foreign LIDB                        N/A     $    0.13   $    0.10   $ 0.097698
----------------------------------------------------------------------------------------------------------------------------------
  Professional recording of name (OCP alone)                                        USOD1    $7,000.00   $7,000.00   $ 7,000.00
----------------------------------------------------------------------------------------------------------------------------------
  Professional recording of name (DA and OCP alone)                                 USOD1    $7,000.00   $7,000.00   $ 7,000.00
----------------------------------------------------------------------------------------------------------------------------------
  DRAM or front-end loading, per TOPS switch                                        USOD2    $  250.00   $  250.00   $   250.00
----------------------------------------------------------------------------------------------------------------------------------
  AABS or back-end loading, per IVS                                                 USOD2    $  225.00   $  225.00   $   225.00
----------------------------------------------------------------------------------------------------------------------------------
  EBAS or 0- automation loading, per NAV shelf                                      USOD2    $  270.00   $  270.00   $   270.00
----------------------------------------------------------------------------------------------------------------------------------
  Recording Charge per Branded Announcement - Disconnect - Initial                   N/A     $    9.61       NA           NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                         KY            LA           MS           NC
----------------------------------------------------------------------------------------------------------------------------------
  Multiple Inter LATA Carrier Routing per Carrier Requested per 8XX #
----------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                               $       8.16   $     5.00   $     6.59   $    6.59
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Addl'l                                                            $       4.67   $     2.86   $     3.77   $    3.77
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                         NA            NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                       NA            NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Change Charge per request
----------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                               $      11.24   $     7.01   $     9.42   $    8.01
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Addl'l                                                            $       1.19   $     0.73   $     0.96   $    0.96
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                         NA       $    18.14   $    25.52   $   26.94
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                       NA            NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Call Handling and Destination Features
----------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                               $       6.97   $     4.27   $     5.63   $    5.63
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                             $       6.97   $     4.27   $     5.63        NA
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
LINE INFORMATION DATABASE ACCESS (LIDB)
----------------------------------------------------------------------------------------------------------------------------------
  LIDB Common Transport per query                                               $    0.00006   $0.0000418   $0.0000460   $  0.0003
----------------------------------------------------------------------------------------------------------------------------------
  LIDB Validation per query                                                     $    0.00938   $0.0103774   $0.0142132   $0.013400
----------------------------------------------------------------------------------------------------------------------------------
  LIDB Originating Point Code Establishment or Change - NRC                     $     107.60   $    48.17   $    63.63   $   91.00
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Electronic Service Order                           NA            NA           NA      $   62.26
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                         NA       $    18.14   $    25.52   $   26.94
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                       NA            NA           NA           NA
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 SIGNALING TRANSPORT SERVICE
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Connection, per link (A link) per month                        $      16.31   $     19.48  $    21.58   $  155.00
----------------------------------------------------------------------------------------------------------------------------------
        NRC                                                                     $     354.95   $    126.34  $   169.72   $  510.00
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                              NA       $    101.10  $   134.08        NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order                               NA       $     18.14  $    25.52        NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect                  NA       $     11.40  $    16.05        NA
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Connection, per link (B link) (also known as D link) per month $      16.31   $     19.48  $    21.58   $  155.00
----------------------------------------------------------------------------------------------------------------------------------
        NRC                                                                     $     354.95   $    126.34  $   169.72   $  510.00
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                              NA       $    101.10  $   134.08        NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order                               NA       $     18.14  $    25.52        NA
----------------------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect                  NA       $     11.40  $    16.05        NA
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Termination, per STP port per month                            $     174.08   $    161.99  $   161.12   $  132.88
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage, per ISUP message                                        $0.000037893   $ 0.0000430  $0.0000456   $ 0.00004
----------------------------------------------------------------------------------------------------------------------------------
        (applicable when measurement and billing capability exists.)
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage, per TCAP message                                        $0.000102042   $ 0.0001052  $0.0001115   $ 0.00009
----------------------------------------------------------------------------------------------------------------------------------
        (applicable when measurement and billing capability exists.)
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage Surrogate, per link per LATA per mo (9)                  $     329.98   $    406.71  $   406.53   $  338.98
----------------------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Point Code, Establishment or Change, per STP affected
----------------------------------------------------------------------------------------------------------------------------------
        NRC                                                                     $      62.00   $     62.00  $    62.00   $   62.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
OPERATOR CALL PROCESSING
----------------------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling per min - Using BST LIDB                      $     1.6016   $      0.91  $     1.19   $    1.20
----------------------------------------------------------------------------------------------------------------------------------
        Call Completion Access Termination Charge per call attempt                    NA              NA           NA         NA
----------------------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling per min - Using Foreign LIDB                  $     1.6249   $      0.96  $     1.24   $    1.24
----------------------------------------------------------------------------------------------------------------------------------
        Call Completion Access Termination Charge per call attempt                    NA              NA         NA            NA
----------------------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling, per call                                           NA              NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------
  Fully Automated Call Handling per call - Using BST LIDB                       $     0.0856   $      0.10  $0.1072884   $    0.11
----------------------------------------------------------------------------------------------------------------------------------
  Fully Automated Call Handling per call - Using Foreign LIDB                   $     0.1071   $      0.12  $0.1253666   $    0.12
----------------------------------------------------------------------------------------------------------------------------------
  Professional recording of name (OCP alone)                                    $   7,000.00   $  7,000.00  $ 7,000.00   $7,000.00
----------------------------------------------------------------------------------------------------------------------------------
  Professional recording of name (DA and OCP alone)                             $   7,000.00   $  7,000.00  $ 7,000.00   $7,000.00
----------------------------------------------------------------------------------------------------------------------------------
  DRAM or front-end loading, per TOPS switch                                    $     250.00   $    250.00  $   250.00   $  250.00
----------------------------------------------------------------------------------------------------------------------------------
  AABS or back-end loading, per IVS                                             $     225.00   $    225.00  $   225.00   $  225.00
----------------------------------------------------------------------------------------------------------------------------------
  EBAS or 0- automation loading, per NAV shelf                                  $     270.00   $    270.00  $   270.00   $  270.00
----------------------------------------------------------------------------------------------------------------------------------
  Recording Charge per Branded Announcement - Disconnect - Initial                    NA              NA         NA           NA
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                          SC          TN
-------------------------------------------------------------------------------------------------------------------
  Multiple Inter LATA Carrier Routing per Carrier Requested per 8XX #
-------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                                 $     6.60   $    3.50
-------------------------------------------------------------------------------------------------------------------
        NRC - Addl'l                                                              $     3.78   $    2.00
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                          NA          NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                        NA          NA
-------------------------------------------------------------------------------------------------------------------
  Change Charge per request
-------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                                 $     7.34   $   48.50
-------------------------------------------------------------------------------------------------------------------
        NRC - Addl'l                                                              $   0.9583   $    0.50
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                     $    27.84       NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                        NA          NA
-------------------------------------------------------------------------------------------------------------------
  Call Handling and Destination Features
-------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                                 $     5.64   $    3.00
-------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                               $     5.64   $    3.00
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
LINE INFORMATION DATABASE ACCESS (LIDB)
-------------------------------------------------------------------------------------------------------------------
  LIDB Common Transport per query                                                 $0.0000442   $  0.0003
-------------------------------------------------------------------------------------------------------------------
  LIDB Validation per query                                                       $0.0141003   $0.041003
-------------------------------------------------------------------------------------------------------------------
  LIDB Originating Point Code Establishment or Change - NRC                       $    61.62       NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Electronic Service Order                            NA          NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - 1st                     $    27.84   $   91.00
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Add'l                   $    27.84       NA
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
CCS7 SIGNALING TRANSPORT SERVICE
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Connection, per link (A link) per month                          $    21.79   $  155.00
-------------------------------------------------------------------------------------------------------------------
        NRC                                                                       $   277.07   $  510.00
-------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                          $    42.95       NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order                                NA          NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect                   NA          NA
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Connection, per link (B link) (also known as D link) per month   $    21.79    Not available
-------------------------------------------------------------------------------------------------------------------
        NRC                                                                       $   277.07   $  510.00
-------------------------------------------------------------------------------------------------------------------
        NRC - Disconnect                                                          $    42.95       NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order                                NA          NA
-------------------------------------------------------------------------------------------------------------------
        NRC - Incremental Charge - Manual Service Order - Disconnect                   NA          NA
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Termination, per STP port per month                              $   156.33   $  355.00
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage, per ISUP message                                          $0.0000452   $0.000023
-------------------------------------------------------------------------------------------------------------------
        (applicable when measurement and billing capability exists.)
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage, per TCAP message                                          $ 0.001108   $ 0.00005
-------------------------------------------------------------------------------------------------------------------
        (applicable when measurement and billing capability exists.)
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Usage Surrogate, per link per LATA per mo (9)                    $   396.55   $  395.00
-------------------------------------------------------------------------------------------------------------------
  CCS7 Signaling Point Code, Establishment or Change, per STP affected
-------------------------------------------------------------------------------------------------------------------
        NRC                                                                       $    62.00   $   62.00
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
OPERATOR CALL PROCESSING
-------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling per min - Using BST LIDB                        $     1.21       NA
-------------------------------------------------------------------------------------------------------------------
        Call Completion Access Termination Charge per call attempt                $     0.08       NA
-------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling per min - Using Foreign LIDB                    $     1.25       NA
-------------------------------------------------------------------------------------------------------------------
        Call Completion Access Termination Charge per call attempt                $     0.08       NA
-------------------------------------------------------------------------------------------------------------------
  Operator Provided Call Handling, per call                                            NA      $    0.30
-------------------------------------------------------------------------------------------------------------------
  Fully Automated Call Handling per call - Using BST LIDB                         $0.1115808   $    0.15
 -------------------------------------------------------------------------------------------------------------------
 Fully Automated Call Handling per call - Using Foreign LIDB                      $0.1293459   $    0.15
-------------------------------------------------------------------------------------------------------------------
  Professional recording of name (OCP alone)                                      $ 7,000.00   $7,000.00
-------------------------------------------------------------------------------------------------------------------
  Professional recording of name (DA and OCP alone)                               $ 7,000.00   $7,000.00
-------------------------------------------------------------------------------------------------------------------
  DRAM or front-end loading, per TOPS switch                                      $   250.00   $  250.00
-------------------------------------------------------------------------------------------------------------------
  AABS or back-end loading, per IVS                                               $   225.00   $  225.00
-------------------------------------------------------------------------------------------------------------------
  EBAS or 0- automation loading, per NAV shelf                                    $   270.00   $  270.00
-------------------------------------------------------------------------------------------------------------------
  Recording Charge per Branded Announcement - Disconnect - Initial                      NA          NA
-------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                            BELLSOUTH/KNOLOGY RATES                    Exhibit D
                             NETWORK ELEMENTS                      Rate- Page 76
                             AND OTHER SERVICES
                             OSS/SWA 8XX/DATABASES

------------------------------------------------------------------------------------------------------------------------------------
     DESCRIPTION                                                                 USOC       AL       FL          GA        KY
------------------------------------------------------------------------------------------------------------------------------------
     Recording Charge per Branded Announcement - Disconnect - Subsequent          N/A  $   9.61      NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
INWARD OPERATOR SERVICES
------------------------------------------------------------------------------------------------------------------------------------
     Verification, per minute                                                     N/A  $    1.16     NA     $ 0.921083     NA
------------------------------------------------------------------------------------------------------------------------------------
     Verification and Emergency Interrupt, per minute                             N/A  $    1.16     NA     $ 0.921083     NA
------------------------------------------------------------------------------------------------------------------------------------
     Verification, per call                                                       VIL      NA    $    0.80       NA     $    1.00
------------------------------------------------------------------------------------------------------------------------------------
     Verification and Emergency Interrupt, per call                               N/A      NA    $    1.00       NA     $   1.111
------------------------------------------------------------------------------------------------------------------------------------
     DIRECTORY ASSISTANCE SERVICES
------------------------------------------------------------------------------------------------------------------------------------
     Directory Assist Call Completion Access Svc (DACC), per call attempt         N/A  $    0.10 $    0.10  $     0.10  $    0.10
------------------------------------------------------------------------------------------------------------------------------------
     Call Completion Access Term charge per completed call                        N/A      NA        NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Number Services Intercept per query                                          N/A  $  0.0235 $    0.01  $0.0097497  $  0.0086
------------------------------------------------------------------------------------------------------------------------------------
     Number Services Intercept per Intercept Query Update                         N/A      NA        NA          NA     $  0.0055
------------------------------------------------------------------------------------------------------------------------------------
     Directory Assistance Access Service Calls, per call                          N/A  $   0.275 $   0.275  $    0.275  $   0.275
------------------------------------------------------------------------------------------------------------------------------------
     Professional recording of name (DA alone)                                    N/A  $3,000.00 $3,000.00  $ 3,000.00  $3,000.00
------------------------------------------------------------------------------------------------------------------------------------
     Professional recording of name (DA and OCP alone)                            N/A  $7,000.00 $7,000.00  $ 7,000.00  $7,000.00
------------------------------------------------------------------------------------------------------------------------------------
     DRAM or front-end loading, per TOPS switch                                   N/A  $  250.00 $  250.00  $   250.00  $  250.00
------------------------------------------------------------------------------------------------------------------------------------
     AABS or back-end loading, per IVS                                            N/A  $  225.00 $  225.00  $   225.00  $  225.00
------------------------------------------------------------------------------------------------------------------------------------
     EBAS or 0- automation loading, per NAV shelf                                 N/A  $  270.00 $  270.00  $   270.00  $  270.00
------------------------------------------------------------------------------------------------------------------------------------
     Recording Charge per Branded Announcement - Disconnect - Initial             N/A  $    9.61     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Recording Charge per Branded Announcement - Disconnect - Subsequent          N/A  $    9.61     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Directory Transport
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport - Local Channel DS1, per month                           N/A  $   35.52 $   43.64  $    38.36  $   36.32
------------------------------------------------------------------------------------------------------------------------------------
           NRC - 1st                                                              N/A  $  503.57 $  242.45  $   356.15  $  637.46
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Add'l                                                            N/A  $  442.84 $  226.44  $   312.89  $  546.94
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - 1st                                          N/A  $   46.28     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - Add'l                                        N/A  $   32.18     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge-Manual Svc Order - NRC - 1st                 SOMAN $   61.99     NA     $    44.22     NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge-Manual Svc Order - NRC -addl                  TBD      NA        NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge-Manual Svc Order - NRC-Disconnect            SOMAN $   29.27     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport - Dedicated DS1 Level Interoffice per mile per mo        N/A  $  0.6923 $  0.6013  $   0.4523  $    0.45
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport - Dedicated DS1 Level Interoffice per
     facility termination per mo                                                  N/A  $   79.69 $   99.79  $    78.47  $   55.05
------------------------------------------------------------------------------------------------------------------------------------
           NRC - 1st                                                              N/A  $  198.15 $   45.91  $   147.07  $  298.18
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Add'l                                                            N/A  $  148.18 $   44.18  $   111.75  $  231.18
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - 1st                                          N/A  $   25.44     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - Add'l                                        N/A  $   20.42     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN $   27.37     NA     $    18.94     NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN $   27.37     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Disconnect - 1st    SOMAN $   12.97     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l  SOMAN $   12.97     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Switched Common Transport per DA Access Service per call                     N/A  $  0.0003 $  0.0003  $0.0002906  $0.000175
------------------------------------------------------------------------------------------------------------------------------------
     Switched Common Transport per DA Access Service per call per mile            N/A  $  0.0000 $ 0.00001  $0.0000186  $0.000004
------------------------------------------------------------------------------------------------------------------------------------
     Access Tandem Switching per DA Access Service per call                       N/A  $  0.0023 $ 0.00055  $0.0019152  $0.000783
------------------------------------------------------------------------------------------------------------------------------------
     DA Interconnection, per DA Access Service Call                               N/A  $  0.0026     NA     $  0.00269     NA
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport-Installation NRC, per trunk or signaling connection      N/A
------------------------------------------------------------------------------------------------------------------------------------
           NRC - 1st                                                              N/A  $  260.69 $  206.06  $   204.23  $  501.98
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Add'l                                                            N/A  $    5.95 $    4.71  $     4.42  $   13.32
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - 1st                                          N/A  $  173.46     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - Add'l                                        N/A  $    5.95     NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - 1st                 SOMAN     NA        NA     $    44.22     NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Add'l               SOMAN     NA        NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Manual Service Order - 1st                                       TBD      NA        NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Manual Service Order - Add'l                                     TBD      NA        NA          NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Directory Assistance Database Service (DADS)
------------------------------------------------------------------------------------------------------------------------------------
        Directory Assistance Database Service charge per listing                  N/A  $  0.0446 $   0.001  $   0.0445  $  0.0193
------------------------------------------------------------------------------------------------------------------------------------

     DESCRIPTION                                                                     LA        MS         NC        SC        TN
------------------------------------------------------------------------------------------------------------------------------------
     Recording Charge per Branded Announcement - Disconnect - Subsequent             NA        NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
INWARD OPERATOR SERVICES
------------------------------------------------------------------------------------------------------------------------------------
     Verification, per minute                                                   $     0.86 $     1.14 $    1.15 $     1.15    NA
------------------------------------------------------------------------------------------------------------------------------------
     Verification and Emergency Interrupt, per minute                           $     0.86 $     1.14 $    1.15 $     1.15    NA
------------------------------------------------------------------------------------------------------------------------------------
     Verification, per call                                                          NA        NA     $    0.54     NA     $    0.90
------------------------------------------------------------------------------------------------------------------------------------
     Verification and Emergency Interrupt, per call                                  NA        NA     $    0.65     NA     $    1.95
------------------------------------------------------------------------------------------------------------------------------------
     DIRECTORY ASSISTANCE SERVICES
------------------------------------------------------------------------------------------------------------------------------------
     Directory Assist Call Completion Access Svc (DACC), per call attempt       $     0.10 $     0.10 $   0.062 $     0.10 $    0.10
------------------------------------------------------------------------------------------------------------------------------------
     Call Completion Access Term charge per completed call                           NA        NA         NA    $     0.08    NA
------------------------------------------------------------------------------------------------------------------------------------
     Number Services Intercept per query                                        $     0.02 $0.0188268 $  0.0110 $0.0124036 $    0.15
------------------------------------------------------------------------------------------------------------------------------------
     Number Services Intercept per Intercept Query Update                            NA        NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Directory Assistance Access Service Calls, per call                        $    0.275 $    0.275 $0.260000 $    0.275 $   0.275
------------------------------------------------------------------------------------------------------------------------------------
     Professional recording of name (DA alone)                                  $ 3,000.00 $ 3,000.00 $3,000.00 $ 3,000.00 $3,000.00
------------------------------------------------------------------------------------------------------------------------------------
     Professional recording of name (DA and OCP alone)                          $ 7,000.00 $ 7,000.00 $7,000.00 $ 7,000.00 $7,000.00
------------------------------------------------------------------------------------------------------------------------------------
     DRAM or front-end loading, per TOPS switch                                 $   250.00 $   250.00 $  250.00 $   250.00 $  250.00
------------------------------------------------------------------------------------------------------------------------------------
     AABS or back-end loading, per IVS                                          $   225.00 $   225.00 $  225.00 $   225.00 $  225.00
------------------------------------------------------------------------------------------------------------------------------------
     EBAS or 0- automation loading, per NAV shelf                               $   270.00 $   270.00 $  270.00 $   270.00 $  270.00
------------------------------------------------------------------------------------------------------------------------------------
     Recording Charge per Branded Announcement - Disconnect - Initial                NA        NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Recording Charge per Branded Announcement - Disconnect - Subsequent             NA        NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Directory Transport
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport - Local Channel DS1, per month                         $    43.83 $    38.91 $   35.68 $    37.20 $  133.81
------------------------------------------------------------------------------------------------------------------------------------
           NRC - 1st                                                            $   339.69 $   494.83 $  534.48 $   534.81 $  868.97
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Add'l                                                          $   298.29 $   435.28 $  462.69 $   462.81 $  486.83
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - 1st                                        $    33.02 $    46.85     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - Add'l                                      $    23.32 $    33.02     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge-Manual Svc Order - NRC - 1st                $    42.34 $    59.58 $   86.15 $    87.99    NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge-Manual Svc Order - NRC -addl                     NA        NA     $    1.77     NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge-Manual Svc Order - NRC-Disconnect           $    19.48 $    27.41     NA    $     3.11    NA
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport - Dedicated DS1 Level Interoffice per mile per mo      $     0.78 $   0.6598 $  0.5753 $   0.7598 $   23.00
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport - Dedicated DS1 Level Interoffice per
     facility termination per mo                                                $    93.40 $    74.40 $   71.29 $    94.98 $   90.00
------------------------------------------------------------------------------------------------------------------------------------
           NRC - 1st                                                            $   140.49 $   196.28 $  217.17 $   216.27 $  100.49
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Add'l                                                          $   106.69 $   147.31 $  163.75 $   162.70 $  100.49
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - 1st                                        $    20.00 $    26.56     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - Add'l                                      $    16.34 $    21.61     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - 1st                $    18.14 $    25.52 $   38.07 $    39.63    NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Add'l              $    18.14 $    25.52 $   38.07 $    39.63    NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Disconnect - 1st   $     8.06 $    11.34     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l $     8.06 $    11.34     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
     Switched Common Transport per DA Access Service per call                   $0.0003274 $0.0002997 $ 0.00020 $ 0.000327    NA
------------------------------------------------------------------------------------------------------------------------------------
     Switched Common Transport per DA Access Service per call per mile          $0.0000175 $0.0000202 $ 0.00003 $0.0000303    NA
------------------------------------------------------------------------------------------------------------------------------------
     Access Tandem Switching per DA Access Service per call                     $0.0025257 $0.0023713 $  0.0021 $0.0024809    NA
------------------------------------------------------------------------------------------------------------------------------------
     DA Interconnection, per DA Access Service Call                                  NA        NA     $    0.00 $ 0.000269    NA
------------------------------------------------------------------------------------------------------------------------------------
     Directory Transport-Installation NRC, per trunk or signaling connection
------------------------------------------------------------------------------------------------------------------------------------
           NRC - 1st                                                            $   195.54 $   257.73     NA    $   407.81    NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Add'l                                                          $     4.23 $     5.85     NA    $    11.00    NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - 1st                                             NA        NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Disconnect Charge - Add'l                                           NA        NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - 1st                $   130.05 $   171.49     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Incremental Charge - Manual Service Order - Add'l              $     4.23 $     5.85     NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Manual Service Order - 1st                                          NA        NA     $  407.53     NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           NRC - Manual Service Order - Add'l                                        NA        NA     $   10.98     NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Directory Assistance Database Service (DADS)
------------------------------------------------------------------------------------------------------------------------------------
        Directory Assistance Database Service charge per listing                $   0.0443 $   0.0447 $ 0.04460 $   0.0444    NA
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Attachment 2
                                                                                                                           Exhibit D
                                                                                                                     Rates - Page 77


                                                      BELLSOUTH/KNOLOGY RATES
                                                         NETWORK ELEMENTS
                                                        AND OTHER SERVICES
                                                       OSS/SWA 8XX/DATABASES

DESCRIPTION                                                                USOC          AL         FL            GA
Directory Assistance Database Service, per month                           DBSOF    $   128.55    $100.00      $    95.50

Direct Access to Directory Assistance Service (DADAS)
  Direct Access to Directory Assistance Service, per month                 DBSDS    $ 7,055.00    $5,000.00    $ 5,254.00
  Direct Access to Directory Assistance Service, per query                 DBSDA    $0.0472685    $    0.01    $0.0469016
  Direct Access to Directory Assistance Service, svc estab charge          DBSDE
         NRC                                                               DBSDE    $ 1,118.00    $  820.00    $   788.24
         NRC - Disconnect                                                  DBSDE    $    81.83        NA           NA
         NRC - Incremental Charge Manual Service Order - 1st               SOMAN        NA            NA           NA

AIN (Note 4)
  AIN, per message                                                         CAM          NA        $ 0.00004        NA
  AIN - BellSouth AIN SMS Access Service                                   CAM
         Service Establishment Charge, per state, initial set-up
         NRC                                                               CAMSE    $   197.49        NA       $    90.25
         NRC - Disconnect                                                  CAMSE    $   114.22        NA           NA
         Port Connection Dial/Shared Access
         NRC                                                               CAMDP    $    64.05        NA       $    29.66
         NRC - Disconnect                                                  CAMDP    $    27.04        NA           NA
         Port Connection - ISDN Access
         NRC                                                               CAM1P    $    64.05        NA       $    29.66
         NRC - Disconnect                                                  CAM1P    $    27.04        NA           NA
         User ID Codes - per User ID Code
         NRC                                                               CAMAU    $   141.84        NA       $    84.43
         NRC - Disconnect                                                  CAMAU    $    70.05        NA           NA
         Security Card per User ID Code, initial or replacement
         NRC                                                               CAMRC    $   142.13        NA       $    35.44
         NRC - Disconnect                                                  CAMRC    $    35.26        NA           NA
         Storage, per unit (100Kb)                                          N/A     $  0.00026        NA       $   0.0023
         Session per minute                                                 N/A     $   0.0892        NA       $0.0795604
         CO. Performed Session, per minute
  AIN - BellSouth AIN Toolkit Service
  AIN, Service Creation Tools                                              CAMBP         NA          TBD           NA
         Service Establishment Charge, per state, initial set-up
         NRC                                                               BAPSC    $   192.69        NA       $    86.74
         NRC - Disconnect                                                  BAPSC    $   114.22        NA           NA
         Training Session, per customer
         NRC                                                               BAPVX    $ 8,363.00        NA       $ 8,348.00
         NRC - Disconnect                                                  BAPVX         NA           NA           NA
         Trigger Access Charge, per trigger, per DN, Term. Attempt
         NRC                                                               BAPTT    $    49.64        NA       $    19.13
         NRC - Disconnect                                                  BAPTT    $    27.04        NA           NA
         Trigger Access Charge, per trigger per DN, Off-Hook Delay
         NRC                                                               BAPTD    $    49.64        NA       $   114.80
         NRC - Disconnect                                                  BAPTD    $    27.04        NA           NA
         Trigger Access Charge, per trigger, per DN, Off-Hook Immediate
         NRC                                                               BAPTM    $    49.64        NA       $    19.13
         NRC - Disconnect                                                  BAPTM    $    27.04        NA           NA
         Trigger Access Charge, per trigger, per DN, 10-Digit PODP
         NRC                                                               BAPTO    $   117.98        NA       $    70.06
         NRC - Disconnect                                                  BAPTO    $    37.90        NA           NA
         Trigger Access Charge, per trigger, per DN, CDP
         NRC                                                               BAPTC    $   117.98        NA       $    70.06
         NRC - Disconnect                                                  BAPTC    $    37.90        NA           NA
         Trigger Access Charge, per trigger, per DN, Feature Code



DESCRIPTION                                                            KY        LA          MS            NC          SC       TN
Directory Assistance Database Service, per month                   $  120.76  $   90.54   $   126.17   $  126.26   $   127.23   NA

Direct Access to Directory Assistance Service (DADAS)
  Direct Access to Directory Assistance Service, per month         $7,235.00  $4,982.00   $ 6,926.00   $6,930.00   $ 6,983.00   NA
  Direct Access to Directory Assistance Service, per query         $  0.0052  $  0.0460   $0.0461336   $  0.0456   $0.0468212   NA
  Direct Access to Directory Assistance Service, svc estab charge
         NRC                                                       $1,186.94  $  786.82   $ 1,097.00   $1,164.00   $ 1,173.00   NA
         NRC - Disconnect                                             N/A         NA           NA          NA           NA      NA
         NRC - Incremental Charge Manual Service Order - 1st          N/A     $   57.23   $    80.52       NA           NA      NA

AIN (Note 4)                                                                                                                   TBD
  AIN, per message                                                    N/A         NA           NA          NA           NA      NA
  AIN - BellSouth AIN SMS Access Service                                                                                NA      NA
         Service Establishment Charge, per state, initial set-up
         NRC                                                          N/A     $  153.31   $   174.03   $  294.77   $   296.16   NA
         NRC - Disconnect                                             N/A     $   78.06   $   135.96       NA           NA      NA
         Port Connection Dial/Shared Access
         NRC                                                          N/A     $   50.07   $    53.47   $   86.94   $    87.29   NA
         NRC - Disconnect                                             N/A     $   18.61   $    37.70       NA           NA      NA
         Port Connection - ISDN Access
         NRC                                                          N/A     $   50.07   $    53.47   $   86.94   $    87.29   NA
         NRC - Disconnect                                             N/A     $   18.61   $    37.70       NA           NA      NA
         User ID Codes - per User ID Code
         NRC                                                          N/A     $  104.95   $   129.83   $  200.83   $   202.08   NA
         NRC - Disconnect                                             N/A     $   48.95   $    79.91       NA           NA      NA
         Security Card per User ID Code, initial or replacement       N/A
         NRC                                                          N/A     $  125.33   $   131.54   $  172.05   $   172.26   NA
         NRC - Disconnect                                             N/A     $   24.40   $    45.77       NA           NA      NA
         Storage, per unit (100Kb)                                            $  0.0029   $   0.0029   $  0.0023   $   0.0028   NA
         Session per minute                                           N/A     $    0.10   $0.0975650   $  0.0791   $0.0942966   NA
         CO. Performed Session, per minute                                    $    1.97   $     2.09   $    2.08   $     2.07   NA
  AIN - BellSouth AIN Toolkit Service                                 N/A
  AIN, Service Creation Tools                                                      NA          NA          NA           NA      NA
         Service Establishment Charge, per state, initial set-up
         NRC                                                          N/A     $  153.25   $   169.31   $  290.05   $   291.41   NA
         NRC - Disconnect                                             N/A     $   78.05   $   135.96       NA           NA      NA
         Training Session, per customer
         NRC                                                          N/A     $8,315.00   $8,379.00    $8,363.00   $8,333.00    NA
         NRC - Disconnect                                             N/A          NA          NA          NA           NA      NA
         Trigger Access Charge, per trigger, per DN, Term. Attempt
         NRC                                                          N/A     $   41.08   $   39.30    $   72.76   $   73.02    NA
         NRC - Disconnect                                             N/A     $   18.60   $   37.70        NA           NA      NA
         Trigger Access Charge, per trigger per DN, Off-Hook Delay
         NRC                                                          N/A     $   41.08   $   39.30    $   72.76   $   73.02    NA
         NRC - Disconnect                                             N/A     $   18.60   $   37.70        NA           NA      NA
         Trigger Access Charge, per trigger, per DN, Off-Hook
           Immediate
         NRC                                                          N/A     $   41.08   $   39.30    $   72.76   $   73.02    NA
         NRC - Disconnect                                             N/A     $   18.60   $   37.70        NA           NA      NA
         Trigger Access Charge, per trigger, per DN, 10-Digit PODP
         NRC                                                          N/A     $   92.99   $  106.90    $  149.95   $  150.25    NA
         NRC - Disconnect                                             N/A     $   26.73   $   48.44        NA           NA      NA
         Trigger Access Charge, per trigger, per DN, CDP
         NRC                                                          N/A     $   92.99   $  106.90    $  149.95   $  150.25    NA
         NRC - Disconnect                                             N/A     $   26.73   $   48.44        NA           NA      NA
         Trigger Access Charge, per trigger, per DN, Feature Code

                            BELLSOUTH/KNOLOGY RATES                Attachment 2
                               NETWORK ELEMENTS                       Exhibit D
                              AND OTHER SERVICES                Rates - Page 78
                             OSS/SWA 8XX/DATABASES

-----------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION                                                           USOC         AL        FL           GA            KY
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                               BAPTF     $ 117.98     NA      $     70.06        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                  BAPTF     $  37.90     NA           NA            NA
-----------------------------------------------------------------------------------------------------------------------------------
    Query Charge, per query                                                     $  0.024     NA      $ 0.0209223        NA
-----------------------------------------------------------------------------------------------------------------------------------
    Type 1 Node Charge, per AIN Toolkit Subscription, per node, per
       query                                                                    $  0.006     NA      $ 0.0053137        NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SCP Storage Charge, per SMS Access Acct, per 100 Kb                    N/A      $   1.63     NA      $      1.46        NA
-----------------------------------------------------------------------------------------------------------------------------------
  Monthly Report - per AIN Toolkit Service Subscription               BAPMS     $  16.00     NA      $     15.96        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                               BAPMS     $  44.56     NA      $     22.64        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                  BAPMS     $  31.84     NA           NA            NA
-----------------------------------------------------------------------------------------------------------------------------------
  Special Study - AIN Toolkit Service Subscription                    BAPLS     $   0.10     NA      $ 0.0861109        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                               BAPLS     $  47.74     NA      $     22.64        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                  BAPLS     $  15.90     NA           NA            NA
-----------------------------------------------------------------------------------------------------------------------------------
  Call Event Report AIN Toolkit Service Subscription - per            BAPDS     $  15.90     NA      $     15.87        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                               BAPDS     $  44.56     NA      $     22.64        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                  BAPDS     $  31.84     NA           NA            NA
-----------------------------------------------------------------------------------------------------------------------------------
  Call Event special Study - per AIN Toolkit Service Subscription     BAPES     $  0.003     NA      $ 0.0028704        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                               BAPES     $  47.74     NA      $     22.64        NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                  BAPES     $  15.90     NA           NA            NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
CALLING NAME (CNAM) QUERY SERVICE
-----------------------------------------------------------------------------------------------------------------------------------
  CNAM (Database Owner), Per Query                                     N/A      $  0.016  $  0.016   $     0.016  $         0.016
-----------------------------------------------------------------------------------------------------------------------------------
  CNAM (Non-Database Owner), Per Query *                               N/A      $   0.01  $   0.01   $      0.01  $          0.01
-----------------------------------------------------------------------------------------------------------------------------------
     NRC, applicable when CLEC-1 uses the Character Based User
       Interface (CHUI)                                                N/A      $ 595.00  $ 595.00   $    595.00  $        595.00
-----------------------------------------------------------------------------------------------------------------------------------
  * Volume and term arrangements are also available.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTIVE ROUTING (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
  Per Line or PBX  Trunk, each                                                     NA        NA          NA       $10.00 (Interim
-----------------------------------------------------------------------------------------------------------------------------------
     NRC                                                                           NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
  Customized routing per unique line class code, per request, per switch
-----------------------------------------------------------------------------------------------------------------------------------
     NRC                                                              USRCR     $ 230.60  $ 229.65  $    180.62  $        229.65
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order                            $  25.93     NA      $     18.94        NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
VIRTUAL COLLOCATION
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Virtual Collocation - Application Cost - Manual             TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Virtual Collocation - Cable Installation Cost per
           Cable - Manual                                              TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Virtual - Collocation - Floor space per square feet          TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Virtual - Collocation - Floor space power, per ampere        TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Virtual - Collocation - Cable support structure, per
           entrance cable                                              TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
   2-wire Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
     RC                                                               UEAC2     $   0.28  $  0.524   $     0.30  $          0.31
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                        UEAC2     $  30.76  $  11.57   $    12.60  $         54.21
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                      UEAC2     $  29.40  $  11.57   $    12.60  $         51.07
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st - Manual Service Order                                  TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l - Manual Service Order                                TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - 1st                                           UEAC2     $  12.75     NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - Add'l                                         UEAC2     $  11.38     NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-wire Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
     RC                                                               UEAC4     $   0.56  $  0.524   $      0.50  $          0.62
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                        UEAC4     $  66.71  $  11.57   $     12.60  $         54.23
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                      UEAC4     $  50.43  $  11.57   $     12.60  $         50.96
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st - Manual Service Order                                  TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l - Manual Service Order                                TBD         NA        NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - 1st                                           UEAC4     $  12.82     NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - Add'l                                         UEAC4     $  11.39     NA          NA             NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-fiber Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
     RC                                                               CNC2F     $  12.10     NA      $     15.64  $         15.64
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                               LA          MS             NC          SC          TN
    NRC                                                                $  92.99   $    106.90    $  149.95  $   150.25       NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                   $  26.73   $     48.44        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
    Query Charge, per query                                            $   0.03   $ 0.0256138    $    0.02  $ 0.0250662      NA
-----------------------------------------------------------------------------------------------------------------------------------
    Type 1 Node Charge per AIN Toolkit Subscription, per node, per
       query                                                           $ 0.0065   $ 0.0065161    $   0.005  $ 0.0062979      NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SCP Storage Charge, perSMS Access Acct, per 100 Kb                     $   1.79   $      1.79    $    1.45  $      1.73      NA
-----------------------------------------------------------------------------------------------------------------------------------
  Monthly Report - per AIN Toolkit Service Subscription                $  15.89   $     16.01    $   15.98  $     15.93      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                                $  34.61   $     44.02    $   71.80  $     72.15      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                   $  21.97   $     31.28        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  Special Study - AIN Toolkit Service Subscription                     $   0.08   $  00810536    $    0.08  $ 0.0872769      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                                $  37.77   $     47.21    $   47.20  $     47.35      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                      NA          NA             NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  Call Event Report AIN Toolkit Service Subscription - per             $  15.81   $     15.93    $   15.90  $     15.84      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                                $  34.61   $     44.02    $   71.80  $     72.15      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                   $  21.97   $     31.28        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  Call Event special Study - per AIN Toolkit Service Subscription      $ 0.0026   $ 0.0027018    $   0.003  $ 0.0029092      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC                                                                $  37.77   $     47.21    $   47.20  $     47.35      NA
-----------------------------------------------------------------------------------------------------------------------------------
    NRC - Disconnect                                                   $  37.77       NA             NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
CALLING NAME (CNAM) QUERY SERVICE
-----------------------------------------------------------------------------------------------------------------------------------
  CNAM (Database Owner), Per Query                                     $  0.016   $     0.016    $  0 .016  $     0.016   $  0.016
-----------------------------------------------------------------------------------------------------------------------------------
  CNAM (Non-Database Owner), Per Query *                               $   0.01   $      0.01    $    0.01  $      0.01   $   0.01
-----------------------------------------------------------------------------------------------------------------------------------
     NRC, applicable when CLEC-1 uses the Character Based User
       Interface (CHUI)                                                $ 595.00   $    595.00    $  595.00  $    595.00   $ 595.00
-----------------------------------------------------------------------------------------------------------------------------------
  * Volume and term arrangements are also available.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTIVE ROUTING (Note 5)
-----------------------------------------------------------------------------------------------------------------------------------
  Per Line or PBX  Trunk, each                                            NA          NA             NA          NA          TBD
-----------------------------------------------------------------------------------------------------------------------------------
     NRC                                                                  NA          NA             NA          NA          TBD
-----------------------------------------------------------------------------------------------------------------------------------
  Customized routing per unique line class code, per request, per         NA          NA             NA          NA          NA
     switch
-----------------------------------------------------------------------------------------------------------------------------------
     NRC                                                               $ 229.65   $    227.99    $  229.65  $    226.22   $ 229.65
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual Service Order                      NA      $     25.52        NA     $     27.84      NA
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
VIRTUAL COLLOCATION
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Virtual Collocation - Application Cost - Manual                NA          NA         $3,622.00       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Virtual Collocation - Cable Installation Cost per
           Cable - Manual                                                 NA          NA         $2,305.00       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Virtual - Collocation - Floor space per square feet             NA          NA         $    3.45       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Virtual - Collocation - Floorospace power, per ampere           NA          NA         $    6.65       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     RC - Virtual - CollCableosupport structure, per entrance cable       NA          NA         $   18.66       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-wire Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
     RC                                                                $   0.26   $    0.3996    $    0.09  $    0.3648   $   0.30
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         $  23.04   $     30.93    $   41.78  $     41.50   $  19.20
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       $  22.11   $     29.59    $   39.23  $     38.94   $  19.20
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st - Manual Service Order                                     NA          NA         $    4.75       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l - Manual Service Order                                   NA          NA         $    4.75       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - 1st UEAC2                                      $   9.48   $     12.76        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - Add'l UEAC2                                    $   8.54   $     11.43        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-wire Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
     RC                                                                $   0.52   $    0.7992    $    0.18  $    0.7297   $   0.50
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         $  23.23   $     31.17    $   41.91  $     41.56   $  19.20
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       $  22.24   $     29.77    $   39.25  $     38.90   $  19.20
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st - Manual Service Order                                     NA          NA         $    4.73       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l - Manual Service Order                                   NA          NA         $    4.73       NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - 1st                                            $   9.53   $     12.83        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - Add'l                                          $   8.55   $     11.43        NA          NA          NA
-----------------------------------------------------------------------------------------------------------------------------------
  2-fiber Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
     RC                                                                $  19.13   $     15.64    $   15.99  $     15.06   $  15.64
-----------------------------------------------------------------------------------------------------------------------------------

                           BELLSOUTH/KNOLOGY RATES                  Attachment 2
                               NETWORK ELEMENTS                        Exhibit D
                              AND OTHER SERVICES                 Rates - Page 79
                             OSS/SWA 8XX/DATABASES

--------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                    USOC         AL        FL       GA         KY
--------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                               CNC2F    $    55.46    NA    $   41.56  $   41.56
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                             CNC2F    $    39.18    NA    $   29.82  $   29.82
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - 1st                                                  CNC2F    $    16.83    NA         NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - Add'l                                                CNC2F    $    13.27    NA         NA         NA
--------------------------------------------------------------------------------------------------------------------------------
  4-fiber Cross-Connect
--------------------------------------------------------------------------------------------------------------------------------
       RC                                                                      CNC4F    $    21.75    NA    $   28.11  $   28.11
--------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                               CNC4F    $    66.71    NA    $   50.53  $   50.53
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                             CNC4F    $    50.43    NA    $   38.78  $   38.78
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - 1st                                                  CNC4F    $    21.86    NA         NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - Add'l                                                CNC4F    $    18.31    NA         NA         NA
--------------------------------------------------------------------------------------------------------------------------------
DS1 Cross-Connects
--------------------------------------------------------------------------------------------------------------------------------
       RC                                                                       TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                                TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                              TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
NRC - Manual Service Order - 1st                                                TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - Add'l                                       TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
DS3 Cross-Connects
--------------------------------------------------------------------------------------------------------------------------------
       RC                                                                       TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                                TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                              TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - 1st                                         TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - Add'l                                       TBD           NA        NA       NA         NA
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
If no rate is identified in the contract, the rate for the specific service or function BellSouth will be as set forth in applicable tariff or as negotiated by the parties upon request by either party.
--------------------------------------------------------------------------------------------------------------------------------
   1   BellSouth and CLEC shall negotiate rates for this offering.
       If agreement is not reached within sixty (60) days of the
       Effective Date, either party may petition the Florida PSC
       to settle the disputed charge or charges. (FL)
--------------------------------------------------------------------------------------------------------------------------------
   2   This rate element is for those states w/o separate rates for
       800 calls with 800 No. Delivery vs. POTS No. Delivery and
       calls with Optional Complex Features vs. w/o Optional Complex
       Features.
--------------------------------------------------------------------------------------------------------------------------------
   3   This charge is only applicable where signaling usage
       measurement or billing capability does not exist.
--------------------------------------------------------------------------------------------------------------------------------
   4   Prices for AIN to be determined upon development of
       mediation device. (TN)
--------------------------------------------------------------------------------------------------------------------------------
   5   Price for Line Class Codes for Selective Routing shall be
       determined by the TRA. (TN)
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                       LA          MS        NC        SC      TN
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                               $  41.07   $  41.56   $  67.34  $  69.28 $   41.56
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                             $  29.63   $  29.82   $  48.55  $  48.89 $   29.82
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - 1st                                                  $  12.84   $  12.96        NA        NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - Add'l                                                $  10.29   $  10.34        NA        NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
  4-   fiber Cross-Connect
-----------------------------------------------------------------------------------------------------------------------------------
       RC                                                                      $  34.38   $  28.11   $  28.74  $  27.08 $   28.11
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                               $  49.81   $  50.53   $  82.35  $  84.07 $   50.53
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                             $  38.37   $  38.78   $  63.56  $  63.68 $   38.78
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - 1st                                                  $  16.75   $  16.97        NA        NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Disconnect - Add'l                                                $  14.20   $  14.35        NA        NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
DS1 Cross-Connects
-----------------------------------------------------------------------------------------------------------------------------------
       RC                                                                           NA         NA    $   0.97       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                                    NA         NA    $  71.02       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                                  NA         NA    $  51.08       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - 1st                                             NA         NA    $   4.70       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - Add'l                                           NA         NA    $   4.70       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
DS3 Cross-Connects
-----------------------------------------------------------------------------------------------------------------------------------
       RC                                                                           NA         NA    $  12.33       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                                    NA         NA    $  69.84       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                                  NA         NA    $  49.43       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - 1st                                             NA         NA    $   4.70       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------
       NRC - Manual Service Order - Add'l                                           NA         NA    $   4.70       NA       NA
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
If no rate is identified in the contract, the rate for the specific service or function BellSouth will be as set forth in applicable tariff or as negotiated by the parties upon request by either party.
-----------------------------------------------------------------------------------------------------------------------------------
   1   BellSouth and CLEC shall negotiate rates for this offering.
       If agreement is not reached within sixty (60) days of the
       Effective Date, either party may petition the Florida PSC
       to settle the disputed charge or charges. (FL)
-----------------------------------------------------------------------------------------------------------------------------------
   2   This rate element is for those states w/o separate rates for
       800 calls with 800 No. Delivery vs. POTS No. Delivery and
       calls with Optional Complex Features vs. w/o Optional Complex
       Features.
-----------------------------------------------------------------------------------------------------------------------------------
   3   This charge is only applicable where signaling usage
       measurement or billing capability does not exist.
-----------------------------------------------------------------------------------------------------------------------------------
   4   Prices for AIN to be determined upon development of
       mediation device. (TN)
-----------------------------------------------------------------------------------------------------------------------------------
   5   Price for Line Class Codes for Selective Routing shall be
       determined by the TRA. (TN)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 2
                                                                          Page 1


                                 Attachment 2



                      Network Elements and Other Services

                                                                    Attachment 2
                                                                          Page 2



                               TABLE OF CONTENTS
                               -----------------

1.   INTRODUCTION.....................................................         3

2.   UNBUNDLED LOOPS, INTEGRATED DIGITAL LOOP CARRIERS, NETWORK
     INTERFACES DEVICE, UNBUNDLED LOOP CONCENTRATION (a)
     SYSTEM, SUB LOOPS AND DARK FIBER.................................         4

3.   HIGH FREQUENCY SPECTRUM NETWORK ELEMENT..........................        22

4.   SWITCHING........................................................        28

5.   UNBUNDLED NETWORK ELEMENT COMBINATIONS...........................        37

6.   TRANSPORT, CHANNELIZATION AND DARK FIBER.........................        44

7.   BELLSOUTH a 8XX TOLL FREE DIALING TEN DIGIT SCREENING
     SERVICE..........................................................        51

8    LINE INFORMATION DATABASE (LIDB).................................        52

9    SIGNALING........................................................        55

10.  OPERATOR CALL PROCESSING, INWARD OPERATOR SERVICES AND
     DIRECTORY ASSISTANCE SERVICES....................................        63

11.  CALLING NAME (CNAM) DATABASE SERVICE.............................        70

12.  BASIC 911 AND E911...............................................        71

13.  TRUE-UP..........................................................        73

LIDB Storage Agreement................................................ Exhibit A

CNAM Database Service................................................. Exhibit B

Rules for a Allocation................................................ Exhibit C

Rates................................................................. Exhibit D

                                                                    Attachment 2
                                                                          Page 3

                 ACCESS TO NETWORK ELEMENTS AND OTHER SERVICES



 1.       Introduction

 1.1 This Attachment sets forth the unbundled network elements and combinations of unbundled network elements that BellSouth agrees to offer to Knology in accordance with its obligations under Section 251(a)(3) of the Act. The specific terms and conditions that apply to the unbundled network elements are described below in this Attachment
          2. The price for each unbundled network element and combination of unbundled Network Elements are set forth in Exhibit D of this Agreement.

 1.2 For purposes of this Agreement, "Network Element" is defined to mean a facility or equipment provided by BellSouth on an unbundled basis as is used by the CLEC in the provision of a telecommunications service. These unbundled network elements will be consistent with the requirements of the FCC 319 rule. For purposes of this Agreement, combinations of Network Elements shall be referred to as "Combinations."

 1.2.1 Except as otherwise required by law, BellSouth shall not impose limitation restrictions or requirements or request for the use of the network elements or combinations that would impair the ability of Knology to offer telecommunications service in the manner Knology intends.

 1.2.2 Except upon request by Knology, BellSouth shall not separate requested network elements that BellSouth currently combines.

 1.2.2.1 Unless otherwise ordered by an appropriate state or federal regulatory agency, currently combined Network Elements are defined as elements that are already combined within a network to a given location.

 1.3 BellSouth shall, upon request of Knology, and to the extent technically feasible, provide to Knology access to its network elements for the provision of Knology's telecommunications service. If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

 1.4 Knology may purchase network elements and other services from BellSouth for the purpose of combining such network elements in any manner Knology chooses to provide telecommunication services to its intended users, including recreating existing BellSouth services. With the exception of the sub-loop elements which are located outside of the central office, BellSouth shall deliver the network elements purchased by Knology for combining to the designated Knology

                                                                    Attachment 2
                                                                          Page 4

          collocation space. The network elements shall be provided as set forth in this Attachment.

 1.5 BellSouth shall comply with the requirements as set forth in the technical references within Attachment 2 to the extent that they are consistent with the greater of BellSouth's actual performance or applicable industry standards.

 1.6 In the event that any effective legislative, regulatory, judicial or other legal action modifies or redefines the "Network Elements" in a manner which materially affects the terms of this Attachment or the Network Elements and/or prices set forth herein, either Party may, on thirty (30) days written notice, require renegotiation of such terms, and the Parties shall renegotiate in good faith such new terms in accordance with such legislative, regulatory, judicial or other legal action. In the event such new terms are not renegotiated within ninety
          (90) days after the notice for renegotiation, either Party may petition the Commission for resolution of the dispute between the Parties. Each Party reserves the right to seek judicial review of any Commission ruling concerning this Attachment.

 1.7 Knology will adopt and adhere to the standards contained in the applicable CLEC Work Center Operational Understanding Agreement regarding maintenance and installation of service.

 1.8      Standards for Network Elements

 1.8.1 BellSouth shall comply with the requirements set forth in the technical references, as well as any performance or other requirements identified in this Agreement, to the extent that they are consistent with the greater of BellSouth's actual performance or applicable industry standards.

 1.8.2 If one or more of the requirements set forth in this Agreement are in conflict, the parties shall mutually agree on which requirement shall apply. If the parties cannot reach agreement, the dispute resolution process set forth in Section 12 of the General Terms and Conditions of this Agreement, incorporated herein by this reference, shall apply.



 2. Unbundled Loops, Integrated Digital Loop Carriers, Network Interfaces Device, Unbundled Loop Concentration (ULC) System, Sub loops and Dark Fiber

          All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of unbundled loops.

 2.1      Unbundled Loops

 2.1.1    Definition
          ----------

                                                                    Attachment 2
                                                                          Page 5

 2.1.2 The local loop network element ("Loop(s)") is defined as a transmission facility between a distribution frame (or its equivalent) in BellSouth's central office and the loop demarcation point at an end-user customer premises, including inside wire owned by BellSouth. The local loop network element includes all features, functions, and capabilities of the transmission facilities, including dark fiber and attached electronics (except those used for the provision of advanced services, such as Digital Subscriber Line Access Multiplexers) and line conditioning.

 2.1.3 The provisioning of service to a CLEC's collocation space will require cross-office cabling and cross-connections within the central office to connect the loop to a local switch or to other transmission equipment. These cross-connects are a separate component, that are not considered a part of the loop, and thus, have a separate charge.

 2.1.4 BellSouth Order Coordination referenced in Attachment 2 includes two types: "Order Coordination" and "Order Coordination - Time Specific."

 2.1.5 "Order Coordination" refers to standard BellSouth service order coordination involving SL2 voice loops and all digital loops. Order coordination for physical conversions will be scheduled at BellSouth's discretion during normal working hours on the committed due date and Knology advised.

 2.1.6 "Order Coordination - Time Specific" refers to service order coordination in which Knology requests a specific time for a service order conversion to take place. Loops on a single service order of 14 or more loops will be provisioned on a project basis. This is a chargeable option for any coordinated order and is billed in addition to the OC charge. Knology may specify a time between 9:00 a.m. and 4:00 p.m. (location time) Monday through Friday (excluding holidays). If Knology specifies a time outside this window, or selects a time or quantity of loops that requires BellSouth technicians to work outside normal work hours, overtime charges will apply in addition to the OC and OC-TS charges. Overtime charges will be applied according to actual costs based on type of force group required to perform the work, overtime hours worked and any special circumstances.

 2.1.7 Where facilities are available, BellSouth will install loops within a 5-7 business days interval. For orders of 14 or more loops, the installation will be handled on a project basis and the intervals will be set by the BellSouth project manager for that order. Some loops require a Service Inquiry (SI) to determine if facilities are available prior to issuing the order. The interval for the SI process is separate from the installation interval. For expedite requests by Knology, expedite charges will apply for intervals less than 5 days. The charges outlined in BellSouth's FCC # 1 Tariff, Section 5, will apply. If Knology cancels an order for network elements and other services, any costs incurred by BellSouth in conjunction with the provisioning of that order will be recovered in accordance with FCC #1 Tariff, Section 5.

                                                                    Attachment 2
                                                                          Page 6

 2.1.8 If Knology modifies an order after being sent a Firm Order Confirmation (FOC) from BellSouth, any costs incurred by BellSouth to accommodate the modification will be reimbursed by Knology.

 2.1.9 BellSouth will offer Unbundled Voice Loops (UVL) in two different service levels - Service Level One (SL1) and Service Level Two (SL2).

 2.1.10 SL1 loops will be non-designed, will not have test points, and will not come with any Order Coordination (OC) or engineering information/circuit make-up data. Upon issuance of an order in the service order system, SL1 loops will be activated on the due date in the same manner and time frames that BellSouth normally activates POTS-type loops for its customers. If Knology requests work to be done for SL1s that requires BellSouth technicians to work outside normal work hours, overtime charges will be applied according to actual costs based on type of force group required to perform the work, overtime hours worked and any special circumstances.

 2.1.11 SL2 loops shall have test points, with or without conditioning, will be designed with a design layout record provided to Knology, and will be provided with OC. The OC feature will allow Knology to coordinate the installation of the loop with the disconnect of an existing customer's service and/or number portability service. In these cases, BellSouth will perform the order conversion with standard order coordination at its discretion during normal work hours.

 2.1.12 BellSouth will also offer Unbundled Digital Loops (UDL). They will be designed, will be provisioned with test points (where appropriate), and will come standard with Order Coordination and a Design Layout Record (DLR).

 2.1.13 As a chargeable option on all loops except UVL-SL1 and UCL, BellSouth will offer Order Coordination - Time Specific (OC-TS). This will allow Knology the ability to specify the time that the coordinated conversion takes place. The OC- TS charge for orders due on the same day at the same location will be applied on a per Local Service Request (LSR) basis.

 2.1.14 Knology will be responsible for testing and isolating troubles on the loops. Once Knology has isolated a trouble to the BellSouth provided loop, Knology will issue a trouble to BellSouth on the loop. BellSouth will take the actions necessary to repair the loop if a trouble actually exists. BellSouth will repair these loops in the same time frames that BellSouth repairs similarly situated loops to its customers.

 2.1.15 If Knology reports a trouble on SL1 loops and no trouble actually exists, BellSouth will charge Knology for any dispatching and testing (both inside and outside the CO) required by BellSouth in order to confirm the loop's working status.

                                                                    Attachment 2
                                                                          Page 7

 2.1.16 If Knology reports a trouble on SL2 loops and no trouble actually exists, BellSouth will charge Knology for any dispatching and testing, (outside the CO) required by BellSouth in order to confirm the loop's working status.

 2.1.17 In addition to the UVLs and UDLs, BellSouth shall make available Unbundled Copper Loops (UCLs). The UCL will be a copper twisted pair loop that is unencumbered by any intervening equipment (e.g., filters, load coils, range extenders, digital loop carrier, or repeaters). The UCL will be offered in two versions- Short and Long. A short UCL (18 kft or less) will be provisioned according to Resistance Design parameters, may have up to 6kft of bridged tap and will have up to 1300 ohms of resistance. The long UCL (beyond 18kft) will be any dry copper pair longer than 18kft and may have up to 12kft of bridged tap and up to 2800 ohms of resistance. Unbundled Loop Modifications (ULM) may be used when a CLEC wants to condition copper loops by removing load coils and other intervening equipment. In almost every case, the UCL long will require ULM to remove load coils. BST will only ensure electrical continuity and balance relative to tip and ring on UCLs.

 2.1.18 The UCL will be a designed circuit, with or without conditioning, provisioned with a test point and come standard with a DLR. OC will be offered as a chargeable option on all UCL loops. Order Coordination - Time Specific (OC-TS) will not be offered on UCLs.

 2.1.19 The UCL is a dry cooper loop and is not intended to support any particular telecommunications service. Knology may use the UCL loop for a variety of services, including xDSL (e.g., ADSL and HDSL) services, by attaching appropriate terminal equipment of Knology's choosing. Knology will determine the type of service that will be provided over the loop.

 2.1.20 Because the UCL loop shall be an unbundled loop offering that is separate and distinct from BellSouth's ADSL and HDSL capable loop offerings, CLEC agrees that BellSouth's UCL loop will not be held to the service level and performance expectations that apply to its ADSL and HDSL unbundled loop offerings. BellSouth shall only be obligated to maintain copper continuity and provide balance relative to tip and ring on UCL loops.

 2.1.21 The UCL loop shall be provided to CLEC in accordance with BellSouth's Technical Reference 73600.

 2.1.22   Technical Requirements
          ----------------------

 2.1.22.1 To the extent available within BellSouth's Network at a particular location, BellSouth will offer loops capable of supporting telecommunications services such as: POTS, Centrex, basic rate ISDN, analog PBX, voice grade private line, ADSL, HDSL, DS1 and digital data (up to 64 kb/s). If a requested loop type is not available, then the CLEC can use the Special Construction process to request

                                                                    Attachment 2
                                                                          Page 8

          that BellSouth place facilities or otherwise modify facilities in order to meet Knology's request.

 2.1.22.2 Knology will be responsible for providing BellSouth with a Service Profile Identifier (SPID) associated with a particular ISDN-capable loop and end user. With the SPID, BellSouth will be able to adequately test the circuit and ensure that it properly supports ISDN service.

 2.1.22.3 The loop will support the transmission, signaling, performance and interface requirements of the services described in 2.1.3 above. It is recognized that the requirements of different services are different, and that a number of types or grades of loops are required to support these services. Services provided over the loop by Knology will be consistent with industry standards and BellSouth's TR73600.

 2.1.22.4 Knology may utilize the unbundled loops to provide any telecommunication service it wishes. However, BellSouth will only provision, maintain and repair the loops to the standards that are consistent with the type of loop ordered. For example, if Knology orders an ISDN-capable loop but wants to use the loop for a service other than ISDN, BellSouth will only support that the loop is capable of providing ISDN service. For non-service specific loops (e.g. UCL, loops modified by Knology using the Special Construction process), BellSouth will only support that the loop has copper continuity and balanced tip-and-ring.

 2.1.22.5 In some instances, Knology will require access to a copper twisted pair loop unfettered by any intervening equipment (e.g., filters, load coils, range extenders, etc.), so that Knology can use the loop for a variety of services by attaching appropriate terminal equipment at the ends. Knology will determine the type of service that will be provided over the loop. In some cases, Knology may be required to pay additional charges for the removal of certain types of equipment. BellSouth's Unbundled Loop Modifications (ULM)process will be used to determine the costs and feasibility of these activities.

 2.1.22.6 In those cases where Knology has requested that BellSouth modify a loop so that it no longer meets the technical parameters of the original loop type (e.g., voice grade, ISDN, ADSL, etc.) the resulting modified loop will be ordered and maintained as a UCL.

 2.1.22.7 The loop shall be provided to Knology in accordance with BellSouth's TR73600 Unbundled Local Loop Technical Specification and applicable industry standard technical references.

 2.2      Unbundled Loop Modifications (Line Conditioning)

 2.2.1 Subject to applicable and effective FCC rules and orders, BellSouth shall condition loops, as requested by Knology, whether or not BellSouth offers

                                                                    Attachment 2
                                                                          Page 9

          advanced services to the End User on that loop.

 2.2.2 Loop conditioning is defined as the removal from the loop of any devices that may diminish the capability of the loop to deliver high-speed switched wireline telecommunications capability, including xDSL service. Such devices include, but are not limited to, load coils, bridge taps, low pass filters, and range extenders.

 2.2.3 The Unbundled Loop Modifications (ULM) offering provides the following elements: 1) removal of equipment on loops less than 18kft, 2) removal of equipment of loops longer than (18kft), 3) removal of bridged-taps on loops of any length.

 2.2.4 BellSouth shall recover the cost of line conditioning requested by Knology through a recurring charge and/or nonrecurring charge(s) in accordance with the FCC's forward-looking pricing principles promulgated pursuant to Section 252 (d) (1) of the Act and in compliance with FCC Rule 52.507 (e).

 2.3      Integrated Digital Loop Carriers

 2.3.1 Where BellSouth uses Integrated Digital Loop Carrier (IDLC) systems to provide the local loop and BellSouth has a suitable alternate facility available, BellSouth will make arrangements to permit Knology to order a contiguous local loop. To the extent it is technically feasible, these arrangements will provide Knology with the capability to serve end users at a level that is at parity with the level of service BellSouth provides its customers. If no alternate facility is available, BellSouth will utilize its Special Construction (SC) process to determine the additional costs required to provision the loop facilities. Knology will then have the option of paying the one-time SC rates to place the loop facilities or Knology may chose some other method of providing service to the end-user (e.g., Resale, private facilities, etc.).

 2.4      Network Interface Device

 2.4.1    Definition
          ----------

          The NID is defined as any means of interconnection of end-user customer inside wire to BellSouth's distribution plant, such as a cross-connect device used for that purpose. The NID is a single-line termination device or that portion of a multiple-line termination device required to terminate a single line or circuit at the premises. The NID features two independent chambers or divisions that separate the service provider's network from the End User's on-premises wiring. Each chamber or division contains the appropriate connection points or posts to which the service provider and the end user each make their connections. The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

                                                                    Attachment 2
                                                                         Page 10


 2.4.2 BellSouth shall permit Knology to connect Knology's loop facilities the end-user's inside wire through the BellSouth NID or at any other technically feasible point.

 2.4.3       Access to Network Interface Device (NID)
             ----------------------------------------

 2.4.3.1 Due to the wide variety of NIDs utilized by BellSouth (based on subscriber size and environmental considerations), Knology may access the end user's wire by any of the following means: BellSouth shall allow Knology to connect its loops directly to BellSouth's multi-line residential NID enclosures that have additional space and are not used by BellSouth or any other telecommunications carriers to provide service to the premise. Knology agrees to install compatible protectors and test jacks and to maintain the protection system and equipment and to indemnify BellSouth pursuant to Section 8 of the General Terms and Conditions of this Agreement.

 2.4.3.2 Where an adequate length of the end user's inside wire is present and environmental conditions permit, either Party may remove the inside wire from the other Party's NID and connect that wire to that Party's own NID; or

 2.4.3.3 Enter the subscriber access chamber or "side" of "dual chamber" NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wiring through a suitable "punch-out" hole of such NID enclosures; or

 2.4.3.4 Request BellSouth to make other rearrangements to the inside wiring terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting Party (i.e., Knology, its agent, the building owner or the subscriber). Such charges will be billed to the requesting Party.

 2.4.3.5 In no case shall either Party remove or disconnect the other Party's loop facilities from either Party's NIDs, enclosures, or protectors unless: (1) the applicable Commission has expressly permitted the same; (2) the disconnecting Party provides prior notice to the other Party, and (3) the Party disconnecting appropriately caps off and guards the other Party's loops. It will be the CLEC's responsibility to ensure there is no safety hazard and will hold BellSouth harmless for any liability associated with the removal of the BellSouth loop from the BellSouth NID. In such cases, it shall be the responsibility of the disconnecting party, once the other Party's loop has been disconnected from the NID, to reconnect the disconnected loop to a nationally- recognized-testing-laboratory-listed station protector, which has been grounded as per Article 800 of the National Electrical Code. If CLEC does not wish to accept this responsibility, other options exist in which BellSouth installs a NID for the CLEC as a chargeable option.

 2.4.3.6 In no case shall either Party remove or disconnect ground wires from BellSouth's NIDs, enclosures, or protectors.

                                                                    Attachment 2
                                                                         Page 11

 2.4.3.7 In no case shall either Party remove or disconnect NID modules, protectors, or terminals from BellSouth's NID enclosures.

 2.4.3.8 Due to the wide variety of NID enclosures and outside plant environments BellSouth will work with Knology to develop specific procedures to establish the most effective means of implementing this Section, 2.4.3.

 2.4.4       Technical Requirements
             ----------------------

 2.4.4.1 The NID shall provide an accessible point of interconnection and shall maintain a connection to ground.

 2.4.4.2 The NID shall be capable of transferring electrical analog or digital signals between the subscriber's inside wiring and the Distribution Media and/or cross connect to Knology's NID, consistent with the NID's function at the Effective Date of this Agreement.

 2.4.4.3 Where a BellSouth NID exists, it is provided in its "as is" condition. Knology may request BellSouth do additional work to the NID in accordance with Section 2.4.3.8. When Knology deploys its own local loops with respect to multiple-line termination devices, Knology shall specify the quantity of NIDs connections that it requires within such device.

 2.4.5       Interface Requirements
             ----------------------

 2.4.5.1 The NID shall be equal to or better than all of the requirements for NIDs set forth in the applicable industry standard technical references.

 2.5         Unbundled Loop Concentration (ULC) System

 2.5.1       BellSouth will provide to Knology Unbundled Loop Concentration
             (ULC). Loop concentration systems in the central office concentrate the signals transmitted over local loops onto a digital loop carrier system. The concentration device is placed inside a BellSouth central office. BellSouth will offer ULC with a TR008 interface or a TR303 interface.

 2.5.2 ULC will be offered in two sizes. System A will allow up to 96 BellSouth loops to be concentrated onto multiple DS1s. The high-speed connection from the concentrator will be at the electrical DS1 level and may connect to Knology at Knology's collocation site. System B will allow up to 192 BellSouth loops to be concentrated onto multiple DS1s. System A may be upgraded to a System B. A minimum of two DS1s is required for each system (i.e., System A requires two DS1s and System B would require an additional two DS1s or four in total). All DS1 interfaces will terminate to the CLEC's collocation space. ULC service is offered with or without concentration and with or without protection. A Line Interface element will be required for each loop that is terminated onto the ULC system. Rates for ULC are as set forth in this Attachment.

                                                                    Attachment 2
                                                                         Page 12

 2.6         Sub-loop Elements

 2.6.1 Where facilities permit and subject to applicable and effective FCC rules and orders, BellSouth shall offer access to its Unbundled Sub Loop (USL) and Unbundled Sub-loop Concentration (USLC) System. BellSouth shall provide non-discriminatory access, in accordance with 51.311 and Section 251(c) (3) of the Act, to the sub-loop. On an unbundled basis and pursuant to the following terms and conditions and the rates approved by the Commission and set forth in this Attachment.

 2.6.2       Sub-loop components include but are not limited to the following:

 2.6.2.1     Unbundled Sub-Loop Distribution;

 2.6.2.2     Unbundled Sub-Loop Concentration/Multiplexing Functionality; and

 2.6.2.3     Unbundled Sub-Loop Feeder.

 2.7         Unbundled Sub-Loop (distribution facilities)

 2.7.1       Definition
             ----------

 2.7.1.1 Subject to applicable and effective FCC rules and orders, the unbundled sub-loop distribution facility is dedicated transmission facility that BellSouth provides from a customer's point of demarcation to a BellSouth cross-connect device. The BellSouth cross-connect device may be located within a remote terminal (RT) or a stand-alone cross-box in the field or in the equipment room of a building. The unbundled sub-loop distribution media is a copper twisted pair that can be provisioned as a 2 Wire or 4 Wire facility. Following are the current sub-loop distribution offerings:

 2.7.1.1.1 Voice grade Unbundled Sub-Loop Distribution (USL-D) is a sub-loop facility from the cross-box in the field up to and including the point of demarcation, at the end user's premises.

 2.7.1.1.2 Unbundled Sub-Loop distribution facilities were originally built as part of the entire voice grade loop from the BellSouth central office to the customer network interface. Therefore, the voice grade Unbundled Sub-Loop may have load coils, which are necessary for transmission of voice grade services.

 2.7.1.1.3 Unbundled Copper Sub-Loop (UCSL) is a non-loaded copper facility of any length provided from the cross-box in the field up to and including the end-user's point of demarcation.

 2.7.1.1.3.1 If available, this facility will not have any intervening equipment such as load coils between the end-user and the cross-box.

                                                                    Attachment 2
                                                                         Page 13


 2.7.2 If Knology requests a UCSL and a non-loaded pair is not available, Knology may order Unbundled Sub-Loop Modification to remove load coils and/or bridge tap from an existing sub-loop facility. If load coils are removed from an existing sub-loop, that sub-loop will be classified as a UCSL. Knology may order Loop Makeup to determine what loop modifications will be required.

 2.7.3 Unbundled Sub-Loop distribution facilities shall support functions associated with provisioning, maintenance and testing of the Unbundled Sub-Loop. For access to Voice Grade USL-D and UCSL, Knology would be required to deliver a cable to the BellSouth remote terminal or cross-box in the field to provide continuity to Knology's feeder facilities. This cable would be connected, by a BellSouth technician, within the BellSouth RT/cross-box during the set-up process. Knology's cable pairs can then be connected to BellSouth's USL within the BellSouth cross-box by the BellSouth technician.

 2.7.4 Unbundled Sub-Loop - Intrabuilding Network Cable (USL-INC) (a.k.a. riser cable) is the distribution facility inside a subscribers' building or between buildings on one customer's same premises (continuous property not separated by a public street or road). USL-INC includes the facility from the cross-connect device in the building equipment room up to and including the point of demarcation, at the end user's premises.

 2.7.5 In a scenario that requires connection in a building equipment room, BellSouth will install a cross connect panel that will be installed for the purpose of accessing USL-INC pairs. The cross-connect panel will function as a single point of interconnection (SPOI) for USL-INC and will be accessible by multiple carriers as space permits. BellSouth will place cross-connect blocks in 25 pair increments for Knology's use on this cross-connect panel. Knology will be responsible for connecting its facilities to the 25 pair cross-connect block(s).

 2.7.6          BellSouth will provide Unbundled Sub-Loops where possible.
                Through the firm order Service Inquiry (SI) process, BellSouth will determine if it is feasible to place the required facilities where Knology has requested access to Unbundled Sub-Loops. If existing capacity is sufficient to meet the CLEC demand, then BellSouth will perform the set-up work as described in Section 2.7.6. If any work must be done to modify existing BellSouth facilities or add new facilities (other than adding the cross-connect panel in a building equipment room as noted in 2.8.6) to accommodate Knology's request for Unbundled Sub-Loops, Knology may request BellSouth's Special Construction (SC) process to determine additional costs required to provision the Unbundled Sub-Loops. Knology will have the option of paying the SC charges to modify the BellSouth facilities.

 2.7.7 Set-up work must be completed before Knology can order sub-loop pairs. During the set-up in a BellSouth cross-connect box in the field, the BellSouth technician will perform the necessary work to splice the CLEC's cable into the cross-connect box. For the set-up inside a building equipment room, BellSouth will perform the

                                                                    Attachment 2
                                                                         Page 14

                necessary work to install the cross-connect panel and the connecting block(s) that will be used to provide access to the requested USLs.

 2.7.7.1 Once the set-up is complete, the CLEC will request sub-loop pairs through submission of a Local Service Request (LSR) form to the Local Carrier Service Center (LCSC). Manual Order Coordination is required with USL pair provisioning and is in addition to the USL pair rate. For expedite requests by Knology for sub-loop pairs, expedite charges will apply for intervals less than 5 days.

 2.7.7.2 Unbundled Sub-Loop shall be equal to or better than each of the applicable requirements set forth in the applicable industry standard technical references.

 2.7.7.3 Unbundled Sub-Loops will be provided in accordance with technical reference TR73600.

 2.8            Unbundled Network Terminating Wire (UNTW)

 2.8.1          BellSouth agrees to offer its Unbundled Network Terminating Wire
                (UNTW) to Knology pursuant to the following terms and conditions at rates as set forth in this Attachment.

 2.8.2          Definition
                ----------

 2.8.2.1 Subject to applicable and effective FCC rules and orders, UNTW is a dedicated transmission facility that BellSouth provides from the Wiring Closet /Garden Terminal (or other type of cross-connect point) at the point of termination of BellSouth's loop distribution facilities to the end user's point of demarcation. UNTW is the final portion of the loop owned by BellSouth.

 2.8.3          Requirements
                ------------

 2.8.3.1 On a multi-unit premises where Provisioning Party owns the network terminating wire, and by request of Requesting Party, Provisioning Party will provide access to UNTW pairs on an Access Terminal that is suitable for use by multiple carriers at each Garden Terminal or Wiring Closet..

 2.8.3.2 In new construction where possible, both Parties may at their option and with the property owner's agreement install their own Network Terminating Wire (NTW). In existing construction, the Provisioning Party shall not be required to install new or additional NTW beyond existing NTW to provision the services of the Requesting Party.

 2.8.3.3 Upon notice from the Requesting Party to the Provisioning party that the Requesting Party desires access to the Provisioning Party's UNTW pairs in a multi-unit premises, representatives of both Parties will participate in a meeting at the site of the requested access. The purpose of the site visit will include

                                                                    Attachment 2
                                                                         Page 15


                discussion of the procedures for Access Terminal installation, location and addresses of the Access Terminals and to discuss an estimated completion date. Upon completion of site visit, the Requesting Party will submit a Service Inquiry (SI) to the person or organization designated by the Provisioning Party to receive the SI. The SI will initiate the work for the Provisioning Party to begin the Access Terminal installation. In multi-tenant unit (MTU) scenarios, Provisioning Party will provide access to UNTW pairs on an Access Terminal(s). By request of the Requesting Party, an Access Terminal will be installed either adjacent to each Provisioning Party's Garden Terminal or inside each Wiring Closet on the requested MTU. All the UNTW pairs served by a Garden Terminal/Wiring Closet will be made available on the Access Terminals. Requesting Party will deliver and connect its central office facilities to the UNTW pairs within the Access Terminal. Requesting Party may access any available pair on an Access Terminal unless the Provisioning Party or another service provider is using the pair to concurrently provide service. Prior to connecting Requesting Party's service on a pair previously used by Provisioning party, Requesting Party is responsible for ensuring the end-user is no longer using Provisioning Party's service or another CLEC's service before accessing UNTW pairs.

 2.8.3.4 Provisioning Party will use best efforts to complete installation of the Access Terminals within thirty (30) business days of the receipt by the Provisioning Party of the Service Inquiry from the Requesting Party.

 2.8.3.5 Requesting Party is responsible for obtaining the property owner's permission for Provisioning Party to install an Access Terminal(s) on behalf of the Requesting Party. The submission of the SI by the Requesting Party will serve as certification by the Requesting Party that such permission has been obtained.

 2.8.3.6 Requesting Party will be billed for non-recurring and recurring charges for accessing UNTW pairs at the time the Requesting Party activates the pair(s). Knology will report use of the UNTW pairs on a Local Service Request (LSR) form submitted to BellSouth's Local Carrier Service Center (LCSC).

 2.8.3.7 Requesting Party will isolate and report repair problems to the UNE center. Requesting Party must tag the UNTW pair that requires repair. If Provisioning Party dispatches a technician on a reported trouble call and no UNTW trouble is found, Provisioning Party will charge Requesting Party for time spent on the dispatch and testing the UNTW pair(s).

 2.8.3.8 If Requesting Party initiates the Access Terminal installation and the Requesting Party has not activated at least one pair on the Access Terminal installed pursuant to Requesting Party's request for an Access Terminal within 6 months of installation of the Access Terminal, Provisioning Party will bill Requesting Party a non-recurring charge equal to the actual cost of provisioning the Access Terminal.

                                                                    Attachment 2
                                                                         Page 16

 2.8.3.9 If Provisioning Party determines that Requesting Party is using the UNTW pairs without reporting such usage to BellSouth, the following charges shall apply in addition to any fines which may be established by state commissions and any other remedies at law or in equity available to the Provisioning Party:

 2.8.3.10 If Requesting Party issued a LSR to disconnect an end-user from BellSouth in order to use a UNTW pair, Requesting Party will be billed for the use of the pair back to the disconnect order date.

 2.8.3.11 If Requesting Party activated a UNTW pair on which Provisioning Party was not previously providing service, Requesting Party will be billed for the use of that pair back to the date the end-user began receiving service using that pair. Upon request, Requesting Party will provide copies of its billing record to substantiate such date. If Requesting Party fails to provide such records, then Provisioning Party will bill the Requesting Party back to the date of the Access Terminal installation.

 2.9            Unbundled Sub-Loop Concentration System (USLC)

 2.9.1 Where facilities permit and where necessary to comply with an effective Commission order, BellSouth will provide to Knology with the ability to concentrate its sub-loops onto multiple DS1s back to the BellSouth Central Office. The DS1s will then be terminated into Knology's collocation space. TR-008 and TR303 interface standards are available.

 2.9.2 USLC, using the Lucent Series 5 equipment, will be offered in two different systems. System A will allow up to 96 of Knology's sub-loops to be concentrated onto multiple DS1s. System B will allow an additional 96 of Knology's sub-loops to be concentrated onto multiple DS1s. One System A may be supplemented with one System B and they both must be physically located in a single Series 5 dual channel bank. A minimum of two DS1s is required for each system (i.e., System A requires two DS1s and System B would require an additional two DS1s or four in total). The DS1 level facility that connects the RT site with the serving wire center is known as a Feeder Interface. All DS1 Feeder Interfaces will terminate to the CLEC's collocation space within the SWC that serves the RT where the CLEC's sub-loops are connected. USLC service is offered with or without concentration and with or without a protection DS1.

 2.9.3 In these scenarios Knology would be required to place a cross-box, remote terminal (RT), or other similar device and deliver a cable to the BellSouth remote terminal. This cable would be connected, by a BellSouth technician, to a cross-connect panel within the BellSouth RT/cross-box and would allow Knology's sub-loops to then be placed on the ULSC and transported to their collocation space at a DS1 level.

                                                                    Attachment 2
                                                                         Page 17


 2.10           Unbundled Sub-Loop Feeder

 2.10.1         Definition

 2.10.1.1 Unbundled Sub-Loop Feeder (USLF) provides connectivity between BellSouth's central office and its cross-box (or other access point) that serves an end user location.

 2.10.2 USLF is intended to be utilized for voice traffic and can be configured as 2-wire voice (USLF-2W/V) or 4-wire voice (USLF-4W/V).

 2.10.3 USLF can also to be utilized for digital traffic and can be configured as 2-wire ISDN (USLF-2W/I); 2-wire Copper (USLF-2W/C); 4-wire Copper (USLF-4W/C) facilities: 4-wire DS0 level loop (USLF-4W/D0); or 4-wire DS1 & ISDN (USLF-4W/DI).

 2.10.4 USLF will provide the facilities needed to provision a 2W or 4W communications pathway from the BellSouth central office to the BellSouth cross-box. This element will allow for the connection of the Knologys loop distribution elements onto BellSouth's feeder system.

 2.10.5         Requirements

 2.10.5.1 Knology will extend its compatible cable to BellSouth's cross-box. The cable will then be connected to a panel inside the BellSouth cross-box to the requested level of feeder element. In those cases when there is no room in the BellSouth cross-box to accommodate the additional cross-connect panels mentioned above, BellSouth will utilize its Special Construction process to determine the costs to provide the sub-loop feeder element to Knology. Knology will then have the option of paying the special construction charges or canceling the order.

 2.10.5.2 USLF will be a designed circuit and BellSouth will provide a Design Layout Record (DLR) for this element.

 2.10.5.3 BellSouth will provide USLF elements in accordance with applicable industry standards for these types of facilities. Where industry standards do not exist, BellSouth's TR73600 will be used to determine performance parameters.

 2.11           Dark Fiber

 2.11.1         Definition
                ----------

 2.11.1.1 Dark Fiber is optical transmission facilities without attached signal regeneration, multiplexing, aggregation or other electronics that connects two points within BellSouth's network. Dark Fiber is unused strands of optical fiber. It may be strands of optical fiber existing in aerial or underground structure. No line

                                                                    Attachment 2
                                                                         Page 18

                terminating elements terminated to such strands to operationalize its transmission capabilities will be available.

 2.11.2         Requirements
                ------------

 2.11.2.1 BellSouth shall make available Dark Fiber where it exists in BellSouth's network and where, as a result of future building or deployment, it becomes available. If BellSouth has plans to use the fiber within a two-year planning period, there is no requirement to provide said fiber to Knology.

 2.11.2.2 If the requested dark fiber has any lightwave repeater equipment interspliced to it, BellSouth will remove such equipment at Knology's request subject to time and materials charges.

 2.11.2.3 Knology may test the quality of the Dark Fiber to confirm its usability and performance specifications.

 2.11.2.4 BellSouth shall use its best efforts to provide to Knology information regarding the location, availability and performance of Dark Fiber within ten (10) business days for a records based answer and twenty (20) business days for a field based answer, after receiving a request from Knology ("Request"). Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber ("Confirmation"). From the time of the Request to forty-five (45) days after Confirmation, BellSouth shall hold such requested Dark Fiber for Knology's use and may not allow any other party to use such media, including BellSouth.

 2.11.2.5 BellSouth shall use its best efforts to make Dark Fiber available to Knology within thirty (30) business days after it receives written confirmation from Knology that the Dark Fiber previously deemed available by BellSouth is wanted for use by Knology. This includes identification of appropriate connection points (e.g., Light Guide Interconnection (LGX) or splice points) to enable Knology to connect or splice Knology provided transmission media (e.g., optical fiber) or equipment to the Dark Fiber.

 2.11.2.6       Dark Fiber shall meet the manufacturer's design specifications.

 2.11.2.7 Knology may splice and test Dark Fiber obtained from BellSouth using Knology or Knology designated personnel. BellSouth shall provide appropriate interfaces to allow splicing and testing of Dark Fiber. BellSouth shall provide an excess cable length of 25 feet minimum (for fiber in underground conduit) to allow the uncoiled fiber to reach from the manhole to a splicing van.

 2.12           Rates

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

                                                                    Attachment 2
                                                                         Page 19

 2.13           Operational Support Systems (OSS)

 2.13.1 BellSouth has developed and made available the following electronic interfaces by which Knology may submit LSRs electronically.

                LENS      Local Exchange Navigation System
                EDI       Electronic Data Interchange
                TAG       Telecommunications Access Gateway

 2.13.2 LSRs submitted by means of one of these electronic interfaces will incur an OSS electronic ordering charge as specified in the table below. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (mail, fax, courier, etc.) will incur a manual order charge as specified in the table below:

--------------------------------------------------------------------------------------------
 OPERATIONAL SUPPORT SYSTEMS                            AL, GA, LA, MS,      FL, KY, TN
                                                            NC, SC
--------------------------------------------------------------------------------------------
 OSS LSR charge, per LSR received from the                  $ 3.50             $ 3.50
 CLEC by one of the OSS interactive interfaces
                                                            SOMEC              SOMEC
--------------------------------------------------------------------------------------------
 Incremental charge per LSR received from the         See applicable rate      $ 19.99
 CLEC by means other than one of the OSS                    element
 interactive interfaces                                                        SOMAN
--------------------------------------------------------------------------------------------

 2.13.3         Denial/Restoral OSS Charge
                --------------------------

 2.13.3.1 In the event Knology provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.

 2.13.4         Cancellation OSS Charge
                -----------------------

 2.13.4.1 Knology will incur an OSS charge for an accepted LSR that is later canceled by Knology.

                Note: Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

 2.13.5         Network Elements and Other Services Manual Additive
                ---------------------------------------------------

 2.13.5.1 The Commissions in some states have ordered per-element manual additive non-recurring charges (NRC) for Network Elements and Other Services ordered

                                                                    Attachment 2
                                                                         Page 20

                by means other than one of the interactive interfaces. These ordered Network Elements and Other Services manual additive NRCs will apply in these states, rather than the charge per LSR. The per-element charges are listed on the Rate Tables in Exhibit D.

 2.14           Preordering Loop Makeup (LMU)

 2.14.1         Description of Service
                ----------------------

 2.14.1.1 BellSouth shall make available to Knology loop makeup (LMU) data for BellSouth's network facilities. This section addresses LMU as a preordering transaction, distinct from Knology ordering any other service(s). Loop Makeup Service Inquiries (LMUSI) for preordering loop makeup are likewise unique from other preordering functions with associated service inquiries (SI) as described in this Agreement.

 2.14.1.2 BellSouth will provide Knology with loop makeup information consisting of the composition of the loop material (copper/fiber); the existence, location and type of equipment on the loop, including but not limited to digital loop carrier or other remote concentration devises, feeder/distribution interfaces, bridge taps, load coils, pair-gain devices; the loop length; and the wire gauge. The LMUSI may be utilized by Knology for the purpose of determining whether the loop requested is capable of supporting DSL service or other advanced data services. The determination shall be made solely by Knology and BellSouth shall not be liable in any way for the performance of the advanced data services provisioned over said loop.

 2.14.1.3 BellSouth's LMU information is provided to Knology as it exists either in BellSouth's databases or in its hard copy facility records. BellSouth does not guarantee accuracy or reliability of the LMU information provided.

 2.14.1.4 Targeted deployment of this service commences in the month of July, 2000 for manual LMU. Mechanized LMU is available for limited deployment at the end of July, 2000 to those CLECs that have effective X-Digital Subscriber Line (xDSL) Beta Test Agreements in place with BellSouth.

 2.14.2         Submitting Loop Makeup Service Inquiries
                ----------------------------------------

 2.14.2.1 Knology will be able to obtain LMU information by submitting a LMUSI mechanically or manually. Mechanized LMUSIs should be submitted through BellSouth's Operational Support Systems interfaces. After obtaining the resulting loop data from the mechanized LMUSI process, if Knology determines that it needs further loop data information in order to make a determination of loop service capability, Knology may initiate a separate manual SI for a separate nonrecurring charge as set forth in
                Section 2.14.3.

                                                                    Attachment 2
                                                                         Page 21

 2.14.2.2 Manual LMUSIs shall be submitted on the preordering manual LMUSI form by means of fax or electronic-mail to BellSouth's Complex Resale Support Group (CRSG)/Account Team utilizing the Preordering Loop Makeup Service Inquiry form. The standard service interval for the return of a Loop Makeup Manual Service Inquiry is seven business days. This service interval is distinct from the interval applied to the subsequent service order. Manual LMUSIs are not subject to expedite requests.

 2.14.3         LMUSI Types & Associated Charges
                --------------------------------

                Knology may request LMU information by submitting LMUSIs in accordance with the rate elements in Exhibit D.

 2.14.3.1 Knology will be assessed a nonrecurring charge for each facility queried as specified in the table above. Rates for all states are interim and subject to true-up pending approval of final rates by the respective State Commissions. True-ups will be retroactive to the effective date of this Agreement.

 2.14.3.2 Knology may reserve facilities for up to four (4) days in connection with a LMUSI. Reserved facilities for which Knology does not plan to place a UNE local service request (LSR) should be cancelled by Knology. Should Knology wish to cancel a reservation on a spare facility, the cancellation will require a facility reservation number (RESID/FRN).

 2.14.3.3 The reservation holding timeframe is a maximum of four days from the time that BellSouth's LMU data is returned to Knology for the facility queried. During this holding time and prior to Knology's placing an LSR, the reserved facilities are rendered unavailable to other customers, whether for CLEC(s) or for BellSouth. Notwithstanding the foregoing, BellSouth does not guarantee that a reservation will assure Knology's ability to order the exact facility reserved.

 2.14.3.4 If Knology does not submit an LSR for a UNE service order on a reserved facility within the four-day reservation timeframe, the reservation of that spare facility will become invalid and the facility will be released.

 2.14.3.5 Charges for preordering LMUSI are separate from any charges associated with ordering other services from BellSouth.

 2.14.4         Ordering of Other UNE Services
                ------------------------------

 2.14.4.1 Whenever Knology has reserved a facility through BellSouth's preordering LMU service, should Knology seek to place a subsequent UNE LSR on a reserved facility, Knology shall provide BellSouth the RESID/FRN of the single spare facility on the appropriate UNE LSR., Knology will be billed the appropriate rate element for the specific type UNE loop ordered by Knology as set forth in this Attachment. Knology will not be billed any additional Loop Makeup charges for

                                                                    Attachment 2
                                                                         Page 22

                the loop so ordered. Should Knology choose to place a UNE LSR having previously submitted a request for preordering LMU without a reservation, Knology will be billed the appropriate
                -------
                rate element for the specific UNE loop ordered as well as additional Loop Markup charges as set forth in this Attachment. Rates are provided in the UNE Rate Exhibits for Attachment 2.

 2.14.4.2 Where Knology submits an LSR to order facilities reserved during the LMUSI process, BellSouth will use its best efforts to assign to Knology the facility reserved as indicated on the return of the LMU. Multi-facility reservations per single RESID/FRN as provided with the mechanized LMUSI process are less likely to result in the specific assignment requested by Knology. For those occasions when BellSouth's assignment system cannot assign the specific facility reserved by Knology during the LMU pre-ordering transaction, BellSouth will assign to Knology, subject to availability, a facility that meets the BellSouth technical standards of the BellSouth type loop as ordered by Knology. If the ordered loop type is not available, Knology may utilize the Unbundled Loop Modification process or the Special Construction process, as applicable, to obtain the loop type ordered.

 2.14.4.3 BellSouth offers LMU information for the sole purpose of allowing Knology to determine whether, in CLEC's judgment, BellSouth's loops will support the specific services that Knology wishes to provide over those loops. Knology may choose to use equipment that it deems will enable it to provide a certain type and level of service over a particular BellSouth loop; however, such configurations may not match BellSouth's or the industry's standards and specifications for the intended type and level of service. Accordingly, Knology shall be responsible for insuring that the specific loop type (ADSL, HDSL, or otherwise) ordered on the LSR matches the LMU of the facility requested. Knology bears full responsibility for being knowledgeable of BellSouth's technical standards and the specifications of BellSouth's loops. Knology bears full responsibility for making the appropriate ordering decisions of matching BellSouth loops with Knology's equipment for accomplishing Knology's end goal for the intended service it wishes to provide its end-user(s). Knology is fully responsible for any of its service configurations that may differ from BellSouth's technical standard for the loop type ordered.

 3.             High Frequency Spectrum Network Element

 3.1            General

 3.1.1 BellSouth shall provide Knology access to the high frequency portion of the local loop as an unbundled network element ("High Frequency Spectrum") at the rates set forth in Exhibit D. BellSouth shall provide Knology with the High Frequency Spectrum irrespective of whether BellSouth chooses to offer xDSL services on the loop.

                                                                    Attachment 2
                                                                         Page 23

 3.1.2 The High Frequency Spectrum is defined as the frequency range above the voiceband on a copper loop facility carrying analog circuit-switched voiceband transmissions. Access to the High Frequency Spectrum is intended to allow Knology the ability to provide Digital Subscriber Line ("xDSL") data services to the end user for which BellSouth provides voice services. The High Frequency Spectrum shall be available for any version of xDSL presumed acceptable for deployment pursuant to 47 C.F.R. Section 51.230, including, but not limited to, ADSL, RADSL, and any other xDSL technology that is presumed to be acceptable for deployment pursuant to FCC rules. BellSouth will continue to have access to the low frequency portion of the loop spectrum (from 300 Hertz to at least 3000 Hertz, and potentially up to 3400 Hertz, depending on equipment and facilities) for the purposes of providing voice service. Knology shall only use xDSL technology that is within the PSD mask parameters set forth in T1.413 or other applicable industry standards. Knology shall provision xDSL service on the High Frequency Spectrum in accordance with the applicable Technical Specifications and Standards.

 3.1.3 The following loop requirements are necessary for Knology to be able to access the High Frequency Spectrum: an unconditioned, 2-wire copper loop. An unconditioned loop is a copper loop with no load coils, low-pass filters, range extenders, DAMLs, or similar devices and minimal bridged taps consistent with ANSI T1.413 and T1.601. The process of removing such devices is called "conditioning." BellSouth shall charge and Knology shall pay as interim rates, the same rates that BellSouth charges for conditioning stand-alone loops (e.g.,unbundled copper loops, ADSL loops, and HDSL loops) until permanent pricing for loop conditioning is established either by mutual agreement or by a state public utility commission. The interim costs for conditioning are subject to true up as provided in paragraph
                4.0. BellSouth will condition loops to enable Knology to provide xDSL-based services on the same loops the incumbent is providing analog voice service, regardless of loop length. BellSouth is not required to condition a loop for shared-line xDSL if conditioning of that loop significantly degrades BellSouth's voice service. BellSouth shall charge, and Knology shall pay, for such conditioning the same rates BellSouth charges for conditioning stand-alone loops (e.g., unbundled copper loops, ADSL loops, and HDSL loops.) If Knology requests that BellSouth condition a loop longer than 18,000 ft. and such conditioning significantly degrades the voice services on the loop, Knology shall pay for the loop to be restored to its original state.

 3.1.4 Knology's termination point is the point of termination for Knology on the toll main distributing frame in the central office ("Termination Point"). BellSouth will use jumpers to connect the Knology"s connecting block to the splitter. The splitter will route the High Frequency Spectrum on the circuit to the Knology"s xDSL equipment in the Knology"s collocation space.

 3.1.5 Knology shall have access to the splitter for test purposes, irrespective of where the splitter is placed in the BellSouth premises.

                                                                    Attachment 2
                                                                         Page 24

 3.2            Provisioning of High Frequency Spectrum and Splitter Space

 3.2.1 BellSouth will provide Knology with access to the High Frequency Spectrum as follows:

 3.2.1.1 BellSouth is unable to obtain a sufficient number of splitters for placement in all central offices requested by competitive local exchange carriers ("CLECs") by June 6, 2000. Therefore, BellSouth, Knology and other CLECs have developed a process for allocating the initial orders of splitters. BellSouth will install all splitters ordered on or before April 26, 2000, in accordance with the schedule set forth in Attachment 1 of this Agreement. Once all splitters ordered by all CLECs on or before April 26, 2000, have been installed, BellSouth will install splitters within forty-two (42) calendar days of Knology's submission of such order to the BellSouth Complex Resale Support Group; provided, however, that in the event BellSouth did not have reasonable notice that a particular central office was to have a splitter installed therein, the forty-two (42) day interval shall not apply. Collocation itself or an application for collocation will serve as reasonable notice. BellSouth and Knology will reevaluate this forty-two (42) day interval on or before August 1, 2000.

 3.2.1.2 After June 6, 2000, once a splitter is installed on behalf of Knology in a central office, Knology shall be entitled to order the High Frequency Spectrum on lines served out of that central office.

 3.2.1.3 BellSouth will select, purchase, install, and maintain a central office POTS splitter and provide Knology access to data ports on the splitter. In the event that BellSouth elects to use a brand of splitter other than Siecor, the Parties shall renegotiate the recurring and non-recurring rates associated with the splitter. In the event the Parties cannot agree upon such rates, the then current rates (final or interim) for the Siecor splitter shall be the interim rates for the new splitter. BellSouth will provide Knology with a carrier notification letter at least 30 days before such change and shall work collaboratively with Knology to select a mutually agreeable brand of splitter for use by BellSouth. Knology shall thereafter purchase ports on the splitter as set forth more fully below.

 3.2.1.4 BellSouth will install the splitter in (i) a common area close to the Knology collocation area, if possible; or (ii) in a BellSouth relay rack as close to the Knology DS0 termination point as possible. For purposes of this section, a common area is defined as an area in the central office in which both Parties have access to a common test access point. BellSouth will cross-connect the splitter data ports to a specified Knology DS0 at such time that a Knology end user's service is established.

 3.2.1.5 The High Frequency Spectrum shall only be available on loops on which BellSouth is also providing, and continues to provide, analog voice service directly to the end user. In the event the end-user terminates its BellSouth

                                                                    Attachment 2
                                                                         Page 25

                provided voice service for any reason, and Knology desires to continue providing xDSL service on such loop, Knology shall be required to purchase the full stand-alone loop unbundled network element. However, if the end user terminates service with BellSouth because it is changing voice service to a voice providing CLEC, Knology shall only be permitted to continue to use the loop if there is another loop physically available to the voice providing CLEC. In the event BellSouth disconnects the end-user's voice service pursuant to its tariffs or applicable law, and Knology desires to continue providing xDSL service on such loop, Knology shall be permitted to continue using the line by purchasing the full stand-alone loop unbundled network element. BellSouth shall give Knology notice in a reasonable time prior to disconnect, which notice shall give Knology an adequate opportunity to notify BellSouth of its intent to purchase such loop. The Parties shall work collaboratively towards the mode of notification and the time periods for notice. In those cases in which BellSouth no longer provides voice service to the end user and Knology purchases the full stand-alone loop, Knology may elect the type of loop it will purchase. Knology will pay the appropriate recurring and non-recurring rates for such loop as set for in Attachment 2 of the Agreement. In the event Knology purchases a voice grade loop, Knology acknowledges that such loop may not remain xDSL compatible.

 3.2.1.6 Knology and BellSouth shall continue to work together collaboratively to develop systems and processes for provisioning the High Frequency Spectrum in various real life scenarios. BellSouth and Knology agree that Knology is entitled to purchase the High Frequency Spectrum on a loop that is provisioned over fiber fed digital loop carrier. BellSouth will provide Knology with access to feeder sub-loops at UNE prices. BellSouth and Knology will work together to establish methods and procedures for providing Knology access to the High Frequency Spectrum over fiber fed digital loop carriers.

 3.3 Only one competitive local exchange carrier shall be permitted access to the High Frequency Spectrum of any particular loop

 3.3.1 To order High Frequency Spectrum on a particular loop, Knology must have a DSLAM collocated in the central office that serves the end-user of such loop. BellSouth will work collaboratively with Knology to create a concurrent process that allows Knology to order splitters in central offices where Knology is in the process of obtaining collocation space and enables BellSouth to install such splitters before the end of Knology's collocation provisioning interval. While that process is being developed, Knology may order splitters in a central office once it has installed its Digital Subscriber Line Access Multiplexer ("DSLAM") in that central office. BellSouth will install these splitters within the interval provided in paragraph 3.2.1.1.

 3.3.2 BellSouth will devise a splitter order form that allows Knology to order splitter ports in increments of 24 or 96 ports.

                                                                    Attachment 2
                                                                         Page 26

 3.3.2.1 BellSouth will provide Knology the Local Service Request ("LSR") format to be used when ordering the High Frequency Spectrum.

 3.3.3 BellSouth will initially provide access to the High Frequency Spectrum within the following intervals: Beginning on June 6, 2000, BellSouth will return a Firm Order Confirmation ("FOC") in no more than two (2) business days after receipt of a valid, error free LSR. BellSouth will provide Knology with access to the High Frequency Spectrum as follows:

 3.3.3.1 For 1-5 lines at the same address within three (3) business days from the receipt of Knology's FOC; 6-10 lines at same address within 5 business days from the receipt of Knology's FOC; and more than 10 lines at the same address is to be negotiated. BellSouth and Knology will re-evaluate these intervals on or before August 1, 2000.

 3.3.4 Knology will initially use BellSouth's existing pre-qualification functionality and order processes to pre-qualify line and order the High Frequency Spectrum. Knology and BellSouth will continue to work together to modify these functionalities and processes to better support provisioning the High Frequency Spectrum. BellSouth will use its best efforts to make available to Knology, by the fourth quarter of 2000, an electronic pre-ordering, ordering, provisioning, repair and maintenance and billing functionalities for the High Frequency Spectrum.

 3.4            Maintenance and Repair

 3.4.1 Knology shall have access, for test, repair, and maintenance purposes, to any loop as to which it has access to the High Frequency Spectrum. Knology may access the loop at the point where the combined voice and data signal exits the central office splitter.

 3.4.2 BellSouth will be responsible for repairing voice services and the physical line between the network interface device at the customer premise and the Termination Point of demarcation in the central office. Knology will be responsible for repairing data services. Each Party will be responsible for maintaining its own equipment.

 3.4.3 If the problem encountered appears to impact primarily the xDSL service, the end user should call Knology. If the problem impacts primarily the voice service, the end user should call BellSouth. If both services are impaired, the recipient of the call should coordinate with the other service provider(s).

 3.4.4 BellSouth and Knology will work together to diagnose and resolve any troubles reported by the end-user and to develop a process for repair of lines as to which Knology has access to the High Frequency Spectrum. The Parties will continue to work together to address customer initiated repair requests and other customer

                                                                    Attachment 2
                                                                         Page 27

                impacting maintenance issues to better support unbundling of High Frequency Spectrum.

 3.4.5 The Parties will be responsible for testing and isolating troubles on its respective portion of the loop. Once a Party ("Reporting Party") has isolated a trouble to the other Party's ("Repairing Party") portion of the loop, the Reporting Party will notify the Repairing Party that the trouble is on the Repairing Party's portion of the loop. The Repairing Party will take the actions necessary to repair the loop if it determines a trouble exists in its portion of the loop.

 3.4.6 If a trouble is reported on either Party's portion of the loop and no trouble actually exists, the Repairing Party may charge the Reporting Party for any dispatching and testing (both inside and outside the central office) required by the Repairing Party in order to confirm the loop's working status.

 3.4.7 In the event Knology's deployment of xDSL on the High Frequency Spectrum significantly degrades the performance of other advanced services or of BellSouth's voice service on the same loop, BellSouth shall notify Knology and allow twenty-four (24) hours to cure the trouble. If Knology fails to resolve the trouble, BellSouth may discontinue Knology's access to the High Frequency Spectrum on such loop.

 3.5            Pricing

 3.5.1 BellSouth and Knology agree to the following negotiated, interim rates for the High Frequency Spectrum. All interim prices will be subject to true up based on either mutually agreed to permanent pricing or permanent pricing established in a line sharing cost proceeding conducted by state public utility commissions. In the event interim prices are established by state public utility commissions before permanent prices are established, either through arbitration or some other mechanism, the interim prices established in this Agreement will be changed to reflect the interim prices mandated by the state public utility commissions; however, no true up will be performed until mutually agreed to permanent prices are established or permanent prices are established by state public utility commissions. Once a docket in a particular state in BellSouth's region has been opened to determine permanent prices for the High Frequency Spectrum, BellSouth will provide cost studies for that state for the High Frequency Spectrum upon Knology's written request, within 30 days or such other date as may be ordered by a state commission. All cost related information shall be provided pursuant to a proprietary, non-disclosure agreement.

 3.5.2 BellSouth and Knology enter into this Agreement without waiving current or future relevant legal rights and without prejudicing any position BellSouth or Knology may take on relevant issues before state or federal regulatory or legislative bodies or courts of competent jurisdiction. This clause specifically contemplates but is not limited to: (a) the positions BellSouth or Knology may

                                                                    Attachment 2
                                                                         Page 28

                take in any cost docket related to the terms and conditions associated with access to the High Frequency Spectrum; and (b) the positions that BellSouth or Knology might take before the FCC or any state public utility commission related to the terms and conditions under which BellSouth must provide Knology with access to the High Frequency Spectrum. The interim rates set forth herein were adopted as a result of a compromise between the parties and do not reflect either party's position as to final rates for access to the High Frequency Spectrum.

 4.             Switching

                All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of local and tandem switching.

 4.1            Local Switching

 4.1.1 BellSouth shall provide non-discriminatory access to local circuit switching capability, and local tandem switching capability, on an unbundled basis, except as set forth below in
                Section 4.1.3.3 to Knology for the provision of a telecommunications service. BellSouth shall provide non-discriminatory access to packet switching capability on an unbundled basis to Knology for the provision of a telecommunications service only in the limited circumstance described below in Section 4.4.6.

 4.1.2 Except as otherwise provided herein, BellSouth shall not impose any restrictions on Knology regarding the use of Switching Capabilities purchased from BellSouth provided such use does not result in demonstrable harm to either the BellSouth network or personnel or the use of the BellSouth network by BellSouth or any other telecommunication carrier.

 4.1.3          Local Circuit Switching Capability, including Tandem Switching
                Capability

 4.1.3.1        Definition
                ----------

                Local Circuit Switching Capability is defined as: (A) line-side facilities, which include, but are not limited to, the connection between a loop termination at a main distribution frame and a switch line card; (B) trunk-side facilities, which include, but are not limited to, the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and (C) All features, functions, and capabilities of the switch, which include, but are not limited to: (1) the basic switching function of connecting lines to lines, line to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to BellSouth's customers, such as a telephone number, white page listings, and dial tone; and (2) all other features that the switch is capable of providing, including but not limited to customer calling, customer local area signaling service features,

                                                                    Attachment 2
                                                                         Page 29

                and Centrex, as well as any technically feasible customized routing functions provided by the switch; (D) switching provided by remote switching modules.

 4.1.3.2 Notwithstanding BellSouth's general duty to unbundle local circuit switching, BellSouth shall not be required to unbundle local circuit switching for Knology when Knology serves end-users with four (4) or more voice-grade (DS-0) equivalents or lines in locations served by BellSouth's local circuit switches, which are in the following MSAs: Atlanta, GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston Salem-High Point, NC; Nashville, TN; and New Orleans, LA, and BellSouth has provided non-discriminatory cost based access to the Enhanced Extended Link (EEL) throughout Density Zone 1 as determined by NECA Tariff No. 4 as in effect on January 1, 1999.

 4.1.3.3 In the event that Knology orders local circuit switching for a single end user account name at a single physical end user location with four (4) or more two (2) wire voice-grade loops from a BellSouth central office listed on Exhibit A, BellSouth's sole recourse shall be to charge Knology the market based rate in Exhibit D for use of the local circuit switching functionality for the affected facilities.

 4.1.3.4 A featureless port is one that has a line port, switching facilities, and an interoffice port. A featured port is a port that includes all features then capable or a number of then capable features specifically requested by Knology. Any features that are not currently then capable but are technically feasible through the switch can be requested through the BFR process.

 4.1.3.5        BellSouth will provide to Knology customized routing of calls:
                (i) to a requested directory assistance services platform; (ii) to an operator services platform pursuant to Section 10 of Attachment 2; (iii) for Knology's PIC'ed toll traffic in a two
                (2) PIC environment to an alternative OS/DA platform designated by Knology. Knology customers may use the same dialing arrangements as BellSouth customers.

 4.1.3.6 Remote Switching Module functionality is included in Switching Capability. The switching capabilities used will be based on the line side features they support.

 4.1.3.7 Switching Capability will also be capable of routing local, intraLATA, interLATA, and calls to international customer's preferred carrier; call features (e.g. call forwarding) and Centrex capabilities.

 4.1.3.8 Where required to do so in order to comply with an effective Commission order, BellSouth will provide to Knology purchasing local BellSouth switching and reselling BellSouth local exchange service under Attachment 1, selective routing of calls to a requested directory assistance services platform or operator services

                                                                    Attachment 2
                                                                         Page 30

                platform. Knology customers may use the same dialing arrangements as BellSouth customers, but obtain a Knology branded service.

 4.1.4          Technical Requirements
                ----------------------

 4.1.4.1 The requirements set forth in this Section apply to Local Switching, but not to the Data Switching function of Local Switching.

 4.1.4.2 Local Switching shall be equal to or better than the requirements for Local Switching set forth in the applicable industry standard technical references.

 4.1.4.3 When applicable, BellSouth shall route calls to the appropriate trunk or lines for call origination or termination.

 4.1.4.4 Subject to this section, BellSouth shall route calls on a per line or per screening class basis to (1) BellSouth platforms providing Network Elements or additional requirements (2) Operator Services platforms, (3) Directory Assistance platforms, and (4) Repair Centers. Any other routing requests by Knology will be made pursuant to the Bona Fide Request/ New Business Request Process as set forth in General Terms and Conditions.

 4.1.4.5 BellSouth shall provide unbranded recorded announcements and call progress tones to alert callers of call progress and disposition.

 4.1.4.6 BellSouth shall activate service for an Knology customer or network interconnection on any of the Local Switching interfaces. This includes provisioning changes to change a customer from BellSouth's services to Knology's services without loss of switch feature functionality as defined in this Agreement.

 4.1.4.7 BellSouth shall perform routine testing (e.g., Mechanized Loop Tests (MLT) and test calls such as 105, 107 and 108 type calls) and fault isolation on a mutually agreed upon schedule.

 4.1.4.8 BellSouth shall repair and restore any equipment or any other maintainable component that may adversely impact Local Switching.

 4.1.4.9 BellSouth shall control congestion points such as those caused by radio station call-ins, and network routing abnormalities. All traffic shall be restricted in a non-discriminatory manner.

 4.1.4.10 BellSouth shall perform manual call trace and permit customer originated call trace.

 4.1.4.11 Special Services provided by BellSouth will include the following:

 4.1.4.11.1     Telephone Service Prioritization;

                                                                    Attachment 2
                                                                         Page 31

 4.1.4.11.2     Related services for handicapped;

 4.1.4.11.3     Soft dial tone where required by law; and

 4.1.4.11.4     Any other service required by law.

 4.1.4.12 BellSouth shall provide Switching Service Point (SSP) capabilities and signaling software to interconnect the signaling links destined to the Signaling Transfer Point Switch
                (STPS). These capabilities shall adhere to the technical specifications set forth in the applicable industry standard technical references.

 4.1.4.13 BellSouth shall provide interfaces to adjuncts through Telcordia (formerly BellCore) standard interfaces. These adjuncts can include, but are not limited to, the Service Circuit Node and Automatic Call Distributors.

 4.1.4.14 BellSouth shall provide performance data regarding a customer line, traffic characteristics or other measurable elements to Knology, upon a reasonable request from Knology. CLEC will pay BellSouth for all costs incurred to provide such performance data through the Business Opportunity Request process.

 4.1.4.15 BellSouth shall offer Local Switching that provides feature offerings at parity to those provided by BellSouth to itself or any other Party.

 4.1.4.16 BellSouth shall offer to Knology all AIN triggers in connection with its SMS/SCE offering which are supported by BellSouth for offering AIN-based services

 4.1.4.17 Where capacity exists, BellSouth shall assign each Knology customer line the class of service designated by Knology (e.g., using line class codes or other switch specific provisioning methods), and shall route directory assistance calls from Knology customers to Knology directory assistance operators at Knology's option.

 4.1.4.18 Where capacity exists, BellSouth shall assign each Knology customer line the class of services designated by Knology (e.g., using line class codes or other switch specific provisioning methods) and shall route operator calls from Knology customers to Knology operators at Knology's option. For example, BellSouth may translate 0- and 0+ intraLATA traffic, and route the call through appropriate trunks to an Knology Operator Services Position System (OSPS). Calls from Local Switching must pass the ANI-II digits unchanged.

 4.1.4.19 Local Switching shall be offered in accordance with the technical specifications set forth in the applicable industry standard references.

 4.1.5          Interface Requirements BellSouth shall provide the following
                ----------------------
                interfaces to loops:

 4.1.5.1 Standard Tip/Ring interface including loopstart or groundstart, on-hook signaling (e.g., for calling number, calling name and message waiting lamp);

                                                                    Attachment 2
                                                                         Page 32

 4.1.5.2        Coin phone signaling;

 4.1.5.3 Basic Rate Interface ISDN adhering to appropriate Telcordia (formerly BellCore) Technical Requirements;

 4.1.5.4        Two-wire analog interface to PBX;

 4.1.5.5        Four-wire analog interface to PBX;

 4.1.5.6 Four-wire DS1 interface to PBX or customer provided equipment (e.g. computers and voice response systems);

 4.1.5.7 Primary Rate ISDN to PBX adhering to ANSI standards Q.931, Q.932 and appropriate Telcordia (formerly BellCore) Technical Requirements;

 4.1.5.8 Switched Fractional DS1 with capabilities to configure Nx64 channels (where N = 1 to 24); and

 4.1.5.9 Loops adhering to Telcordia (formerly BellCore) TR-NWT-08 and TR-NWT-303 specifications to interconnect Digital Loop Carriers.

 4.1.6 BellSouth shall provide access to the following but not limited to:

 4.1.6.1 SS7 Signaling Network or Multi-Frequency trunking if requested by Knology;

 4.1.6.2 Interface to Knology operator services systems or Operator Services through appropriate trunk interconnections for the system; and

 4.1.6.3 Interface to Knology Directory Assistance Services through the Knology switched network or to Directory Assistance Services through the appropriate trunk interconnections for the system; and 950 access or other Knology required access to interexchange carriers as requested through appropriate trunk interfaces.

 4.2            Tandem Switching

 4.2.1          Definition
                ----------

                Tandem Switching is the function that establishes a communications path between two switching offices through a third switching office (the Tandem switch).

 4.2.2          Technical Requirements
                ----------------------

                Tandem Switching shall have the same capabilities or equivalent capabilities as those described in Bell Communications Research TR-TSY-000540 Issue 2R2, Tandem Supplement, 6/1/90. The requirements for Tandem Switching include, but are not limited to the following:

 4.2.2.1 Tandem Switching shall provide signaling to establish a tandem connection;

                                                                    Attachment 2
                                                                         Page 33

 4.2.2.2 Tandem Switching will provide screening as jointly agreed to by Knology and BellSouth;

 4.2.2.3 Tandem Switching shall provide Advanced Intelligent Network triggers supporting AIN features where such routing is not available from the originating end office switch, to the extent such Tandem switch has such capability;

 4.2.2.4 Tandem Switching shall provide access to Toll Free number portability database as designated by Knology;

 4.2.2.5 Tandem Switching shall provide all trunk interconnections discussed under the "Network Interconnection" section (e.g., SS7, MF, DTMF, DialPulse, PRI-ISDN, DID, and CAMA-ANI (if appropriate for 911));

 4.2.2.6 Tandem Switching shall provide connectivity to PSAPs where 911 solutions are deployed and the tandem is used for 911; and

 4.2.2.7 Where appropriate, Tandem Switching shall provide connectivity to transit traffic to and from other carriers.

 4.2.3 Tandem Switching shall accept connections (including the necessary signaling and trunking interconnections) between end offices, other tandems, IXCs, ICOs, CAPs and CLEC switches.

 4.2.4 Tandem Switching shall provide local tandeming functionality between two end offices including two offices belonging to different CLEC's (e.g., between a CLEC end office and the end office of another CLEC).

 4.2.5 Tandem Switching shall preserve CLASS/LASS features and Caller ID as traffic is processed.

 4.2.6 Tandem Switching shall record billable events and send them to the area billing centers designated by Knology. Tandem Switching will provide recording of all billable events as jointly agreed to by Knology and BellSouth.

 4.2.7 Upon a reasonable request from Knology, BellSouth shall perform routine testing and fault isolation on the underlying switch that is providing Tandem Switching and all its interconnections. The results and reports of the testing shall be made immediately available to Knology.

 4.2.8 BellSouth shall maintain Knology's trunks and interconnections associated with Tandem Switching at least at parity to its own trunks and interconnections.

 4.2.9 BellSouth shall control congestion points and network abnormalities. All traffic will be restricted in a non-discriminatory manner.

                                                                    Attachment 2
                                                                         Page 34

 4.2.10 Selective Call Routing through the use of line class codes is not available through the use of tandem switching. Selective Call Routing through the use of line class codes is an end office capability only. Detailed primary and overflow routing plans for all interfaces available within BellSouth's switching network shall be mutually agreed to by Knology and BellSouth.

 4.2.11 Tandem Switching shall process originating toll-free traffic received from Knology's local switch.

 4.2.12 In support of AIN triggers and features, Tandem Switching shall provide SSP capabilities when these capabilities are not available from the Local Switching Network Element, to the extent such Tandem Switch has such capability.

 4.2.13         Interface Requirements

 4.2.13.1 Tandem Switching shall provide interconnection to the E911 PSAP where the underlying Tandem is acting as the E911 Tandem.

 4.2.13.2 Tandem Switching shall interconnect, with direct trunks, to all carriers with which BellSouth interconnects.

 4.2.13.3 BellSouth shall provide all signaling necessary to provide Tandem Switching with no loss of feature functionality.

 4.2.13.4 Tandem Switching shall interconnect with Knology's switch, using two-way trunks, for traffic that is transiting via BellSouth's network to interLATA or intraLATA carriers. At Knology's request, Tandem Switching shall record and keep records of traffic for billing.

 4.2.13.5 Tandem Switching shall provide an alternate final routing pattern for Knology's traffic overflowing from direct end office high usage trunk groups.

 4.2.13.6 Tandem Switching shall be equal or better than the requirements for Tandem Switching set forth in the applicable technical references.

 4.3 AIN Selective Carrier Routing for Operator Services, Directory Assistance and Repair Centers

 4.3.1 BellSouth will provide AIN Selective Carrier Routing at the request of Knology. AIN Selective Carrier Routing will provide Knology with the capability of routing operator calls, 0+ and 0-and 0+ NPA (LNPA) 555-1212 directory assistance, 1+411 directory assistance and 611 repair center calls to pre-selected destinations.

 4.3.2 Knology shall order AIN Selective Carrier Routing through its Account Team. AIN Selective Carrier Routing must first be established regionally and then on a per central office, per state basis.

                                                                    Attachment 2
                                                                         Page 35

 4.3.3 AIN Selective Carrier Routing is not available in DMS 10 switches.

 4.3.4 Where AIN Selective Carrier Routing is utilized by Knology, the routing of Knology's end user calls shall be pursuant to information provided by Knology and stored in BellSouth's AIN Selective Carrier Routing Service Control Point database. AIN Selective Carrier Routing shall utilize a set of Line Class Codes (LCCs) unique to a basic class of service assigned on an as needed basis. The same LCCs will be assigned in each central office where AIN Selective Carrier Routing is established.

 4.3.5 Upon ordering of AIN Selective Carrier Routing Regional Service, Knology shall remit to BellSouth the Regional Service Order non-recurring charges set forth in Exhibit D of this Attachment. There shall be a non-recurring End Office Establishment Charge per office due at the addition of each central office where AIN Selective Carrier Routing will be utilized. Said non-recurring charge shall be as set forth in Exhibit D of this Attachment. For each Knology end user activated, there shall be a non-recurring End User Establishment charge as set forth in Exhibit D of this Attachment, payable to BellSouth pursuant to the terms of the General Terms and Conditions, incorporated herein by this reference. Knology shall pay the AIN Selective Carrier Routing Per Query Charge set forth in Exhibit D of this Attachment.

 4.3.6 This Regional Service Order non-recurring charge will be non-refundable and will be paid with 1/2 coming up-front with the submission of all fully completed required forms, including:
                Regional Selective Carrier Routing (SCR) Order Request-Form A, Central Office AIN Selective Carrier Routing (SCR) Order Request
                - Form B, AIN_SCR Central Office Identification Form - Form C, AIN_SCR Routing Options Selection Form - Form D, and Routing Combinations Table - Form E. BellSouth has 30 days to respond to the client's fully completed firm order as a Regional Service Order. With the delivery of this firm order response to the client, BellSouth considers that the delivery schedule of this service commences. The remaining 1/2 of the Regional Service Order payment must be paid when at least 90% of the Central Offices listed on the original order have been turned up for the service.

 4.3.7 The non-recurring End Office Establishment Charge will be billed to the client following our normal monthly billing cycle for this type of order.

 4.3.8 End-User Establishment Orders will not be turned-up until the 2/nd/ payment is received for the Regional Service Order. The non-recurring End-User Establishment Charges will be billed to the client following our normal monthly billing cycle for this type of order.

 4.3.9 Additionally, the AIN Selective Carrier Routing Per Query Charge will be billed to the client following the normal billing cycle for per query charges.

                                                                    Attachment 2
                                                                         Page 36

 4.3.10 All other network components needed, for example, unbundled switching and unbundled local transport, etc, will be billed according per contracted rates.

 4.4            Packet Switching Capability

 4.4.1          Definition
                ----------

                Packet Switching Capability. The packet switching capability network element is defined as the basic packet switching function of routing or forwarding packets, frames, cells or other data units based on address or other routing information contained in the packets, frames, cells or other data units, and the functions that are performed by Digital Subscriber Line Access Mulitplexers, including but not limited to:

 4.4.2 The ability to terminate copper customer loops (which includes both a low band voice channel and a high-band data channel, or solely a data channel);

 4.4.3 The ability to forward the voice channels, if present, to a circuit switch or multiple circuit switches;

 4.4.4 The ability to extract data units from the data channels on the loops, and

 4.4.5 The ability to combine data units from multiple loops onto one or more trunks connecting to a packet switch or packet switches.

 4.4.6 BellSouth shall be required to provide non-discriminatory access to unbundled packet switching capability only where each of the following conditions are satisfied:

 4.4.6.1 BellSouth has deployed digital loop carrier systems, including but not limited to, integrated digital loop carrier or universal digital loop carrier systems; or has deployed any other system in which fiber optic facilities replace copper facilities in the distribution section (e.g., end office to remote terminal, pedestal or environmentally controlled vault);

 4.4.6.2 There are no spare copper loops capable of supporting the xDSL services Knology seeks to offer;

 4.4.6.3 BellSouth has not permitted Knology to deploy a Digital Subscriber Line Access Multiplexer at the remote terminal, pedestal or environmentally controlled vault or other interconnection point, nor has the Knology obtained a virtual collocation arrangement at these sub-loop interconnection points as defined by 47 C.F.R. (S) 51.319 (b); and

 4.4.6.4 BellSouth has deployed packet switching capability for its own use.

                                                                    Attachment 2
                                                                         Page 37

 4.4.7 If there is a dispute as to whether BellSouth must provide Packet Switching, such dispute will be resolved according to the dispute resolution process set forth in Section 12 of the General Terms and Conditions of this Agreement, incorporated herein by this reference.

 4.6            Interoffice Transmission Facilities

                BellSouth shall provide nondiscriminatory access, in accordance with FCC Rule 51.311 and Section 251(c)(3) of the Act, to interoffice transmission facilities on an unbundled basis to Knology for the provision of a telecommunications service.

 4.7            Rates

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 4.8            Operational Support Systems (OSS)

                The terms, conditions and rates for OSS are as set forth in
                Section 2 of this Attachment.

 5.             Unbundled Network Element Combinations

 5.1. Unbundled Network Element Combinations shall include: 1) Enhanced Extended Links (EELs) 2) UNE Loops/Special Access Combinations 3) Loop/Port Combinations and 4) Transport Combinations.

 5.2. For purposes of this Section, references to "Currently Combined" network elements shall mean that such network elements are in fact already combined by BellSouth in the BellSouth network to provide service to a particular end user at a particular location.

 5.3.           EELs

 5.3.1 Where facilities permit and where necessary to comply with an effective FCC and/or State Commission order, or as otherwise mutually agreed by the Parties, BellSouth shall offer access to loop and transport combinations, also known as the Enhanced Extended Link ("EEL") as defined in Section 5.3.2 below.

 5.3.2 Subject to Section 5.3.3 below, BellSouth will provide access to the EEL in the combinations set forth in Section 5.3.4 following. This offering is intended to provide connectivity from an end user's location through that end user's SWC to Knology's POP serving wire center. The circuit must be connected to Knology's switch for the purpose of provisioning telephone exchange service to Knology's end-user customers. The EEL will be connected to Knology's facilities in

                                                                    Attachment 2
                                                                         Page 38

                Knology's collocation space at the POP SWC, or Knology may purchase BellSouth's access facilities between Knology's POP and Knology's collocation space at the POP SWC.

 5.3.3 BellSouth shall provide EEL combinations to Knology in Georgia regardless of whether or not such EELs are Currently Combined. In all other states, BellSouth shall make available to Knology those EEL combinations described in Section 5.3.4 below only to the extent such combinations are Currently Combined. Furthermore, BellSouth will make available EEL combinations to Knology in density Zone 1, as defined in 47 C.F.R. 69.123 as of January 1, 1999, in the Atlanta, GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston Salem-High Point, NC; Nashville, TN; and New Orleans, LA, MSAs regardless of whether or not such EELs are Currently Combined. Except as stated above, EELs will be provided to Knology only to the extent such network elements are Currently Combined.

 5.3.4          EEL Combinations

 5.3.4.1        DS1 Interoffice Channel + DS1 Channelization + 2-wire VG Local
                Loop

 5.3.4.2        DS1 Interoffice Channel + DS1 Channelization + 4-wire VG Local
                Loop

 5.3.4.3        DS1 Interoffice Channel + DS1 Channelization + 2-wire ISDN Local
                Loop

 5.3.4.4        DS1 Interoffice Channel + DS1 Channelization + 4-wire 56 kbps
                Local Loop

 5.3.4.5        DS1 Interoffice Channel + DS1 Channelization + 4-wire 64 kbps
                Local Loop

 5.3.4.6        DS1 Interoffice Channel + DS1 Local Loop

 5.3.4.7        DS3 Interoffice Channel + DS3 Local Loop

 5.3.4.8        STS-1 Interoffice Channel + STS-1 Local Loop

 5.3.4.9        DS3 Interoffice Channel + DS3 Channelization + DS1 Local Loop

 5.3.4.10       STS-1 Interoffice Channel + DS3 Channelization + DS1 Local Loop

 5.3.4.11       2-wire VG Interoffice Channel + 2-wire VG Local Loop

 5.3.4.12       4wire VG Interoffice Channel + 4-wire VG Local Loop

 5.3.4.13       4-wire 56 kbps Interoffice Channel + 4-wire 56 kbps Local Loop

 5.3.4.14       4-wire 64 kbps Interoffice Channel + 4-wire 64 kbps Local Loop

 5.3.5 EEL combinations for DS1 level and above will be available only when Knology provides and handles at least one third of the end user's local traffic over the

                                                                    Attachment 2
                                                                         Page 39

                facility provided. In addition, on the DS1 loop portion of the combination, at least fifty (50) percent of the activated channels must have at least five (5) percent local voice traffic individually and, for the entire DS1 facility, at least ten (10) percent of the traffic must be local voice traffic.

 5.3.6 When combinations of loop and transport network elements include multiplexing, each of the individual DS1 circuits must meet the above criteria.

 5.3.7          Special Access Service Conversions
                ----------------------------------

 5.3.7.1 Knology may not convert special access services to combinations of loop and transport network elements, whether or not Knology self-provides its entrance facilities (or obtains entrance facilities from a third party), unless Knology uses the combination to provide a significant amount of local exchange service, in addition to exchange access service, to a particular customer. To the extent Knology requests to convert any special access services to combinations of loop and transport network elements at UNE prices, Knology shall provide to BellSouth a letter certifying that Knology is providing a significant amount of local exchange service (as described in this Section) over such combinations. The certification letter shall also indicate under what local usage option Knology seeks to qualify for conversion of special access circuits. Knology shall be deemed to be providing a significant amount of local exchange service over such combinations if one of the following options is met:

 5.3.7.1.1 Knology certifies that it is the exclusive provider of an end user's local exchange service. The loop-transport combinations must terminate at Knology's collocation arrangement in at least one BellSouth central office. This option does not allow loop-transport combinations to be connected to BellSouth's tariffed services. Under this option, Knology is the end user's only local service provider, and thus, is providing more than a significant amount of local exchange service. Knology can then use the loop-transport combinations that serve the end user to carry any type of traffic, including using them to carry 100 percent interstate access traffic; or

 5.3.7.1.2 Knology certifies that it provides local exchange and exchange access service to the end user customer's premises and handles at least one third of the end user customer's local traffic measured as a percent of total end user customer local dialtone lines; and for DS1 circuits and above, at least 50 percent of the activated channels on the loop portion of the loop-transport combination have at least 5 percent local voice traffic individually, and the entire loop facility has at least 10 percent local voice traffic. When a loop-transport combination includes multiplexing, each of the individual DS1 circuits must meet this criteria. The loop-transport combination must terminate at Knology's collocation arrangement in at least one BellSouth central office. This option does not allow loop-transport combinations to be connected to BellSouth tariffed services; or

                                                                    Attachment 2
                                                                         Page 40

 5.3.7.1.3 Knology certifies that at least 50 percent of the activated channels on a circuit are used to provide originating and terminating local dialtone service and at least 50 percent of the traffic on each of these local dialtone channels is local voice traffic, and that the entire loop facility has at least 33 percent local voice traffic. When a loop-transport combination includes multiplexing, each of the individual DS1 circuits must meet this criteria. This option does not allow loop-transport combinations to be connected to BellSouth's tariffed services. Under this option, collocation is not required. Knology does not need to provide a defined portion of the end user's local service, but the active channels on any loop-transport combination, and the entire facility, must carry the amount of local exchange traffic specified in this option.

 5.3.7.2 In addition, there may be extraordinary circumstances where Knology is providing a significant amount of local exchange service, but does not qualify under any of the three options set forth in Section 5.3.7.1. In such case, Knology may petition the FCC for a waiver of the local usage options set forth in the June 2, 2000 Order. If a waiver is granted, then upon Knology's request the Parties shall amend this Agreement to the extent necessary to incorporate the terms of such waiver for such extraordinary circumstance.

 5.3.7.3 BellSouth may at its sole discretion audit Knology records in order to verify the type of traffic being transmitted over combinations of loop and transport network elements. The audit shall be conducted by a third party independent auditor, and Knology shall be given thirty days written notice of scheduled audit. Such audit shall occur no more than one time in a calendar year, unless results of an audit find noncompliance with the significant amount of local exchange service requirement. In the event of noncompliance, Knology shall reimburse BellSouth for the cost of the audit. If, based on its audits, BellSouth concludes that Knology is not providing a significant amount of local exchange traffic over the combinations of loop and transport network elements, BellSouth may file a complaint with the appropriate Commission, pursuant to the dispute resolution process as set forth in the Interconnection Agreement. In the event that BellSouth prevails, BellSouth may convert such combinations of loop and transport network elements to special access services and may seek appropriate retroactive reimbursement from Knology.

 5.3.7.4 Knology may convert special access circuits to combinations of loop and transport UNEs pursuant to the terms of this Section and subject to the termination provisions in the applicable special access tariffs, if any.

 5.3.8          Rates

 5.3.8.1        Georgia

 5.3.8.2 The non-recurring and recurring rates for the EEL Combinations of network elements set forth in 5.3.4 whether Currently Combined or new, are as set forth in Exhibit D of this Amendment.

                                                                    Attachment 2
                                                                         Page 41

 5.3.8.3 On an interim basis, for combinations of loop and transport network elements not set forth in Section 5.3.4, where the elements are not Currently Combined but are ordinarily combined in BellSouth's network, the non-recurring and recurring charges for such UNE combinations shall be the sum of the stand-alone non-recurring and recurring charges of the network elements which make up the combination. These interim rates shall be subject to true-up based on the Commission's review of BellSouth's cost studies.

 5.3.8.4 To the extent that Knology seeks to obtain other combinations of network elements that BellSouth ordinarily combines in its network which have not been specifically priced by the Commission when purchased in combined form, Knology, at its option, can request that such rates be determined pursuant to the Bona Fide Request/New Business Request (NBR) process set forth in this Agreement.

 5.3.8.5        All Other States

 5.3.8.5.1 Subject to Section 5.3.2 and 5.3.3 preceding, for all other states, the non-recurring and recurring rates for the Currently Combined EEL combinations set forth in Section 5.3.4 and other Currently Combined network elements will be the sum of the recurring rates for the individual network elements plus a non recurring charge set forth in Exhibit D of this Attachment.

 5.3.8.6        Multiplexing

 5.3.8.6.1 Where multiplexing functionality is required in connection with loop and transport combinations, such multiplexing will be provided at the rates and on the terms set forth in this Agreement.

 5.4            Other Network Element Combinations

 5.4.1.1 In the state of Georgia, BellSouth shall make available to Knology, in accordance with Section 5.4.2.1 below: (1) combinations of network elements other than EELs that are Currently Combined; and (2) combinations of network elements other than EELs that are not Currently Combined but that BellSouth ordinarily combines in its network. In all other states, BellSouth shall make available to Knology, in accordance with Section 5.4.2.2 below, combinations of network elements other than EELs only to the extent such combinations are Currently Combined.

 5.4.2          Rates

 5.4.2.1        Georgia

 5.4.2.1.1 The non-recurring and recurring rates for Other Network Element combinations, whether Currently Combined or new, are as set forth in Exhibit D of this Attachment.

                                                                    Attachment 2
                                                                         Page 42

 5.4.2.1.2 On an interim basis, for Other Network Element combinations where the elements are not Currently Combined but are ordinarily combined in BellSouth's network, the non-recurring and recurring charges for such UNE combinations shall be the sum of the stand-alone non-recurring and recurring charges of the network elements which make up the combination. These interim rates shall be subject to true-up based on the Commission's review of BellSouth's cost studies.

 5.4.2.1.3 To the extent that Knology seeks to obtain other combinations of network elements that BellSouth ordinarily combines in its network which have not been specifically priced by the Commission when purchased in combined form, Knology, at its option, can request that such rates be determined pursuant to the Bona Fide Request/New Business Request (NBR) process set forth in this Agreement.

 5.4.2.2        All Other States

 5.4.2.2.1 For all other states, the non-recurring and recurring rates for the Other Network Element Combinations that are Currently Combined will be the sum of the recurring rates for the individual network elements plus a non recurring charge set forth in Exhibit D of this Attachment.

 5.5            UNE/Special Access Combinations

 5.5.1 Additionally, BellSouth shall make available to Knology a combination of an unbundled loop and tariffed special access interoffice facilities. To the extent Knology will require multiplexing functionality in connection with such combination, BellSouth will provide access to multiplexing within the central office pursuant to the terms, conditions and rates set forth in its Access Services Tariffs. The tariffed special access interoffice facilities and any associated tariffed services, including but not limited to multiplexing, shall not be eligible for conversion to UNEs as described in Section 5.3.7.

 5.5.2          Rates

 5.5.2.1 The non-recurring and recurring rates for UNE/Special Access Combinations will be the sum of the unbundled loop rates as set forth in Exhibit D and the interoffice transport rates and multiplexing rates as set forth in the Access Services Tariff.

 5.6            Port/Loop Combinations

 5.6.1 At Knology's request, BellSouth shall provide access to combinations of port and loop network elements, as set forth in
                Section 5.6.3 below, that are Currently Combined in BellSouth's network except as specified in Sections 5.6.1.1 and 5.6.1.2 below.

                                                                    Attachment 2
                                                                         Page 43

 5.6.1.1 BellSouth shall not provide combinations of port and loop network elements on an unbundled basis in locations where, pursuant to FCC rules, BellSouth is not required to provide circuit switching as an unbundled network element.

 5.6.1.2 In accordance with effective and applicable FCC rules, BellSouth shall not be required to provide circuit switching as an unbundled network element in density Zone 1, as defined in 47 C.F.R. 69.123 as of January 1, 1999 of the Atlanta, GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston Salem-High Point, NC; Nashville, TN; and New Orleans, LA, MSAs to Knology if Knology's customer has 4 or more DS0 equivalent lines.

 5.6.2 Combinations of port and loop network elements provide local exchange service for the origination or termination of calls. BellSouth shall make available the following loop and port combinations at the terms and at the rates set forth below:

 5.6.2.1 In Georgia, BellSouth shall provide to Knologycombinations of port and loop network elements to Knology on an unbundled basis regardless of whether or not such combinations are Currently Combined except in those locations where BellSouth is not required to provide circuit switching, as set forth in Section
                5.6.1.2 above. The rates for such combinations shall be the cost based rates set forth in Exhibit D of this Attachment.

 5.6.2.2 In all other states, BellSouth shall provide to Knology combinations of port and loop network elements on an unbundled basis if such combinations are Currently Combined, except in those locations where BellSouth is not required to provide unbundled circuit switching, as forth in Sections 5.6.1.1and
                5.6.1.2 above. The rates for such combinations shall be the cost based rates set forth in Exhibit D of this Attachment.

 5.6.2.3 In all states other than Georgia, except in those locations where BellSouth is not required to provide unbundled circuit switching, as set forth in Sections 5.6.1.1 and 5.6.1.2, BellSouth shall provide to Knology combinations of port and loop network elements that are not Currently Combined. The rate for such combinations shall be negotiated by the Parties.

 5.6.2.4 In those locations where BellSouth is not required to provide unbundled circuit switching, as set forth in Sections 5.6.1.1 and 5.6.1.2, BellSouth shall provide to Knology combinations of port and loop network elements whether or not such combinations are Currently Combined. The rates for Currently Combined combinations are the market based rates as set forth in Exhibit
                D. The rates for not Currently Combined combinations shall be negotiated by the Parties.

 5.6.3          Combination Offerings

                                                                    Attachment 2
                                                                         Page 44

 5.6.3.1 2-wire voice grade port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

 5.6.3.2 2-wire voice grade DID port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

 5.6.3.3 2-wire CENTREX port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

 5.6.3.4 2-wire ISDN Basic Rate Interface, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

 5.6.3.5 2-wire ISDN Primary Rate Interface, DS1 loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

 5.6.3.6 4-wire DS1 Trunk port, DS1 Loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

 6.             Transport, Channelization and Dark Fiber

                All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of unbundled transport and dark fiber.

 6.1            Transport

 6.1.1          Interoffice transmission facility network elements include:

 6.1.1.1 Dedicated transport, defined as BellSouth's transmission facilities, is dedicated to a particular customer or carrier that provides telecommunications between wire centers or switches owned by BellSouth, or between wire centers and switches owned by BellSouth and Knology.

 6.1.1.2 Dark Fiber transport, defined as BellSouth's optical transmission facilities without attached signal regeneration, multiplexing, aggregation or other electronics;

 6.1.1.3 Common (Shared) transport, defined as transmission facilities shared by more than one carrier, including BellSouth, between end office switches, between end

                                                                    Attachment 2
                                                                         Page 45

                office switches and tandem switches, and between tandem switches, in BellSouth's network.

 6.2            BellSouth shall:

 6.2.1 Provide Knology exclusive use of interoffice transmission facilities dedicated to a particular customer or carrier, or shared use of the features, functions, and capabilities of interoffice transmission facilities shared by more than one customer or carrier;

 6.2.2 Provide all technically feasible transmission facilities, features, functions, and capabilities that Knology could use to provide telecommunications services;

 6.2.3 Permit, to the extent technically feasible, Knology to connect such interoffice facilities to equipment designated by Knology, including but not limited to, Knology's collocated facilities; and

 6.2.4 Permit, to the extent technically feasible, Knology to obtain the functionality provided by BellSouth's digital cross-connect systems in the same manner that BellSouth provides such functionality to interexchange carriers.

 6.3            Common (Shared) Transport

 6.3.1          Definition of Common (Shared) Transport
                ---------------------------------------

 6.3.1.1 Common (Shared) Transport is an interoffice transmission path between two BellSouth end-offices, BellSouth end-office and a local tandem, or between two local tandems. Where BellSouth Network Elements are connected by intra-office wiring, such wiring is provided as a part of the Network Elements and is not Common (Shared) Transport. Common (Shared) Transport consists of BellSouth inter-office transport facilities and is unbundled from local switching.

 6.3.2          Technical Requirements of Common (Shared) Transport
                ---------------------------------------------------

 6.3.2.1 Common (Shared) Transport provided on DS1 or VT1.5 circuits, shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Central Office to Central Office ("CO to CO") connections in the appropriate industry standards.

 6.3.2.2 Common (Shared) Transport provided on DS3 circuits, STS-1 circuits, and higher transmission bit rate circuits, shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CO to CO connections in the appropriate industry standards.

 6.3.2.3 BellSouth shall be responsible for the engineering, provisioning, and maintenance of the underlying equipment and facilities that are used to provide Common (Shared) Transport.

                                                                    Attachment 2
                                                                         Page 46

 6.3.2.4 At a minimum, Common (Shared) Transport shall meet all of the requirements set forth in the applicable industry standard technical references.

 6.4            Dedicated Transport

 6.4.1          Definitions
                -----------

 6.4.2 Dedicated Transport is defined as BellSouth transmission facilities dedicated to a particular customer or carrier that provide telecommunications between wire centers owned by BellSouth or requesting telecommunications carriers, or between switches owned by BellSouth or requesting telecommunications carriers.

 6.4.3          Unbundled Local Channel
                -----------------------

 6.4.4 Unbundled Local Channel is the dedicated transmission path between Knology's Point of Presence and the BellSouth Serving Wire Center's collocation.

 6.4.5          Unbundled Interoffice Channel.
                -----------------------------

 6.4.6 Unbundled Interoffice Channel is the dedicated transmission path that provides telecommunication between BellSouth's Serving Wire Centers' collocations.

 6.4.7 BellSouth shall offer Dedicated Transport in each of the following ways:

 6.4.7.1        As capacity on a shared UNE facility.

 6.4.7.2 As a circuit (e.g., DS0, DS1, DS3) dedicated to Knology. This circuit shall consist of an Unbundled Local Channel or an Unbundled Interoffice Channel or both.

 6.4.8          When Dedicated Transport is provided it shall include:

 6.4.8.1 Transmission equipment such as, line terminating equipment, amplifiers, and regenerators;

 6.4.8.2 Inter-office transmission facilities such as optical fiber, copper twisted pair, and coaxial cable.

 6.4.9 Rates for Dedicated Transport are listed in this Attachment. For those states that do not contain rates in this Attachment the rates in the applicable State Access Tariff will apply as interim rates. When final rates are developed, these interim rates will be subject to true up, and the Parties will amend the Agreement to reflect the new rates.

 6.4.10         Technical Requirements
                ----------------------

 6.4.10.1 This Section sets forth technical requirements for all Dedicated Transport.

                                                                    Attachment 2
                                                                         Page 47

 6.4.10.2 When BellSouth provides Dedicated Transport, the entire designated transmission service (e.g., DS0, DS1, DS3) shall be dedicated to Knology designated traffic.

 6.4.10.3 BellSouth shall offer Dedicated Transport in all technologies that become available including, but not limited to, (1) DS0, DS1 and DS3 transport services, and (2) SONET at available transmission bit rates.

 6.4.10.4 For DS1 or VT1.5 circuits, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office ("CI to CO") connections in the appropriate industry standards.

 6.4.10.5 Where applicable, for DS3, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CI to CO connections in the appropriate industry standards.

 6.4.10.6 BellSouth shall offer the following interface transmission rates for Dedicated Transport:

 6.4.10.6.1     DS0 Equivalent;

 6.4.10.6.2     DS1 (Extended SuperFrame - ESF);

 6.4.10.6.3     DS3 (signal must be framed);

 6.4.10.6.4 SDH (Synchronous Digital Hierarchy) Standard interface rates in accordance with International Telecommunications Union (ITU) Recommendation G.707 and Plesiochronous Digital Hierarchy (PDH) rates per ITU Recommendation G.704.

 6.4.10.6.5 When Dedicated Transport is provided, BellSouth shall design it according to BellSouth's network infrastructure to allow for the termination points specified by Knology.

 6.4.11 At a minimum, Dedicated Transport shall meet each of the requirements set forth in the applicable industry technical references.

 6.4.11.1       BellSouth Technical References:

 6.4.11.2 TR-TSY-000191 Alarm Indication Signals Requirements and Objectives, Issue 1, May 1986.

 6.4.11.3 TR 73501 LightGate(R) Service Interface and Performance Specifications, Issue D, June 1995.

 6.4.11.4 TR 73525 MegaLink(R) Service, MegaLink Channel Service & MegaLink Plus Service Interface and Performance Specifications, Issue C, May 1996.

                                                                    Attachment 2
                                                                         Page 48

 6.4.12 Provided that the facility is used to transport a significant amount of local exchange services Knology shall be entitled to convert existing interoffice transmission facilities (i.e., special access) to the corresponding interoffice transport network element option.

 6.5            Unbundled Channelization

 6.5.1 BellSouth agrees to offer access to Unbundled Channelization when available pursuant to following terms and conditions and at the rates set forth in the Attachment. Channelization will be offered with both the high and the low speed sides to be connected to collocation.

 6.5.2          Definition

 6.5.2.1 Unbundled Channelization (UC) provides the multiplexing capability that will allow a DS1 (1.544 Mbps) or DS3 (44.736
                Mbps) or STS-1 Unbundled Network Element (UNE) or collocation cross-connect to be multiplexed or channelized at a BellSouth central office. This can be accomplished through the use of a stand-alone multiplexer or a digital cross-connect system at the discretion of BellSouth. Once UC has been installed, Knology can have channels activated on an as-needed basis by having BellSouth connect lower level UNEs via Central Office Channel Interfaces (COCIs).

 6.5.3          Channelization capabilities will be as follows:

 6.5.3.1 DS3 Channelization System: An element that channelizes a DS3 signal into 28 DS1s/STS-1s.

 6.5.3.2 DS1 Channelization System: An element that channelizes a DS1 signal into 24 DS0s.

 6.5.3.3 Central Office Channel Interfaces (COCI): Elements that can be activated on a channelization system.

 6.5.4 DS1 Central Office Channel Interface elements can be activated on a DS3 Channelization System.

 6.5.5 Voice Grade and Digital Data Central Office Channel Interfaces can be activated on a DS1 Channelization System.

 6.5.6 AMI and B8ZS line coding with either Super Frame (SF) and Extended Super Frame (ESF) framing formats will be supported as options.

 6.5.7 COCI will be billed on the lower level UNE order that is interfacing with the UC arrangement and will have to be compatible with those UNEs.

                                                                    Attachment 2
                                                                         Page 49

 6.5.8          Technical Requirements

 6.5.8.1 In order to assure proper operation with BST provided central office multiplexing functionality, the customer's channelization equipment must adhere strictly to form and protocol standards. Separate standards exist for the multiplex channel bank, for voice frequency encoding, for various signaling schemes, and for subrate digital access.

 6.5.8.2        DS0 to DS1 Channelization

 6.5.8.2.1 The DS1 signal must be framed utilizing the framing structure defined in ANSI T1.107, Digital Hierarchy Formats Specifications and ANSI T1.403.02, DS1 Robbed-bit Signaling State Definitions. DS0 to DS1 Channelization requirements are essential the same as defined in BellSouth Technical Reference 73525, MegaLink(R) Service, MegaLink(R) Channel Service, MegaLink(R) Plus Service, and MegaLink(R) Light Service Interface and Performance Specification.

 6.5.8.3        DS1 to DS3 Channelization

 6.5.8.3.1 The DS3 signal must be framed utilizing the framing structure define in ANSI T1.107, Digital Hierarchy Formats Specifications. DS1 to DS3 Channelization requirements are essentially the same as defined in BellSouth Technical Reference 73501, LightGate(R) Service Interface and Performance Specifications. The asynchronous M13 multiplex format (combination of M12 and M23 formats) is specified for terminal equipment that multiplexes 28 DS1s into a DS3.

 6.5.8.4        DS1 to STS Channelization

 6.5.8.4.1 The STS-1 signal must be framed utilizing the framing structure define in ANSI T1.105, Synchronous Optical Network (SONET) - Basic Description Including Multiplex Structure, Rates and Formats and T1.105.02, Synchronous Optical Network (SONET) - Payload Mappings. DS1 to STS Channelization requirements are essentially the same as defined in BellSouth Technical Reference TR 73501, LightGate(R) Service Interface and Performance Specifications

 6.6            Dark Fiber

 6.6.1          Definition
                ----------

 6.6.2 Dark Fiber is optical transmission facilities without attached multiplexing, aggregation or other electronics that connects two points within BellSouth's network.Dark Fiber is unused strands of optical fiber. It may be strands of optical fiber existing in aerial or underground structure. No line terminating elements terminated to such strands to operationalize its transmission capabilities will be available.

 6.6.3          Requirements
                ------------

                                                                    Attachment 2
                                                                         Page 50

 6.6.3.1 BellSouth shall make available Dark Fiber where it exists in BellSouth's network and where, as a result of future building or deployment, it becomes available. If BellSouth has plans to use the fiber within a two-year period, there is no requirement to provide said fiber to Knology.

 6.6.3.2 If the requested dark fiber has any lightwave repeater equipment interspliced to it, BellSouth will remove such equipment at Knology's request subject to time and materials charges.

 6.6.3.3 Knology may test the quality of the Dark Fiber to confirm its usability and performance specifications.

 6.6.3.4 BellSouth shall use its best efforts to provide to Knology information regarding the location, availability and performance of Dark Fiber within ten (10) business days for a records based answer and twenty (20) business days for a field based answer, after receiving a request from Knology ("Request"). Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber ("Confirmation"). From the time of the Request to forty-five (45) days after Confirmation, BellSouth shall hold such requested Dark Fiber for Knology's use an may not allow any other party to use such media, including BellSouth.

 6.6.3.5 BellSouth shall use its best efforts to make Dark Fiber available to Knology within thirty (30) business days after it receives written confirmation from Knology that the Dark Fiber previously deemed available by BellSouth is wanted for use by Knology. This includes identification of appropriate connection points (e.g., Light Guide Interconnection (LGX) or splice points) to enable Knology to connect or splice Knology provided transmission media (e.g., optical fiber) or equipment to the Dark Fiber.

 6.6.3.6        Dark Fiber shall meet the manufacturer's design specifications.

 6.6.3.7 Knology may splice and test Dark Fiber obtained from BellSouth using Knology or Knology designated personnel. BellSouth shall provide appropriate interfaces to allow splicing and testing of Dark Fiber. BellSouth shall provide an excess cable length of 25 feet minimum (for fiber in underground conduit) to allow the uncoiled fiber to reach from the manhole to a splicing van.

 6.7            Rates

 6.7.1 The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 6.8            Operational Support Systems (OSS)

                                                                    Attachment 2
                                                                         Page 51

                The terms, conditions and rates for OSS are as set forth in
                Section 2 of this Attachment.

 7.             BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service

                All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of 8XX Access Ten Digit Screening Services.

 7.1 BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service database

 7.1.1 The BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service database (herein known as 8XX SCP) is a SCP that contains customer record information and functionality to provide call-handling instructions for 8XX calls. The 8XX SCP IN software stores data downloaded from the national SMS and provides the routing instructions in response to queries from the SSP or tandem. The BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service (herein know as 8XX TFD), utilizes the 8XX SCP to provide identification and routing of the 8XX calls, based on the ten digits dialed. 8XX TFD is provided with or without POTS number delivery, dialing number delivery, and other optional complex features as selected by Knology. BellSouth shall provide 8XX TFD in accordance with the following:

 7.1.2          Technical Requirements
                ----------------------

 7.1.2.1 BellSouth shall provide Knology with access to the 8XX record information located in the 8XX SCP. The 8XX SCP contains current records as received from the national SMS and will provide for routing 8XX originating calls based on the dialed ten digit 8XX number.

 7.1.2.2 The 8XX SCP is designated to receive and respond to queries using the American National Standard Specification of Signaling System Seven (SS7) protocol. The 8XX SCP shall determine the carrier identification based on all ten digits of the dialed number and route calls to the carrier, POTS number, dialing number and/or other optional feature selected by Knology.

 7.1.2.3 The SCP shall also provide, at Knology's option, such additional feature as described in SR-TSV-002275 (BOC Notes on BellSouth Networks, SR-TSV-002275, Issue 2, (Telcordia (formerly BellCore), April 1994)) as are available to BellSouth. These may include but are not limited to:

 7.1.2.3.1      Network Management;

 7.1.2.3.2      Customer Sample Collection; and

 7.1.2.3.3      Service Maintenance.

                                                                    Attachment 2
                                                                         Page 52

 7.2            Automatic Location Identification/Data Management System
                (ALI/DMS)

 7.2.1 The ALI/DMS Database contains end user information (including name, address, telephone information, and sometimes special information from the local service provider or end user) used to determine to which Public Safety Answering Point (PSAP) to route the call. The ALI/DMS database is used to provide more routing flexibility for E911 calls than Basic 911. BellSouth shall provide the Emergency Services Database in accordance with the following:

 7.3            Rates

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 8              Line Information Database (LIDB)

 8.1 All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of LIDB.

 8.2 BellSouth will store in its LIDB only records relating to service in the BellSouth region. The LIDB Storage Agreement is included in this Attachment.

 8.2.1          Definition
                ----------

 8.2.2 The Line Information Database (LIDB) is a transaction-oriented database accessible through Common Channel Signaling (CCS) networks. It contains records associated with end user Line Numbers and Special Billing Numbers. LIDB accepts queries from other Network Elements and provides appropriate responses. The query originator need not be the owner of LIDB data. LIDB queries include functions such as screening billed numbers that provides the ability to accept Collect or Third Number Billing calls and validation of Telephone Line Number based non-proprietary calling cards. The interface for the LIDB functionality is the interface between BellSouth's CCS network and other CCS networks. LIDB also interfaces to administrative systems.

 8.2.3          Technical Requirements
                ----------------------

 8.2.4 BellSouth will offer to Knology any additional capabilities that are developed for LIDB during the life of this Agreement.

 8.2.4.1 BellSouth shall process Knology's Customer records in LIDB at least at parity with BellSouth customer records, with respect to other LIDB functions. BellSouth shall indicate to Knology what additional functions (if any) are performed by LIDB in the BellSouth network.

                                                                    Attachment 2
                                                                         Page 53

 8.2.4.2 Within two (2) weeks after a request by Knology, BellSouth shall provide Knology with a list of the customer data items, which Knology would have to provide in order to support each required LIDB function. The list shall indicate which data items are essential to LIDB function, and which are required only to support certain services. For each data item, the list shall show the data formats, the acceptable values of the data item and the meaning of those values.

 8.2.4.3 BellSouth shall provide LIDB systems for which operating deficiencies that would result in calls being blocked shall not exceed 30 minutes per year.

 8.2.4.4 BellSouth shall provide LIDB systems for which operating deficiencies that would not result in calls being blocked shall not exceed 12 hours per year.

 8.2.4.5 BellSouth shall provide LIDB systems for which the LIDB function shall be in overload no more than 12 hours per year.

 8.2.4.6 All additions, updates and deletions of Knology data to the LIDB shall be solely at the direction of Knology. Such direction from Knology will not be required where the addition, update or deletion is necessary to perform standard fraud control measures (e.g., calling card auto-deactivation).

 8.2.4.7 BellSouth shall provide priority updates to LIDB for Knology data upon Knology's request (e.g., to support fraud detection), via password-protected telephone card, facsimile, or electronic mail within one hour of notice from the established BellSouth contact.

 8.2.4.8 BellSouth shall provide LIDB systems such that no more than 0.01% of Knology customer records will be missing from LIDB, as measured by Knology audits. BellSouth will audit Knology records in LIDB against DBAS to identify record mismatches and provide this data to a designated Knology contact person to resolve the status of the records and BellSouth will update system appropriately. BellSouth will refer record of mis-matches to Knology within one business day of audit. Once reconciled records are received back from Knology, BellSouth will update LIDB the same business day if less than 500 records are received before 1:00PM Central Time. If more than 500 records are received, BellSouth will contact Knology to negotiate a time frame for the updates, not to exceed three business days.

 8.2.4.9 BellSouth shall perform backup and recovery of all of Knology's data in LIDB including sending to LIDB all changes made since the date of the most recent backup copy, in at least the same time frame BellSouth performs backup and recovery of BellSouth data in LIDB for itself. Currently, BellSouth performs backups of the LIDB for itself on a weekly basis and when a new software release is scheduled, a backup is performed prior to loading the new release.

                                                                    Attachment 2
                                                                         Page 54

 8.2.4.10 BellSouth shall provide Knology with LIDB reports of data, which are missing or contain errors, as well as any misrouted errors, within a reasonable time period as negotiated between Knology and BellSouth.

 8.2.4.11 BellSouth shall prevent any access to or use of Knology data in LIDB by BellSouth personnel that are outside of established administrative and fraud control personnel, or by any other Party that is not authorized by Knology in writing.

 8.2.4.12 BellSouth shall provide Knology performance of the LIDB Data Screening function, which allows a LIDB to completely or partially deny specific query originators access to LIDB data owned by specific data owners, for Customer Data that is part of an NPA-NXX or RAO-0/1XX wholly or partially owned by Knology at least at parity with BellSouth Customer Data. BellSouth shall obtain from Knology the screening information associated with LIDB Data Screening of Knology data in accordance with this requirement. BellSouth currently does not have LIDB Data Screening capabilities. When such capability is available, BellSouth shall offer it to Knology under the Bona Fide Request/New Business Process as set forth in General Terms and Conditions.

 8.2.4.13 BellSouth shall accept queries to LIDB associated with Knology customer records, and shall return responses in accordance with industry standards.

 8.2.4.14       BellSouth shall provide mean processing time at the LIDB within
                0.50 seconds under normal conditions as defined in industry standards.

 8.2.4.15 BellSouth shall provide processing time at the LIDB within 1 second for 99% of all messages under normal conditions as defined in industry standards.

 8.2.5          Interface Requirements
                ----------------------

 8.2.6 BellSouth shall offer LIDB in accordance with the requirements of this subsection.

 8.2.6.1 The interface to LIDB shall be in accordance with the technical references contained within.

 8.2.6.2 The CCS interface to LIDB shall be the standard interface described herein.

 8.2.6.3 The LIDB Data Base interpretation of the ANSI-TCAP messages shall comply with the technical reference herein. Global Title Translation shall be maintained in the signaling network in order to support signaling network routing to the LIDB.

 8.3            Rates

                                                                    Attachment 2
                                                                         Page 55

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 9.             Signaling

 9.1 All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of Signaling Transport Services.

 9.2 BellSouth agrees to offer access to signaling and access to BellSouth's signaling databases subject to compatibility testing and at the rates set forth in this Attachment. BellSouth may provide mediated access to BellSouth signaling systems and databases. Available signaling elements include signaling links, signal transfer points and service control points. Signaling functionality will be available with both A-link and B-link connectivity.

 9.3            Signaling Link Transport

 9.3.1 Definition Signaling Link Transport is a set of two or four dedicated 56 Kbps. transmission paths between CLEC-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

 9.3.2          Technical Requirements
                ----------------------

 9.3.2.1 Signaling Link Transport shall consist of full duplex mode 56 kbps transmission paths.

 9.3.3 Of the various options available, Signaling Link Transport shall perform in the following two ways:

 9.3.3.1 As an "A-link" which is a connection between a switch or SCP and a home Signaling Transfer Point Switch (STP) pair; and

 9.3.3.2 As a "B-link" which is a connection between two STP pairs in different company networks (e.g., between two STP pairs for two Competitive Local Exchange Carriers (CLECs)).

 9.3.4 Signaling Link Transport shall consist of two or more signaling link layers as follows:

 9.3.4.1        An A-link layer shall consist of two links.

 9.3.4.2        A B-link layer shall consist of four links.

 9.3.5 A signaling link layer shall satisfy a performance objective such that:

                                                                    Attachment 2
                                                                         Page 56

 9.3.5.1 There shall be no more than two minutes down time per year for an A-link layer; and

 9.3.5.2 There shall be negligible (less than 2 seconds) down time per year for a B-link layer.

 9.3.5.3 A signaling link layer shall satisfy interoffice and intraoffice diversity of facilities and equipment, such that:

 9.3.5.3.1 No single failure of facilities or equipment causes the failure of both links in an A-link layer (i.e., the links should be provided on a minimum of two separate physical paths end-to-end); and

 9.3.5.3.2 No two concurrent failures of facilities or equipment shall cause the failure of all four links in a B-link layer (i.e., the links should be provided on a minimum of three separate physical paths end-to-end).

 9.3.5.4        Interface Requirements
                ----------------------

 9.3.5.4.1 There shall be a DS1 (1.544 Mbps) interface at the Knology designated SPOIs. Each 56 kbps transmission path shall appear as a DS0 channel within the DS1 interface.

 9.4            Signaling Transfer Points (STPs)

 9.4.1          Definition - Signaling Transfer Points is a signaling network
                ----------
                function that includes all of the capabilities provided by the signaling transfer point switches (STPs) and their associated signaling links which enable the exchange of SS7 messages among and between switching elements, database elements and signaling transfer point switches.

 9.4.2          Technical Requirements
                ----------------------

 9.4.2.1 STPs shall provide access to Network Elements connected to BellSouth SS7 network. These include:

 9.4.2.1.1      BellSouth Local Switching or Tandem Switching;

 9.4.2.1.2      BellSouth Service Control Points/DataBases;

 9.4.2.1.3      Third-party local or tandem switching;

 9.4.2.1.4      Third-party-provided STPs.

 9.4.2.2 The connectivity provided by STPs shall fully support the functions of all other Network Elements connected to the BellSouth SS7 network. This explicitly includes the use of the BellSouth SS7 network to convey messages which neither originate nor terminate at a signaling end point directly connected to the

                                                                    Attachment 2
                                                                         Page 57

                BellSouth SS7 network (i.e., transient messages). When the BellSouth SS7 network is used to convey transient messages, there shall be no alteration of the Integrated Services Digital Network User Part (ISDNUP) or Transaction Capabilities Application Part (TCAP) user data that constitutes the content of the message.

 9.4.2.3 If a BellSouth tandem switch routes calling traffic, based on dialed or translated digits, on SS7 trunks between an Knology local switch and third party local switch, the BellSouth SS7 network shall convey the TCAP messages that are necessary to provide Call Management features (Automatic Callback, Automatic Recall, and Screening List Editing) between Knology local STPs and the STPs that provide connectivity with the third party local switch, even if the third party local switch is not directly connected to BellSouth STPs.

 9.4.2.4 STPs shall provide all functions of the MTP as defined in the applicable industry standard technical references.

 9.4.2.5 STPs shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as defined in Telcordia (formerly BellCore) ANSI Interconnection Requirements. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. In cases where the destination signaling point is a Knology or third party local or tandem switching system directly connected to BellSouth SS7 network, BellSouth shall perform final GTT of messages to the destination and SCCP Subsystem Management of the destination. In all other cases, BellSouth shall perform intermediate GTT of messages to a gateway pair of STPs in an SS7 network connected with BellSouth SS7 network, and shall not perform SCCP Subsystem Management of the destination. If BellSouth performs final GTT to a Knology database, then Knology agrees to provide BellSouth with the Destination Point Code for the Knology database.

 9.4.2.6 STPs shall provide on a non-discriminatory basis all functions of the OMAP commonly provided by STPs, as specified in the reference in Section 12 of this Attachment. All OMAP functions will be on a "where available" basis and can include:

 9.4.2.6.1      MTP Routing Verification Test (MRVT); and

 9.4.2.6.2      SCCP Routing Verification Test (SRVT).

 9.4.2.7 In cases where the destination signaling point is a BellSouth local or tandem switching system or database, or is an Knology or third party local or tandem switching system directly connected to the BellSouth SS7 network, STPs shall perform MRVT and SRVT to the destination signaling point. In all other cases, STPs shall perform MRVT and SRVT to a gateway pair of STPs in an SS7 network connected with the BellSouth SS7 network. This requirement shall be

                                                                    Attachment 2
                                                                         Page 58

                superseded by the specifications for Internetwork MRVT and SRVT if and when these become approved ANSI standards and available capabilities of BellSouth STPs, and if mutually agreed upon by Knology and BellSouth.

 9.4.2.8        STPs shall be on parity with BellSouth.

 9.4.2.9        SS7 Advanced Intelligent Network (AIN) Access
                ---------------------------------------------

 9.4.2.9.1 When technically feasible and upon request by Knology, SS7 Access shall be made available in association with switching. SS7 AIN Access is the provisioning of AIN 0.1 triggers in an equipped BellSouth local switch and interconnection of the BellSouth SS7 network with the Knology SS7 network to exchange TCAP queries and responses with an Knology SCP.

 9.4.2.9.2 SS7 AIN Access shall provide Knology SCP access to BellSouth local switch in association with switching via interconnection of BellSouth SS7 and Knology SS7 Networks. BellSouth shall offer SS7 access through its STPs. If BellSouth requires a mediation device on any part of its network specific to this form of access, BellSouth must route its messages in the same manner. The interconnection arrangement shall result in the BellSouth local switch recognizing the Knology SCP as at least at parity with BellSouth's SCP's in terms of interfaces, performance and capabilities.

 9.4.3          Interface Requirements
                ----------------------

 9.4.3.1 BellSouth shall provide the following STPs options to connect Knology or Knology-designated local switching systems or STPs to the BellSouth SS7 network:

 9.4.3.1.1      An A-link interface from Knology local switching systems; and,

 9.4.3.1.2      A B-link interface from Knology local STPs.

 9.4.3.2 Each type of interface shall be provided by one or more sets (layers) of signaling links.

 9.4.3.3 The Signaling Point of Interconnection (SPOI) for each link shall be located at a cross-connect element, such as a DSX-1, in the Central Office (CO) where BellSouth STP is located. There shall be a DS1 or higher rate transport interface at each of the SPOIs. Each signaling link shall appear as a DS0 channel within the DS1 or higher rate interface. BellSouth shall offer higher rate DS1 signaling for interconnecting Knology local switching systems or STPs with BellSouth STPs as soon as these become approved ANSI standards and available capabilities of BellSouth STPs. BellSouth and Knology will work jointly to establish mutually acceptable SPOIs.

                                                                    Attachment 2
                                                                         Page 59

 9.4.3.4 BellSouth CO shall provide intraoffice diversity between the SPOIs and BellSouth STPs, so that no single failure of intraoffice facilities or equipment shall cause the failure of both B-links in a layer connecting to a BellSouth STP. BellSouth and Knology will work jointly to establish mutually acceptable SPOIs.

 9.4.3.5 STPs shall provide all functions of the MTP as defined in the applicable industry standard technical references.

 9.4.3.6        Message Screening

 9.4.3.6.1 BellSouth shall set message screening parameters so as to accept valid messages from Knology local or tandem switching systems destined to any signaling point within BellSouth's SS7 network where the Knology switching system has a legitimate signaling relation.

 9.4.3.6.2 BellSouth shall set message screening parameters so as to pass valid messages from Knology local or tandem switching systems destined to any signaling point or network accessed through BellSouth's SS7 network where the Knology switching system has a legitimate signaling relation.

 9.4.3.6.3 BellSouth shall set message screening parameters so as to accept and pass/send valid messages destined to and from Knology from any signaling point or network interconnected through BellSouth's SS7 network where the Knology SCP has a legitimate signaling relation.

 9.4.4 STPs shall be equal to or better than all of the requirements for STPs set forth in the applicable industry standard technical references.

 9.5            Service Control Points/Databases

 9.5.1          Definition
                ----------

 9.5.1.1 Databases are the Network Elements that provide the functionality for storage of, access to, and manipulation of information required to offer a particular service and/or capability. Databases include, but are not limited to: Local Number Portability, LIDB, Toll Free Number Database, Automatic Location Identification/Data Management System, Calling Name Database, access to Service Creation Environment and Service Management System (SCE/SMS) application databases and Directory Assistance.

 9.5.2 A Service Control Point (SCP) is a specific type of Database functionality deployed in a Signaling System 7 (SS7) network that executes service application logic in response to SS7 queries sent to it by a switching system also connected to the SS7 network. Service Management Systems provide operational interfaces to allow for provisioning, administration and maintenance of subscriber data and service application data stored in SCPs.

                                                                    Attachment 2
                                                                         Page 60

 9.5.3          Technical Requirements for SCPs/Databases
                -----------------------------------------

 9.5.3.1 Requirements for SCPs/Databases within this section address storage of information, access to information (e.g. signaling protocols, response times), and administration of information (e.g., provisioning, administration, and maintenance). All SCPs/Databases shall be provided to Knology in accordance with the following requirements.

 9.5.3.2 BellSouth shall provide physical access to SCPs through the SS7 network and protocols with TCAP as the application layer protocol.

 9.5.3.3 BellSouth shall provide physical interconnection to databases via industry standard interfaces and protocols (e.g. SS7, ISDN and X.25).

 9.5.3.4 The reliability of interconnection options shall be consistent with requirements for diversity and survivability.

 9.5.4          Database Availability
                ---------------------

 9.5.4.1 Call processing databases shall have a maximum unscheduled availability of 30 minutes per year. Unavailability due to software and hardware upgrades shall be scheduled during minimal usage periods and only be undertaken upon proper notification to providers, which might be impacted. Any downtime associated with the provision of call processing related databases will impact all service providers, including BellSouth, equally.

 9.5.4.2 The operational interface provided by BellSouth shall complete Database transactions (i.e., add, modify, delete) for Knology customer records stored in BellSouth databases within 3 days, or sooner where BellSouth provisions its own customer records within a shorter interval.

 9.6            Local Number Portability Database

 9.6.1          Definition
                ----------

 9.6.2 The Permanent Number Portability (PNP) database supplies routing numbers for calls involving numbers that have been ported from one local service provider to another. PNP is currently being worked in industry forums. The results of these forums will dictate the industry direction of PNP. BellSouth agrees to provide access to the PNP database at rates, terms and conditions as set forth by BellSouth and in accordance with an effective FCC or Commission directive.

 9.7            SS7 Network Interconnection

 9.7.1          Definition.
                ----------

                                                                    Attachment 2
                                                                         Page 61

 9.7.2 SS7 Network Interconnection is the interconnection of Knology local Signaling Transfer Point Switches (STP) and Knology local or tandem switching systems with BellSouth STPs. This interconnection provides connectivity that enables the exchange of SS7 messages among BellSouth switching systems and databases
                (DBs), Knology local or tandem switching systems, and other third-party switching systems directly connected to the BellSouth SS7 network.

 9.7.3          Technical Requirements
                ----------------------

 9.7.3.1 SS7 Network Interconnection shall provide connectivity to all components of the BellSouth SS7 network. These include:

 9.7.3.1.1      BellSouth local or tandem switching systems;

 9.7.3.1.2      BellSouth DBs; and

 9.7.3.1.3      Other third-party local or tandem switching systems.

 9.7.4 The connectivity provided by SS7 Network Interconnection shall fully support the functions of BellSouth switching systems and DBs and Knology or other third-party switching systems with A-link access to the BellSouth SS7 network.

 9.7.5 If traffic is routed based on dialed or translated digits between an Knology local switching system and a BellSouth or other third-party local switching system, either directly or via a BellSouth tandem switching system, then it is a requirement that the BellSouth SS7 network convey via SS7 Network Interconnection the TCAP messages that are necessary to provide Call Management services (Automatic Callback, Automatic Recall, and Screening List Editing) between the Knology local STPs and BellSouth or other third-party local switch.

 9.7.6 When the capability to route messages based on Intermediate Signaling Network Identifier (ISNI) is generally available on BellSouth STPs, the BellSouth SS7 Network shall also convey TCAP messages using SS7 Network Interconnection in similar circumstances where the BellSouth switch routes traffic based on a Carrier Identification Code (CIC).

 9.7.7 SS7 Network Interconnection shall provide all functions of the MTP as specified in ANSI T1.111. This includes:

 9.7.7.1        Signaling Data Link functions, as specified in ANSI T1.111.2;

 9.7.7.2        Signaling Link functions, as specified in ANSI T1.111.3; and

 9.7.7.3        Signaling Network Management functions, as specified in ANSI
                T1.111.4.

                                                                    Attachment 2
                                                                         Page 62

 9.7.8 SS7 Network Interconnection shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as specified in ANSI T1.112. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. Where the destination signaling point is a BellSouth switching system or DB, or is another third-party local or tandem switching system directly connected to the BellSouth SS7 network, SS7 Network Interconnection shall include final GTT of messages to the destination and SCCP Subsystem Management of the destination. Where the destination signaling point is an Knology local or tandem switching system, SS7 Network Interconnection shall include intermediate GTT of messages to a gateway pair of Knology local STPs, and shall not include SCCP Subsystem Management of the destination.

 9.7.9 SS7 Network Interconnection shall provide all functions of the Integrated Services Digital Network User Part (ISDNUP), as specified in ANSI T1.113.

 9.7.10 SS7 Network Interconnection shall provide all functions of the TCAP, as specified in ANSI T1.114.

 9.7.11 If and when Internetwork MTP Routing Verification Test (MRVT) and SCCP Routing Verification Test (SRVT) become approved ANSI standards and available capabilities of BellSouth STPs, SS7 Network Interconnection shall provide these functions of the OMAP.

 9.7.12 SS7 Network Interconnection shall be equal to or better than the following performance requirements:

 9.7.12.1       MTP Performance, as specified in ANSI T1.111.6;

 9.7.12.2       SCCP Performance, as specified in ANSI T1.112.5; and

 9.7.12.3       ISDNUP Performance, as specified in ANSI T1.113.5.

 9.7.13         Interface Requirements
                ----------------------

 9.7.13.1 BellSouth shall offer the following SS7 Network Interconnection options to connect Knology or Knology-designated local or tandem switching systems or STPs to the BellSouth SS7 network:

 9.7.13.1.1     A-link interface from Knology local or tandem switching systems;
                and

 9.7.13.1.2     B-link interface from Knology STPs.

 9.7.13.2 The Signaling Point of Interconnection (SPOI) for each link shall be located at a cross-connect element, such as a DSX-1, in the Central Office (CO) where the BellSouth STP is located. There shall be a DS1 or higher rate transport interface at each of the SPOIs. Each signaling link shall appear as a DS0 channel within the DS1 or higher rate interface. BellSouth shall offer higher rate DS1 signaling

                                                                    Attachment 2
                                                                         Page 63

                links for interconnecting Knology local switching systems or STPs with BellSouth STPs as soon as these become approved ANSI standards and available capabilities of BellSouth STPs. BellSouth and Knology will work jointly to establish mutually acceptable SPOI.

 9.7.13.3 BellSouth CO shall provide intraoffice diversity between the SPOIs and the BellSouth STP, so that no single failure of intraoffice facilities or equipment shall cause the failure of both B-links in a layer connecting to a BellSouth STP. BellSouth and Knology will work jointly to establish mutually acceptable SPOI.

 9.7.13.4 The protocol interface requirements for SS7 Network Interconnection include the MTP, ISDNUP, SCCP, and TCAP. These protocol interfaces shall conform to the applicable industry standard technical references.

 9.7.13.5 BellSouth shall set message screening parameters to accept messages from Knology local or tandem switching systems destined to any signaling point in the BellSouth SS7 network with which the Knology switching system has a legitimate signaling relation.

 9.7.13.6 SS7 Network Interconnection shall be equal to or better than all of the requirements for SS7 Network Interconnection set forth in the applicable industry standard technical references.

 9.8            Rates

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 10. Operator Call Processing, Inward Operator Services and Directory Assistance Services

 10.1 All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of Operator Call Processing, Inward Operator Services and Directory Assistance Services.

 10.2           Operator Systems

 10.2.1         Definition. Operator Systems is the Network Element that
                ----------
                provides operator and automated call handling and billing, special services, end user telephone listings and optional call completion services. The Operator Systems, Network Element provides two types of functions: Operator Service functions and Directory Assistance Service functions, each of which are described in detail below.

 10.3           Operator Service

 10.3.1         Definition. Operator Service provides: (1) operator handling for
                ----------
                call completion (for example, collect, third number billing, and manual credit card calls), (2)

                                                                    Attachment 2
                                                                         Page 64

                operator or automated assistance for billing after the end user has dialed the called number (for example, credit card calls); and (3) special services including but not limited to Busy Line Verification and Emergency Line Interrupt (ELI), Emergency Agency Call, Operator-assisted Directory Assistance, and Rate Quotes.

 10.3.2         Requirements
                ------------

 10.3.2.1 When Knology requests BellSouth to provide Operator Services, the following requirements apply:

 10.3.2.1.1     BellSouth shall complete 0+ and 0- dialed local calls.

 10.3.2.1.2     BellSouth shall complete 0+ intraLATA toll calls.

 10.3.2.1.3 BellSouth shall process calls that are billed to Knology end user's calling card that can be validated by BellSouth.

 10.3.2.1.4     BellSouth shall complete person-to-person calls.

 10.3.2.1.5     BellSouth shall complete collect calls.

 10.3.2.1.6 BellSouth shall provide the capability for callers to bill to a third party and complete such calls.

 10.3.2.1.7     BellSouth shall complete station-to-station calls.

 10.3.2.1.8     BellSouth shall process emergency calls.

 10.3.2.1.9 BellSouth shall process Busy Line Verify and Emergency Line Interrupt requests.

 10.3.2.1.10 BellSouth shall process emergency call trace, as they do for their End users prior to the Effective Date. Call must originate from a 911 provider.

 10.3.2.1.11 BellSouth shall process operator-assisted directory assistance calls.

 10.3.2.1.12 BellSouth shall adhere to equal access requirements, providing Knology local end users the same IXC access as provided to BellSouth end users.

 10.3.2.1.13 BellSouth shall exercise at least the same level of fraud control in providing Operator Service to Knology that BellSouth provides for its own operator service.

 10.3.2.1.14 BellSouth shall perform Billed Number Screening when handling Collect, Person-to-Person, and Billed-to-Third-Party calls.

 10.3.2.1.15 BellSouth shall direct customer account and other similar inquiries to the customer service center designated by Knology.

                                                                    Attachment 2
                                                                         Page 65

 10.3.2.1.16 BellSouth shall provide a feed of customer call records in "EMI" format to Knology in accordance with CLEC ODUF standards specified in Attachment 7.

 10.3.3         Interface Requirements
                ----------------------

 10.3.3.1 With respect to Operator Services for calls that originate on local switching capability provided by or on behalf of Knology, the interface requirements shall conform to the then current established system interface specifications for the platform used to provide Operator Service and the interface shall conform to industry standards.

 10.4           Directory Assistance Service

 10.4.1         Definition. Directory Assistance Service provides local end user
                ----------
                telephone number listings with the option to complete the call at the callers direction separate and distinct from local switching.

 10.4.2         Requirements
                ------------

 10.4.3 Directory Assistance Service shall provide up to two listing requests per call. If available and if requested by Knology's end user, BellSouth shall provide caller-optional directory assistance call completion service at rates contained in this Attachment to one of the provided listings, equal to that which BellSouth provides its end users. If not available, Knology may request such requirement pursuant to the Bona Fide Request/New Business Process as set forth in General Terms and Conditions.

 10.4.4         Directory Assistance Service Updates
                ------------------------------------

 10.4.4.1 BellSouth shall update end user listings changes daily. These changes include:

 10.4.4.1.1 New end user connections: BellSouth will provide service to Knology that is equal to the service it provides to itself and its end users;

 10.4.4.1.2 End user disconnections: BellSouth will provide service to Knology that is equal to the service it provides to itself and its end users; and

 10.4.4.1.3 End user address changes: BellSouth will provide service to Knology that is equal to the service it provides to itself and its end users;

 10.4.4.1.4 These updates shall also be provided for non-listed and non-published numbers for use in emergencies.

 10.4.5         Branding for Operator Call Processing and Directory Assistance
                --------------------------------------------------------------

 10.4.5.1 The BellSouth Operator Systems Branding Feature provides a definable announcement to Knology end users using Directory Assistance (DA)/Operator

                                                                    Attachment 2
                                                                         Page 66

                Call Processing (OCP) prior to placing them in queue or connecting them to an available operator or automated operator system. This feature allows Knology to have its calls custom branded with Knology's name on whose behalf BellSouth is providing Directory Assistance and/or Operator Call Processing. Rates for Custom Branding, Operator Call Process and Directory Assistance are set forth in this Attachment.

 10.4.5.2 BellSouth offers four service levels of branding to Knology when ordering Directory Assistance and/or Operator Call Processing.

 10.4.5.2.1     Service Level 1 - BellSouth Branding

 10.4.5.2.2     Service Level 2 - Unbranded

 10.4.5.2.3     Service Level 3 - Custom Branding

 10.4.5.2.4 Service Level 4 - Self Branding (applicable only to Knology for Resale or use with an Unbundled Port when routing to an operator service provider other than BellSouth).

 10.4.6         For Resellers and Use with an Unbundled Port
                --------------------------------------------

 10.4.6.1       BellSouth Branding is the Default Service Level.

 10.4.6.2 Unbranding, Custom Branding, and Self Branding require Knology to order selective routing for each originating BellSouth end office identified by Knology. Rates for Selective Routing are set forth in this Attachment.

 10.4.6.3 Customer Branding and Self Branding require Knology to order dedicated trunking from each BellSouth end office identified by Knology, to either the BellSouth Traffic Operator Position System (TOPS) or Knology Operator Service Provider. Rates for trunks are set forth in applicable BellSouth tariffs.

 10.4.6.4 Unbranding - Unbranded Directory Assistance and/or Operator Call Processing calls ride common trunk groups provisioned by BellSouth from those end offices identified by Knology to the BellSouth TOPS. These calls are routed to "No Announcement."

 10.4.7         For Facilities Based Carriers

 10.4.7.1 All Service Levels require Knology to order dedicated trunking from their end office(s) point of interface to the BellSouth TOPS Switches. Rates for trunks are set forth in applicable BellSouth tariffs.

 10.4.7.2 Customized Branding includes charges for the recording of the branding announcement and the loading of the audio units in each TOPS Switch, IVS and NAV equipment for which Knology requires service.

                                                                    Attachment 2
                                                                         Page 67

 10.4.8         Directory Assistance customized branding uses:

 10.4.8.1       the recording of the name;

 10.4.8.2 the front-end loading of the Digital Recorded Announcement Machine (DRAM) in each TOPS switch.

 10.4.9         Operator Call Processing customized branding uses:

 10.4.9.1       the recording of the name;

 10.4.9.2       the front-end loading of the DRAM in the TOPS Switch;

 10.4.9.3 the back-end loading in the audio units in the Automated Alternate Billing System (AABS) in the Interactive Voice Subsystem (IVS);

 10.4.9.4 the 0- automation loading for the audio units in the Enhanced Billing and Access Service (EBAS) in the Network Applications Vehicle (NAV).

 10.4.9.5 BellSouth will provide to Knology purchasing local BellSouth switching and reselling BellSouth local exchange service, selective routing of calls to a requested directory assistance services platform or operator services platform. Knology end users may use the same dialing arrangements as BellSouth end users, but obtain a Knology branded service.

 10.5           Directory Assistance Database Service (DADS)

 10.5.1         BellSouth shall make its Directory Assistance Database Service
                (DADS) available solely for the expressed purpose of providing Directory Assistance type services to Knology end users. The term "end user" denotes any entity which obtains Directory Assistance type services for its own use from a DADS customer. Directory Assistance type service is defined as Voice Directory Assistance (DA Operator assisted and Electronic Directory Assistance (Data System assisted)). Knology agrees that Directory Assistance Database Service (DADS) will not be used for any purpose which violates federal or state laws, statutes, regulatory orders or tariffs. Except for the permitted users, Knology agrees not to disclose DADS to others and shall provide due care in providing for the security and confidentiality of DADS. Further, Knology authorizes the inclusion of Knology Directory Assistance listings in the BellSouth Directory Assistance products.

 10.5.2 BellSouth shall provide Knology initially with a base file of subscriber listings which reflect all listing change activity occurring since Knology's most recent update via magnetic tape, and subsequently using electronic connectivity such as Network Data Mover to be developed mutually by Knology and BellSouth. Knology agrees to assume the costs associated with CONNECT:
                Direct (TM) connectivity, which will vary depending upon volume and mileage.

                                                                    Attachment 2
                                                                         Page 68

 10.5.3 BellSouth will require approximately one month after receiving an order to prepare the Base File. BellSouth will provide daily updates which will reflect all listing change activity occurring since CLEC's most recent update. BellSouth shall provide updates to Knology on a Business, Residence, or combined Business and Residence basis. Knology agrees that the updates shall be used solely to keep the information current. Delivery of Daily Updates will commence the day after Knology receives the Base File.

 10.5.4 BellSouth is authorized to include Knology Directory Assistance Listing Information in its Directory Assistance Database Service
                (DADS). Any other use by BellSouth of Knology Directory Assistance Listing Information is not authorized and with the exception of a request for DADS, BellSouth shall refer any request for such information to Knology.

 10.5.5         Rates for DADS are as set forth in this Attachment.

 10.6           Direct Access to Directory Assistance Service

 10.6.1 Direct Access to Directory Assistance Service (DADAS) will provide Knology's directory assistance operators with the ability to search all available BellSouth's subscriber listings using the Directory Assistance search format. Subscription to DADAS will allow Knology to utilize its own switch, operator workstations and optional audio subsystems.

 10.6.2 BellSouth will provide DADAS from its DA location. Knology will access the DADAS system via a telephone company provided point of availability. Knology has the responsibility of providing the physical links required to connect to the point of availability. These facilities may be purchased from the telephone company as rates and charges billed separately from the charges associated with this offering.

 10.6.3 A specified interface to each Knology subsystem will be provided by BellSouth. Interconnection between Knology's system and a specified BellSouth location will be pursuant to the use of Knology owned or Knology leased facilities and shall be appropriate sized based upon the volume of queries being generated by Knology.

 10.6.4 The specifications for the three interfaces necessary for interconnection are available in the following documents:

 10.6.4.1 DADAS to Subscriber Operator Position System--Northern Telecom Document CSI-2300-07; Universal Gateway/ Position Message Interface Format Specification;

 10.6.4.2 DADAS to Subscriber Switch--Northern Telecom Document Q210-1 Version A107; NTDMS/CCIDAS System Application Protocol; and AT&T Document 250-900-535 Operator Services Position System Listing Service and Application Call Processing Data Link Interface Specification;

                                                                    Attachment 2
                                                                         Page 69

 10.6.4.3 DADAS to Audio Subsystem (Optional)--Directory One Call Control to Audio Response Unit system interface specifications are available through Northern Telecom as a licensed access protocol--Northern Telecom Document 355-004424 and Gateway/Interactive Voice subsystem Protocol Specification.

 10.6.5         Rates for DADAS are as set forth in this Attachment.

 10.7           Automatic Location Identification/Data Management System

                (ALI/DMS)

 10.7.1 The ALI/DMS Database contains end user information (including name, address, telephone information, and sometimes special information from the local service provider or end user) used to determine to which Public Safety Answering Point (PSAP) to route the call. The ALI/DMS database is used to provide more routing flexibility for E911 calls than Basic 911. BellSouth shall provide the Emergency Services Database in accordance with the following:

 10.7.2         Technical Requirements
                ----------------------

 10.7.2.1 BellSouth shall offer Knology a data link to the ALI/DMS database or permit Knology to provide its own data link to the ALI/DMS database. BellSouth shall provide error reports from the ALI/DMS database to Knology immediately after Knology inputs information into the ALI/DMS database. Alternately, Knology may utilize BellSouth, to enter end user information into the data base on a demand basis, and validate end user information on a demand basis.

 10.7.2.2 The ALI/DMS database shall contain the following end user information:

 10.7.2.2.1     Name;

 10.7.2.2.2     Address;

 10.7.2.2.3     Telephone number; and

 10.7.2.2.4 Other information as appropriate (e.g., whether a end user is blind or deaf or has another disability).

 10.7.2.3 When BellSouth is responsible for administering the ALI/DMS database in its entirety, ported number NXXs entries for the ported numbers should be maintained unless Knology requests otherwise and shall be updated if Knology requests, provided Knology supplies BellSouth with the updates.

 10.7.2.4 When Remote Call Forwarding (RCF) is used to provide number portability to the local end user and a remark or other appropriate field information is available in the database, the shadow or "forwarded-to" number and an indication that the number is ported shall be added to the customer record.

                                                                    Attachment 2
                                                                         Page 70

 10.7.2.5 If BellSouth is responsible for configuring PSAP features (for cases when the PSAP or BellSouth supports an ISDN interface) it shall ensure that CLASS Automatic Recall (Call Return) is not used to call back to the ported number. Although BellSouth currently does not have ISDN interface, BellSouth agrees to comply with this requirement once ISDN interfaces are in place.

 10.7.3         Interface Requirements

                The interface between the E911 Switch or Tandem and the ALI/DMS database for Knology end users shall meet industry standards.

 10.8           Rates

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 11.            Calling Name (CNAM) Database Service

 11.1 All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of CNAM.

 11.2 The Agreement for Calling Name (CNAM) with standard pricing is included as Exhibit B to this Attachment. Knology must provide to its account manager a written request with a requested activation date to activate this service. If Knology is interested in requesting CNAM with volume and term pricing, Knology must contact its account manager to request a separate CNAM volume and term Agreement.

 11.3 SCPs/Databases shall be equal to or better than all of the requirements for SCPs/Databases set forth in the applicable industry standard technical references.

 11.4 Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network (AIN) Access

 11.4.1 BellSouth's Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network (AIN) Access shall provide Knology the capability that will allow Knology and other third parties to create service applications in a BellSouth Service Creation Environment and deploy those applications in a BellSouth SMS to a BellSouth SCP. The third party service applications interact with AIN triggers provisioned on a BellSouth SSP.

 11.4.2 BellSouth's SCE/SMS AIN Access shall provide access to SCE hardware, software, testing and technical support (e.g., help desk, system administrator) resources available to Knology. Scheduling procedures shall provide Knology equivalent priority to these resources.

                                                                    Attachment 2
                                                                         Page 71

 11.4.2 BellSouth SCP shall partition and protect Knology service logic and data from unauthorized access, execution or other types of compromise.

 11.4.3 When Knology selects SCE/SMS AIN Access, BellSouth shall provide training, documentation, and technical support to enable Knology to use BellSouth's SCE/SMS AIN Access to create and administer applications. Training, documentation, and technical support will address use of SCE and SMS access and administrative functions, but will not include support for the creation of a specific service application.

 11.4.4 When Knology selects SCE/SMS AIN Access, BellSouth shall provide for a secure, controlled access environment in association with its internal use of AIN components. Knology access will be provided via remote data connection (e.g., dial-in, ISDN).

 11.4.5 When Knology selects SCE/SMS AIN Access, BellSouth shall allow Knology to download data forms and/or tables to BellSouth SCP via BellSouth SMS without intervention from BellSouth (e.g., service customization and end user subscription).

 11.5           Rates

                The prices that Knology shall pay to BellSouth for Network Elements and Other Services are set forth in Exhibit D to this Attachment.

 12.            Basic 911 and E911

 12.1 All of the negotiated terms and conditions set forth in this Section pertain to the provision of Basic 911 and E911.

 12.2 If Knology orders network elements and other services, then Knology is also responsible for providing E911 to its end users. BellSouth agrees to offer access to the 911/E911 network pursuant to the following terms and conditions set forth in this Attachment.

 12.3           Definition
                ----------

 12.4 Basic 911 and E911 is an additional requirement that provides a caller access to the applicable emergency service bureau by dialing a 3-digit universal telephone number (911).

 12.5           Requirements
                ------------

 12.5.1         Basic 911 Service Provisioning. For Basic 911 service, BellSouth
                ------------------------------
                will provide to Knology a list consisting of each municipality that subscribes to Basic 911

                                                                    Attachment 2
                                                                         Page 72

                service. The list will also provide, if known, the E911 conversion date for each municipality and, for network routing purposes, a ten-digit directory number representing the appropriate emergency answering position for each municipality subscribing to 911. Knology will be required to arrange to accept 911 calls from its end users in municipalities that subscribe to Basic 911 service and translate the 911 call to the appropriate 10-digit directory number as stated on the list provided by BellSouth. Knology will be required to route that call to BellSouth at the appropriate tandem or end office. When a municipality converts to E911 service, Knology will be required to discontinue the Basic 911 procedures and being using E911 procedures.

 12.5.2         E911 Service Provisioning. For E911 service, Knology will be
                -------------------------
                required to install a minimum of two dedicated trunks originating from the Knology serving wire center and terminating to the appropriate E911 tandem. The dedicated trunks shall be, at a minimum, DS-0 level trunks configured either as a 2-wire analog interface or as part of a digital (1.544 Mb/s) interface. Either configuration shall use CAMA-type signaling with multifrequency ("MF") pulsing that will deliver automatic number identification ("ANI") with the voice portion of the call. If the user interface is digital, MF pulses, as well as other AC signals, shall be encoded per the u-255 Law convention. Knology will be required to provide BellSouth daily updates to the E911 database. Knology will be required to forward 911 calls to the appropriate E911 tandem, along with ANI, based upon the current E911 end office to tandem homing arrangement as provided by BellSouth. If the E911 tandem trunks are not available, Knology will be required to route the call to a designated 7-digit local number residing in the appropriate Public Service Answering Point ("PSAP"). This call will be transported over BellSouth's interoffice network and will not carry the ANI of the calling party. Knology shall be responsible for providing BellSouth with complete and accurate data for submission to the 911/E911 database for the purpose of providing 911/E911 to its end users.

 12.5.3         Rates. Charges for 911/E911 service are borne by the
                -----
                municipality purchasing the service. BellSouth will impose no charge on Knology beyond applicable charges for BellSouth trunking arrangements.

 12.5.4 Basic 911 and E911 functions provided to Knology shall be at least at parity with the support and services that BellSouth provides to its end users for such similar functionality.

 12.5.5 Detailed Practices and Procedures. The detailed practices and procedures contained in the E911 Local Exchange Carrier Guide For Facility-Based Providers as amended from time to time during the term of this Agreement will determine the appropriate practices and procedures for BellSouth and Knology to follow in providing 911/E911 services.

                                                                    Attachment 2
                                                                         Page 73

 13.            True-Up

                This section applies only to Tennessee and other rates that are interim or expressly subject to true-up under this attachment.

 13.1 The interim prices for Network Elements and Other Services and Local Interconnection shall be subject to true-up according to the following procedures:

 13.2 The interim prices shall be trued-up, either up or down, based on final prices determined either by further agreement between the Parties, or by a final order (including any appeals) of the Commission which final order meets the criteria of (3) below. The Parties shall implement the true-up by comparing the actual volumes and demand for each item, together with interim prices for each item, with the final prices determined for each item. Each Party shall keep its own records upon which the true-up can be based, and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such true-up, the Parties agree that the body having jurisdiction over the matter shall be called upon to resolve such differences, or the Parties may mutually agree to submit the matter to the Dispute Resolution process in accordance with the provisions of Section 12 of the General Terms and Conditions and Attachment 1 of the Agreement.

 13.3 The Parties may continue to negotiate toward final prices, but in the event that no such Agreement is reached within nine (9) months, either Party may petition the Commission to resolve such disputes and to determine final prices for each item. Alternatively, upon mutual agreement, the Parties may submit the matter to the Dispute Resolution Process set forth in Section 12 of the General

                Terms and Conditions and Attachment 1 of the Agreement, so long as they file the resulting Agreement with the Commission as a "negotiated Agreement" under Section 252(e) of the Act.

 13.4 A final order of this Commission that forms the basis of a true-up shall be the final order as to prices based on appropriate cost studies, or potentially may be a final order in any other Commission proceeding which meets the following criteria:

                (a) BellSouth and Knology are entitled to be a full Party to the proceeding;

                (b)  It shall apply the provisions of the federal
                     Telecommunications Act of 1996, including but not limited to Section 252(d)(1) (which contains pricing standards) and all then-effective implementing rules and regulations; and,

                (c) It shall include as an issue the geographic deaveraging of network element and other services prices, which deaveraged prices, if any are required by said final order, shall form the basis of any true-up.

                                                                 Attachment 2
                                                                      Page 74

                                                                      EXHIBIT A

                       LINE INFORMATION DATA BASE (LIDB)

                               STORAGE AGREEMENT

 I.             SCOPE

 A. This Agreement sets forth the terms and conditions pursuant to which BellSouth agrees to store in its LIDB certain information at the request of Knology and pursuant to which BellSouth, its LIDB customers and Knology shall have access to such information. Knology understands that BellSouth provides access to information in its LIDB to various telecommunications service providers pursuant to applicable tariffs and agrees that information stored at the request of Knology, pursuant to this Agreement, shall be available to those telecommunications service providers. The terms and conditions contained in the attached Addendum(s) are hereby made a part of this Agreement as if fully incorporated herein.

 B.             LIDB is accessed for the following purposes:

                1. Billed Number Screening

                2. Calling Card Validation

                3. Fraud Control

 C. BellSouth will provide seven days per week, 24-hours per day, fraud monitoring on Calling Cards, bill-to-third and collect calls made to numbers in BellSouth's LIDB, provided that such information is included in the LIDB query. BellSouth will establish fraud alert thresholds and will notify Knology of fraud alerts so that Knology may take action it deems appropriate. Knology understands and agrees BellSouth will administer all data stored in the LIDB, including the data provided by Knology pursuant to this Agreement, in the same manner as BellSouth's data for BellSouth's end user customers. BellSouth shall not be responsible to Knology for any lost revenue which may result from BellSouth's administration of the LIDB pursuant to its established practices and procedures as they exist and as they may be changed by BellSouth in its sole discretion from time to time.

                Knology understands that BellSouth currently has in effect numerous billing and collection agreements with various interexchange carriers and billing clearing houses. Knology further understands that these billing and collection customers of BellSouth query BellSouth's LIDB to determine whether to accept various billing options from

                                                                    Attachment 2
                                                                         Page 75

                end users. Additionally, Knology understands that presently BellSouth has no method to differentiate between BellSouth's own billing and line data in the LIDB and such data which it includes in the LIDB on Knology's behalf pursuant to this Agreement. Therefore, until such time as BellSouth can and does implement in its LIDB and its supporting systems the means to differentiate Knology's data from BellSouth's data and the Parties to this Agreement execute appropriate amendments hereto, the following terms and conditions shall apply:

                (a) Knology agrees that it will accept responsibility for telecommunications services billed by BellSouth for its billing and collection customers for Knology's end user accounts which are resident in LIDB pursuant to this Agreement. Knology authorizes BellSouth to place such charges on Knology's bill from BellSouth and agrees that it shall pay all such charges. Charges for which Knology hereby takes responsibility include, but are not limited to, collect and third number calls.

                (b) Charges for such services shall appear on a separate BellSouth bill page identified with the name of the entity for which BellSouth is billing the charge.

                (c) Knology shall have the responsibility to render a billing statement to its end users for these charges, but Knology's obligation to pay BellSouth for the charges billed shall be independent of whether Knology is able or not to collect from Knology's end users.

                (d) BellSouth shall not become involved in any disputes between Knology and the entities for which BellSouth performs billing and collection. BellSouth will not issue adjustments for charges billed on behalf of an entity to Knology. It shall be the responsibility of Knology and the other entity to negotiate and arrange for any appropriate adjustments.

 II.            TERM

                This Agreement will be effective as of ____________, and will continue in effect for one year, and thereafter may be continued until terminated by either Party upon thirty (30) days written notice to the other Party.

 III.           FEES FOR SERVICE AND TAXES

 A. Knology will not be charged a fee for storage services provided by BellSouth to Knology, as described in Section I of this Agreement.

                                                                    Attachment 2
                                                                         Page 76

 B. Sales, use and all other taxes (excluding taxes on BellSouth's income) determined by BellSouth or any taxing authority to be due to any federal, state or local taxing jurisdiction with respect to the provision of the service set forth herein will be paid by Knology. Knology shall have the right to have BellSouth contest with the imposing jurisdiction, at Knology's expense, any such taxes that Knology deems are improperly levied.

 IV.            INDEMNIFICATION

                To the extent not prohibited by law, each Party will indemnify the other and hold the other harmless against any loss, cost, claim, injury, or liability relating to or arising out of negligence or willful misconduct by the indemnifying Party or its agents or contractors in connection with the indemnifying Party's provision of services, provided, however, that any indemnity for any loss, cost, claim, injury or liability arising out of or relating to errors or omissions in the provision of services under this Agreement shall be limited as otherwise specified in this Agreement. The indemnifying Party under this Section agrees to defend any suit brought against the other Party for any such loss, cost, claim, injury or liability. The indemnified Party agrees to notify the other Party promptly, in writing, of any written claims, lawsuits, or demands for which the other Party is responsible under this Section and to cooperate in every reasonable way to facilitate defense or settlement of claims. The indemnifying Party shall not be liable under this Section for settlement by the indemnified Party of any claim, lawsuit, or demand unless the defense of the claim, lawsuit, or demand has been tendered to it in writing and the indemnifying Party has unreasonably failed to assume such defense.

 V.             LIMITATION OF LIABILITY

                Neither Party shall be liable to the other Party for any lost profits or revenues or for any indirect, incidental or consequential damages incurred by the other Party arising from this Agreement or the services performed or not performed hereunder, regardless of the cause of such loss or damage.

 VI.            MISCELLANEOUS

 A. It is understood and agreed to by the Parties that BellSouth may provide similar services to other companies.

 B. All terms, conditions and operations under this Agreement shall be performed in accordance with, and subject to, all applicable local, state or federal legal and regulatory tariffs, rulings, and other requirements of the federal courts, the U.S.

                                                                    Attachment 2
                                                                         Page 77

                Department of Justice and state and federal regulatory agencies. Nothing in this Agreement shall be construed to cause either Party to violate any such legal or regulatory requirement and either Party's obligation to perform shall be subject to all such requirements.

 C. Knology agrees to submit to BellSouth all advertising, sales promotion, press releases, and other publicity matters relating to this Agreement wherein BellSouth's corporate or trade names, logos, trademarks or service marks or those of BellSouth's affiliated companies are mentioned or language from which the connection of said names or trademarks therewith may be inferred or implied; and Knology further agrees not to publish or use advertising, sales promotions, press releases, or publicity matters without BellSouth's prior written approval.

 D. This Agreement constitutes the entire Agreement between Knology and BellSouth which supersedes all prior Agreements or contracts, oral or written representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

 E. Except as expressly provided in this Agreement, if any part of this Agreement is held or construed to be invalid or unenforceable, the validity of any other Section of this Agreement shall remain in full force and effect to the extent permissible or appropriate in furtherance of the intent of this Agreement.

 F. Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement for any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.

 G. This Agreement shall be deemed to be a contract made under the laws of the State of Georgia, and the construction, interpretation and performance of this Agreement and all transactions hereunder shall be governed by the domestic law of such State.

                                                                 Attachment 2
                                                                      Page 78

                                                                      EXHIBIT A

                           FACILITIES BASED ADDENDUM

                     TO LINE INFORMATION DATA BASE (LIDB)

                               STORAGE AGREEMENT

          This is a Facilities Based Addendum to the Line Information Data Base Storage Agreement dated ________________________________, between BellSouth Telecommunications, Inc. ("BellSouth"), and
_______________________________("Knology"), effective the _____ day of
_________________, _____ .

I.        GENERAL

          This Addendum sets forth the terms and conditions for Knology's provision of billing number information to BellSouth for inclusion in BellSouth's LIDB. BellSouth will store in its LIDB the billing number information provided by Knology, and BellSouth will provide responses to on-line, call-by-call queries to this information for purposes specified in Section I.B. of the Agreement.

II.       DEFINITIONS

A. Billing number - a number that Knology creates for the purpose of identifying an account liable for charges. This number may be a line or a special billing number.

B. Line number - a ten digit number that identifies a telephone line administered by Knology.

C. Special billing number - a ten digit number that identifies a billing account established by Knology.

D.        Calling Card number - a billing number plus PIN number.

E. PIN number - a four digit security code assigned by Knology which is added to a billing number to compose a fourteen digit calling card number.

                                                                    Attachment 2
                                                                         Page 79

F. Toll billing exception indicator - associated with a billing number to indicate that it is considered invalid for billing of collect calls or third number calls or both, by Knology.

G. Billed Number Screening - refers to the activity of determining whether a toll billing exception indicator is present for a particular billing number.

H. Calling Card Validation - refers to the activity of determining whether a particular calling card number exists as stated or otherwise provided by a caller.

I. Billing number information - information about billing number, Calling Card number and toll billing exception indicator provided to BellSouth by Knology.

III.        RESPONSIBILITIES OF PARTIES

A. Knology will provide its billing number information to BellSouth's LIDB each business day by a method that has been mutually agreed upon by both Parties.

B. BellSouth will store in its LIDB the billing number information provided by Knology. Under normal operating conditions, BellSouth shall include Knology's billing number information in its LIDB no later than two business days following BellSouth's receipt of such billing number information, provided that BellSouth shall not be held responsible for any delay or failure in performance to the extent such delay or failure is caused by circumstances or conditions beyond BellSouth's reasonable control. BellSouth will store in its LIDB an unlimited volume of Knology's working telephone numbers.

C. BellSouth will provide responses to on-line, call-by-call queries to the stored information for the specific purposes listed in the next paragraph.

D. BellSouth is authorized to use the billing number information provided by Knology to perform the following functions for authorized users on an on-line basis:

            1. Validate a 14 digit Calling Card number where the first 10 digits are a line number or special billing number assigned by Knology, and where the last four digits (PIN) are a security code assigned by Knology.

            2. Determine whether Knology or the subscriber has identified the billing number as one which should not be billed for collect or third number calls, or both.

E. Knology will provide its own billing number information to BellSouth for storage and to be used for Billed Number Screening and Calling Card Validation. Knology will arrange and pay for transport of updates to BellSouth.

                                                                    Attachment 2
                                                                         Page 80


IV.         COMPLIANCE

            Unless expressly authorized in writing by Knology, all billing number information provided pursuant to this Addendum shall be used for no purposes other than those set forth in this Addendum.

                                                                  Attachment 2
                                                                       Page 81

                                                                      EXHIBIT B

                CALLING NAME DELIVERY (CNAM) DATABASE SERVICES

1.        Definitions

For the purpose of this Attachment, the following terms shall be defined as:

CALLING NAME DELIVERY DATABASE SERVICE (CNAM) - The ability to associate a name with the calling party number, allowing the end user subscriber (to which a call is being terminated) to view the calling party's name before the call is answered. This service also provides Knology the opportunity to load and store its subscriber names in the BellSouth CNAM SCPs.

CALLING PARTY NUMBER (CPN) - The number of the calling party that is delivered to the terminating switch using common channel signaling system 7 (CCS7) technology, and that is contained in the Initial Address Message (IAM) portion of the CCS7 call setup.

COMMON CHANNEL SIGNALING SYSTEM 7 (CCS7) - A network signaling technology in which all signaling information between two or more nodes is transmitted over high-speed data links, rather than over voice circuits.

SERVICE CONTROL POINTs (SCPs) - The real-time data base systems that contain the names to be provided in response to queries received from CNAM SSPs.

SERVICE MANAGEMENT SYSTEM (SMS) - The main operations support system of CNAM DATABASE SERVICE. CNAM records are loaded into the SMS, which in turn downloads into the CNAM SCP.

SERVICE SWITCHING POINTs (SSPs) - Features of computerized switches in the telephone network that determine that a terminating line has subscribed to CNAM service, and then communicate with CNAM SCPs in order to provide the name associated with the calling party number.

SUBSYSTEM NUMBER (SSN) - The address used in the Signaling Connection Control Part (SCCP) layer of the SS7 protocol to designate an application at an end signaling point. A SSN for CNAM at the end office designates the CNAM application within the end office. BellSouth uses the CNAM SSN of 232.

2.        Attachment

                                                                    Attachment 2
                                                                         Page 82

2.1 This Attachment contains the terms and conditions where BellSouth will provide to the Knology access to the BellSouth CNAM SCP for query or record storage purposes.

2.2 Knology shall submit to BellSouth a notice of its intent to access and utilize BellSouth CNAM Database Services pursuant to the terms and conditions of this Attachment. Said notice shall be in writing, no less than 60 days prior to Knology's access to BellSouth's CNAM Database Services and shall be addressed to Knology's Account Manager.

3.          Physical Connection and Compensation

3.1 BellSouth's provision of CNAM Database Services to Knology requires interconnection from Knology to BellSouth CNAM Service Control Points (SCPs). Such interconnections shall be established pursuant to Attachment 3 of this Agreement. The appropriate charge for access to and use of the BellSouth CNAM Database service shall be as set forth in this Attachment.

3.2 In order to formulate a CNAM query to be sent to the BellSouth CNAM SCP, Knology shall provide its own CNAM SSP. Knology's CNAM SSPs must be compliant with TR-NWT-001188, "CLASS Calling Name Delivery Generic Requirements".

3.3 If Knology elects to access the BellSouth CNAM SCP via a third party CCS7 transport provider, the third party CCS7 provider shall interconnect with the BellSouth CCS7 network according to BellSouth's Common Channel Signaling Interconnection Guidelines and Telcordia (formerly BellCore)'s CCS Network Interface Specification document, TR-TSV-000905. In addition, the third party provider shall establish CCS7 interconnection at the BellSouth Local Signal Transfer Points (LSTPs) serving the BellSouth CNAM SCPs that Knology desires to query.

3.4         Out-Of-Region Customers

            If the customer queries the BellSouth CNAM SCP via a third party national SS7 transport provider, the third party SS7 provider shall interconnect with the BellSouth CCS7 network according to BellSouth's Common Channel Signaling Interconnection Guidelines and Telcordia's (formerly BellCore's) CCS Network Interface Specification document, TR-TSV-000905. In addition, the third party provider shall establish SS7 interconnection at one or more of the BellSouth Gateway Signal Transfer Points (STPs). The payment of all costs associated with the transport of SS7 signals via a third party will be established by mutual agreement of the Parties in writing and shall, by this reference become an integral part of this Agreement.

4.          CNAM Record Initial Load and Updates

                                                                    Attachment 2
                                                                         Page 83



4.1 The mechanism to be used by Knology for initial CNAM record load and/or updates shall be determined by mutual agreement. The initial load and all updates shall be provided by Knology in the BellSouth specified format and shall contain records for every working telephone number that can originate phone calls. It is the responsibility of Knology to provide accurate information to BellSouth on a current basis.

4.2 Updates to the SMS shall occur no less than once a week, reflect service order activity affecting either name or telephone number, and involve only record additions, deletions or changes.

4.3 4.3 Knology CNAM records provided for storage in the BellSouth CNAM SCP shall be available, on a SCP query basis only, to all Parties querying the BellSouth CNAM SCP. Further, CNAM service shall be provided by each Party consistent with state and/or federal regulation

                                                                    Attachment 2
                                                                         Page 84
                                                                       EXHIBIT C

                 CLEC/BellSouth Line Sharing Jointly Developed

                         Rules for Splitter Allocation

            BellSouth is unable to obtain a sufficient number of splitters for placement in all central offices requested by competitive local exchange carriers ("CLECs") by June 6, 2000. As a result of the current shortage of splitters, CLECs and BellSouth developed the following rules for splitter allocation. These rules shall apply until such time as those CLECs participating in the creation of the rules agree that the regular splitter installation rules should apply.

1. There shall be a single CLEC priority list of central offices that shall consist of the Georgia CLEC priority list combined with the priority list from the other states in BellSouth's nine-state region (the "Priority List"). This priority list shall be used for filling orders; it shall determine the order in which splitters will be deployed in those central offices for which splitters have been ordered. Georgia central offices (CO) will have priority over other state's COs.

2.          During the allocation period, a CLEC may order 24 ports or 96 ports.
            In either event, BellSouth shall install a 96 port splitter in accordance with the Priority List. However, during the allocation period, in the event a CLEC orders 96 ports, BellSouth will only allocate 24 ports of the 96 port splitter to the first CLEC that orders a splitter for that central office, thus creating a backlog of 72 ports that have already been ordered by that CLEC ("Backlog"). In the event of a Backlog, BellSouth will charge CLEC a monthly recurring charge appropriate for the number of ports allocated to CLEC. In addition, if CLEC requested a 96 port splitter, it shall pay a non-recurring charge for a 96 port splitter, but shall pay no non-recurring charges when additional ports are added to alleviate the Backlog.


3. BellSouth will allocate, on a first-come/first-served basis, the remaining 72 ports of the splitter (in blocks of 24 ports) to the other CLECs that place an order for a splitter at that same central office.

            Orders Submitted by April 26, 2000 with Due Date of June 6, 2000 or Sooner

4. A firm order for a splitter issued to the BellSouth Complex Resale Support Group (CRSG) on or by April 26, 2000, with due date of June 6, 2000, or sooner, will be given priority over orders received after April 26, 2000. Orders for the first 200 splitters received prior to April 26, 2000, will be installed on or before June 5, 2000,

                                                                    Attachment 2
                                                                         Page 85
                                                                       EXHIBIT C

            and shall be installed in accordance with the priority list. The first 25 splitter orders shall be installed no later than May 22, 2000.

5. In the event CLECs submit to BellSouth more than 200 splitter orders on or before April 26, 2000, BellSouth shall install fifty (50) splitters a week each week after June 5, 2000.

6. In the event there are more than four (4) orders submitted on or before April 26, 2000, for a splitter at a particular central office, a second splitter will be installed at that central office in accordance with the Priority List.

7. Backlogs associated with orders submitted on or before April 26, 2000 will be fulfilled in their entirety before any orders received after April 26, 2000 are worked. In fulfilling a Backlog, the CLEC's additional ports may not be on the same shelf as the initial 24 ports.

            Orders Received after April 26, 2000

8. Irrespective of the Priority List, no orders received after April 26, 2000, will be worked until after all orders received on or before April 26, 2000 have been completed.

9. Once all orders received on or before April 26, 2000, have been worked in their entirety, orders received after April 26, 2000, will have a minimum interval of forty-two (42) calendar days from date of receipt.

            Orders Submitted with Due Dates After June 6, 2000

10. Any order submitted on or before April 26, 2000, with a due date of after June 6, 2000, will be completed according to the due date provided there is available inventory and all orders with a due date of June 6, 2000 or earlier have been completed.

                                                                    Attachment 2
                                                                         Page 86
                                                                       EXHIBIT C

Georgia Rating/Ranking of Central Offices for Linesharing

           March 9, 2000                         Covad, Rhythms, NorthPoint, New
                                                 Edge

CLLI                         Combined Ranking
----                         ----------------

-------------------------------------------
MRTTGAMA                                 1
-------------------------------------------
RSWLGAMA                                 2
-------------------------------------------
ATLNGABU                                 3
-------------------------------------------
ATLNGAPP                                 4
-------------------------------------------
DLTHGAHS                                 5
-------------------------------------------
ATLNGASS                                 6
-------------------------------------------
CHMBGAMA                                 7
-------------------------------------------
AGSTGAAU                                 8
-------------------------------------------
LRVLGAOS                                 9
-------------------------------------------
MRTTGAEA                                10
-------------------------------------------
SMYRGAMA                                11
-------------------------------------------
LLBNGAMA                                12
-------------------------------------------
WDSTGACR                                13
-------------------------------------------
ATHNGAMA                                14
-------------------------------------------
AGSTGAFL                                15
-------------------------------------------
AGSTGATH                                16
-------------------------------------------
JNBOGAMA                                17
-------------------------------------------
NRCRGAMA                                18
-------------------------------------------
ATLNGATH                                19
-------------------------------------------
ALPRGAMA                                20
-------------------------------------------
DNWDGAMA                                21
-------------------------------------------
CMNGGAMA                                22
-------------------------------------------
AGSTGAMT                                23
-------------------------------------------
ALBYGAMA                                24
-------------------------------------------
GSVLGAMA                                25
-------------------------------------------
SNLVGAMA                                26
-------------------------------------------
ATLNGAIC                                27
-------------------------------------------
ATLNGAEP                                28
-------------------------------------------
TUKRGAMA                                29
-------------------------------------------
ROMEGATL                                30
-------------------------------------------
VLDSGAMA                                31
-------------------------------------------
MACNGAMT                                32
-------------------------------------------
ASTLGAMA                                33
-------------------------------------------
SMYRGAPF                                34
-------------------------------------------
DGVLGAMA                                35
-------------------------------------------
ATLNGAEL                                36
-------------------------------------------

                                                                    Attachment 2
                                                                         Page 87
                                                                       EXHIBIT C


-------------------------------------------
SNMTGALR                                37
-------------------------------------------
CNYRGAMA                                38
-------------------------------------------
MACNGAVN                                39
-------------------------------------------
WRRBGAMA                                40
-------------------------------------------
NWNNGAMA                                41
-------------------------------------------
ATLNGAWD                                42
-------------------------------------------
GRFNGAMA                                43
-------------------------------------------
PANLGAMA                                44
-------------------------------------------
BUFRGABH                                45
-------------------------------------------
ATLNGACD                                46
-------------------------------------------
MACNGAGP                                47
-------------------------------------------
SVNHGABS                                48
-------------------------------------------
ATLNGACS                                49
-------------------------------------------
PTCYGAMA                                50
-------------------------------------------
RVDLGAMA                                51
-------------------------------------------
STBRGANH                                52
-------------------------------------------
MCDNGAGS                                53
-------------------------------------------
ATLNGAWE                                54
-------------------------------------------
SVNHGADE                                55
-------------------------------------------
SVNHGAWB                                56
-------------------------------------------
ATLNGAGR                                57
-------------------------------------------
ATLNGAAD                                58
-------------------------------------------
CRVLGAMA                                59
-------------------------------------------
ACWOGAMA                                60
-------------------------------------------
ATLNGABH                                61
-------------------------------------------
FYVLGASG                                62
-------------------------------------------
SVNHGAGC                                63
-------------------------------------------
SVNHGAWI                                64
-------------------------------------------
ATLNGAFP                                65
-------------------------------------------
ATLNGAHR                                66
-------------------------------------------
PWSPGAAS                                67
-------------------------------------------
CRTNGAMA                                68
-------------------------------------------
ATLNGALA                                69
-------------------------------------------
MRRWGAMA                                70
-------------------------------------------
CLMBGAMT                                71
-------------------------------------------
CLMBGAMW                                72
-------------------------------------------
LTHNGAJS                                73
-------------------------------------------
CVTNGAMT                                74
-------------------------------------------
DLLSGAES                                75
-------------------------------------------
FRBNGAEB                                76
-------------------------------------------
CLMBGABV                                77
-------------------------------------------
BRWKGAMA                                78
-------------------------------------------
ATLNGAQS                                79
-------------------------------------------

                                                                    Attachment 2
                                                                         Page 88
                                                                       EXHIBIT C


-------------------------------------------
CNTNGAXB                                80
-------------------------------------------
LGVLGACS                                81
-------------------------------------------
SSISGAES                                81
-------------------------------------------

BellSouth Central Offices (All states excluding GA)

Ref. #     CLLI          State   Combined CLEC
                                      Rank
----------------------------------------------
   312   PRRNFLMA       FL             1
----------------------------------------------
  1330   MMPHTNBA       TN             2
-------------------------------------------
  1362   NSVLTNMT       TN             3
-------------------------------------------
   202   GSVLFLNW       FL             4
-------------------------------------------
     1   ALBSALMA       AL             5
-------------------------------------------
    13   BRHMALCH       AL             6
-------------------------------------------
   268   MLBRFLMA       FL             7
-------------------------------------------
  1337   MMPHTNMA       TN             8
-------------------------------------------
   285   ORLDFLAP       FL             9
-------------------------------------------
  1335   MMPHTNGT       TN             10
-------------------------------------------
   208   HLWDFLPE       FL             11
-------------------------------------------
   289   ORLDFLPH       FL             12
-------------------------------------------
  1333   MMPHTNEL       TN             13
-------------------------------------------
   324   STRTFLMA       FL             14
-------------------------------------------
    14   BRHMALCP       AL             15
-------------------------------------------
    15   BRHMALEL       AL             16
-------------------------------------------
  1141   CLMASCSN       SC             17
-------------------------------------------
  1240   CHTGTNNS       TN             18
-------------------------------------------
  1339   MMPHTNOA       TN             19
-------------------------------------------
  1073   RLGHNCSI       NC             20
-------------------------------------------
   299   PMBHFLCS       FL             21
-------------------------------------------
   698   NWORLASW       LA             22
-------------------------------------------
  1354   NSVLTNBW       TN             23
-------------------------------------------
  1309   KNVLTNMA       TN             24
-------------------------------------------
    16   BRHMALEN       AL             25
-------------------------------------------
    17   BRHMALEW       AL             26
-------------------------------------------
  1345   MRBOTNMA       TN             27
-------------------------------------------
  1364   NSVLTNUN       TN             28
-------------------------------------------
   623   KNNRLABR       LA             29
-------------------------------------------
   984   CARYNCCE       NC             30
-------------------------------------------
   333   WPBHFLGA       FL             31
-------------------------------------------
  1356   NSVLTNCH       TN             32
-------------------------------------------
  1363   NSVLTNST       TN             33
-------------------------------------------
   429   LSVLKYAP       KY             34
-------------------------------------------
    20   BRHMALHW       AL             35
-------------------------------------------
    21   BRHMALMT       AL             36
-------------------------------------------
   638   LFYTLAMA       LA             37
-------------------------------------------
  1306   KNTNTNMA       TN             38
-------------------------------------------
   693   NWORLAMT       LA             39
-------------------------------------------

--------------------------------------
   149   BCRTFLMA      FL        40
--------------------------------------
   150   BCRTFLSA      FL        41
--------------------------------------
  1340   MMPHTNSL      TN        42
--------------------------------------
  1338   MMPHTNMT      TN        43
--------------------------------------
   307   PNSCFLFP      FL        44
--------------------------------------
    22   BRHMALOM      AL        45
--------------------------------------
    23   BRHMALOX      AL        46
--------------------------------------
   176   DYBHFLMA      FL        47
--------------------------------------
  1352   NSVLTNAP      TN        48
--------------------------------------
  1332   MMPHTNCT      TN        49
--------------------------------------
   334   WPBHFLGR      FL        50
--------------------------------------
   249   MIAMFLCA      FL        51
--------------------------------------
   732   SLIDLAMA      LA        52
--------------------------------------
  1307   KNVLTNBE      TN        53
--------------------------------------
    64   MTGMALDA      AL        54
--------------------------------------
    24   BRHMALRC      AL        55
--------------------------------------
    26   BRHMALVA      AL        56
--------------------------------------
   196   FTPRFLMA      FL        57
--------------------------------------
  1272   FKLNTNMA      TN        58
--------------------------------------
   695   NWORLARV      LA        59
--------------------------------------
  1019   GNBONCAS      NC        60
--------------------------------------
  1068   RLGHNCGL      NC        61
--------------------------------------
   692   NWORLAMR      LA        62
--------------------------------------
  1310   KNVLTNWH      TN        63
--------------------------------------
   179   DYBHFLPO      FL        64
--------------------------------------
    34   BSMRALMA      AL        65
--------------------------------------
   148   BCRTFLBT      FL        66
--------------------------------------
   233   JPTRFLMA      FL        67
--------------------------------------
  1357   NSVLTNDO      TN        68
--------------------------------------
   697   NWORLASK      LA        69
--------------------------------------
   189   FTLDFLJA      FL        70
--------------------------------------
   262   MIAMFLRR      FL        71
--------------------------------------
   288   ORLDFLPC      FL        72
--------------------------------------
  1361   NSVLTNMC      TN        73
--------------------------------------
   667   MONRLAMA      LA        74
--------------------------------------
   664   MNFDLAMA      LA        75
--------------------------------------
   157   BYBHFLMA      FL        76
--------------------------------------
   170   DLBHFLKP      FL        77
--------------------------------------
   554   BTRGLAGW      LA        78
--------------------------------------
  1237   CHTGTNDT      TN        79
--------------------------------------
   232   JCVLFLWC      FL        80
--------------------------------------
   253   MIAMFLHL      FL        81
--------------------------------------
   988   CHRLNCCE      NC        82
--------------------------------------

--------------------------------------
   431   LSVLKYBR      KY         83
--------------------------------------
  1353   NSVLTNBV      TN         84
--------------------------------------
  1158   FLRNSCMA      SC         85
--------------------------------------
   171   DLBHFLMA      FL         86
--------------------------------------
   174   DRBHFLMA      FL         87
--------------------------------------
  1323   MAVLTNMA      TN         88
--------------------------------------
  1358   NSVLTNGH      TN         89
--------------------------------------
   230   JCVLFLSJ      FL         90
--------------------------------------
   301   PMBHFLMA      FL         91
--------------------------------------
   265   MIAMFLWD      FL         92
--------------------------------------
   287   ORLDFLMA      FL         93
--------------------------------------
  1366   NSVLTNWM      TN         94
--------------------------------------
   164   COCOFLMA      FL         95
--------------------------------------
   187   FTLDFLCR      FL         96
--------------------------------------
   188   FTLDFLCY      FL         97
--------------------------------------
   330   VRBHFLMA      FL         98
--------------------------------------
  1280   GDVLTNMA      TN         99
--------------------------------------
   696   NWORLASC      LA        100
--------------------------------------
   264   MIAMFLSO      FL        101
--------------------------------------
   989   CHRLNCCR      NC        102
--------------------------------------
   683   NWORLAAR      LA        103
--------------------------------------
  1311   KNVLTNYH      TN        104
--------------------------------------
   557   BTRGLAMA      LA        105
--------------------------------------
   190   FTLDFLMR      FL        106
--------------------------------------
   191   FTLDFLOA      FL        107
--------------------------------------
  1250   CLVLTNMA      TN        108
--------------------------------------
   987   CHRLNCCA      NC        109
--------------------------------------
   430   LSVLKYBE      KY        110
--------------------------------------
   338   WPBHFLRP      FL        111
--------------------------------------
   271   MNDRFLLO      FL        112
--------------------------------------
   229   JCVLFLRV      FL        113
--------------------------------------
  1020   GNBONCEU      NC        114
--------------------------------------
   306   PNSCFLBL      FL        115
--------------------------------------
   192   FTLDFLPL      FL        116
--------------------------------------
   194   FTLDFLSU      FL        117
--------------------------------------
  1236   CHTGTNBR      TN        118
--------------------------------------
   986   CHRLNCBO      NC        119
--------------------------------------
   687   NWORLACM      LA        120
--------------------------------------
  1004   CPHLNCRO      NC        121
--------------------------------------
   209   HLWDFLWH      FL        122
--------------------------------------
  1341   MMPHTNST      TN        123
--------------------------------------
   996   CHRLNCSH      NC        124
--------------------------------------
   848   JCSNMSCP      MS        125
--------------------------------------

--------------------------------------
   195   FTLDFLWN      FL        126
--------------------------------------
   206   HLWDFLHA      FL        127
--------------------------------------
   969   AHVLNCOH      NC        128
--------------------------------------
   995   CHRLNCRE      NC        129
--------------------------------------
   227   JCVLFLNO      FL        130
--------------------------------------
   442   LSVLKYWE      KY        131
--------------------------------------
  1069   RLGHNCHO      NC        132
--------------------------------------
   436   LSVLKYOA      KY        133
--------------------------------------
   992   CHRLNCLP      NC        134
--------------------------------------
   356   BWLGKYMA      KY        135
--------------------------------------
   207   HLWDFLMA      FL        136
--------------------------------------
   218   JCBHFLMA      FL        137
--------------------------------------
   305   PNCYFLMA      FL        138
--------------------------------------
  1022   GNBONCLA      NC        139
--------------------------------------
   220   JCVLFLAR      FL        140
--------------------------------------
   335   WPBHFLHH      FL        141
--------------------------------------
   319   SNFRFLMA      FL        142
--------------------------------------
   439   LSVLKYSM      KY        143
--------------------------------------
   222   JCVLFLCL      FL        144
--------------------------------------
    90   TSCLALMT      AL        145
--------------------------------------
   221   JCVLFLBW      FL        146
--------------------------------------
   223   JCVLFLFC      FL        147
--------------------------------------
  1247   CLEVTNMA      TN        148
--------------------------------------
   201   GSVLFLMA      FL        149
--------------------------------------
   691   NWORLAMC      LA        150
--------------------------------------
   300   PMBHFLFE      FL        151
--------------------------------------
   293   OVIDFLCA      FL        152
--------------------------------------
   594   FKTNLAMA      LA        153
--------------------------------------
   231   JCVLFLSM      FL        154
--------------------------------------
    66   MTGMALMT      AL        155
--------------------------------------
   243   MIAMFLAE      FL        156
--------------------------------------
   245   MIAMFLAP      FL        157
--------------------------------------
    99   DCTRALMT      AL        158
--------------------------------------
   217   JCBHFLAB      FL        159
--------------------------------------
   286   ORLDFLCL      FL        160
--------------------------------------
  1102   WNSLNCVI      NC        161
--------------------------------------
   428   LSVLKYAN      KY        162
--------------------------------------
   981   BURLNCDA      NC        163
--------------------------------------
    59   MOBLALSH      AL        164
--------------------------------------
   314   PTSLFLMA      FL        165
--------------------------------------
   246   MIAMFLBA      FL        166
--------------------------------------
   248   MIAMFLBR      FL        167
--------------------------------------
   123   HNVIALMT      AL        168
--------------------------------------

--------------------------------------
    19   BRHMALFS      AL        169
--------------------------------------
   690   NWORLAMA      LA        170
--------------------------------------
  1287   HDVLTNMA      TN        171
--------------------------------------
   290   ORLDFLSA      FL        172
--------------------------------------
  1028   GSTANCSO      NC        173
--------------------------------------
    52   MOBLALAZ      AL        174
--------------------------------------
  1211   SUVLSCMA      SC        175
--------------------------------------
   251   MIAMFLFL      FL        176
--------------------------------------
   252   MIAMFLGR      FL        177
--------------------------------------
  1131   CHTNSCWA      SC        178
--------------------------------------
    54   MOBLALOS      AL        179
--------------------------------------
    75   PNSNALMA      AL        180
--------------------------------------
  1058   MTOLNCCE      NC        181
--------------------------------------
  1070   RLGHNCJO      NC        182
--------------------------------------
  1099   WNSLNCFI      NC        183
--------------------------------------
   124   HNVIALPW      AL        184
--------------------------------------
   472   OWBOKYMA      KY        185
--------------------------------------
   254   MIAMFLIC      FL        186
--------------------------------------
  1125   CHTNSCDP      SC        187
--------------------------------------
   255   MIAMFLKE      FL        188
--------------------------------------
  1140   CLMASCSH      SC        189
--------------------------------------
   441   LSVLKYVS      KY        190
--------------------------------------
   311   PNVDFLMA      FL        191
--------------------------------------
   277   NDADFLBR      FL        192
--------------------------------------
  1312   LBNNTNMA      TN        193
--------------------------------------
  1166   GNVLSCDT      SC        194
--------------------------------------
   281   NSBHFLMA      FL        195
--------------------------------------
   256   MIAMFLME      FL        196
--------------------------------------
   257   MIAMFLNM      FL        197
--------------------------------------
   558   BTRGLAOH      LA        198
--------------------------------------
  1126   CHTNSCDT      SC        199
--------------------------------------
    33   BSMRALHT      AL        200
--------------------------------------
   337   WPBHFLRB      FL        201
--------------------------------------
   291   ORPKFLMA      FL        202
--------------------------------------
   997   CHRLNCTH      NC        203
--------------------------------------
  1169   GNVLSCWR      SC        204
--------------------------------------
   327   TTVLFLMA      FL        205
--------------------------------------
   260   MIAMFLPB      FL        206
--------------------------------------
   261   MIAMFLPL      FL        207
--------------------------------------
   849   JCSNMSMB      MS        208
--------------------------------------
  1188   MNPLSCES      SC        209
--------------------------------------
   577   CVTNLAMA      LA        210
--------------------------------------
   279   NDADFLOL      FL        211
--------------------------------------

--------------------------------------
   998   CHRLNCUN      NC        212
--------------------------------------
  1071   RLGHNCMO      NC        213
--------------------------------------
  1130   CHTNSCNO      SC        214
--------------------------------------
   310   PNSCFLWA      FL        215
--------------------------------------
   276   NDADFLAC      FL        216
--------------------------------------
   266   MIAMFLWM      FL        217
--------------------------------------
   177   DYBHFLOB      FL        218
--------------------------------------
  1138   CLMASCSA      SC        219
--------------------------------------
   686   NWORLACA      LA        220
--------------------------------------
  1067   RLGHNCGA      NC        221
--------------------------------------
   336   WPBHFLLE      FL        222
--------------------------------------
   624   KNNRLAHN      LA        223
--------------------------------------
  1207   SPBGSCMA      SC        224
--------------------------------------
  1080   SLBRNCMA      NC        225
--------------------------------------
   278   NDADFLGG      FL        226
--------------------------------------
   302   PMBHFLTA      FL        227
--------------------------------------
  1143   CLMASCSW      SC        228
--------------------------------------
   440   LSVLKYTS      KY        229
--------------------------------------
  1257   CRTHTNMA      TN        230
--------------------------------------
    28   BRHMALWL      AL        231
--------------------------------------
   435   LSVLKYJT      KY        232
--------------------------------------
   639   LFYTLAVM      LA        233
--------------------------------------
   332   WPBHFLAN      FL        234
--------------------------------------
  1369   OKRGTNMT      TN        235
--------------------------------------
   126   HNVIALUN      AL        236
--------------------------------------
   438   LSVLKYSL      KY        237
--------------------------------------
   483   PMBRKYMA      KY        238
--------------------------------------
   292   ORPKFLRW      FL        239
--------------------------------------
   559   BTRGLASB      LA        240
--------------------------------------
   729   SHPTLAMA      LA        241
--------------------------------------
   433   LSVLKYFC      KY        242
--------------------------------------
   432   LSVLKYCW      KY        243
--------------------------------------
  1300   JCSNTNMA      TN        244
--------------------------------------
   561   BTRGLAWN      LA        245
--------------------------------------
  1101   WNSLNCLE      NC        246
--------------------------------------
  1277   GALLTNMA      TN        247
--------------------------------------
   556   BTRGLAIS      LA        248
--------------------------------------
   726   SHPTLABS      LA        249
--------------------------------------
   689   NWORLALK      LA        250
--------------------------------------
  1254   CNVLTNMA      TN        251
--------------------------------------
   642   LKCHLADT      LA        252
--------------------------------------
   727   SHPTLACL      LA        253
--------------------------------------
  1388   SMYRTNMA      TN        254
--------------------------------------

--------------------------------------
  1262   DKSNTNMT      TN        255
--------------------------------------
   728   SHPTLAHD      LA        256
--------------------------------------
  1031   HNVLNCCH      NC        257
--------------------------------------
   971   APEXNCCE      NC        258
--------------------------------------
   990   CHRLNCDE      NC        259
--------------------------------------
  1346   MRTWTNMA      TN        260
--------------------------------------
   852   JCSNMSRW      MS        261
--------------------------------------
  1394   SPFDTNMA      TN        262
--------------------------------------
   665   MNVLLAMA      LA        263
--------------------------------------
  1023   GNBONCMC      NC        264
--------------------------------------
  1106   AIKNSCMA      SC        265
--------------------------------------
   991   CHRLNCER      NC        266
--------------------------------------
  1072   RLGHNCSB      NC        267
--------------------------------------
   645   LKCHLAUN      LA        268
--------------------------------------
  1045   LNTNNCMA      NC        269
--------------------------------------
   263   MIAMFLSH      FL        270
--------------------------------------
  1017   GLBONCMA      NC        271
--------------------------------------
  1308   KNVLTNFC      TN        272
--------------------------------------
  1135   CLMASCCH      SC        273
--------------------------------------
  1100   WNSLNCGL      NC        274
--------------------------------------
   824   GLPTMSTS      MS        275
--------------------------------------
   258   MIAMFLNS      FL        276
--------------------------------------
    67   MTGMALNO      AL        277
--------------------------------------
   259   MIAMFLOL      FL        278
--------------------------------------
  1398   SVVLTNMT      TN        279
--------------------------------------
   993   CHRLNCMI      NC        280
--------------------------------------
  1085   SSVLNCMA      NC        281
--------------------------------------
   982   BURLNCEL      NC        282
--------------------------------------
   731   SHPTLASG      LA        283
--------------------------------------
  1024   GNBONCPG      NC        284
--------------------------------------
    74   PHCYALMA      AL        285
--------------------------------------
   244   MIAMFLAL      FL        286
--------------------------------------
   296   PCBHFLNT      FL        287
--------------------------------------
  1037   KNDLNCCE      NC        288
--------------------------------------
   165   COCOFLME      FL        289
--------------------------------------
   434   LSVLKYHA      KY        290
--------------------------------------
   838   HTBGMSMA      MS        291
--------------------------------------
  1078   SELMNCMA      NC        292
--------------------------------------
    60   MOBLALSK      AL        293
--------------------------------------
  1009   DVSNNCPO      NC        294
--------------------------------------
   582   DNSPLAMA      LA        295
--------------------------------------
  1098   WNSLNCCL      NC        296
--------------------------------------
    10   AUBNALMA      AL        297
--------------------------------------

--------------------------------------
  1083   SRFDNCCE      NC        298
--------------------------------------
   399   FRFTKYMA      KY        299
--------------------------------------
   247   MIAMFLBC      FL        300
--------------------------------------
  1248   CLMATNMA      TN        301
--------------------------------------
  1018   GNBONCAP      NC        302
--------------------------------------
  1136   CLMASCDF      SC        303
--------------------------------------
  1105   ZBLNNCCE      NC        304
--------------------------------------
   321   STAGFLMA      FL        305
--------------------------------------
  1096   WNDLNCPI      NC        306
--------------------------------------
   846   JCSNMSBL      MS        307
--------------------------------------
    11   BLFNALMA      AL        308
--------------------------------------
   427   LSVLKY26      KY        309
--------------------------------------
   193   FTLDFLSG      FL        310
--------------------------------------
  1242   CHTGTNRO      TN        311
--------------------------------------
   212   HMSTFLNA      FL        312
--------------------------------------
   159   CCBHFLMA      FL        313
--------------------------------------
   985   CARYNCWS      NC        314
--------------------------------------
   560   BTRGLASW      LA        315
--------------------------------------
   295   PAHKFLMA      FL        316
--------------------------------------
  1133   CLMASCAR      SC        317
--------------------------------------
   250   MIAMFLDB      FL        318
--------------------------------------
   122   HNVIALLW      AL        319
--------------------------------------
  1066   RLGHNCDU      NC        320
--------------------------------------
  1142   CLMASCSU      SC        321
--------------------------------------
   210   HMSTFLEA      FL        322
--------------------------------------
   154   BLGLFLMA      FL        323
--------------------------------------
  1258   CRVLTNMA      TN        324
--------------------------------------
   851   JCSNMSPC      MS        325
--------------------------------------
  1241   CHTGTNRB      TN        326
--------------------------------------
  1053   MGTNNCGR      NC        327
--------------------------------------
    89   TSCLALDH      AL        328
--------------------------------------
   ADD   HNVIALRA      AL        329
--------------------------------------
   730   SHPTLAQB      LA        330
--------------------------------------
   978   BOONNCKI      NC        331
--------------------------------------
   839   HTBGMSWE      MS        332
--------------------------------------
     8   ATHNALMA      AL        333
--------------------------------------
   610   HMNDLAMA      LA        334
--------------------------------------
   874   MDSNMSES      MS        335
--------------------------------------
    71   OPLKALMT      AL        336
--------------------------------------
   769   BILXMSED      MS        337
--------------------------------------
   269   MLTNFLRA      FL        338
--------------------------------------
  1301   JCSNTNNS      TN        339
--------------------------------------
    55   MOBLALPR      AL        340
--------------------------------------

--------------------------------------
   552   BTRGLABK      LA        341
--------------------------------------
   847   JCSNMSCB      MS        342
--------------------------------------
   437   LSVLKYSH      KY        343
--------------------------------------
  1129   CHTNSCLB      SC        344
--------------------------------------
   492   RCMDKYMA      KY        345
--------------------------------------
   411   HNSNKYMA      KY        346
--------------------------------------
  1040   LENRNCHA      NC        347
--------------------------------------
  1190   NAGSSCMA      SC        348
--------------------------------------
    77   PRVLALMA      AL        349
--------------------------------------
   213   HTISFLMA      FL        350
--------------------------------------
   972   ARDNNCCE      NC        351
--------------------------------------
   200   GLBRFLMC      FL        352
--------------------------------------
   823   GLPTMSLY      MS        353
--------------------------------------
   315   PTSLFLSO      FL        354
--------------------------------------
    51   MOBLALAP      AL        355
--------------------------------------
  1127   CHTNSCJM      SC        356
--------------------------------------
   893   OCSPMSGO      MS        357
--------------------------------------
    91   TSCLALNO      AL        358
--------------------------------------
   317   SBSTFLMA      FL        359
--------------------------------------
   527   WNCHKYMA      KY        360
--------------------------------------
    58   MOBLALSF      AL        361
--------------------------------------
  1239   CHTGTNMV      TN        362
--------------------------------------
  1016   GLBONCAD      NC        363
--------------------------------------
   770   BILXMSMA      MS        364
--------------------------------------
  1400   TLLHTNMA      TN        365
--------------------------------------
   109   FRHPALMA      AL        366
--------------------------------------
  1368   NWPTTNMT      TN        367
--------------------------------------
    56   MOBLALSA      AL        368
--------------------------------------
   666   MONRLADS      LA        369
--------------------------------------
   668   MONRLAWM      LA        370
--------------------------------------
    57   MOBLALSE      AL        371
--------------------------------------
   404   GRTWKYMA      KY        372
--------------------------------------
   970   AHVLNCOT      NC        373
--------------------------------------
  1385   SHVLTNMA      TN        374
--------------------------------------
   780   BRNDMSES      MS        375
--------------------------------------
  1414   WNCHTNMA      TN        376
--------------------------------------
  1347   MSCTTNMT      TN        377
--------------------------------------
  1315   LNCYTNMA      TN        378
--------------------------------------
   240   LYHNFLOH      FL        379
--------------------------------------
  1374   PLSKTNMA      TN        380
--------------------------------------
  1317   LRBGTNMA      TN        381
--------------------------------------
   555   BTRGLAHR      LA        382
--------------------------------------
   294   PACEFLPV      FL        383
--------------------------------------

--------------------------------------
   850   JCSNMSNR      MS        384
--------------------------------------
  1243   CHTGTNSE      TN        385
--------------------------------------
   204   HBSDFLMA      FL        386
--------------------------------------
  1319   LXTNTNMA      TN        387
--------------------------------------
  1343   MNCHTNMA      TN        388
--------------------------------------
  1249   CLTNTNMA      TN        389
--------------------------------------
   322   STAGFLSH      FL        390
--------------------------------------
  1041   LENRNCHU      NC        391
--------------------------------------
   308   PNSCFLHC      FL        392
--------------------------------------
  1285   GTBGTNMT      TN        393
--------------------------------------
   968   AHVLNCBI      NC        394
--------------------------------------
  1238   CHTGTNHT      TN        395
--------------------------------------
   304   PNCYFLCA      FL        396
--------------------------------------

                                                                    Attachment 3
                                                                          Page 1







                                 Attachment 3

                            Network Interconnection

                                                                    Attachment 3
                                                                          Page 2


                               TABLE OF CONTENTS

1.   Network Interconnection and the Corresponding Bill and Keep Compensation Mechanism.......   3
2.   Interconnection Trunk Group Architectures................................................   7
3.   Network Design and Management............................................................  14
4.   Local Dialing Parity.....................................................................  17
5.   Interconnection Compensation for Traffic Other Than Local and ESP/ISP Traffic............  18
6.   Frame Relay Service Interconnection......................................................  23
7.   Operational Support Systems (OSS) Rates..................................................  27
6.   Rates............................................................................   Exhibit A

                                                                    Attachment 3
                                                                          Page 3

The Parties shall provide interconnection with each other's networks for the transmission and routing of telephone exchange service (local) and exchange access (intraLATA toll and switched access) on the following terms:

1. Network Interconnection and the Corresponding Bill and Keep Compensation Mechanism

            All negotiated rates, terms and conditions set forth in this Attachment pertain only to the provision of network interconnection where Knology owns and provides its switch(es).

1.1 Network Interconnection for call transport and termination may be provided by the Parties at any technically feasible point. Requests to BellSouth for interconnection at points other than as set forth in this Attachment may be made through the Bona Fide Request/New Business Request process set out in General Terms and Conditions.

1.2         Interconnection Points

1.2.1 An Interconnection Point (IP) is the physical telecommunications equipment interface that performs the interconnection function for BellSouth and Knology. Each Party is responsible for providing the network on its side of the IP.

1.2.1.1 Knology shall establish an IP at each BellSouth access tandem in the LATA to which Knology intends to serve and exchange traffic with BellSouth. Knology may satisfy this requirement by establishing a Virtual IP as described in Section 1.2.2.1 below if BellSouth has existing facilities in place. This interconnection shall provide for the exchange of traffic between BellSouth and Knology within the basic local calling areas served by such tandems. It shall also be used by Knology to exchange Transit Traffic with third Parties subtending such tandems, including Interexchange Carriers with whom Knology shall exchange Switched Access Traffic.

1.2.1.2     Geographically Relevant Interconnection Points ("GR-Ips) - In
            --------------------------------------------------------
            addition to the establishment of IPs at each BellSouth access tandem, BellSouth may require that Knology establish IPs that are geographically relevant to the NXXs (and associated rate centers) assigned by Knology to serve end users within a basic local calling area. Such geographically relevant IP(s), if required, shall be established by Knology at BellSouth local tandems, or if there is not a BellSouth local tandem, at a mutually acceptable BellSouth end office. This interconnection shall provide for the exchange of traffic between BellSouth and Knology end users within such basic local calling areas. Such GR-Ips may be Physical interconnection points

                                                                    Attachment 3
                                                                          Page 4

            as described in 1.2.1, or Virtual Interconnection Points as described in 1.2.2.1

1.2.1.3 Knology shall notify BellSouth prior to the activation of new NXXs to determine if a geographically relevant IP shall be required, and such IPs shall be established prior to the activation of new NXXs by Knology. If Knology fails to establish such IP(s) as provided herein, then Knology shall be deemed to have established a Virtual Interconnection Point (as described in Section 1.2.2.1 below), and BellSouth shall bill and Knology shall pay nonrecurring and monthly recurring transport charges based on the dedicated interoffice transport rates in Exhibit A. The charges shall be calculated from a designated BellSouth local tandem or end office, pursuant to the previous section and within the basic local calling area where Knology has assigned NXXs, to an existing Knology IP for BellSouth originated traffic from such basic local calling area that is delivered to such existing Knology IP.

1.2.2 Knology shall fulfill its IP obligations set forth herein by establishing collocation arrangements at the applicable BellSouth tandems or end offices to serve as the IP(s); or if existing BellSouth facilities are in place, by establishing a Virtual IP(s) as defined in this attachment.

1.2.2.1     Virtual Interconnection Points - A Virtual IP, for purposes of this
            ------------------------------
            Attachment 3, allows Knology to establish an IP at a BellSouth tandem or end office without providing the physical facilities to, or establishing a collocation arrangement within, such BellSouth office. In lieu of providing an IP in a collocation arrangement and if existing BellSouth facilities are in place, Knology may choose to designate a Virtual IP and BellSouth shall charge and Knology shall pay the nonrecurring and monthly recurring cost-based dedicated interoffice transport rates from the Virtual IP location to the physical Knology IP location at such rates as set forth in Exhibit A to this Attachment. A Virtual IP arrangement shall be used if collocation within a BellSouth tandem or end office is not feasible. The Parties will implement Virtual IP to Physical IP Connections according to BellSouth's customary ordering processes consistent with Knology's ASRs.

1.2.3 At any time that Knology establishes a collocation arrangement at a BellSouth local tandem or end office, then either Party may request that such collocation arrangement be established as an IP for the exchange of Local Traffic between Knology's end users and BellSouth end users. Such request and approval shall not be unreasonably withheld or delayed.

1.2.4 To the extent that the Parties have already implemented network interconnection in a LATA, then upon the execution of the terms and

                                                                    Attachment 3
                                                                          Page 5

            conditions of this section, the Parties shall negotiate a mutually acceptable transition process and schedule to implement the IP(s) and any additional trunking in accordance with this section. The transition shall not exceed six (6) months unless otherwise agreed to by the Parties.

1.2.5 Furthermore, the originating Party must establish direct end office trunking to a terminating Party's end office (which may have a Tandem routed overflow) if the traffic destined for that end office exceeds the equivalent of one DS1.

1.2.5.1 Should Knology fail to comply with this end office trunking requirement, the bill and keep compensation arrangement set forth in the following section 1.2.6 shall no longer apply for Knology traffic terminated by BellSouth, and Knology shall pay the call transport and termination rates for the elemental functions performed. Notwithstanding the forgoing, in the event Knology has properly forecasted and ordered the required trunking from BellSouth and BellSouth has been unable to provision the ordered trunking, Knology shall not be obligated to pay such reciprocal compensation until BellSouth is able to provide the requested trunking.

1.2.6       Bill and Keep Compensation

1.2.6.1 As of the effective date of this Agreement, and upon the implementation of Sections 1.2 - 1.2.5.1, the Parties' reciprocal compensation obligations pursuant to 47 USC Section 251(b)(5) shall be subject to the bill and keep compensation plan (described herein) under which neither Party will charge the other Party for call transport and termination compensation for Local and Enhanced Service Provider/Information Service Provider Traffic between the Parties. The Parties shall also institute a bill and keep compensation plan under which neither Party will charge the other Party recurring and nonrecurring charges associated with trunks and facilities for the exchange of traffic other than Transit Traffic.

1.2.6.1.1. For purposes of this Agreement, a "bill and keep" compensation plan refers to the parties' mutual waiver of any and all transport and termination charges customarily recovered from one another (pursuant to 47 U.S.C. Section 251(b)(5) for the exchange of Local Traffic and Enhanced Service Provider/Information Service Provider Traffic between the Parties. Such waived charges include all recurring and non-recurring charges such as (i) transport charges to and from the access tandem or end office at which Knology has a physical IP, (ii) call completion charges (including end office switching), and (iii) trunks and associated facilities charges for facilities connecting the parties' networks on the respective sides of the physical IP. The bill and keep compensation plan does not apply to charges (i) for access

                                                                    Attachment 3
                                                                          Page 6

         traffic ,other toll traffic, and transit traffic between the parties, or (ii) for dedicated transport and applicable charges pursuant to
         Section 1.2.2.1

1.2.6.2 For reciprocal compensation between the Parties pursuant to this Attachment, Local Traffic is defined as any circuit switched call that is originated by an end user of one Party and terminated to an end user of the other Party within a given LATA on that other Party's network, except for those calls that are originated or terminated through switched access arrangements as established by the ruling regulatory body. Additionally, Local Traffic includes any cross boundary, voice-to-voice intrastate, interLATA or interstate, interLATA calls between specific wire centers established as a local call by the ruling regulatory body.

1.2.6.3 As clarification of this definition and for reciprocal transport and termination compensation, Local Traffic does not include dial-up traffic that originates from or is directed to or through an enhanced service provider or information service provider ("ISP Traffic").

1.2.6.4 As further clarification, Local Traffic does not include calls that do not transmit information of the user's choosing. In any event, neither Party shall pay reciprocal compensation to the other if the "traffic" to which such reciprocal compensation would otherwise apply was generated, in whole or in part, for the purpose of creating an obligation on the part of the originating carrier to pay reciprocal compensation for such traffic.

1.2.6.5 Nothing in this Agreement shall be construed to limit either Party's ability to designate the areas within which that Party's end users may make calls which that party rates as "local" in its end user tariffs.

1.2.6.6     Neither Party shall represent access services traffic as Local
            Traffic.

1.2.6.7 The jurisdiction of a call is determined by its originating and terminating (end-to-end) points. If Knology assigns NPA/NXXs to specific BellSouth rate centers within a LATA and assigns numbers from those NPA/NXXs to Knology end users physically located outside of that LATA, BellSouth traffic originating from within the BellSouth rate center where the NPA/NXX is assigned and terminating to a Knology customer physically located outside of that LATA shall not be deemed Local Traffic.

1.2.6.7.1 To the extent Knology utilizes its NPA/NXXs to collect traffic from BellSouth end users that appears to be Local Traffic, but then delivers that traffic to Knology's end users located outside the LATA in which the call originated, Knology shall identify such traffic to BellSouth and compensate BellSouth based on the applicable rates for originating

                                                                    Attachment 3
                                                                          Page 7

            intrastate or interstate network access service as reflected in BellSouth's Intrastate or Interstate Access Service Tariff.

1.2.6.7.2 If Knology does not identify such traffic to BellSouth, to the best of BellSouth's ability BellSouth will determine which whole Knology NPA/NXXs on which to charge the applicable rates for originating intrastate or interstate network access service as reflected in BellSouth's Intrastate Interstate Access Service Tariff. BellSouth shall make appropriate billing adjustments if Knology can provide sufficient information for BellSouth to determine whether said traffic is Local Traffic.

1.2.6.8 BellSouth shall be compensated for Knology's ordering of trunks and facilities transporting Transit Traffic as well as the elemental functions BellSouth performs in the transport and termination of Knology's Transit Traffic in accordance with this Agreement.

1.2.6.9 Within forty-five (45) days of the Effective Date of this Agreement, or within 45 days of either Party's request, the Parties will mutually develop an operations plan based on sound engineering and operations principles, which will specify the guidelines to convert from the existing interconnection arrangements to the interconnection arrangements described in this Attachment 3. Each Party shall bear its own costs, in accordance with this Attachment 3, to convert from the existing interconnection arrangements to the interconnection arrangements described in this Attachment. If Knology should fail to establish IP(s). and geographically relevant IP(s) pursuant to this Attachment or if the Parties have been unable to agree upon a schedule for completing a transition from existing arrangements to the arrangements required within this section within thirty (45) days following BellSouth's request, BellSouth shall bill and Knology shall pay nonrecurring and monthly recurring transport charges based on the cost-based dedicated interoffice transport rates in Exhibit A. The charges shall be calculated from: (1) a designated BellSouth local tandem or end office within the basic local calling area, where Knology has assigned NXXs, to Knology's IP for BellSouth originated traffic from such basic local calling area; and (2) each BellSouth access tandem to Knology's IP for BellSouth originated traffic from such basic local calling areas other than where Knology has assigned NXXs.

2.          Interconnection Trunk Group Architectures

2.1 BellSouth and Knology shall establish interconnecting trunk groups and trunk group configurations between networks including the establishment

                                                                    Attachment 3
                                                                          Page 8

            of one-way or two-way trunks in accordance with the following provisions set forth in this Agreement. For trunking purposes, traffic will be routed based on the digits dialed by the originating end user and in accordance with the Local Exchange Routing Guide
            (LERG).

2.1 Any Knology interconnection request that deviates from the trunking architectures as described in this Agreement that affects traffic delivered to Knology from a BellSouth switch that requires special
                      --         ----
            BellSouth switch translations and other network modifications will require Knology to submit a Bona Fide Request/New Business Request via the Bona Fide Request/New Business Request Process set forth in General Terms and Conditions.

2.2 Knology shall establish an interconnection trunk group(s) to all BellSouth access and local tandems in the LATA where Knology has homed (i.e. assigned) its NPA/NXXs. Knology shall home its NPA/NXXs on the BellSouth tandems that serve the Exchange Rate Center Areas to which the NPA/NXXs are assigned. The specified association between BellSouth tandems and Exchange Rate Centers is defined in the LERG. Knology shall enter its NPA/NXX access and/or local tandem homing arrangement into the LERG.

2.2.1 Switched Access traffic will be delivered to and by IXCs based on Knology's NXX Access Tandem homing arrangement as specified by Knology in the national Local Exchange Routing Guide (LERG).

2.3 All trunk groups will be provisioned as Signaling System 7 (SS7) capable where technically feasible. If SS7 is not technically feasible multi-frequency (MF) protocol signaling shall be used.

2.4         In cases where Knology is also an IXC, the IXC's Feature Group D (FG
            D) trunk groups must remain separate from the local interconnection trunk groups.

                                                                    Attachment 3
                                                                          Page 9

2.5 Unless in response to a blocking situation or for a project, when either Party orders interconnection trunk group augmentations, a Firm Order Confirmation (FOC) shall be returned to the ordering Party within four (4) business days from receipt of a valid error free ASR. A project is defined as a new trunk group or the request of 96 or more trunks on a single or multiple trunk group(s) in a given local calling area. Blocking situations and projects shall be managed through the BellSouth Interconnection Trunking Project Management group and Knology's equivalent trunking group.

2.6 Interconnection Trunk Groups for Exchange of Local, IntraLATA Toll and Transit Traffic

2.6.1 If the Parties' originated local and/or intraLATA toll traffic is utilizing the same two-way trunk group, the Parties shall mutually agree to use this type of two-way interconnection trunk group with the quantity of trunks being mutually determined and the provisioning being jointly coordinated. Furthermore, the Interconnection Point(s) for two-way interconnection trunk groups transporting both Parties local and/or intraLATA toll shall be mutually agreed upon. Knology shall order such two-way trunks via the Access Service Request (ASR) process in place for Local Interconnection upon determination by the Parties, in a joint planning meeting, that such trunk groups shall be utilized. BellSouth will use the Trunk Group Service Request (TGSR) to request changes in trunking. Both Parties reserve the right to issue ASRs, if so required, in the normal course of business. Furthermore, the Parties shall jointly review such trunk performance and forecasts on a periodic basis. The Parties use of two-way interconnection trunk groups for the transport of local and/or intraLATA toll traffic between the Parties does not preclude either Party from establishing additional one-way interconnection trunks for the delivery of its originated local and/or intraLATA toll traffic to the other Party.

2.6.2       BellSouth Access Tandem Interconnection Architectures

2.6.2.1 BellSouth Access Tandem Interconnection provides intratandem access to subtending end offices. BellSouth Multiple Tandem Access (MTA), described later in this Agreement, may be ordered using any of the following access tandem architectures.

2.6.2.2     Basic Architecture

2.6.2.2.1 In this architecture, Knology's originating Local and IntraLATA Toll and originating and terminating Transit Traffic is transported on a single two-way trunk group between Knology and BellSouth access tandem(s) within a LATA. This group carries intratandem Transit Traffic between Knology and Independent Companies, Interexchange Carriers, other CLECs and

                                                                    Attachment 3
                                                                         Page 10

            other network providers with which Knology desires interconnection and has the proper contractual arrangements. This group also carries Knology originated intertandem traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. BellSouth originated Local and IntraLATA Toll traffic is transported on a single one-way trunk group terminating to Knology. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The Basic Architecture is illustrated in Exhibit B.

2.6.2.3     One-Way Trunk Group Architecture

2.6.2.3.1 In this architecture, the Parties interconnect using two one-way trunk groups. One one-way trunk group carries Knology-originated local and intraLATA toll traffic destined for BellSouth end-users. The other one-way trunk group carries BellSouth-originated local and intraLATA toll traffic destined for Knology end-users. A third two-way trunk group is established for Knology's originating and terminating Transit Traffic. This group carries intratandem Transit Traffic between Knology and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which Knology desires interconnection and has the proper contractual arrangements. This group also carries Knology originated intertandem traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The One-Way Trunk Group Architecture is illustrated in Exhibit C.

2.6.2.4     Two-Way Trunk Group Architecture

2.6.2.4.1 The Two-Way Trunk Group Architecture establishes one two-way trunk group to carry local and intraLATA toll traffic between Knology and BellSouth. In addition, a two-way transit trunk group must be established for Knology's originating and terminating Transit Traffic. This group carries intratandem Transit Traffic between Knology and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which Knology desires interconnection and has the proper contractual arrangements. This group also carries Knology originated intertandem traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem

                                                                    Attachment 3
                                                                         Page 11

            serving arrangements. The Two-Way Trunk Group Architecture is illustrated in Exhibit D.

2.6.2.5     Supergroup Architecture

2.6.2.5.1 In the Supergroup Architecture, the Parties Local and IntraLATA Toll and Knology's Transit Traffic are exchanged on a single two-way trunk group between Knology and BellSouth. This group carries intratandem Transit Traffic between Knology and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which Knology desires interconnection and has the proper contractual arrangements. This group also carries Knology originated intertandem traffic transiting a single BellSouth access tandem destined to third party tandems such as an Independent Company tandem or other CLEC tandem. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required. The LERG should be referenced for current routing and tandem serving arrangements. The Supergroup Architecture is illustrated in Exhibit E.

2.6.3       Local Tandem Interconnection

2.6.3.1 Local Tandem Interconnection arrangement allows Knology to establish an interconnection trunk group(s) at BellSouth local tandems for:
            (1) the delivery of Knology-originated local traffic transported and terminated by BellSouth to BellSouth end offices within the local calling area as defined in BellSouth's General Subscriber Services Tariff (GSST), section A3 served by those BellSouth local tandems, and (2) for local Transit Traffic transported by BellSouth for third party network providers who have also established an interconnection trunk group(s) at those BellSouth local tandems.

2.6.3.2 When a specified local calling area is served by more than one BellSouth local tandem, Knology must designate a "home" local tandem for each of its assigned NPA/NXXs and establish trunk connections to such local tandems. Additionally, Knology may choose to establish an interconnection trunk group(s) at the BellSouth local tandems where it has no codes homing but is not required to do so. Knology may deliver local traffic to a "home" BellSouth local tandem that is destined for other BellSouth or third party network provider end offices subtending other BellSouth local tandems in the same local calling area where Knology does not choose to establish an interconnection trunk group(s). It is Knology's responsibility to enter its own NPA/NXX local tandem homing arrangements into the Local Exchange Routing Guide (LERG) either directly or via a vendor in order for other third party network providers to determine appropriate traffic routing to Knology's codes. Likewise, Knology shall obtain its routing information from the LERG.

                                                                    Attachment 3
                                                                         Page 12

2.6.3.3 Notwithstanding establishing an interconnection trunk group(s) to BellSouth's local tandems, Knology must also establish an interconnection trunk group(s) to BellSouth access tandems within the LATA on which Knology has NPA/NXXs homed for the delivery of Interexchange Carrier Switched Access (SWA) and toll traffic, and traffic to Type 2A CMRS connections located at the access tandems. BellSouth shall not switch SWA traffic through more than one BellSouth access tandem. SWA, Type 2A CMRS or toll traffic routed to the local tandem in error will not be backhauled to the BellSouth access tandem for completion. (Type 2A CMRS interconnection is defined in BellSouth's A35 General Subscriber Services Tariff).

2.6.3.4 BellSouth's provisioning of local tandem interconnection assumes that Knology has executed the necessary local interconnection agreements with the other third party network providers subtending those local tandems as required by the Act.

2.6.4       Direct End Office-to-End Office Interconnection

2.6.4.1 Direct End Office-to-End Office one-way or two-way interconnection trunk groups allow for the delivery of a Party's originating local or intraLATA toll traffic to the terminating Party on a direct end office-to-end office basis.

2.6.4.2 The Parties shall utilize direct end office-to-end office trunk groups under the following conditions:

2.6.4.3 Tandem Exhaust - If a tandem through which the Parties are interconnected is unable to, or is forecasted to be unable to support additional traffic loads for any period of time, the Parties will mutually agree on an end office trunking plan that will alleviate the tandem capacity shortage and ensure completion of traffic between Knology and BellSouth's subscribers.

2.6.4.4 Traffic Volume -To the extent either Party has the capability to measure the amount of traffic between a Knology switching center and a BellSouth end office, either Party shall install and retain direct end office trunking sufficient to handle actual or reasonably forecasted traffic volumes, whichever is greater, between a Knology switching center and a BellSouth end office where the traffic exceeds or is forecasted to exceed a single DS1 of local traffic per month. Either Party will install additional capacity between such points when overflow traffic between Knology's switching center and BellSouth's end office exceeds or is forecasted to exceed a single DS1 of local traffic per month. In the case of one way trunking, additional trunking shall only be required by the Party whose trunking has achieved the preceding usage threshold.

                                                                    Attachment 3
                                                                         Page 13

2.6.4.5 Mutual Agreement - The Parties may install direct end office trunking upon mutual agreement in the absence of conditions (1) or
            (2) above and agreement will not unreasonably be withheld.

2.6.5       Transit Traffic Trunk Group

2.6.5.1 Transit Traffic trunks can either be two-way trunks or two one-way trunks ordered by Knology to deliver and receive local and intraLATA toll Transit Traffic from third parties, such as Independent Companies and other CLECs, via BellSouth access tandems (or BellSouth local tandems for local traffic), and Switched Access traffic to and from Interexchange Carriers via BellSouth access tandems pursuant to the Transit Traffic section of this Attachment. Establishing Transit Traffic trunks at BellSouth access and local tandems provides intratandem access to the third parties also interconnected at those tandems.

2.6.5.2     Toll Free Traffic

2.6.5.2.1 If Knology chooses BellSouth to handle Toll Free database queries from its switches, all Knology originating Toll Free traffic will be routed over the Transit Traffic Trunk Group.

2.6.5.2.2 All originating Toll Free Service (Toll Free) calls for which Knology requests that BellSouth perform the Service Switching Point ("SSP") function (i.e., perform the database query) shall be delivered using GR-394 format over the Transit Traffic Trunk Group. Carrier Code "0110" and Circuit Code (to be determined for each
            LATA) shall be used for all such calls.

2.6.5.2.3 Knology may handle its own Toll Free database queries from its switch. If so, Knology will determine the nature (local/intraLATA/interLATA) of the Toll Free call based on the response from the database. If the query determines that the call is a BellSouth local or intraLATA Toll Free number, Knology will route the post-query local or IntraLATA converted ten-digit local number to BellSouth over the local or intraLATA trunk group. If the query determines that the call is a third party (ICO or other CLEC) local or intraLATA Toll Free number, Knology will route the post-query local or intraLATA converted ten-digit local number to BellSouth over the Transit Traffic Trunk Group. In such case, Knology is to provide a Toll Free billing record when appropriate. If the query reveals the call is an interLATA Toll Free number, Knology will route the post-query interLATA call (Toll Free number) directly from its switch for carriers interconnected with its network or over the Transit Traffic Trunk Group to carriers not directly connected to its network but are connected to BellSouth's access tandem. Calls will be routed to BellSouth over the

                                                                    Attachment 3
                                                                         Page 14

            local/intraLATA and Transit Traffic Trunk Groups within the LATA in which the calls originate.

2.6.5.2.4 All post-query Toll Free Service (Toll Free) calls for which Knology performs the SSP function, if delivered to BellSouth, shall be delivered using GR-394 format for calls destined to IXCs, and GR-317 format for calls destined to end offices that directly subtend the BellSouth access tandem.

3.          Network Design And Management For Interconnection

3.1         Network Management and Changes. Both Parties will work cooperatively
            ------------------------------
            with each other to install and maintain the most effective and reliable interconnected telecommunications networks, including but not limited to, the exchange of toll-free maintenance contact numbers and escalation procedures. Both Parties agree to provide public notice of changes in the information necessary for the transmission and routing of services using its local exchange facilities or networks, as well as of any other changes that would affect the interoperability of those facilities and networks.

3.2         Interconnection Technical Standards. The interconnection of all
            -----------------------------------
            networks will be based upon accepted industry/national guidelines for transmission standards and traffic blocking criteria. Interconnecting facilities shall conform, at a minimum, to the telecommunications industry standard of DS-1 pursuant to Bellcore Standard No. TR-NWT-00499. Signal transfer point, Signaling System 7 ("SS7") connectivity is required at each interconnection point. BellSouth will provide out-of-band signaling using Common Channel Signaling Access Capability where technically and economically feasible, in accordance with the technical specifications set forth in the BellSouth Guidelines to Technical Publication, TR-TSV-000905. Facilities of each Party shall provide the necessary on-hook, off-hook answer and disconnect supervision and shall hand off calling number ID (Calling Party Number) when technically feasible.

3.3         Quality of Interconnection. The local interconnection for the
            --------------------------
            transmission and routing of telephone exchange service and exchange access that each Party provides to each other will be at least equal in quality to what it provides to itself and any subsidiary or affiliate, where technically feasible, or to any other Party to which each Party provides local interconnection.

3.4         Network Management Controls. Both Parties will work cooperatively
            ---------------------------
            with each other to apply sound network management principles by

                                                                    Attachment 3
                                                                         Page 15

            invoking appropriate network management controls (e.g., call gapping) to alleviate or prevent network congestion.

3.5         Common Channel Signaling. Both Parties will provide LEC-to-LEC
            ------------------------
            Common Channel Signaling ("CCS") to each other, where available, in conjunction with all traffic in order to enable full interoperability of CLASS features and functions except for call return. All CCS signaling parameters will be provided, including automatic number identification ("ANI"), originating line information ("OLI") calling company category, charge number, etc. All privacy indicators will be honored, and each Party will cooperate with each other on the exchange of Transactional Capabilities Application Part ("TCAP") messages to facilitate full interoperability of CCS-based features between the respective networks. Neither Party shall alter the CCS parameters, or be a party to altering such parameters, or knowingly pass CCS parameters that have been altered in order to circumvent appropriate interconnection charges.

3.6         Signaling Call Information. BellSouth and Knology will send and
            --------------------------
            receive 10 digits for local traffic. Additionally, BellSouth and Knology will exchange the proper call information, i.e. originated call company number and destination call company number, CIC, and OZZ, including all proper translations for routing between networks and any information necessary for billing.

3.7         Forecasting for Trunk Provisioning

3.7.1 Within six (6) months after execution of this agreement, Knology shall provide an initial interconnection trunk group forecast for each LATA that it shall provide service within BellSouth's region. Upon receipt of Knology's forecast, the Parties shall schedule and participate in a joint planning meeting to develop a joint interconnection trunk group forecast. Each forecast provided under this Section shall be deemed "Confidential Information" under the General Terms and Conditions -Part A of this Agreement.

3.7.1.1 At a minimum, the forecast shall include the projected quantity of Transit Trunks, Knology-to-BellSouth one-way trunks ("Knology Trunks"), BellSouth-to-Knology one-way trunks ("Reciprocal Trunks") and/or two-way interconnection trunks, if the Parties have agreed to interconnect using two-way trunking to transport the Parties' local and intraLATA toll. The quantities shall be projected for a minimum of six months in advance and shall include the current year plus next two years total forecasted quantities. Considering Knology's provided forecast, the Parties shall mutually develop Reciprocal Trunk and/or two-way interconnection trunk

                                                                    Attachment 3
                                                                         Page 16

            forecast quantities for the time periods listed and to be included within the initial forecast.

3.7.1.2 Additionally all forecasts shall include, at a minimum, Access Carrier Terminal Location ("ACTL"), trunk group type (local/intraLATA toll, Transit, Operator Services, 911, etc.), A location/Z location (CLLI codes for Knology location and BellSouth location where the trunks shall terminate), interface type (e.g.,
            DS1), Direction of Signaling, Trunk Group Number, if known, (commonly referred to as the 2-6 code) and forecasted trunks in service each year (cumulative).

3.7.2 Each Party shall exercise its best efforts to provide the quantity of interconnection trunks mutually forecasted. However, the provision of the forecasted quantity of interconnection trunks is subject to trunk terminations and facility capacity existing at the time the trunk order is submitted. Furthermore, the receipt and development of trunk forecasts does not imply any liability for failure to perform if capacity (trunk terminations or facilities) is not available for use at the forecasted time.

3.7.3 The submitting and development of interconnection trunk forecasts shall not replace the ordering process in place for local interconnection trunks.

3.7.4 Once initial interconnection trunk forecasts have been developed, Knology shall continue to provide interconnection trunk forecasts on a semiannual basis or at otherwise mutually agreeable intervals. Knology shall use its best efforts to make the forecasts as accurate as possible based on reasonable engineering criteria. Interconnection trunk forecasts shall be updated and provided to BellSouth on an as needed basis, but no less frequently than semiannually and no more frequently than monthly. Upon receipt of Knology's forecast, including forecast updates, the Parties shall confer to mutually develop BellSouth Reciprocal Trunk and/or two-way interconnection trunk forecasted quantities for the listed time periods within such subsequent forecasts.

3.8         Trunk Utilization

3.8.1 BellSouth and Knology shall monitor traffic on each interconnection trunk group that is installed pursuant to the initial interconnection trunk requirements and subsequent forecasts. At any time after the end of a calendar quarter, based on a review of the capacity utilization during such quarter for installed Reciprocal Trunk groups and/or two-way interconnection trunk groups, subject to the provision of the section following, after fifteen (15) business days advance written notice to Knology, BellSouth may disconnect any Non-utilized Reciprocal Trunk(s) and/or request Knology to disconnect any Non-utilized two-way

                                                                    Attachment 3
                                                                         Page 17

            interconnection trunk(s) if BellSouth has determined that the trunk group is not being utilized at eighty-five percent (85%) of the time consistent busy hour utilization level, provided that the Parties have not otherwise agreed. Non-utilized trunks are defined as the trunks not being utilized as a result of a time consistent busy hour utilization of less than 85%.

3.8.1.1 Within ten (10) business days following the notice prescribed in the section above, Knology may request that BellSouth not disconnect or not request disconnection for some or all of the Non-utilized Trunks, in which event BellSouth shall keep the trunks in service and may invoice Knology for, and Knology shall pay, all applicable recurring and nonrecurring trunk and facility access tariff charges for the Non-utilized Trunks. The charges shall be applied retroactive to the date on which such trunks were installed and to continue until such trunks are disconnected, or to the extent Knology requests that such trunks remain in service, until the trunk group reaches an eighty-five percent (85%) time-consistent busy hour utilization level. In addition, Knology shall reimburse BellSouth for any nonrecurring and/or recurring charges BellSouth may have paid to Knology for the Non-utilized Trunks and for any trunk installation expense BellSouth incurred. This expense shall equal the nonrecurring installation charge for trunks in BellSouth's intrastate tariff. Furthermore, the Knology forecasts for each subsequent forecast period shall be automatically reduced by the number of Reciprocal Trunks and/or two-way interconnection trunks that have been determined to be subject to disconnection pursuant to the foregoing procedures.

3.8.2 To the extent Knology requests BellSouth and BellSouth agrees to install additional Reciprocal and/or two-way interconnection trunks in any forecast period following the initial forecasting period that are not included in the forecast for that period (as such forecast may be revised from time to time), such trunks may be provisioned by BellSouth subject to the conditions set forth in the preceding sections above, and all applicable recurring and nonrecurring charges for such trunks shall be billed to and paid by Knology until such trunk groups reach an eighty-five percent (85%) time-consistent busy hour utilization level for Local Traffic.

3.8.3 To the extent that any interconnection trunk group is utilized at a time-consistent busy hour of ninety percent (90%) or greater, the Parties shall negotiate in good faith for the installation of augmented facilities.

4.          Local Dialing Parity

4.1 BellSouth and Knology shall provide local and toll dialing parity to each other with no unreasonable dialing delays. Dialing parity shall be

                                                                    Attachment 3
                                                                         Page 18

            provided for all originating telecommunications services that require dialing to route a call. BellSouth and Knology shall permit similarly situated telephone exchange service end users to dial the same number of digits to make a local telephone call notwithstanding the identity of the end user's or the called party's telecommunications service provider.

5 Interconnection Compensation for Traffic Other Than Local and ESP/ISP Traffic as Provided in Section 1.2.6

5.1         Billing Factors

5.1         Percent Local Use. Each Party will report to the other a Percentage
            -----------------
            Local Usage ("PLU"). The application of the PLU will determine the amount of local minutes to be billed to the other Party. For purposes of developing the PLU, each Party shall consider every local call and every long distance call, excluding Transit Traffic. Each Party shall update its PLU on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 calendar days after the first of each such month. Requirements associated with PLU calculation and reporting shall be as set forth in BellSouth's Percent Local Use Reporting Guidebook, as it is amended from time to time. Notwithstanding the foregoing, where the terminating Party has message recording technology that identifies the jurisdiction of traffic terminated as defined in this Agreement, such information, in lieu of the PLU factor, shall at the terminating Party's option be utilized to determine the appropriate local usage compensation to be paid.

5.2         Percent Local Facility. Each Party will report to the other a
            ----------------------
            Percentage Local Facility ("PLF"). The application of the PLF will determine the portion of switched dedicated transport to be billed per the local jurisdiction rates. The PLF shall be applied to multiplexing, local channel and interoffice channel switched dedicated transport utilized in the provision of local interconnection trunks. Each Party shall update its PLF on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 calendar days after the first of each such month. Requirements associated with PLU and PLF calculation and reporting shall be as set forth in BellSouth's Percent Local Use/Percent Local Facility Reporting Guidebook, as it is amended from time to time.

5.3         Percentage Interstate Usage. In the case where Knology desires to
            ---------------------------
            terminate its local traffic over or co-mingled on its switched access Feature Group D trunks, Knology will be required to provide a projected Percentage Interstate Usage ("PIU") to BellSouth. All jurisdictional report

                                                                    Attachment 3
                                                                         Page 19

            requirements, rules and regulations for Interexchange Carriers specified in BellSouth's Intrastate Access Services Tariff will apply to Knology. After interstate and intrastate traffic percentages have been determined by use of PIU procedures, the PLU and PLF factors will be used for application and billing of local interconnection. Each Party shall update its PIU on the first of January, April, July and October of the year and shall send it to the other Party to be received no later than 30 calendar days after the first of each such month. Notwithstanding the foregoing, where the terminating Party has message recording technology that identifies the jurisdiction of traffic terminated as defined in this Agreement, such information, in lieu of the PIU and PLU factor, shall at the terminating Party's option be utilized to determine the appropriate local usage compensation to be paid.

5.4         Audits. On thirty (30) days written notice, each Party must provide
            ------
            the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic. BellSouth and Knology shall retain records of call detail for a minimum of nine months from which a PLU, PLF and/or PIU can be ascertained. The audit shall be accomplished during normal business hours at an office designated by the Party being audited. Audit requests shall not be submitted more frequently than one (1) time per calendar year. Audits shall be performed by a mutually acceptable independent auditory paid for by the Party requesting the audit. The PLU and/or PIU shall be adjusted based upon the audit results and shall apply to the usage for the quarter the audit was completed, to the usage for the quarter prior to the completion of the audit, and to the usage for the two quarters following the completion of the audit. If, as a result of an audit, either Party is found to have overstated the PLU and/or PIU by twenty percentage points (20%) or more, that Party shall reimburse the auditing Party for the cost of the audit.

5.5         Rate True-up
            ------------

            This section applies only to Tennessee and other rates that are interim or expressly subject to true-up under this attachment.

5.5.1 The interim prices for Unbundled Network Elements and Other Services and Local Interconnection shall be subject to true-up according to the following procedures:

5.5.2 The interim prices shall be trued-up, either up or down, based on final prices determined either by further agreement between the Parties, or by a final order (including any appeals) of the Commission which final order meets the criteria of (3) below. The Parties shall implement the true-up by comparing the actual volumes and demand for each item, together with interim prices for each item, with the final prices determined for each item.

                                                                    Attachment 3
                                                                         Page 20

            Each Party shall keep its own records upon which the true-up can be based, and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such true-up, the Parties agree that the body having jurisdiction over the matter shall be called upon to resolve such differences, or the Parties may mutually agree to submit the matter to the Dispute Resolution process in accordance with the provisions of Section 12 of the General Terms and Conditions and Attachment 1 of the Agreement.

5.5.3 The Parties may continue to negotiate toward final prices, but in the event that no such agreement is reached within nine (9) months, either Party may petition the Commission to resolve such disputes and to determine final prices for each item. Alternatively, upon mutual agreement, the Parties may submit the matter to the Dispute Resolution Process set forth in the General Terms and Conditions of the Agreement, so long as they file the resulting Agreement with the Commission as a "negotiated agreement" under Section 252(e) of the Act.

5.5.4 A final order of this Commission that forms the basis of a true-up shall be the final order as to prices based on appropriate cost studies, or potentially may be a final order in any other Commission proceeding which meets the following criteria:

                (a) BellSouth and CLEC are entitled to be a full Party to the proceeding;
                (b) It shall apply the provisions of the federal Telecommunications Act of 1996, including but not limited to Section 252(d)(1) (which contains pricing standards) and all then-effective implementing rules and regulations; and,
                (c) It shall include as an issue the geographic deaveraging of unbundled element prices, which deaveraged prices, if any are required by said final order, shall form the basis of any true-up.

5.6         8XX Traffic

5.6.1       Compensation for 8XX Traffic. Each Party shall compensate the other
            ----------------------------
            pursuant to the appropriate switched access charges, including the database query charge as set forth in the BellSouth intrastate or interstate switched access tariffs.

                                                                    Attachment 3
                                                                         Page 21

5.6.2       Records for 8XX Billing. Each Party will provide to the other the
            -----------------------
            appropriate records necessary for billing intraLATA 8XX customers. The records provided will be in a standard EMI format.

5.6.3       8XX Access Screening. BellSouth's provision of 8XX TFD to Knology
            --------------------
            requires interconnection from Knology to BellSouth 8XX SCP. Such interconnections shall be established pursuant to BellSouth's Common Channel Signaling Interconnection Guidelines and Bellcore's CCS Network Interface Specification document, TR-TSV-000905. Knology shall establish CCS7 interconnection at the BellSouth Local Signal Transfer Points serving the BellSouth 8XX SCPs that Knology desires to query. The terms and conditions for 8XX TFD are set out in BellSouth's Intrastate Access Services Tariff as amended.

5.7         Mutual Provision of Switched Access Service

5.7.1       Switched Access Traffic. Switched Access Traffic is described in the
            -----------------------
            BellSouth Access Tariff. Additionally, any Public Switched Telephone Network interexchange telecommunications traffic, regardless of transport protocol method, where the physical location of the calling party and the physical location of the called party are in different LATAs, or are in the same LATA and the Parties' Switched Access services are used for the origination or termination of the call, shall be considered Switched Access Traffic.

5.7.2 When Knology's end office switch, subtending the BellSouth Access Tandem switch for receipt or delivery of switched access traffic, provides an access service connection to or from an interexchange carrier ("IXC") by either a direct trunk group to the IXC utilizing BellSouth facilities, or via BellSouth's tandem switch, each Party will provide its own access services to the IXC and bill on a multi-bill, multi-tariff meet-point basis. Each Party will bill its own access services rates to the IXC with the exception of the interconnection charge. The interconnection charge will be billed by the Party providing the end office function. Each party will use the Multiple Exchange Carrier Access Billing (MECAB) guidelines to establish meet point billing for all applicable traffic. Thirty
            (30)-day billing periods will be employed for these arrangements. For tandem routed traffic, the tandem company agrees to provide to the Initial Billing Company as defined in MECAB, at no charge, all the switched access detail usage data, recorded at the access tandem, within no more than sixty (60) days after the recording date. The Initial Billing Company will provide the switched access summary usage data, for all originating and terminating traffic, to all Subsequent Billing Companies as defined in MECAB within 10 days of rendering the initial bill to the IXC. Each Party will notify the other when it is not feasible to meet these

                                                                    Attachment 3
                                                                         Page 22

            requirements so that the customers may be notified for any necessary revenue accrual associated with the significantly delayed recording or billing. As business requirements change data reporting requirements may be modified as necessary.

            In the event that either Party fails to provide switched access detailed usage data to the other Party within 90 days after the recording date and the receiving Party is unable to bill and/or collect access revenues due to the sending Party's failure to provide such data within said time period, then the Party failing to send the data as specified herein shall be liable to the other Party in an amount equal to the unbillable or uncollectible revenues. Each company will provide complete documentation to the other to substantiate any claim of unbillable access revenues. A negotiated settlement will be agreed upon between the companies.

5.7.3 Each Party will retain for a minimum period of sixty (60) days, access message detail sufficient to recreate any data which is lost or damaged by their company or any third party involved in processing or transporting data.

5.7.4 Each Party agrees to recreate the lost or damaged data within forty-eight (48) hours of notification by the other or by an authorized third party handling the data.

5.7.5 Each Party also agrees to process the recreated data within forty-eight (48) hours of receipt at its data processing center.

5.7.6 All claims should be filed with the other Party within 120 days of the receipt of the date of the unbillable usage.

5.7.7 The Initial Billing Company shall keep records of its billing activities relating to jointly-provided Intrastate and Interstate access services in sufficient detail to permit the Subsequent Billing Party to, by formal or informal review or audit, to verify the accuracy and reasonableness of the jointly-provided access billing data provided by the Initial billing Party. Each Party agrees to cooperate in such formal or informal reviews or audits and further agrees to jointly review the findings of such reviews or audits in order to resolve any differences concerning the findings thereof.

5.7.8 Knology agrees not to deliver switched access traffic to BellSouth for termination except over Knology ordered switched access trunks and facilities.

5.8         Transit Traffic Service. BellSouth shall provide tandem switching
            -----------------------
            and transport services for Knology's Transit Traffic. Transit traffic is traffic originating on Knology's network that is switched and/or transported by

                                                                    Attachment 3
                                                                         Page 23

            BellSouth and delivered to a third party's network, or traffic originating on a third Party's network that is switched and/or transported by BellSouth and delivered to Knology's network. Rates for local Transit Traffic shall be the applicable call transport and termination charges as set forth in Exhibit A to this Attachment. Rates for intraLATA toll and Switched Access Transit Traffic shall be the applicable call transport and termination charges as set forth in BellSouth Interstate or Intrastate Switched Access tariffs. Switched Access Transit Traffic presumes that Knology's end office is subtending the BellSouth Access Tandem for switched access traffic to and from Knology's end users utilizing BellSouth facilities, either by direct trunks with the IXC, or via the BellSouth Access Tandem. Billing associated with all Transit Traffic shall be pursuant to Multiple Exchange Carrier Access Billing (MECAB) guidelines. Pursuant to these guidelines, the Initial Billing Company shall provide summary usage data, for all originating and terminating Transit Traffic, to all Subsequent Billing Companies. Traffic between Knology and Wireless Type 1 third parties shall not be treated as Transit Traffic from a routing or billing perspective. Traffic between Knology and Wireless Type 2A or UNE-CLEC third parties shall not be treated as Transit Traffic from a routing or billing perspective until BellSouth and the Wireless carrier or UNE-CLEC third party have the capability to properly meet-point-bill in accordance with MECAB guidelines.

5.8.1 The delivery of traffic which transits the BellSouth network and is transported to another carrier's network is excluded from any BellSouth billing guarantees and will be delivered at the rates stipulated in this Agreement to a terminating carrier. BellSouth agrees to deliver this traffic to the terminating carrier; provided, however, that Knology is solely responsible for negotiating and executing any appropriate contractual agreements with the terminating carrier for the receipt of this traffic through the BellSouth network. BellSouth will not be liable for any compensation to the terminating carrier or to Knology. Knology agrees to compensate BellSouth for any charges or costs for the delivery of Transit Traffic to a connecting carrier on behalf of Knology. Additionally, the Parties agree that any billing to a third party or other telecommunications carrier under this section shall be pursuant to MECAB procedures.

6.          Frame Relay Service Interconnection

6.1 In addition to the Local Interconnection services set forth above, BellSouth will offer a network to network Interconnection arrangement between BellSouth's and Knology's frame relay switches as set forth below. The following provisions will apply only to Frame Relay Service and Exchange Access Frame Relay Service in those states in which Knology is

                                                                    Attachment 3
                                                                         Page 24

            certified and providing Frame Relay Service as a Local Exchange Carrier and where traffic is being exchanged between Knology and BellSouth Frame Relay Switches in the same LATA.

6.2 The Parties agree to establish two-way Frame Relay facilities between their respective Frame Relay Switches to the mutually agreed upon Frame Relay Service point(s) of interconnection ("POI(s)") within the LATA. All POIs shall be within the same Frame Relay Network Serving Areas as defined in Section A40 of BellSouth's General Subscriber Service Tariff except as set forth in this Attachment.

6.3 Upon the request of either Party, such interconnection will be established where BellSouth and Knology have Frame Relay Switches in the same LATA. Where there are multiple Frame Relay switches in one central office, an interconnection with any one of the switches will be considered an interconnection with all of the switches at that central office for purposes of routing packet traffic.

6.4 The Parties agree to provision local and IntraLATA Frame Relay Service and Exchange Access Frame Relay Service (both intrastate and interstate) over Frame Relay interconnection facilities between the respective Frame Relay switches and the POIs.

6.5 The Parties agree to assess each other reciprocal charges for the facilities that each provides to the other according to the Percent Local Circuit Use Factor (PLCU), determined as follows:

6.5.1 If the data packets originate and terminate in locations in the same LATA, and consistent with the local definitions of the Agreement, the traffic is considered local. Frame Relay framed packet data is transported within Virtual Circuits (VC). For the purposes of this Agreement, if all the data packets transported within a VC remain within the LATA, then consistent with the local definitions in this Agreement, the traffic on that VC is local ("Local VC").

6.5.2 If the originating and terminating locations of the two way packet data traffic are not in the same LATA, the traffic on that VC is interLATA ("InterLATA VC").

6.5.3 The PLCU is determined by dividing the total number of Local VCs, by the total number of VCs on each Frame Relay facility. To facilitate implementation, Knology may determine its PLCU in aggregate, by dividing the total number of Local VCs in a given LATA by the total number VCs in that LATA. The Parties agree to renegotiate the method for determining PLCU, at BellSouth's request, and within 90 days, if

                                                                    Attachment 3
                                                                         Page 25

            BellSouth notifies Knology that it has found that this method does not adequately represent the PLCU.

6.5.4 If there are no VCs on a facility when it is billed, the PLCU will be zero.

6.5.5 BellSouth will provide the circuit between the Parties' respective Frame Relay Switches. The Parties will be compensated as follows:
            BellSouth will invoice, and Knology will pay, the total non-recurring and recurring charges for the circuit based upon the rates set forth in BellSouth's Interstate Access Tariff, FCC No. 1. Knology will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed charges for the circuit by one-half of Knology's PLCU.

6.6 The Parties agree to compensate each other for Frame Relay network-to-network interface (NNI) ports based upon the NNI rates set forth in BellSouth's Interstate Access Tariff, FCC No. 1. Compensation for each pair of NNI ports will be calculated as follows: BellSouth will invoice, and Knology will pay, the total non-recurring and recurring charges for the NNI port. Knology will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed non-recurring and recurring charges for the NNI port by Knology's PLCU.

6.7 Each Party agrees that there will be no charges to the other Party for its own subscriber's Permanent Virtual Circuit (PVC) rate elements for the local PVC segment from its Frame Relay switch to its own subscriber's premises. PVC rate elements include the Data Link Connection Identifier (DLCI) and Committed Information Rate
            (CIR).

6.8 For the PVC segment between the Knology and BellSouth Frame Relay switches, compensation for the PVC charges is based upon the rates in BellSouth's Interstate Access Tariff, FCC No. 1.

6.9         Compensation for PVC rate elements will be calculated as follows:

6.9.1 If Knology orders a VC connection between a BellSouth subscriber's PVC segment and a PVC segment from the BellSouth Frame Relay switch to the Knology Frame Relay switch, BellSouth will invoice, and Knology will pay, the total non-recurring and recurring PVC charges for the PVC segment between the BellSouth and Knology Frame Relay switches. If the VC is a Local VC, Knology will then invoice and BellSouth will pay, the total nonrecurring and recurring PVC charges billed for that segment. If the VC is not local, no compensation will be paid to Knology for the PVC segment.

                                                                    Attachment 3
                                                                         Page 26

6.9.2 If BellSouth orders a Local VC connection between a Knology subscriber's PVC segment and a PVC segment from the Knology Frame Relay switch to the BellSouth Frame Relay switch, BellSouth will invoice, and Knology will pay, the total non-recurring and recurring PVC and CIR charges for the PVC segment between the BellSouth and Knology Frame Relay switches. If the VC is a Local VC, Knology will then invoice and BellSouth will pay the total non-recurring and recurring PVC and CIR charges billed for that segment. If the VC is not local, no compensation will be paid to Knology for the PVC segment.

6.9.3 The Parties agree to compensate each other for requests to change a PVC segment or PVC service order record, according to the Feature Change charge as set forth in the BellSouth access tariff BellSouth Tariff FCC No, 1 .

6.9.4 If Knology requests a change, BellSouth will invoice and Knology will pay a Feature Change charge for each affected PVC segment.

6.9.4.1 If BellSouth requests a change to a Local VC, Knology will invoice and BellSouth will pay a Feature Change charge for each affected PVC segment.

6.9.5 The Parties agree to limit the sum of the CIR for the VCs on a DS1 NNI port to not more than three times the port speed, or not more than six times the port speed on a DS3 NNI port.

6.9.6 Except as expressly provided herein, this Agreement does not address or alter in any way either Party's provision of Exchange Access Frame Relay Service or interLATA Frame Relay Service. All charges by each Party to the other for carriage of Exchange Access Frame Relay Service or interLATA Frame Relay Service are included in the BellSouth access tariff BellSouth Tariff FCC No, 1.

6.10 Knology will identify and report quarterly to BellSouth the PLCU of the Frame Relay facilities it uses, per section 8.5.3 above.

6.11 Either Party may request a review or audit of the various service components, consistent with the provisions of section E2 of the BellSouth State Access Services tariffs or Section 2 of the BellSouth FCC No.1 Tariff.

6.12 If during the term of this Agreement, BellSouth obtains authority to provide interLATA Frame Relay in any State, the Parties agree to renegotiate this arrangement for the exchange of Frame Relay Service Traffic within one hundred eighty (180) days of the date BellSouth

                                                                    Attachment 3
                                                                         Page 27

            receives interLATA authority. In the event the Parties fail to renegotiate this Section 8 within the one hundred eighty-day period, they will submit this matter to the appropriate State commission(s) for resolution.

7.     Operational Support Systems (OSS) Rates

            All Local Service Requests ("LSRs") or Access Service Requests ("ASRs") submitted for products and services under this Attachment will be subject to the OSS charges set forth in the General Terms and Conditions of this Agreement.

                                                                   Attachment 3
                                                                      Exhibit A
                                                                 Rates - Page 1
                            BELLSOUTH/KNOLOGY RATES
                             LOCAL INTERCONNECTION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      RATES BY STATE
------------------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                                           USOC       AL        FL         GA        KY         LA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LOCAL INTERCONNECTION (CALL TRANSPORT AND TERMINATION)
------------------------------------------------------------------------------------------------------------------------------------
   End Office Switching, per mou                                       N/A    $   00018      NA     $0.0016333 $ 0.002562  $ 0.00210
------------------------------------------------------------------------------------------------------------------------------------
   Direct Local Interconnection, per mou (same as End Office                       NA     $  0.002      NA         NA           NA
   Switching in FL & LA)
------------------------------------------------------------------------------------------------------------------------------------
   Tandem Switching, per mou                                           N/A    $0 .00063   $0 00029  $0.0006757 $ 0.001096  $  0.0008
------------------------------------------------------------------------------------------------------------------------------------
   Tandem Local Interconnection, per mou (includes end office          N/A         NA     $0.00325      NA         NA           NA
   switching element)
------------------------------------------------------------------------------------------------------------------------------------
   Multiple Tandem Switching, per mou (applies to initial              N/A         NA     $0.00125      NA         NA           NA
   tandem only), effective 10/99
------------------------------------------------------------------------------------------------------------------------------------
   Local Intermediary, per mou (applies to transit traffic only)       N/A         NA     $0.00125      NA         NA           NA
------------------------------------------------------------------------------------------------------------------------------------
   Tandem Intermediary Charge, per mou*                                N/A    $   0.0015     NA         NA     $0.001096        NA
------------------------------------------------------------------------------------------------------------------------------------
     *(This charge is applicable only to transit traffic and is applied in addition to applicable switching and/or
     interconnection charges.)
------------------------------------------------------------------------------------------------------------------------------------
 TRUNK CHARGE
------------------------------------------------------------------------------------------------------------------------------------
     Interim charges, both non-recurring and recurring, associated with interconnecting trunk groups between BellSouth and Knology shall be as set forth in this Exhibit. At such time as BellSouth develops a final cost based rate for such interconnecting trunk groups, the Parties shall amend this agreement to include such final cost based rates and shall true up such charges in
     accordance with this Attachment.
------------------------------------------------------------------------------------------------------------------------------------

 Installation Trunk Side Service - per DS0
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                         TPP++  $  333.69   $ 336.43  $   333.28 $   334.09  $  334.94
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                       TPP++  $   56.91   $  57.38  $    56.84 $    57.12  $   56.98
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 INTEROFFICE TRANSPORT
------------------------------------------------------------------------------------------------------------------------------------
 Common (Shared) Transport
------------------------------------------------------------------------------------------------------------------------------------
   Common (Shared) Transport per mile per mou                           N/A   $ 0.00001   $0.00001  $ 0.000008 $0.0000049  $0.000008
------------------------------------------------------------------------------------------------------------------------------------
   Common (Shared) Transport Facilities Termination per mou             N/A   $0 .00045   $ 0.0005  $0.0004152 $ 0.000426  $  0.0004
------------------------------------------------------------------------------------------------------------------------------------
 Interoffice Channel Transport - Dedicated - VG
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Transport - Dedicated - 2-wire VG
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - per mile per month                                    1L5XF  $   0.03    $ 0.0100  $     0.02    NA       $    0.04
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - Facility Termination per month                        1L5XF  $  18.49    $  26.72  $    17.07    NA       $   19.10
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination -1st                       1L5XF  $ 107.11    $  81.73  $    79.61    NA       $   76.20
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination - Add'l                    1L5XF  $  48.27    $  55.26  $    36.08    NA       $   34.54
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG -Facility Termination - Disconnect Charge -1st    1L5XF  $  37.16    $  31.26        NA      NA       $   28.03
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination - Disconnect Charge -Add'l 1L5XF  $   5.88    $  12.88        NA      NA       $    5.37
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Manual Svc Order, per LSR                                   SOMAN      NA      $  21.73        NA      NA            NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Manual Svc Order, per LSR disconnect                        SOMAN      NA      $   3.87        NA      NA            NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                               SOMEC  $   3.50    $   2.77  $     3.50    NA       $   3.50
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR disconnect                    SOMEC      NA      $   0.43  $     NA      NA            NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st      SOMAN  $  27.37        NA    $    18.94    NA       $   18.14
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l    SOMAN  $  27.57        NA    $    18.94    NA       $   18.14
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order-           SOMAN  $  12.97        NA          NA      NA       $    8.06
     Disconnect--1st
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc                  SOMAN  $  12.97        NA          NA      NA       $    8.06
     Order-Disconnect--Add'l
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Transport - Dedicated - 2 Wire VG - Kentucky & Mississippi
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - per mile per month                                    1L5NF       NA         NA         NA    $  0.03          NA
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - Facility Termination per month                        1L5NF       NA         NA         NA    $ 27.66          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination -1st                       1L5NF       NA         NA         NA    $142.31          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination - Add'l                    1L5NF       NA         NA         NA    $ 56.21          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG -Facility Termination - Disconnect Charge -1st    1L5NF       NA         NA         NA       NA            NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                       MS           NC         SC            TN
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LOCAL INTERCONNECTION (CALL TRANSPORT AND TERMINATION)
------------------------------------------------------------------------------------------------------------------------------------
   End Office Switching, per mou                                              $ 0.0023771    $  0.0017  $ 0.0019295   $  0.0019
------------------------------------------------------------------------------------------------------------------------------------
   Direct Local Interconnection, per mou (same as End Office                       NA             NA       NA             NA
   Switching in FL & LA)
------------------------------------------------------------------------------------------------------------------------------------
   Tandem Switching, per mou                                                  $ 0.0007834    $  0.0009  $ 0.0006843   $0.000676
------------------------------------------------------------------------------------------------------------------------------------
   Tandem Local Interconnection, per mou (includes end office                      NA             NA       NA             NA
   switching element)
------------------------------------------------------------------------------------------------------------------------------------
   Multiple Tandem Switching, per mou (applies to initial tandem only),            NA             NA       NA             NA
   effective 10/99
------------------------------------------------------------------------------------------------------------------------------------
   Local Intermediary, per mou (applies to transit traffic only)                   NA             NA       NA             NA
------------------------------------------------------------------------------------------------------------------------------------
   Tandem Intermediary Charge, per mou*                                            NA             NA       NA             NA
------------------------------------------------------------------------------------------------------------------------------------
     *(This charge is applicable only to transit traffic and is applied in addition to applicable switching and/or interconnection charges.)
------------------------------------------------------------------------------------------------------------------------------------
  TRUNK CHARGE
------------------------------------------------------------------------------------------------------------------------------------
     Interim charges, both non-recurring and recurring, associated with interconnecting trunk groups between BellSouth and Knology shall be as set forth in this Exhibit.
     At such time as BellSouth develops a final cost based rate for such interconnecting trunk groups, the Parties shall amend this agreement to include such final cost based rates and shall true up such charges in accordance with this Attachment.
------------------------------------------------------------------------------------------------------------------------------------
   Installation Trunk Side Service - per DS0
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                                                $    334.11    $  333.54  $    335.14   $  334.29
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                                                              $     56.98    $   56.88  $     57.16   $   57.01
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  INTEROFFICE TRANSPORT
------------------------------------------------------------------------------------------------------------------------------------
  Common (Shared) Transport
------------------------------------------------------------------------------------------------------------------------------------
   Common (Shared) Transport per mile per mou                                 $ 0.0000091     $0.00001  $ 0.0000121   $ 0.00004
------------------------------------------------------------------------------------------------------------------------------------
   Common (Shared) Transport Facilities Termination per mou                   $ 0.0004281     $0.00034  $ 0.0004672   $ 0.00036
------------------------------------------------------------------------------------------------------------------------------------
  Interoffice Channel Transport - Dedicated - VG
------------------------------------------------------------------------------------------------------------------------------------
   Interoffice Transport - Dedicated - 2-wire VG
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - per mile per month                                                 NA       $   0.03   $      0.04   $    0.02
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - Facility Termination per month                                     NA       $  18.01   $     21.42   $   18.33
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination -1st                                    NA       $ 137.48   $    136.44   $   55.39
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination - Add'l                                 NA       $  52.58   $     51.37   $   17.37
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG -Facility Termination - Disconnect Charge -1st                 NA          NA             NA     $   27.96
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination - Disconnect Charge -Add'l              NA          NA             NA         $3.51
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Manual Svc Order, per LSR                                                NA          NA             NA     $   19.99
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Manual Svc Order, per LSR disconnect                                     NA          NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR                                            NA       $   3.50   $      3.50   $    3.50
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic Svc Order, per LSR disconnect                                 NA          NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                   NA       $  38.07   $     39.63        NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l                 NA       $  38.07   $     39.63        NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st         NA          NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l       NA          NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     Interoffice Transport - Dedicated - 2 Wire VG - Kentucky & Mississippi
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      2-Wire VG - per mile per month                                          $  0.03           NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     2-Wire VG - Facility Termination per month                               $ 21.33           NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination -1st                              $106.72           NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG - Facility Termination - Add'l                           $ 48.83           NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 2-wire VG -Facility Termination - Disconnect Charge -1st           $ 38.05           NA             NA          NA
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 3
                                                                       Exhibit A
                                                                  Rates - Page 2

                            BELLSOUTH/KNOLOGY RATES
                             LOCAL INTERCONNECTION

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    RATES BY STATE
----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                             USOC         AL           FL          GA             KY
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Facility Termination - Disconnect Charge - Add'l   1L5NF        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                      SOMAN        NA           NA          NA          $ 19.99
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                           SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                  SOMEC        NA           NA          NA          $  3.50
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                       SOMEC        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st         SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l       SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc
   Order-Disconnect--1st                                                SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc
   Order-Disconnect--Add'l                                              SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Interoffice Transport - Dedicated - DS0 - 56/64 KBPS
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - per mile per month                                             1L5XK    $   0.0339    $ 0.0100    $ 0 .0222         NA
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - Facility Termination per month                                 1L5XK    $    17.81    $  19.46    $   16.45         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - 1st                               1L5XK    $   107.11    $  81.74    $   79.61         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Add'l                             1L5XK    $    48.27    $  55.26    $   36.08         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Disconnect Charge - 1st           1L5XK    $    37.16    $  31.26       NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l         1L5XK    $     5.88    $  12.88       NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                      SOMAN        NA        $  21.73       NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                           SOMAN        NA        $   3.87       NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                  SOMEC    $     3.50    $   2.77    $    3.50         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                       SOMEC        NA        $   0.43       NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Incremental Charge--Manual Svc Order - 1st               SOMAN    $    27.37       NA       $   18.94         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Incremental Charge--Manual Svc Order - Add'l             SOMAN    $    27.37       NA       $   18.94         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Incremental Charge--Manual Svc Order-Disconnect--1st     SOMAN    $    12.97       NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Incremental Charge--Manual Svc Order-Disconnect--Add'l   SOMAN    $    12.97       NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

  Interoffice Transport - Dedicated - DS0 - 56/64 KBPS - Kentucky &
  Mississippi
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - per mile per month                                             1L5NK        NA           NA          NA          $ 0.0301
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - Facility Termination per month                                 1L5NK        NA           NA          NA          $  26.95
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - 1st                               1L5NK        NA           NA          NA          $ 142.31
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Add'l                             1L5NK        NA           NA          NA          $  56.21
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Disconnect Charge - 1st           1L5NK        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l         1L5NK        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                      SOMAN        NA           NA          NA          $  19.99
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                           SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                  SOMEC        NA           NA          NA          $   3.50
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                       SOMEC        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                SOMAN        NA           NA          NA          $  37.21
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order - Add'l              SOMAN        NA           NA          NA          $  37.21
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st      SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l    SOMAN        NA           NA          NA             NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Interoffice Transport - Dedicated - DS1
----------------------------------------------------------------------------------------------------------------------------------
   DS1 - per mile per month                                             1L5XL    $     0.69    $ 0.2035    $    0.31         NA
----------------------------------------------------------------------------------------------------------------------------------
   DS1 - Facility Termination per month                                 1L5XL    $    79.69    $  93.31    $   63.39         NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1-Facility Termination - 1st                                 1L5XL    $   198.15    $ 179.99    $  147.07         NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                 LA          MS         NC         SC          TN
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Facility Termination - Disconnect Charge - Add'l       NA        $  7.23      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                          NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                               NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                      NA        $  3.50      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                           NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st             NA        $ 25.52      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l           NA        $ 25.52      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc
   Order-Disconnect--1st                                                    NA        $ 11.34      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - 2-wire VG - Incremental Charge--Manual Svc
   Order-Disconnect--Add'l                                                  NA        $ 11.34      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

  Interoffice Transport - Dedicated - DS0 - 56/64 KBPS
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - per mile per month                                             $   0.0384      NA      $  0.0282  $ 0.0373    $  0.1730
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - Facility Termination per month                                 $    18.37      NA      $   17.40  $  20.71    $   17.74
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - 1st                               $    76.20      NA      $  137.48  $ 136.44    $   55.39
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Add'l                             $    34.54      NA      $   52.58  $  51.37    $   17.37
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Facility Termination - Disconnect Charge - 1st            $    28.03      NA         NA         NA       $   27.96
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l         $     5.37      NA         NA         NA       $    3.51
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                          NA          NA         NA         NA       $   19.99
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                               NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                  $     3.50      NA      $    3.50   $ 3.50     $    3.50
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                           NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                $    18.14      NA      $   38.07  $  39.63       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order - Add'l              $    18.14      NA      $   38.07  $  39.63       NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st      $     8.06      NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l    $     8.06      NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

  Interoffice Transport - Dedicated - DS0 - 56/64 KBPS - Kentucky &
  Mississippi
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - per mile per month                                                 NA        $0.0323      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   DS0 - Facility Termination per month                                     NA        $ 20.64      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - 1st                                   NA        $106.72      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Add'l                                 NA        $ 48.83      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Facility Termination - Disconnect Charge - 1st                NA        $ 38.05      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 - Facility Termination - Disconnect Charge - Add'l             NA        $ 7.23       NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                          NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                               NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                      NA        $  3.50      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                           NA          NA         NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                    NA        $ 25.52      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order - Add'l                  NA        $ 25.52      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st          NA        $ 11.34      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--Add'l        NA        $ 11.34      NA         NA          NA
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Interoffice Transport - Dedicated - DS1
----------------------------------------------------------------------------------------------------------------------------------
   DS1 - per mile per month                                             $     0.78      NA      $    0.58  $   0.76    $    0.35
----------------------------------------------------------------------------------------------------------------------------------
   DS1 - Facility Termination per month                                 $    93.40      NA      $   71.29  $  94.98    $   75.83
----------------------------------------------------------------------------------------------------------------------------------
   NRC - DS1-Facility Termination - 1st                                 $   140.49      NA      $  217.17  $ 216.27    $  145.98
----------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 3
                                                                       Exhibit A
                                                                  Rates - Page 3
                           BELLSOUTH/KNOLOGY RATES
                             LOCAL INTERCONNECTION

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    RATE BY STATE
-----------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                              USOC      AL         FL         GA         KY
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Add'l                              1L5XL  $148.18   $164.95   $111.75         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Disconnect Charge - 1st            1L5XL  $ 25.44   $ 30.54      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Disconnect Charge - Add'l          1L5XL  $ 20.42   $ 26.97      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                       SOMAN     NA     $ 21.73      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                            SOMAN     NA     $  3.87      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                   SOMEC  $  3.50   $  2.77   $  3.50         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                        SOMEC     NA     $  0.43      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                SOMAN  $ 27.37      NA     $ 18.94         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l              SOMAN  $ 27.37      NA     $ 18.94         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc  Order-Disconnect--1st     SOMAN  $ 12.97      NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc - Order Disconnect--Add'l  SOMAN  $ 12.97      NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Interoffice Transport - Dedicated - DS1 - Kentucky & Mississippi
-----------------------------------------------------------------------------------------------------------------------------
   DS1 - per mile per month                                              1L5NL     NA        NA        NA      $    0.45
-----------------------------------------------------------------------------------------------------------------------------
   DS1 - Facility Termination per month                                  1L5NL     NA        NA        NA      $   55.05
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - 1st                                1L5NL     NA        NA        NA      $  298.18
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Add'l                              1L5NL     NA        NA        NA      $  231.23
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Disconnect Charge - 1st            1L5NL     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination -Disconnect Charge - Add'l           1L5NL     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                       SOMAN     NA        NA        NA      $   19.99
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                            SOMAN     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                   SOMEC     NA        NA        NA      $    3.50
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                        SOMEC     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                SOMAN     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l              SOMAN     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Disconnect--1st    SOMAN     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Disconnect--Add'l  SOMAN     NA        NA        NA           NA
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Interoffice Transport - Dedicated - DS3
-----------------------------------------------------------------------------------------------------------------------------
   DS3 - per mile per month                                              1L5XM  $  4.98   $  4.25   $  2.72         NA
-----------------------------------------------------------------------------------------------------------------------------
   DS3 -Facility Termination per month                                   1L5XM  $898.15   $ 1,130   $788.00         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination -1st                                 1L5XM  $511.77   $562.06   $511.10         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Add'l                              1L5XM  $330.92   $328.16   $330.77         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - 1st            1L5XM  $121.72   $112.44   $122.31         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - Add'l          1L5XM  $118.54   $109.19   $119.14         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                       SOMAN     NA     $ 21.73      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                            SOMAN     NA     $  3.87      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                   SOMEC  $  3.50   $  2.77   $  3.50         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                        SOMEC     NA     $  0.43      NA           NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                SOMAN  $ 38.48      NA     $ 37.55         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l              SOMAN  $ 38.48      NA     $ 37.55         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st      SOMAN  $ 19.03      NA     $ 18.03         NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--Add'l    SOMAN  $ 19.03      NA     $ 18.03         NA
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Interoffice Transport - Dedicated - DS3 - Kentucky & Mississippi
-----------------------------------------------------------------------------------------------------------------------------
   DS3 - per mile per month                                              1L5NM     NA        NA        NA     $   12.06
-----------------------------------------------------------------------------------------------------------------------------
   DS3 -Facility Termination per month                                   1L5NM     NA        NA        NA     $1,112.02
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                   LA          MS         NC       SC       TN
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Add'l                                $  106.69      NA      $163.75  $162.70  $109.85
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Disconnect Charge - 1st              $   20.00      NA         NA       NA    $ 19.55
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Disconnect Charge - Add'l            $   16.34      NA         NA       NA    $ 14.99
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                            NA          NA         NA       NA    $ 19.99
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                 NA          NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                     $    3.50      NA      $  3.50  $  3.50  $  3.50
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                             NA          NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                  $   18.14      NA      $ 38.07  $ 39.63     NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l                $   18.14      NA      $ 38.07  $ 39.63     NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc  Order-Disconnect--1st       $    8.06      NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc - Order Disconnect--Add'l    $    8.06      NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Interoffice Transport - Dedicated - DS1 - Kentucky & Mississippi
-----------------------------------------------------------------------------------------------------------------------------
   DS1 - per mile per month                                                   NA        $  0.66      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   DS1 - Facility Termination per month                                       NA        $ 74.40      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - 1st                                     NA        $196.28      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Add'l                                   NA        $147.31      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination - Disconnect Charge - 1st                 NA        $ 26.56      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Facility Termination -Disconnect Charge - Add'l                NA        $ 21.61      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                            NA          NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                 NA          NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                        NA        $ 3.50       NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                             NA          NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                     NA        $ 25.52      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l                   NA        $ 25.52      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Disconnect--1st         NA        $ 11.31      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS1 - Incremental Charge--Manual Svc Order - Disconnect--Add'l       NA        $ 11.34      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
   DS3 - per mile per month                                                $    6.78      NA      $ 12.98  $  8.13  $  6.88
-----------------------------------------------------------------------------------------------------------------------------
   DS3 -Facility Termination per month                                     $1,025.00      NA      $720.38  $967.70  $840.61
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination -1st                                   $  475.31      NA      $794.94  $606.72  $723.44
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Add'l                                $  307.62      NA      $579.55  $423.45  $409.58
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - 1st              $  113.75      NA         NA       NA    $154.26
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - Add'l            $  110.80      NA         NA       NA    $130.74
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                              NA        NA         NA       NA    $ 19.99
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                   NA        NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                     $    3.50      NA      $  3.50  $  3.50  $  3.50
-----------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                               NA        NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                  $   34.92      NA      $ 91.26  $ 54.26     NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                $   34.92      NA      $ 91.26  $ 54.26     NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st        $   16.77      NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--Add'l      $   16.77      NA         NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Interoffice Transport - Dedicated - DS3 - Kentucky & Mississippi
-----------------------------------------------------------------------------------------------------------------------------
   DS3 - per mile per month                                                     NA      $ 15.02      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------
   DS3 -Facility Termination per month                                          NA      $744.38      NA       NA       NA
-----------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 3
                                                                       Exhibit A
                            BELLSOUTH/KNOLOGY RATES                Rates- Page 4
                             LOCAL INTERCONNECTION

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                               RATES BY STATE
---------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                       USOC      AL       FL       GA       KY
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination -1st                                         1L5NM       NA       NA       NA     $858.75
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Add'l                                      1L5NM       NA       NA       NA     $524.95
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - 1st                    1L5NM       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - Add'l                  1L5NM       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                               SOMAN       NA       NA       NA     $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                    SOMAN       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                           SOMEC       NA       NA       NA     $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                                SOMEC       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc  Order - 1st                       SOMAN       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                      SOMAN       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st              SOMAN       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc  Order-Disconnect--Add'l           SOMAN       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Local Channel - Dedicated
---------------------------------------------------------------------------------------------------------------------------------
 Local Channel - Dedicated - 2-Wire VG
---------------------------------------------------------------------------------------------------------------------------------
   Monthly Recurring per month                                                   TEFV2    $ 14.61  $ 26.31  $ 13.91   $ 22.26
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                         TBD        NA       NA    $ 11.91     NA
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                         TBD        NA       NA    $ 13.83     NA
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                         TBD        NA       NA    $ 21.98     NA
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                         TBD        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - 1st                                      TEFV2    $494.65  $389.37  $382.95   $585.15
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Add'l                                    TEFV2    $ 88.44  $ 66.88  $ 62.40   $ 98.53
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - 1st                         TEFV2    $ 77.81  $ 68.45     NA     $ 11.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - Add'l                       TEFV2    $  7.63  $  5.97     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                               SOMAN       NA    $ 21.73     NA     $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                    SOMAN       NA    $  3.87     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                           SOMEC    $  3.50  $  2.77  $  3.50   $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                                SOMEC       NA    $  0.43     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                      SOMAN    $ 27.37     NA    $ 18.94     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l                    SOMAN    $ 18.37     NA    $  8.42     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st     SOMAN    $ 17.75     NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 Local Channel - Dedicated - 4-Wire VG
---------------------------------------------------------------------------------------------------------------------------------
   Monthly Recurring per month                                                   TEFV4    $ 15.77  $ 27.48  $ 14.99   $ 23.38
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                         TBD        NA       NA    $ 12.90     NA
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                         TBD        NA       NA    $ 14.90     NA
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                         TBD        NA       NA    $ 23.68     NA
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                         TBD        NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - 1st                                                         TEFV4    $502.43  $390.25  $368.44   $585.15
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Add'l                                                       TEFV4    $ 86.68  $ 67.75  $ 64.05   $ 98.53
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Disconnect Chg - 1st                                        TEFV4    $ 78.71  $ 69.32     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Disconnect Chg - Add'l                                      TEFV4    $  8.53  $  6.85     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                               SOMAN       NA    $ 21.73     NA     $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                    SOMAN       NA    $  3.87     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                           SOMEC       NA    $  2.77  $  3.50   $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                                SOMEC    $  3.50  $  0.43     NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - 1st                  SOMAN    $ 27.37     NA    $ 18.94     NA
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                                                        LA       MS       NC       SC      TN
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination -1st                                           NA     $686.74    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Add'l                                        NA     $477.76    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - 1st                      NA     $125.56    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Facility Termination - Disconnect Charge - Add'l                    NA     $118.79    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                                 NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                      NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                             NA     $  3.50    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                                  NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc  Order - 1st                         NA     $ 64.97    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                        NA     $ 64.97    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st                NA     $ 27.08    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - DS3 - Incremental Charge--Manual Svc  Order-Disconnect--Add'l             NA     $ 27.08    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
   Local Channel - Dedicated
---------------------------------------------------------------------------------------------------------------------------------
   Local Channel - Dedicated - 2-Wire VG
---------------------------------------------------------------------------------------------------------------------------------
   Monthly Recurring per month                                                  $ 14.94   $ 17.83 $ 14.83  $ 16.83  $ 19.02
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                          NA       NA       NA       NA    $ 16.42
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                          NA       NA       NA       NA    $ 20.66
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                          NA       NA       NA       NA    $ 29.61
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                          NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - 1st                                     $347.49   $487.62 $553.80  $554.00  $199.33
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Add'l                                   $ 59.75   $ 84.35 $ 89.69  $ 88.58  $ 24.16
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - 1st                        $ 53.68   $ 77.69    NA       NA    $ 54.81
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Facility Termination - Disconnect - Add'l                      $  6.60   $  8.95    NA       NA    $  4.80
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                                 NA       NA       NA       NA    $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                      NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                          $  3.50   $  3.50 $  3.50  $  3.50  $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                                  NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                     $ 18.14   $ 25.52 $ 42.17  $ 43.75     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l                   $  8.06   $ 11.34 $ 12.76  $ 13.55     NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - STS-1 - Incremental Cost- Manual Svc. Order vs. Elect-Disconnect-1st   $ 11.40   $ 16.05    NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 Local Channel - Dedicated - 4-Wire VG
---------------------------------------------------------------------------------------------------------------------------------
   Monthly Recurring per month                                                  $ 16.21   $ 19.03 $ 15.87  $ 18.05  $ 20.14
---------------------------------------------------------------------------------------------------------------------------------
   Zone 1                                                                          NA       NA       NA       NA    $ 17.38
---------------------------------------------------------------------------------------------------------------------------------
   Zone 2                                                                          NA       NA       NA       NA    $ 21.88
---------------------------------------------------------------------------------------------------------------------------------
   Zone 3                                                                          NA       NA       NA       NA    $ 31.36
---------------------------------------------------------------------------------------------------------------------------------
   Zone 4                                                                          NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - 1st                                                        $352.75   $495.25 $562.23  $562.46  $201.53
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Add'l                                                      $ 61.33   $ 86.56 $ 92.67  $ 91.57  $ 24.83
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Disconnect Chg - 1st                                       $ 54.36   $ 78.58    NA       NA    $ 55.52
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Disconnect Chg - Add'l                                     $  7.28   $  9.84    NA       NA    $  5.51
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR                                                 NA       NA       NA       NA    $ 19.99
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Manual Svc Order, per LSR disconnect                                      NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR                                          $  3.50   $  3.50 $  3.50  $  3.50  $  3.50
---------------------------------------------------------------------------------------------------------------------------------
   NRC - Electronic Svc Order, per LSR disconnect                                  NA       NA       NA       NA       NA
---------------------------------------------------------------------------------------------------------------------------------
   NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - 1st                 $ 18.14   $ 25.52 $ 42.17  $ 43.64     NA
---------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 3
                                                                       Exhibit A
                                                                  Rates - Page 5
                            BELLSOUTH/KNOLOGY RATES
                             LOCAL INTERCONNECTION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              RATES BY STATE
------------------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                                           USOC       AL       FL       GA      KY        LA       MS
------------------------------------------------------------------------------------------------------------------------------------
    NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - Add'l     SOMAN  $ 18.73     NA    $  8.42       NA   $  8.06  $ 11.34
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Local Channel - Dedicated - DS1
------------------------------------------------------------------------------------------------------------------------------------
    DS1 Monthly Recurring per month                                    TEFHG  $ 35.52  $ 42.98  $ 38.36  $   43.80 $ 43.80  $ 38.91
------------------------------------------------------------------------------------------------------------------------------------
    DS1 per mile per month                                             1L5NC  $  0.00  $  0.00  $  0.00  $    0.00 $  0.00  $  0.00
------------------------------------------------------------------------------------------------------------------------------------
    Zone 1                                                              TBD      NA       NA    $ 33.02       NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    Zone 2                                                              TBD      NA       NA    $ 38.13       NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    Zone 3                                                              TBD      NA       NA    $ 60.60       NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    Zone 4                                                              TBD      NA       NA       NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - 1st                                                    TEFHG  $503.57  $357.86  $356.15  $  538.95 $348.56  $494.83
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Add'l                                                  TEFHG  $442.84  $309.95  $312.89  $  464.94 $300.30  $435.28
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Disconnect Chg - 1st                                   TEFHG  $ 46.28  $ 41.46     NA         NA   $ 24.15  $ 46.85
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Disconnect Chg - Add'l                                 TEFHG  $ 32.18  $ 28.51     NA         NA   $ 21.31  $ 33.02
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR                                    SOMAN     NA    $ 21.73     NA    $   19.99    NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR disconnect                         SOMAN     NA    $  3.87     NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order, per LSR                                SOMEC  $  3.50  $  2.77  $  3.50  $    3.50 $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order per LSR disconnect                      SOMEC     NA    $  0.43     NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Incremental Charge--Manual Svc Order - 1st             SOMAN  $ 61.95     NA    $ 44.22       NA   $ 42.34  $ 59.58
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l           SOMAN  $  0.00     NA       NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Local Channel - Dedicated - DS3
------------------------------------------------------------------------------------------------------------------------------------
    DS3 - per mile per month                                           1L5NC  $  8.44  $  9.32  $  6.92  $   34.00 $  8.77     NA
------------------------------------------------------------------------------------------------------------------------------------
    DS3 - Facility Termination per month                               TEFHJ  $535.92  $560.39  $515.91  $  635.09 $573.23  $533.33
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - 1st                             TEFHJ  $640.54  $910.45  $639.50  $1,091.00 $594.71  $526.67
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - Add'l                           TEFHJ  $426.28  $532.19  $426.40  $  661.23 $396.54  $493.71
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - Disconnect - 1st                TEFHJ  $121.72  $112.44  $122.31       NA   $113.75  $ 42.41
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - Disconnect -  Add'l             TEFHJ  $118.54  $156.12  $119.14       NA   $110.80  $ 40.87
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR                                    SOMAN     NA    $ 21.73     NA    $   19.99    NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR disconnect                         SOMAN     NA    $  3.87     NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order, per LSR                                SOMEC  $  3.50  $  2.77  $  3.50  $    3.50 $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order, per LSR disconnect                     SOMEC     NA    $  0.43     NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order - 1st             SOMAN  $ 38.48     NA    $ 37.55       NA   $ 34.92  $ 31.49
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l           SOMAN  $ 38.48     NA    $ 37.55       NA   $ 34.92  $ 31.49
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order - Disconnect -1st SOMAN  $ 19.03     NA    $ 18.03       NA   $ 16.77  $ 25.35
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l  SOMAN  $ 19.03     NA    $ 18.03       NA   $ 16.77  $ 25.35
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 CHANNELIZATION
------------------------------------------------------------------------------------------------------------------------------------
  DS3 Channelization (DS3 to DS1)
------------------------------------------------------------------------------------------------------------------------------------
    per Channelized System (28 DS1) per month                          SATCS  $188.51  $299.24  $190.84       NA   $175.57     NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                      SATCS  $ 11.67  $189.04  $ 73.29       NA   $ 67.42     NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                    SATCS  $  0.95  $186.37  $ 60.61       NA   $ 49.13     NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st - Disconnect                                         SATCS  $ 17.22  $ 14.51  $  0.67       NA   $ 15.49     NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l - Disconnect                                       SATCS  $ 12.05  $ 13.26  $ 12.15       NA   $ 11.18     NA
------------------------------------------------------------------------------------------------------------------------------------
    per Interface per month (COCI)                                     SATCO  $  8.69  $  9.50  $  8.76       NA   $  8.06     NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - 1st                                                      SATCO     NA    $ 21.73     NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        NRC - Add'l                                                    SATCO     NA    $  3.87     NA         NA      NA       NA
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 DESCRIPTION                                                                NC        SC        TN
------------------------------------------------------------------------------------------------------------------------------------
    NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - Add'l       $ 12.76  $  13.55      NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Local Channel - Dedicated - DS1
------------------------------------------------------------------------------------------------------------------------------------
    DS1 Monthly Recurring per month                                      $ 35.68  $  37.20  $  40.27
------------------------------------------------------------------------------------------------------------------------------------
    DS1 per mile per month                                               $  0.00  $   0.00  $   0.00
------------------------------------------------------------------------------------------------------------------------------------
    Zone 1                                                                  NA        NA    $  34.76
------------------------------------------------------------------------------------------------------------------------------------
    Zone 2                                                                  NA        NA    $  43.75
------------------------------------------------------------------------------------------------------------------------------------
    Zone 3                                                                  NA        NA    $  62.70
------------------------------------------------------------------------------------------------------------------------------------
    Zone 4                                                                  NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - 1st                                                      $534.48  $ 534.81  $ 277.35
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Add'l                                                    $462.69  $ 462.81  $ 233.26
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Disconnect Chg - 1st                                        NA        NA    $  33.18
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Disconnect Chg - Add'l                                      NA        NA    $  22.30
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR                                         NA        NA    $  19.99
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR disconnect                              NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order, per LSR                                  $  3.50  $   3.50  $   3.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order per LSR disconnect                           NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Incremental Charge--Manual Svc Order - 1st               $ 86.15  $  87.99      NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l             $  1.77  $   3.11      NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Local Channel - Dedicated - DS3
------------------------------------------------------------------------------------------------------------------------------------
    DS3 - per mile per month                                                NA    $  12.08  $  23.76
------------------------------------------------------------------------------------------------------------------------------------
    DS3 - Facility Termination per month                                 $498.87  $ 493.31  $ 607.28
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - 1st                               $562.25  $ 735.42  $ 726.16
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - Add'l                             $527.88  $ 519.31  $ 411.64
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - Disconnect - 1st                     NA        NA    $ 103.36
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Facility Termination - Disconnect -  Add'l                  NA        NA    $ 100.59
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR                                         NA        NA    $  19.99
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Manual Svc Order, per LSR disconnect                              NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order, per LSR                                  $  3.50  $   3.50  $   3.50
------------------------------------------------------------------------------------------------------------------------------------
    NRC - Electronic Svc Order, per LSR disconnect                          NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order - 1st               $ 56.25  $  54.26      NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l             $ 56.25  $  54.26      NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order - Disconnect -1st      NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l       NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 CHANNELIZATION
------------------------------------------------------------------------------------------------------------------------------------
  DS3 Channelization (DS3 to DS1)
------------------------------------------------------------------------------------------------------------------------------------
    per Channelized System (28 DS1) per month                            $241.81  $ 234.30  $ 185.94
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                            NA        NA    $  61.09
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                          NA        NA    $  50.31
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st - Disconnect                                            $ 16.29  $  11.99  $   3.91
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l - Disconnect                                          $ 12.39  $  12.05  $  12.61
------------------------------------------------------------------------------------------------------------------------------------
    per Interface per month (COCI)                                       $  8.93  $   8.68  $   9.03
------------------------------------------------------------------------------------------------------------------------------------
       NRC - 1st                                                            NA        NA    $  19.99
------------------------------------------------------------------------------------------------------------------------------------
       NRC - Add'l                                                          NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 3
                                                                       Exhibit A
                                                                  Rates - Page 6
                            BELLSOUTH/KNOLOGY RATES
                             LOCAL INTERCONNECTION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      RATES BY STATE
------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                         USOC       AL       FL        GA      KY
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Manual Svc Order, per LSR                                          SOMEC   $  3.50  $  2.77   $  3.50    NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Manual Svc Order, per LSR disconnect                              SOMAN      NA    $  0.43      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Electronic Svc Order, per LSR                                      SOMAN   $ 15.61     NA     $ 14.91    NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Electronic Svc Order, per LSR disconnect                          SOMAN   $  7.39     NA     $  6.63    NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - 1st    SOMAN   $ 71.76     NA     $ 10.82    NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - Add'l  SOMAN   $ 52.03     NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DS3 Channelization (DS3 to DS1) -  Kentucky & Mississippi
------------------------------------------------------------------------------------------------------------------------------------
        per Channelized System (28 DS1) per month                                     SATNS      NA       NA        NA   $303.33
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                SATNS      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                              SATNS      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC -1st - Disconnect                                                    SATNS      NA       NA        NA   $  8.52
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l - Disconnect                                                 SATNS      NA       NA        NA   $ 15.86
------------------------------------------------------------------------------------------------------------------------------------
        per Interface per month (COCI)                                                SATCO      NA       NA        NA   $ 11.36
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                SATCO      NA       NA        NA   $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                              SATCO      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Manual Svc Order, per LSR                                          SOMAN      NA       NA        NA   $  3.50
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Manual Svc Order, per LSR disconnect                              SOMAN      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Electronic Svc Order, per LSR                                      SOMEC      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Electronic Svc Order, per LSR disconnect                          SOMEC      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic -1st     SOMAN      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic - Add'l SOMAN      NA       NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelization (DS1 to DS0)
------------------------------------------------------------------------------------------------------------------------------------
        per Channelized System (24 DS0) per month                                     SATC1   $136.82  $154.74   $126.22    NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - 1st                                                               SATC1   $197.98  $183.57   $200.39    NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Add'l                                                             SATC1   $123.12  $126.16   $124.93    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1sr - Disconnect                                                   SATC1   $ 11.67  $ 19.68   $ 28.95    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l - Disconnect                                                 SATC1   $  0.95  $ 18.29   $ 18.43    NA
------------------------------------------------------------------------------------------------------------------------------------
        - Interface (COCI)
------------------------------------------------------------------------------------------------------------------------------------
          per OCU-DP(data) card per month (2.4-64kbs)                                 SATSA   $  1.66  $  2.22   $  1.06    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                SATSA   $ 12.05  $ 13.26   $ 12.15    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                              SATSA   $  8.69  $  9.50   $  8.76    NA
------------------------------------------------------------------------------------------------------------------------------------
          per BRITE card per month                                                    SATSA   $  3.41  $  3.86   $  3.41    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                SATSA   $ 12.05  $ 13.26   $ 12.15    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                              SATSA   $  8.69  $  9.50   $  8.76    NA
------------------------------------------------------------------------------------------------------------------------------------
          per VG card per month (DS0)                                                 SATSA   $  0.86  $  1.46   $  2.20    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                SATSA   $ 12.05  $ 13.26   $ 12.15    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                              SATSA   $  8.69  $  9.50   $  8.76    NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Manual Svc Order, per LSR                                          SOMAN      NA    $ 21.73      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Manual Svc Order, per LSR disconnect                              SOMAN      NA    $  3.87      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Electronic Svc Order, per LSR                                      SOMEC   $  3.50  $  2.77   $  3.50    NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Electronic Svc Order, per LSR disconnect                          SOMEC      NA    $  0.43      NA      NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - 1st    SOMAN   $ 15.61     NA     $ 14.91    NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - Add'l  SOMAN   $  7.39     NA     $  6.63    NA
------------------------------------------------------------------------------------------------------------------------------------
        Incremental Cost - Manual Svc. Order vs. Elect - Disconnect - 1st             SOMAN   $ 30.18     NA     $ 10.82    NA
------------------------------------------------------------------------------------------------------------------------------------
        Incremental Cost - Manual Svc. Order vs. Elect - Disconnect - Add'l           SOMAN   $ 18.86     NA        NA      NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelization (DS1 to DS0) - Kentucky & Mississippi
------------------------------------------------------------------------------------------------------------------------------------
        per Channelized System (24 DS0) per month                                     SASTN1     NA       NA        NA   $200.01
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                             LA       MS       NC        SC       TN
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Manual Svc Order, per LSR                                           $  3.50     NA    $  3.50   $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Manual Svc Order, per LSR disconnect                                  NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Electronic Svc Order, per LSR                                       $ 13.71     NA    $ 25.51   $ 25.59     NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Electronic Svc Order, per LSR disconnect                           $  6.09     NA    $  8.37   $  8.92     NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - 1st     $  9.94     NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - Add'l      NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DS3 Channelization (DS3 to DS1) -  Kentucky & Mississippi
------------------------------------------------------------------------------------------------------------------------------------
        per Channelized System (28 DS1) per month                                         NA   $ 247.40     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                    NA   $  79.94     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                                  NA   $  65.20     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC -1st - Disconnect                                                        NA   $   5.58     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l - Disconnect                                                     NA   $  15.85     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        per Interface per month (COCI)                                                    NA   $  11.35     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                    NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                                  NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Manual Svc Order, per LSR                                              NA   $   3.50     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Manual Svc Order, per LSR disconnect                                  NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Electronic Svc Order, per LSR                                          NA   $  26.95     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Electronic Svc Order, per LSR disconnect                              NA   $  11.98     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic -1st         NA   $  16.97     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic - Add'l     NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelization (DS1 to DS0)
------------------------------------------------------------------------------------------------------------------------------------
        per Channelized System (24 DS0) per month                                      $126.66     NA    $158.01   $147.51  $165.21
------------------------------------------------------------------------------------------------------------------------------------
              NRC - 1st                                                                $184.35     NA    $228.01   $220.89  $197.21
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Add'l                                                              $114.94     NA    $141.88   $137.15  $119.99
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1sr - Disconnect                                                    $ 28.86     NA    $ 34.55      NA    $ 25.66
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l - Disconnect                                                  $ 18.37     NA    $ 21.14      NA    $ 15.81
------------------------------------------------------------------------------------------------------------------------------------
        - Interface (COCI)
------------------------------------------------------------------------------------------------------------------------------------
          per OCU-DP(data) card per month (2.4-64kbs)                                  $  1.94     NA    $  2.03   $  2.34  $  2.46
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                 $ 11.18     NA    $ 12.39   $ 12.05  $ 12.61
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                               $  8.06     NA    $  8.93   $  8.68  $  9.03
------------------------------------------------------------------------------------------------------------------------------------
          per BRITE card per month                                                     $  4.18     NA    $  3.76   $  4.21  $  3.33
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                 $ 12.29     NA    $ 15.76   $ 12.05  $ 12.61
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                               $  8.80     NA    $ 11.28   $  8.68  $  9.03
------------------------------------------------------------------------------------------------------------------------------------
          per VG card per month (DS0)                                                  $  1.06     NA    $  1.28   $  1.47  $  1.25
------------------------------------------------------------------------------------------------------------------------------------
             NRC - 1st                                                                 $ 11.18     NA    $ 12.39   $ 12.05  $ 12.61
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Add'l                                                               $  8.06     NA    $  8.93   $  8.68  $  9.03
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Manual Svc Order, per LSR                                              NA       NA       NA        NA    $ 19.99
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Manual Svc Order, per LSR disconnect                                  NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
             NRC - Electronic Svc Order, per LSR                                       $  3.50     NA    $  3.50   $  3.50  $  3.50
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Electronic Svc Order, per LSR disconnect                              NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - 1st     $ 13.71     NA    $ 25.51   $ 25.59     NA
------------------------------------------------------------------------------------------------------------------------------------
        Channel System - Incremental Cost - Manual Svc. Order vs. Electronic - Add'l   $  6.09     NA    $  8.37   $  8.92     NA
------------------------------------------------------------------------------------------------------------------------------------
        Incremental Cost - Manual Svc. Order vs. Elect - Disconnect - 1st              $  9.94     NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
        Incremental Cost - Manual Svc. Order vs. Elect - Disconnect - Add'l               NA       NA       NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DS1 Channelization (DS1 to DS0) - Kentucky & Mississippi
------------------------------------------------------------------------------------------------------------------------------------
        per Channelized System (24 DS0) per month                                         NA   $ 146.87     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 3
                                                                       Exhibit A
                             BELLSOUTH/KNOLOGY RATES              Rates - Page 7
                             LOCAL INTERCONNECTION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      RATES BY STATE
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                             USOC     AL         FL         GA       KY         LA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                  SASTN1    NA         NA         NA     $302.80      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                SASTN1    NA         NA         NA     $184.20      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1sr - Disconnect                                     SASTN1    NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l - Disconnect                                   SASTN1    NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
           - Interface (COCI)
------------------------------------------------------------------------------------------------------------------------------------
             per OCU- DP(data) card per month (2.4-64kbs)                  SATSA     NA         NA         NA     $  2.94      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                  SATSA     NA         NA         NA     $ 15.86      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                SATSA     NA         NA         NA     $ 11.36      NA
------------------------------------------------------------------------------------------------------------------------------------
             per BRITE card per month                                      SATSA     NA         NA         NA     $  4.04      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                  SATSA     NA         NA         NA     $ 15.80      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                SATSA     NA         NA         NA     $ 11.36      NA
------------------------------------------------------------------------------------------------------------------------------------
             per VG card per month (DS0)                                   SATSA     NA         NA         NA     $  1.40      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                  SATSA     NA         NA         NA     $ 15.86      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                SATSA     NA         NA         NA     $ 11.36      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Manual Svc Order, per LSR                            SOMAN     NA         NA         NA     $ 19.99      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Manual Svc Order, per LSR disconnect                 SOMAN     NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Electronic Svc Order, per LSR                        SOMEC     NA         NA         NA     $  3.50      NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Electronic Svc Order, per LSR disconnect             SOMEC     NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Channel System - Incremental Cost - Manual Svc.
          Order vs. Electronic - 1st                                       SOMAN     NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Channel System - Incremental Cost - Manual Svc.
          Order vs. Electronic - Add'l                                     SOMAN     NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Incremental Cost-Manual Svc. Order vs. Elect -
          Disconnect - 1st                                                 SOMAN     NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Incremental Cost-Manual Svc. Order vs. Elect -
          Disconnect - Add'l                                               SOMAN     NA         NA         NA        NA        NA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Local Interconnection Mid-Span Meet
------------------------------------------------------------------------------------------------------------------------------------
       Local Channel - Dedicated - DS1
------------------------------------------------------------------------------------------------------------------------------------
       DS1 Monthly Recurring per month                                     TEFHG  $ 17.76    $ 22.18    $ 19.18   $ 21.90   $ 21.90
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - 1st                                                   TEFHG  $251.79    $123.25    $178.08   $269.48   $174.28
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Add'l                                                 TEFHG  $221.42    $115.25    $156.45   $232.47   $150.15
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Disconnect Chg - 1st                                  TEFHG  $ 23.14       NA         NA        NA     $ 12.08
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Disconnect Chg - Add'l                                TEFHG  $ 16.09       NA         NA        NA     $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Incremental Charge -- Manual Svc Order - 1st          SOMAC  $ 61.95       NA      $ 44.22   $ 87.71   $ 42.34
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Incremental Charge -- Manual Svc Order - Add'l        SOMAC  $  0.00       NA         NA        NA        NA

------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Incremental Charge -- Manual Svc Order -
          Disconnect                                                       SOMAC  $ 29.27       NA         NA        NA     $ 19.48
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                   MS            NC         SC        TN
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                      $271.52          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                    $164.56          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1sr - Disconnect                                         $ 36.38          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l - Disconnect                                       $ 22.82          NA         NA        NA
           - Interface (COCI)
------------------------------------------------------------------------------------------------------------------------------------
             per OCU- DP(data) card per month (2.4-64kbs)                      $  2.86          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                      $ 15.85          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                    $ 11.35          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
             per BRITE card per month                                          $  3.88          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                      $ 15.85          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                    $ 11.35          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
             per VG card per month (DS0)                                       $  1.45          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - 1st                                                      $ 15.85          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                    $ 11.35          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Manual Svc Order, per LSR                                   NA            NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Manual Svc Order, per LSR disconnect                        NA            NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Electronic Svc Order, per LSR                            $  3.50          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Electronic Svc Order, per LSR disconnect                    NA            NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Channel System - Incremental Cost - Manual Svc.
          Order vs. Electronic -1st                                            $ 26.95          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Channel System - Incremental Cost - Manual Svc.
          Order vs. Electronic - Add'l                                         $ 11.98          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Incremental Cost-Manual Svc. Order vs. Elect -
          Disconnect - 1st                                                     $ 16.97          NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
         Incremental Cost-Manual Svc. Order vs. Elect -
          Disconnect - Add'l                                                      NA            NA         NA        NA
------------------------------------------------------------------------------------------------------------------------------------
    Local Interconnection Mid-Span Meet
------------------------------------------------------------------------------------------------------------------------------------
       Local Channel - Dedicated - DS1
------------------------------------------------------------------------------------------------------------------------------------
       DS1 Monthly Recurring per month                                         $ 19.46       $ 17.85    $ 18.60   $ 20.14
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - 1st                                                       $247.42       $268.83    $267.41   $138.68
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Add'l                                                     $217.64       $232.73    $231.41   $116.63
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Disconnect Chg - 1st                                      $ 23.43          NA         NA     $ 16.59
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Disconnect Chg - Add'l                                    $ 16.51          NA         NA     $ 11.15
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Incremental Charge -- Manual Svc Order - 1st              $ 59.58       $623.92    $ 87.99   $ 45.68
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Incremental Charge -- Manual Svc Order - Add'l               NA         $467.22    $  3.11   $  1.76
------------------------------------------------------------------------------------------------------------------------------------
         NRC - DS1 - Incremental Charge -- Manual Svc Order -
          Disconnect                                                           $ 27.51          NA         NA     $ 21.75
------------------------------------------------------------------------------------------------------------------------------------

NOTES:

If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

                                 ATTACHMENT 4

                                    VACANT

                                 Attachment 5

                   Access to Numbers and Number Portability

                                                                    Attachment 5
                                                                          Page 1

                               TABLE OF CONTENTS


1.   NON-DISCRIMINATORY ACCESS TO TELEPHONE NUMBERS.................          2

2.   NUMBER PORTABILITY PERMANENT SOLUTION..........................          2

3.   SERVICE PROVIDER NUMBER PORTABILITY............................          3

4.   SPNP IMPLEMENTATION............................................          3

5.   TRANSITION TO PERMANENT NUMBER PORTABILITY.....................          6

6.   CONVERSION POLICY..............................................          7

7.   TRUE-UP........................................................          9

8.   OPERATIONAL SUPPORT SYSTEM (OSS) RATES.........................         10

Rates...............................................................  Exhibit A

                                                                    Attachment 5
                                                                          Page 2

                   ACCESS TO NUMBERS AND NUMBER PORTABILITY

1.          Non-Discriminatory Access to Telephone Numbers

            All the negotiated rates, terms and conditions set forth in this Attachment pertain to the provisioning of local number portability.

1.1 During the term of this Agreement, CLEC-1 shall contact the North American Numbering Plan Administrator, Neustar, for the assignment of numbering resources. In order to be assigned a Central Office Code, CLEC-1 will be required to complete the Central Office Code
            (NXX) Assignment Request and Confirmation Form (Code Request Form) in accordance with Industry Numbering Committee's Central Office Code (NXX) Assignment Guidelines (INC 95-0407-008).

1.2 For the purposes of the resale of BellSouth's telecommunications services by CLEC-1, BellSouth will provide CLEC-1 with on line access to telephone numbers for reservation on a first come first served basis. Such reservations of telephone numbers, on a pre-ordering basis shall be for a period of ninety (90) days. CLEC-1 acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances BellSouth may request that CLEC-1 cancel its reservations of numbers. CLEC-1 shall comply with such request.

1.3. Further, upon CLEC-1 request and for the purposes of the resale of BellSouth's telecommunications services by CLEC-1, BellSouth will reserve up to 100 telephone numbers per Common Language Location Identifier Code (CLLIC), for CLEC-1's sole use. Such telephone number reservations shall be transmitted to CLEC-1 via electronic file transfer. Such reservations shall be valid for ninety (90) days from the reservation date. CLEC-1 acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances BellSouth shall use its best efforts to reserve for a ninety (90) day period a sufficient quantity for CLEC-1's reasonable need in that particular CLLIC.

2.          Number Portability Permanent Solution

2.1 The FCC, the Commissions, and industry fora have developed and BellSouth is implementing a permanent approach to providing service provider number portability. Both Parties will implement a permanent approach as developed and approved by the Commission, the FCC and industry fora. Consistent with the requirements to move to Permanent Number Portability (PNP) as set forth in Section 5 of this Attachment, Interim Service Provider Number Portability

                                                                    Attachment 5
                                                                          Page 3

            (SPNP) may be available only until such permanent solution is implemented in an end office.

2.2 End User Line Charge. Recovery of charges associated with implementing PNP through a monthly charge assessed to end users has been authorized by the FCC. This end user line charge will be as filed in BellSouth's FCC Tariff No. 1 and will be billed to CLEC where CLEC is a subscriber to local switching or where CLEC is a reseller of BellSouth telecommunications services. This charge will not be discounted.

3.          Service Provider Number Portability

3.1         Definition. Until the industry-wide permanent solution is
            ----------
            implemented in an end office, BellSouth shall provide Service Provider Number Portability ("SPNP"). SPNP is an interim service arrangement whereby an end user who switches subscription of his local exchange service from BellSouth to a CLEC, or vice versa, is permitted to retain the use of his existing assigned telephone number, provided that the end user remains at the same location for his local exchange service or changes locations and service providers but stays within the same serving wire center of his existing number.

3.2         Methods of Providing Number Portability. SPNP is available through
            ---------------------------------------
            either remote call forwarding or direct inward dialing trunks, at the election of CLEC-1. Remote call forwarding (SPNP-RCF) is an existing switch-based BellSouth service that redirects calls within the telephone network. Direct inward dialing trunks (SPNP-DID) allow calls to be routed over a dedicated facility to the CLEC-1 switch that serves the subscriber.

3.3.1       Signaling Requirements. SS7 Signaling is required for the provision
            ----------------------
            of SPNP services. SPNP-DID is available from BellSouth on a per DS0, DS1, or DS3 basis. Where SPNP-DID is technically feasible and is provided on a DS1 or a DS3 basis, the applicable channelization rates are those specified in Section E6 in BellSouth's Intrastate Access Tariffs, incorporated herein by this reference. SPNP is available only for basic local exchange service.

3.4         Rates
            -----

            Rates for SPNP are set out in Exhibit A to this Attachment. If no rate is identified in the Attachment, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

4.          SPNP Implementation

                                                                    Attachment 5
                                                                          Page 4

4.1 SPNP is available only where a CLEC or BellSouth is currently providing, or will begin providing concurrent with provision of SPNP, basic local exchange service to the affected end user. SPNP for a particular telephone number is available only from the central office originally providing local exchange service to the end user. SPNP for a particular assigned telephone number will be disconnected when any end user, Commission, BellSouth, or CLEC initiated activity (e.g., a change in exchange boundaries) would normally result in a telephone number change had the end user retained his initial local exchange service.

4.2.1 SPNP-RCF, as contemplated by this Agreement, is a telecommunications service whereby a call dialed to an SPNP-RCF equipped telephone number is automatically forwarded to an assigned seven- or ten-digit telephone number within the local calling area as defined in BellSouth's General Subscriber Services Tariff. The forwarded-to number shall be specified by the CLEC or BellSouth, as appropriate. The forwarding Party will provide identification of the originating telephone number, via SS7 signaling, to the receiving Party. Identification of the originating telephone number to the SPNP-RCF end user cannot be guaranteed, however. SPNP-RCF provides a single call path for the forwarding of no more than one simultaneous call to the receiving Party's specified forwarded-to number.

4.2.2 SPNP-DID service, as contemplated by this Agreement, provides trunk side access to end office switches for direct inward dialing to the other Party's premises equipment from the telecommunications network to lines associated with the other Party's switching equipment and must be provided on all trunks in a group arranged for inward service. A SPNP-DID trunk termination charge, provided with SS7 Signaling only, applies for each trunk voice grade equivalent. In addition, direct facilities are required from the end office where a ported number resides to the end office serving the ported end user customer. The rates for a switched local channel and switched dedicated transport apply as contained in BellSouth's Intrastate Access Services tariff, as said tariff is amended from time to time. Transport mileage will be calculated as the airline distance between the end office where the number is ported and the Point of Interface ("POI") using the V&H coordinate method. SPNP-DID must be established with a minimum configuration of two channels and one unassigned telephone number per switch, per arrangement for control purposes. Transport facilities arranged for SPNP-DID may not be mixed with any other type of trunk group, with no outgoing calls placed over said facilities. SPNP-DID will be provided only where such facilities are available and where the switching equipment of the ordering Party is properly equipped. Where SPNP-DID service is required from more than one wire center or from separate trunk groups within the same wire center, such service provided from each wire center or each trunk group within the same wire center shall be considered a separate service. Only customer-dialed sent-paid calls will be completed to the first number of a SPNP-DID number group; however, there are no restrictions on calls completed to other numbers of a SPNP-DID number group. Sent-paid calls refer to those calls placed by an end user who physically deposits currency in a public telephone. Interface group arrangements provided for terminating the switched transport at the Party's terminal location are as set

                                                                    Attachment 5
                                                                          Page 5

            forth in of BellSouth's Intrastate Access Services Tariff, (S) E6.1.3.A as amended from time to time.

4.3.1 SPNP-DID Service requires ordering consecutive telephone numbers in blocks of twenty. To order non-consecutive telephone numbers or telephone numbers in less than blocks of twenty, the NBR process must be used. SS7 Signaling is required for the provision of either of these services.

4.4 The calling Party shall be responsible for payment of the applicable charges for sent-paid calls to the SPNP number. For collect, third-party, or other operator-assisted non-sent paid calls to the ported telephone number, BellSouth or the CLEC shall be responsible for the payment of charges under the same terms and conditions for which the end user would have been liable for those charges. Either Party may request that the other block collect and third party non-sent paid calls to the SPNP-assigned telephone number. If a Party does not request blocking, the other Party will provide itemized local usage detail for the billing of non-sent paid calls on the monthly bill of usage charges provided at the individual end user account level. The detail will include itemization of all billable usage. Each Party shall have the option of receiving this usage data on a daily basis via a data file transfer arrangement. This arrangement will utilize the existing industry uniform standard, known as EMI standards, for exchange of billing data. Files of usage data will be created daily for the optional service. Usage originated and recorded in the sending BellSouth RAO will be provided in unrated or rated format, depending on processing system. CLEC usage originated elsewhere and delivered via CMDS to the sending BellSouth RAO shall be provided in rated format.

4.5 Each Party shall be responsible for obtaining authorization from the end user for the handling of the disconnection of the end user's service, the provision of new local service and the provision of SPNP services. Each Party shall be responsible for coordinating the provision of service with the other to assure that its switch is capable of accepting SPNP ported traffic. Each Party shall be responsible for providing equipment and facilities that are compatible with the other's service parameters, interfaces, equipment and facilities and shall be required to provide sufficient terminating facilities and services at the terminating end of an SPNP call to adequately handle all traffic to that location and shall be solely responsible to ensure that its facilities, equipment and services do not interfere with or impair any facility, equipment, or service of the other Party or any of its end users. In the event that either Party determines in its reasonable judgment that the other Party will likely impair or is impairing, or interfering with any equipment, facility or service or any of its end users, that Party may either refuse to provide SPNP service or may terminate SPNP service to the other Party after providing appropriate notice.

4.6 Each Party shall be responsible for providing an appropriate intercept announcement service for any telephone numbers subscribed to SPNP services for which it is not presently providing local exchange service or terminating to an end

                                                                    Attachment 5
                                                                          Page 6

            user. Where either Party chooses to disconnect or terminate any SPNP service, that Party shall be responsible for designating the preferred standard type of announcement to be provided.

4.7 Each Party shall be the other Party's single point of contact for all repair calls on behalf of each Party's end user. Each Party reserves the right to contact the other Party's customers if deemed necessary for maintenance purposes.

4.8 Neither Party shall be responsible for adverse effects on any service, facility or equipment from the use of SPNP services. End-to-end transmission characteristics may vary depending on the distance and routing necessary to complete calls over SPNP facilities and the fact that another carrier is involved in the provisioning of service. Therefore, end-to-end transmission characteristics cannot be specified by either Party for such calls. Neither Party shall be responsible to the other if any necessary change in protection criteria or in any of the facilities, operation, or procedures of either renders any facilities provided by the other Party obsolete or renders necessary modification of the other Party's equipment.

4.9 For terminating IXC traffic ported to either Party which requires use of either Party's tandem switching, the tandem provider will bill the IXC tandem switching, the interconnection charge, and a portion of the transport, and the other Party will bill the IXC local switching, the carrier common line and a portion of the transport. If the tandem provider is unable to provide the necessary access records to permit the other Party to bill the IXC directly for terminating access to ported numbers, then the tandem provider will bill the IXC full terminating switched access charges at the tandem provider's rate and will compensate the other Party at the tandem Party's tariff rates via a process used by BellSouth to estimate the amount of ported switched access revenues due the other Party. If an intraLATA toll call is delivered, the delivering Party will pay terminating access rates to the other Party. This subsection does not apply in cases where SPNP-DID is utilized for number portability.

5.          Transition to Permanent Number Portability

5.1 Once a PNP is implemented in an end office both Parties must withdraw their SPNP offerings. The transition from existing SPNP arrangements to PNP shall occur within one hundred twenty (120) days from the date PNP is implemented in the end office. Neither Party shall charge the other Party for conversion from SPNP to PNP. The Parties shall comply with any SPNP/PNP transition processes established by the FCC and State commissions and appropriate industry number portability work groups.

5.1.1 Notwithstanding the foregoing, the Parties acknowledge that the FCC has determined once PNP has been deployed pursuant to the FCC's orders, rules and regulations, that all local exchange carriers
            (LECs) have the duty to provide PNP.

                                                                    Attachment 5
                                                                          Page 7

            Therefore, either Party, at any time, may seek appropriate legal or regulatory relief concerning the transition from SPNP to PNP or other related issues.

6.          Conversion Policy

6.1         BellSouth implemented the conversion of Interim Number Portability
            (INP) to Local Number Portability (PNP) as follows:

6.1.1       Conversion of SPNP numbers to PNP is handled as a project.

6.1.2 All SPNP numbers in PNP capable switches will be converted to PNP within 120 days after the end of the phase for that MSA or wire center.

6.1.3 BellSouth will continue to offer SPNP until the completion date of the phase for the wire center.

6.2         Conversion Schedule

6.2.1 The schedule to implement PNP in the 21 MSAs in the BellSouth region is as mandated by the FCC may be viewed by accessing the Carrier Notification Web site. The notification also outlines the conversion schedule for all of BellSouth's switches.

6.3         Specific Conversion activities

6.3.1 The BellSouth Account Teams contact each CLEC with SPNP accounts to negotiate a conversion schedule.

6.3.2 During the 120-day conversion period for each MSA, the Local Carrier Service Center (LCSC) will provide special handling for the requests to convert SPNP to PNP. These requests will be logged by a project manager and project managed to ensure end user service outage is minimal. Unless listing changes are requested, the CLECs may use a specially designed form provided by the project manager or account team in lieu of the Local Service Request (LSR), End User (EU), and Number Portability (NP) forms.

6.3.3 If changes are to be made to the SPNP account, the LSR should follow the normal process flow for ordering instead of the SPNP to PNP conversion plan.

6.4         Firm Order Confirmation

6.4.1 During the conversion period, if a CLEC uses the request form in lieu of the LSR, the form will include provisions for providing a manual FOC. If the request is submitted through EDI, the FOC will be sent back to the CLEC via EDI.

6.5         Routing of Calls to the Local Routing Number (LRN)

                                                                    Attachment 5
                                                                          Page 8

6.5.1 Trigger orders are not used for SPNP telephone numbers. Once the activate message is sent to the Number Portability Administration Center (NPAC) by the new service provider, (with exception of the end user's serving wire center) incoming calls are routed to the new provider. Calls from within the end user's servicing wire center will not route to the new Local Routing Number (LRN) until the porting D order processes.

6.6         Permanent Number Solution

6.6.1 BellSouth and CLEC will adhere to the process flows and cutover guidelines outlined in the LNP Reference Guide.

6.6.1.1 BellSouth and CLEC will work cooperatively to implement changes to PNP process flows ordered by the FCC or as recommended by standard industry fora addressing PNP.

6.6.1.2 Both Parties shall cooperate in the process of porting numbers form one carrier to another so as to limit service outage for the ported subscriber. BellSouth will set LRN unconditional or 10-digit triggers where applicable which should ensure no interruption to the end user. Where triggers are set, BellSouth removes the ported number at the same time the trigger is removed.

6.6.1.2.1 Trigger orders as used in this Attachment refer to a service order issued in advance of the porting of a number utilizing PNP that provides the following: initiates call queries to the AIN SS7 network in advance of the number being ported; and provides for the CLEC to be in control of when a number ports to the new service provider.

6.6.1.3 For porting of numbers where triggers are not set, the Parties shall coordinate the porting of the number between service providers so as to minimize service interruptions to the end user.

6.6.1.4 BellSouth will provide ordering support for CLEC's PNP requests Monday through Friday 8:00 AM until 8:00 PM EST. BellSouth normal hours of operation for provisioning support are defined in Attachment 6. Ordering and provisioning support required by CLEC outside of these hours will be considered outside of normal business hours and will be subject to overtime billing. For stand alone PNP where LRN unconditional or 10-digit triggers are set, CLEC may port numbers during times that are supported by NPAC 24 hours a day 7 days a week. BellSouth will provide maintenance assistance to CLEC 24 hours a day 7 days a week to resolve issues arising from the porting of numbers for problems isolated to the BellSouth network.

6.6.1.5 Performance Measurements for BellSouth providing PNP are located in Attachment 9 to this Agreement, incorporated herein by this reference.

                                                                    Attachment 5
                                                                          Page 9

6.6.2 BellSouth will use best efforts to update switch translations, where necessary, in time frames that are consistent with the time frames BellSouth's end users experience or as offered to other CLECs.

6.6.3 CLEC may request deployment of PNP according to and pursuant to the rules and regulations set forth in 47 CFR (S)52.23.

7.          True-up

7.1 This section applies only to Tennessee and other rates that are interim or expressly subject to true-up under this attachment.

7.2 The interim prices for Network Elements and Other Services and Local Interconnection shall be subject to true-up according to the following procedures:

7.3 The interim prices shall be trued-up, either up or down, based on final prices determined either by further agreement between the Parties, or by a final order (including any appeals) of the Commission which final order meets the criteria of (3) below. The Parties shall implement the true-up by comparing the actual volumes and demand for each item, together with interim prices for each item, with the final prices determined for each item. Each Party shall keep its own records upon which the true-up can be based, and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such true-up, the Parties agree that the body having jurisdiction over the matter shall be called upon to resolve such differences, or the Parties may mutually agree to submit the matter to the Dispute Resolution process in accordance with the provisions in the General Terms and Conditions and Attachment 1 of this Agreement.

7.4 The Parties may continue to negotiate toward final prices, but in the event that no such agreement is reached within nine (9) months, either Party may petition the Commission to resolve such disputes and to determine final prices for each item. Alternatively, upon mutual agreement, the Parties may submit the matter to the Dispute Resolution Process set forth in the General Terms and Conditions and Attachment 1 of the Agreement incorporated herein by reference, so long as they file the resulting Agreement with the Commission as a "negotiated Agreement" under Section 252(e) of the Act.

7.5 A final order of this Commission that forms the basis of a true-up shall be the final order as to prices based on appropriate cost studies, or potentially may be a final order in any other Commission proceeding which meets the following criteria:

            (a) BellSouth and CLEC is entitled to be a full Party to the proceeding;

                                                                    Attachment 5
                                                                         Page 10

            (b)   It shall apply the provisions of the federal
            Telecommunications Act of 1996, including but not limited to Section 252(d)(1) (which contains pricing standards) and all then-effective implementing rules and regulations; and,

            (c) It shall include as an issue the geographic deaveraging of network element prices, which deaveraged prices, if any are required by said final order, shall form the basis of any true-up.

8.          Operational Support System (OSS) Rates

            The terms, conditions and rates for OSS are as set forth in Section
            2.14 of Attachment 2.

                                                                    Attachment 5
                            BELLSOUTH/CLEC-1 RATES                     Exhibit A
                               SERVICE PROVIDER                   Rates - Page 1
                              NUMBER PORTABILITY

                                                                                      RATES  BY STATE
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                    USOC           AL    FL   GA        KY    LA        MS        NC        SC       TN
------------------------------------------------------------------------------------------------------------------------------------
INTERIM SERVICE PROVIDER NUMBER
PORTABILITY - RCF (1) (2)
------------------------------------------------------------------------------------------------------------------------------------
RCF, per number ported (Business Line),
10 paths                                      TNPBL           NA    NA      NA     NA    NA        NA      $  2.25     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
RCF, per number ported (Residence Line),
6 paths                                       TNPRL           NA    NA      NA     NA    NA        NA      $  1.15     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
RCF, per number ported (Business Line)        TNPBL        $  2.13  NA    $  2.03  NA  $  2.29  $   2.34   $  1.66  $  2.17   $ 1.50
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Electronic                         TNPBL        $  0.65  NA    $  0.51  NA  $  0.49  $ 0.6441   $  0.71  $0.7046     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge                  TNPBL        $  0.07  NA      NA     NA  $  0.05  $ 0.0644   $  0.50     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
RCF, per number ported (Residence Line)       TNPRL        $  2.13  NA    $  2.03  NA  $  2.29  $   2.34   $  1.66  $  2.17   $ 1.25
------------------------------------------------------------------------------------------------------------------------------------
     NRC                                      TNPRL        $  0.65  NA    $  0.51  NA  $  0.49  $ 0.6441   $  0.71  $0.7046     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect Charge                  TNPRL        $  0.07  NA      NA     NA  $  0.05  $ 0.0644   $  0.50     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
RCF, add'l capacity for simultaneous
call forwarding, per additional path           N/A         $  0.32  NA    $0.2836  NA  $  0.38  $ 0.3838   $  0.32  $0.3854   $ 0.50
------------------------------------------------------------------------------------------------------------------------------------
                                         (++) Bus = TNPBD
RCF, per service order, per location       Res = TNPRD
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                TNP++        $  1.44  NA    $  2.10  NA  $  2.02   $  2.84   $  2.73  $  1.37   $25.00
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                              TNP++        $  1.44  NA    $  2.10  NA  $  2.02   $  2.84   $  2.73  $  1.37   $25.00
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - 1st                   TNP++        $  1.44  NA      NA     NA  $  2.01   $  2.84     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - Add'l                 TNP++        $  1.44  NA      NA     NA  $  2.01   $  2.84     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
     Manual Service Order - 1st               SOMAN        $ 27.37  NA      NA     NA  $ 18.14   $ 25.52   $ 45.80     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
     Manual Service Order - Add'l             SOMAN        $ 27.37  NA      NA     NA  $ 18.14   $ 25.52   $ 45.80     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge -
     Manual Service Order - Disconnect -
     1st                                      SOMAN        $ 17.77  NA      NA     NA  $ 11.41   $ 16.06     NA     $ 44.70     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual
     Service Order - Disconnect - Add'l       SOMAN        $ 17.77  NA      NA     NA  $ 11.41   $ 16.06     NA     $ 44.70     NA
------------------------------------------------------------------------------------------------------------------------------------
INTERIM SERVICE PROVIDER NUMBER
PORTABILITY - DID
------------------------------------------------------------------------------------------------------------------------------------
DID per number ported, Residence - NRC        TNPDR        $  1.18  NA    $  0.93  NA  $  0.89   $  1.17   $  2.25  $  2.25     NA
------------------------------------------------------------------------------------------------------------------------------------
DID per number ported, Residence - NRC -
Disconnect                                    TNPDR        $  1.18  NA      NA     NA  $  0.90   $  1.17     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
DID per number ported, Business - NRC         TNPDB        $  1.18  NA    $  0.93  NA  $  0.89   $  1.17   $  2.25  $  2.25     NA
------------------------------------------------------------------------------------------------------------------------------------
DID per number ported, Business - NRC -
Disconnect                                    TNPDB        $  1.18  NA      NA     NA  $  0.90   $  1.17     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
DID per service order, per location
------------------------------------------------------------------------------------------------------------------------------------
     NRC - 1st                                TNPRD        $  1.44  NA    $  2.10  NA  $  2.02   $  2.84   $  2.73  $  1.37     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Add'l                              TNPRD        $  1.44  NA    $  2.10  NA  $  2.02   $  2.84   $  2.73  $  1.37     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - 1st                   TNPRD        $  1.44  NA      NA     NA  $  2.01   $  2.84     NA     $ 44.70     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Disconnect - Add'l                 TNPRD        $  1.44  NA      NA     NA  $  2.01   $  2.84     NA     $ 44.70     NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual
     Service Order - 1st                      SOMAN        $ 27.37  NA    $ 18.94  NA  $ 18.14   $ 25.52   $ 45.80     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual
     Service Order - Add'l                    SOMAN        $ 27.37  NA      NA     NA  $ 18.14   $ 25.52   $ 45.80     NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual
     Service Order - Disconnect - 1st         SOMAN        $ 17.77  NA      NA     NA  $ 11.41   $ 16.06     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
     NRC - Incremental Charge - Manual
     Service Order - Disconnect - Add'l       SOMAN        $ 17.77  NA      NA     NA  $ 11.41   $ 16.06     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
DID, per trunk termination, Initial           TNPT2        $ 11.84  NA    $ 10.73  NA  $ 12.46   $ 13.78   $ 11.43  $ 13.16     NA
------------------------------------------------------------------------------------------------------------------------------------
DID, per trunk termination, Initial -
NRC                                           TNPT2        $173.73  NA    $135.47  NA  $129.69   $171.68   $217.88  $218.03     NA
------------------------------------------------------------------------------------------------------------------------------------
DID, per trunk termination, Initial -
Disconnect                                    TNPT2        $ 50.43  NA      NA     NA  $ 37.85   $ 49.86     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------
DID, per trunk termination, Subsequent        TNPT2        $ 11.84  NA    $ 10.73  NA  $ 12.46   $ 13.78   $ 11.43  $ 13.16     NA
------------------------------------------------------------------------------------------------------------------------------------
DID, per trunk termination, Subsequent -
NRC                                           TNPT2        $ 51.35  NA    $ 39.53  NA  $ 37.85   $ 50.69   $ 73.56  $ 73.63     NA
------------------------------------------------------------------------------------------------------------------------------------
DID, per trunk termination, Subsequent -
Disconnect                                    TNPT2        $ 25.00  NA      NA     NA  $ 18.75   $ 24.71     NA        NA       NA
------------------------------------------------------------------------------------------------------------------------------------

NOTES:

If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.
--------------------------------------------------------------------------------

    1 Until the FCC issues its order implementing a cost recovery mechanism for permanent number portability, the Company will track its costs of providing interim SPNP with sufficient detail to verify the costs. This will facilitate the Florida PSCs consideration of the recovery of these costs in Docket 950737-TP. (FL)
--------------------------------------------------------------------------------
    2 BellSouth and CLEC will each bear their own costs of providing remote call forwarding as an interim number portability option. (KY)
--------------------------------------------------------------------------------

                                                                    Attachment 6
                                                                          Page 1

                                 Attachment 6

                           Ordering and Provisioning

                                                                   Attachment 6
                                                                         Page 2

                               TABLE OF CONTENTS
                               -----------------

1.   Quality of Ordering And Provisioning.................................   3

2.   Access To Operational Support Systems................................   4

3.   Miscellaneous Ordering And Provisioning Guidelines...................   7

4.   Non-Solicitation.....................................................   8

                                                                    Attachment 6
                                                                          Page 3

                           ORDERING AND PROVISIONING

1.   Quality of Ordering and Provisioning

     1.1 All the negotiated terms and conditions set forth in this Attachment pertain to ordering and provisioning.

     1.2 BellSouth, promptly upon request, shall provide ordering and provisioning services to Knology that are equal to the ordering and provisioning services BellSouth provides to itself or any other CLEC, where technically feasible. The guidelines for ordering and provisioning are set forth in BellSouth Ordering Guide for CLECs and other preordering, ordering and provisioning guides, as appropriate, and as they are amended from time to time during this Agreement (collectively, the "Ordering Guides"). The Ordering Guides may be referenced at the following site: http://www.interconnection.bellsouth.com/guides/guides.html; provided, however,
-----------------------------------------------------------
in the event of an inconsistency between any of the Ordering Guides and this Agreement, the latter shall control.

     1.3 BellSouth shall provide all ordering and provisioning services to Knology during the same business hours of operation that BellSouth provisions service to its affiliates or end users. Ordering and provisioning support required by Knology outside of these hours will be considered outside of normal business hours and will be subject to overtime billing. All overtime billing charges made to Knology pursuant to this Attachment 6 will be made in accordance with BellSouth's customary, reasonable time and material charges, calculated at rates not to exceed comparable overtime rates set forth in BellSouth's tariffs.

     1.4 For purposes of this Attachment, normal hours of operation are as follows:


     Monday - Friday: 8:00AM - 5:00PM location time (excluding holidays)
                      (Resale/Network Element non coordinated, coordinated orders and order coordinated -Time Specific)

     Saturday:        8:00 AM - 5:00 PM location time (excluding holidays)
                      (Resale/Network Element non-coordinated orders)

     Times are either Eastern or Central Time based on the location of the work being performed.

     1.5 All other Knology requests for provisioning and installation services are considered outside of the normal hours of operation and may be performed subject to the application of overtime billing charges.

                                                                    Attachment 6
                                                                          Page 4

     1.6 It is understood and agreed that BellSouth technicians involved in provisioning service to Knology may work shifts outside of BellSouth's regular working hours as defined in Section 1.4 above (e.g., the employee's shift ends at 7:00 p.m. during daylight savings time). To the extent that Knology requests that work necessarily required in the provisioning of service to be performed outside BellSouth's regular working hour and that work is performed by a BellSouth technician during his or her scheduled shift such that BellSouth does not incur any additional costs in performing the work on behalf of Knology, BellSouth will not assess Knology additional charges beyond the rates and charges specified in this Agreement.

2.   Access to Operations Support Systems

     2.1 BellSouth shall provide Knology access to operations support systems ("OSS") functions for pre-ordering, ordering and provisioning, maintenance and repair and billing, at rates, terms, and conditions no less favorable than those BellSouth provides to itself, to its affiliates, or to any other telecommunications carrier. The Parties agree and acknowledge that OSS are UNEs, subject to unbundling and rate regulations applicable thereto as prescribed by the FCC and the Commission. BellSouth shall provide Knology access to OSS through a variety of means, including electronic interfaces. Knology shall at all times have the option of placing orders manually (via facsimile) through the Local Carrier Service Center. The OSS functions available to CLECs through electronic interfaces are described below, which descriptions are to be deemed to be incorporated in the performance specifications (as set forth in Attachment 9 to this Agreement) applicable to Services provided by BellSouth to Knology:

           2.1.1. The parties acknowledge that they are currently developing, to mutually agreed upon specifications, a software interface for electronic order entry to be used by the parties for the above described OSS functions and which will be capable of electronic delivery and acceptance of Knology's service orders requests. Subject to parties' completion of acceptance testing of said software, the parties agree to the following:

             2.1.1.1 For local service requests ("LSR") for residential LNP only: BellSouth warrants and covenants that (i) it shall respond electronically to each electronically submitted LSR with either a firm order confirmation (FOC) or rejection of the LSR per the performance targets of paragraph 2.1.1.2.1 of this attachment and (ii) it shall respond in writing to each manually submitted LSR with either a FOC or written rejection per the performance targets of paragraph 2.1.1.2.2 of this attachment provided, however, that for manually placed orders, the page limitation in Section 2.2 will apply; provided, further, if at any time during the term, Knology reasonably believes that BellSouth has failed to comply with the performance targets referenced in this paragraph, Knology shall have the right to notify BellSouth thereof, and BellSouth shall respond as soon as possible with a corrective plan, time being of the essence with respect to such response, but in any event no later than 36 hours for network and system failures reported verbally and within 7 business days from the date received for written referrals; and provided, further, BellSouth shall have no obligation to provide a corrective plan for any condition not caused by BellSouth network, systems, processes or personnel.

             2.1.1.2   For all other LSRs, the following provisions shall apply:

                                                                    Attachment 6
                                                                          Page 5

     For electronically or manually submitted LSRs, BellSouth shall respond electronically or in writing, respectively, to each with either a FOC or rejection in accordance with the following standards and intervals:

               2.1.1.2.1. For fully mechanized LSRs, the BellSouth response will be made within four (4) hours or less for at least 95% of all such LSRs submitted during the Term;

               2.1.1.2.2. For partially mechanized and partially manual LSRs, the response will be made within 48 hours for at least 85% of all such LSRs submitted during the Term;

               2.1.1.2.3. Provided, however, if at any time during the term the Commission (or other competent judicial or regulatory authority) prescribes stricter standards or intervals for any type of LSR, they stricter standards or intervals shall apply.

             2.1.1.3 Knology may submit any LSR, electronically or manually, from time to time and at any time, substantially in the form of, and containing, at a minimum, the content specified in the Ordering Guides. BellSouth may reject such LSR only if (i) the LSR conflicts with the provisions of said Ordering Guides; or (ii) there occurs a force majeure event as described in Attachment 1 (General Terms and Conditions) of this Agreement; or (iii) connected facility information provided by Knology is in conflict with information in BellSouth's data bases. BellSouth will give Knology no less than 30 days' prior written notice of any software related changes to the business rules contained in the Ordering Guides. Knology may resubmit any LSR lawfully rejected by BellSouth under this Section 2.1.1.3

             2.1.1.4 BellSouth's breach of this Section 2.1.1 is to be deemed a breach of this Agreement for which, the parties hereby agree and acknowledge, there may be no adequate remedy at law. Accordingly, in the event of such breach, in addition to and not in lieu of any other available remedies, Knology may seek specific performance thereof (or other injunctive relief) from any competent tribunal having equitable jurisdiction over this Agreement or the parties hereto, and shall have the right to recover from BellSouth its costs incurred (including without limitation reasonable attorneys' fees) in doing so.

     2.2   Pre-Ordering. BellSouth shall provide Knology with unbundled
           ------------
electronic access to the following pre-ordering functions: service address validation, telephone number selection, service and feature availability, due date information, and, to the extent required, subject to Commission approval of confidentiality protections, to Customer Record Information (defined below). BellSouth shall provide such access through the Local Exchange Navigation System
(LENS) interface, the Telecommunications Access Gateway (TAG) interface, and through other OSS interfaces as made available by BellSouth from time to time. The Parties may exchange customer record information ("Customer Record Information"), including but not limited to, customer specific information in CRIS and RSAG, and, to the extent available, shall provide one another with access to such Customer Record Information via electronic access; if such electronic access is unavailable, the Parties shall provide one another such Customer Record Information in the form of facsimile, hard copy paper, diskette, CD ROM, or similar media, all

                                                                    Attachment 6
                                                                          Page 6

as mutually agreed to and within a reasonable period of time upon the other Party's request. The Parties agree to exchange Customer Record Information at the following intervals. If submitted manually and the customer service record
(CSR) is less than 51 pages, the CSR will be delivered within 8 business hours. If over 51 pages, the CSR will be mailed within 8 business hours via US mail or will be overnight delivered with such overnight delivery to be borne by the requester. The Parties agree not to view, copy, or otherwise obtain access to the Customer Record Information of any customer of the other Party without that customer's written permission and further agree that Knology and BellSouth may disclose or provide one another with access to Customer Record Information only in strict compliance with applicable federal or state laws, rules, or regulations (including without limitation the provisions of 47 U.S.C. Section 222 (CPNI)) applicable to the jurisdiction in which such Customer Record Information is disclosed or provided.

     2.3   Service Ordering and Provisioning. BellSouth shall provide Knology
           ---------------------------------
electronic options for the exchange of ordering and provisioning information. BellSouth shall provide Knology an Electronic Data Interchange (EDI) interface, the TAG ordering interface for non-complex and certain complex resale requests and certain network elements. BellSouth represents and warrants that the EDI interface can be integrated with the TAG pre-ordering interface by Knology or the TAG ordering interface. BellSouth shall provide Knology integrated pre-ordering, ordering and provisioning capability through the LENS interface for non-complex and service requests

     2.4   Service Trouble Reporting and Repair. Service trouble reporting and
           ------------------------------------
repair allows Knology to report and monitor service troubles and obtain repair services. BellSouth shall provide Knology service trouble reporting in a non-discriminatory manner that provides Knology the equivalent ability to report and monitor service troubles that BellSouth provides to itself. BellSouth also provides Knology an estimated time to repair, an appointment time or a commitment time, as appropriate, on trouble reports. BellSouth provides several options for electronic trouble reporting. For exchange services, BellSouth shall provide Knology non-discriminatory access to the Trouble Analysis Facilitation Interface (TAFI). In addition, BellSouth shall provide Knology with an industry standard, machine-to-machine Electronic Communications Trouble Administration
(ECTA) Gateway interface. For designed services, BellSouth shall also provide Knology with a non-discriminatory trouble reporting ECTA Gateway. BellSouth shall also provide Knology trouble reporting functionality through the machine-to-machine EC-CPM/TA interface. If Knology requests BellSouth to repair a trouble after normal working hours, Knology will be billed the appropriate overtime charges associated with this request as set forth in Section 1.3 foregoing.

           2.4.1 BellSouth and Knology agree to follow the maintenance procedures dealing with the handoff and resolution of troubles between BellSouth and Knology outlined in the Operational Understanding located on the BellSouth web site at http://www.interconnection.bellsouth.com/guides/other_guides.html.

     2.5   Change Management. BellSouth shall provide Knology with an industry-
           -----------------
based collaborative process for change management of the electronic interfaces through the Change Control Process ("CCP). Guidelines for this process are set forth in the EICCP document and as

                                                                    Attachment 6
                                                                          Page 7

it is amended from time to time during this agreement. This information can be found on BellSouth's Internet address: http://www.interconnection.bellsouth.com.

     2.6   Migration of Knology to New Software Releases for National Standard
           -------------------------------------------------------------------
Machine-to-Machine Electronic Interfaces. Pursuant to the change management
----------------------------------------
process, BellSouth will issue new software releases for new industry standards for its industry standard, machine-to-machine electronic interfaces and human-to-machine interfaces. When a new release of new industry standards is implemented, BellSouth will continue to support both the new release (N) and the prior release (N-1). When BellSouth makes the next release (N+1) available , BellSouth will eliminate support for the (N-1) release and support the two newest releases (N and N+1). Thus, BellSouth will always support the two most current releases. BellSouth will issue documents to Knology with sufficient notice to allow Knology to make the necessary changes to their systems and operations to migrate to the newest release in a timely fashion.

     2.7   Rates. All costs incurred by BellSouth to develop and implement
           -----
operational interfaces to the OSS shall be recovered from the carriers that use the services in accordance with applicable federal and state laws, rules, and regulations. Charge for use of OSS shall be as set forth in Attachments 1 and 2 of this Agreement, subject to amendment from time to time to the extent, if any, required by the FCC, the Commission or any court of competent jurisdiction.

3.   Miscellaneous Ordering and Provisioning Guidelines

     3.1   Pending Orders. To ensure the most efficient use of facilities and
           --------------
resources, orders placed in the hold or pending status by Knology will be held for a maximum of thirty (30) days from the date the order is placed on hold. After such time, if Knology wishes to reinstate an order, Knology may be required to submit a new service order.

     3.2   Single Point of Contact. Knology will be the single point of contact
           -----------------------
with BellSouth for ordering activity for network elements and other services used by Knology to provide services to its end users; provided, however, subject to the provisions of Section 4 below, (i) BellSouth may accept a written order to provide such network elements or services to Knology's end user customer either (i) from another CLEC if supported by a valid letter of authorization ("LOA"), or (ii) from the end user customer, subject to the execution of a general letter of authorization by the Parties, to provide such network elements or services to Knology's end user customer . Promptly after the execution of this Agreement, Knology and BellSouth shall each execute a blanket letter of authorization with respect to customer orders, granting one another a limited agency to accept such orders on one another's behalf. The Parties shall each be entitled to adopt their own internal processes for verification of customer authorization for orders, provided, however, that such processes shall comply with applicable state and federal law including, until superseded, the FCC guidelines and orders applicable to Presubscribed Interexchange Carrier (PIC) changes including Un-PIC. Pursuant to such FCC guidelines and orders, and subject to the provisions of Section 4 below, BellSouth may disconnect any network element associated with the service to be disconnected and being used by Knology to provide service to that end user and reuse such network elements or facilities to enable such other LEC to

                                                                    Attachment 6
                                                                          Page 8

provide service to the end user. BellSouth will notify Knology that such an order has been processed, but will not be required to notify Knology in advance of such processing. BellSouth will provide notification of the switch in local service providers, once the order has processed through BellSouth's order completion system, via The Loss Notification Report accessible on the Internet.

     3.3   Use of Facilities. When a customer of a CLEC elects to discontinue
           -----------------
service and transfer service to another local exchange carrier, including BellSouth, BellSouth shall have the right to reuse the facilities provided to CLEC by BellSouth for retail or resale service, loop and/or port for that customer. Knology, BellSouth may disconnect and reuse facilities when the facility is denied for non-payment and BellSouth has received an order to establish new service or transfer of service from a customer or a customer's CLEC at the same address served by the denied facility.

           3.3.1 Upon receipt of a service order, BellSouth will do the following:

             3.3.1.1 Process disconnect and reconnect orders to provision the service which shall be due dated using current interval guidelines, as set forth in the Products and Services Interval Guide located on the Internet.

             3.3.1.2 Reuse the serving facility for the retail, resale service, or network element at the same location.

             3.3.1.3 Notify Knology in accordance with Section 3.2 above after the disconnect order has been completed.

     3.4   Contact Numbers. The Parties agree to provide one another with toll-
           ---------------
free Nation Wide contact numbers for the purpose of ordering, provisioning and maintenance of services.

     3.5   Subscription Functions. In cases where BellSouth performs
           ----------------------
subscription functions for an inter-exchange carrier (i.e. PIC and LPIC changes via Customer Account Record Exchange (CARE)), BellSouth will provide the affected inter-exchange carriers with the Operating Company Number (OCN) of the local provider for the purpose of obtaining end user billing account and other end user information required under subscription requirements.

     3.6   Cancellation Charges. If Knology cancels an order for network
           --------------------
elements or other services, any costs incurred by BellSouth in conjunction with the provisioning of that order will be recovered in accordance with FCC No. 1 Tariff, Section 5.4.

4.   Non-Solicitation.

     4.1 BellSouth, during the Term and in the BellSouth states covered by this Agreement, shall not solicit, appropriate or divert (nor attempt to solicit, appropriate or divert), directly or indirectly, for itself or on behalf of any BellSouth Affiliate, the local service business of any Knology end users with whom BellSouth comes in contact as a result of Knology submitting a Local Service Request to BellSouth pursuant to the terms and conditions of this Attachment 6.

                                                                    Attachment 6
                                                                          Page 8

provide service to the end user. BellSouth will notify Knology that such an order has been processed, but will not be required to notify Knology in advance of such processing. BellSouth will provide notification of the switch in local service providers, once the order has processed through BellSouth's order completion system, via The Loss Notification Report accessible on the Internet.

     3.3  Use of Facilities. When a customer of a CLEC elects to discontinue
          -----------------
service and transfer service to another local exchange carrier, including BellSouth, BellSouth shall have the right to reuse the facilities provided to CLEC by BellSouth for retail or resale service, loop and/or port for that customer. Knology, BellSouth may disconnect and reuse facilities when the facility is denied for non-payment and BellSouth has received an order to establish new service or transfer of service from a customer or a customer's CLEC at the same address served by the denied facility.

          3.3.1 Upon receipt of a service order, BellSouth will do the following:

            3.3.1.1 Process disconnect and reconnect orders to provision the service which shall be due dated using current interval guidelines, as set forth in the Products and Services Interval Guide located on the Internet.

            3.3.1.2 Reuse the serving facility for the retail, resale service, or network element at the same location.

            3.3.1.3 Notify Knology in accordance with Section 3.2 above after the disconnect order has been completed.

     3.4  Contact Numbers. The Parties agree to provide one another with toll-
          ---------------
free Nation Wide contact numbers for the purpose of ordering, provisioning and maintenance of services.

     3.5  Subscription Functions. In cases where BellSouth performs subscription
          ----------------------
functions for an inter-exchange carrier (i.e PIC and LPIC changes via Customer Account Record Exchange (CARE)), BellSouth will provide the affected inter-exchange carriers with the Operating Company Number (OCN) of the local provider for the purpose of obtaining end user billing account and other end user information required under subscription requirements.

     3.6  Cancellation Charges. If Knology cancels an order for network elements
          --------------------
or other services, any costs incurred by BellSouth in conjunction with the provisioning of that order will be recovered in accordance with FCC No. 1 Tariff, Section 5.4.

4.   Non-Solicitation.

     4.1 BellSouth, during the Term and in the BellSouth states covered by this Agreement, shall not solicit, appropriate or divert (nor attempt to solicit, appropriate or divert), directly or indirectly, for itself or on behalf of any BellSouth Affiliate, the local service business of any Knology end users with whom BellSouth comes in contact as a result of Knology submitting a Local Service Request to BellSouth pursuant to the terms and conditions of this Attachment 6.

                                                                    Attachment 6
                                                                          Page 9

The Parties agree that a violation by BellSouth of the provisions of this
Section 4.1 could cause irreparable injury to Knology and that, as there is no adequate remedy at law for such violation, Knology shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin BellSouth in a court of equity for violating or threatening to violate such provisions. In the event Knology is required to enforce this restrictive covenant through legal action, then it shall be entitled to receive all costs incurred thereby, including without limitation, reasonable attorneys' fees.

                                                                    Attachment 7
                                                                          Page 1


                                 Attachment 7

                  Billing and Billing Accuracy Certification

                                                                    Attachment 7
                                                                          Page 2


                               TABLE OF CONTENTS

1.   Payment and Billing Arrangements.......................................  3

2.   Billing Accuracy Certification.........................................  5

3.   Billing Disputes.......................................................  6

4.   RAO Hosting............................................................  8

5.   Optional Daily Usage File.............................................. 11

6.   Access Daily Usage File................................................ 14

7.   Enhanced Optional Daily Usage File..................................... 17

Rates...............................................................  Exhibit A

                                                                    Attachment 7
                                                                          Page 3


                  BILLING AND BILLING ACCURACY CERTIFICATION

1.   Payment and Billing Arrangements

     All negotiated rates, terms and conditions set forth in this Attachment pertain to billing and billing accuracy certifications.

     1.1  Billing. BellSouth agrees to provide billing either through the
     ------------
Carrier Access Billing System (CABS) or through the Customer Records Information System (CRIS), as applicable, depending on the particular service(s) that Knology requests. BellSouth will bill and record in accordance with this Agreement those charges Knology incurs as a result of Knology purchasing from BellSouth Network Elements and Services as set forth in this Agreement. BellSouth will format all bills in CBOS Standard or CLUB/EDI format, depending on the type of service ordered. For those services where standards have not yet been developed, BellSouth's billing format will change as necessary when standards are finalized by the industry forum.

          1.1.1 For any service(s) BellSouth orders from Knology, Knology shall bill BellSouth in CABS format.

          1.1.2 If either Party requests multiple billing media or additional copies of bills, the Billing Party will provide these at a reasonable charge.

     1.2  Master Account. After receiving certification as a local exchange
          --------------
company from the appropriate regulatory agency, Knology will provide the appropriate BellSouth account manager the necessary documentation to enable BellSouth to establish a master account for Local Interconnection, Network Elements and Other Services, and/or resold services. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA"), Carrier Identification Code
(CIC), Group Access Code (GAC), Access Customer Name and Address (ACNA) and a resale tax exemption certificate, if applicable.

     1.3  Payment Responsibility. Payment of all charges will be the
          ----------------------
responsibility of Knology. Knology shall make payment to BellSouth for all charges in accordance with the provision of this Agreement. BellSouth is not responsible for payments not received by Knology from Knology's customer. BellSouth will not become involved in billing disputes that may arise between Knology and its customer. Payments made to BellSouth, as payment on account, will be credited to an accounts receivable master account and not to an end user's account.

     1.4  Payment Due. The payment of all charges, in accordance with the
          -----------
provision of this Agreement, will be due by the next bill date (i.e., same date in the following month as the bill date) and is payable in immediately available funds. Payment is considered to have been made when received by BellSouth.

     1.5 If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or

                                                                    Attachment 7
                                                                          Page 4

Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment penalty, as set forth in
Section 1.7, below, shall apply.

     1.6  Tax Exemption. Upon delivery of a tax exempt certification from
          -------------
Knology, the total amount billed to Knology will not include those taxes or fees for which the CLEC is exempt. Knology will be solely responsible for the computation, tracking, reporting and payment of all taxes and like fees (e.g., fees for manhole charges, E-911) associated with the services provided to the end user of Knology.

     1.7  Late Payment. If any portion of the payment is received by BellSouth
          ------------
after the payment due date as set forth preceding, or if any portion of the payment is received by BellSouth in funds that are not immediately available to BellSouth, then a late payment penalty shall be due to BellSouth. The late payment penalty shall be the portion of the payment not received by the payment due date times a late factor and will be applied on a per bill basis. The late factor shall be as set forth in Section A2 of the General Subscriber Services Tariff, Section B2 of the Private Line Service Tariff or Section E2 of the Intrastate Access Tariff, whichever BellSouth determines is appropriate. Knology will be charged a fee for all returned checks as set forth in Section A2 of the General Subscriber Services Tariff or in applicable state law.

     1.8  Discontinuing Service to Knology. The procedures for discontinuing
          --------------------------------
service to Knology are as follows:

          1.8.1 BellSouth reserves the right to suspend or terminate service for nonpayment subject to Sections 1.8.2 and 3.2 following, or in the event of prohibited, unlawful or improper use of BellSouth facilities or service or any other violation or noncompliance by Knology of the rules and regulations contained in BellSouth's tariffs subject to prior written notice to Knology and Knology's failure to cure within thirty (30) days after its receipt of said notice.

          1.8.2 If payment of account is not received by the bill day in the month after the original bill day, BellSouth, subject to Section 3.2, may provide written notice to Knology that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition, BellSouth may, at the same time, give thirty (30) days notice to Knology at the billing address to discontinue the provision of existing services to Knology at any time thereafter if payment is not received by that date. Upon receipt of payment for any services discontinued pursuant to this Section 1.8.2, BellSouth shall promptly resume the provision of same. Reestablishment charges may apply per this Agreement or per applicable tariffs.

          1.8.3 In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

                                                                    Attachment 7
                                                                          Page 5

          1.8.4 If BellSouth does not discontinue the provision of the services for non-payment on the date specified in the thirty (30) days notice and Knology's failure to pay continues, nothing contained herein shall preclude BellSouth's right to discontinue the provision of the services to Knology without further notice until such time as payment is made.

          1.8.5 If payment is not received or satisfactory arrangements made for payment by the date given in the written notification, Knology's services may be discontinued. Upon discontinuance of service on Knology's account, service to Knology's end users will be denied. BellSouth will reestablish service at the request of the end user or Knology for BellSouth to reestablish service upon payment of the appropriate connection fee and subject to BellSouth's normal application procedures. Knology is solely responsible for notifying the end user of the proposed service disconnection. If within fifteen
(15) days after an end user's service has been denied and no arrangements to reestablish service have been made consistent with this subSection, the end user's service will be disconnected.

     1.9  Deposit Policy. When purchasing services from BellSouth, Knology will
          --------------
be required to complete the BellSouth Credit Profile and provide information regarding credit worthiness. Based on the results of the credit analysis, BellSouth reserves the right to secure the account with a suitable form of security deposit. Such security deposit shall take the form of cash, an Irrevocable Letter of Credit (BellSouth form), Surety Bond (BellSouth form) or in its sole discretion some other form of security in an amount not to exceed two (2) month's estimated net charges to Knology. Any such security deposit shall in no way release the customer from his obligation to make complete and timely payments of his bill. Such security shall be required prior to the inauguration of service. If, in the sole reasonable opinion of BellSouth, circumstances so warrant and/or gross monthly billing has increased beyond the level initially used to determine the level of security, BellSouth reserves the right to request additional reasonable amounts as security. Knology's interest on a security deposit, if provided in cash, shall accrue and be paid in accordance with the terms in the appropriate BellSouth tariff.

     1.10 Rates. Rates for Optional Daily Usage File (ODUF), Enhanced Optional
          -----
Daily Usage File (EODUF), Access Daily Usage File (ADUF), and Centralized Message Distribution Service (CMDS) are set out in Exhibit A to this Attachment. If no rate is identified in the contract, the rate for the specific service or function will be as set forth in the applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

2.   Billing Accuracy Certification

     2.1 Upon request, BellSouth and Knology will mutually develop upon a billing quality assurance program for all billing elements covered in this Agreement that will eliminate the need for post-billing reconciliation. Appropriate terms for access to any BellSouth documents, systems, records, and procedures for the recording and billing of charges will be part of that program.

     2.2 Subject to the development of such a billing quality assurance program and after such program has been mutually tested and accepted by both parties in writing, the following

                                                                    Attachment 7
                                                                          Page 6


provisions will apply: BellSouth and Knology will develop standards, measurements, and performance requirements for a local billing measurements process. On a calendar quarterly basis BellSouth will provide Knology with mutually agreed upon written performance measurement data that substantiates the accuracy, reliability, and integrity of the billing process for local billing. Knology will pay all bills received from BellSouth for charges rendered strictly in accordance with said mutually accepted billing quality assurance program and payment will be made in full by the payment due date.

     2.3 Local billing discrepancies will be addressed in an orderly manner via a mutually agreed upon billing exemption process.

          2.3.1 Each Party agrees to notify the other Party upon identifying a billing discrepancy. The Parties shall endeavor to resolve any billing discrepancy within sixty (60) calendar days of the notification date. A mutually agreed upon escalation process will be established for resolving local billing discrepancies as part of the billing quality assurance program.

          2.3.2 Closure of a specific billing period will occur by joint agreement of the Parties whereby the Parties agree that such billing period is closed to any further analysis and financial transactions except those resulting from regulatory mandates. Closure will take place within a mutually agreed upon time interval from the Bill Date. The month being closed represents those charges that were billed or should have been billed by the designated Bill Date.

3.   Billing Disputes

     3.1 Where the Parties have not agreed upon a billing quality assurance program, billing disputes shall be handled pursuant to the terms of this Section.

          3.1.1 Each Party agrees to notify the other Party in writing upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the notification date.

     3.2 As set forth in Sections 1.8.1 and 1.8.2 above, BellSouth reserves the right upon thirty (30) days written notice to Knology to suspend or terminate service for nonpayment of undisputed amounts or amounts that were the subject of a Bona Fide Dispute, which has been resolved in BellSouth's favor under Section 3.3.1, or in the event of a prohibited, unlawful or improper use of the facilities or service, abuse of the facilities, or any other violation or noncompliance by Knology of the rules and regulations of BellSouth's Tariffs. For purposes of this Attachment 7, Bona Fide Dispute means a dispute of a specific amount of money actually billed by BellSouth. The dispute must be clearly explained by Knology and supported by written documentation from Knology, which clearly shows the basis for Knology's dispute of the charges. The dispute must be itemized to show the Q account and earning number against which the disputed amount applies. By way of example and not by limitation, a Bona Fide Dispute will not include the refusal to pay all or part of a bill or bills when no written documentation is

                                                                    Attachment 7
                                                                          Page 7

provided to support the dispute, nor shall a Bona Fide Dispute include the refusal to pay other amounts owed by Knology until the dispute is resolved. Claims by Knology for damages of any kind will not be considered a Bona Fide Dispute for purposes of this Section 3.2. Once the Bona Fide Dispute is processed in accordance with Section 3.3.1, Knology will make immediate payment on any of the disputed amount owed to BellSouth or BellSouth shall have the right to pursue normal collection procedures, including termination or suspension for nonpayment pursuant to Section 1.8 hereof; provided however, BellSouth may not exercise such termination, suspension or other collection procedures (nor refuse to accept new applications or to process pending service orders) during the pendency of the Bona Fide Dispute. Any credits due to Knology, pursuant to the Bona Fide Dispute, will be applied to Knology's account by BellSouth immediately upon resolution of the dispute. The Bona Fide Dispute provisions are in addition to (and not in lieu of) any remedies available to either party in connection with the dispute and either Party may seek relief from the Commission at any time pertaining thereto. After the process described in 3.3.1 and 3.4, if Knology continues to refuse to pay an amount resolved by said process in BellSouth's favor, BellSouth would have the right to terminate the service. Knology would also have the right to go to the Commission at that point.

     3.3 Resolution of a Bona Fide Dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the Bona Fide Dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame as specified in Section 3.1.1, the following resolution procedure will begin:

          3.3.1 If the Bona Fide Dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management for each of the respective Parties for resolution. If the Bona Fide Dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution. If the Bona Fide Dispute is not resolved within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

          3.3.2 If the Bona Fide Dispute is not resolved within one hundred and fifty (150) days of the Bill Date, either Party, in addition to all other remedies, may petition the Commission for relief and review of the Bona Fide Dispute. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.

     3.4 If a Party disputes a charge and does not pay such charge by the payment due date, or pays a disputed charge under protest, or if a payment or any portion of a payment is received by either Party after the payment due date, or if a payment or any portion of a payment is received in funds which are not immediately available to the other Party, then a late payment penalty shall be assessed by the Party in whose favor the Bona Fide Dispute is resolved. For bills rendered by either Party for payment, the late payment charge for both Parties shall be calculated based on the portion of the payment not received by the payment due date times the late factor as set forth in the following BellSouth tariffs: for services purchased from the General Subscribers Services Tariff for purposes of resale and for ports and non-designed loops, Section A2 of the General Subscriber Services Tariff; for services purchased from the Private Line Tariff

                                                                    Attachment 7
                                                                          Page 8


for purposes of resale, Section B2 of the Private Line Service Tariff; and for network elements and other services and local interconnection charges, Section E2 of the Access Service Tariff. In no event, however, shall interest be assessed by either Party on any previously assessed late payment charges. The Parties shall assess interest on previously assessed late payment charges only in a state where it has the authority pursuant to its tariffs.

4.   RAO Hosting

     4.1 RAO Hosting, Calling Card and Third Number Settlement System (CATS) and Non-Intercompany Settlement System (NICS) services provided to Knology by BellSouth will be in accordance with the methods and practices regularly adopted and applied by BellSouth to its own operations during the term of this Agreement, including such revisions as may be made from time to time by BellSouth.

     4.2 Knology shall furnish all relevant information required by BellSouth for the provision of RAO Hosting, CATS and NICS.

     4.3 Compensation amounts, if applicable, will be billed by BellSouth to Knology on a monthly basis in arrears. Amounts due from one Party to the other (excluding adjustments) are payable within thirty (30) days of receipt of the billing statement.

     4.4 Knology must have its own unique hosted RAO code. Requests for establishment of RAO status where BellSouth is the selected Centralized Message Distribution System (CMDS) interfacing host, require written notification from Knology to the BellSouth RAO Hosting coordinator at least eight (8) weeks prior to the proposed effective date. The proposed effective date will be mutually agreed upon between the Parties with consideration given to time necessary for the completion of required Telcordia (formerly BellCore) functions. BellSouth will request the assignment of an RAO code from its connecting contractor, currently Telcordia (formerly BellCore), on behalf of Knology and will coordinate all associated conversion activities.

     4.5 BellSouth will receive messages from Knology that are to be processed by BellSouth, another LEC or CLEC in the BellSouth region or a LEC outside the BellSouth region.

     4.6 BellSouth will perform invoice sequence checking, standard EMI format editing, and balancing of message data with the EMI trailer record counts on all data received from Knology.

     4.7 All data received from Knology that is to be processed or billed by another LEC or CLEC within the BellSouth region will be distributed to that LEC or CLEC in accordance with the Agreement(s) which may be in effect between BellSouth and the involved LEC or CLEC.

                                                                    Attachment 7
                                                                          Page 9

     4.8 All data received from Knology that is to be placed on the CMDS network for distribution outside the BellSouth region will be handled in accordance with the agreement(s) which may be in effect between BellSouth and its connecting contractor (currently Telcordia (formerly BellCore).

     4.9 BellSouth will receive messages from the CMDS network that are destined to be processed by Knology and will forward them to Knology on a daily basis.

     4.10 Transmission of message data between BellSouth and Knology will be via CONNECT:Direct.

     4.11 All messages and related data exchanged between BellSouth and Knology will be formatted in accordance with accepted industry standards for EMI formatted records and packed between appropriate EMI header and trailer records, also in accordance with accepted industry standards.

     4.12 Knology will ensure that the recorded message detail necessary to recreate files provided to BellSouth will be maintained for back-up purposes for a period of three (3) calendar months beyond the related message dates.

     4.13 Should it become necessary for Knology to send data to BellSouth more than sixty (60) days past the message date(s), Knology will notify BellSouth in advance of the transmission of the data. If there will be impacts outside the BellSouth region, BellSouth will work with its connecting contractor and Knology to notify all affected Parties.

     4.14 In the event that data to be exchanged between the two Parties should become lost or destroyed, both Parties will work together to determine the source of the problem. Once the cause of the problem has been jointly determined and the responsible Party (BellSouth or Knology) identified and agreed to, the company responsible for creating the data (BellSouth or Knology) will make every effort to have the affected data restored and retransmitted. If the data cannot be retrieved, the responsible Party will be liable to the other Party for any resulting lost revenue. Lost revenue may be a combination of revenues that could not be billed to the end users and associated access revenues. Both Parties will work together to estimate the revenue amount based upon historical data through a method mutually agreed upon. The resulting estimated revenue loss will be paid by the responsible Party to the other Party within three (3) calendar months of the date of problem resolution, or as mutually agreed upon by the Parties.

     4.15 Should an error be detected by the EMI format edits performed by BellSouth on data received from Knology, the entire pack containing the affected data will not be processed by BellSouth. BellSouth will notify Knology of the error condition. Knology will correct the error(s) and will resend the entire pack to BellSouth for processing. In the event that an out-of-sequence condition occurs on subsequent packs, Knology will resend these packs to BellSouth after the pack containing the error has been successfully reprocessed by BellSouth.

                                                                    Attachment 7
                                                                         Page 10

     4.16 In association with message distribution service, BellSouth will provide Knology with associated intercompany settlements reports (CATS and NICS) as appropriate.

     4.17 In no case shall either Party be liable to the other for any direct or consequential damages incurred as a result of the obligations set out in this Agreement.

     4.18 RAO Compensation
          ----------------

          4.18.1 Rates for message distribution service provided by BellSouth for Knology are as set forth in Exhibit A to this Attachment.

          4.18.2 Rates for data transmission associated with message distribution service are as set forth in Exhibit A to this Attachment.

          4.18.3 Data circuits (private line or dial-up) will be required between BellSouth and Knology for the purpose of data transmission. Where a dedicated line is required, Knology will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Knology will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Knology. Additionally, all message toll charges associated with the use of the dial circuit by Knology will be the responsibility of Knology. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the Parties.

          4.18.4 All equipment, including modems and software that is required on Knology end for the purpose of data transmission will be the responsibility of Knology.

     4.19 Intercompany Settlements Messages
          ---------------------------------

          4.19.1 This Section addresses the settlement of revenues associated with traffic originated from or billed by Knology as a facilities based provider of local exchange telecommunications services outside the BellSouth region. Only traffic that originates in one Bell operating territory and bills in another Bell operating territory is included. Traffic that originates and bills within the same Bell operating territory will be settled on a local basis between Knology and the involved company(ies), unless that company is participating in NICS.

          4.19.2 Both traffic that originates outside the BellSouth region by Knology and is billed within the BellSouth region, and traffic that originates within the BellSouth region and is billed outside the BellSouth region by Knology, is covered by this Agreement (CATS). Also covered is traffic that either is originated by or billed by Knology, involves a company other than Knology, qualifies for inclusion in the CATS settlement, and is not originated or billed within the BellSouth region (NICS).

                                                                    Attachment 7
                                                                         Page 11

          4.19.3 Once Knology is operating within the BellSouth territory, revenues associated with calls originated and billed within the BellSouth region will be settled via Telcordia (formerly BellCore), its successor or assign, NICS system.

          4.19.4 BellSouth will receive the monthly NICS reports from Telcordia (formerly BellCore), its successor or assign, on behalf of Knology. BellSouth will distribute copies of these reports to Knology on a monthly basis.

          4.19.5 BellSouth will receive the monthly Calling Card and Third Number Settlement System (CATS) reports from Telcordia (formerly BellCore), its successor or assign, on behalf of Knology. BellSouth will distribute copies of these reports to Knology on a monthly basis.

          4.19.6 BellSouth will collect the revenue earned by Knology from the Bell operating company in whose territory the messages are billed (CATS), less a per message billing and collection fee of five cents ($0.05), on behalf of Knology. BellSouth will remit the revenue billed by Knology to the Bell operating company in whose territory the messages originated, less a per message billing and collection fee of five cents ($0.05), on behalf on Knology. These two amounts will be netted together by BellSouth and the resulting charge or credit issued to Knology via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

          4.19.7 BellSouth will collect the revenue earned by Knology within the BellSouth territory from another CLEC also within the BellSouth territory
(NICS) where the messages are billed, less a per message billing and collection fee of five cents ($0.05), on behalf of Knology. BellSouth will remit the revenue billed by Knology within the BellSouth region to the CLEC also within the BellSouth region, where the messages originated, less a per message billing and collection fee of five cents ($0.05). These two amounts will be netted together by BellSouth and the resulting charge or credit issued to Knology via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

                  BellSouth and Knology agree that monthly netted amounts of less than fifty dollars ($50.00) will not be settled.

5.   Optional Daily Usage File

     5.1 Upon written request from Knology, BellSouth will provide the Optional Daily Usage File (ODUF) service to Knology pursuant to the terms and conditions set forth in this Section.

     5.2 Knology shall furnish all relevant information required by BellSouth for the provision of the Optional Daily Usage File.

                                                                    Attachment 7
                                                                         Page 12

     5.3 The Optional Daily Usage Feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to a Knology customer.

          Charges for delivery of the Optional Daily Usage File will appear on Knology's monthly bills. The charges are as set forth in Exhibit A to this Attachment.

     5.4 The Optional Daily Usage Feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

     5.5 Messages that error in the billing system of Knology will be the responsibility of Knology. If, however, Knology should encounter significant volumes of errored messages that prevent processing by Knology within its systems, BellSouth will work with Knology to determine the source of the errors and the appropriate resolution.

     5.6 The following specifications shall apply to the Optional Daily Usage Feed.

          5.6.1    Usage To Be Transmitted
                   -----------------------

          5.6.1.1 The following messages recorded by BellSouth will be transmitted to Knology:

       -  Message recording for per use/per activation type services (examples:
          Three Way Calling, Verify, Interrupt, Call Return, ETC.)
       -  Measured billable Local
       -  Directory Assistance messages
       -  IntraLATA Toll
       -  WATS & 800 Service
       -  N11
       -  Information Service Provider Messages
       -  Operator Services Messages
       -  Operator Services Message Attempted Calls (Network Element only)
       -  Credit/Cancel Records
       -  Usage for Voice Mail Message Service

          5.6.1.2 Rated Incollects (originated in BellSouth and from other companies) can also be on Optional Daily Usage File. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

          5.6.1.3 BellSouth will perform duplicate record checks on records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to Knology.

                                                                    Attachment 7
                                                                         Page 13

            5.6.1.4 In the event that Knology detects a duplicate on Optional Daily Usage File they receive from BellSouth, Knology will drop the duplicate message (Knology will not return the duplicate to BellSouth).

     5.6.2  Physical File Characteristics
            -----------------------------

            5.6.2.1 The Optional Daily Usage File will be distributed to Knology via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

            5.6.2.2 Data circuits (private line or dial-up) may be required between BellSouth and Knology for the purpose of data transmission. Where a dedicated line is required, Knology will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Knology will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Knology. Additionally, all message toll charges associated with the use of the dial circuit by Knology will be the responsibility of Knology. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software, that is required on Knology's end for the purpose of data transmission will be the responsibility of Knology.

     5.6.3  Packing Specifications
            ----------------------

            5.6.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

            5.6.3.2 The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Knology which BellSouth RAO that is sending the message. BellSouth and Knology will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by Knology and resend the data as appropriate.

                     The data will be packed using ATIS EMI records.

     5.6.4  Pack Rejection
            --------------

            5.6.4.1 Knology will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing

                                                                    Attachment 7
                                                                         Page 14

discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. Knology will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to Knology by BellSouth.

     5.6.5  Control Data
            ------------

            Knology will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate Knology received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by Knology for reasons stated in the above Section.

     5.6.6  Testing
            -------

            5.6.6.1 Upon request from Knology, BellSouth shall send test files to Knology for the Optional Daily Usage File. The Parties agree to review and discuss the file's content and/or format. For testing of usage results, BellSouth shall request that Knology set up a production (LIVE) file. The live test may consist of Knology's employees making test calls for the types of services Knology requests on the Optional Daily Usage File. These test calls are logged by Knology and the logs are provided to BellSouth. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.

6.   Access Daily Usage File

     6.1. Upon written request from Knology, BellSouth will provide the Access Daily Usage File (ADUF) service to Knology pursuant to the terms and conditions set forth in this Section.

     6.2 Knology shall furnish all relevant information required by BellSouth for the provision of the Access Daily Usage File.

     6.3 The Access Daily Usage Feed will contain access messages associated with a port that Knology has purchased from BellSouth.

     6.4 Charges for delivery of the Access Daily Usage File will appear on Knology's monthly bills. The charges are as set forth in Exhibit A to this Attachment. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

     6.5 Messages that error in the billing system of Knology will be the responsibility of Knology. If, however, Knology should encounter significant volumes of errored messages that prevent processing by Knology within its systems, BellSouth will work with Knology to determine the source of the errors and the appropriate resolution.

                                                                    Attachment 7
                                                                         Page 15

     6.6    Usage To Be Transmitted
            -----------------------

            6.6.1 The following messages recorded by BellSouth will be transmitted to Knology:

                Interstate and intrastate access records associated with a port.

                Undetermined jurisdiction access records associated with a port.

            6.6.2 When Knology purchases Network Element ports from BellSouth and calls are made using these ports, BellSouth will handle the calls as follows:

                   Originating from Network Element and carried by Interexchange
Carrier:

                   BellSouth will bill network element to CLEC and send access record to the CLEC via ADUF.

                   Originating from network element and carried by BellSouth (Knology is BellSouth's toll customer):

                   BellSouth will bill resale toll rates to Knology and send toll record for the end user toll billing purposes via ODUF (Optional Daily Usage File). Access record will be sent to Knology via ADUF.

                   Terminating on network element and carried by Interexchange
Carrier:

                   BellSouth will bill network element to Knology and send access record to Knology.

                   Terminating on network element and carried by BellSouth:

                   BellSouth will bill network element to Knology and send access record to Knology.

            6.6.3 BellSouth will perform duplicate record checks on records processed to the Access Daily Usage File. Any duplicate messages detected will be dropped and not sent to Knology.

            6.6.4 In the event that Knology detects a duplicate on the Access Daily Usage File they receive from BellSouth, Knology will drop the duplicate message (Knology will not return the duplicate to BellSouth.)

            6.6.5  Physical File Characteristics
                   -----------------------------

                   6.6.5.1 The Access Daily Usage File will be distributed to Knology via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed

                                                                    Attachment 7
                                                                         Page 16

will be a fixed block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (210 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

                   6.6.5.2 Data circuits (private line or dial-up) may be required between BellSouth and Knology for the purpose of data transmission. Where a dedicated line is required, Knology will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Knology will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Knology. Additionally, all message toll charges associated with the use of the dial circuit by Knology will be the responsibility of Knology. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software that is required on Knology's end for the purpose of data transmission will be the responsibility of Knology.

            6.6.6  Packing Specifications
                   ----------------------

                   6.6.6.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

                   6.6.6.2 The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Knology which BellSouth RAO that is sending the message. BellSouth and Knology will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by Knology and resend the data as appropriate.

               The data will be packed using ATIS EMI records.

            6.6.7  Pack Rejection
                   --------------

                   6.6.7.1 Knology will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. Knology will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to Knology by BellSouth.

            6.6.8  Control Data
                   ------------

                                                                    Attachment 7
                                                                         Page 17

                   Knology will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate Knology received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by Knology for reasons stated in the above Section.

            6.6.9  Testing
                   -------

                   6.6.9.1 Upon request from Knology, BellSouth shall send test files to Knology for the Access Daily Usage File. Testing shall consist of actual calls made from live accounts. A call log shall be supplied along with test request information. The Parties agree to review and discuss the file's content and/or format.

7.   Enhanced Optional Daily Usage File

     7.1 Upon written request from Knology, BellSouth will provide the Enhanced Optional Daily Usage File (EODUF) service to Knology pursuant to the terms and conditions set forth in this Section. EODUF will only be sent to existing ODUF subscribers who request the EODUF option.

     7.2 Knology shall furnish all relevant information required by BellSouth for the provision of the Enhanced Optional Daily Usage File.

     7.3 The Enhanced Optional Daily Usage File (EODUF) will provide usage data for local calls originating from resold Flat Rate Business and Residential Lines.

     7.4 Charges for delivery of the Enhanced Optional Daily Usage File will appear on Knology's monthly bills. The charges are as set forth in Exhibit A to this Attachment. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

     7.5 Messages that error in the billing system of Knology will be the responsibility of Knology. If, however, Knology should encounter significant volumes of errored messages that prevent processing by Knology within its systems, BellSouth will work with Knology to determine the source of the errors and the appropriate resolution.

     7.6 The following specifications shall apply to the Optional Daily Usage Feed.

            7.6.1  Usage To Be Transmitted
                   -----------------------

                   7.6.1.1 The following messages recorded by BellSouth will be transmitted to Knology:

                   Customer usage data for flat rated local call originating from CLEC end user lines (1FB or 1FR). The EODUF record for flat rate messages will include:

                                                                    Attachment 7
                                                                         Page 18

                  Date of Call
                  From Number
                  To Number
                  Connect Time
                  Conversation Time
                  Method of Recording
                  From RAO
                  Rate Class
                  Message Type
                  Billing Indicators
                  Bill to Number

                  7.6.1.2 BellSouth will perform duplicate record checks on EODUF records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to Knology.

                  7.6.1.3 In the event that Knology detects a duplicate on Enhanced Optional Daily Usage File they receive from BellSouth, Knology will drop the duplicate message (Knology will not return the duplicate to BellSouth).

           7.6.2  Physical File Characteristics
                  -----------------------------

                  7.6.2.1 The Enhanced Optional Daily Usage Feed will be distributed to Knology over their existing Optional Daily Usage File (ODUF) feed. The EODUF messages will be intermingled among Knology's Optional Daily Usage File (ODUF) messages. The EODUF will be a variable block format (2476) with an LRECL of 2472. The data on the EODUF will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays).

                  7.6.2.2 Data circuits (private line or dial-up) may be required between BellSouth and Knology for the purpose of data transmission. Where a dedicated line is required, Knology will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. Knology will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to Knology. Additionally, all message toll charges associated with the use of the dial circuit by Knology will be the responsibility of Knology. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the Parties. All equipment, including modems and software that is required on Knology's end for the purpose of data transmission will be the responsibility of Knology.

                                                                    Attachment 7
                                                                         Page 19

     7.6.3  Packing Specifications
            ----------------------

            7.6.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

            7.6.3.2 The Operating Company Number (OCN), From Revenue Accounting Office (RAO), and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to Knology which BellSouth RAO that is sending the message. BellSouth and Knology will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by Knology and resend the data as appropriate.

                     The data will be packed using ATIS EMI records.

                                                                    Attachment 7
                                                                      Exhibit  A
                            BELLSOUTH/KNOLOGY RATES               Rates - Page 1
                              ODUF/EDOUF/ADUF/CMDS

                                                                                                           RATES BY STATE
----------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION                                                   USOC        AL          FL         GA            KY         LA
----------------------------------------------------------------------------------------------------------------------------------
ODUF/EODUF/ADUF/CMDS
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Recording, per message                                   N/A  $    0.0002  $    0.008   $    0.008  $ 00008611 $  0.00019
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Message Processing, per message                          N/A  $    0.0033  $    0.004   $    0.004  $0.0032357 $   0.0024
----------------------------------------------------------------------------------------------------------------------------------
EODUF: Message Processing, per message                         N/A  $     0.004  $    0.004   $    0.004  $    0.004 $    0.004
----------------------------------------------------------------------------------------------------------------------------------
ADUF: Message Processing, per message                          N/A  $     0.004  $    0.004   $    0.004  $    0.004 $    0.004
----------------------------------------------------------------------------------------------------------------------------------
CMDS: Message Processing, per message                          N/A  $     0.004  $    0.004   $    0.004  $    0.004 $    0.004
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Message Processing, per magnetic tape provisioned        N/A  $     55.19  $    54.95   $    54.95  $    55.68 $    47.30
----------------------------------------------------------------------------------------------------------------------------------
EODUF: Message Processing, per magnetic tape provisioned       N/A  $     47.30  $    47.30   $    47.30  $    47.30 $    47.30
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Data Transmission (CONNECT:DIRECT), per message          N/A  $   0.00004  $    0.001   $    0.001  $0.0000365 $  0.00003
----------------------------------------------------------------------------------------------------------------------------------
EODUF: Data Transmission (CONNECT:DIRECT), per message         N/A  $ 0.0000364  $0.0000364   $0.0000364  $0.0000364 $0.0000364
----------------------------------------------------------------------------------------------------------------------------------
ADUF: Data Transmission (CONNECT:DIRECT), per message          N/A  $     0.001  $    0.001   $    0.001  $    0.001 $    0.001
----------------------------------------------------------------------------------- ----------------------------------------------
CMDS: Data Transmission (CONNECT:DIRECT), per message          N/A  $     0.001  $    0.001   $    0.001  $    0.001 $    0.001
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION                                                               MS              NC              SC              TN
----------------------------------------------------------------------------------------------------------------------------------
ODUF/EODUF/ADUF/CMDS
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Recording, per message                                         $0.0001179      $    0.008       $0.0002862     $    0.008
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Message Processing, per message                                $0.0032089      $    0.004       $0.0032344     $    0.004
----------------------------------------------------------------------------------------------------------------------------------
EODUF: Message Processing, per message                               $    0.004      $    0.004       $    0.004     $    0.004
----------------------------------------------------------------------------------------------------------------------------------
ADUF: Message Processing, per message                                $    0.004      $    0.004       $    0.004     $    0.004
----------------------------------------------------------------------------------------------------------------------------------
CMDS: Message Processing, per message                                $    0.004      $    0.004       $    0.004     $    0.004
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Message Processing, per magnetic tape provisioned              $    54.62      $    54.95       $    54.72     $    54.95
----------------------------------------------------------------------------------------------------------------------------------
EODUF: Message Processing, per magnetic tape provisioned             $    47.30      $    47.30       $    47.30     $    47.30
----------------------------------------------------------------------------------------------------------------------------------
ODUF: Data Transmission (CONNECT:DIRECT), per message                $0.0000354      $    0.001       $0.0000357     $    0.001
----------------------------------------------------------------------------------------------------------------------------------
EODUF: Data Transmission (CONNECT:DIRECT), per message               $0.0000364      $0.0000364       $0.0000364     $0.0000364
----------------------------------------------------------------------------------------------------------------------------------
ADUF: Data Transmission (CONNECT:DIRECT), per message                $    0.001      $    0.001       $    0.001     $    0.001
----------------------------------------------------------------------------------------------------------------------------------
CMDS: Data Transmission (CONNECT:DIRECT), per message                $    0.001      $    0.001       $    0.001     $    0.001
----------------------------------------------------------------------------------------------------------------------------------

NOTES:

If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the parties upon request by either party.

                                 ATTACHMENT 8

                                    VACANT

                                                                    Attachment 9
                                                                          Page 1


                                 Attachment 9

                           Performance Measurements

                                                                    Attachment 9
                                                                          Page 2


                               TABLE OF CONTENTS

Pre-Ordering - OSS........................................................   4

Ordering..................................................................   7

Provisioning..............................................................  20

Maintenance & Repair......................................................  35

Billing...................................................................  48

Operator Services And Directory Assistance................................  54

E911......................................................................  58

Trunk Group Performance...................................................  61

Collocation...............................................................  63

Appendix A: Reporting Scope*..............................................  66

Appendix B: Glossary Of Acronyms And Terms................................  68

Appendix C: Bellsouth's Audit Policy......................................  73

                                                                    Attachment 9
                                                                          Page 3

BellSouth represents and warrants that as of the Effective Date and at all times throughout the Term, the Services will meet or exceed the Retail
Analog/Benchmarks set forth in this Attachment "9".

The Parties shall amend this Attachment "9" to incorporate by reference, any Commission decision relating to performance measurements or standards. Furthermore, in the event BellSouth at no additional cost and at anytime during the Term provides any other telecommunications carrier more favorable performance benchmarks or standards than those set forth in this Agreement, BellSouth shall promptly advise CLEC-1 of the more favorable performance benchmarks or standards and this Agreement shall be deemed to be automatically amended to reflect the more favorable performance benchmarks or standards, retroactive to the effective date of the more favorable benchmarks or standards.

                                                                    Attachment 9
                                                                          Page 4


PRE-ORDERING - OSS
------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
Average OSS Response Time and Response Interval
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
Average response time and response intervals are the average times and number of requests responded to within certain intervals for accessing legacy data associated with appointment scheduling, service & feature availability, address verification, request for Telephone Numbers (TNs), and Customer Service Records
(CSRs).
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
The average response time for retrieving pre-order/order information from a given legacy system is determined by summing the response times for all requests submitted to the legacy during the reporting period and dividing by the total number of legacy requests for that day X 100. The response interval starts when the client application (LENS or TAG for CLECs and RNS for BST) submits a request to the legacy system and ends when the appropriate response is returned to the client application. The number of legacy accesses during the reporting period, which take less than 2.3 seconds and the number, which take more than 6 seconds are also captured.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
RSAG - Address (Regional Street Address Guide- Address) - stores street address information used to validate customer addresses

RSAG - TN (Regional Street Address Guide- Telephone Number) - contains information about facilities available and telephone numbers working at a given address.

ATLAS (Application for Telephone Number Load Administration and Selection) - acts as a warehouse for storing telephone numbers that are available for assignment by the system. It enables CLECs and BST service reps to select and reserve telephone numbers.

COFFI (Central Office Feature File Interface) - stores information about product and service offerings and availability.

DSAP (DOE Support Application) - provides due date information.

HAL (Hands-Off Assignment Logic) - a system used to access the Business Office Customer Record Information System (BOCRIS). It allows BST servers, including LENS, access to legacy systems. P/SIMS (Product/Services Inventory Management System) - provides information on capacity, tariffs, inventory and service availability.

OASIS (Obtain Available Services Information Systems ) - Information on feature and rate availability.

--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
(SIGMA)[(Date & Time of Legacy Response) - (Date & Time of Request to Legacy)] / (Number of Legacy Requests During the Reporting Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
Not CLEC Specific
Not product/service specific
Regional Level
--------------------------------------------------------------------------------
Data Retained Relating to CLEC              Data Retained Relating to BST
Experience:                                 Performance:
--------------------------------------------------------------------------------
Report Month                                Report Month
Legacy Contract (per reporting              Legacy Contract (per reporting
 dimension)                                  dimension)
Response Interval                           Response Interval
Regional Scope                              Regional Scope
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
 CLEC Average Response Intervals is comparable to BST Average Response Interval
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                          Page 5


                       LEGACY SYSTEM ACCESS TIMES FOR RNS

=======================================================================================
                                       (less than)  (greater than)
System   Contract     Data               2.3 sec       6 sec      Avg. Sec  # of Calls
---------------------------------------------------------------------------------------
RSAG     RSAG-TEN     Address               x            x             x       x
---------------------------------------------------------------------------------------
RSAG     RSAG-ADDR    Address               x            x             x       x
---------------------------------------------------------------------------------------
ATLAS    ATLAS-TN     TN                    x            x             x       x
---------------------------------------------------------------------------------------
DSAP     DSAPDDI      Schedule              x            x             x       x
---------------------------------------------------------------------------------------
CRIS     CRSACCTS     CSR                   x            x             x       x
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
OASIS    OASISBSN     Feature/Service       x            x             x       x
---------------------------------------------------------------------------------------
OASIS    OASISCAR     Feature/Service       x            x             x       x
---------------------------------------------------------------------------------------
OASIS    OASISLPC     Feature/Service       x            x             x       x
---------------------------------------------------------------------------------------
OASIS    OASISMTN     Feature/Service       x            x             x       x
---------------------------------------------------------------------------------------
OASIS    OASISBIG     Feature/Service       x            x             x       x
=======================================================================================


                       LEGACY SYSTEM ACCESS TIMES FOR LENS

=======================================================================================
                                      (less than) (greater than)
System   Contract     Data              2.3 sec      6 sec       Avg. Sec  # of Calls
---------------------------------------------------------------------------------------
RSAG     RSAG-TN      Address             x            x             x         x
---------------------------------------------------------------------------------------
RSAG     RSAG-ADDR    Address             x            x             x         x
---------------------------------------------------------------------------------------
ATLAS    ATLAS-TN     TN                  x            x             x         x
---------------------------------------------------------------------------------------
DSAP     DSAPDDI      Schedule            x            x             x         x
---------------------------------------------------------------------------------------
HAL      HAL/CRIS     CSR                 x            x             x         x
---------------------------------------------------------------------------------------
COFFI    COFFI/USOC   Feature/Service     x            x             x         x
---------------------------------------------------------------------------------------
P/SIMS   PSIMS/ORB    Feature/Service     x            x             x         x
=======================================================================================


                       LEGACY SYSTEM ACCESS TIMES FOR TAG

=======================================================================================
                                      (less than) (greater than)
System   Contract     Data              2.3 sec     6 sec        Avg. Sec  # of Calls
---------------------------------------------------------------------------------------
RSAG     RSAG-TN      Address             x            x             x         x
---------------------------------------------------------------------------------------
RSAG     RSAG-ADDR    Address             x            x             x         x
---------------------------------------------------------------------------------------
ATLAS    ATLASTN      TN                  x            x             x         x
---------------------------------------------------------------------------------------
DSAP     DSAPDDI      Schedule            x            x             x         x
---------------------------------------------------------------------------------------
HAL      HAL/CRIS     CSR                 x            x             x         x
---------------------------------------------------------------------------------------
CRIS     CRSEINIT     CSR                 x            x             x         x
---------------------------------------------------------------------------------------
CRIS     CRSECSR      CSR                 x            x             x         x
=======================================================================================

                                                                    Attachment 9
                                                                          Page 6


PRE-ORDERING - OSS
------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
OSS Interface Availability
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
Percent of time OSS interface is functionally available compared to scheduled availability. Availability percentages for CLEC interface systems and for all Legacy systems accessed by them are captured
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
This measurement captures the availability percentages for the BST systems, which are used by CLECs during Pre-Ordering functions. Comparison to BST results allow conclusions as to whether an equal opportunity exists for the CLEC to deliver a comparable customer experience.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
Regional Level
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
(Functional Availability) / (Scheduled Availability) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
Not CLEC Specific
Not product/service specific
Regional Level
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Data Retained Relating to CLEC Experience             Data Retained Relating to BST Experience
-----------------------------------------------------------------------------------------------------
Report Month                                          Report Month
Legacy contract type (per reporting dimension)        Legacy contract type (per reporting dimension)
Regional Scope                                        Regional Scope
-----------------------------------------------------------------------------------------------------
Retail Analog/Benchmark:
-----------------------------------------------------------------------------------------------------
   CLEC OSS Interface Availability is comparable to BST OSS Interface Availability
-----------------------------------------------------------------------------------------------------

OSS Interface Availability
==========================================================================
OSS Interface                                             % Availability
--------------------------------------------------------------------------
LENS                                                            x
--------------------------------------------------------------------------
LEO Mainframe                                                   x
--------------------------------------------------------------------------
LEO UNIX                                                        x
--------------------------------------------------------------------------
LESOG                                                           x
--------------------------------------------------------------------------
EDI                                                             x
--------------------------------------------------------------------------
HAL                                                             x
--------------------------------------------------------------------------
BOCRIS                                                          x
--------------------------------------------------------------------------
ATLAS/COFFI                                                     x
--------------------------------------------------------------------------
RSAG/DSAP                                                       x
--------------------------------------------------------------------------
SOCS                                                            x
--------------------------------------------------------------------------
TAG                                                             x
==========================================================================

                                                                    Attachment 9
                                                                          Page 7
ORDERING
--------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
Percent Flow Through Service Requests (Summary)
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
The percentage of Local Service Requests (LSR) submitted electronically via the CLEC mechanized ordering process that flow through to SOCS without manual intervention
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
Fatal Rejects
Auto Clarification Manual Fallout
CLEC System Fallout
Supplements (subsequent versions) to cancel LSRs that are not LESOG eligible (Under development)
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through one of the three gateway interfaces (TAG, EDI, and LENS), and flow through to SOCS without manual intervention. These LSRs can be divided into two classes of service; Business and Residence, and three types of service; Resale and Unbundled Network Elements
(UNE), and specials. The CLEC mechanized ordering process does not include LSRs, which are, submitted manually (e.g., fax, and courier), or are not designed to flow through, i.e., Manual Fallout.

Definitions:
Fatal Rejects: Errors that prevent an LSR, submitted by the CLEC, from being
-------------
processed further. When an LSR is submitted by a CLEC, LEO will perform edit checks to ensure the data received is correctly formatted and complete. For example, if the PON field contains an invalid character, LEO will reject the LSR and the CLEC will receive a Fatal Reject.
Auto-Clarification: errors that occur due to invalid data within the LSR. LESOG
------------------
will perform data validity checks to ensure the data within the LSR is correct and valid. For example, if the address on the LSR is not valid according to RSAG, the CLEC will receive an Auto-Clarification.
Manual Fallout: errors that occur by design. Certain LSRs are designed to
--------------
fallout of the Mechanized Order Process due to their complexity. These LSRs are manually processed by the LCSC. When a CLEC submits an LSR, LESOG will determine if the LSR should be forwarded to LCSC for manual handling. Following are the categories for Manual Fallout.
Complex services*
Expedites (requested by the CLEC)
Special pricing plans
Denials-restore and conversion, or disconnect and conversion orders
Partial migrations
Class of service invalid in certain states with some types of service
New telephone number not yet posted to BOCRIS
Low volume such as activity type "T" (move)
Pending order review required
More than 25 business lines
Restore or suspend for UNE combos
Transfer of calls option for the CLEC's end users
CSR inaccuracies such as invalid or missing CSR data in CRIS

* Attached is a list of services, including complex services, and whether LSRs issued for the services are eligible to flow through.

Total System Fallout: Errors that require manual review by the LCSC to determine
--------------------
if the error is caused by the CLEC, or is due to system functionality. If it is determined the error is caused by the CLEC, the LSR will be sent back to the CLEC as clarification. If it is determined the error is BST caused, the LCSC representative will correct the error.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                          Page 8

ORDERING - (Percent Flow Through Service Requests (Summary) - Continued)
-----------------------------------------------------------------------

--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Percent Flow Through Service Requests = (SIGMA)[(Total number of valid service requests that flow-through to SOCS)] / (Total number of valid service requests delivered to SOCS) X 100

     Description:
     Percent Flow Through = (The total number of LSRs that flow through LESOG to the SOCS) / (the number of LSRs passed from LEO to LESOG) - (SIGMA)[(the number of LSRs that fall out for manual processing) + (the number of LSRs that are returned to the CLEC for clarification) + number of LSRs that contain errors made by CLECs)] X 100.

--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .   CLEC Aggregate
         . Region

--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     .   Geography
         . Region
--------------------------------------------------------------------------------
     .   Product (Under Development)
         . Residence
         . Business
         . UNE
         . Special
--------------------------------------------------------------------------------
         DATA RETAINED RELATING TO CLEC          DATA RETAINED RELATING TO BST
         ------------------------------          -----------------------------
         EXPERIENCE                              EXPERIENCE
         ----------                              ----------
--------------------------------------------------------------------------------
Report month                                     Report month
     .   Total number of LSRs received, by     . Total number of errors by type:
         interface, by CLEC:                     . BST system error
         . TAG
         . EDI
         . LENS

     .   Total number of errors by type, by
         CLEC:
         . Fatal rejects
         . Total fallout for manual processing
         . Auto clarification
         . CLEC caused system fallout
     .   Total number of errors by error code
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
     CLEC Flow Through/benchmark comparison (Under Development)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                          Page 9
ORDERING
--------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Percent Flow Through Service Requests (Detail)
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   A detailed list by CLEC of the percentage of Local Service Requests (LSR) submitted electronically via the CLEC mechanized ordering process that flow through to SOCS without manual or human intervention.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   .   Fatal Rejects
   .   Auto Clarification
   .   Manual Fallout
   .   CLEC System Fallout
   . Supplements (subsequent versions) to cancel LSRs that are not LESOG eligible (Under development)
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through one of the three gateway interfaces (TAG, EDI, and LENS), and flow through to SOCS without manual intervention. These LSRs can be divided into two classes of service; Business and Residence, and two types of service; Resale and Unbundled Network Elements (UNE) and specials. The CLEC mechanized ordering process does not include LSRs, which are, submitted manually (e.g., fax, and courier), or are not designed to flow through, i.e., Manual Fallout.

   Definitions:
   Fatal Rejects: Errors that prevent an LSR, submitted by the CLEC, from being
   -------------
   processed further. When an LSR is submitted by a CLEC, LEO will perform edit checks to ensure the data received is correctly formatted and complete. For example, if the PON field contains an invalid character, LEO will reject the LSR and the CLEC will receive a Fatal Reject.
   Auto-Clarification: errors that occur due to invalid data within the LSR.
   ------------------
   LESOG will perform data validity checks to ensure the data within the LSR is correct and valid. For example, if the address on the LSR is not valid according to RSAG, the CLEC will receive an Auto-Clarification.
   Manual Fallout: errors that occur by design. Certain LSRs are designed to
   --------------
   fallout of the Mechanized Order Process due to their complexity. These LSRs are manually processed by the LCSC. When a CLEC submits an LSR, LESOG will determine if the LSR should be forwarded to LCSC for manual handling. Following are the categories for Manual Fallout:
   1.  Complex services*
   2.  Expedites (requested by the CLEC)
   3.  Special pricing plans
   4.  Denials-restore and conversion, or disconnect and conversion orders
   5.  Partial migrations
   6.  Class of service invalid in certain states with some types of service
   7.  New telephone number not yet posted to BOCRIS
   8.  Low volume such as activity type "T" (move)
   9.  Pending order review required
   10. More than 25 business lines
   11. Restore or suspend for UNE combos
   12. Transfer of calls option for the CLEC's end users
   13. CSR inaccuracies such as invalid or missing CSR data in CRIS

   *Attached is a list of services, including complex services, and whether LSRs issued for the services are eligible to flow through.
   Total System Fallout:   Errors that require manual review by the LCSC to
   --------------------
   determine if the error is caused by the CLEC, or is due to system functionality. If it is determined the error is caused by the CLEC, the LSR will be sent back to the CLEC as clarification. If it is determined the error is BST caused, the LCSC representative will correct the error.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 10

ORDERING - (Percent Flow Through Service Request(Detail) - Continued)
--------------------------------------------------------------------

--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Percent Flow Through Service Requests = (Total number of valid service requests that flow-through to SOCS) / (Total number of valid service requests delivered to SOCS) X 100

     Description:
     Percent Flow Through = The total number of LSRs that flow through LESOG to SOCS / (the number of LSRs passed from LEO to LESOG) - (SIGMA)[(the number of LSRs that fall out for manual processing + the number of LSRs that are returned to the CLEC for clarification + the number of LSRs that contain errors made by CLECs)] X 100.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     . Provides the flow through percentage for each CLEC (by alias designation) submitting LSRs through the CLEC mechanized ordering process. The following:
          . CLEC (by alias designation)
          . Number of fatal rejects
          . Mechanized interface used
          . Total mechanized LSRs
          . Total manual fallout
          . Number of auto clarifications returned to CLEC
          . Number of validated LSRs
          . Number of BST caused fallout
          . Number of CLEC caused fallout
          . Number of Service Orders Issued
          . Base calculation
          . CLEC error excluded calculation
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    . CLEC Specific (by alias designation to protect CLEC specific proprietary data)
    .    Geographic:
          . Region
    .    Product (Under development)
          . Residence
          . Business
          . UNE
          . Special
--------------------------------------------------------------------------------
    DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
    ------------------------------                -----------------------------
    EXPERIENCE                                    EXPERIENCE
    ----------                                    ----------
--------------------------------------------------------------------------------
REPORT MONTH                                  REPORT MONTH
------------                                  ------------

    .    Total number of LSRs received, by    .  Total number of errors by type:
         interface, by CLEC                       . BST system error
         . TAG
         . EDI
         . LENS

    .    Total number of errors by type, by
         CLEC Fatal rejects Total fallout for
         manual processing Auto clarification
         CLEC errors

    .    Total number of errors by error code
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
CLEC Flow Through/benchmark comparison (Under development)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 11
ORDERING
--------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Flow Through Error Analysis
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     An analysis of each error type (by error code) that was experienced by the LSRs that did not flow through to SOCS.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     Each Error Analysis is error code specific; therefore exclusions are not applicable.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     The CLEC mechanized ordering process includes all LSRs, including supplements (subsequent versions) which are submitted through(TAG, EDI, and
     LENS), and flow through to provisioning one of the three gateway interfaces SOCS without manual intervention. These LSRs can be divided into two classes of service; Business and Residence, and two types of service; Resale and Unbundled Network Elements (UNE). This measurement captures the total number of errors by type. The CLEC mechanized ordering process does not include LSRs, which are, submitted manually (e.g., fax, and courier).
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     (SIGMA) Of errors by type.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     . Provides an analysis of each error type (by error code). The report is in descending order by count of each error code and provides the following:
         . Error Type (by error code)
         . Count of each error type
         . Percent of each error type
         . Cumulative percent
         . Error Description
         . CLEC Caused Count of each error code
         . Percent of aggregate by CLEC caused count
         . Percent of CLEC by CLEC caused count
         . BST Caused Count of each error code
         . Percent of aggregate by BST caused count
         . Percent of BST by BST caused count
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
       Region
--------------------------------------------------------------------------------
       DATA RETAINED RELATING TO CLEC             DATA RETAINED RELATING TO BST
       ------------------------------             -----------------------------
       EXPERIENCE                                 EXPERIENCE
       ----------                                 ----------
--------------------------------------------------------------------------------
REPORT MONTH                                      REPORT MONTH
------------                                      ------------

                                                  .  Total number of errors by
   .   Total number of LSRs received                 type (by error code)
   .   Total number of errors by type (by error      . BST system error
       code)
       . CLEC caused error
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Not Applicable
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 12

                                   Attachment
                         BellSouth Flow-through Analysis
                      For CLECs LSRs placed via EDI or TAG

----------------------------------------------------------------------------------------------------------------------------
         BellSouth Service          Flow-through     Complex     Complex      Design      Can ordering this service cause
         Offered to CLEC via        if no BST or     Service     Order        Service     fall out for a reason other than
         resale or UNE              CLEC Errors      (Yes/No)    (Yes/No)     (Yes/No)    errors or complex? If so, what
                                    (Yes/No)                                              reason?
----------------------------------------------------------------------------------------------------------------------------
1        Flat Rate/Residence        Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
2        Flat Rate/Business         Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
3        Pay Phone Provider         No               No          No           no
----------------------------------------------------------------------------------------------------------------------------
4        Measured Rate/Res.         Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
5        Measured Rate/Bus.         Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
6        Area Plus                  Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
7        Package/Complete           Yes              No          No           no
         Choice and area plus
----------------------------------------------------------------------------------------------------------------------------
8        Optional Calling Plan      Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
9        Ga. Community Calling      Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
10       Call Waiting Deluxe        Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
11       Call Waiting               Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
12       Caller ID                  Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
13       Speed Calling              Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
14       3 Way Calling              Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
15       Call Forwarding-           Yes              No          No           no
         Variable
----------------------------------------------------------------------------------------------------------------------------
16       Remote Access to CF        Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
17       Enhanced Caller ID         Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
18       Memory Call                Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
19       Memory Call Ans. Svc.      Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
20       MTS                        Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
21       RCF                        Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
22       Ringmaster                 Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
23       Call Tracing               Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
24       Call Block                 Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
25       Repeat Dialing             Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
26       Call Selector              Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
27       Call Return                Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
28       Preferred Call Forward     Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
29       Touchtone                  Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
30       Visual Director            Yes              No          No           no
----------------------------------------------------------------------------------------------------------------------------
31       INP (all types?)           Yes              UNE         No           no
----------------------------------------------------------------------------------------------------------------------------
32       Unbundled Loop-            Yes              UNE         No           Yes-
         Analog 2W, SL1, SL2                                                  designed,
                                                                              no-non-
                                                                              designed
----------------------------------------------------------------------------------------------------------------------------
33       2 wire analog port         Yes              UNE         No           no
----------------------------------------------------------------------------------------------------------------------------
34       Local Number               Yes              UNE         No           no
         Portability (always?)
----------------------------------------------------------------------------------------------------------------------------
35       Accupulse                  No               Yes         Yes          yes         See note at bottom of matrix.
----------------------------------------------------------------------------------------------------------------------------
36       Basic Rate ISDN            No               Yes         Yes          yes         LSR electronically submitted; no
                                                                                          flow through
----------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 13

----------------------------------------------------------------------------------------------------------------------------
         BellSouth Service          Flow-through     Complex     Complex      Design      Can ordering this service cause
         Offered to CLEC via        if no BST or     Service     Order        Service     fall out for a reason other than
         resale or UNE              CLEC Errors      (Yes/No)    (Yes/No)     (Yes/No)    errors or complex? If so, what
                                    (Yes/No)                                              reason?
----------------------------------------------------------------------------------------------------------------------------
   37    DID                        No*              Yes         Yes          Yes         * yes with OSS'99
----------------------------------------------------------------------------------------------------------------------------
   38    Frame Relay                No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   39    Megalink                   No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   40    Megalink-T1                No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   41    Native Mode LAN            No               Yes         Yes          yes
         Interconnection
         (NMLI)
----------------------------------------------------------------------------------------------------------------------------
   42    Pathlink Primary Rate      No               Yes         Yes          yes
         ISDN
----------------------------------------------------------------------------------------------------------------------------
   43    Synchronet                 No               Yes         Yes          yes         LSR electronically submitted; no
                                                                                          flow through
----------------------------------------------------------------------------------------------------------------------------
   44    PBX Trunks                 No               Yes         Yes          Yes         LSR electronically submitted; no
                                                                                          flow through
----------------------------------------------------------------------------------------------------------------------------
   45    LightGate                  No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   46    Smartpath                  No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   47    Hunting                    No               Yes         no           no          LSR electronically submitted; no
                                                                                          flow through
----------------------------------------------------------------------------------------------------------------------------
   48    CENTREX                    No               Yes         Yes          no
----------------------------------------------------------------------------------------------------------------------------
   49    FLEXSERV                   No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   50    Multiserv                  No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   51    Off-Prem Stations          No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   52    SmartRING                  No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   53    FX                         No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   54    Tie Lines                  No               Yes         Yes          Yes
----------------------------------------------------------------------------------------------------------------------------
   55    WATS                       No               Yes         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   56    4 wire analog voice        No               UNE         Yes          yes-
         grade loop                                                           designed,
                                                                              no-non-
                                                                              designed
----------------------------------------------------------------------------------------------------------------------------
   57    4 wire DS1 & PRI           No               UNE         Yes          yes
         digital loop
----------------------------------------------------------------------------------------------------------------------------
   58    2 wire ISDN digital        No               UNE         Yes          yes
         loop
----------------------------------------------------------------------------------------------------------------------------
   59    4 wire DS1 & PRI           No               UNE         Yes          yes
         digital loop
----------------------------------------------------------------------------------------------------------------------------
   60    ADSL                       No*              UNE         Yes          yes         * yes as of OSS'99?
----------------------------------------------------------------------------------------------------------------------------
   61    HDSL                       No               UNE         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   62    2 wire analog DID          No               UNE         Yes          Yes
         trunk port
----------------------------------------------------------------------------------------------------------------------------
   63    2 wire ISDN digital line   No               UNE         Yes          yes
         side port
----------------------------------------------------------------------------------------------------------------------------
   64    4 wire ISDN DSI            No               UNE         Yes          yes
         digital trunk ports
----------------------------------------------------------------------------------------------------------------------------
   65    UNE Combinations           y-loop+port      UNE         Yes          yes
----------------------------------------------------------------------------------------------------------------------------
   66    Directory Listings         No*              UNE         Yes          no          * yes as of OSS'99
         (simple)
----------------------------------------------------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 14

----------------------------------------------------------------------------------------------------------------------------
         BellSouth Service         Flow-through      Complex     Complex      Design      Can ordering this service cause
         Offered to CLEC via       if no BST or      Service     Order        Service     fall out for a reason other than
         resale or UNE             CLEC Errors       (Yes/No)    (Yes/No)     (Yes/No)    errors or complex? If so, what
                                   (Yes/No)                                               reason?
----------------------------------------------------------------------------------------------------------------------------
   67    Directory Listings        No*               UNE         yes          no          * yes as of OSS'99, captions and
         (complex)                                                                        indentions
----------------------------------------------------------------------------------------------------------------------------
   68    ESSX                      No                Yes         Yes          no
----------------------------------------------------------------------------------------------------------------------------

Note for last column: For all services that indicate `No' for flow-through, the following reasons, in addition to errors or complex services, also prompt manual handling: Expedites from CLECs, special pricing plans, for denials - restore and conversion or disconnect and conversion both required, partial migrations (although conversions-as-is flow through), class of service invalid in certain states with some TOS - e.g. gov't, or cannot be changed when changing main TN on C activity, low volume - e.g. activity type T=move, pending order review required, more than 25 business lines, restore or suspend for UNE combos, transfer of calls option for CLEC end user - fixed with release 6.0, new TN not yet posted to BOCRIS. All but the last one are unique to the CLEC environment.

                                                                    Attachment 9
                                                                         Page 15

ORDERING
--------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Percent Rejected Service Requests
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     Percent Rejected Service Request is the percent of total Local Service Requests (LSRs) received which are rejected due to error or considere valid when it is electronically submitted by the CLEC and passes LEO edit checks to insure the data received is correctly formatted and complete.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     Service Requests canceled by the CLEC prior to being rejected/clarified.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     Fully Mechanized: An LSR is considered "rejected" it is submitted electronically but does not pass LEO edit checks in the ordering systems (EDI, TAG, LEO, LESOG) and is returned to the CLEC. There are two types of "Rejects" in the Mechanized category:

     . A Fatal Reject occurs when a CLEC attempts to electronically submit an LSR but required fields are not populated correctly and the request is returned to the CLEC before it is considered an LSR.
     . An Auto Clarification is a valid LSR, which is electronically submitted but rejected from LESOG because it does not pass further edit checks for order accuracy.

     Partially Mechanized: A valid LSR, which is electronically submitted (via EDI or TAG), but cannot be processed electronically and "falls out" for manual handling. It is then put into "clarification" and (rejected) sent back to the CLEC.

     Total Mechnized: Combination of Fully Mechnized and Partially Mechanized LSRs.

     Non Mechanized: An LSR which is faxed or mailed to theLCSC for processing and is "clarified" (rejected) back to the CLEC by the BST service representative.
     LNP: Under Development
--------------------------------------------------------------------------------
   Calculation
--------------------------------------------------------------------------------
     Percent Rejected Service Requests = (Total Number of Rejected Service Requests) / (Total Number of Service Requests Received) X 100 during the month.
--------------------------------------------------------------------------------
   Report Structure:
     . Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized . State and Region
     .  CLEC Specific
     .  CLEC Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     .  Resale Residence
     .  Resale Business
     .  Resale Specials
     .  UNE
     .  UNE Loop with NP
     .  Other
     .  Trunks
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
     ------------------------------                -----------------------------
     EXPERIENCE:                                   PERFORMANCE:
     ----------                                    -----------
--------------------------------------------------------------------------------
        .  Report Month                               .  Report Month
        .  Total number of LSRs                       .  Total number of LSRs
        .  Total number of Rejects                    .  Total number of Errors
        .  Total Number of Errors                     .  Adjusted Error Volume
        .  State and Region                           .  State and Region
--------------------------------------------------------------------------------
     RETAIL ANALOG/BENCHMARK:
     -----------------------
     BENCHMARK IS UNDER DEVELOPMENT. RETAIL ANALOG ALSO UNDER DEVELOPMENT.
     --------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 16

ORDERING
--------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Reject Interval
--------------------------------------------------------------------------------
Definition:
     Reject Interval is the average reject time from receipt of an LSR to the distribution of a Reject. An LSR is considered valid when it is electronically submitted by the CLEC and passes LEO edit checks to insure the data received is correctly formatted and complete.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     Service Requests canceled by CLEC prior to being rejected/clarified
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     . Fully Mechanized: The elapsed time from receipt of a valid LSR (date and time stamp in EDI, TAG) until the LSR is rejected (date and time stamp of reject in LEO). Fatal Rejects and Auto Clarifications are considered in the Fully Mechanized category.
     . Partially Mechanized: The elapsed time from receipt of a valid LSR (date and time stamp in EDI, TAG) until it falls out for manual handling. The stop time on partially mechanized LSRs is when the LCSC Service Representative clarifies the LSR back to the CLEC via LEO.
     . Total Mechanized Combination of Fully Mechanized and Partially Mechanized LSRs.
     . Non-Mechanized: The elapsed time from receipt of a valid LSR (date and time stamp from FAX stamp) until notice of the reject is returned to the CLEC via LON.
     .  LNP: Under development.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Reject Interval = (sum of)[(Date and Time of Service Request Rejection) - (Date and Time of Service Request Receipt)] / (Number of Service Requests Rejected in Reporting Period)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .  CLEC Specific
     .  CLEC Aggregate
     . Fully Mechanized, Partially Mechanized, Total Mechanized, Non-Mechanized, Trunks
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     .  Product Reporting Levels
        .  Interconnection Trunks
        .  Resale - Residence
        .  Resale - Business
        .  Resale - Design
        .  UNE Design
        .  UNE Non- Design
        .  UNE Loop with and w/o NP
     .  Geographic Scope
        . State, Region and further geographic disaggregation as required by State Commission Order
     . Mechanized: 0-4 minutes, 4-8 minutes, 8-12 minutes, 12-60 minutes, 0-1 hour 1-8 hours, 8-24 hours, *24 hours.
     . Non-mechanized: 0-1 hour, 1-4 hours, 4-8 hours, 8-12 hours, 12-16 hours, 16-20 hours, 20-24 hours *24 hours
     .  Average Interval in Days.
     .  Trunks
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
     ------------------------------                -----------------------------
     EXPERIENCE:                                   PERFORMANCE:
     ----------                                    -----------
--------------------------------------------------------------------------------
     .  Report Month                               .  Report Month
     .  Reject Interval                            .  Reject Interval
     .  Total Number of LSRs                       .  Total number of LSRs
     .  Total number of Errors                     .  Total number of Errors
     .  State and Region                           .  State and Region
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Benchmark is under development. Retail Analog also under development.
--------------------------------------------------------------------------------

* greater than

                                                                    Attachment 9
                                                                         Page 17


ORDERING
--------

Report/Measurement:
--------------------------------------------------------------------------------
     Firm Order Confirmation Timeliness
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     Interval for Return of a Firm Order Confirmation (FOC Interval) is the average response time from receipt of valid LSR to distribution of a firm order confirmation.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     .     Rejected LSRs
     . Partially Mechanized or Non-Mechanized LSRs received and/or FOCd outside of normal business hours.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     . Mechanized - The elapsed time from receipt of a valid electronically submitted LSR (date and time stamp in LENS, EDI, TAG) until the LSR is appropriate service orders are generated in SOCS.
     . Partially Mechanized - The elapsed time from receipt of a valid electronically submitted LSR which falls out for manual handling by the LCSC personnel until appropriate service orders are issued by a BST service representative via Direct Order Entry (DOE) or Service Order Negotiation Generation System (SONGS) to SOCS.
     . Total Mechanized - Combination of Fully Mechanized and Partially Mechanized LSRs
     . Non-Mechanized - The elapsed time from receipt of a valid LSR (fax receive date and time stamp) until appropriate service orders are issued by BST service representative via Direct Order Entry (DOE) or Service Order Negotiation Generation System (SONGS) to SOCS.
     .     LNP - Under development.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Firm Order Confirmation Timeliness = (sum of)[(Date and Time of Firm Order Confirmation) - (Date and Time of Service Request Receipt)] / (Number of Service Requests Confirmed in Reporting Period)
--------------------------------------------------------------------------------
Report Structure:
     .     Fully Mechanized, Partially Mechanized, Total Mechanized,
           Non-Mechanized
     .     CLEC Specific
     .     CLEC Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     .     Product Reporting Levels
            . Interconnection Trunks
            . Resale - Residence
            . Resale - Business
            . Resale - Design
            . UNE Design
            . UNE Non- Design
            . UNE Loop with and w/o NP
            . Trunks
     .     Geographic Scope
            . State, Region and further geographic disaggregation (MSA) as required by State Commission Order
     . Mechanized: 0-15 minutes, 15-30 minutes, 30-45 minutes, 45-60 minutes, 60-90 minutes, 90-120 minutes, 120-240 minutes, 4-8 hours, 8-12 hours, 12-16hours 16-20 hours, 20-24 hours, 24-48 hours, * 48 hours.
     . Non-mechanized: 0-4 hours, 4-8 hours, 8-12 hours, 12-16 hours, 16-20 hours, 20-24 hours, 24-48 hours, * 48 hours.
     .     Trunks: 0-5 days, 6-8 days, 9-11 days, 12-14 days, 15-17 days, 18-20 days, * 20 days
     .     ** 10 and (*) 10 Circuits/Lines
     .     Average Interval in Days.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC                      DATA RETAINED RELATING TO BST
     ------------------------------                      -----------------------------
     EXPERIENCE:                                         PERFORMANCE:
     ----------                                          -----------
---------------------------------------------------------------------------------------
       .  Report Month                                      .  Report Month
       .  Interval for FOC                                  .  Interval for FOC
       .  Total number of LSRs                              .  Total Number of LSRs
       .  State and Region                                  .  State and Region

--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
*  greater than
** less than

                                                                    Attachment 9
                                                                         Page 18

--------------------------------------------------------------------------------
Benchmark is under development. Retail Analog also under development.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 19

ORDERING
--------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Speed of Answer in Ordering Center
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     Measures the average time a customer is in queue.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     The clock starts when the appropriate option is selected (i.e. 1 for Resale Consumer, 2 for Resale Multiline, and 3 for UNE-LNP, etc.) and the call enters the queue for that particular group in the LCSC. The clock stops when a BST service representative in the LCSC answers the call. The speed of answer is determined by measuring and accumulating the elapsed time from the entry BellSouth automatic call distributor (ACD) until the a service representative in BSTs Local Carrier Service Center (LCSC) answers the CLEC call.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     (Total time in seconds to reach the LCSC) / (Total Number of Calls) in the Reporting Period.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .  CLEC Aggregate
     . BST Aggregate (Combination of Residence Service Center and Business Service Center data under development.)
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     .  CLEC Aggregate
     . BST Aggregate (Combination of Residence Service Center and Business Service Center data under development.)
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC            DATA RETAINED RELATING TO BST
     ------------------------------            -----------------------------
     EXPERIENCE:                               PERFORMANCE:
     ----------                                -----------
--------------------------------------------------------------------------------
     . Mechanized tracking through LCSC        .  Mechanized tracking through
       Automatic Call Distributor                 BST Retail center support
                                                  systems
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
For CLEC, Speed of Answer in Ordering Center (LCSC) is comparable to Speed of Answer in BST Business Offices.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 20

PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Mean Held Order Interval & Distribution Intervals
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    When delays occur in completing CLEC orders, the average period that CLEC orders are held for BST reasons, pending a delayed completion, should be no worse for the CLEC when compared to BST delayed orders.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Any order canceled by the CLEC will be excluded from this measurement.
    . Order Activities of BST associated with internal or administrative use of local services.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    Mean Held Order Interval: This metric is computed at the close of each report period. The held order interval is established by first identifying all orders, at the close of the reporting interval, that both have not been reported as completed in SOCS and have passed the currently committed due date for the order. For each such order, the number of calendar days between the committed due date and the close of the reporting period is established and represents the held order interval for that particular order. The held order interval is accumulated by the standard groupings, unless otherwise noted, and the reason for the order being held. The total number of days accumulated in a category is then divided by the number of held orders within the same category to produce the mean held order interval.

    CLEC Specific reporting is by type of held order (facilities, equipment, other), total number of orders held, and the total and average days.

    Held Order Distribution Interval: This measure provides data to report total days held and identifies these in categories of *15 days and *90 days. (orders counted in *90 days are also included in 15 days).
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    Mean Held Order Interval:

    (sum of)(Reporting Period Close Date - Committed Order Due Date) / (Number of Orders Pending and Past The Committed 3 Due Date) for all orders pending and past the committed due date.

    Held Order Distribution Interval:

    (# of Orders Held for 90 days) / (Total # of Orders Pending But Not Completed) X 100
    (# of Orders Held for 15 days) / (Total # of Orders Pending But Not Completed) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .   CLEC Specific
    .   CLEC Aggregate
    .   BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    .   Product Reporting Levels POTS -
        Residence
           .  POTS - Business DESIGN
           .  PBX CENTREX
           .  ISDN
           .  UNE 2 Wire Loop with NP (Design and Non-Design)
           .  UNE 2 Wire Loop without NP (Design and Non-Design)
           .  UNE Loop Other with NP (Design and Non-Design)
           .  UNE Loop Other without NP (Design and Non-Design)
           .  UNE Other (Design and Non-Design)
           .  Switching (Under development)
           .  Local Transport (Under development)
           .  Combos (Under development)
           .  NP (Under development as separate category)
           .  Local Interconnection Trunks

    .   Geographic Scope
           . State, Region, and further geographic disaggregation (MSA) as required by State Commission Order
--------------------------------------------------------------------------------
* greater than

                                                                    Attachment 9
                                                                         Page 21

PROVISIONING - (Mean Held Order Interval & Distribution Intervals - Continued)
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
    DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
    ------------------------------               -----------------------------
    EXPERIENCE                                   EXPERIENCE
    ----------                                   ----------
--------------------------------------------------------------------------------
   .  Report Month                              .  Report Month
   .  CLEC Order Number and PON (PON)           .  BST Order Number
   .  Order Submission Date (TICKET_ID)         .  Order Submission Date
   .  Committed Due Date (DD)                   .  Committed Due Date
   .  Service Type(CLASS_SVC_DESC)              .  Service Type
   .  Hold Reason                               .  Hold Reason
   .  Total line/circuit count (under           .  Geographic Scope
      development)
   .  Geographic Scope

NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
     CLEC Residence Resale / BST Residence Retail
     CLEC Business Resale / BST Business Retail
     CLEC Design / BST Design
     CLEC PBX, CENTREX, ISDN/ BST PBX, CENTREX, ISDN
     Interconnection Trunks-CLEC / Interconnection Trunks-BST
     UNEs-Retail Analog (under development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 22


PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
  Average Jeopardy Notice Interval & Percentage of Orders Given Jeopardy Notice
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
  When BST can determine in advance that a commitdue date is in jeopardy, it will provide advance notice to the CLEC.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
 .   Any order canceled by the CLEC will be excluded from this measurement
 .   Orders held for CLEC end user reasons
 .   Orders submitted to BST through non-mechanized methods
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
  When BST can determine in advance that a committed due date is in jeopardy it will provide advance notice to the CLEC. The number of committed orders in a report period is the number of orders that have a due date in the reporting period.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
  Average Jeopardy Interval = (sum of) [(Date and Time of Scheduled Due Date on Service Order) - (Date and Time of Jeopardy Notice)]/[Number of Orders Notified of Jeopardy in Reporting Period).
  Percent of Orders Given Jeopardy Notice = (sum of) [(Number of Orders Given Jeopardy Notices in Reporting Period) / (Number of Orders Confirmed (due) in Reporting Period)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
 .   CLEC Specific and CLEC Aggregate
 . BST Aggregate (under development with estimated release date of 8/15/99 for June reporting)
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
 .   Product Reporting Levels
     . POTS - Residence
     . POTS - Business
     . DESIGN
     . PBX
     . CENTREX
     . ISDN
     . UNE 2 Wire Loop with NP (Design and Non-Design)
     . UNE 2 Wire Loop without NP (Design and Non-Design)
     . UNE Loop Other with NP (Design and Non-Design)
     . UNE Loop Other without NP (Design and Non-Design)
     . UNE Other (Design and  Non-Design)
     . Switching (Under development)
     . Local Transport (Under development)
     . Combos (Under development)
     . NP (Under development as separate category)
     . Local Interconnection Trunks
     . Geographic Scope
     . State, Region, and further geographic disaggregation (MSA) as required by
       State Commission Order
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC            DATA RETAINED RELATING TO BST
   ------------------------------            -----------------------------
   EXPERIENCE                                EXPERIENCE
   ----------                                ----------
 .   Report Month                          .   Report Month
 .   CLEC Order Number and PON             .   CLEC Order Number and PON
 .   Date and Time Jeopardy Notice sent    .   Date and Time Jeopardy
                                               Notice sent
 .   Committed Due Date                    .   Committed Due Date
 .   Service Type                          .   Service Type

NOTE: Code in parentheses is the corresponding   NOTE: Code in parentheses is
      header found in the raw data file.               the corresponding header
                                                       found in the raw data
                                                       file.
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Retail  Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9

                                                                    Attachment 9
                                                                         Page 24



PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Percent Missed Installation Appointments
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   "Percent missed installation appointments" monitors the reliability of BST commitments with respect to committed due dates to assure that CLECs can reliably quote expected due dates to their retail customer as compared to BST.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Canceled Service Orders
    . Order Activities of BST or the CLEC associated with internal or administrative use of local services (Record Orders, Test Orders, etc.)
    .  Disconnect (D) & From (F) orders
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   Percent Missed Installation Appointments (MA) is the percentage of total orders processed for which BST is unable to complete the service orders on the committed due dates. Missed Appointments caused by end-user reasons will be included and reported separately. A business day is any time period within the same date frame, which means there cannot be a cutoff time for commitments as certain types of orders are, requested to be worked after standard business hours. Also, during Daylight Savings Time, field technicians are scheduled until 9PM in some areas and the customer is offered a greater range of intervals from which to select.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Percent Missed Installation Appointments = (sum of) (Number of Orders Not Complete by Committed Due Date in Reporting Period) / (Number of Orders Completed in Reporting Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
  .  CLEC Specific
  .  CLEC Aggregate
  .  BST Aggregate

Report explanation: The difference between End User MA and Total MA is the result of BST caused misses. Here, Total MA is the total % of orders missed either by BST or CLEC end user and End User MA represents the percentage of orders missed by the end user.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    .   Reported in categories of ** 10 line/circuits;
        * 10 line/circuits
    .   Dispatch / No Dispatch
    .   Product Reporting Levels
           .  POTS -  Residence
           .  POTS - Business
           .  DESIGN
           .  PBX
           .  CENTREX
           .  ISDN
           .  UNE 2 Wire Loop with NP (Design and Non-Design)
           .  UNE 2 Wire Loop without NP (Design and Non-Design)
           .  UNE Loop Other with NP (Design and Non-Design)
           .  UNE Loop Other without NP (Design and Non-Design)
           .  UNE Other (Design and Non-Design)
           .  Switching (Under development)
           .  Local Transport (Under development)
           .  Combos (Under development)
           .  NP (Under development as separate category)
           .  Local Interconnection Trunks
        .     Geographic Scope
           .  State, Region, and further geographic disaggregation (MSA) as required by State Commission Order
--------------------------------------------------------------------------------
* = greater than
** = less than

                                                                    Attachment 9
                                                                         Page 25


PROVISIONING (Percent Missed Installation Appointments - Continued)
-------------------------------------------------------------------

--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC        DATA RETAINED RELATING TO BST
     ------------------------------        ----------------------------
     EXPERIENCE                            EXPERIENCE
     ----------                            ----------
--------------------------------------------------------------------------------
   .  Report Month                          .  Report Month
   .  CLEC Order Number and PON (PON)       .  BST Order Number
   .  Committed Due Date (DD)               .  Committed Due Date
   .  Completion Date (CMPLTN DD)           .  Completion Date
   .  Status Type                           .  Status Type
   .  Status Notice Date                    .  Status Notice Date
   .  Standard Order Activity               .  Standard Order Activity
   .  Geographic Scope                      .  Geographic Scope

NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
     CLEC Residence Resale / BST Residence Retail
     CLEC Business Resale / BST Business Retail
     CLEC Design / BST Design
     CLEC PBX, CENTREX, ISDN/ BST PBX, CENTREX, ISDN
     Interconnection Tr-BST-CLEC / Interconnection Trunks - BST
     UNEs-Retail Analog (under development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 26


PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement :
--------------------------------------------------------------------------------
   Average Completion Interval (OCI) & Order Completion Interval Distribution
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
  The "average completion interval" measure monitors the interval of time it takes BST to provide service for the CLEC or its' own customers. The "Order Completion Interval Distribution" provides the percentage of orders completed within certain time periods.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    . Canceled Service Orders
    . Order Activities of BST or the CLEC associated with internal or administrative use of local services
    . (Record Orders, Test Orders, etc.)
    . D (Disconnect) and F (From) orders. (From is disconnect side of a move order when the customer moves to a new address).
    . "L" Appointment coded orders (where the customer has requested a later than offered interval)
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The actual completion interval is determined for each order processed during the reporting period. The Completion interval is the elapsed time from when the order is electronically entere into SOCS after the FOC on a CLEC order, or the date time stamp receipt into SOCS by BST on retail orders to the order completion date. The clock starts when a valid order number is assigned by SOCS and stops when the technician or system completes the order in SOCS. Elapsed time for each order is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the associated total number of orders completed
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
Average Completion Interval:

    (sum of) [(Completion Date & Time) - (Order Issue Date & Time)] / (SIGMA) (Count of Orders Completed in Reporting Period)

Order Completion Interval Distribution:

    (sum of) (Service Orders Completed in "X" days) / (Total Service Orders Completed in Reporting Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .   CLEC Specific
    .   CLEC Aggregate
    .   BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    .  Dispatch/No Dispatch categories applicable to all levels except trunks.
    .  Residence & Business reported in day intervals = 0,1,2,3,4, 5, 5+
    . UNE and Design reported in day intervals = 0-5, 5-10, 10-15, 15-20, 20-25, 25-30, 30+
    .  All Levels are reported (less than) 10 line/circuits; (greater than)
       10 line/circuits
    .  Product Reporting Levels

          .   POTS - Residence
          .   POTS - Business
          .   DESIGN
          .   PBX
          .   CENTREX
          .   ISDN
          .   UNE 2 Wire Loop with NP (Design and Non-Design)
          .   UNE 2 Wire Loop without NP (Design and Non-Design)
          .   UNE Loop Other with NP (Design and Non-Design)
          .   UNE Loop Other without NP (Design and Non-Design)
          .   UNE Other (Design and Non-Design)
          .   Switching (Under development)
          .   Local Transport (Under development)
          .   Combos (Under development)
          .   NP (Under development as separate category)
          .   Local Interconnection Trunks
          .   Geographic Scope
          .   State, Region, and further geographic disaggregation (MSA) as required by State Commission Order
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 27


PROVISIONING -
------------
(Average Completion Interval (OCI) & Order Completion Interval Distribution -
-----------------------------------------------------------------------------
Continued)
----------

--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC           DATA RETAINED RELATING TO BST
     ------------------------------           -----------------------------
     EXPERIENCE                               EXPERIENCE
     ----------                               ----------
     . Report Month                           .  Report Month
     . CLEC Company Name                      .  CLEC Order Number
     . Order Number (PON)                     .  Order Submission Date & Time
     . Submission Date & Time (TICKET_ID)     .  Order Completion Date   & Time
     . Completion Date (CMPLTN_DT)            .  Service Type
     . Service Type (CLASS_SVC_DESC)          .  Geographic Scope
     . Geographic Scope

NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------
   RETAIL ANALOG/BENCHMARK
   -----------------------
--------------------------------------------------------------------------------
   CLEC Residence Resale / BST Residence Retail
   CLEC Business Resale / BST Business Retail
   CLEC Non-UNE Design / BST Design
   CLEC PBX,  CENTREX, ISDN / BST PBX, CENTREX, ISDN
   Interconnection Trunks-CLEC / Interconnection Trunks-BST
   UNEs-Retail Analog (under development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 28



PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Average Completion Notice Interval
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    The Completion Notice Interval is the elapsed time between the BST reported completion of work and the issuance of a valid completion notice to the CLEC.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Non-mechanized Orders
    .  Cancelled Service Orders
    . Order Activities of BST associated with internal or administrative use of local services
    .  D & F orders
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    Measurement of interval of completion date and time by a field technician on dispatched orders, and 5PM on the due date for non-dispatched orders; to the release of a notice to the CLEC/BST of the completion status. The field technician notifies the CLEC by telephone the work was complete and then he enters the completion information and completion time in his computer. This information switches through to the SOCS systems either completing the order or rejecting the order to the Work Management Center (WMC). If the completion is rejected, it is manually corrected and then completed by the WMC. The notice is returned on each individual order submitted and as the notice is sent electronically, it can only be switched to those orders that were submitted by the CLEC electronically.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    (sum of) (Date and Time of Notice of Completion) - (Date and Time of Work Completion) / (Number of Orders Completed in Reporting Period)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .   CLEC Specific
    .   CLEC Aggregate
    .   BST Aggregate (in development-expected release date 08/15/99 reporting)
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    . Reporting intervals in Hours: 0-1, 1-2, 2-4, 4-8, 8-12, 12-24, (greater than) 24, plus Overall Average Hour Interval
    . Reported in categories of (less than) 10 line/circuits; (greater than) 10 line/circuits
    . Product Reporting Levels

          .   POTS - Residence
          .   POTS - Business
          .   DESIGN
          .   PBX
          .   CENTREX
          .   ISDN
          .   UNE 2 Wire Loop with NP (Design and Non-Design)
          .   UNE 2 Wire Loop without NP (Design and Non-Design)
          .   UNE Loop Other with NP (Design and Non-Design)
          .   UNE Loop Other without NP (Design and Non-Design)
          .   UNE Other (Design and Non-Design)
          .   Switching (Under development)
          .   Local Transport (Under development)
          .   Combos (Under development)
          .   NP (Under development as separate category)
          .   Local Interconnection Trunks
          .   Geographic Scope
          .   State, Region, and further geographic disaggregation (MSA) as required by State Commission Order
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 29


PROVISIONING - (Average Completion Notice Interval- Continued)
--------------------------------------------------------------

--------------------------------------------------------------------------------
    DATA RETAINED RELATING TO CLEC           DATA RETAINED RELATING TO BST
    ------------------------------           -----------------------------
    EXPERIENCE                               EXPERIENCE
    ----------                               ----------
--------------------------------------------------------------------------------
   .  Report Month                         .
   .  CLEC Order Number                    . Report Month
   .  Work Completion Date                 . Service Order Number
   .  Work Completion Time                 . Work Completion Date
   .  Completion Notice Availability Date  . Work Completion Time
   .  Completion Notice Availability Time  . Completion Notice Availability Date
   .  Service Type                         . Completion Notice Availability Time
   .  Activity Type                        . Service Type
   .  Geographic Scope                     . Activity Type
                                           . Geographic Scope

NOTE: Code in parentheses is the
      corresponding header found in the
      raw data file.                       NOTE: Code in parentheses is the
                                           corresponding header found in the raw
                                           data file.
--------------------------------------------------------------------------------

Retail Analog/Benchmark:
--------------------------------------------------------------------------------
  Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 30

PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Coordinated Customer Conversions
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     This category measures the average it takes BST to disconnect an unbundled loop from the BST switch and cross connect it to a CLEC's equipment. This measurement applies to service orders with and without NP, and where the CLEC has requested BST to provide a coordinated cutover.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     .  Any order canceled by the CLEC will be excluded from this measurement.
     .  Delays due to CLEC following disconnection of the unbundled loop
     .  Unbundled Loops where there is no existing subscriber loop
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     Where the service order includes NP, the interval includes total time for the cutover including the translation time to place the line back in service on the ported line. The interval is calculated for the entire cutover time for the service order and then items worked in time to give the average per item interval for divided by that each service order.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     (Sigma)[(Completion Date and Time for an Unbundled Loop) - (Disconnection Date and Time of Cross Connection of an Unbundled Loop)] / Total Number of Unbundled Loop Items for the reporting period.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .  CLEC Specific
     .  CLEC Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     . Reported in intervals (less than or equal to) 5 minutes; (greater than) 5, (less than) 15 minutes (greater than) 15 minutes, plus Average interval Overall

     .  Product Reporting Levels
          - UNE Loops without NP
          - UNE Loops with NP
        - Geographic Scope
          - State, Region, and further geographic disaggregation as required by State Commission Order
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC             DATA RETAINED RELATING TO BST
     ------------------------------             -----------------------------
     EXPERIENCE                                 EXPERIENCE
     ----------                                 ----------
--------------------------------------------------------------------------------
   .  Report Month                             .  No BST Analog Exists
   .  CLEC Order Number
   .  Committed Due Date (DD)
   .  Service Type (CLASS_SVC_DESC)
   .  Cutover Start Time
   .  Cutover Completion time
   .  Portability start and  (NP Orders)
   .  Total Items

NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
   There is no retail analog for this measurement because it measures cutting loops to the CLEC. Benchmark under development.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 31
PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
    % Provisioning Troubles within 30 days of Service Order Activity
--------------------------------------------------------------------------------

Definition:
--------------------------------------------------------------------------------
    Percent Provisioning Troubles within 30 days of Installation measures the quality and accuracy of installation activities.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .   Canceled Service Orders
    . Order Activities of BST or the CLEC associated with internal or administrative use of local services (R Orders, Test Orders, etc.)
    .   D & F orders
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    Measures the quality and accuracy of completed orders. The first trouble report from a service order after completion is counted in this measure. Subsequent trouble reports are measured in Repeat Report Rate. Reports are calculated searching in the prior report period for completed service orders and following 30 days after completion for a trouble report.
    D & F orders are excluded as there is no subsequent activity following a disconnect.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    % Provisioning Troubles within 30 days of Service Order Activity = (SIGMA)(Trouble reports on all completed orders 30 days following service order(s) completion) / (All Service Orders completed in the calendar month) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .   CLEC Specific
    .   CLEC Aggregate
    .   BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    . Reported in categories of less than (10 line/circuits;) more than 10 line/circuits
    .   Dispatch / No Dispatch
    .   Product Reporting Levels
        - POTS - Residence
        - POTS - Business
        - DESIGN
        - PBX
        - CENTREX
        - ISDN
        - UNE 2 Wire Loop with NP (Design and Non-Design)
        - UNE 2 Wire Loop without NP (Design and Non-Design)
        - UNE Loop Other with NP (Design and Non-Design)
        - UNE Loop Other without NP (Design and Non-Design)
        - UNE Other (Design and Non-Design)
        - Switching (Under development)
        - Local Transport (Under development)
        - Combos (Under development) NP
        - (Under development as separate category)
        - Local Interconnection Trunks
     - Geographic Scope
        - State, Region, and further geographic disaggregation (MSA) as required by State Commission Order
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 32

PROVISIONING - (% Provisioning Troubles within 30 days of Service Order
-----------------------------------------------------------------------
               Activity - Continued)
               ---------------------

--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
     ------------------------------               -----------------------------
     EXPERIENCE                                   EXPERIENCE
     ----------                                   ----------
--------------------------------------------------------------------------------
   .   Report Month                             .  Report Month
   .   CLEC Order Number and PON                .  BST Order Number
   .   Order Submission Date(TICKET_ID)         .  Order Submission Date
   .   Order Submission Time (TICKET_ID)        .  Order Submission Time
   .   Status Type                              .  Status Type
   .   Status Notice Date                       .  Status Notice Date
   .   Standard Order Activity                  .  Standard Order Activity
   .   Geographic Scope                         .  Geographic Scope
NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
   CLEC Residence Resale / BST Residence Retail
   CLEC Business Resale / BST Business Retail
   CLEC Design / BST Design
   CLEC PBX, CENTREX, ISDN/ BST PBX, CENTREX, ISDN
   Interconnection Trunks-CLEC /  Interconnection Trunks-BST
   UNEs-Retail Analog (Under Development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 33
PROVISIONING
------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Total Service Order Cycle Time (TSOCT) (under development 3Q99)
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    This is a new measurement under development to measure the total service order cycle time from receipt of a valid service order request to the completion of the service order.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Canceled Service Orders
    . Order Activities of BST or the CLEC associated with internal or administrative use of local services
    .  (Record Orders, Test Orders, etc.)
    . D (Disconnect) and F (From) orders. (From is disconnect side of a move order when the customer moves to a new address).
    . "L" Appointment coded orders (where the customer has requested a later than offered interval)
    . Orders with CLEC/Subscriber caused delays or CLEC/Subscriber requested due date changes.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The interval is determined for each order processed during the reporting period. This measurement combines two reports: FOC (Firm Order Confirmation) with Average Order Completion Interval. This interval starts with the receipt of a valid service order request and stops when the technician or system completes the order in SOCS. Elapsed time for each order is accumulated for each reporting dimension. The accumulated time for each reporting dimension is then divided by the associated total number of orders completed
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    Total Service Order Cycle Time
    (under development)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .   CLEC Specific
    .   CLEC Aggregate
    .   BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    .   ISDN Orders included in Non Design - GA Only
    .   Dispatch/No Dispatch categories applicable to all levels except trunks.
    .   Intervals under development
    .   Product Reporting Levels
        - Interconnection Trunks
        - POTS - Residence
        - POTS - Business
        - DESIGN
        - PBX
        - CENTREX
        - ISDN
        - UNE 2 Wire Loop with NP (Design and Non-Design)
        - UNE 2 Wire Loop without NP (Design and Non-Design)
        - UNE Loop Other with NP (Design and Non-Design)
        - UNE Loop Other without NP (Design and Non-Design)
        - UNE Other (Design and Non-Design)
        - Switching (Under development)
        - Local Transport (Under development)
        - Combos (Under development)
        - NP (Under development as separate category)
        - Local Interconnection Trunks
      - Geographic Scope
        - State, Region and further geographic disaggregation as required by State Commission Order
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 34

PROVISIONING - (Total Service Order Cycle Time (TSOCT) - Continued
------------------------------------------------------------------

--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC              DATA RETAINED RELATING TO BST
     ------------------------------              -----------------------------
     EXPERIENCE                                  EXPERIENCE
     ----------                                  ----------
--------------------------------------------------------------------------------
   .   Report Month                             .   Report Month
   .   Interval for FOC                         .   CLEC Order Number
   .   CLEC Company Name                        .   Order Submission Date & Time
   .   Order Number (PON)                       .   Order Completion Date & Time
   .   Submission Date & Time (TICKET_ID)       .   Service Type
   .   Completion Date (CMPLTN_DT)              .   Geographic Scope
   .   Service Type (CLASS_SVC_DESC)
   .   Geographic Scope
NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
     Under development (BST retail analog available at this time would be Average Completion Interval)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 35

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Missed Repair Appointments
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   The percent of trouble reports not cleared by the committed date and time.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   .  Trouble tickets canceled at the CLEC request.
   .  BST trouble reports associated with internal or administrative service.
   .  Customer Provided Equipment (CPE) troubles or CLEC Equipment Trouble.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The negotiated commitment date and time is established when the repair report is received. The cleared time is the date and time that BST personnel clear the trouble closes the trouble report in his Computer Access Terminal (CAT) or workstation. If this is after the Commitment time, the report is flagged as a "Missed Commitment" or a missed repair appointment. When the data for this measure is collected for BST and a CLEC, it can be used to compare the percentage of the time repair appointments are missed due to BST reasons.
   Note: Appointment intervals vary with force availability in the POTS environment. Specials and Trunk intervals are standard interval appointments of no greater than 24 hours.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Percentage of Missed Repair Appointments =(SIGMA) (Count of Customer Troubles Not Cleared by the Quoted Commitment Date and Time) / (SIGMA) (Total Trouble reports closed in Reporting Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  CLEC Aggregate
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   ISDN Troubles included in Non-Design -GA ONLY
   .  Product Reporting Levels
      - POTS - Residence, Business
      - Design
      - PBX, CENTREX and ISDN
      - UNE 2 Wire Loop (Design and Non - Design)
      - UNE Loop Other(Design and Non Design)
      - UNE Other (Design and Non - Design)
      - Switching, Local Transport and Combos (under development)
      - Local Interconnection Trunks
   .  Dispatch/No Dispatch categories applicable to product levels all
   .  Geographic Scope
      - State, Region and further geographic disaggregation as required by
        State Commission Order (e.g. Metropolitan Service Area - MSA)
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC                  DATA RETAINED RELATING TO BST
   ------------------------------                  -----------------------------
   EXPERIENCE                                      EXPERIENCE
   ----------                                      ----------
--------------------------------------------------------------------------------
  .   Report Month                              .  Report Month
  .   CLEC Company Name                         .  BST Company Code
  .   Submission Date & Time ( TICKET_ID)       .  Submission Date & Time
  .   Completion Date (CMPLTN_DT)               .  Completion Date
  .   Service Type (CLASS_SVC_DESC)             .  Service Type
  .   Disposition and Cause (CAUSE_CD &         .  Disposition and Cause (Non-
        CAUSE_DESC)                                   Design / Non-Special Only)
  .   Geographic Scope                          .  Trouble Code (Design and
                                                     Trunking Services)
                                                 .  Geographic Scope
NOTE: Code in parentheses is the corresponding
      header found in the raw data file.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 36

MAINTENANCE & REPAIR - (Missed Repair Appointments - Continued)
---------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
   CLEC Residence-Resale / BST Residence-Retail
   CLEC Business-Resale / BST Business-Retail
   CLEC Design-Resale / BST Design-Retail
   CLEC PBX, Centrex, and ISDN Resale/ BST PBX, Centrex, and ISDN Retail
   CLEC Trunking-Resale / BST Trunking-Retail
   UNEs - Retail Analog (under development at this time.)
--------------------------------------------------------------------------------

                                                                 Attachment 9
                                                                      Page 37

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Customer Trouble Report Rate
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     Initial and repeated customer direct or referred troubles reported within a calendar month per 100 lines/ circuits in service.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     .  Trouble tickets canceled at the CLEC request.
     .  BST trouble reports associated with administrative service.
     .  Customer provided Equipment (CPE) troubles or CLEC equipment troubles.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     Customer Trouble Report Rate is computed by accumulating the number of maintenance initial and repeated trouble reports during the reporting period. The resulting number of trouble reports are divided by the total "number of service" lines, ports or combination of existing for the CLEC's and BST respectively at the end of the report month.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Customer Trouble Report Rate = (Count of Initial and Repeated Trouble Reports in the Current Period) / (Number of Service Access Lines in service at End of the Report Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .  CLEC Specific
     .  CLEC Aggregate
     .  BST Aggregate.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     ISDN Troubles included in Non Design - GA Only

     .  Product Reporting Levels
        -  POTS Residence and Business
        -  Design
        -  PBX, CENTREX, and ISDN
        -  UNE 2 Wire Loop (Design and Non - Design)
        -  UNE Loop Other (Design and Non - Design)
        -  UNE Other (Design and Non - Design)
        -  Switching, Local Transport, and Combos (under development)
        -  Local Interconnection Trunks
     .  Dispatch/No Dispatch categories applicable to all product levels
     .  Geographic Scope
        - State, Region and further geographic disaggregation as required by State Commission Order (e.g. Metropolitan Service Area - MSA)
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC              DATA RETAINED RELATING TO BST
     ------------------------------              -----------------------------
     EXPERIENCE                                  EXPERIENCE
     ----------                                  ----------
--------------------------------------------------------------------------------
   .  Report Month                              .  Report Month
   .  CLEC Company Name                         .  BST Company Code
   .  Ticket Submission Date & Time             .  Ticket Submission Date &
      (TICKET_ID)                                  Time
   .  Ticket Completion Date (CMPLTN_DT)        .  Ticket Completion Date
   .  Service Type (CLASS_SVC_DESC)             .  Service Type
   .  Disposition and Cause (CAUSE_CD &         .  Disposition and Cause (Non-
      CAUSE_DESC)                                  Design / Non-Special Only)
   .  # Service Access Lines in Service         .  Trouble Code (Design and
      at the end of period                         Trunking Services)
   .  Geographic Scope                          .  # Service Access Lines in
                                                   Service at the end of period
NOTE: Code in parentheses is the corresponding  .  Geographic Scope header found in the raw data file.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 38

MAINTENANCE & REPAIR - (Customer Trouble Report Rate - Continued)
-----------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
    CLEC Residence-Resale / BST Residence -Retail
    CLEC Business-Resale / BST Business-Retail
    CLEC Design-Resale / BST Design-Retail
    CLEC PBX, Centrex and ISDN Resale/ BST PBX, Centrex, and ISDN Retail
    CLEC Trunking-Resale / BST Trunking-Retail
    UNEs - Retail Analog (under development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 39

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Maintenance Average Duration
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    The Average duration of Customer Trouble Reports from the receipt of the Customer Trouble Report to the time the trouble report is cleared.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
  .    Trouble reports canceled at the CLEC request
  .    BST trouble reports associated with administrative service
  .    Customer Provided Equipment (CPE) troubles or CLEC Equipment Troubles.
  .    Trouble reports greater than 10 days
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    For Average Duration the clock starts on the date and time of the receipt of a correct repair request. The clock stops on the date and time the service is restored (when the technician completes the trouble ticket on his/her CAT or work system).
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    Maintenance Average Duration = (sum of)(Date and Time of Service Restoration) - (Date and Time Trouble Ticket was Opened) / (sum of)( Total Closed Troubles in the reporting period)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .   CLEC Specific
    .   BST Aggregate
    .   CLEC Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     ISDN Troubles included in Non Design - GA Only

    .   Product Reporting Levels
         .  POTS- Residence and Business
         .  Design
         .  PBX, CENTREX, and ISDN
         .  UNE 2 Wire Loop (Design Non - Design)
         .  UNE Loop Other (Design Non - Design)
         .  UNE Other (Design Non - Design)
         .  Switching, Local Transport and Combos (under development)
         .  Local Interconnection Trunks
    .   Dispatch/No Dispatch categories applicable to all product levels
    .   Geographic Scope
         . State, Region and further geographic disaggregation as required by State Commission Order (e.g. Metropolitan Service Area - MSA)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 40

MAINTENANCE & REPAIR - (Maintenance  Average Duration - Continued)
------------------------------------------------------------------

--------------------------------------------------------------------------------
    DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
    ------------------------------               -----------------------------
    EXPERIENCE                                   EXPERIENCE
    ----------                                   ----------
--------------------------------------------------------------------------------
  .  Report Month                                .  Report Month
  .  Total Tickets (LINE_NBR)                    .  Total Tickets
  .  CLEC Company Name                           .  BST Company Code
  .  Ticket Submission Date & Time (TIME_ID)     .  Ticket Submission Date
  .  Ticket Completion Date (CMPLTN_DT           .  Ticket submission Time
  .  Service Type (CLASS_SVC_DESC)               .  Ticket completion Date
  .  Disposition and Cause (CAUSE_CD &           .  Ticket Completion Time
       CAUSE_DESC)                               .  Total Duration Time
  .  Geographic Scope                            .  Service Type
                                                 .  Disposition and Cause (Non -
NOTE: Code in parentheses is the corresponding       Design / Non-Special Only)
      header found in the raw data file.         .  Trouble Code (Design and
                                                      Trunking Services)
                                                 .  Geographic Scope
--------------------------------------------------------------------------------
 Retail Analog/Benchmark:
--------------------------------------------------------------------------------
     CLEC Residence-Resale / BST Residence-Resale
     CLEC Business-Resale / BST Business-Retail
     CLEC Design-Resale / BST Design-Retail
     CLEC PBX, Centrex and ISDN Resale / BST PBX, Centrex and ISDN Retail
     CLEC Trunking-Resale / BST Trunking-Retail
     UNEs - Retail Analog (under development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 41

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Percent Repeat Troubles within 30 Days
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   Trouble reports on the same line/circuit as a previous trouble report received within 30 calendar days as a percent of total troubles reported.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   .  Trouble Reports canceled at the CLEC request
   .  BST Trouble Reports associated with administrative service
   .  Customer Provided Equipment (CPE) Troubles or CLEC Equipment Troubles.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   Includes Customer trouble reports received within 30 days of an original Customer trouble report.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Percentage of Missed Repair Appointments = (Count of Customer Troubles where more than one trouble report was logged for the same service line within a continuous 30 days) / ( Total Trouble Reports Closed in Reporting Period)
   X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  CLEC Aggregate
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    ISDN Troubles included in Non Design - GA Only

   .  Product Reporting Levels
       .  POTS Residence and Business
       .  Design
       .  PBX, CENTREX and ISDN
       .  UNE 2 Wire Loop (Design and Non - Design)
       .  UNE Loop Other (Design and Non - Design)
       .  UNE Other (Design Non - Design)
       .  Switching, Local Transport and Combos (under development)
       .  Local Interconnection Trunks
   .  Dispatch/No Dispatch categories applicable to all product levels
   .  Geographic Scope
       . State, Region and further geographic disaggregation as required by State Commission Order (e.g. Metropolitan Service Area - MSA)
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC                 DATA RETAINED RELATING TO BST
   ------------------------------                 -----------------------------
   EXPERIENCE                                     EXPERIENCE
   ----------                                     ----------
--------------------------------------------------------------------------------
  .  Report Month                                .  Report Month
  .  Total Tickets (LINE_NBR)                    .  Total Tickets
  .  CLEC Company Name                           .  BST Company Code
  .  Ticket Submission Date & Time               .  Ticket Submission Date
       (TICKET_ID)                               .  Ticket Submission Time
  .  Ticket Completion Date (CMPLTN_DT)          .  Ticket Completion Date
  .  Total and Percent Repeat Trouble Reports    .  Ticket Completion Time
       within 30 Days (TOT_REPEAT)               .  Total and Percent Repeat
  .  Service Type                                     Trouble Reports within
  .  Disposition and Cause (CAUSE_CD &                30 days
       CAUSE_DESC)                               .  Service Type
  .  Geographic Scope                            .  Disposition and Cause (Non -
                                                      Design/ Non-Special only)
NOTE: Code in parentheses is the corresponding   .  Trouble Code (Design and
      header format found in the raw data             Trunking Services)
      file.                                      .  Geographic Scope
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 42

MAINTENANCE & REPAIR - (Percent Repeat Troubles within 30 Days - Continued)
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
  CLEC Residence-Resale / BST Residence-Retail
  CLEC Business- Resale / BST Business-Retail
  CLEC Design-Resale / BST Design-Retail
  CLEC PBX, Centrex and ISDN Resale / BST PBX, Centrex and ISDN Retail
  CLEC Trunking-Resale / BST Trunking-Retail
  UNEs - Retail Analog (under development at this time)
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 43

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Out of Service (OOS) * 24 Hours
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   For Out of Service Troubles (no dial tone, cannot be called or cannot call out) the percentage of troubles cleared in excess of 24 hours. (All design services are considered to be out of service.)
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   .  Trouble Reports canceled at the CLEC request
   .  BST Trouble Reports associated with administrative service
   .  Customer Provided Equipment (CPE) Troubles or CLEC Equipment Troubles.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   Customer Trouble reports that are out of service and cleared in excess of
   24 hours. The clock begins when the trouble report is created in LMOS and the trouble is counted if the time exceeds 24 hours.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Out of Service (OOS) * 24 hours = (Total Troubles OOS * 24 Hours) / Total OOS Troubles in Reporting Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  BST Aggregate
   .  CLEC Aggregate.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    ISDN Troubles included in Non Design - GA Only

  .  Product Reporting Levels
      .  POTS Residence and Business
      .  Design
      .  PBX and CENTREX and ISDN
      .  UNE 2 Wire Loop (Design and Non - Design)
      .  UNE Loop Other (Design and Non - Design)
      .  UNE Other (Design and Non - Design)
      .  Switching, Local Transport and Combos (under development)
      .  Local Interconnection Trunks
  .  Dispatch/No Dispatch categories applicable to  all product levels
  .  Geographic Scope
      . State, Region and further geographic disaggregation as required by State Commission Order (e.g. Metropolitan Service Area - MSA)
--------------------------------------------------------------------------------
    DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
    ------------------------------                -----------------------------
    EXPERIENCE                                    EXPERIENCE
    ----------                                    ----------
--------------------------------------------------------------------------------
  .  Report Month                                .  Report Month
  .  Total Tickets                               .  Total Tickets
  .  CLEC Company Name                           .  BST Company Code
  .  Ticket Submission Date & Time               .  Ticket Submission Date
      (TICKET_ID)                                .  Ticket Submission time
  .  Ticket Completion Date (CMPLTN_DT           .  Ticket Completion Date
  .  Percentage of Customer Troubles out of      .  Ticket Completion Time
      Service * 24 Hours (OOS * 24_FLAG)         .  Percent of Customer Troubles
  .  Service type (CLASS_SVC_DESC)                   out of Service * 24 Hours
  .  Disposition and Cause (CAUSE_CD &           .  Service type
      CAUSE-DESC)                                .  Disposition and Cause (Non -
  .  Geographic Scope                                - Design/ Non-Special only)
                                                 .  Trouble Code (Design and
NOTE: Code in parentheses is the corresponding       Trunking Services)
      header found in the raw data file.         .  Geographic Scope
--------------------------------------------------------------------------------

* more than

                                                                    Attachment 9
                                                                         Page 44

MAINTENANCE & REPAIR - (Out of Service (OOS) * 24 Hours - Continued)
----------------------------------------------------------------------------

--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
  .  CLEC Residence-Resale / BST Residence- Retail
  .  CLEC Business- Resale / BST Business-Retail
  .  CLEC Design-Resale / BST Design-Retail
  .  CLEC PBX, Centrex and ISDN Resale / BST PBX, Centrex and ISDN Retail
  .  CLEC Trunking-Resale / BST Trunking-Retail
  .  UNEs Retail Analog (under development at this time.)
--------------------------------------------------------------------------------

* more than

                                                                    Attachment 9
                                                                         Page 45

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   OSS Interface Availability
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   The percentage of time the OSS Interface is functionally available compared to scheduled availability. Availability percentage for the CLEC and BST interface systems and for the legacy systems accessed by them are captured.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   This measure is designed to compare the OSS availability versus scheduled availability of BST's legacy systems.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   OSS Interface Availability = (Actual System Functional Availability) / (Actual planned System Availability) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Aggregate
   .  BST Aggregate
   .  BST/CLEC
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
   ------------------------------               -----------------------------
   EXPERIENCE                                   EXPERIENCE
   ----------                                   ----------
--------------------------------------------------------------------------------
  .  Availability of CLEC TAFI                 .   Availability of BST TAFI
  .  Availability of LMOS HOST, MARCH          .   Availability of LMOS HOST,
      and SOCS                                      MARCH and SOCS
  .  CRIS, PREDICTOR, LNP, and OSPCM
      (under development at this time)
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
   Parity by design; Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 46

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
  OSS Response Interval and Percentages
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
  The response intervals are determined by subtracting the time a request is received on the BST side of the interface until the response is received from the legacy system. Percentages of requests falling into each interval category are reported, along with the actual number of requests falling into those categories.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
  Queries received during scheduled system maintenance time.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
  This measure is designed to monitor the time required for the CLEC and obtain BST interface system to obtain from BST's legacy systems the information required to handle maintenance and repair functions. The clock starts on the date and time when the request is received and the clock stops when the response has been transmitted through that same point to the requester.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
  OSS Response Interval = (Query Response Date and Time for Category "X") - (Query Request Date and Time for Category "X") / (Number of Queries
  Submitted in the Reporting Period) where, "X" is 0-4, * 4 to 10, 10, * 30 seconds.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
  .  CLEC
  .  BST Residence
  . BST Business (BST Total is under development at this time) by interface for each legacy system and function as appropriate.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
  Region
--------------------------------------------------------------------------------
  DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
  ------------------------------               -----------------------------
  EXPERIENCE                                   EXPERIENCE
  ----------                                   ----------
--------------------------------------------------------------------------------
  .  CLEC Transaction Intervals                .  BST Business and Residence
                                                  transaction Intervals
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
  Retail Analog
  Audit Verification
--------------------------------------------------------------------------------

* more than and equal to

                                                                    Attachment 9
                                                                         Page 47

MAINTENANCE & REPAIR
--------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
  Average Answer Time - Repair Centers
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
  This measure demonstrates an average response time for the CLEC representative to contact a BST representative. The average time a CLEC Rep is in queue waiting for the LCSC or UNE Center Rep to answer.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
  None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
  This measure is designed to measure the time required for CLEC & BST from the time of the ACD choice to the time of being answered. The clock starts when the CLEC Rep makes a choice to be put in queue for the next repair attendant and the clock stops when the repair attendant answers the call.
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
  Region. CLEC/BST Service Centers and BST Repair Centers are regional.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
  Average Answer Time for BST's Repair Centers = (Time BST Repair Attendant Answers Call) - (Time of entry into queue until ACD Selection) / (Total number of calls by reporting period)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
  .  CLEC Aggregate
  .  BST/CLEC Aggregate
--------------------------------------------------------------------------------
  DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
  ------------------------------               -----------------------------
  EXPERIENCE                                   EXPERIENCE
  ----------                                   ----------
--------------------------------------------------------------------------------
  .  CLEC Average Answer Time                  .  BST Average Answer Time

--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
  Retail Analog
  Audit Verification
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 48

BILLING
-------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Invoice Accuracy
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   This measure provides the percentage accuracy of the billing invoices rendered to CLECs during the current month.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   . Adjustments not related to billing errors (e.g., credits for service outage, special promotion credits, adjustments to satisfy the customer).
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The accuracy of billing invoices delivered by BST to the CLEC must enable them to provide a degree of billing accuracy comparative to BST bills rendered to retail customers BST CLECs request adjustments on bills determined to be incorrect. The BellSouth Billing verification process includes manually analyzing a sample of local bills from each bill period. This bill vertification process draws from a mix of different customer billing options and types of service. An end-to-end process is performed for new products and services. Internal measurements and controls are maintained on all billing processes.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
Invoice Accuracy = (Total Billed Revenues during current month) - ( Billing Related Adjustments during current month) / Total Billed Revenues during current month X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  CLEC Aggregate
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   .  Product / Invoice Type
       .  Resale
       .  UNE
       .  Interconnection
   .  Geographic Scope
       .  Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC              DATA RETAINED RELATING TO BST
   ------------------------------              -----------------------------
   EXPERIENCE:                                 PERFORMANCE:
   ----------                                  -----------
--------------------------------------------------------------------------------
   . Report Month                              .  Report Month
   . Invoice Type                              .  Invoice Type
      .                                            . CRIS
   . Total Billed Revenue                          . CABS
   . Billing Related Adjustments               .  Total Billed Revenue
                                               .  Billing Related Adjustments
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 49

BILLING
-------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Mean Time to Deliver Invoices
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   This measure provides the mean interval for billing invoices Exclusions:
--------------------------------------------------------------------------------
   Any invoices rejected due to formatting or content errors.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   Measures the mean interval for timeliness of billing records delivered to CLECs in an agreed upon format. CRIS- based invoices are measured in business days, and CABS-based invoices in calendar days.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Mean Time To Deliver Invoices = (sum of) [(Invoice Transmission Date)- (Close Date of Scheduled Bill Cycle)] / (Count of Invoices Transmitted in Reporting Period)
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  CLEC Aggregate
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   .  Product / Invoice Type
       .  Resale
       .  UNE
       .  Interconnection
   .  Geographic Scope
       .  Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC              DATA RETAINED RELATING TO BST
   ------------------------------              -----------------------------
   EXPERIENCE:                                 PERFORMANCE:
   ----------                                  -----------
--------------------------------------------------------------------------------
   .  Report Month                             .   Report Month
   .  Invoice Type                             .   Invoice Type
                                                    .  CRIS
   .  Invoice Transmission Count                    .  CABS
   .  Date of Scheduled Bill Close             .   Invoice Transmission Count
                                               .   Date of Scheduled Bill Close
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
   CRIS-based invoices will be released for delivery within six (6) business days
   CABS-based invoices will be released for delivery within eight (8) calendar days.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 50



BILLING
-------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Usage Data Delivery Accuracy
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   This measurement captures the percentage of recorded usage and recorded usage data packets transmitted error free and in an agreed upon format to the appropriate CLEC, as well as a parity measurement against BST Data Packet Transmission.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The accuracy of usage records delivered by BST to the CLEC must provide CLECs with the opportunity to deliver bills at least as accurate as those delivered by BST.
--------------------------------------------------------------------------------
Calculations:
--------------------------------------------------------------------------------
   Usage Data Delivery Accuracy = (sum of) [(Total number of usage data packs sent during current month) -(Total number of usage data packs requiring retransmission during current month)] / (Total number of usage data packs sent during current month) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  CLEC Aggregate
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   .  Product / Invoice Type
      .   Resale
      .   UNE
      .   Interconnection
   .  Geographic Scope
      .   Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
   ------------------------------                -----------------------------
   EXPERIENCE:                                   PERFORMANCE:
   ----------                                    -----------
--------------------------------------------------------------------------------
   .  Report Month                               .  Report Month
   .  Record Type                                .  Record Type
      .   BellSouth Recorded
      .   Non BellSouth Recorded
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 51


BILLING
-------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Usage Data Delivery Completeness
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   This measurement provides percentage of complete and accurately recorded usage data (usage recorded by BellSouth and usage recorded by other companies and sent to BST for biling) that is processed and transmitted to the CLEC within thirty (30) days of the message recording date. A parity measure is also provided showing completeness of BST messages processed and transmitted via CMDS. BellSouth delivers its own retail usage from recording location to billing location via CMDS as well as delivering billing data to other companies. Timeliness, Completeness and Mean Time to Deliver Usage measures are reported on the same report.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The purpose of these measurements is to demonstrate the level of quality of usage data delivered to the appropriate CLEC. Method of delivery is at the option of the CLEC.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Usage Data Delivery Completeness = (sum of)(Total number of Recorded usage records delivered during the current month that are within thirty (30) days of the message recording date)/(sum of)(Total number of Recorded usage records delivered during the current month) X 100
--------------------------------------------------------------------------------
   REPORT STRUCTURE
   ----------------
--------------------------------------------------------------------------------
   .  CLEC Specific
   .  CLEC Aggregate
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
      .
   .  Geographic Scope
      .   Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
   ------------------------------                -----------------------------
   EXPERIENCE:                                   PERFORMANCE:
   ----------                                    -----------
--------------------------------------------------------------------------------
   .  Report Month                               .  Report Monthly
   .  Record Type                                .  Record Type
      .   BellSouth Recorded
      .   Non BellSouth Recorded
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 52


BILLING
-------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Usage Data Delivery Timeliness
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   This measurement provides percentage of recorded usage data (usage recorded by BST and usage recorded by other companies and sent to BST for billing) that is delivered to the appropriate CLEC within six (6) calendar days from the receipt of the initial recording. A parity measure is also provided showing timeliness of BST messages processed and transmitted via CMDS. Timeliness, Completeness and Mean Time to Deliver Usage measures are reported on the same report.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The purpose of this measurement is to demonstrate the level of timeliness for processing and transmission of usage data delivered to the appropriate CLEC. The usage data will be mechanically transmitted or mailed to the CLEC data processing center once daily. The Timeliness interval of usage recorded by other companies is measured from the date BST receives the records to the date BST distributes to the CLEC. Method of delivery is at the option of the CLEC.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Usage Data Delivery Timeliness = (sum of) (Total number of usage records sent within six (6) calendar days from initial recording/receipt) / (sum of) (Total number of usage records sent) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Aggregate
   .  CLEC Specific
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   .
   .  Geographic Scope
      .   Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC                DATA RETAINED RELATING TO BST
   ------------------------------                -----------------------------
   EXPERIENCE:                                   PERFORMANCE:
   ----------                                    -----------
--------------------------------------------------------------------------------
   .  Report Month                               .  Report Monthly
   .  Record Type                                .  Record Type
      .   BellSouth Recorded
      .   Non-BellSouth Recorded
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 53


BILLING
-------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
   Mean Time to Deliver Usage
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
   This measurement provides the average time it takes to deliver Usage Records to a CLEC. A parity measure is also provided showing timeliness of BST messages processed and transmitted via CMDS. Timeliness, Completeness and Mean Time to Deliver Usage measures are reported on the same report.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
   None
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
   The purpose of this measurement is to demonstrate the average number of days it takes to deliver Usage data to the appropriate CLEC. Usage data is mechanically transmitted or mailed to the CLEC data processing center once daily. Method of delivery is at the option of the CLEC.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
   Mean Time to Deliver Usage = (sum of) (Record volume X estimated number of days to deliver the Usage Record) / total record volume
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
   .  CLEC Aggregate
   .  CLEC Specific
   .  BST Aggregate
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
   .
   .  Geographic Scope
      .   Region
--------------------------------------------------------------------------------
   DATA RETAINED RELATING TO CLEC               DATA RETAINED RELATING TO BST
   ------------------------------               -----------------------------
   EXPERIENCE:                                  PERFORMANCE:
   ----------                                   -----------
--------------------------------------------------------------------------------
   .  Report Month                              .  Report Monthly
   .  Record Type                               .  Record Type
      . BellSouth Recorded
      . Non-BellSouth Recorded
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 54


OPERATOR SERVICES AND DIRECTORY ASSISTANCE
------------------------------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Speed to Answer Performance/Average Speed to Answer - Toll
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measurement of the average time in seconds calls wait before answered by a toll operator.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    Calls abandoned by customers are not reflected in the average speed to answer but are reflected in the conversion tables where the percent answered within "X" seconds is determined.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The call waiting measurement scan starts when the customer enters the queue and ends when a BST representative answers the call. The average speed to answer is determined by measuring and accumulating the seconds of wait time from the entry of a customer into the BST call management system queue until the customer is transferred to a BST representative. No distinction is made between CLEC customers and BST customers.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    The Average Speed to Answer for toll is calculated by using data from monthly system measurement reports taken from the centralized call routing switches. The "total call waiting seconds" is a sub-component of this measure which BST systems calculate by monitoring the number of calls in queue throughout the day multiplied by the time (in seconds) between monitoring events. The "total calls served" is the other sub-component of this measure, which BST systems record as the total number of calls handled by Operator Services toll centers. Since calls abandoned are not reflected in the calculation, the percent answered within the required timeframe is determined by using conversion tables with input for the abandonment rate.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of BST and CLECs
    .  State
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED (ON AGGREGATE BASIS)
    ----------------------------------
--------------------------------------------------------------------------------
    For the items below, BST's Performance Measurement Analysis Platform (PMAP) receives a final computation: therefore, no raw data file is available in PMAP.
    .   Month
    .   Call Type (Toll)
    .   Average Speed of Answer
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 55


OPERATOR SERVICES AND DIRECTORY ASSISTANCE
------------------------------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Speed to Answer Performance/Percent Answered within "X" Seconds - Toll
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measurement of the percent of toll calls that are answered in less than "X" seconds. The number of seconds represented by "X" is thirty, except where a different regulatory benchmark has been set against the Average Speed to Answer by a State Commission.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    Calls abandoned by customers are not reflected in the average speed to answer but are reflected in the conversion tables where the percent answered within "X" seconds is determined.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The call waiting measurement scan starts when the customer enters the queue and ends when a BST representative answers the call. The average speed to answer is determined by measuring and accumulating the seconds of wait time from the entry of a customer into the BST call management system queue until the customer is transferred to a BST representative. No distinction is made between CLEC customers and BST customers.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    The Percent Answered within "X" Seconds measurement for toll is derived by using the BellCore Statistical Answer Conversion Tables, to convert the Average Speed to Answer measure into a percent of calls answered within "X" seconds. The BellCore Conversion Tables are specific to the defined parameters of work time, number of operators, max queue size and call abandonment rates.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of BST and CLECs
    .   State
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED (ON AGGREGATE BASIS)
    ----------------------------------
--------------------------------------------------------------------------------
    For the items below, BST's Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP.
    .   Month
    .   Call Type (Toll)
    .   Average Speed of Answer
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 56


OPERATOR SERVICES AND DIRECTORY ASSISTANCE
------------------------------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Speed to Answer Performance/Average Speed to Answer - Directory Assistance
    (DA)
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measurement of the average time in seconds calls wait before answer by a DA operator.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    Calls abandoned by customers are not reflected in the average speed to answer but are reflected in the conversion tables where the percent answered within "X" seconds is determined.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The call waiting measurement scan starts when the customer enters the queue and ends when a BST representative answers the call. The average speed to answer is determined by measuring and accumulating the seconds of wait time from the entry of a customer into the BST call management system queue until the customer is transferred to a BST representative. No distinction is made between CLEC customers and BST customers.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    The Average Speed to Answer for DA is calculated by using data from monthly system measurement reports taken from the centralized call routing switches. The "total call waiting seconds" is a sub-component of this measure which BST systems calculate by monitoring the number of calls in queue throughout the day multiplied by the time (in seconds) between monitoring events. The "total calls served" is the other sub-component of this measure, which BST systems record as the total number of calls handled by Operator Services DA centers. Since calls abandoned are not reflected in the calculation, the percent answered within the required timeframe is determined by using conversion tables with input for the abandonment rate.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of BST and CLECs
    .   State
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED (ON AGGREGATE BASIS)
    ----------------------------------
--------------------------------------------------------------------------------
    For the items below, BST's Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP.
    .  Month
    .  Call Type (DA)
    .  Average Speed of Answer
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 57


OPERATOR SERVICES AND DIRECTORY ASSISTANCE
------------------------------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Speed to Answer Performance/Percent Answered within "X" Seconds - Directory Assistance (DA)
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measurement of the percent of DA calls that are answered in less than "X" seconds. The number of seconds represented by "X" is twenty, except where a different regulatory benchmark has been set against the Average Speed to Answer by a State Commission.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    Calls abandoned by customers are not reflected in the average speed to answer but are reflected in the conversion tables where the percent answered within "X" seconds is determined.
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The call waiting measurement scan starts when the customer enters the queue and ends when a BST representative answers the call. The average speed to answer is determined by measuring and accumulating the seconds of wait time from the entry of a customer into the BST call management system queue until the customer is transferred to a BST representative. No distinction is made between CLEC customers and BST customers.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    The Percent Answered within "X" Seconds measurement for DA is derived by using the BellCore Statistical Answer Conversion Tables, to convert the Average Speed to Answer measure into a percent of calls answered within "X" seconds. The BellCore Conversion Tables are specific to the defined parameters of work time, number of operators, max queue size and call abandonment rates.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of BST and CLECs
    .  State
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED (ON AGGREGATE BASIS)
    ----------------------------------
--------------------------------------------------------------------------------
    For the items below, BST's Performance Measurement Analysis Platform (PMAP) receives a final computation; therefore, no raw data file is available in PMAP.
    .  Month
    .  Call Type (DA)
    .  Average Speed of Answer
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 58


E911
----

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    E911/Timeliness
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measures the percentage of batch orders for E911 database updates (to CLEC resale and BST retail records) processed successfully within a 24-hour period.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Any resale order canceled by a CLEC
    .  Facilities-based CLEC orders
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The 24-hour processing period is calculated based on the date and time processing starts on the batch orders and the date and time processing stops on the batch orders. Mechanical processing starts when SCC (BST's E911 vendor) receives E911 files containing batch orders extracted from BST's Service Order Communication System (SOCS). Processing stops when SCC loads the individual records to the E911 database. No distinctions are made between CLEC resale records and BST retail records.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    E911 Timeliness = (sum of) (Number of batch orders processed within 24 hours / Total number of batch orders submitted) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of CLEC resale updates and BST retail updates
    .  State
    .  Region
--------------------------------------------------------------------------------
Levels of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED
    -------------
--------------------------------------------------------------------------------
    .  Report month
    .  Aggregate data
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 59


E911
----

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    E911/Accuracy
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measures the individual E911 telephone number (TN) record updates (to CLEC resale and BST retail records) processed successfully for E911 with no errors.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Any resale order canceled by a CLEC
    .  Facilities-based CLEC orders
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    Accuracy is based on the number of records processed without error at the conclusion of the processing cycle. Mechanical processing starts when SCC (BST's E911 vendor) receives E911 files containing telephone number (TN) records extracted from BST's Service Order Communication System (SOCS). No distinctions are made between CLEC resale records and BST retail records.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    E911 Accuracy = (sum of)(Number of record individual updates processed with no errors / Total number of individual record updates) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of CLEC resale updates and BST retail updates
    .  State
    .  Region
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED
    -------------
--------------------------------------------------------------------------------
    .  Report month
    .  Aggregate data
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 60


E911
----

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    E911/Mean Interval
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measures the mean interval processing of E911 batch orders (to update CLEC resale and BST retail records).
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Any resale order canceled by a CLEC
    .  Facilities-based CLEC orders
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The processing period is calculated based on the date and time processing starts on the batch orders and the date and time processing stops on the batch orders. Data is posted in 4-hour increments up to and beyond 24 hours. No distinctions are made between CLEC resale records and BST retail records.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    E911 Mean Interval = (sum of) (Date and time of batch order completion -Date and time of batch order submission) / (Number of batch orders completed)
--------------------------------------------------------------------------------
    Report Structure:
--------------------------------------------------------------------------------
    Reported for the aggregate of CLEC resale updates and BST retail updates
    .  State
    .  Region
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    None
--------------------------------------------------------------------------------
    DATA RETAINED (ON AGGREGATE BASIS)
    ----------------------------------
--------------------------------------------------------------------------------
    .  Report month
    .  Aggregate data
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
    Parity by Design
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 61


TRUNK GROUP PERFORMANCE
-----------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Trunk Group Service Report
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     A report of the percent blocking above the Measured Blocking Threshold
     (MBT) on all final trunk groups between CLEC Points of Termination and BST end offices or tandems.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     .  Trunk groups for which valid traffic data is not available
     .  High use trunk groups
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     Traffic trunking data measurements are validated and processed by the Total Network Data System/Trunking (TNDS/TK), a Telcordia (BellCore) supported application, on an hourly basis for Average Business Days (Monday through Friday). The traffic load sets, including offered load and observed blocking ratio (calls blocked divided by calls attempted), are averaged for a 20 day period, and the busy hour is selected. The busy hour average data for each trunk group is captured for reporting purposes. Although all trunk groups are available for reporting, the report highlight those trunk groups with blocking greater than the Measured Blocking Threshold (MBT) and the number of consecutive monthly reports that the trunk group blocking has exceeded the MBT. The MBT for CTTG is 2% and the MBT for all other trunk groups is 3%.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Measured blocking = (Total number of blocked calls) / (Total number of attempted calls) X 100
------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .  BST Aggregate
        .    CTTG
        .    Local
     .  CLEC Aggregate
        .    BST Administered CLEC Trunk
        .    CLEC Administered CLEC Trunk
     .  CLEC Specific
        .    BST Administered CLEC Trunk
        .    CLEC Administered CLEC Trunk
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     State
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC            DATA RETAINED RELATING TO BST
     ------------------------------            -----------------------------
     EXPERIENCE                                EXPERIENCE
     ----------                                ----------
--------------------------------------------------------------------------------
     .  Report month                           .  Report month
     .  Total trunk groups                     .  Total trunk groups
     .  Total trunk groups for which           .  Total trunk groups for
        data is available                         which data is available
     .  Trunk groups with blocking greater     .  Trunk groups with blocking
        than the MBT                              greater than the MBT
     .  Percent of trunk groups with blocking  .  Percent of trunk groups with
        greater than the MBT                      blocking greater than the MBT
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 62

TRUNK GROUP PERFORMANCE
-----------------------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
     Trunk Group Service Detail
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
     A detailed list of all final trunk groups between CLEC Points of Presence and BST end offices or tandems, and the actual blocking performance when the blocking exceeds the Measured Blocking Threshold (MBT) for the trunk groups.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     .    Trunk groups for which valid traffic data is not available
     .    High use trunk groups
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
     Traffic trunking data measurements are validated and processed by the Total Network Data System/Trunking (TNDS/TK), a Telcordia (Bellcore) supported application, on an hourly basis for Average Business Days (Monday through Friday). The traffic load sets, including offered load and observed blocking ratio (calls blocked divided by calls attempted), are averaged for a 20 day period, and the busy hour is selected. The busy hour average data for each trunk group is captured for reporting purposes. Although all trunk groups are available for reporting, the report highlight those trunk groups with blocking greater than the Measured Blocking Threshold (MBT) and the number of consecutive monthly reports that the trunk group blocking has exceeded the MBT. The MBT for CTTG is 2% and the MBT for all other trunk groups is 3%.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
     Measured Blocking = (Total number of blocked calls) / (Total number of attempted calls) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .    BST Specific                       .    CLEC Specific
          .  Traffic Identity                     .  Traffic Identity
          .  TGSN                                 .  TGSN
          .  Tandem                               .  Tandem
          .  End Office                           .  CLEC POT
          .  Description                          .  Description
          .  Observed Blocking                    .  Observed Blocking
          .  Busy Hour                            .  Busy Hour
          .  Number Trunks                        .  Number Trunks
          .  Valid study days                     .  Valid study days
          .  Number reports                       .  Number reports
          .  Remarks                              .  Remarks
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     State
--------------------------------------------------------------------------------
     DATA RETAINED RELATING TO CLEC          DATA RETAINED RELATING TO BST
     ------------------------------          -----------------------------
     EXPERIENCE                              EXPERIENCE
     ----------                              ----------
--------------------------------------------------------------------------------
     .    Report month                       .    Report month
     .    Total trunk groups                 .    Total trunk groups
     .    Total trunk groups for which       .    Total trunk groups for which
          data is available                       data is available
     .    Trunk groups with blocking         .    Trunk groups with blocking
          greater than the MBT                    greater than the MBT
     .    Percent of trunk groups with       .    Percent of trunk groups with
          blocking greater than the MBT           blocking greater than the MBT
     .    Traffic identity, TGSN, end        .    Traffic identity, TGSN, end
          points, description, busy hour,         points, description, busy
          valid study days,number reports         hour, valid study days, number
          study days, number reports              reports
--------------------------------------------------------------------------------
Retail Analog/Benchmark
--------------------------------------------------------------------------------
Retail Analog
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 63


COLLOCATION
-----------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Collocation/Average Response Time
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measures the average time (counted in business days) from the receipt of a complete and accurate collocation application (including receipt of application fees) to the date BellSouth responds in writing.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
     .    Requests to augment previously completed arrangements
     .    Any application cancelled by the CLEC
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The clock starts on the date that BST receives a complete and accurate collocation application accompanied by the appropriate application fee. The clock stops on the date that BST returns a response. The clock will restart upon receipt of changes to the original application request.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    Average Response Time = (Sum of) (Request Response Date) - (Request Submission Date) / Count of Responses Returned within Reporting Period.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
     .    Individual CLEC (alias) aggregate
     .    Aggregate of all CLECs
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
     . State, Region and further geographic disaggregation as required by State Commission Order
     .    Virtual
     .    Physical
--------------------------------------------------------------------------------
     DATA RETAINED:
     -------------
--------------------------------------------------------------------------------
     .    Report period
     .    Aggregate data
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
    Under development
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 64


COLLOCATION
-----------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Collocation/Average Arrangement Time
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measures the average time (counted in business days) from the receipt of a complete and accurate Bona Fide firm order (including receipt of appropriate fee) to the date BST completes the collocation arrangement.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Any Bona Fide firm order cancelled by the CLEC
    .  Bona Fide firm orders to augment previously completed arrangements
    .  Time for BST to obtain permits
    .  Time during which the collocation contract is being negotiated
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The clock starts on the date that BST receives a complete and accurate Bona Fide firm order accompanied by the appropriate fee. The clock stops upon submission of the permit request and restarts upon receipt of the approved permit. Changes (affecting the provisioning interval or capital expenditures) that are submitted while provisioning is in progress may alter the completion date. The clock stops on the date that BST completes the collocation arrangement.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    Average Arrangement Time = (Sum of) (Date Collocation Arrangement is Complete) -(Date Order for Collocation Arrangement Submitted) / Total Number of Collocation Arrangements Completed during Reporting Period.
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .  Individual CLEC (alias) aggregate
    .  Aggregate of all CLECs
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    . State, Region and further geographic disaggregation as required by State Commission Order
    .  Virtual
    .  Physical
--------------------------------------------------------------------------------
    DATA RETAINED:
    -------------
--------------------------------------------------------------------------------
    .  Report period
    .  Aggregate data
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
    Under development
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 65


COLLOCATION
-----------

--------------------------------------------------------------------------------
Report/Measurement:
--------------------------------------------------------------------------------
    Collocation/Percent of Due Dates Missed
--------------------------------------------------------------------------------
Definition:
--------------------------------------------------------------------------------
    Measures the percent of missed due dates for collocation arrangements.
--------------------------------------------------------------------------------
Exclusions:
--------------------------------------------------------------------------------
    .  Any Bona Fide firm order cancelled by the CLEC
    .  Bona Fide firm orders to augment previously completed arrangements
    .  Time for BST to obtain permits
    .  Time during which the collocation contract is being negotiated
--------------------------------------------------------------------------------
Business Rules:
--------------------------------------------------------------------------------
    The clock starts on the date that BST receives a complete and accurate Bona Fide firm order accompanied by the appropriate fee. The clock stops on the date that BST completes the collocation arrangement.
--------------------------------------------------------------------------------
Calculation:
--------------------------------------------------------------------------------
    % of Due Dates Missed = (Sum of) (Number of Orders not completed w/i ILEC Committed Due Date during Reporting Period) / Number of Orders Completed in Reporting Period) X 100
--------------------------------------------------------------------------------
Report Structure:
--------------------------------------------------------------------------------
    .  Individual CLEC (alias) aggregate
    .  Aggregate of all CLECs
--------------------------------------------------------------------------------
Level of Disaggregation:
--------------------------------------------------------------------------------
    . State, Region and further geographic disaggregation as required by State Commission Order
    .  Virtual
    .  Physical
--------------------------------------------------------------------------------
DATA RETAINED:
-------------
--------------------------------------------------------------------------------
     .  Report period
     .  Aggregate data
--------------------------------------------------------------------------------
Retail Analog/Benchmark:
--------------------------------------------------------------------------------
    Under development
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 66


                         APPENDIX A: REPORTING SCOPE*
                         ----------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Standard Service Groupings          Pre-Order, Ordering
                                    -------------------
                                    .  Resale Residence
                                    .  Resale Business
                                    .  Resale Special
                                    .  Local Interconnection Trunks
                                    .  UNE
                                    .  UNE - Loops w/LNP

                                    Provisioning
                                    ------------
                                    .  UNE Non-Design
                                    .  UNE Design
                                    .  UNE Loops w/LNP
                                    .  Local Interconnection Trunks
                                    .  Resale Residence
                                    .  Resale Business
                                    .  Resale Design
                                    .  BST Trunks
                                    .  BST Residence Retail
                                    .  BST Business Retail

                                    Maintenance and Repair
                                    ----------------------
                                    .  Local Interconnection Trunks
                                    .  UNE Non-Design
                                    .  UNE Design
                                    .  Resale Residence
                                    .  Resale Business
                                    .  BST Interconnection Trunks
                                    .  BST Residence Retail
                                    .  BST Business Retail

                                    Local Interconnection Trunk Group Blockage
                                    ------------------------------------------
                                    .  BST CTTG Trunk Groups
                                    .  CLEC Trunk Groups
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 67



                          Appendix A: Reporting Scope

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Standard Service Order Activities          .  New Service Installations
                                           .  Service Migrations Without Changes
These are the generic BST/CLEC service     .  Service Migrations With Changes
order activities which are included in     .  Move and Change Activities
the Pre-Ordering Ordering, and             .  Service Disconnects (Unless noted
Provisioning sections of this document.       otherwise)
It is not meant to indicate specific
reporting categories.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Pre-Ordering Query Types:                  .  Address
                                           .  Telephone Number
                                           .  Appointment Scheduling
                                           .  Customer Service Record
                                           .  Feature Availability

Maintenance Query Types:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Report Levels                              .  CLEC RESH
                                           .  CLEC MSA
                                           .  CLEC State
                                           .  CLEC Region
                                           .  Aggregate CLEC State
                                           .  Aggregate CLEC Region
                                           .  BST State
                                           .  BST Region

--------------------------------------------------------------------------------
* Scope is report, data source and system dependent, and, therefore, will differ with each report.

                                                                    Attachment 9
                                                                         Page 68


                  APPENDIX B: GLOSSARY OF ACRONYMS AND TERMS
                  ------------------------------------------

--------------------------------------------------------------------------------
 A   ACD           Automatic Call Distributor - A service that provides status monitoring of agents in a call center and routes high volume incoming telephone calls to available agents while collecting management information on both callers and attendants.

                   Sum total of all items in like category, e.g. CLEC aggregate
     AGGREGATE     equals the sum total of all CLECs' data for a given reporting level.

                   Access Service Request - A request for access service
                   terminating delivery of carrier traffic into a Local Exchange
     ASR           Carrier's network.

                   Application for Telephone Number Load Administration System - The BellSouth Operations System used to administer the pool
     ATLAS of available telephone numbers and to reserve selected numbers from the pool for use on pending service requests/service orders.

                   ATLAS software contract for Telephone Number
     ATLASTN

                   The number of LSRs that were electronically rejected from
     AUTO          LESOG and electronically returned to the CLEC for correction.
     CLARIFICATION
--------------------------------------------------------------------------------
 B   BILLING       The process and functions by which billing data is collected and by which account information is processed in order to render accurate and timely billing.

                   Business Office Customer Record Information System - A front-
     BOCRIS end presentation manager used by BellSouth organizations to access the CRIS database.

                   Business Repair Center - The BellSouth Business Systems trouble receipt center which serves large business and CLEC customers.

     BRC

                   BellSouth Telecommunications, Inc.

     BST
--------------------------------------------------------------------------------
 C   CKTID         A unique identifier for elements combined in a service
                   configuration

     CLEC          Competitive Local Exchange Carrier

     CMDS Centralized Message Distribution System - BellCore administered national system used to transfer specially formatted messages among companies.

     COFFI Central Office Feature File Interface - A BellSouth Operations System database which maintains Universal Service Order Code (USOC) information based on current tariffs.

--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 69


            Appendix B: Glossary of Acronyms and Terms - Continued

--------------------------------------------------------------------------------
 C   COFIUSOC      COFFI software contract for feature/service information

     CRIS Customer Record Information System - The BellSouth proprietary corporate database and billing system for non-access customers and services.

                   CRIS software contract for CSR information
     CRSACCTS
                   Customer Service Record

     CSR
                   Common Transport Trunk Group - Final trunk groups between BST
     CTTG          & Independent end offices and the BST access tandems.
--------------------------------------------------------------------------------
 D   DESIGN        Design Service is defined as any Special or Plain Old
                   Telephone Service Order which requires BellSouth Design
                   Engineering Activities

     DISPOSITION & Types of trouble conditions, e.g. No Trouble Found, Central
     CAUSE         Office Equipment, Customer Premises Equipment, etc.

     DLETH Display Lengthy Trouble History - A history report that gives all activity on a line record for trouble reports in LMOS

     DLR Detail Line Record - All the basic information maintained on a line record in LMOS, e.g. name, address, facilities, features etc.

     DOE Direct Order Entry System - An internal BellSouth service order entry system used by BellSouth Service Representatives to input business service orders in BellSouth format.

     DSAP DOE (Direct Order Entry) Support Application - The BellSouth Operations System which assists a Service Representative or similar carrier agent in negotiating service provisioning commitments for non-designed services and UNEs.

     DSAPDDI       DSAP software contract for schedule information
--------------------------------------------------------------------------------
 E   E911          Provides callers access to the applicable emergency
                   services bureau by dialing a 3-digit universal telephone number.

     EDI           Electronic Data Interchange - The computer-to-computer
                   exchange of inter and/or intra company business documents in a public standard format.
--------------------------------------------------------------------------------
 F   FATAL REJECT  The number of LSRs that were electronically rejected from
                   LEO, which checks to see of the LSR has all the required fields correctly populated

     FLOW-         In the context of this document, LSRs submitted
     THROUGH       electronically via the CLEC mechanized ordering process that flow through to the BST OSS without manual or human intervention.

     FOC Firm Order Confirmation - A notification returned to the CLEC confirming that the LSR has been received and accepted, including the specified commitment date.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 70


            Appendix B: Glossary of Acronyms and Terms - Continued

--------------------------------------------------------------------------------
 G
--------------------------------------------------------------------------------
 H   HAL           "Hands Off" Assignment Logic - Front end access and error
                   resolution logic used in interfacing BellSouth Operations
                   Systems such as ATLAS, BOCRIS, LMOS, PSIMS, RSAG and SOCS.

     HALCRIS       HAL software contract for CSR information
--------------------------------------------------------------------------------
 I   ISDN          Integrated Services Digital Network
--------------------------------------------------------------------------------
 K
--------------------------------------------------------------------------------
 L   LCSC          Local Carrier Service Center - The BellSouth center which is dedicated to handling CLEC LSRs, ASRs, and Preordering transactions along with associated expedite requests and escalations.

     LEGACY SYSTEM Term used to refer to BellSouth Operations Support
                   Systems (see OSS)

     LENS Local Exchange Negotiation System - The BellSouth LAN/web server/OS application developed to provide both preordering and ordering electronic interface functions for CLECs.

     LEO Local Exchange Ordering - A BellSouth system which accepts the output of EDI, applies edit and formatting checks, and reformats the Local Service Requests in BellSouth Service Order format.

     LESOG Local Exchange Service Order Generator - A BellSouth system which accepts the service order output of LEO and enters the Service Order into the Service Order Control System using terminal emulation technology.

     LMOS Loop Maintenance Operations System - A BellSouth Operations System that stores the assignment and selected account information for use by downstream OSS and BellSouth personnel during provisioning and maintenance activities.

     LMOS HOST     LMOS host computer

     LMOSupd       LMOS updates

     LNP Local Number Portability - In the context of this document, the capability for a subscriber to retain his current telephone number as he transfers to a different local service provider.

     LOOPS Transmission paths from the central office to the customer premises.

     LSR Local Service Request - A request for local resale service or unbundled network elements from a CLEC.
--------------------------------------------------------------------------------
 M   MAINTENANCE & The process and function by which trouble reports are passed
     REPAIR to BellSouth and by which the related service problems are resolved.

     MARCH A BellSouth Operations System which accepts service orders, interprets the coding contained in the service order image, and constructs the specific switching system Recent Change command messages for input into end office switches.
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 71

            Appendix B: Glossary of Acronyms and Terms - Continued

--------------------------------------------------------------------------------
 N NC              "No Circuits" - All circuits busy announcement
--------------------------------------------------------------------------------
 O OASIS           Obtain Availability Services Information System - A BellSouth
                   front -end processor, which acts as an interface between COFFI and RNS. This system takes the USOCs in COFFI and translates them to English for display in RNS.

   OASISBSN        OASIS software contract for feature/service
   OASISCAR        OASIS software contract for feature/service
   OASISLPC        OASIS software contract for feature/service
   OASISMTN        OASIS software contract for feature/service
   OASISNET        OASIS software contract for feature/service
   OASISOCP        OASIS software contract for feature/service

   ORDERING The process and functions by which resale services or unbundled network elements are ordered from BellSouth as well as the process by which an LSR or ASR is placed with BellSouth.

   OSPCM Outside Plant Contract Management System - Provides Scheduling Information.

   OSS Operations Support System - A support system or database which is used to mechanize the flow or performance of work. The term is used to refer to the overall system consisting of hardware complex, computer operating system(s), and application which is used to provide the support functions.

                   Customer has no dial tone and cannot call out.

   OUT OF SERVICE
--------------------------------------------------------------------------------
P  POTS            Plain Old Telephone Service

   PREDICTOR       The BellSouth Operations system which is used to administer proactive maintenance and rehabilitation activities on outside plant facilities,provide access to selected work groups (e.g. RRC & BRC) to Mechanized Loop Testing and switching system I/O ports, and provide certain information regarding the attributes and capabilities of outside plant facilities.

                   The process and functions by which vital information is
   PREORDERING     obtained, verified, or validated prior to placing a service request.

                   The process and functions by which necessary work is
                   performed to activate a service requested via an LSR or ASR
   PROVISIONING    and to initiate the proper billing and accounting functions.

                   Product/Service Inventory Management System - A BellSouth database Operations System which contains availability
   PSIMS information on switching system features and capabilities and on BellSouth service availability. This database is used to verify the availability of a feature or service in an NXX prior to making a commitment to the customer.

                   PSIMS software contract for feature/service
   PSIMSORB
--------------------------------------------------------------------------------

                                                                    Attachment 9
                                                                         Page 72


            Appendix B: Glossary of Acronyms and Terms - Continued

================================================================================
   Q
--------------------------------------------------------------------------------
   R      RNS                     Regional Negotiation System - An internal
                                  BellSouth service order entry system used by BellSouth Consumer Services to input service orders in BellSouth format.

          RRC Residence Repair Center - The BellSouth Consumer Services trouble receipt center which serves residential customers.

          RSAG Regional Street Address Guide - The BellSouth database, which contains street addresses validated to be accurate with state and local governments.

          RSAGADDR                RSAG software contract for address search

          RSAGTN                  RSAG software contract for telephone number
                                  search
--------------------------------------------------------------------------------
   S      SOCS                    Service Order Control System - The
                                  BellSouth Operations System which routes service order images among BellSouth drop points and BellSouth Operations Systems during the service provisioning process.

          SOIR                    Service Order Interface Record - any change
                                  effecting activity to a customer account by
                                  service order that impacts 911/E911.
--------------------------------------------------------------------------------
   T      TAFI                    Trouble Analysis Facilitation Interface - The
                                  BellSouth Operations System that supports trouble receipt center personnel in taking and handling customer trouble reports.

          TAG Telecommunications Access Gateway - TAG was designed to provide an electronic interface, or machine-to-machine interface for the bi-directional flow of information between BellSouth's OSSs and participating CLECs.

          TN                      Telephone Number

                                  The number of LSRs which are entered
          TOTAL MANUAL            electronically but require manual entering
          FALLOUT                 into a service order generator.
--------------------------------------------------------------------------------
   U      UNE                     Unbundled Network Element
--------------------------------------------------------------------------------
   V
--------------------------------------------------------------------------------
                                  A unique identifier for elements combined in a
   W      WTN                     service configuration
--------------------------------------------------------------------------------
   X
--------------------------------------------------------------------------------
   Y
--------------------------------------------------------------------------------
   Z
--------------------------------------------------------------------------------
   (sum of)                       Sum of:
================================================================================

                                                                    Attachment 9
                                                                         Page 73


                     APPENDIX C: BELLSOUTH'S AUDIT POLICY
                     ------------------------------------

--------------------------------------------------------------------------------
BELLSOUTH'S AUDIT POLICY:

BellSouth currently provides many CLECs with audit rights as a part of their individual interconnection agreements. However, it is not reasonable for BellSouth to undergo an audit for every CLEC with which it has a contract. As of June 1999, that would equate to over 732 audits per year and that number is continually growing. BellSouth developed a proposed Audit Plan for use by the parties to an audit If requested by a Public Service Commission, BellSouth will agree to undergo a comprehensive audit of the aggregate level reports for both BellSouth and the CLECs for each of the next five (5) years (2001-2005), to be conducted by an independent third party. The results of that audit will be made available to all the parties subject to proper safeguards to protect proprietary information. This aggregate level audit includes the following specifications:
1.The cost shall be borne 50% by BellSouth and 50% by the CLECs.

          2. The independent third party auditor shall be selected with input from BellSouth, the PSC, if applicable, and the CLEC(s).

          3. BellSouth, the PSC and the CLECs shall jointly determine the scope of the audit.

BellSouth reserves the right to make changes to this audit policy as growth and changes in the industry dictate.

--------------------------------------------------------------------------------

                AGREEMENT IMPLEMENTATION TEMPLATE (Residence)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

------------------------------------------------------------------------------------------------------------------------------------
Agreement Effective Date:                                              Agreement Expiration Date:
------------------------------------------------------------------------------------------------------------------------------------
Account Manager:                                                       Account Manager Tel No:
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
   Attachment                    Section          Version                            Planned Activities
  Name/Number                    Number            Date

------------------------------------------------------------------------------------------------------------------------------------
Terms/Conditions PartA              1
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                                    2
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Terms/Conditions Part B
------------------------------------------------------------------------------------------------------------------------------------

                                                         Attachment 10-Residence

                AGREEMENT IMPLEMENTATION TEMPLATE (Residence)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

------------------------------------------------------------------------------------------------------------------------------------
   Attachment                   Section           Version                            Planned Activities
   Name/Number                  Number             Date
------------------------------------------------------------------------------------------------------------------------------------
1-Resale                          1
------------------------------------------------------------------------------------------------------------------------------------
                                  2
------------------------------------------------------------------------------------------------------------------------------------
                                  3
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                                  4
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                              Exhibit A
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit B
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit C
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit D
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit E
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit F
------------------------------------------------------------------------------------------------------------------------------------
2-Network Elements &              1
Other Services
------------------------------------------------------------------------------------------------------------------------------------
                                  2
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                                  3
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                                  12
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
                                                         Attachment 10-Residence

                AGREEMENT IMPLEMENTATION TEMPLATE (Residence)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

-----------------------------------------------------------------------------------------------------------------------------------
    Attachment                        Section          Version             Planned Activities
   Name/Number                         Number           Date

-----------------------------------------------------------------------------------------------------------------------------------
                                        13
-----------------------------------------------------------------------------------------------------------------------------------
                                     Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
                                     Exhibit B
-----------------------------------------------------------------------------------------------------------------------------------
                                     Exhibit C
-----------------------------------------------------------------------------------------------------------------------------------
                                     Exhibit D
-----------------------------------------------------------------------------------------------------------------------------------
3-Local Interconnection                  1
-----------------------------------------------------------------------------------------------------------------------------------
                                         2
-----------------------------------------------------------------------------------------------------------------------------------
                                         3
-----------------------------------------------------------------------------------------------------------------------------------
                                         4
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                                         5
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                                         6
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                                         7
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                                     Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
4 - Vacant
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
5-Access to Numbers &
Number Portability                       1
-----------------------------------------------------------------------------------------------------------------------------------

                                                         Attachment 10-Residence

                AGREEMENT IMPLEMENTATION TEMPLATE (Residence)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

-----------------------------------------------------------------------------------------------------------------------------------
     Attachment                Section           Version                            Planned Activities
    Name/Number                 Number            Date

-----------------------------------------------------------------------------------------------------------------------------------
                                  2
-----------------------------------------------------------------------------------------------------------------------------------
                                  3
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                                  4
-----------------------------------------------------------------------------------------------------------------------------------
                                  5
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                                  6
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                                  7
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                                  8
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                                  9
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                                 10
-----------------------------------------------------------------------------------------------------------------------------------
                              Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
6-Ordering/Provisioning           1
-----------------------------------------------------------------------------------------------------------------------------------
                                  2
-----------------------------------------------------------------------------------------------------------------------------------
                                  3
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                                  4
-----------------------------------------------------------------------------------------------------------------------------------
7-Billing & Billing
Accuracy Certification            1
-----------------------------------------------------------------------------------------------------------------------------------
                                  2
-----------------------------------------------------------------------------------------------------------------------------------
                                  3
-----------------------------------------------------------------------------------------------------------------------------------
                                  4
-----------------------------------------------------------------------------------------------------------------------------------
                                  5
-----------------------------------------------------------------------------------------------------------------------------------
                                  6
-----------------------------------------------------------------------------------------------------------------------------------
                                  7
-----------------------------------------------------------------------------------------------------------------------------------
                              Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
8 - Vacant
-----------------------------------------------------------------------------------------------------------------------------------
9-Perf Measurement           Pre-Ordering
-----------------------------------------------------------------------------------------------------------------------------------
                               Ordering
-----------------------------------------------------------------------------------------------------------------------------------
                             Provisioning
-----------------------------------------------------------------------------------------------------------------------------------
                             Maint/Repair
-----------------------------------------------------------------------------------------------------------------------------------
                               Billing
-----------------------------------------------------------------------------------------------------------------------------------
                             Opr Svcs/DA
-----------------------------------------------------------------------------------------------------------------------------------
                                 E911
-----------------------------------------------------------------------------------------------------------------------------------

                                                         Attachment 10-Residence

                AGREEMENT IMPLEMENTATION TEMPLATE (Residence)
                                     for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

--------------------------------------------------------------------------------
  Attachment       Section       Version              Planned Activities
 Name/Number       Number         Date

--------------------------------------------------------------------------------
               Trunk Grp Perf
--------------------------------------------------------------------------------
                Collocation
--------------------------------------------------------------------------------
                Appendix A
--------------------------------------------------------------------------------
                Appendix B
--------------------------------------------------------------------------------
                Appendix C
--------------------------------------------------------------------------------

                                                         Attachment 10-Residence

                 AGREEMENT IMPLEMENTATION TEMPLATE (Business)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement


-----------------------------------------------------------------------------------------------------------------------------------
 Agreement Effective Date:                                          Agreement Expiration Date:
-----------------------------------------------------------------------------------------------------------------------------------
 Account Manager:                                                   Account Manager Tel No:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Attachment                 Section No.        Version                     Planned Activities
        Name                                        Date
-----------------------------------------------------------------------------------------------------------------------------------
 Terms/Conditions Part A             1
-----------------------------------------------------------------------------------------------------------------------------------
                                     2
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                                     3
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 Terms/Conditions Part B
-----------------------------------------------------------------------------------------------------------------------------------

                                                          Attachment 10-Business

                 AGREEMENT IMPLEMENTATION TEMPLATE (Business)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

------------------------------------------------------------------------------------------------------------------------------------
   Attachment                 Section No.         Version                           Planned Activities
      Name                                         Date
------------------------------------------------------------------------------------------------------------------------------------
1-Resale                          1
------------------------------------------------------------------------------------------------------------------------------------
                                  2
------------------------------------------------------------------------------------------------------------------------------------
                                  3
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                                  4
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                              Exhibit A
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit B
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit C
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit D
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit E
------------------------------------------------------------------------------------------------------------------------------------
                              Exhibit F
------------------------------------------------------------------------------------------------------------------------------------
2-Network Elements &              1
Other Services
------------------------------------------------------------------------------------------------------------------------------------
                                  2
------------------------------------------------------------------------------------------------------------------------------------
                                  3
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                                  4
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                                  5
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                                  6
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                                  7
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                                  8
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                                  9
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                                  10
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                                  11
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                                  12
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
                                                          Attachment 10 Business

                 AGREEMENT IMPLEMENTATION TEMPLATE (Business)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

-----------------------------------------------------------------------------------------------------------------------------------
   Attachment                   Section No.        Version                           Planned Activities
      Name                                          Date
-----------------------------------------------------------------------------------------------------------------------------------
                                    13
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit B
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit C
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit D
-----------------------------------------------------------------------------------------------------------------------------------
3-Local Interconnection              1
-----------------------------------------------------------------------------------------------------------------------------------
                                     2
-----------------------------------------------------------------------------------------------------------------------------------
                                     3
-----------------------------------------------------------------------------------------------------------------------------------
                                     4
-----------------------------------------------------------------------------------------------------------------------------------
                                     5
-----------------------------------------------------------------------------------------------------------------------------------
                                     6
-----------------------------------------------------------------------------------------------------------------------------------
                                     7
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
4 - Vacant
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
5-Access to Numbers &                1
Number Portability
-----------------------------------------------------------------------------------------------------------------------------------

                                                          Attachment 10 Business

                 AGREEMENT IMPLEMENTATION TEMPLATE (Business)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

-----------------------------------------------------------------------------------------------------------------------------------
   Attachment                  Section No.        Version                           Planned Activities
      Name                                         Date
-----------------------------------------------------------------------------------------------------------------------------------
                                     2
-----------------------------------------------------------------------------------------------------------------------------------
                                     3
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                                     4
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                                     5
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                                     6
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                                     7
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                                     8
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                                     9
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                                    10
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
6-Ordering/Provisioning              1
-----------------------------------------------------------------------------------------------------------------------------------
                                     2
-----------------------------------------------------------------------------------------------------------------------------------
                                     3
-----------------------------------------------------------------------------------------------------------------------------------
                                     4
-----------------------------------------------------------------------------------------------------------------------------------
7-Billing & Billing
Accuracy Certification               1
-----------------------------------------------------------------------------------------------------------------------------------
                                     2
-----------------------------------------------------------------------------------------------------------------------------------
                                     3
-----------------------------------------------------------------------------------------------------------------------------------
                                     4
-----------------------------------------------------------------------------------------------------------------------------------
                                     5
-----------------------------------------------------------------------------------------------------------------------------------
                                     6
-----------------------------------------------------------------------------------------------------------------------------------
                                     7
-----------------------------------------------------------------------------------------------------------------------------------
                                 Exhibit A
-----------------------------------------------------------------------------------------------------------------------------------
8 - Vacant
-----------------------------------------------------------------------------------------------------------------------------------
9-Perf Measurement             Pre-Ordering
-----------------------------------------------------------------------------------------------------------------------------------
                                 Ordering
-----------------------------------------------------------------------------------------------------------------------------------
                               Provisioning
-----------------------------------------------------------------------------------------------------------------------------------
                               Maint/Repair
-----------------------------------------------------------------------------------------------------------------------------------
                                  Billing
-----------------------------------------------------------------------------------------------------------------------------------
                                Opr Svcs/DA
-----------------------------------------------------------------------------------------------------------------------------------
                                    E911
-----------------------------------------------------------------------------------------------------------------------------------

                                                          Attachment 10 Business

                 AGREEMENT IMPLEMENTATION TEMPLATE (Business)
                                      for
                                    KNOLOGY
                 BellSouth Standard Interconnection Agreement

-----------------------------------------------------------------------------------------------------------------------------------
Attachment              Section No.           Version                           Planned Activities
   Name                                        Date
-----------------------------------------------------------------------------------------------------------------------------------
                      Trunk Grp Perf
-----------------------------------------------------------------------------------------------------------------------------------
                       Collocation
-----------------------------------------------------------------------------------------------------------------------------------
                       Appendix A
-----------------------------------------------------------------------------------------------------------------------------------
                       Appendix B
-----------------------------------------------------------------------------------------------------------------------------------
                       Appendix C
-----------------------------------------------------------------------------------------------------------------------------------

                                                          Attachment 10 Business

                                                                   Attachment 11
                                                                          Page 1




                                 Attachment 11
                       BellSouth Disaster Recovery Plan

                                                                   Attachment 11
                                                                          Page 2




                                     2000
                                   BELLSOUTH

                          DISASTER RECOVERY PLANNING
                               ----------------
                                      For
                               ----------------

                                     CLECS

                                                                   Attachment 11
                                                                          Page 3



CONTENTS                                                                                  PAGE
--------                                                                                  ----
1.0 Purpose                                                                                4
2.0 Single Point of Contact                                                                4
3.0 Identifying the Problem                                                                4
     3.1  Site Control                                                                     5
     3.2  Environmental Concerns                                                           6
4.0 The Emergency Control Center (ECC)                                                     6
5.0 Recovery Procedures                                                                    7
     5.1 CLEC Outage                                                                       7
     5.2 BellSouth Outage                                                                  7
          5.2.1 Loss of Central Office                                                     8
          5.2.2 Loss of a Central Office with Serving Wire Center Functions                8
          5.2.3 Loss of a Central Office with Tandem Functions                             8
          5.2.4 Loss of a Facility Hub                                                     9
     5.3 Combined Outage (CLEC and BellSouth Equipment                                     9
6.0 T1 Identification Procedures                                                           9
7.0 Acronyms                                                                               10

                                                                   Attachment 11
                                                                          Page 4


1.0 PURPOSE

In the unlikely event of a disaster occurring that affects BellSouth's long-term ability to deliver traffic to a Competitive Local Exchange Carrier (CLEC), general procedures have been developed to hasten the recovery process. Since each location is different and could be affected by an assortment of potential problems, a detailed recovery plan is impractical. However, in the process of reviewing recovery activities for specific locations, some basic procedures emerge that appear to be common in most cases.

These general procedures should apply to any disaster that affects the delivery of traffic for an extended time period. Each CLEC will be given the same consideration during an outage and service will be restored as quickly as possible.

This document will cover the basic recovery procedures that would apply to every CLEC.

2.0 SINGLE POINT OF CONTACT

When a problem is experienced, regardless of the severity, the BellSouth Network Management Center (NMC) will observe traffic anomalies and begin monitoring the situation. Controls will be appropriately applied to insure the sanity of BellSouth's network; and, in the event that a switch or facility node is lost, the NMC will attempt to circumvent the failure using available reroutes.

BellSouth's NMC will remain in control of the restoration efforts until the problem has been identified as being a long-term outage. At that time, the NMC will contact BellSouth's Emergency Control Center (ECC) and relinquish control of the recovery efforts. Even though the ECC may take charge of the situation, the NMC will continue to monitor the circumstances and restore traffic as soon as damaged network elements are revitalized.

         The telephone number for the BellSouth Network Management Center in Atlanta, as published in Telcordia's National Network Management Directory, is 404-321-2516.

3.0 IDENTIFYING THE PROBLEM

During the early stages of problem detection, the NMC will be able to tell which CLECs are affected by the catastrophe. Further analysis and/or first hand observation will determine if the disaster has affected CLEC equipment only; BellSouth equipment only or a combination. The initial restoration activity will be largely determined by the equipment that is affected.

Once the nature of the disaster is determined and after verifying the cause of the problem, the NMC will initiate reroutes and/or transfers that are jointly agreed upon by the affected CLECs' Network Management Center and the BellSouth NMC. The type and percentage of controls used will depend upon available network capacity. Controls necessary to stabilize the situation will be invoked and the NMC will attempt to re-establish as much traffic as possible.

For long term outages, recovery efforts will be coordinated by the Emergency Control Center (ECC). Traffic controls will continue to be applied by the NMC until facilities are re-established. As equipment is made available for service, the ECC will instruct the NMC to begin removing the controls and allow traffic to resume.

                                                                   Attachment 11
                                                                          Page 5

3.1 SITE CONTROL

In the total loss of building use scenario, what likely exists will be a smoking pile of rubble. This rubble will contain many components that could be dangerous. It could also contain any personnel on the premises at the time of the disaster. For these reasons, the local fire marshal with the assistance of the police will control the site until the building is no longer a threat to surrounding properties and the companies have secured the site from the general public.

During this time, the majority owner of the building should be arranging for a demolition contractor to mobilize to the site with the primary objective of reaching the cable entrance facility for a damage assessment. The results of this assessment would then dictate immediate plans for restoration, both short term and permanent.

In a less catastrophic event, i.e., the building is still standing and the cable entrance facility is usable, the situation is more complex. The site will initially be controlled by local authorities until the threat to adjacent property has diminished. Once the site is returned to the control of the companies, the following events should occur.

An initial assessment of the main building infrastructure systems (mechanical, electrical, fire & life safety, elevators, and others) will establish building needs. Once these needs are determined, the majority owner should lead the building restoration efforts. There may be situations where the site will not be totally restored within the confines of the building. The companies must individually determine their needs and jointly assess the cost of permanent restoration to determine the overall plan of action.

Multiple restoration trailers from each company will result in the need for designated space and installation order. This layout and control is required to maximize the amount of restoration equipment that can be placed at the site, and the priority of placements.

Care must be taken in this planning to insure other restoration efforts have logistical access to the building. Major components of telephone and building equipment will need to be removed and replaced. A priority for this equipment must also be jointly established to facilitate overall site restoration. (Example: If the AC switchgear has sustained damage, this would be of the highest priority in order to regain power, lighting, and HVAC throughout the building.)

If the site will not accommodate the required restoration equipment, the companies would then need to quickly arrange with local authorities for street closures, rights of way or other possible options available.
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                                                                   Attachment 11
                                                                          Page 6

3.2      ENVIRONMENTAL CONCERNS

In the worse case scenario, many environmental concerns must be addressed. Along with the police and fire marshal, the state environmental protection department will be on site to monitor the situation.

Items to be concerned with in a large central office building could include:

         1. Emergency engine fuel supply. Damage to the standby equipment and the fuel handling equipment could have created "spill" conditions that have to be handled within state and federal regulations.

         2. Asbestos containing materials that may be spread throughout the wreckage. Asbestos could be in many components of building, electrical, mechanical, outside plant distribution, and telephone systems.

         3. Lead and acid. These materials could be present in potentially large quantities depending upon the extent of damage to the power room.

         4. Mercury and other regulated compounds resident in telephone equipment.

         5. Other compounds produced by the fire or heat.

Once a total loss event occurs at a large site, local authorities will control immediate clean up (water placed on the wreckage by the fire department) and site access.

At some point, the companies will become involved with local authorities in the overall planning associated with site clean up and restoration. Depending on the clean up approach taken, delays in the restoration of several hours to several days may occur.

In a less severe disaster, items listed above are more defined and can be addressed individually depending on the damage.

In each case, the majority owner should coordinate building and environmental restoration as well as maintain proper planning and site control.

4.0 THE EMERGENCY CONTROL CENTER (ECC)

The ECC is located in the Colonnade Building in Birmingham, Alabama. During an emergency, the ECC staff will convene a group of pre-selected experts to inventory the damage and initiate corrective actions. These experts have regional access to BellSouth's personnel and equipment and will assume control of the restoration activity anywhere in the nine-state area.

In the past, the ECC has been involve with restoration activities resulting from hurricanes, ice storms and floods. They have demonstrated their capabilities during these calamities as well as

                                                                   Attachment 11
                                                                          Page 7

during outages caused by human error or equipment failures. This group has an excellent record of restoring service as quickly as possible.

During a major disaster, the ECC may move emergency equipment to the affected location, direct recovery efforts of local personnel and coordinate service restoration activities with the CLECs. The ECC will attempt to restore service as quickly as possible using whatever means is available; leaving permanent solutions, such as the replacement of damaged buildings or equipment, for local personnel to administer.

Part of the ECC's responsibility, after temporary equipment is in place, is to support the NMC efforts to return service to the CLECs. Once service has been restored, the ECC will return control of the network to normal operational organizations. Any long-term changes required after service is restored will be made in an orderly fashion and will be conducted as normal activity.

5.0 RECOVERY PROCEDURES

The nature and severity of any disaster will influence the recovery procedures. One crucial factor in determining how BellSouth will proceed with restoration is whether or not BellSouth's equipment is incapacitated. Regardless of who's equipment is out of service, BellSouth will move as quickly as possible to aid with service recovery; however, the approach that will be taken may differ depending upon the location of the problem.

5.1 CLEC OUTAGE

For a problem limited to one CLEC (or a building with multiple CLECs), BellSouth has several options available for restoring service quickly. For those CLECs that have agreements with other CLECs, BellSouth can immediately start directing traffic to a provisional CLEC for completion. This alternative is dependent upon BellSouth having concurrence from the affected CLECs.

Whether or not the affected CLECs have requested a traffic transfer to another CLEC will not impact BellSouth's resolve to re-establish traffic to the original destination as quickly as possible.

5.2 BELLSOUTH OUTAGE

Because BellSouth's equipment has varying degrees of impact on the service provided to the CLECs, restoring service from damaged BellSouth equipment is different. The outage will probably impact a number of Carriers simultaneously. However, the ECC will be able to initiate immediate actions to correct the problem.

A disaster involving any of BellSouth's equipment locations could impact the CLECs, some more than others. A disaster at a Central Office (CO) would only impact the delivery of traffic to and from that one location, but the incident could affect many Carriers. If the Central Office is a Serving Wire Center
(SWC), then traffic from the entire area to those Carriers served from that switch would also be impacted. If the switch functions as an Access Tandem, or there is a tandem in the building, traffic from every CO to every CLEC could be interrupted. A disaster that destroys a facility hub could disrupt various traffic flows, even though the switching equipment may be unaffected.

The NMC would be the first group to observe a problem involving BellSouth's equipment. Shortly after a disaster, the NMC will begin applying controls and finding re-routes for the

                                                                   Attachment 11
                                                                          Page 8

completion of as much traffic as possible. These reroutes may involve delivering traffic to alternate Carriers upon receiving approval from the CLECs involved. In some cases, changes in translations will be required. If the outage is caused by the destruction of equipment, then the ECC will assume control of the restoration.

5.2.1 Loss of a Central Office

When BellSouth loses a Central Office, the ECC will

         a) Place specialists and emergency equipment on notice;

         b) Inventory the damage to determine what equipment and/or functions are lost;

         c) Move containerized emergency equipment and facility equipment to the stricken area, if necessary;

         d) Begin reconnecting service for Hospitals, Police and other emergency agencies; and

         e) Begin restoring service to CLECs and other customers.

5.2.2 Loss of a Central Office with Serving Wire Center Functions

The loss of a Central Office that also serves as a Serving Wire Center (SWC) will be restored as described in section 5.2.1.

5.2.3 Loss of a Central Office with Tandem Functions

When BellSouth loses a Central Office building that serves as an Access Tandem and as a SWC, the ECC will

         a) Place specialists and emergency equipment on notice;

         b) Inventory the damage to determine what equipment and/or functions are lost;

         c) Move containerized emergency equipment and facility equipment to the stricken area, if necessary;

         d) Begin reconnecting service for Hospitals, Police and other emergency agencies;

         e) Re-direct as much traffic as possible to the alternate access tandem (if available) for delivery to those CLECs utilizing a different location as a SWC;

         f) Begin aggregating traffic to a location near the damaged building. From this location, begin re-establishing trunk groups to the CLECs for the delivery of traffic normally found on the direct trunk groups. (This aggregation point may be the alternate access tandem location or another CO on a primary facility route.)

         g) Begin restoring service to CLECs and other customers.

5.2.4 Loss of a Facility Hub

                                                                   Attachment 11
                                                                          Page 9

In the event that BellSouth loses a facility hub, the recovery process is much the same as above. Once the NMC has observed the problem and administered the appropriate controls, the ECC will assume authority for the repairs. The recovery effort will include

         a) Placing specialists and emergency equipment on notice;

         b) Inventorying the damage to determine what equipment and/or functions are lost;

         c) Moving containerized emergency equipment to the stricken area, if necessary;

         d) Reconnecting service for Hospitals, Police and other emergency agencies; and

         e) Restoring service to CLECs and other customers. If necessary, BellSouth will aggregate the traffic at another location and build temporary facilities. This alternative would be viable for a location that is destroyed and building repairs are required.

5.3 COMBINED OUTAGE (CLEC AND BELLSOUTH EQUIPMENT)

In some instances, a disaster may impact BellSouth's equipment as well as the CLECs'. This situation will be handled in much the same way as described in section 5.2.3. Since BellSouth and the CLECs will be utilizing temporary equipment, close coordination will be required.

6.0 T1 IDENTIFICATION PROCEDURES

During the restoration of service after a disaster, BellSouth may be forced to aggregate traffic for delivery to a CLEC. During this process, T1 traffic may be consolidated onto DS3s and may become unidentifiable to the Carrier. Because resources will be limited, BellSouth may be forced to "package" this traffic entirely differently then normally received by the CLECs. Therefore, a method for identifying the T1 traffic on the DS3s and providing the information to the Carriers is required.

                                                                   Attachment 11
                                                                         Page 10

7.0 ACRONYMS

CO    -           Central Office (BellSouth)

DS3   -           Facility that carries 28 T1s (672 circuits)

ECC   -           Emergency Control Center (BellSouth)

CLEC  -           Competitive Local Exchange Carrier

NMC   -           Network Management Center

SWC   -           Serving Wire Center (BellSouth switch)

T1    -           Facility that carries 24 circuits

                                                                   Attachment 11
                                                                         Page 11

Hurricane Information
---------------------

During a hurricane, BellSouth will make every effort to keep CLECs updated on the status of our network. Information centers will be set up throughout BellSouth Telecommunications. These centers are not intended to be used for escalations, but rather to keep the CLEC informed of network related issues, area damages and dispatch conditions, etc.

Hurricane-related information can also be found on line at http://www.interconnection.bellsouth.com/network/disaster/dis_resp.htm.
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Information concerning Mechanized Disaster Reports can also be found at this website by clicking on CURRENT MDR REPORTS or by going directly to http://www.interconnection.bellsouth.com/network/disaster/mdrs.htm.
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BST Disaster Management Plan

BellSouth maintenance centers have geographical and redundant communication capabilities. In the event of a disaster removing any maintenance center from service another geographical center would assume maintenance responsibilities. The contact numbers will not change and the transfer will be transparent to the CLEC.